AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MULTI-FINELINE ELECTRONIX, INC.*

(Exact Name of Registrant as Specified in its Charter)

* Following reorganization to be effected in connection with the closing of the transactions as contemplated herein

Delaware	3672	95-3947402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Philip A. Harding

Chief Executive Officer and Chairman

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to

Christopher M. Forrester Jay de Groot Kenji Funahashi Morrison & Foerster LLP 12531 High Bluff Drive, Suite 100 San Diego, California 92130-2040 telephone (858) 720-5100 facsimile (858) 523-2809	Christine Besnard Vice President and General Counsel Multi-Fineline Electronix, Inc. 3140 East Coronado Street Anaheim, CA 92806 telephone (714) 238-1488

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other conditions to the exchange offer described herein have been satisfied or waived.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Calculation of registration fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share	9,647,093	(1)	$462,331,535	(3)	$49,469	(5)
Common stock, par value $0.0001 per share	26,230,432	(2)	$767,108,984	(4)	$82,081	(5)
Totals	35,877,525		$1,229,440,519		$131,550	(5)

(1)	Based upon the maximum number of shares of common stock of the Registrant that may be issued in connection with the exchange offer being made to shareholders of MFS Technology Ltd, or MFS, as described herein (the “MFS Exchange Offer”). The Registrant intends to offer cash or 0.0145 shares of the Registrant’s common stock, at the election of each tendering MFS shareholder, for each outstanding share of MFS that is tendered to the Registrant. This Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of shares of common stock of the Registrant outstanding. There were 657,519,497 shares of MFS stock outstanding at May 31, 2006 (the last practicable date for which such information could be obtained) and options with respect to 7,797,250 shares of MFS stock outstanding at May 31, 2006 (the latest practicable date on which such information could be obtained). Therefore, an aggregate of 9,647,093 shares of the Registrant’s common stock are potentially issuable to MFS shareholders.
(2)	Based upon the maximum number of shares of common stock of the Registrant that will be issued in connection with the exchange offer being made to stockholders of Multi-Fineline Electronix, Inc., or M-Flex, as described herein. In connection with the MFS Exchange Offer M-Flex is effecting a reincorporation transaction in which the Registrant is being formed and will issue shares of the Registrant to stockholders of M-Flex on a 1 to 1 basis. As of May 31, 2006 (the last practicable date for which such information could be obtained), there were 26,230,432 shares of M-Flex stock outstanding or issuable upon the exercise of outstanding stock options.
(3)	Pursuant to paragraphs (c) and (f)(1) of Rule 457 and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price equals the product of (A) S$1.11, the average of the high and low sales prices of MFS stock on June 20, 2006, multiplied by (B) 665,316,747, representing the number of ordinary shares of MFS outstanding on May 31, 2006 (including 7,797,250 shares of MFS issuable upon exercise of options outstanding at May 31, 2006), and (C) 0.62604 (which is the exchange rate in effect as of June 20, 2006 as reported on www.oanda.com).
(4)	Pursuant to paragraphs (c) and (f)(1) of Rule 457 and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price equals the product of (A) U.S. $29.25, the average of the high and low sales prices of M-Flex on June 20, 2006 multiplied by (B) 26,230,432 shares of M-Flex stock outstanding or issuable upon the exercise of outstanding stock options on May 31, 2006.
(5)	Based on the currently applicable registration fee of $107 per $1 million of securities being registered.

The information contained in this Proxy Statement/Prospectus is subject to completion or amendment. A registration statement pertaining to the securities to be offered in connection with the transaction that is the subject of this Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement/Prospectus shall not constitute a solicitation of a proxy in any jurisdiction in which it is unlawful to make such proxy solicitation.

PRELIMINARY PROXY STATEMENT/PROSPECTUS DATED JUNE 27, 2006

MULTI-FINELINE ELECTRONIX, INC.

YOUR VOTE IS IMPORTANT

The Board of Directors of Multi-Fineline Electronix, Inc., or M-Flex, has approved a transaction in which M-Flex, through a newly formed holding company, will offer to purchase all of the outstanding ordinary shares of MFS Technology Ltd, or MFS, a Singapore company listed on the Singapore Exchange Securities Trading Limited, or the Offer. In connection with the closing of the Offer, M-Flex’s corporate structure will be reorganized such that:

•	New M-Flex Holding Corporation will be formed to effect the transaction and will serve as the holding company of M-Flex and MFS following the completion of the transaction;

•	M-Flex will merge with and into a wholly owned subsidiary of the New M-Flex Holding Corporation, with M-Flex surviving as a wholly owned subsidiary of New M-Flex Holding Corporation; and

•	MFS will become a subsidiary of MFS Holding Company, a wholly owned subsidiary of New M-Flex Holding Corporation.

Following the completion of the reorganization, New M-Flex Holding Corporation will be renamed Multi-Fineline Electronix, Inc. and the shares of common stock of such company will trade under M-Flex’s current symbol “MFLX,” on The Nasdaq National Market. Current M-Flex stockholders will receive shares of common stock in New M-Flex Holding Corporation to replace their current M-Flex shares. The shares issued to MFS shareholders in the Offer will be shares of New M-Flex Holding Corporation. The officers and directors of the New M-Flex Holding Corporation immediately after the closing of the Offer will be the same as the officers and directors of M-Flex immediately prior to the closing of the Offer. As a result of the structure of the transaction, the vote of the M-Flex stockholders will not be required under applicable law to approve the reorganization but is required to approve the issuance of shares to holders of MFS.

With respect to all periods of time prior to closing of the Offer, references to we, us and M-Flex refer to Multi-Fineline Electronix, Inc. and its subsidiaries, Multi-Fineline Electronix (Suzhou) Co., Ltd., or MFC1; Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd., or MFC2, Aurora Optical and, after its formation, New M-Flex Holding Corporation, unless the context otherwise requires. With respect to all periods of time after closing of the Offer, references to we, us, M-Flex, or the combined company refer to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries including the historical operations of MFS and M-Flex. All references to MFS refer to MFS Technology Ltd and its subsidiaries unless the context otherwise requires.

We believe the combined company will create greater stockholder value than could be achieved by either company individually. We ask for your support in voting in favor of the proposals to be presented at our Special Meeting.

If the conditions to the closing of the Offer are satisfied, MFS shareholders who accept the Offer will receive at their election either cash or stock consideration as follows for each share of MFS surrendered:

Stock Consideration: of 0.0145 shares of New M-Flex Holding Corporation common stock;

or

Cash Consideration: (denominated in Singapore dollars) equal to either:

•	S$1.15 (approximately U.S. $0.72 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if less than 90% of the MFS shares outstanding held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer;

or

•	S$1.20 (approximately U.S. $0.75 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if 90% or more of the MFS shares outstanding held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

Upon the close of the Offer, MFS will become a subsidiary of New M-Flex Holding Corporation. Our stockholders will receive shares of New M-Flex Holding Corporation and MFS shareholders who have tendered their shares for shares of M-Flex common stock will be stockholders of New M-Flex Holding Corporation. MFS shareholders who tender their shares for cash will no longer own shares of either company. MFS shareholders who do not tender their shares for cash or stock will continue to be shareholders of MFS, unless at least 90% of the MFS shares outstanding held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer, in which case we intend to effect a compulsory acquisition of the remaining shares of MFS under Singapore law, which is similar to a cash-out merger under Delaware law and will enable us to acquire 100% of MFS’ shares. In such event, MFS will become our wholly owned subsidiary.

Our obligation to acquire MFS shares in exchange for cash or shares of our common stock is subject to a number of conditions, which are more fully described in “Conditions to Closing the Offer.”

We are asking for your support to approve the issuance of our shares in connection with the Offer. Our Special Meeting to be held for this purpose will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614, on [                    ], [                    ], 2006, at 9:00 a.m.

The formal notice of the Special Meeting and the Proxy Statement/Prospectus are included with this invitation.

Our Board of Directors recommends that you vote “FOR” the proposal to offer to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of New M-Flex Holding Corporation common stock to shareholders of MFS thereunder.

We cannot close the Offer and acquire the issued ordinary shares of MFS tendered in the Offer unless M-Flex’s stockholders approve the issuance of our shares to shareholders of MFS as part of the transaction. As your vote is very important whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

Investing in our common stock involves a high degree of risk. We encourage you to read carefully this Proxy Statement/Prospectus, including the section entitled “ Risk Factors” beginning on page 25 before you vote your shares.

Sincerely yours,

Philip A. Harding
Chairman of the Board and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the acquisition or the securities to be issued in the transaction or if this Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement/Prospectus is dated [                    ], 2006 and is first being mailed to the stockholders of M-Flex on or about [                    ], 2006.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement/Prospectus incorporates business and financial information about M-Flex from other documents that are not included in or delivered with this Proxy Statement/Prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from M-Flex at the following address and telephone number:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Attn: Investor Relations

If you would like to request documents, we must receive your request by [                    ], 2006 (which is at least five business days before the date of our Special Meeting), in order for you to receive them before the Special Meeting.

See “Where You Can Find More Information” beginning on page 145.

NOTE ON MFS INFORMATION

All information relating to MFS’ business, operations and management presented in this Proxy Statement/Prospectus is taken from information publicly filed by MFS with the Singapore Exchange Securities Trading Limited. M-Flex was not involved in the preparation of such information and statements. M-Flex has made adjustments and assumptions in preparing the pro forma financial information presented in this Proxy Statement/Prospectus that have necessarily involved estimates with respect to MFS’ financial information.

PRE-CONDITIONS UNDER SINGAPORE LAWS, RULES AND REGULATIONS

TO THE MAKING OF THE OFFER

No offer is being made to shareholders of MFS at this time under Singapore laws, rules and regulations, and nothing contained in this registration statement on Form S-4 shall indicate otherwise. M-Flex intends to commence the Offer as soon as practicable after the registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other pre-conditions described below are satisfied or waived. At such time, M-Flex will, through its Singapore-based investment banking advisor, DBS Bank Ltd, announce the Offer in Singapore and the Offer Document/Prospectus, which is included in the registration statement on Form S-4 of which this Proxy Statement/Prospectus forms a part, will be mailed to the holders of MFS shares. The Offer will be made only through the distribution of the Offer Document/Prospectus to the holders of MFS shares in accordance with both U.S. and Singapore laws and regulations. The other pre-conditions to the making of the Offer are as follows:

•	No Injunctions. No relevant authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•	make the Offer, its implementation or outcome, or the acquisition of any MFS shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•	require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•	impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•	other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•	require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%;

•	No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•	any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•	any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Employee Stock Option Scheme) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends);

whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

•	No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

•	Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

v

•	amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006; and/or

•	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

If the registration statement has not been declared effective and the above pre-conditions are not satisfied or waived by M-Flex (in its discretion) on or before December 31, 2006 or such later date as M-Flex may determine in consultation with the Securities Industry Council, or SIC, the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may waive in whole or in part any of the above pre-conditions. M-Flex may only invoke the above pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

[NOTE: The foregoing legend shall be removed prior to printing and mailing of this Proxy Statement/Prospectus]

MULTI-FINELINE ELECTRONIX, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [                    ], 2006

To the Stockholders of Multi-Fineline Electronix, Inc.:

NOTICE IS HEREBY GIVEN THAT Multi-Fineline Electronix, Inc., a Delaware corporation, or M-Flex, will hold a Special Meeting of its stockholders on [                    ], 2006, 9:00 a.m., Pacific Standard Time, at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614 for the following purposes:

1.	To consider and vote on a proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of New M-Flex Holding Corporation common stock to shareholders of MFS thereunder.

2.	To consider and vote on any proposal to adjourn the Special Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal at the time of the Special Meeting.

3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

These items of business are described in the attached Proxy Statement/Prospectus. Holders of record of M-Flex common stock at the close of business on [                    ], 2006, the record date, are entitled to receive this notice and to vote their shares at the Special Meeting or any adjournment or postponement of that meeting. As of the record date, there were [                    ] shares of M-Flex common stock outstanding. Each share of M-Flex common stock is entitled to one vote on each matter properly brought before the Special Meeting.

A list of stockholders eligible to vote at the Special Meeting will be available for inspection at the Special Meeting and at the executive office of M-Flex during regular business hours for a period of no less than ten days prior to the Special Meeting.

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF M-FLEX, COMPRISED OF INDEPENDENT DIRECTORS WHO ARE NOT OFFICERS OR EMPLOYEES OF M-FLEX, MFS OR WBL, AND WHO HAVE NO FINANCIAL INTEREST IN THE TRANSACTION DIFFERENT FROM M-FLEX’S STOCKHOLDERS GENERALLY, UNANIMOUSLY DETERMINED THAT THE TRANSACTION IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF M-FLEX AND ITS UNAFFILIATED STOCKHOLDERS AND THE CONSIDERATION TO BE PAID FOR EACH MFS SHARE IN CONNECTION WITH THE TRANSACTION IS FAIR TO M-FLEX’S UNAFFILIATED STOCKHOLDERS. ACTING ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS OF M-FLEX, WITH HUAT SENG LIM, PH.D. AND MR. TAN CHOON SENG ABSTAINING, HAS APPROVED AND DECLARED THE OFFER AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ACQUISITION OF THE MFS SHARES, ADVISABLE, PROCEDURALLY AND SUBSTANTIVELY FAIR TO AND IN THE BEST INTERESTS OF M-FLEX AND ITS UNAFFILIATED STOCKHOLDERS AND HEREBY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL TO ACQUIRE ALL THE ISSUED ORDINARY SHARES OF MFS IN A VOLUNTARY CONDITIONAL OFFER MADE IN ACCORDANCE WITH THE APPLICABLE

LAWS, RULES AND REGULATIONS OF SINGAPORE, AND TO APPROVE THE ISSUANCE OF SHARES OF NEW M-FLEX HOLDING CORPORATION COMMON STOCK TO SHAREHOLDERS OF MFS THEREUNDER IN CONNECTION WITH THE TRANSACTION, AS WELL AS THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES RELATING TO THE ISSUANCE OF THE SHARES OF NEW M-FLEX HOLDING CORPORATION COMMON STOCK.

By Order of the Board of Directors

Christine Besnard
Vice President, General Counsel and Secretary

[                    ], 2006

Anaheim, California

IMPORTANT

Your vote is important. Even if you plan to attend the Special Meeting, please complete and mail the enclosed proxy card. You may vote by completing and mailing the enclosed proxy card, or you may grant your proxy electronically via the Internet or by telephone. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing the enclosed proxy card will ensure your shares are represented at the Special Meeting. Please review the instructions in this Proxy Statement/Prospectus and the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these options.

REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following are some questions that you may have regarding the transaction and the other matters being considered at the Special Meeting and brief answers to those questions. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section does not provide all the information that might be important to you with respect to the transaction and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference in this Proxy Statement/Prospectus.

Q:	Who is MFS Technology Ltd, or MFS?

A:	MFS is engaged in the design, manufacture and distribution of flexible printed circuits and flexible printed circuit boards and turnkey component assembly services for flexible printed circuits. MFS is based in and organized under the laws of Singapore and has manufacturing facilities in Singapore, Malaysia and China, with approximately 2,655 employees as of May 31, 2006. MFS commenced operations in 1989. For the purposes of its initial public offering, the holding company MFS was incorporated in 2000, changed its name to MFS Technology Ltd in 2001 and went public in 2002. In 2004, MFS was upgraded to the Main Board of Singapore Exchange Securities Trading Limited (SGX-ST), where it trades under the symbol “MFS Tech.” As of the date of this Proxy Statement/Prospectus, WBL Corporation Limited, or WBL, beneficially owns approximately 56% of the outstanding shares of MFS.

Q:	Why is M-Flex engaging in this transaction?

A:	We believe that combining our and MFS’ similar businesses will have several strategic synergies, including, among others:

•	Increasing the diversification of revenue stream and customer base;

•	Reducing the overall tax rate for the combined company by expanding the combined company’s operations and activities in countries with lower tax rates;

•	Increasing manufacturing capacity and efficiency;

•	Decreasing manufacturing costs primarily related to purchased materials commonly used by both us and MFS; and

•	Facilitating the integration of worldwide marketing as well as research and development.

Q:	What is the structure of the transaction?

A:	We, through New M-Flex Holding Corporation, are offering MFS shareholders the option of tendering their MFS shares for either cash or stock of M-Flex.

The cash consideration with respect for each MFS Share is denominated in Singapore dollars and will be either:

•	S$1.15 (U.S. $0.72 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per MFS share if less than 90% of MFS shares are tendered, excluding shares already held by M-Flex, its related corporations or their respective nominees; or

•	S$1.20 (U.S. $0.75 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per MFS share if at least 90% of the shares held by MFS shareholders are tendered, excluding shares already held by M-Flex, its related corporations or their respective nominees.

The stock consideration consists of 0.0145 shares of M-Flex common stock for each MFS share tendered. In addition, any holder of MFS shares who elects to take the stock consideration will be required to agree not to sell any of the stock consideration for a period of six months after the closing of the Offer.

An MFS shareholder may accept the cash consideration or stock consideration, but not both.

Additional conditions required for completion of the Offer must be satisfied or otherwise waived by us, including approval by our stockholders of the issuance of shares of our common stock in the Offer and that more than 64% of the MFS shares are tendered. If at least 90% of the MFS shares outstanding are tendered (excluding shares held by us, our related corporations and their respective nominees as of the date of the Offer), we intend to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. Any MFS shares that we acquire in a compulsory acquisition after the closing of the Offer would be for cash consideration S$1.20 per share. A compulsory acquisition under Singapore law is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS’ shares.

Q:	Why are we engaging in the reorganization transaction as part of the Offer?

A:	We are engaging in the reorganization transaction in order to ensure that the exchange of New M-Flex Holding Corporation shares for MFS shares is tax-free.

Q:	What will a stockholder receive when the transaction closes?

A:	M-Flex Stockholders: In connection with the transaction, our stockholders will exchange their shares for shares of New M-Flex Holding Corporation on a 1 to 1 basis. After the transaction, our stockholders will hold the same number of shares of New M-Flex Holding Corporation common stock they presently own of our common stock. However, those shares will represent a smaller proportion of the total number of shares of the combined company outstanding after the transaction.

MFS Shareholders: MFS shareholders who elect to receive the stock consideration will receive 0.0145 shares of New M-Flex Holding Corporation common stock for each ordinary share of MFS they tender in the Offer. For example, if 1000 MFS shares are tendered by an MFS shareholder, that shareholder will receive 14 shares of New M-Flex Holding Corporation common stock. Fractions of shares of New M-Flex Holding Corporation common stock will not be issued to any holder of MFS shares who accepts the Offer and fractional entitlements will be disregarded. MFS shareholders who elect to receive the cash consideration will no longer own shares of either company. MFS shareholders who do not tender their shares will continue to own MFS shares, unless at least 90% of the MFS shares outstanding held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered, in which case we intend to effect a compulsory acquisition of the remaining shares of MFS under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS shares. In such event MFS would become our wholly owned subsidiary.

Q:	How does our Board of Directors and Special Committee recommend that our stockholders vote?

A:	Our Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from our stockholders generally, unanimously determined that the Offer is advisable procedurally and substantively, fair to and in our best interests and our unaffiliated stockholders and the consideration to be paid for the MFS shares in connection with the Offer is fair to our unaffiliated stockholders. Mr. Tan Choon Seng, the Chief Executive Officer of WBL, and Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, are members of our Board of Directors but were not appointed to the Special Committee and abstained from voting to approve the Offer and the related transactions.

Acting on the unanimous recommendation of the Special Committee, our Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, has approved and declared the Offer and the transactions contemplated thereby, including the acquisition of MFS, advisable, procedurally and substantively fair to and in the best interests of M-Flex and our unaffiliated stockholders. Therefore, the

Board of Directors, with Dr. Lim and Mr. Tan abstaining, recommends that you vote “FOR” the proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of our shares of common stock to shareholders of MFS thereunder, as well as “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional votes relating to the issuance of the shares.

Q:	What do I need to do now?

A:	After you carefully read this Proxy Statement/Prospectus, including the annexes, please vote your shares as soon as possible so that your shares will be represented at the Special Meeting. Stockholders of record of M-Flex as of the record date for the Special Meeting may now vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold our shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

In addition, you may also vote in person by attending our Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held in “street name” and you wish to vote at the Special Meeting, you must bring a proxy from the record holder of the shares authorizing you to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are encouraged to grant the proxy as described in this Proxy Statement/Prospectus.

Q:	Who can vote at the Special Meeting?

A:	Only our stockholders of record at the close of business on [ ], 2006, our record date, will be entitled to vote at the Special Meeting. On the record date, there were [ ] shares of our common stock outstanding and entitled to vote.

Q:	How many shares are beneficially owned by our directors and executive officers as of the record date?

A:	Our directors and executive officers beneficially owned [ ] shares of our common stock on the record date, including options exercisable within 60 days of the record date. These shares represent in total approximately [ ]% of the total voting power of our voting securities.

Q:	Why is my vote important?

A:	Under Nasdaq Marketplace Rules, the issuance of the shares in the Offer must be approved by our stockholders holding a majority of the shares entitled to vote, and present in person or by proxy at the Special Meeting, as long as a quorum, which is a majority of the shares entitled to vote, is present in person or by proxy at the Special Meeting. In addition, our certificate of incorporation requires approval of a majority of the outstanding shares not held by WBL and its affiliates present in person or by proxy at the meeting of stockholders, assuming a quorum is present at the Special Meeting. Approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of the foregoing proposal, requires the affirmative vote of at least a majority of the voting power present at the Special Meeting.

If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the proposal to issue shares of our common stock to MFS shareholders. Our stockholder approval of the issuance of shares in the proposed transaction is a condition to closing the Offer. See “Information About the Special Meeting and Voting” on page 125.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you instruct your broker as to how you want your shares voted. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker cannot vote on the proposal to acquire all the issued ordinary shares of MFS in the Offer and approve the issuance of shares of our common stock to MFS shareholders.

Q:	What if I fail to instruct my broker?

A:	If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker “non-vote” will not be counted and will have no effect on the vote with respect to the proposal to acquire all the issued ordinary shares of MFS in the Offer and to approve the issuance of shares of our common stock to MFS shareholders. See “Information About the Special Meeting and Voting” on page 125.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. Stockholders who hold shares in their own name can change their vote at any time before their proxy is voted at the Special Meeting. You can do this by using any one of the following methods:

•	Timely delivery by mail of a valid, subsequently-dated proxy;

•	Submitting another proxy by telephone or on the Internet (provided that your latest telephone or Internet voting instructions are followed);

•	Delivery to our secretary before or at the Special Meeting of written notice revoking your proxy or of your intention to vote by ballot at the Special Meeting; or

•	Submitting a vote by ballot at the Special Meeting.

If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [ ], 2006, at 9:00 a.m., Pacific Standard Time, at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614.

Q:	When is the Offer expected to be completed?

A:	The closing of the Offer must take place within 60 calendar days after the date the Offer Document/Prospectus is first sent to MFS shareholders, or the Offer will lapse. See “Terms and Conditions of the Offer—Timing of the Offer” on page 119.

Q:	What is WBL going to do in the Offer?

A:	WBL currently owns approximately 56% of the issued ordinary shares of MFS. It has given an irrevocable commitment to us to tender all of its MFS shares in the Offer and has agreed to accept our stock and not cash. If the closing of the Offer has not occurred by December 31, 2006, this undertaking will lapse.

Q:	How many shares of our common stock will be issued in the Offer?

A:	Assuming all MFS shareholders accept the Offer in full and elect to receive shares of our common stock, we will issue approximately 9.6 million additional shares of common stock, representing approximately 28% of our outstanding stock after completion of the Offer based on 24,430,708 total outstanding shares of M-Flex at May 31, 2006. The foregoing assumes that options with respect to 7.8 million MFS shares are exercised and tendered in the Offer.

Q:	How many shares of our common stock will there be after the Offer?

A:	If all MFS shareholders elect to receive shares of our common stock, we will have approximately 34.0 million shares of our common stock outstanding immediately after completion of the Offer, based on 24,430,708 total outstanding shares at May 31, 2006. If only WBL elects to receive shares of our common stock and the remaining MFS shareholders elect to receive cash, we will have approximately 29.7 million shares outstanding immediately after completion of the Offer. The foregoing assumes that options with respect to 7.8 million MFS shares are exercised and tendered in the Offer.

Q:	What percentage of M-Flex will WBL own after completion of the Offer?

A:	WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of M-Flex common stock) and 68% (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive the cash consideration and the number who elect to receive the stock consideration.

Q:	How was the exchange ratio and consideration in the Offer determined?

A:	The exchange ratio and consideration were determined through arms’ length negotiations and was approved by WBL and our Special Committee comprised of the independent board members. Among other things, our Board of Directors and Special Committee considered the historical operating results, the share price performance and the prospects of the two companies in determining the offer price and exchange ratio. In addition, our Special Committee obtained a written opinion from its financial advisor, Needham & Company, LLC, that, based on and subject to the considerations, limitations, assumptions and qualifications set forth in the opinion, as of March 28, 2006, the stock consideration and the cash consideration to be offered to MFS shareholders in connection with the transaction was fair, from a financial point of view, to our unaffiliated stockholders.

Q:	Are there walk-away provisions?

A:	Completion of the Offer will not occur unless at least 64% of the MFS shares outstanding are tendered. In addition, we may, in consultation with the Securities Industry Council of Singapore, elect not to close the Offer if certain conditions are not satisfied or otherwise waived by us. In addition, if the Offer does not close by December 31, 2006, WBL’s undertaking to accept the Offer with respect to its shares of MFS will terminate.

Q:	Are there no shop and breakup provisions in this deal?

A:	There are no break-up or termination fees in the transaction. However, WBL has agreed not to support a competing transaction. This obligation expires if the transaction is not completed by December 31, 2006.

Q:	What happens if the Offer is not completed and the transaction falls through?

A:	If the conditions required to complete the Offer are not satisfied or waived by us by December 31, 2006, the Offer will lapse. In such event, both companies will remain separate entities under the common control of WBL and will continue to pursue their own business strategies for growth. In addition, we will not complete the reorganization transaction described herein.

Q:	What will be the structure of M-Flex after the transaction?

A:	Following completion of the transaction, M-Flex will be a holding company with two principal subsidiaries, one of which will be the historical operations of M-Flex and the other which will be the historical operations of MFS. WBL will remain as the major stockholder of M-Flex.

We intend to operate MFS as our subsidiary following the closing of the Offer. If at least 90% of the outstanding MFS shares (excluding the MFS shares held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer, we intend to acquire the remaining MFS shares through a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would cause us to acquire 100% of MFS’ shares. In such event MFS would be our wholly owned subsidiary.

Q:	Who will run the combined company?

A:	If 100% of the stock of MFS is acquired, both the executive team and the Board of Directors of MFS will be consolidated under M-Flex. If less than 100% of the stock of MFS is acquired, we expect to continue to operate M-Flex primarily with the management team in Anaheim, California and the management of MFS will continue to operate MFS from Singapore, while taking advantage of expected opportunities to integrate certain functions of the companies in the near term, which may include marketing and research and development.

Q:	What will be the combined company’s board makeup?

A:	Our directors, immediately prior to the Offer, will continue to be the members of our Board of Directors immediately after completion of the Offer. If less than 100% of the stock of MFS is acquired as part of the transaction, then the board of directors of MFS will consist of directors that are nominated and elected at an annual meeting of shareholders of MFS conducted in accordance with Singapore law. If we acquire 100% of the stock of MFS, we will appoint representatives to the board of directors of MFS.

Q:	Why is the aggregate consideration different if MFS shareholders elect the stock consideration versus the cash consideration?

A:	The difference is a result of the implied offer price if MFS shareholders elect to receive the cash consideration or the stock consideration in the transaction. As of the close of business on June 27, 2006, the implied premium on the cash was 3% and the implied discount on the stock was 35%.

Also, the aggregate consideration will be a sum of the cash price paid plus the exchange ratio of 0.0145 multiplied by the number of shares issued. The aggregate value of the stock consideration will depend on the market price of our shares on the date we issue the shares.

Q:	Describe why there is a two-tiered cash approach.

A:	Our two-tier proposal is designed to encourage participation by the minority shareholders of MFS. It is our intent to privatize MFS as part of the process, which we believe will benefit our stockholders by, among other things, reducing the operational costs associated with maintaining MFS as a public company subsidiary listed in Singapore. The mechanism for privatizing MFS will be accelerated if we are able to effect a compulsory acquisition under Singapore law in the event that 90% or more of the MFS shares outstanding held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer. Accordingly, the cash consideration that MFS shareholders will receive will be higher if 90% or more of the MFS shares outstanding held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

Q:	Why are we seeking stockholder approval for the transaction?

A:	Under Nasdaq Marketplace Rules, the issuance of the shares in the Offer must be approved by our stockholders. In addition, our certificate of incorporation requires approval of a majority of the outstanding shares not held by WBL and its affiliates present in person or by proxy at the Special Meeting of stockholders.

Q:	Are our stockholders entitled to appraisal rights?

A:	Holders of our common stock are not entitled to appraisal rights in connection with the issuance of our common stock in the transaction or the reorganization we are effecting in connection with the closing of the Offer.

Q:	What risks should our stockholders consider prior to voting at the Special Meeting?

A:	Our stockholders should carefully review the section of this Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 25.

Q:	Who do I call if I have questions abut the Special Meeting or the transaction?

A:	If you have any questions about the transaction, or if you need additional copies of the Proxy Statement/Prospectus or the enclosed proxy, you should contact:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

(714) 238-1488

Attention: Investor Relations

YOU MAY ALSO OBTAIN ADDITIONAL INFORMATION ABOUT M-FLEX IN DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 145.

SUMMARY

This summary highlights selected information from this Proxy Statement/Prospectus and may not contain all of the information that is important to you. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus and the information incorporated into this Proxy Statement/Prospectus by reference. See “Where You Can Find More Information” on page 145. We have included references to other portions of this Proxy Statement/Prospectus to direct you to a more complete description of the topics presented in this summary. With respect to all periods of time prior to completion of the Offer, references to we, us, and M-Flex refer to Multi-Fineline Electronix, Inc. and its subsidiaries, Multi-Fineline Electronix (Suzhou) Co., Ltd., or MFC1; Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd., or MFC2, Aurora Optical and, after its formation, New M-Flex Holding Corporation unless the context otherwise requires. With respect to all periods of time after completion of the Offer, references to we, us, M-Flex, or the combined company refer to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries including the historical operations of MFS and M-Flex. All references to MFS refer to MFS Technology Ltd and its subsidiaries unless the context otherwise requires.

The Companies (see page 79 and 83)

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92130

(714) 238-1488

Internet Address: www.mflex.com

(Information set forth in M-Flex’s website is not incorporated herein by reference.)

We are a global provider of flexible printed circuits and component assembly solutions to the electronics industry. We offer an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. We target our solutions within the electronics market and, in particular, focus on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for our products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices.

Our common stock is listed on The Nasdaq National Market under the symbol “MFLX.” On May 31, 2006, there were 24,430,708 shares of our common stock outstanding.

Further information relating to us can be found on the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex.

MFS Technology Ltd

22 Tuas Avenue 8

Singapore 639237

(65)	6861 3168

Internet Address: www.mfstech.com.sg

(Information set forth in MFS’ website is not incorporated herein by reference.)

MFS is a provider of flexible printed circuit, or FPC, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of flexible printed circuits, or FPC. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, MFS currently manufactures flexible printed circuits from its facilities in Singapore,

Malaysia and China and printed circuit boards, or PCB, in China. MFS’ ordinary shares are listed on the Main Board of the SGX-ST.

New M-Flex Holding Corporation

3140 East Coronado Street

Anaheim, CA 92130

(714) 238-1488

New M-Flex Holding Corporation is a new entity which is being formed solely for the purpose of effecting the transaction. In connection with the closing of the Offer, the following transactions will occur with respect to New M-Flex Holding Corporation: (i) a wholly owned subsidiary of New M-Flex Holding Corporation and M-Flex will engage in a merger transaction pursuant to which the wholly owned subsidiary of New M-Flex Holding Corporation will merge with M-Flex and M-Flex will remain as the surviving corporation and New M-Flex Holding Corporation will be the holding company of M-Flex, (ii) a wholly owned subsidiary of New M-Flex Holding Corporation will acquire all of the shares of MFS that are tendered in the Offer pursuant to an assignment from New M-Flex Holding Corporation of the right to acquire such shares of MFS pursuant to the Offer and (iii) such subsidiary will purchase the shares of MFS that are tendered in the Offer pursuant to an assumption by such subsidiary of New M-Flex Holding Corporation’s obligation to pay the cash consideration. Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on Nasdaq under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will be stockholders of New M-Flex Holding Corporation and holders of MFS shares who elect to receive the stock consideration will receive shares of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

The Transaction (see page 52)

We are making a voluntary conditional offer, which is similar to a U.S. tender offer, to acquire all of the outstanding ordinary shares of MFS. The closing of the Offer is conditioned on, among other things, the satisfaction or waiver of certain conditions precedent. See “Terms and Conditions of the Offer” on page 119. In addition, the Offer will close only if more than 64% of the outstanding shares of MFS are tendered to us in the Offer and our stockholders approve the issuance of shares of M-Flex common stock to the shareholders of MFS in connection with the Offer. If more than 64% of the shares, but less than 90% of the shares held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, MFS will become our subsidiary, but likely will remain a public company listed in Singapore. If at least 90% of the shares held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, we intend to effect a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law, which would enable us to acquire 100% of MFS’ shares. In such case, MFS would no longer be a publicly listed company in Singapore.

What MFS Shareholders Will Receive in the Offer (see “Terms and Conditions of the Offer—Consideration to be Received in the Offer” on page 121)

When the conditions to closing of the Offer are satisfied or waived, MFS shareholders who tender their shares will receive at their election either cash or stock consideration as follows for each share of MFS tendered:

Stock Consideration: of 0.0145 shares of New M-Flex Holding Corporation common stock;

or

Cash Consideration: (denominated in Singapore dollars) equal to either:

•	S$1.15 (approximately U.S. $0.72 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if less than 90% of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer;

or

•	S$1.20 (approximately U.S. $0.75 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if 90% or more of the MFS shares outstanding (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

MFS shareholders may elect to receive either stock consideration or cash consideration, but not both. Fractions of shares of our common stock will not be issued to any holder of MFS shares who accepts the Offer and fractional entitlements will be disregarded. MFS shareholders who elect to take the stock consideration will be required agreeing not to sell any of their stock consideration for a period of six months after the close of the Offer to execute the Lock-Up Agreement.

Recommendation of the Board of Directors and the Special Committee (see “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on page 71)

On May 2, 2005, our Board of Directors formed a Special Committee, comprised of independent directors who are not officers or employees of M-Flex, MFS or WBL and who have no financial interest in the Offer different from our stockholders generally. The following members of the Board of Directors were appointed to serve as members of the Special Committee: Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau. Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, and Mr. Tan Choon Seng, the Chief Executive Officer of WBL, are members of our Board of Directors but were not appointed to the Special Committee and abstained from voting to approve the Offer and the related transactions.

The Special Committee, acting with the advice and assistance of its own independent financial advisors, evaluated and participated in the negotiations and preparation of the Offer, including the terms and conditions of the Offer. The Special Committee unanimously determined that the proposed transaction is advisable, fair to and in the best interests of M-Flex and our unaffiliated stockholders and the consideration to be paid for each share of MFS’ common stock in connection with the transaction is fair to M-Flex’s unaffiliated stockholders.

The Special Committee has based this determination, in part, on the oral opinion, subsequently confirmed by the written opinion, dated March 28, 2006, of Needham & Company, LLC, or Needham, the Special Committee’s U.S. financial advisor, that, based on and subject to the considerations, limitations, assumptions and qualifications set forth in the opinion, as of March 28, 2006, the stock consideration and the cash consideration to be offered to MFS shareholders in connection with the Offer was fair, from a financial point of view, to M-Flex’s stockholders.

Acting on the unanimous recommendation of the Special Committee, the Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, has approved the Offer unanimously and the related transactions and determined such transactions to be advisable, procedurally and substantively fair to and in the best interests of M-Flex and our unaffiliated stockholders.

Reasons for the Offer (see “The Transaction—Reasons of M-Flex’s Special Committee for the Offer” on page 58)

Among the key underlying strategic reasons for our offer to acquire MFS is our need for both near and longer term expanded manufacturing capacity. Our ability to expand our manufacturing capacity in a timely and cost-effective manner has been a major factor in our steady and significant growth in recent years as it has participated in the rapidly expanding global telecommunications marketplace.

Presently, we have approximately 525,000 sq ft of manufacturing capacity at two facilities in Suzhou, China, (MFC1 and MFC2) with over 10,000 employees. An expansion of MFC2 is expected to be completed and operational in late 2006, which will increase our manufacturing capacity in Suzhou by an additional 200,000 sq ft. We also have approximately 155,000 sq ft of manufacturing space at our corporate location in Anaheim, California.

For further expansion, we seek to diversify geographically outside of Suzhou, China, to additional locations strategic to our market opportunities and customer base. Constructing new facilities from the ground up in such new geographic locations as India or Vietnam is a more time consuming and potentially risky endeavor than expanding—as it has historically—in a location where the company has an established presence. Also, staffing such new locations with qualified managers and factory employees represents an even greater challenge than building facilities and equipping them with machinery. For these reasons, such geographic diversification and expansion could foreseeably take 3-4 years to complete successfully, during which time we would potentially lose significant customer opportunities as well as put at risk what we believe to be a leadership position in the current marketplace.

With the close of the Offer, we will have immediate access to available capacity at MFS’ existing manufacturing facilities, which include a 70,000 sq ft manufacturing plant in Malaysia and a 100,000 sq ft plant in Changsha, China. In addition, MFS has available land adjacent to both its Malaysia and Changsha facilities, which would enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations would accommodate future market opportunities and our expected diversification of its customer base to other leading manufacturers of portable devices. MFS is also a qualified supplier to several leading electronics manufacturers with a management team and labor force skilled in making the flexible circuits and components products these customers require.

Furthermore, MFS has PCB and rigid flex manufacturing capabilities which can accommodate the high volume production of products utilizing our proprietary embedded magnetics technology, including the power adapter products currently being jointly developed with Mobility Electronics. We expect these power adapter products to be in high-volume production beginning in 2007.

The overall strategic and operational synergies and financial synergies we expect to result from the Offer, when closed, include the following:

Strategic and Operational Synergies

•	We expect to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;

•	We expect to leverage the available capacity at MFS’ established manufacturing operations in China and Malaysia;

•	We expect the acquisition will move us towards our strategy of achieving customer diversification;

•	We believe the acquisition will enhance our design capabilities by allowing us to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	We expect to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	We expect to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	We expect to realize a reduction in overall effective tax rate through expansion of our operations and activities in countries with lower tax rates;

•	We expect to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

•	We expect to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

At this time, unless and until we are able to acquire 100% of the shares of MFS, our Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

Opinion of Needham & Company, LLC to the Special Committee (see page 71)

On March 28, 2006, Needham & Company, LLC, or Needham, rendered to our Special Committee of our Board of Directors its oral opinion, subsequently confirmed by delivery of a written opinion dated March 28, 2006, that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the cash consideration and the exchange ratio underlying the stock consideration in the transaction was fair from a financial point of view to us and our stockholders. M-Flex has agreed to pay Needham a transaction fee of $3.0 million at the closing of the Offer against which $900,000 of previous fees we have paid Needham in connection with the Offer will be credited. The full text of Needham’s written opinion is included as Annex A to this Proxy Statement/Prospectus. We encourage you to read carefully this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken, see “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on page 71. Needham provided its opinion for the use and benefit of our Special Committee and Needham’s opinion does not constitute a recommendation as to how any stockholder should vote on a proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of our common stock to shareholders of MFS thereunder.

Board of Directors and Management Following the Transaction (see “Related Party Transactions and Interests of Certain Persons in the Transaction” on page 115)

If at least 90% of the MFS shares outstanding held by MFS shareholders (other than those held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, we intend to effect a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of the outstanding shares of MFS. In that case, both the executive team and Board of Directors of MFS would be consolidated under M-Flex. If we are not able to acquire all of the outstanding MFS shares through the compulsory acquisition, we expect to continue to operate M-Flex primarily with the management team in Anaheim, California and the management of MFS will continue to operate MFS from Singapore; however, we intend to take advantage of expected opportunities to integrate certain functions of the companies in the near term, which may include marketing and research and development.

Our directors immediately prior to the Offer will continue to be the members of our Board of Directors immediately after the transaction. If we do not acquire all of the MFS shares, then the board of directors of MFS will consist of directors that are nominated and elected at an annual meeting of shareholders of MFS conducted in accordance with Singapore law.

Stockholder Votes Required

For M-Flex Stockholders (see “Information About the Special Meeting and Voting” on page 125):

Under Nasdaq Marketplace Rules, our issuance of shares of our common stock in the Offer must be approved by our stockholders holding a majority of the shares entitled to vote, and present in person or by proxy at the Special Meeting, as long as a quorum, which is a majority of the shares entitled to vote, is present in person or by proxy at the Special Meeting. In addition, our certificate of incorporation requires approval of a majority of the outstanding shares not held by WBL and its affiliates present in person or by proxy at the meeting of stockholders, assuming a quorum is present at the Special Meeting. Approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of the foregoing proposal, requires the affirmative vote of at least a majority of the voting power present at the Special Meeting.

On the record date, directors and executive officers of M-Flex and our affiliates, including WBL, beneficially owned or had the right to vote [            ] shares of our common stock, representing approximately [    ]% of the shares of our common stock outstanding on the record date. WBL has executed a proxy authorizing Philip A. Harding to vote its shares in favor of the proposals at our Special Meeting. To our knowledge, directors and executive officers of M-Flex and their affiliates intend to vote their common stock in favor of the proposals described in the preceding paragraph. In addition, WBL, Pang Tak Lim, and Lester Wong have entered into irrevocable undertaking agreements to accept the Offer and to tender their MFS Shares in the Offer.

For MFS Shareholders:

No MFS shareholder vote is required because the transaction is structured as a voluntary general offer. Shareholders of MFS will have an option to tender their shares to us in the Offer, or retain their shares. There will not be a shareholders’ meeting by MFS in connection with the Offer.

Treatment of MFS Share Options (see “Terms and Conditions of the Offer—Consideration to be Received in the Offer; Treatment of Stock Options” on page 121)

As of May 31, 2006, there were options outstanding with respect to approximately 7.8 million MFS Shares granted under the MFS Share Option Scheme, or MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, M-Flex will not make an offer to acquire unexercised options. The Offer will be extended, on the same terms and conditions, to all new MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options granted under the MFS ESOS. Therefore, in order to participate in the Offer, holders of such options will be required to exercise their options and tender their MFS shares to us.

Ownership of Common Stock of the Combined Company After the Transaction

Depending on the level of acceptances of the Offer by MFS shareholders, and whether they elect to receive the cash consideration or the stock consideration, M-Flex stockholders, other than WBL, will own between 28% and 32% of the combined company and MFS shareholders, other than WBL, will own between 0% and 13% of the combined company (both assuming all outstanding options under the MFS ESOS shall have been exercised and the MFS Shares issued pursuant to such exercise have been tendered in the Offer). Depending on the level of acceptances of the Offer, and the election of the cash consideration or the stock consideration, WBL will own between 59% and 68% of the combined company. The ownership percentages are based on the number of shares of our common stock and stock options outstanding on May 31, 2006.

Conditions to Closing of the Offer (see “Terms and Conditions of the Offer—Conditions to Closing the Offer” on page 119)

Completion of the Offer depends upon the satisfaction or waiver, where applicable, of a number of conditions, including approval of our stockholders of the issuance of shares of our common stock in the Offer and that more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the Offer, of any share option under the MFS ESOS) are tendered in the Offer.

Regulatory Matters Relating to the Transaction (see “The Transaction—Regulatory Matters Relating to the Transaction” on page 70)

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed.

Material U.S. Federal Income Tax Consequences of the Transactions (see “The Transaction—Material U.S. Federal Income Tax Consequences of the Transactions” on page 60)

It is intended that no gain or loss will be recognized by an M-Flex stockholder as a result of the transaction for U.S. federal income tax purposes.

It is intended that no gain or loss will be recognized by an MFS shareholder exchanging his or her MFS common stock for New M-Flex Holding Corporation common stock in the transaction for U.S. federal income tax purposes.

It is intended that gain or loss will be recognized by an MFS shareholder exchanging his or her MFS common stock for cash in the transaction or the compulsory acquisition for U.S. federal income tax purposes, although non-U.S. holders of MFS common stock generally would not be subject to U.S. federal income taxation of such gain or loss. Any cash received by an MFS shareholder who actually or constructively owns stock of WBL, New M-Flex Holding Corporation or MFS after the transactions, may be treated as receiving a taxable dividend up to the amount of such cash for U.S. federal income tax purpose. Please refer to the discussion of the United States federal income tax consequences to M-Flex and MFS shareholders on page 60.

Material Singapore Tax Consequences of the Transactions (see “The Transaction—Material Singapore Tax Consequences of the Transactions” on page 65)

The acceptance of the Offer by an MFS shareholder (whether by way of electing to receive cash consideration or the stock consideration) would be treated as a disposal of the MFS shares held by such MFS shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Singapore Comptroller of Income Tax regards as the carrying on of a trade or business in Singapore.

Please refer to the discussion on the Singapore income tax consequences of MFS shareholders resident or based in Singapore accepting the Offer on page 65 in relation to the above and the Singapore income tax treatment of dividends declared by M-Flex on M-Flex common stock.

Listing of Common Stock of the Combined Company (see “The Transaction—Stock Exchange Listing; Delisting of MFS Common Stock” on page 70)

The shares of M-Flex common stock outstanding after the transaction, including the shares to be issued to the MFS shareholders who elect to receive the stock consideration in the Offer, will be listed on The Nasdaq National Market under the symbol “MFLX.”

If less than 90% of the outstanding MFS shares held by persons other than us, our related corporations or our nominees are tendered in the Offer, those MFS shares that are not tendered in the Offer will likely continue to trade on the Singapore Securities Exchange Trading Limited, or the SGX-ST. If more than 90% of the outstanding MFS shares held by persons other than us, our related corporations or their nominees are tendered in the Offer, we will delist MFS from the SGX-ST.

Dissenters’ Rights of Appraisal (see “The Transaction—Dissenters’ Rights of Appraisal” on page 70)

We are incorporated under the laws of the State of Delaware. Under Delaware law, our stockholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of our common stock in the transaction or the reorganization of M-Flex to occur in connection with the closing of the Offer.

Related Party Transactions and Interests of Certain Persons in the Transaction (see page 115)

Interests of M-Flex’s Directors, Officers and Stockholders

When our stockholders consider the recommendations of our Special Committee and Board of Directors that they vote in favor of the proposals relating to the Offer, they should be aware that certain executive officers of M-Flex and the members of M-Flex’s Board of Directors have interests in the transaction that may be different from, or in addition to, the interests of our stockholders generally. Our Special Committee and Board of Directors were aware of these interests and considered them, among other matters, when making their respective recommendations that our stockholders vote in favor of the proposals relating to the Offer.

Interests of MFS’ Directors, Officers and Shareholders

Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, have each given an irrevocable undertaking, which we refer to collectively as the PTL and LW Undertakings, to us to accept the Offer in respect of the number of MFS shares held by him or his nominees. As of May 31, 2006, Mr. Pang held 8,113,500 shares of MFS, representing approximately 1.2%, and Mr. Wong held 750,000 shares of MFS, representing approximately 0.1%, respectively, of the outstanding shares of MFS. The PTL and LW Undertakings will lapse if, among other things, the Offer does not occur by December 31, 2006.

Interests of WBL’s Directors and Officers

WBL currently owns approximately 56% of the issued shares of MFS. WBL has made an irrevocable commitment to tender all of its shares in MFS in the Offer and has agreed to accept stock of M-Flex and not cash. WBL also has granted a proxy to Philip A. Harding to permit Mr. Harding to vote in favor of the transactions at the Special Meeting. In addition, Messrs. Pang and Wong of MFS each has agreed to tender their shares in the Offer. Together with the shares held by WBL, M-Flex has received commitments to tender approximately 57% of the outstanding MFS shares in the Offer.

After the close of the Offer, WBL will own beneficially between approximately 59%, assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of our common stock, and 68% of our outstanding common stock, assuming all the other MFS shareholders accept the Offer in full and elect to receive cash. This percentage will vary depending on the number of MFS shareholders who elect to receive cash versus stock and the number of MFS shareholders who tender their MFS shares.

Each of the members of the Special Committee and our Board of Directors was aware of these interests when deciding to approve the Offer and recommend that you vote in favor of the proposed transaction.

Transaction Financing (see page 124)

The estimated total amount of funds necessary to finance the Offer and the related transactions will be between U.S. $6 million and U.S. $222 million, depending on the number of MFS shares tendered and the percentage of shares tendered for the cash consideration. It is anticipated that these funds will be provided from existing cash resources of M-Flex and the proceeds from a bank facility currently being negotiated by us. The principal terms of this facility are described under “Transaction Financing” beginning on page 124.

Restrictions on Alternative Transactions (see “Material Agreements Pertaining to the Transaction—Description of WBL Undertaking Agreement” on page 123)

As of March 29, 2006, WBL has given an irrevocable undertaking, or the WBL Undertaking, in which WBL has agreed not to support any “Competing Transaction.” For purposes of the WBL Undertaking, a “Competing Transaction” means any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith.

The WBL Undertaking will lapse if, among other things, the closing of the Offer has not occurred by December 31, 2006.

Accounting Treatment of the Transaction (see “The Transaction—Accounting Treatment of the Transaction” on page 60)

We will account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. M-Flex will be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%) of the MFS assets and liabilities assumed will be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL will be recorded at their fair value using purchase accounting as of the completion of the transaction.

Material Differences in Rights of M-Flex Stockholders and MFS Shareholders (see “Comparison of Stockholder Rights and Corporate Governance Matters” on page 129)

MFS shareholders receiving stock consideration will have different rights once they become our stockholders due to differences between the governing law and charter documents of MFS and M-Flex. A summary of the material differences are described under “Comparison of Stockholders Rights and Corporate Governance Matters” beginning on page 129.

Expenses

Generally, all fees and expenses incurred in connection with the Offer and the transactions contemplated by the Offer will be paid by the party incurring those expenses. We expect to incur approximately U.S. $6 million in expenses, in connection with the Offer, assuming it closes.

Summary Selected Historical Financial Information

M-FLEX

The following table sets forth a summary of selected historical consolidated financial data of M-Flex for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of M-Flex and the unaudited condensed interim consolidated financial statements of M-Flex, which are included and incorporated by reference into this Proxy Statement/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. Our management believes that our respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented. See “Where You Can Find More Information” on page 145.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)
						(unaudited)
Consolidated Statements of Operations Data:
Net sales	$84,640	$110,537	$129,415	$253,049	$357,090	$161,804	$263,537
Operating income	$7,292	$7,850	$7,707	$36,419	$52,635	$25,917	$43,221
Net income	$4,776	$4,967	$4,577	$25,706	$37,166	$17,365	$29,878
Basic net income per share	$0.41	$0.42	$0.39	$1.33	$1.57	$0.74	$1.23
Diluted net income per share	$0.41	$0.42	$0.38	$1.27	$1.51	$0.70	$1.18
Basic weighted-average common shares	11,720,295	11,720,295	11,720,295	19,310,044	23,603,935	23,368,087	24,272,902
Diluted weighted-average common shares	11,763,885	11,763,885	11,978,610	20,306,842	24,593,998	24,698,791	25,332,917

	As of September 30,					As of March 31,
	2001	2002	2003	2004	2005	2006
	(in U.S. Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,336	$4,349	$5,211	$16,631	$38,253	$28,989
Working capital	12,963	17,268	17,656	78,961	108,126	130,924
Total assets	51,966	59,783	98,729	189,998	259,600	299,766
Long-term debt	—	—	4,358	—	—	—
Stockholders equity	35,589	40,791	45,486	141,084	189,041	223,014

MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. The consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and the six-months ended March 31, 2005 and 2006, and the consolidated balance sheet data as of September 30, 2004 and 2005 and March 31, 2006 are derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included elsewhere in this Proxy Statement/Prospectus. The consolidated statements of operations data for the years ended September 30, 2001 and 2002 and the consolidated balance sheet data as of September 30, 2001, 2002 and 2003 are derived from audited MFS consolidated financial statements not included in this Proxy Statement/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2005 and the six months ended March 31, 2006 included elsewhere in this Proxy Statement/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001 (1)	2002 (1)	2003	2004	2005	2005	2006

	(in Singapore Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$88,348	$118,393	$281,761	$432,252	$379,521	$207,728	$221,481
Operating income	$15,371	$8,602	$31,066	$54,559	$43,443	$26,071	$30,726
Net income	$12,647	$5,908	$23,084	$43,094	$35,023	$19,666	$24,055
Basic net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Diluted net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Basic weighted-average common shares	374,400	416,142	650,061	650,744	652,889	652,212	653,899
Diluted weighted-average common shares	374,400	417,381	650,937	653,317	653,893	652,183	656,090

	As of September 30,					As of March 31,
	2001	2002	2003	2004	2005	2006

	(in Singapore Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$16,208	$12,131	$28,508	$52,518	$71,885	$57,600
Working capital	8,217	13,985	40,994	81,570	101,145	103,376
Total assets	103,861	152,716	201,275	290,532	296,780	280,337
Long-term debt, net of current portion	—	—	—	11,848	15,003	14,398
Total shareholders’ equity	55,274	75,160	95,410	134,806	157,955	158,697

(1)	Fiscal Years Ended September 30, 2001 and 2002 net income per share have not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003. See page F-3, the MFS Technology Ltd and Subsidiaries Consolidated Income Statements.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 19.

Exchange Rate Information

Unless otherwise indicated, all dollar amounts in this Proxy Statement/Prospectus are expressed in U.S. Dollars. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown.

The following table shows the number of U.S. Dollars exchangeable for a Singapore Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
High for the period	$0.580	$0.579	$0.610	$0.602	$0.619	$0.619	$0.620
Low for the period	0.544	0.538	0.553	0.571	0.586	0.590	0.586
Average for the period	0.565	0.554	0.571	0.586	0.604	0.608	0.603
End of period	0.566	0.562	0.578	0.591	0.592	0.606	0.617

The following table shows the number of Singapore Dollars exchangeable for a U.S. Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
High for the period	$1.839	$1.856	$1.808	$1.751	$1.707	$1.693	$1.706
Low for the period	1.722	1.727	1.639	1.660	1.616	1.616	1.613
Average for the period	1.772	1.805	1.754	1.708	1.657	1.646	1.659
End of period	1.766	1.779	1.731	1.691	1.689	1.652	1.620

Certain Historical and Unaudited Pro Forma Per Share Information

The following table presents unaudited net income per share data, cash dividend declared per share and net book value per share data for each stand-alone company on a historical basis, on a combined company pro forma basis and for MFS on an equivalent pro forma basis. The unaudited pro forma condensed combined per share information is not necessarily indicative of the financial position of the combined company had the Offer been completed on September 30, 2005 or March 31, 2006 or operating results that would have been achieved by the combined company had the Offer been completed as of the beginning of the first period presented, and should not be construed as representative of future financial position or operating results. The unaudited pro forma condensed combined consolidated per common share data presented below have been derived from unaudited pro forma condensed combined consolidated financial information included in this Proxy Statement/Prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of M-Flex and MFS, the M-Flex and MFS Unaudited Pro Forma Condensed Combined Financial Information, and the separate historical financial statements of M-Flex and MFS and related notes included herein or incorporated by reference into this Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 145. Two pro forma transaction scenarios are presented in Pro Forma-Minimum Equity Issued and Pro Forma-Maximum Equity Issued assuming 100% of MFS’ stock is acquired.

	For the Year Ended September 30, 2005
	Historical		Pro Forma-Maximum Equity		Pro Forma-Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent (2)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent
	(in U.S. Dollars)
Net income per share
Basic	$1.57	$0.03	$1.71	$0.02	$1.77	$0.03
Diluted	$1.51	$0.03	$1.66	$0.02	$1.71	$0.02
Cash dividend declared per share (3)
Basic	$—	$0.01	$0.24	$0.00	$0.28	$0.00
Diluted	$—	$0.01	$0.24	$0.00	$0.27	$0.00

	For the Six Months Ended March 31, 2006
	Historical		Pro Forma-Maximum Equity		Pro Forma-Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent (2)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent
	(in U.S. Dollars)
Net income per share
Basic	$1.23	$0.02	$1.30	$0.02	$1.36	$0.02
Diluted	$1.18	$0.02	$1.26	$0.02	$1.31	$0.02
Cash dividend declared per share (3)
Basic	$—	$0.02	$0.47	$0.01	$0.53	$0.01
Diluted	$—	$0.02	$0.45	$0.01	$0.52	$0.01
Book value per share (4)
Book value per share Basic	$9.19	$0.15	$15.89	$2.30	$10.19	$1.48
Book value per share Diluted	$8.80	$0.15	$15.40	$2.23	$9.83	$1.43

(1)	MFS historical income per share amounts are based on U.S. GAAP. Both the MFS historical income per share amounts and the cash dividend declared per share amounts are translated from Singapore dollars into U.S. Dollars at the exchange rate of S$1.66 per U.S. Dollar for the year ended September 30, 2005 and S$1.66 for the six months ended March 31, 2006. MFS historical book value per share is translated at S$1.62.
(2)	The MFS equivalent pro forma share amounts are calculated by multiplying the combined pro forma share amounts by the exchange ratio in the transaction of 0.0145 shares of M-Flex common stock for each MFS share.
(3)	The cash dividend per share information presented in the pro forma scenarios differs from historical amounts only to the extent the pro forma shares outstanding have been adjusted in each respective scenario. The actual combined cash dividend declared has not been adjusted in the unaudited pro forma condensed combined consolidated financial information.
(4)	Book value per share was calculated by dividing stockholders’ equity by the number of shares of M-Flex or MFS common stock outstanding at March 31, 2006. Pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of M-Flex common stock outstanding at the respective period end date, assuming the Offer had been completed on that date.

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined statement of operations data for the year ended September 30, 2005 and the six months ended March 31, 2006 gives effect to the Offer and business combination with MFS as if they had occurred on October 1, 2004, the first day of the first period presented. The selected unaudited pro forma condensed combined balance sheet data as of March 31, 2006 gives effect to the Offer and business combination as if it had occurred on March 31, 2006. The selected unaudited pro forma condensed combined financial data does not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the Offer. Four pro forma transaction scenarios are presented: (a) (i) Minimum Equity Issuance and (ii) Maximum Equity assuming 100% of the outstanding MFS shares are tendered and (b) (i) Minimum Equity Issuance and (ii) Maximum Equity Issuance assuming only 64% of the outstanding MFS shares are tendered. The Minimum Equity Issuance scenarios are based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by MFS shareholders other than WBL for S$1.20 (U.S. $0.74), in the case of the 100% tender scenario, or S$1.15 (U.S. $0.71) in the case of the 64% tender scenario. The Maximum Equity Issuance scenarios are based upon the assumption that all MFS shareholders elect to receive M-Flex common stock in the Offer. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reported on Bloomberg on March 31, 2006). The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary and does not purport to represent what M-Flex’s results of operations or financial position actually would have been if the Offer referred to herein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. You should read this summary together with “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 100 and the accompanying notes thereto.

	100% Acceptance		64% Acceptance
	For the Year Ended September 30, 2005		For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$585,971	$585,971	$585,971	$585,971
Operating income	75,950	75,950	76,853	76,853
Net income	56,701	51,177	50,011	49,013
Basic net income per share	1.71	1.77	1.68	1.70
Diluted net income per share	1.66	1.71	1.63	1.64

	100% Acceptance		64% Acceptance
	For the six months ended March 31, 2006		For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$397,122	$397,122	$397,122	$397,122
Operating income	60,425	60,425	60,877	60,877
Net income	43,867	40,111	38,679	38,002
Basic net income per share	1.30	1.36	1.27	1.29
Diluted net income per share	1.26	1.31	1.23	1.24

	100% Acceptance		64% Acceptance
	For the six months ended March 31, 2006		For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)

Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$64,551	$64,551	$64,551	$64,551
Working capital	194,854	195,061	194,854	194,896
Total assets	696,832	675,763	496,732	495,851
Long-term debt, net of current portion	14,889	230,429	14,889	53,733
Shareholders’ equity	537,778	301,096	303,642	263,915

Assuming only 64% of the outstanding MFS shares are tendered in the Offer, the pro forma combined net income will decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease to unaudited pro forma condensed combined net income is assumed to be partially offset by a decrease in depreciation expense from property, plant and equipment as well as a decrease in amortization expense for intangibles as the fair value assigned to these assets will also be decreased resulting from the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less cash consideration will be required to purchase the outstanding shares held by MFS shareholders other than WBL. Accordingly, the debt required to finance the Offer and associated interest expense will also be lower than had 100% of the MFS shares been tendered in the Offer.

Total assets on the unaudited pro forma condensed combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease to goodwill as well as a decrease in the fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the Offer under the Minimum Equity scenario will also be lower than had 100% of the MFS shares been tendered in the Offer. For a detail of differences for the 64% acceptance scenario see Note 6 on page 113.

Comparative Per-Share Market Price and Dividend Information

Our common stock trades on The Nasdaq National Market under the symbol “MFLX.” MFS shares trade on the Main Board of the Singapore Exchange Securities Trading Limited, or SGX-ST, under the symbol “MFS Tech.” The table below sets forth, for the periods indicated, dividends and the range of high and low closing prices for M-Flex common stock and MFS shares as reported on Nasdaq with respect to M-Flex and Bloomberg with respect to MFS. For current price information, you should consult publicly available sources.

	M-Flex Common Stock
	(in U.S. Dollars)
	High	Low	Dividends Declared*
Fiscal Year ended September 30, 2004
First quarter	—	—		—
Second quarter	—	—		—
Third quarter	$10.04	$10.00		—
Fourth quarter	10.50	6.90		—

Fiscal Year ended September 30, 2005
First quarter	21.93	9.30		—
Second quarter	23.27	14.97		—
Third quarter	20.25	14.54		—
Fourth quarter	29.27	18.08		—

Fiscal Year ended September 30, 2006
First quarter	48.17	25.16		—
Second quarter	66.28	44.97		—
Third quarter (through June 20, 2006)	62.41	26.91		—
* M-Flex has never declared a dividend.

	MFS Shares
	(in Singapore Dollars)
	High	Low	Dividends Declared
Fiscal Year 2003
First quarter	$0.217	$0.137		—
Second quarter	0.253	0.217		—
Third quarter	0.327	0.223
Fourth quarter	0.567	0.313	S$	0.0030

Fiscal Year 2004
First quarter	0.860	0.540		—
Second quarter	0.933	0.760		0.0045
Third quarter	0.873	0.653		—
Fourth quarter	0.860	0.680		0.0055

Fiscal Year 2005
First quarter	0.940	0.810		—
Second quarter	0.955	0.720		0.0050
Third quarter	0.765	0.570
Fourth quarter	0.690	0.505		0.0400

Fiscal Year 2006
First quarter	0.720	0.555		—
Second quarter	1.240	0.755
Third quarter (through June 20, 2006)	1.300	1.100

The following table presents:

•	the last reported sale price of a share of M-Flex common stock, as reported on The Nasdaq National Market;

•	the last reported sale price of an MFS ordinary share, as reported on the Singapore Exchange; and

•	the pro forma equivalent per share value of an MFS ordinary share based on the exchange ratio (i.e., 0.0145 shares of M-Flex common stock for each outstanding MFS share) and the closing price of M-Flex common stock;

in each case, on March 29, 2006, the last full trading day prior to the public announcement of the Offer, and on [                    ], the last practicable trading day prior to the date of this Proxy Statement/Prospectus.

Date	M-Flex Common Stock		MFS Ordinary Share		Equivalent Price Per Share
March 29, 2006		$66.28		$1.15		$0.016675
[ ], 2006	$		$		$

The above tables show only historical comparisons. Because the market prices of M-Flex common stock and MFS shares will fluctuate prior to the closing of the Offer, these comparisons may not provide meaningful information to M-Flex stockholders in determining whether to approve the issuance of shares of M-Flex common stock in the Offer or to MFS shareholders in determining whether to accept the Offer and receive the stock consideration. M-Flex stockholders and MFS shareholders are encouraged to obtain current market quotations for M-Flex common stock and MFS shares and to review carefully the other information contained in this Proxy Statement/Prospectus or incorporated by reference into this Proxy Statement/Prospectus in considering whether to approve the respective proposals before them. See the section entitled “Where You Can Find More Information” on page 145.

RISK FACTORS

The transaction involves risks for our stockholders. In addition to the other information included in this Proxy Statement/Prospectus, including the matters addressed in “Cautionary Statement Concerning Forward-Looking Statements,” you should consider carefully the following risks before voting at the Special Meeting. In addition, you should read and consider the risks and uncertainties associated with each of the businesses of M-Flex and MFS because these risks will also affect the combined company. Additional risks and uncertainties not presently known to us or that currently are not believed to be important to us may also adversely affect the Offer and the combined company following the closing of the transaction.

Risks Relating to the Transaction

Following are risks that affect our ability to complete the transactions described in this Proxy Statement/Prospectus.

We can give no assurances as to when, or if, the Offer will be closed.

The closing of the Offer will not occur until various specified conditions are satisfied or waived, including, among others:

•	the acceptance of the Offer by MFS shareholders holding more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS);

•	the approval of the issuance of our shares of common stock in the Offer by our stockholders; and

•	the absence of any material adverse event affecting MFS, its business or operations.

If these conditions are not satisfied or waived, as applicable, the Offer and the related transactions likely will be terminated. For additional information please see “Terms and Conditions of the Offer—Conditions to Closing the Offer” at page 119.

The combined company may not realize the benefits of the transaction.

Our ability to realize the anticipated benefits of the transaction will depend, in part, on our ability to integrate the operations of the two companies following the closing of the Offer. We have limited experience in acquiring other businesses and technologies. The combination of two independent companies is a complex, costly and time-consuming process. This process may disrupt the business of either or both companies, and may not result in the full benefits expected by us. The difficulties of combining the operations of the companies may include, among other things:

•	possible increased costs and reduced synergies if MFS is required to continue to operate as a listed company in Singapore;

•	possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between both companies, including the need to improve any deficiency in accounting controls or procedures that may exist in MFS at the time we complete the transaction;

•	coordinating and consolidating ongoing and future research and development;

•	consolidating sales and marketing operations;

•	retaining existing customers and attracting new customers;

•	maintaining sales levels from existing common customers who may decide to diversify their supply chain;

•	retaining strategic partners and attracting new strategic partners;

•	retaining key employees, including key sales representatives;

•	consolidating corporate and administrative infrastructures, including consolidating and integrating computer information and financial systems;

•	integrating and managing the technologies and products of the two companies;

•	identifying and eliminating redundant and underperforming operations and assets;

•	using capital assets efficiently to develop the business of the combined company;

•	possible tax costs or inefficiencies associated with integrating the operations of the combined company, including the risk that our efforts to restructure our subsidiaries do not result in any tax savings or result in increased taxes;

•	modification of and costs relating to operating control standards in order to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; and

•	retaining and attracting new engineers and research and development personnel to support new products and new technology development.

For these reasons, we may fail to complete successfully the anticipated integration of M-Flex and MFS, or to realize any of the anticipated benefits of the integration of the two companies. Actual cost savings and synergies may be lower than currently expected and may take a longer time to achieve than currently anticipated.

If less than 90% of the minority shares of MFS are not tendered in the Offer, the combined company will have increased operating expenses and will be limited in its ability to consolidate MFS’ operations.

If less than 90% of the outstanding ordinary shares of MFS (excluding the shares held by M-Flex or our related corporations or our nominees as of the date of the Offer) are tendered in the Offer, we will not be able to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer, which is similar to a cash-out merger under Delaware law. As a result, we may be required to continue to operate MFS as a public company in Singapore and there may continue to be minority shareholders of MFS. If MFS is not delisted from the Official List of the Singapore Stock Exchange, we will be required to incur additional expenses each year in order to maintain the public listing of the MFS shares. These expenses will harm the combined company’s consolidated operating results by increasing general and administrative expenses. In addition, to the extent MFS has minority shareholders after completion of the Offer, the companies will be limited in the degree to which they can completely consolidate their operations.

There is a risk that the expected sales of the combined company may decrease if common customers elect to reduce their reliance on the combined company.

M-Flex and MFS share common customers. If any of these customers were to determined to reduce its order level with either company in connection with the transaction, the resulting reduction could adversely impact sales and profitability of the combined company, perhaps severely, depending on the magnitude of the customer.

MFS owns its factories in the People’s Republic of China, or PRC, under a joint venture with an unrelated third party and management of any significant business initiative pertaining to those factories will require approval of that party.

MFS’ factories are owned through joint ventures in which MFS owns 65% and Great Wall Information Industry Co. Ltd, or GWI, owns 35%. Any significant decisions affecting these factories will require unanimous approval of a board of managers with respect to each factory which is comprised of five individuals of which three are appointed by MFS and two are appointed by GWI. There are no dispute resolution provisions or other mechanics in the joint venture agreements between MFS and GWI. In addition, there are no provisions governing mandatory sale or buy out of the other party’s interest under the joint venture agreements.

MFS does not have absolute control over the operating decisions of its major subsidiaries.

MFS’ two largest subsidiaries, MFS-PCB and HFMS, are joint ventures with a third party investor. MFS owns 65% of each of these entities. Each of these entities is controlled by a five person board of directors, of which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board. The joint venture agreements do not contain any dispute resolution provisions and it is possible that MFS and the third party investor, Great Wall Information Industry Co Ltd, may not always agree on the activities to be conducted by those subsidiaries. Any such dispute could significantly harm MFS’ ability to generate revenue and meet its customer commitments.

We are uncertain of the impact that intangible and fixed assets will have on the combined company’s earnings per share.

Until the closing of the Offer, we will not be able to determine with certainty the amount of the purchase price that is allocated to intangible assets and fixed assets. The greater the amount of the purchase price that is allocated to intangible assets and fixed assets, the greater the expense we will incur, which will adversely affect our earnings per share as the values of these assets are amortized and depreciated over their useful lives.

The issuance of shares of our common stock to MFS shareholders in the Offer could substantially reduce the percentage ownership interests of our stockholders.

If the closing of the Offer occurs and assuming full acceptances of the Offer and full election of the stock consideration by MFS shareholders, we will issue up to approximately 9.6 million shares of our common stock to current MFS shareholders (assuming holders of options with respect to 7.8 million MFS shares exercise their options to acquire MFS shares and elect to take the stock consideration), representing approximately 28% of the approximately 34.0 million of the then outstanding shares of our common stock. WBL has executed an irrevocable undertaking committing it to elect to receive our common stock in the Offer. If only WBL elects to receive shares of our common stock and the remaining MFS shareholders elect to receive cash, we will issue up to approximately 5.3 million shares of our stock in the Offer, representing approximately 18% of the approximately 29.7 million shares of our common stock then outstanding. The issuance of our common stock to MFS shareholders and MFS option holders will cause a reduction in the relative percentage interest of our current stockholders. In addition, if we raise additional funds to finance the Offer through the sale of equity, or securities convertible into equity, our stockholders will experience further dilution.

Members of the companies’ respective management and boards of directors have interests in the Offer that may present them with actual or potential conflicts of interest in connection with the Offer.

When considering the recommendations of our Special Committee and Board of Directors that our stockholders vote in favor of the proposals relating to the transaction, stockholders should be aware that some of our executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of our stockholders generally. Although the Offer was reviewed and recommended by the Special Committee of our Board of Directors, which was comprised of our independent directors, our stockholders should be aware that the majority stockholder of both us and MFS is WBL, which beneficially owns 61% of our common stock and 56% of the MFS shares. Our director Huat Seng Lim, Ph.D. is an employee of WBL and our director Mr. Tan Choon Seng is the Chief Executive Officer and a director of WBL. In addition, Mr. Pang Tak Lim, Managing Director of MFS, and Mr. Lester Wong, Chief Financial Officer of WBL and director of MFS, have each given irrevocable undertakings to us to accept the Offer in respect of the number of MFS shares held by them. Officers and directors of MFS and M-Flex may become officers and directors of the combined company. As a result of these interests, our directors and officers may be more likely to vote in favor of the proposals relating to the transaction. For a full description of the interests of directors and executive officers of M-Flex and MFS in the transaction, see “Related Party Transactions and Interests of Certain Persons in the Transaction” beginning on page 115.

To be successful, the combined company must retain and motivate key employees, and failure to do so could seriously harm the combined company.

To be successful, the combined company must retain and motivate executives and other key employees. Our employees and MFS’ employees may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed, particularly if we are able to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. Difficulties in integrating the operations of the two companies could impact the combined company’s ability to motivate employees and keep them focused on the strategies and goals of the combined company. Moreover, the acceleration and exercise of all MFS stock options outstanding prior to the closing of the Offer, may reduce the financial incentive for MFS employees to remain with the combined company after the Offer has closed. These circumstances may adversely affect the combined company’s ability to retain key personnel.

We expect to incur significant costs associated with the Offer.

We have incurred and will incur substantial costs in connection with the Offer. These costs are primarily associated with the fees of financial advisors, accountants and attorneys. In addition, we have diverted significant management resources in an effort to complete the Offer. If the Offer is not closed, we will have incurred significant costs, including the diversion of management resources, for which we will have received little or no benefit.

If we are unable to finance the transaction through existing cash balances and financings, the completion of the Offer will be jeopardized.

The Offer is designed to allow MFS shareholders to elect to receive cash or shares of M-Flex common stock. If a substantial number of MFS shareholders elect to receive cash, or if our cash requirements increase materially because of unexpected expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, we will need to obtain new financing to complete the Offer. If we are unable to obtain adequate new financing on a timely basis, we may be required to delay, reduce the scope of or terminate the Offer and may be subject to certain sanctions or censure by the Securities Industry Council of Singapore as a result. In addition, under the terms of our Amended and Restated Stockholders Agreement dated October 25, 2005 with WBL, Wearnes Technology (Private) Limited, or WT, and United Wearnes Technology Pte Ltd, or UWT, we cannot issue securities, including convertible debt, that would reduce the effective stock ownership of WT and UWT below a majority of the M-Flex voting stock outstanding without approval of WBL. This restriction may make it more difficult to obtain new financing.

We likely will have more indebtedness after the Offer, which could adversely affect our cash flows and business.

If we finance the Offer through the incurrence of debt through a credit facility, our business, cash flows and results of operation could be affected by the amount of leverage incurred. As a result of the increase in debt, demands on our cash resources could increase after the Offer. The increased levels of debt could also, among other things:

•	subject us to covenants restricting our business activities which may result in additional costs and expenses;

•	divert funds that would otherwise be available to support commercialization, research and development, capital expenditures, acquisitions and other important activities;

•	provide holders of debt instruments with rights and privileges senior to those of equity investors;

•	place us at a competitive disadvantage relative to other companies with less indebtedness;

•	limit our ability to obtain further debt financing on favorable terms, if at all, in order to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements; and

•	increase our vulnerability to, and limit flexibility in planning for, adverse economic and industry conditions.

Our ability to make scheduled payments of principal and interest on our debt, or to refinance our indebtedness, will depend upon our future operating performance, which may be affected by factors beyond our control. In addition, there can be no assurance that future borrowings or equity financings for the payment or refinancing of our indebtedness will be available to us on favorable terms or at all. If we are unable to service any acquisition financing debt we incur, our business, financial condition and results of operations would be materially adversely affected. In addition, with a significant increase in debt, a 100 basis point increase in debt cost could have a significant effect on our results of operation.

The price of our common stock is volatile, which affects the value of the stock consideration to be received by MFS shareholders in the Offer.

Upon the completion of the Offer, MFS shareholders electing to receive the stock consideration in the Offer will receive 0.0145 shares of our common stock for each MFS share tendered. Because the exchange ratio is fixed at 0.0145 shares of our common stock for each MFS share, the market value of our common stock issued in the Offer will depend on the per share market price of our common stock upon the closing of the Offer. At the time we first announced our intention to make the Offer on March 30, 2006, the market value of our stock was $66.28 per share, based on the closing price reported on The Nasdaq National Market on March 29, 2006, the last trading day prior to the announcement. As of the date of this Proxy Statement/Prospectus the market price of our stock is $31.21, based on the closing price reported on The Nasdaq National Market on June 27, 2006. The market value of our common stock will continue to fluctuate prior to the close of the Offer. We have no obligation to increase the exchange ratio should the value of our common stock be lower at the time of the closing of the Offer than it was at the time of the first announcement of the Offer. In addition, MFS shareholders electing to receive stock consideration in the Offer will be required to agree not to sell any of the stock consideration received in the Offer for a period of six months after the closing of the Offer. The value of our common stock may fluctuate during this six month period and the per share market price at the end of the six month period may be higher or lower than the price at the time of the closing of the Offer. Accordingly, the market value of our common stock that will be issued in the Offer or at any time after the close of the Offer may be materially different than at the time of the announcement of the Offer.

If the Offer is not completed, our stock price and future business and operations could be harmed.

If the current market prices of our common stock reflect an assumption that the Offer will be completed, the price of our common stock may decline if the Offer is not closed. In addition, we have incurred substantial expense in connection with making the announcement of our intention to acquire all of the issued ordinary shares of MFS, which would be required to be written off immediately if we were to conclude that we cannot make the Offer, or if the acquisition were not closed. Any such write-off could have a substantial impact on our earnings in the period in which it is expensed. If the Offer is not closed, we may be subject to a number of additional material risks. These risks include any foregone opportunities that would otherwise have been available to us had the Offer not been made, including the risk that we may not be able to conclude another sale, transaction or combination on favorable terms, in a timely manner, or at all. If we are unable to acquire the issued ordinary shares of MFS, we may be required to seek an alternative business strategy to grow our business and increase manufacturing capacity. Such a strategy may be time consuming and expensive, and could require us to forego business opportunities that we could pursue if we were to acquire MFS.

Unaudited pro forma financial information are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer.

The pro forma financial information of the combined company contained in this Proxy Statement/Prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer. The pro forma financial information have been derived from the historical financial statements of us and MFS and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Offer. The assumptions used may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations. Moreover, the pro forma financial information do not reflect all costs that are expected to be incurred by the combined company in connection with the Offer, including incremental costs incurred in integrating the two companies or effecting a compulsory acquisition of MFS. As a result, the actual financial condition and results of operations of the combined company following the closing of the Offer may not be consistent with, or evident from, these pro forma financial statements.

The integration of M-Flex’s and MFS’ businesses will require significant focus on staffing, training and compliance procedures for our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

As a Singapore company, MFS has not had to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 concerning the effectiveness of internal controls over financial reporting. Consequently, MFS does not currently have the staff, experience, training or procedures to comply with these requirements. The integration of M-Flex and MFS will require significant focus on staffing and training to address these requirements. If we are unable to implement our compliance procedures and have a properly trained staff in place on a timely basis, we could encounter a significant deficiency or material weakness in our internal controls. If in the future we are unable to assert that our internal control over financial reporting is effective as of the end of the then current fiscal year or applicable quarter (or, if our independent registered public accounting firm is unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a negative market reaction.

We will encounter material adverse consequences if we are unable to process and report, on a timely basis, the combined business’ financial results under U.S. GAAP and SEC requirements.

Because the transaction will significantly increase the complexity of our global operations, we will need to develop and implement worldwide procedures designed for accurate and timely financial reporting under U.S. GAAP and SEC requirements. In addition, we will need to train the staff of the combined business to comply with these requirements on a global basis. If we are unable to close our books and prepare financial reports on a timely basis, we would be required to seek a reporting extension under applicable SEC rules. A reporting extension could adversely impact the trading of our stock, erode investor confidence and result in other material adverse consequences. In addition, the additional complexities and staff will increase our administrative costs, which will adversely impact our profitability.

Risks Relating to M-Flex’s Business and the Business of the Combined Company

Following are additional risks we, and as applicable, MFS face now, and that we will continue to face as a combined company.

We depend on Motorola and subcontractors of Motorola for a significant portion of our net sales and if we lose these relationships, our net sales would decline.

For the past several years, a substantial portion of our net sales has been derived from products that have been incorporated into products that are manufactured by or on behalf of Motorola, Inc. For the three months ended March 31, 2006, 85% of our net sales were to Motorola and 47 of its subcontractors. Several subcontractors of Motorola have, from time to time, also constituted significant customers of ours.

Although generally we assist Motorola in the design of products and Motorola directs subcontractors to purchase products from us, one or more subcontractors could look to another source for the components to be incorporated into the products they supply to Motorola. In addition, if Motorola were to reduce its orders to any of these customers or if Motorola were to choose another flexible printed circuit assembly manufacturer to supply any portion of its products, it could reduce the orders that these customers place with us, which could substantially harm our business, financial condition and results of operations.

We must obtain orders from new and existing customers on an ongoing basis to increase our net sales and grow our business. We are continuing our efforts to reduce dependence on a limited number of customers; however, net sales attributable to Motorola and its subcontractors are expected to continue to represent a substantial portion of our net sales for the foreseeable future. The loss of Motorola and its subcontractors, a significant reduction in sales we make to them, a reduction in the pricing of our products sold to them or any problem collecting accounts receivable from them would reduce our net income.

We are heavily dependent upon the wireless telecommunications industry, and any downturn in the industry may reduce our net sales.

For the three months ended March 31, 2006, 88% of our net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. In general, the wireless telecommunications industry is subject to economic cycles and has experienced in the past, and is likely to experience in the future, periods of slowdown. Intense competition, relatively short product life cycles and significant fluctuations in product demand characterize the industry as a whole. The wireless telecommunications industry also generally is subject to rapid technological change and product obsolescence. Fluctuations in demand for our products as a result of periods of slowdown in the telecommunications market or discontinuation of products or modifications developed in connection with next generation products could reduce our net sales.

Our customers have and may continue to cancel their orders, change production quantities, delay production or qualify additional vendors, any of which could reduce our net sales.

Substantially all of our sales are made on a purchase order basis, and we are not always able to predict with certainty the timing or magnitude of these orders. We cannot guarantee that we will continue to receive any order from our customers, and our net sales will be harmed if we are unable to obtain and ship a sufficient number of orders from customers in each quarter. In addition, our customers may cancel, change or delay orders with little or no advance notice to us. Also, we believe customers may be increasing the number of vendors upon which they rely for manufacturing. Qualification of additional vendors for an application for which we are also qualified may cause our forecast of sales to be higher than actual net sales. As a result of the foregoing factors, we are not able always to forecast with certainty the net sales that we will make in a given period and sometimes we may increase our production capacity, working capital and overhead in expectation of orders that may never be placed, or, if placed, may be delayed, reduced or canceled. The following factors, among others, affect our ability to forecast accurately our net sales and production capacity:

•	changes in the specific products or quantities our customers order;

•	variability in our manufacturing yields;

•	long lead times and advance financial commitments for our plant and equipment expenditures;

•	long lead times and advance financial commitments for components required to complete anticipated customer orders; and

•	price reductions due to competitive pressure.

Delayed, reduced or canceled orders also may result in our inability to recover costs that we incur in anticipation of those orders, such as costs associated with purchased raw materials. In addition, delayed, reduced or canceled orders may result in write-offs of obsolete inventory and the underutilization of our manufacturing capacity if we decline other potential orders because we expect to use our capacity to produce orders that are later delayed, reduced or canceled.

We will have difficulty selling our products if customers do not design our flexible printed circuit products into their product offerings, if our customers’ product offerings are not commercially successful, or if we do not timely execute our operational and strategic plans.

We sell our flexible printed circuit products directly or indirectly to original equipment manufacturers, or OEMs, that include our products and component assemblies in their product offerings. As a result, we rely on OEMs to select our products to be designed into their product offerings. We must qualify our products with our customers, which involves demonstrating to our customers that our products can be manufactured within specified tolerances. This process can be time-consuming, complex, costly and difficult. If an OEM selects one of our competitors to provide a product instead of us, it becomes significantly more difficult for us to sell our products to that OEM because changing component providers after the initial production runs begin involves significant cost, time, effort and risk for the OEM. Our customers typically are not obligated to purchase products from us and can stop using our products at any time. Even if an OEM designs one of our products into its product offering, we have no assurance that the product will be commercially successful, that we will receive any order from that manufacturer or that we will not be undercut by a competitor’s pricing.

We cannot be certain that our current products will continue to be selected for design into our customers’ products or that our customers will not also qualify additional vendors for their products. In addition, our long-term strategy relies in part on new technologies and products. We cannot be certain that our new technology and products will be selected by customers, especially if we are unable to obtain certain industry approval, including Underwriters Laboratory approval for our charger products, on a timely basis. If we are unable to obtain additional customer qualifications, if we cannot qualify our products for high-volume production quantities, if we do not execute our operational and strategic plans for new products in a timely manner or if our customers increase their reliance on additional sources for their production, our net sales may decrease.

WBL beneficially owns 61% of our outstanding common stock and is able to exert influence over us and our major corporate decisions.

WBL beneficially owns 61% of our outstanding common stock. As a result of WBL’s ownership interest and its influence over the composition of our Board of Directors, WBL has influence over our management, operations and potential significant corporate actions. For example, so long as WBL continues to control more than a majority of our outstanding common stock, it will have the ability to control who is elected to our Board of Directors each year. In addition, WBL has the ability, through the Amended and Restated Stockholders Agreement dated October 25, 2005 with us, to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective ownership of us to a level that is below a majority of the outstanding shares of our common stock. As defined in this stockholders agreement, WBL is deemed to effectively own approximately 56% of our current outstanding stock. Given that WBL has the ability to block any proposed issuance of shares that would reduce WT’s and UWT’s ownership to less than a majority of our common stock, measured on an effective ownership basis, WBL could preclude us from engaging in an acquisition or other strategic opportunity that we may want to pursue if such acquisition or opportunity required issuance of our common stock.

This concentration of ownership may also discourage, delay or prevent a change of control of our company, which could deprive our other stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, could harm the market price of our common stock and could impede the growth of our company. To the extent that WBL beneficially owns a significant portion of our outstanding common stock, even if less than a majority, it will continue to have significant influence over all matters submitted to our stockholders. WBL is not prohibited from selling a controlling interest in us to a third party, including a participant in our industry, or from buying additional shares of our stock.

WBL and its designees on our Board of Directors may have interests that conflict with our interests.

WBL and its designees on our Board of Directors may have interests that conflict with, or are different from, the interests of our other stockholders, including, for example, as a result of its substantial ownership of MFS. These conflicts of interest could include potential competitive business activities, corporate opportunities, indemnity arrangements, registration rights, sales or distributions by WBL of our common stock and the exercise by WBL of its ability to influence our management and affairs. If any conflict of interest is not resolved in a manner favorable to our stockholders, our stockholders’ interests may be substantially harmed.

Except as specified below, WBL does not have the ability to prevent us from making operational decisions that do not require stockholder approval; however, WBL does have the ability to control who is elected to our Board of Directors each year and therefore can influence decisions that require board approval. In addition, pursuant to our Amended and Restated Stockholders Agreement dated October 25, 2005 with WT, UWT and WBL, WBL has the ability to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective ownership of us to a level that is below a majority of the outstanding shares of our common stock.

In general, our certificate of incorporation does not contain any provision designed to facilitate resolution of actual or potential conflicts of interest or to ensure that potential business opportunities that may become available to both WBL and us will be reserved for or made available to us.

WBL is currently unable to vote its shares on specified matters that require stockholder approval without obtaining its own stockholders’ and regulatory approval and it is possible that WBL’s stockholders or the relevant regulators may not approve the proposed corporate action.

WBL’s ordinary shares are listed on the Singapore Exchange. Under the rules of the Singapore Exchange, to the extent that we constitute a principal subsidiary of WBL, as defined by the rules of the Singapore Exchange, at any time that we submit a matter for the approval of our stockholders, WBL may be required to obtain the approval of its own stockholders for such action before it can vote its shares with respect to our proposal or dispose of our shares of common stock. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. For the fiscal year ended September 30, 2005, we were a principal subsidiary of WBL as defined by the rules of the Singapore Exchange, which state that we are deemed a principal subsidiary of WBL for any given fiscal year that our audited consolidated pre-tax profits consolidated into WBL accounts for more than 20% of the consolidated pre-tax profits of WBL during our immediately prior fiscal year. We expect to continue to be a principal subsidiary of WBL for the foreseeable future.

Examples of corporate action we may seek to take for which we would need to obtain our stockholder approval include:

•	an amendment of our certificate of incorporation;

•	a sale of all or substantially all of our assets;

•	a merger or reorganization transaction; and

•	an issuance of shares of our common stock in an offering other than a public offering at a price less than the market value of the stock if the number of shares being sold exceed 20% of our then outstanding common stock.

To obtain stockholder approval, WBL must prepare a circular describing the proposal, obtain approval from the Singapore Exchange and send the circular to its stockholders, which may take several weeks or longer. In addition, WBL is required under its corporate rules to give its stockholders notice of the meeting ranging from 14 to 21 days. Consequently, if we need to obtain the approval of WBL at a time in which we qualify as a principal subsidiary (including this year), the process of seeking WBL’s stockholder approval may delay our proposed action and it is possible that WBL’s stockholders may not approve our proposed corporate action. It is also possible that we might not be able to establish a quorum at our stockholder meeting if WBL was unable to vote at the meeting as a result of the Singapore Exchange rules.

The rules of the Singapore Exchange that govern WBL are subject to revision from time to time, and policy considerations may affect rule interpretation and application. It is possible that any change to or interpretation of existing or future rules may be more restrictive and adverse to us than the existing rules and interpretations.

If we are unable to attract or retain personnel necessary to operate our business, our ability to develop and market our products successfully could be harmed.

We are heavily dependent on our current executive officers and management. In addition, due to the expansion of companies into the flex market and increased competition in the flex market, we anticipate that our employees may be heavily recruited by our competitors. The loss of any key employee or the inability to attract or retain qualified personnel, including engineers and sales and marketing personnel, could delay the development and introduction of, and harm our ability to sell our products and damage the market’s perception of us. We believe that our success is highly dependent on the contributions of Philip A. Harding, our chief executive officer and chairman of the Board of Directors, and Reza Meshgin, our president and chief operating officer. We do not have employment contracts with these or any other key personnel, and their knowledge of our business and industry would be extremely difficult to replace. In addition, an increase in the number of manufacturers in Suzhou, China and the surrounding areas could increase the competition for qualified employees and accordingly, the costs of retaining such employees, in China. Our success will also depend on our ability to attract and retain additional qualified management, finance, engineering and sales and marketing personnel, including in the camera module business and any new line of business we acquire.

Rapidly changing standards and competing technologies could make our products obsolete, which would cause our net sales to decrease.

The development and evolution of markets for our flexible printed circuit products depends on industry standards. Our products are designed to conform to current specific industry standards, such as operating temperature range. Competing standards may emerge that are preferred by our customers. We will need to make capital expenditures to support technological advances and to develop and manufacture new products and product features that our customers demand. In addition, any new product we introduce may have competing technologies available from which we may have to choose. If we choose technology or a standard that does not become the industry standard, we may be unable to sell those products or we may be unable to obtain a supplier for the raw materials for such products.

We also expect future flexible printed circuits and component assembly solutions to require higher performance specifications, including, for example, higher density circuitry than we have historically produced, and to incorporate new materials and components which may impact manufacturing yields and efficiencies. We may incur higher manufacturing costs if manufacturing processes or standards change, and we may need to replace, modify or design, build and install equipment, all of which would require additional capital expenditures. If our customers were to switch to alternative technologies or adopt new or competing industry standards with which our products are not compatible or fail to adopt standards with which our products are compatible, our existing products would become less desirable to our customers and our net sales may decrease.

Problems with manufacturing yields could result in higher operating costs and could impair our ability to meet customer demand for our products.

If we cannot achieve expected yields in the manufacture of our products, we may incur higher per unit costs, lower profits and reduced product availability. Low yields may result from, among other things, design errors or manufacturing failures in new or existing products. Any reduction in our ability to timely deliver products to customers could adversely affect our customer relationships and make it more difficult to sustain and grow our business.

We may not be able to compete effectively, which will cause our net sales and market share to decline.

On a global level, we compete primarily with large flexible printed circuit board manufacturers located in Taiwan, China, Korea and Japan and, to a lesser degree, with smaller manufacturers of flexible printed circuits and component assemblies located in Europe and North America. We also compete with MFS. If we do not compete successfully, our net sales and market share may decline. We believe that one of our principal competitive advantages is our ability to interact closely with our customers throughout the design and engineering process. If we are not successful in maintaining or establishing close relationships with customers in markets in which we compete, we may not be able to grow our market share or net sales. To the extent that we are not able to provide regular interaction between our engineers and our customers and potential customers, our business may be harmed. In some cases, our competitors may offer more favorable pricing to potential or existing customers. In addition, we believe more companies are now producing flexible printed circuit boards than before. Such competition could increase pressure on us to lower our prices, which, in turn, would harm our margins and operating results.

In addition, many of our customers are larger, established electronic manufacturing services, or EMS, providers. Certain of these EMS providers have developed or acquired their own flexible printed circuit manufacturing capabilities or have extensive experience in electronics assembly, and in the future, may cease ordering products from us and may compete with us on future OEM programs. Furthermore, many companies in our target customer base are moving the design and manufacturing of their products to original design manufacturers, or ODMs, in Asia. If we are unable to compete with these ODMs, we may be unable to sustain or grow our business.

Our products and their terms of sale are subject to various pressures from our customers and our competitors, any of which could harm our gross profit.

We deal with a limited number of large customers who are able to exert significant pressure on us, both in terms of pricing and contract terms. We enter into price reduction negotiations with these customers on a periodic basis, typically annually, semi-annually or quarterly. We also renegotiate the terms of our contracts, which specify, among other items, quality requirements, liability and indemnification thresholds and payment terms, with many of our customers on an annual basis. For example, we have recently lengthened the payment terms for some of our customers from 60 to 90 days. We may lose our market share if we do not participate in such negotiations; furthermore, our participation in price reduction activities may result in lower margins for us and the extension of payment terms for our customers could negatively affect our cash flow. Our selling prices are also affected by changes in overall demand for our products, changes in the specific products our customers buy, pricing of competitors’ products and our products’ life cycles. In addition, from time to time we may elect to reduce the price of certain programs we produce in order to gain additional orders on those programs. A typical life cycle for one of our products begins with higher prices when the product is introduced and decreasing prices as it matures. To offset price decreases during a product’s life cycle, we rely primarily on higher sales volume and improving our manufacturing yield and productivity to reduce a product’s cost. If we cannot reduce our manufacturing costs as prices decline during a product’s life cycle, or if we are required to pay liquidated damages to a customer due to a breach of contract claim, including due to quality or delivery issues, our cost of sales may increase, which would result in decreased gross profit or increased gross loss in a period in which we do not have gross profit.

Significant product failures could harm our reputation and our business.

Continued improvement in manufacturing capabilities, quality control, material costs and successful product testing capabilities are critical to our growth. Our efforts to monitor, develop, modify and implement stringent testing and manufacturing processes for our products may not be sufficient. If any flaw in the design, production, assembly or testing of our flexible printed circuit products was to occur, we may experience a rate of failure in our products that would result in significant delays in product shipments, cancellation of orders, substantial repair or replacement costs and potential damage to our reputation.

Any failure to maintain ongoing sales through our independent sales representatives could harm our business.

To date, we have sold our products through our direct sales force and a network of non-exclusive independent sales representatives. We rely on these sales representatives to provide customer contacts and market our products directly to our global customer base. Our sales representatives are not obligated to continue selling our products, and they may terminate their arrangements with us at any time with limited notice. It is possible that we may not be able to maintain or expand these relationships successfully or secure agreements with additional sales representatives on commercially reasonable terms, or at all. Any failure to develop and maintain our relationships with these sales representatives and any failure of our sales representatives to effectively market our products could harm our business, financial condition and results of operations.

We must continue to be able to procure raw materials and components on commercially reasonable terms to manufacture our products profitably.

At times, there are worldwide shortages of the raw materials and components used in the fabrication of flexible printed circuits and imaging solutions. Our customers require that we use raw materials and components that have been pre-qualified by them, which limits further the supply of raw materials and components available to us and frequently results in our need to seek raw materials and components from a limited number of suppliers. In addition, suppliers of certain of our raw materials and components may consider us too small of a customer to sell to directly, which could require us to buy through distributors, which could increase the cost of such raw materials and components. We generally do not maintain a large surplus stock of raw materials or components for our products because the specific assemblies are uniquely applicable to the products we produce for our customers; therefore, we rely on short-term supply contracts with third-party suppliers to provide these raw materials and components in a timely fashion and on commercially reasonable terms. Our operations would be negatively impacted if we are unable to receive raw materials or components on a timely or cost-effective basis.

Given the rapid increase in demand for flexible printed circuits and imaging solutions, a worldwide shortage for these materials and components may exist from time to time. In the past, a similar shortage for flexible printed circuit materials required that we qualify an additional supplier in order to maintain the delivery of our largest production run, and during the second quarter of fiscal 2006, we experienced component shortages which resulted in delayed shipments to customers. We expect that these delays may continue in future periods, including our current quarter, and we may not be successful in managing any shortage of raw materials or components that we may experience, which would decrease our revenue. We purchased greater than 90% of all materials used to make flexible printed circuits from four sources, Mitsui Plastic, Inc., E.I. Dupont de Nemours & Co., 3M Worldwide and Rogers Corporation for the three months ended March 31, 2006.

We face business, political, regulatory, operational, financial and economic risks because a significant portion of our operations and sales are to customers outside of the United States.

Our primary manufacturing facilities are located in China. Although our headquarters are located in California and we also have operations in Arizona, we expect that our operations in China will continue to assume a larger and more important role in our business. We are subject to risks inherent in international business, many of which are beyond our control, including:

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses and compliance with foreign laws, including employment laws;

•	difficulties in collecting payments from foreign customers to whom we have extended significant amounts of credit if those customers do not pay us on the payment terms extended to them;

•	difficulties in staffing and managing foreign operations, including cultural differences in the conduct of business, labor and other workforce requirements and inadequate local infrastructure;

•	the need to successfully migrate our foreign locations to the financial reporting system used by us in the United States, including the need to implement and maintain financial controls that comply with the Sarbanes-Oxley Act;

•	trade restrictions or higher tariffs;

•	transportation delays and difficulties of managing international distribution channels;

•	longer payment cycles for, and greater difficulty collecting, accounts receivable;

•	foreign currency exchange rate fluctuations that render our prices uncompetitive or increase our cost of doing business, specifically the Chinese RMB;

•	unexpected changes in regulatory requirements, royalties and withholding taxes that restrict the repatriation of earnings and have effects on our effective income tax rate due to profits generated or lost in foreign countries;

•	political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions;

•	increases in the cost of doing business in China, including increases due to changes in environmental regulations, increased competition for employees and new or increased governmental fees or assessments;

•	disruptions or shortages in the supply of electricity or other utilities; and

•	public health emergencies such as SARS and avian bird flu.

Any of these factors could harm our future international sales and operations significantly.

Our manufacturing capacity may be interrupted, limited or delayed if we cannot maintain sufficient sources of electricity in China, or if there is a natural disaster or other catastrophic event in China.

The flexible printed circuit fabrication process requires a stable source of electricity. As our production capabilities increase in China and our business grows, our requirements for a stable source of electricity in China will grow substantially. We have experienced a lack of sufficient electricity supply and expect that we may continue to experience insufficient power supplies in the foreseeable future. Although we have purchased several generators, we cannot be assured that such generators will produce sufficient electricity supply in the event of a disruption in power. Power interruptions, electricity shortages, the cost of diesel fuel to run our back-up generators or government intervention, particularly in the form of rationing, are factors that could restrict our access to electricity in Suzhou, China, the location of our Chinese manufacturing facilities, and affect our manufacturing costs. Any such shortages could result in delays in our shipments to our customers and, potentially, the loss of customer orders and penalties from such customers for the delay.

Our two primary manufacturing facilities are both located in Suzhou, China. Natural disasters or other catastrophic events, including wildfires and other fires, earthquakes, excessive rain, terrorist attacks and wars, could disrupt our manufacturing ability, which could harm our operations and financial results.

China’s legal system embodies uncertainties that could harm our business operations.

Since 1979, many new laws and regulations covering general economic matters have been promulgated in China. Despite the development of the legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes.

Our activities in China will be subject to administrative review and approval by various national and local agencies of China’s government. Given the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Failure to obtain the requisite governmental approval for any of our activities could impede our ability to operate our business or increase our expenses.

We may have difficulty managing any growth that we might experience.

If we continue to experience growth in our operations, our manufacturing facilities, operational and financial systems, procedures and controls may need to be expanded, which will distract our management team from our business plan and involve increased expenses. Our success will depend substantially on the ability of our management team to manage any growth effectively. These challenges may include:

•	the ability of our management to predict accurately increases or decreases in demand for our products and manage our manufacturing capacity appropriately;

•	maintaining our cost structure at an appropriate level based on the net sales we generate;

•	managing multiple, concurrent manufacturing expansion projects;

•	implementing and improving our operational and financial systems, procedures and controls;

•	managing operations in multiple locations and multiple time zones;

•	the ability to timely and in a cost-effective manner increase our manufacturing capacity and build new manufacturing facilities in order to meet customer demands; and

•	the ability to acquire customers in a new line of business.

The Sarbanes-Oxley Act and other rules and regulations may increase the time and costs of certain activities.

In addition, we incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. These rules and regulations have increased our financial compliance costs and have made some activities more time-consuming and costly. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and, from time to time, we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Our business is capital intensive and the failure to obtain capital could require that we curtail capital expenditures.

To remain competitive, we must continue to make significant investments in capital equipment, facilities and technological improvements. We expect that substantial capital will be required to expand our manufacturing capacity and fund working capital for anticipated growth. We may need to raise additional funds through further debt or equity financings. We may not be able to raise additional capital on reasonable terms, or at all. In addition, under the terms of our Amended and Restated Stockholders Agreement dated October 25, 2005, WBL’s approval is required for the issuance of securities that would reduce WT’s and UWT’s effective ownership of us to a level that is below a majority of the outstanding shares of common stock. If WBL’s approval is required, it is possible that WBL may not approve of any transaction we may seek to complete, which could affect whether we are able to complete such a transaction. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers and may lose net sales and market share.

The following factors could affect our ability to obtain additional capital on favorable terms, or at all:

•	our results of operations;

•	general economic conditions and conditions in the electronics industry;

•	the perception of our business in the capital markets;

•	our ratio of debt to equity;

•	our financial condition;

•	our business prospects;

•	WBL’s approval, if required;

•	the international aspects of our business, including the foreign location of a majority of our physical assets and the fact that a majority of our customers are located overseas; and

•	interest rates.

If we are unable to obtain sufficient capital in the future, we may have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net sales, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, reduced manufacturing efficiencies or other harm to our business.

We are subject to the risk of increased income and other taxes in China.

We currently enjoy tax holidays and other tax incentives for our operations in China. The tax holiday rate of 12% for our first manufacturing facility in China, MFC1, will expire on December 31, 2007. After this time, MFC1 will be subject to an income tax rate of 27%, based on current law. We also have obtained a tax holiday for our second manufacturing facility in China, MFC2, that allows for tax-free operation for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced rate of income tax equal to 12%. Beginning on January 1, 2006, MFC2 became subject to a tax holiday rate of 12%. However, this tax holiday may be challenged, modified or even eliminated by taxing authorities or changes in law. For the fiscal years ended September 30, 2005 and 2004 we realized tax savings of $3.5 million and $2.8 million, respectively, for our operations in China.

In February 2004, China’s deputy finance minister announced that the Chinese government plans to unify the tax code for domestic and foreign companies by as early as 2006, thereby eliminating the current tax holidays. The new rate is expected to be between 24% and 26% and is expected to treat domestic and foreign entities equally. The exact timing and nature of the changes to China’s tax code are unknown at this time. Without the benefit of the tax holiday for our China operations, our net income in prior periods would have been reduced and net income in future periods will be reduced.

In addition, from time to time we may be subject to various types of tax audits in China. For example, we have recently completed an audit in China relating to the import and export of raw and component materials at MFC1, where we were required to charge approximately $1.5 million to cost of sales for value added tax and duty, plus interest and penalties.

Our bank facilities contain restrictive covenants that, if not satisfied or waived, could impact our ability to borrow money under these facilities and could result in acceleration of our debt obligations under these facilities that may be outstanding from time to time.

Our failure to comply with restrictive covenants in our bank facilities could result in an event of default which, if not satisfied or waived, could preclude us from borrowing money under one or more of these facilities or may result in us being required to repay any borrowings we may have under our facilities from time to time. In addition, our facility with Norddeutsche Landesbank Girozentrale, or NLG, provides that NLG can refuse to honor a draw request from us for any reason, even if we are in full compliance with the terms of the facility. If we were unable to borrow under these facilities to finance our operations or we were unable to refinance borrowings under our facilities that may come due, our financial condition and results of operations could be harmed.

If we fail to secure or protect our intellectual property rights, competitors may be able to use our technologies, which could weaken our competitive position, reduce our net sales or increase our costs.

We primarily rely on trade secrets relating to our manufacturing processes to protect our proprietary rights. Our efforts to protect our intellectual property may not be effective and may be challenged by third parties. In addition, other parties may independently develop similar or competing technologies. We compete in industries with rapid development and technological innovation. If we fail to protect our proprietary rights adequately, our competitors could offer similar products using processes or technologies developed by us and thereby potentially harm our competitive position and our financial condition.

We also rely on patent protection for the intellectual property that we have developed and are incorporating into new products through our joint venture with Mobility Electronics, Inc. It is possible that a third party may challenge the validity of any of these patents, or circumvent the patents by developing competing products based on technology that does not infringe our patents. Consequently, our patents may not provide meaningful protection against competition for these products. Further, in some countries outside the Unites States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for patent violations. As a result, protecting intellectual property in those countries is difficult and competitors may sell products in those countries that have functions and features that infringe on our intellectual property.

We may be sued by third parties for alleged infringement of their proprietary rights.

From time to time, we have received, and expect to continue to receive, notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. Any intellectual property lawsuit, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert our management from normal business operations. Adverse determinations in litigation could subject us to significant liability and could result in the loss of our proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. In addition, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that we may not be able to obtain a license on reasonable terms, or at all. If we fail to develop a non-infringing technology on a timely basis or to license the infringed technology on acceptable terms, our business, financial condition and results of operations could be harmed.

Complying with environmental laws and regulations may increase our costs and reduce our profitability.

We are subject to a variety of environmental laws and regulations relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of flexible printed circuits and component assemblies. A significant part of our manufacturing operations is located in China, where we are subject to constantly evolving environmental regulation. The costs of complying with any change in such regulations and the costs of remedying potential violations or resolving enforcement actions that might be initiated by governmental entities in China could be substantial.

Environmental laws require us to maintain and comply with a number of permits, authorizations and approvals and to maintain and update training programs and safety data for materials used in our manufacturing processes. We reserved $125,000 and $127,000 of restricted cash at September 30, 2005 and March 31, 2006, respectively, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that we vacate our Anaheim facilities.

In the event of a violation, we may be required to halt one or more segments of our operations until such violation is cured. Although we attempt to operate in compliance with all applicable environmental laws and regulations, we may not succeed in this effort at all times. The costs of remedying violations or resolving enforcement actions that might be initiated by governmental authorities could be substantial. Any remediation of environmental contamination would involve substantial expense that could harm our results of operations. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our operations may be subject or the manner in which existing or future laws will be administered or interpreted. Future regulations may be applied to materials, products or activities that have not been subject to regulation previously. The costs of complying with new or more stringent regulations could be significant.

We may not address successfully problems encountered in connection with any acquisition.

We expect to continue to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our current products or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

•	problems assimilating the purchased technologies, products or business operations, including the timely integration of financial reporting systems;

•	problems maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with the acquisition;

•	start-up costs associated with any new line of business we may acquire;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering new markets in which we have no or limited prior experience;

•	potential loss of key employees of acquired businesses;

•	the need to acquire a new supplier base for the materials and components associated with a new line of business;

•	the need to hire additional employees to operate effectively the acquired business, including employees with specialized knowledge; and

•	increased legal and accounting costs as a result of the Sarbanes-Oxley Act.

If we fail to evaluate and execute acquisitions and strategic investments properly, our management team may be distracted from our day-to-day operations, our business may be disrupted and our operating results may suffer. In addition, if we finance acquisitions by issuing equity or convertible debt securities, our stockholders would be diluted. We also may be limited in our ability to finance an acquisition through the issuance of convertible debt or equity as a result of our Amended and Restated Stockholders Agreement dated October 25, 2005 with WT, UWT, and WBL, which requires WBL’s approval before we issue securities which would dilute WT’s and UWT’s effective ownership below 50% of our outstanding common stock.

Our stock price may be volatile, and you may not be able to resell our shares at a profit or at all.

The trading price of our common stock could fluctuate due to the factors discussed in this Proxy Statement/Prospectus. For example, since January 1, 2006, our stock traded between $66.28 and $26.91 per share. The trading market for our common stock also may be influenced by the research and reports that industry or securities analysts publish about us or our industry. If one or more of the analysts who cover us were to publish an unfavorable research report or to downgrade our stock, our stock price likely would decline. If one or more of these analysts were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In addition, the stock market in general, and Nasdaq and technology companies in particular, have experienced extreme price and volume fluctuations. Our historical trading prices and valuations may not be sustainable. These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

In the event we are unable to remedy any deficiency we identify in our system of internal controls over financial reporting, or if our internal controls are not effective, our business and our stock price could suffer.

In preparation for the annual report of management regarding our evaluation of our internal controls that is required to be included in each of our fiscal year-end annual reports by Section 404 of the Sarbanes-Oxley Act, or Section 404, we adopted a project work plan to assess the adequacy of our internal controls, remediate any deficiency that we may identify, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. As part of this continuous process, we may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404. In addition, we recently implemented the financial reporting system used by us in the United States at one of our foreign locations. This implementation will require us to implement, document and test a significant amount of new internal controls.

Although we have a timeline and schedule that we believe are appropriate to comply with the requirements of Section 404, if any found deficiency is not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 and the SEC rules thereunder, we would be unable to conclude that our internal control over financial reporting is effective, which could adversely affect investor confidence in our internal control over financial reporting. If we do not complete our testing with sufficient time for independent registered public accounting firm to complete their audit of internal control over financial reporting, we may not be compliant with all of the requirements under Section 404 because we may not receive an unqualified report on internal control over financial reporting, and our business and stock price may be adversely affected.

Fluctuations in our operating results on a quarterly and annual basis could cause the market price of our common stock to decline.

Our operating results fluctuate from quarter to quarter as a result of changes in demand for our products, our effectiveness in managing manufacturing processes and costs and the degree to which we are able to utilize our available manufacturing capacity. Historically, we have experienced a strong first fiscal quarter, followed by reduced net sales in the second fiscal quarter, as a result of partial seasonality of our major customers and the markets that we serve. We anticipate that this seasonal impact on our net sales is likely to continue. As a result, our net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future. These fluctuations could cause the market price of our common stock to decline. You should not rely on period-to-period comparisons of our operating results as an indication of our future performance. In future periods, our net sales and results of operations may be below our expectations or the expectations of analysts and investors, which could cause the market price of our common stock to decline.

Our expense levels in the future will be based, in large part, on our expectations regarding net sales. Many of our expenses are fixed in the short term or are incurred in advance of anticipated sales. We may not be able to decrease our expenses in a timely manner to offset any shortfall of sales.

Future sales of our common stock in the public market could cause our stock price to fall.

Future sales of our common stock in the public market, or the perception that such sales might occur, could cause the market price of our common stock to decline. As of May 31, 2006 we had 24,430,708 shares of common stock outstanding and 1,125,309 shares subject to unexercised options that are fully vested. All of these shares are eligible for resale, subject to certain volume limitations. In addition, if closing of the Offer occurs, and assuming full acceptances of the Offer and full election of the stock consideration by MFS shareholders, we will issue up to approximately 9.6 million shares of our common stock in the Offer (assuming holders of options with respect to 7.8 million MFS shares exercise their options to acquire MFS shares and elect to take the stock consideration), of which approximately up to 4.3 million shares held by stockholders other than WBL will be freely tradable six months after the closing of the Offer. To the extent any substantial amount of these shares are sold into the market, the market price of our common stock could decline.

Delaware law and our corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	the existence of a classified Board of Directors requiring that not all directors be elected at one time;

•	a majority of our directors are required to be independent;

•	the ability of our Board of Directors to increase or decrease the size of our Board of Directors without stockholder approval;

•	the ability of our Board of Directors to fill vacancies on the Board of Directors created by the death, resignation or incapacity of a director or the enlargement of the Board of Directors without stockholder approval;

•	the prohibition of cumulative voting in the election of directors which would otherwise allow less than a majority of stockholders to elect director candidates;

•	advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	the ability of our Board of Directors to alter our bylaws without obtaining stockholder approval;

•	the ability of the Board of Directors to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, which rights could be senior to those of common stock;

•	the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent; and

•	so long as a single or related group of stockholders own at least one-third of our outstanding common stock, a transaction between us and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by our stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law. These provisions may prohibit stockholders owning 15% or more of our outstanding voting stock from merging or combining with us. These provisions in our charter, bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would without these provisions.

Risks Relating to MFS

The following additional risks specifically pertain to MFS and include information disclosed on publicly made filings by MFS.

Risk of product failures.

Production controls in manufacturing capabilities and quality controls remain a constant challenge to MFS in its ability to remain competitive and stay relevant in the increasingly competitive flexible printed circuit business. Any failure in the design, production, assembly or testing of flexible printed circuit products may have an adverse effect on MFS’ financial performance as it may result in delays in product shipments, repair or replacement costs and cancellation of orders.

Risk of increase in terms of payments and working capital due to changes in business models.

The emergence of new business models such as vendor managed inventory, or VMI, could expose MFS to longer terms of payment by key customers as products manufactured are not considered sold until pulled from the VMI hubs. In addition, key customers are bound by certain schedules, and orders are subject to schedule changes, which may lead to order cancellation.

Delays may lead to higher working capital requirements, and cancellations could lead to product obsolescence or other adverse consequences such as declines in revenues or backlog.

Risk of failures in internal controls and enterprise wide risk management.

Any failure in the design or operation of MFS’ internal controls or enterprise wide risk management could adversely affect the business, financial condition or operating results of MFS.

MFS is subject to rapid technological changes.

The flexible printed circuit, or FPC, and rigid printed circuit board, or PCB, industries are subject to rapid technological advances, dictated in turn by the development of new products and standards by MFS’ customers principally in the telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. If MFS does not keep abreast of the latest manufacturing technology to maintain a sufficient competitive edge, MFS’ business, financial condition or operating results may be materially and adversely affected.

In addition, while MFS undertakes research and development, or R&D, on new processes and products, there is no assurance that MFS’ R&D efforts will translate into commercially viable products. The failure to develop new processes or enhance MFS’ existing processes to meet MFS’ customers’ requirements may have a material adverse impact on MFS’ business, financial condition or operating results.

MFS is dependent on the electronics industry.

MFS’ products, FPCs and/or rigid PCBs, are components commonly used in the assembly of electronic products, including telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. These electronic products are manufactured by original equipment manufacturers, or OEMs, and/or contract manufacturers who are MFS’ customers.

The electronics industry, as a whole, is characterized by intense competition, rapid technological change, short product life cycles and significant fluctuation in product demand. MFS is therefore vulnerable to the volatile and cyclical nature of the electronics industry especially in the personal communications and wireless portable segments industry. Consequently, a slowdown in any of these sectors, in particular the telecommunications sector, or any adverse change in the electronics industry including product obsolescence, economic recession, excess production capacity, intense price competition, erosion of profit margin and unavailability, shortage or long lead time of supply of components required for MFS’ manufacturing and assembly activities may result in a decline in demand for MFS’ products and services. This could have a material and adverse impact on MFS’ business, financial condition or operating results. Additionally, the delays in launches of new products by MFS’ customers in the personal communication segment of the industry may adversely impact MFS’ revenues.

MFS is dependent on Motorola and subcontractors of Motorola for a significant portion of its revenue.

Historically, a substantial portion of MFS’ revenue is derived from orders for products from Motorola and Motorola appointed subcontractors. Accordingly, if MFS is unable to diversify its customer base and if there is any reduction in sales orders received from Motorola or Motorola appointed subcontractors it could impact the business, financial condition and results of MFS’ operations.

MFS is subject to intense competition.

The industry in which MFS operates is highly competitive. Some of MFS’ competitors are large multinational corporations such as M-Flex, Mektec Corporation, Career Tech, Global Flex and Interflex and Innovex Inc., which may have greater access to capital and have greater production capacity, R&D capabilities in new processes and other resources than MFS, allowing them to compete more aggressively over a longer period of time than can MFS. MFS’ competitors may also operate in countries where they have more competitive cost structures and selling price advantages. MFS believes MFS’ ability to compete is based upon MFS’ design and technical capabilities, competitive pricing, high product quality, quick response time and MFS’ ability to offer an integrated “one-stop” service for interconnect solutions to MFS’ customers in relation to their FPC and rigid PCB requirements. In the event that MFS’ competitors are able to provide comparable manufacturing services and products at a lower cost and of a better quality, MFS’ sales may be adversely affected. This could have a material adverse impact on MFS’ business, financial condition or operating results.

As a supplier to the OEMs and contract manufacturers in the FPC and PCB industries, growth in these sectors could lead to the entry of new competitors into MFS’ industry. MFS’ profit margins could be materially and adversely affected as a result of competition from these new entrants.

MFS is dependent on the availability and pricing of components.

MFS obtains the materials which it needs to manufacture FPCs and PCBs from outside suppliers. Some of these suppliers may be specified or approved by MFS’ customers. MFS purchases materials based on customer forecasts, specific orders from MFS’ customers, and components delivery lead-time which may range from 4 to 6 weeks. MFS maintains alternative sources of supply for MFS’ materials and MFS does not have long-term contracts with MFS’ suppliers. Typically, MFS’ customers will bear the increase in costs, especially for custom-made components. However, if MFS cannot obtain sufficient quantities of materials at reasonable prices or if MFS is unable to pass on higher materials costs to MFS’ customers through an increase in MFS’ selling price, this could have a material and adverse effect on MFS’ business, financial condition and the results of MFS’ operations. In addition, in the event that MFS’ suppliers are unable to supply the required components on time and MFS is unable to source these materials from alternative suppliers on a timely basis, MFS’ production and delivery to MFS’ customers would be delayed. As a result, MFS’ sales and profitability could be materially and adversely affected.

MFS is subject to foreign currency risk exposure.

MFS’ sales are denominated mainly in U.S. dollars, or USD. MFS’ raw material purchases such as polymide-based copper clad laminates and polyimide-based overlays are denominated mainly in USD whilst most of MFS’ operating costs (e.g., labor, rent and utilities) are denominated mainly in the respective local currencies in the countries where MFS’ production operations are located, that is, Singapore dollars, or SGD, Chinese Renminbi, or RMB, and Malaysian Ringgit, or MYR.

To the extent that MFS’ sales, purchases and operating costs are not naturally matched in the same currency and that there are timing differences between collections and payments, MFS will be exposed to any adverse fluctuation of the various currencies against SGD, MFS’ reporting currency. Restrictions over the conversion or timing of conversion of foreign currencies including RMB and MYR may also expose MFS to adverse fluctuations in exchange rates. As a result, MFS’ earnings may be materially and adversely affected. Other things being equal, for example, in the case of a net long position in USD, a depreciation in USD against SGD will reduce MFS’ USD denominated billings when converted to SGD and will have an adverse impact on MFS’ earnings.

At present, sales by MFS’ subsidiary in the People’s Republic of China, or the PRC, MFS Technology (PCB) Co. Ltd, or MFS-PCB, are denominated mainly in USD as MFS’ sales are mainly to customers outside the PRC while MFS’ purchases are mainly in RMB.

In line with the country of incorporation, the accounts of MFS’ overseas subsidiaries are prepared in their respective local currencies such as RMB and MYR. This represents a translation risk in that any material fluctuation in the relevant currencies against the SGD will have an effect on MFS’ consolidated financial statements which are presented in SGD.

Apart from the natural hedge resulting from matching the currency of sales to that of MFS’ purchases and operating costs as far as it is practicable, MFS has also entered into forward contracts to hedge MFS’ foreign currency exposure. These hedging arrangements may not be successful to reduce MFS’ exposure to foreign currency fluctuations.

There may be uncertainties associated with the expansion of MFS’ business.

Growth in MFS’ business may depend upon strategic alliances with business partners and acquisition opportunities. Participation in alliances or acquisitions or investments involve numerous risks including, but not limited to, difficulties in the assimilation of the management of operations, services, products and personnel of the acquired company and the possible diversion of management’s attention from other business concerns. The successful implementation of this strategy depends on MFS’ ability to identify suitable candidates, acquire companies on successful terms and integrate their operations successfully with MFS, none of which MFS can assure.

MFS is dependent on key management/technical personnel.

MFS’ continued profitability and growth depends on MFS’ ability to retain the services of MFS’ executive directors and executive officers. As a result of the Offer, it is possible that personnel of MFS may view their future employment at MFS with uncertainty. The loss of the services of existing key personnel without adequate replacement or the inability to attract and retain qualified personnel may have an adverse impact on MFS’ operations.

MFS is subject to environmental regulations.

MFS’ operations are subject to various environmental laws in the countries where MFS operates, namely, Singapore, Malaysia and the PRC. These relate mainly to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of MFS’ products.

MFS cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed in the future, or whether the administration or interpretation of existing laws may increase its costs of doing business or create risks of violating these laws. Compliance with more stringent local laws or regulations, as well as changes in enforcement policies of the operating countries’ regulatory agencies, could require substantial expenditure by MFS and could materially and adversely affect the results of MFS’ operations.

MFS is exposed to sovereign risks in Malaysia.

Besides MFS’ main FPC production facility in Singapore, MFS also has a FPC factory in Malacca, Malaysia. MFS’ operations in Malaysia are carried out through MFS’ wholly owned subsidiary MFS Technology (M) Sdn. Bhd., or MFSM. MFS’ financial performance and future growth are therefore dependent on the economic, political, regulatory and social conditions in Malaysia. Any changes in the policies by the authorities, fluctuations in currencies or interest rates, capital restrictions, labour laws and changes in duties and taxation that are detrimental to MFS’ business could materially and adversely affect MFS’ operations and financial performance. In particular, the level of foreign participation in Malaysian companies is subject to the control of the Malaysian government and other regulatory agencies.

MFSM is a manufacturing company which holds a manufacturing licence issued by the Malaysian Industrial Development Authority, or MIDA. MFS have been previously advised by MFS’ Malaysian counsel that the Malaysian Foreign Investment Commission, or FIC, Guidelines do not apply to companies holding manufacturing licenses. The percentage of foreign ownership in such companies is regulated by the Ministry of International Trade and Industry of Malaysia, or MITI, and MIDA and any restrictions are usually contained in the company’s manufacturing licence.

Specific conditions stated in MFSM’s manufacturing licence provide that:

•	shares of MFSM which are held by non-Malaysians cannot be sold without the written approval of MIDA. The manufacturing licence does not expressly refer to any changes in the indirect shareholding of MFSM.

•	MFSM should as far as possible appoint Malaysians on its Board of Directors.

In addition, MITI must be informed of appointments and changes in the Board of Directors (if any), as well as any change in shareholding of MFSM.

In the event that MFSM’s manufacturing licence is revoked or if the FIC guidelines are amended such that they become applicable to companies holding a manufacturing licence, then MFS may have to reduce MFS’ shareholding in MFSM. This may result in the loss of management and operations control and consequently affect the operations and profitability of MFS’ Group.

MFS is exposed to sovereign risks in PRC.

MFS has both FPC and PCB operations in Changsha, PRC. MFS’ operations in the PRC are carried out through two MFS subsidiaries, in each of which MFS’ holds a 65% ownership interest. Changes in the social, economic and political conditions of the PRC may adversely affect MFS’ business. Unfavorable changes in government policies, political unrest and economic developments may also have a negative impact on MFS’ operations.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any change in the political and economic policy of the PRC government may lead to a change in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, labour laws, taxation and import and export restrictions, which may in turn adversely affect MFS’ financial performance. While the current policy of the PRC government seems to be one of pursuing economic reform policies to encourage foreign investments and greater economic decentralisation, there is no assurance that such a policy will continue to prevail in the future.

MFS’ operations in the PRC are subject to the laws and regulations promulgated by the PRC government. The PRC legal system is a codified legal system made up of written laws, regulations, administrative regulations, legislative and judicial interpretation. Unlike common law jurisdictions like the United Kingdom and Singapore, decided cases have no binding effect and cannot be relied upon as a precedent. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to change.

MFS currently enjoys certain income tax incentives in PRC and Malaysia which may not continue in the future.

MFS-PCB, a 65% owned subsidiary of MFS in the PRC, currently enjoys certain income tax incentives pursuant to Article 8 of the Tax Law in the PRC which allows a foreign investment enterprise, or FIE, that engages in production activities and operates for a period of not less than 10 years, is exempt from Chinese income tax in the first and second year after it has obtained cumulative profitability and is granted a 50% reduction in the statutory income tax rate (currently 30%) in the third through the fifth year. In addition to the tax incentives discussed above, MFS-PCB currently enjoys a reduced income tax rate of 15% as a result of being a qualified Sino-foreign equity joint venture which has been confirmed by the Chinese tax authority as a hi-tech enterprise and operates within a hi-tech zone. In order to maintain its hi-tech status, MFS-PCB must seek confirmation as a hi-tech enterprise from the Chinese tax authorities annually.

HFMS, another 65% owned subsidiary of MFS’ in the PRC, is exempt from income tax in the first and second year after it has obtained cumulative profitability and granted a 50% reduction in the statutory income tax rate (currently 30%) in the third through the fifth year.

MFS’ Singapore subsidiary, MFS (Singapore) Pte Ltd, or MFSS, has been granted the Development and Expansion Incentive, or DEI, under the Singapore Economic Expansion Incentive (Relief from Income Tax) Act by the Economic Development Board for the expansion of flexible printed circuit manufacturing, for a period of five year period commencing April 1, 2004. During the five-year period, MFSS’ qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act will be taxed at a concessionary rate.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING STATEMENTS

This Proxy Statement/Prospectus and the other documents incorporated by reference into this Proxy Statement/Prospectus contain forward-looking statements. Statements in this Proxy Statement/Prospectus and the other documents incorporated into this Proxy Statement/Prospectus by reference that are not historical facts are identified as “forward-looking statements.” Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of M-Flex, MFS or the combined company. These statements involve estimates and assumptions based on the judgment of our management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this Proxy Statement/Prospectus and the other documents incorporated by reference into this Proxy Statement/Prospectus regarding:

•	Management forecasts and plans;

•	Efficiencies, strategic, operational and financial synergies, cost avoidance and cost savings;

•	Competition and the impact of competitive products;

•	Income and margins;

•	Earnings per share;

•	Market opportunities;

•	Combined operations and execution of integration plans;

•	Facility expansion;

•	The condition of the economy;

•	Economic performance and growth;

•	Conditions to, and the timetable for, completing the transaction;

•	Acquisitions and dispositions;

•	Intellectual property positions and litigation;

•	Potential and contingent liabilities;

•	Taxes;

•	Development and commercialization of additional products;

•	Regulatory approvals;

•	Transaction and integration-related expenses;

•	Ability to effect a compulsory acquisition;

•	Pro forma financial information;

•	Ability to finance the transaction and terms of financing

•	Revenues; and

•	Costs, expenses and future spending.

These statements may be preceded by, followed by or include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” or similar expressions. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents which are incorporated into this Proxy Statement/Prospectus by reference, could affect the future results of M-Flex, MFS and the combined company after the closing of the Offer, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements, including the following:

Competitive Factors

•	The impact of competitors of M-Flex and MFS in the flexible printed circuit market;

•	The timing of the introduction of new products by our and MFS’ customers;

•	The ability to respond to technological advances attained by competitors and patents granted to competitors;

•	The ability to manufacture products competitively and cost effectively; and

•	The impact of price reductions by M-Flex and MFS’ customers.

Operating Factors

•	Changes in the market’s reaction to the products of the customers of M-Flex and MFS;

•	The ability to successfully manufacture products in quantities required to meet demand;

•	The effect of any applicable regulatory developments;

•	The ability of the customers of M-Flex and MFS to gain consumer acceptance for their new products;

•	The ability to secure and defend intellectual property rights and, when appropriate, license required technology or intellectual property rights;

•	The ability to generate cash flows or obtain financing to fund growth; and

•	The ability to complete and integrate this transaction and other acquisitions, strategic alliances and joint ventures.

Economic and Industry Conditions

•	The effect of changes in currency exchange rates;

•	The effect of political and economic conditions, inflation and interest rates worldwide; and

•	The effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters.

THE TRANSACTION

The following is a description of the material aspects of the transaction. The following discussion is a summary only and may not contain all of the information that is important to you.

General

The Special Committee of our Board of Directors unanimously recommended, and our Board of Directors unanimously approved, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, the Offer and the issuance of the shares of our common stock in connection with the Offer. If the conditions to closing are satisfied or waived, MFS shareholders who tender their MFS shares will receive at their election either cash or stock consideration as follows for each share of MFS surrendered:

Stock Consideration: of 0.0145 shares of New M-Flex Holding Corporation common stock

OR

Cash Consideration: (denominated in Singapore dollars) equal to either:

•	S$1.15 (approximately U.S. $0.72 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if less than 90% of the MFS shares outstanding (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer,

or

•	S$1.20 (approximately U.S. $0.75 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if more than 90% of the MFS shares outstanding (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

Upon the close of the Offer, our stockholders will own shares of New M-Flex Holding Corporation in the same number as the number of shares of M-Flex that they owned prior to the close of the Offer. The closing of the Offer is conditioned on, among other things, the satisfaction or waiver of certain conditions precedent. See “Terms and Conditions of the Offer” on page 119. In addition, the Offer will close only if at least 64% of the outstanding ordinary shares of MFS are tendered in the Offer and our stockholders approve the issuance of shares to the shareholders of MFS in connection with the Offer. If more than 64% of the ordinary shares, but less than 90% of the ordinary shares held by MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered, MFS will become a subsidiary of M-Flex, but likely will remain a public company listed in Singapore. If at least 90% of the shares held by MFS shareholders (excluding shares already held by us, our related corporations or their respective nominees as of the date of the Offer) are tendered, we intend to effect a compulsory acquisition under Singapore law, which is similar to a cash-out merger under Delaware law and would enable us to acquire 100% of MFS’ shares and apply to delist MFS from the official list of the SGX-ST. In such case, MFS would no longer be a publicly listed company in Singapore and would become our wholly owned subsidiary. Our shares are expected to continue to be traded on The Nasdaq National Market under the symbol “MFLX” after the closing of the transaction.

Our Board of Directors is using this Proxy Statement/Prospectus to solicit proxies from the holders of our common stock for use at our Special Meeting to be held to, among other things, approve the issuance of our common stock in the Offer.

M-Flex’s Proposals

At our Special Meeting, holders of our common stock are being asked to vote on:

•	A proposal to offer to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of our common stock to shareholders of MFS thereunder.

•	Any proposal to adjourn the Special Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal at the time of the Special Meeting.

•	Such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

IF M-FLEX STOCKHOLDER APPROVAL OF THE ISSUANCE OF THE SHARES OF OUR COMMON STOCK IN THE OFFER IS NOT OBTAINED, CLOSING OF THE OFFER WILL NOT OCCUR.

Background of the Transaction

For several years, Philip A. Harding, the Chief Executive Officer of M-Flex and Pang Tak Lim, the Managing Director of MFS have, from time to time, discussed the potential synergies of combining the business operations of M-Flex and MFS, given the companies’ similar business models, customer base, industry focus and common shareholder. During this period, the companies also engaged in periodic dialogue regarding the industry and strategies for growing their respective businesses. In addition, the two companies periodically have collaborated on manufacturing, including MFS providing subcontracting services to M-Flex and the parties entering into a memorandum of cooperation in 2001 to facilitate joint manufacturing efforts, which agreement later expired in 2003.

Beginning in late 2004, Mr. Harding, in connection with the preparation of our strategic business plan, began to analyze potential business combination transactions as a method of increasing stockholder value. As part of this effort he requested that Needham & Company, LLC, or Needham, assist him in reviewing potential targets for a business combination transaction. Needham subsequently presented Mr. Harding with an informal analysis that identified and reviewed the benefits and drawbacks of combining M-Flex’s operations with several potential acquisition targets in the flexible printed circuit industry, including MFS. Mr. Harding subsequently held several informal discussions with members of the Board of Directors regarding potential acquisition targets.

On March 3, 2005, at a regularly scheduled meeting of the Board of Directors, Mr. Harding discussed with the Board of Directors the possibility that engaging in a strategic transaction, including a potential business combination with another company, could be accretive to the company’s operations and could add to stockholder value. Between March 3, 2005 and March 24, 2005, Mr. Harding continued to evaluate potential strategic transactions, and in connection therewith, consulted further with Needham regarding potential acquisition candidates and the potential advisability of such a transaction.

On March 24, 2005, at a special meeting of the Board of Directors, Mr. Harding discussed further with the Board his view that the company should consider engaging in a potential strategic transaction. After further deliberations, the Board resolved that Mr. Harding should obtain proposals from several investment banking firms to advise the company on the prospects and advisability of pursuing a strategic transaction.

On April 19, 2005, at a special meeting of the Board of Directors, Mr. Harding updated the Board on the proposals M-Flex had received from investment banking firms regarding a potential transaction. After extensive discussion, the Board resolved that Mr. Harding should negotiate engagement letters with selected investment banks identified by the Board to determine which of such banks would provide the most advantageous terms of engagement. As part of such discussion, the Board noted that several of the investment banking firms interviewed by Mr. Harding had identified MFS as the likely best fit for a potential business combination with M-Flex. The Board and management further discussed the practicalities of combining with MFS and the other possible targets identified by investment banking firms, with Dr. Lim and Mr. Tan abstaining from participating in such discussion as a result of WBL’s ownership interest in MFS, one of the potential targets. Thereafter, between April 20, 2005 and May 2, 2005, Mr. Harding engaged in extensive discussions with the investment banks identified by the Board regarding the potential engagement of such banks to assist the company in evaluating a potential strategic transaction.

On May 2, 2005, at a special meeting of the Board of Directors, the Board resolved that it was advisable and in the best interests of the stockholders to form a special committee, to be comprised solely of independent directors, given that the company had begun to consider the possibility of engaging in a potential business transaction and that MFS was one of the potential targets. At such meeting, such committee was formed, and Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau were appointed to the Special Committee, with Mr. Dadamo being appointed to serve as Chairman of the Special Committee.

Following the meeting of the Board on May 2, 2005, the newly created Special Committee convened a meeting to discuss the engagement of an investment banking firm to assist the Special Committee in evaluating a potential business combination. After extensive discussion, the Special Committee resolved that Mr. Harding should finalize and execute the engagement letter with Needham to act as financial advisor for the Special Committee, on terms presented to the Special Committee at the May 2, 2005 meeting, including the engagement of DBS Bank Ltd, or DBS Bank, as special Singapore advisor. The Special Committee’s selection of Needham was based on several factors, including Needham’s historical knowledge of M-Flex, Needham’s expertise and experience in representing companies in the same industry as M-Flex, Needham’s expertise and experience representing companies involved in business combinations and Needham’s fees as compared to the other firms considered.

On May 16, 2005, at a meeting of the Special Committee, representatives of Needham presented the Special Committee with an analysis regarding the potential benefits and drawbacks of a business combination with MFS. At such meeting, outside counsel to the Special Committee also reviewed the fiduciary duties of the directors of the company, including the members of the Special Committee. After discussing M-Flex’s various options with its outside advisors, including the strategic rationale for a combination with MFS, the Special Committee directed Mr. Harding to continue preliminary discussions with representatives of MFS with respect to the potential transaction.

Throughout May, June and July, Mr. Harding continued to work with Needham to identify the potential benefits and drawbacks of a business combination. On August 1, 2005, at a meeting of the Special Committee, Mr. Harding reported that he had previously met with Mr. Pang and representatives of WBL to discuss the potential that M-Flex and MFS should engage in a business combination. After extensive discussion, the Special Committee directed that Mr. Harding continue such discussions with WBL and MFS. Subsequently, in August 2005, M-Flex legal representatives, management and financial advisors attended meetings in Singapore to further discuss a potential transaction to combine the two companies. At this time, M-Flex and MFS entered into a nondisclosure agreement to exchange confidential information to facilitate continued discussions of a potential transaction between the two companies. On August 31, 2005, the Special Committee met to discuss the results of those meetings. At such meeting, representatives of Needham also reported on their analysis regarding the benefits and drawbacks of a potential acquisition of MFS, potential acquisition structures, and expected timetables and expenses of such a transaction. At the conclusion of such meeting, the Special Committee resolved to arrange a meeting with representatives of WBL to discuss with WBL its interest in a potential business combination between M-Flex and MFS.

On September 12, 2005, the Special Committee held a meeting to discuss the status of the negotiations with MFS. On September 20, 2005, the Special Committee met to discuss a draft of a preliminary term sheet for the proposed business combination with MFS. Following an extensive discussion among the members of the Special Committee, representatives from management, Needham, DBS Bank and outside counsel, the Special Committee directed Mr. Harding to present the preliminary non-binding term sheet to MFS. Thereafter, M-Flex provided MFS with a preliminary non-binding term sheet outlining the general parameters of a potential acquisition of MFS by M-Flex, possibly through a scheme of arrangement under Singapore laws.

Throughout the balance of September and into October, Mr. Harding continued preliminary discussions with Mr. Pang regarding the potential for a business combination with MFS. On October 18, 2005, the Special Committee met and received an update on such discussions and on Mr. Harding’s analysis of potential business combination alternatives. In addition, in October 2005, M-Flex legal representatives attended additional meetings in Singapore to discuss potential legal implications facing M-Flex with respect to a proposed business combination between MFS and M-Flex. Further discussions and business diligence between M-Flex and MFS continued in October and throughout November 2005. In November 2005, the Board of Directors of MFS retained Macquarie Securities Asia Pte Ltd to assist it in reviewing and assessing the terms of any potential offer and possible structures for business combinations between the two companies. In the same month, MFS appointed a special committee comprised of its independent directors to consider and have general conduct over any matters relating to any possible business combination proposals.

On December 5 and 8, 2005, the Special Committee met to receive updates on the potential business combination with MFS. M-Flex’s management, legal counsel and financial advisors attended meetings in December 2005 in Singapore to discuss with MFS and its advisors the potential business combination. On December 21, 2005, the Special Committee and Needham convened a meeting to receive an update on the progress of such meetings. Members of management and the company’s financial advisors met again in Japan in January 2006 to discuss the potential business combination. On January 6 and 17, 2006, the Special Committee convened meetings to receive updates on the meetings held in Singapore and Japan. In such meetings, extensive additional discussions occurred regarding structures of a potential business combination, as well as strategic, business, operational, legal and accounting considerations regarding the potential business combination.

During the remainder of January and continuing through February 2006, the parties and their legal and financial advisors continued to engage in negotiations with respect to the proposed transaction. Although the parties agreed in principle that any business combination between the two companies would be effected as an acquisition by M-Flex of MFS, other matters, including the share exchange ratio, percentage thresholds of tendered shares and cash price for each MFS share tendered, had not been agreed to by the parties. The Special Committee convened meetings on February 7 and 11, 2006 to receive updates on these negotiations. In such meetings, extensive discussions regarding structures of a potential transaction, as well as strategic, business, operational, legal and accounting considerations regarding the potential transaction occurred between members of the Special Committee, management, and our outside advisors.

In Singapore, on February 23, 2006, as part of the due diligence process, each company made available to the other party data rooms containing legal and business due diligence materials. For the next two weeks, members of M-Flex’s and MFS’ senior management teams and their external, internal, legal, accounting, and financial advisors conducted due diligence reviews from an operational, financing, accounting, tax and legal perspective, including participating in discussions with members of the other party’s management. During the remainder of March 2006, representatives of the two companies met as part of the companies’ ongoing due diligence and negotiation efforts. The Special Committee convened meetings on March 8 and 15, 2006 to receive updates on these activities, including extensive discussions regarding structures of a potential transaction, strategic business, operational, legal and accounting considerations.

On March 28, 2006, M-Flex and WBL reached a preliminary understanding on a proposed offer, on terms which M-Flex will make to MFS and which WBL will be willing to support. The Offer included stock consideration of 0.0145 shares of M-Flex common stock for each outstanding MFS share, cash consideration denominated in Singapore dollars of S$1.15 (U.S.$0.71 as of March 28, 2006) per outstanding MFS share tendered if less than 90 percent of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered, or S$1.20 (U.S.$0.74 as of March 28, 2006) per MFS share if 90 percent or more of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered. The Offer is conditioned upon more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS) being tendered for M-Flex stock or cash. In addition, any holder of MFS shares electing to tender their MFS shares in return for M-Flex stock will be required to agree not to sell any M-Flex stock they receive as consideration for their MFS shares for a period of six months after the closing of the Offer, if it closes.

On March 28, 2006, our Board and Special Committee convened a joint meeting to consider the Offer. At this meeting:

•	Mr. Harding presented a discussion on the preliminary understanding between M-Flex and WBL (as stated above), which terms had also been agreed to in their individual capacity by Mr. Pang and Mr. Lester Wong, with respect to the terms of an offer to be made by M-Flex for all of the outstanding shares of MFS;

•	Needham presented financial information with respect to M-Flex, MFS and the Offer (as reflected in the pre-conditional offer announcement) and rendered an oral opinion addressed to the Special Committee, subsequently confirmed by a written opinion dated March 28, 2006, discussed further under “Matters Pertaining to Financial Advisors—Opinion of Needham & Company, LLC to the Special Committee” on page 71, that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the exchange ratio in the pre-conditional offer announcement was fair from a financial point of view to M-Flex stockholders;

•	Legal advisors reviewed the results of the diligence investigation conducted by counsel to company and members of management;

•	Legal advisors reviewed the final forms of the pre-conditional offer announcement and related documents and other legal matters, including the fiduciary duties of the directors in connection with the transaction; and

•	Brian Stevens, Director of Finance at M-Flex, presented a discussion of the financial and accounting due diligence conducted by management and outside accounting advisors, including MFS’ overall financial condition, areas of concern, and potential accounting impact of risk areas and uncertainties. In addition, Mr. Stevens discussed the potential accounting changes, along with their estimated costs, that would be required at MFS to comply with U.S. regulatory authorities and generally accepted accounting principles, and to maximize the potential for a successful integration if the Offer is accepted.

The Board then temporarily adjourned and the Special Committee convened a meeting to discuss the matters presented to the Board. Following a full discussion, including, among other things, further consultation with (i) outside counsel regarding the fiduciary duties of the directors in connection with the proposed transaction, (ii) outside counsel and members of management regarding the results of the diligence review of MFS, (iii) members of management and its outside consultants regarding accounting implications of the transaction and (iv) representatives of Needham regarding the fairness of the transaction, from a financial point of view, to M-Flex stockholders, M-Flex’s Special Committee unanimously approved the terms of the Offer and the company’s intention to acquire the outstanding shares of MFS pursuant to such Offer. The Special Committee resolved to advise the Board of Directors that it recommended that the Board approve the making of the Offer, as well as the related issuance of shares of the company’s common stock to the holders of MFS in connection with the Offer.

The Board then reconvened. At this meeting, Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s recommendation that the Board of Directors should approve the Offer and the related transactions.

Following a full discussion, and based upon the presentations made to the Board of Directors at this and prior meetings, our Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, that the Offer and the terms of the Offer were advisable and fair to, and in the best interest of, M-Flex and our stockholders and the Offer was unanimously approved. Prior to the opening of trading on The Nasdaq National Market on March 30, 2005, we issued a press release announcing the Offer.

In connection with the announcement of the Offer, WBL entered into an undertaking agreement pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of our common stock. In addition, Mr. Pang Tak Lim and Mr. Lester Wong, who collectively own approximately 1.3% of MFS’ shares, signed an undertaking agreement in their capacity as shareholders of MFS agreeing to tender their MFS shares. The undertaking agreement of WBL also contains the grant of a proxy to Mr. Harding enabling Mr. Harding to vote WBL’s shares of M-Flex at M-Flex’s Special Meeting.

Information Regarding MFS’ Participation in the Negotiation of the Offer

During the course of negotiations regarding the Offer, the Special Committee of the Board of Directors of MFS consulted Macquarie regarding the terms of the Offer and whether given the circumstances existing at such time, terms were likely to be seen to be fair to the minority shareholders of MFS. None of MFS, its Board of Directors, or its Special Committee comprised of independent directors of MFS, has made any recommendation in relation to the Offer. Neither has Macquarie issued any written opinion to MFS in respect of the terms of the Offer. Under the Singapore Code on Take-overs and Mergers, the independent directors of MFS are required to appoint an independent financial advisor to advise them on the Offer and to assist them in formulating their recommendation with respect to the Offer. Any such recommendation is expected to be made in the circular to be distributed by MFS to its shareholders following the distribution of the Offer Document/Prospectus to be delivered to MFS shareholders. That circular is expected to contain the recommendation of the independent financial advisors to the independent directors of MFS.

Financial Advisor Fees

Needham & Company, LLC

Our Special Committee selected Needham as its U.S. financial advisor in connection with the proposed transaction based on Needham’s qualifications, expertise, reputation and experience in mergers and acquisitions. Our Special Committee has retained Needham under a letter agreement dated May 4, 2005, which was subsequently amended. Needham will be paid a fee for its services as U.S. financial advisor to our Special Committee in connection with the proposed transaction, a substantial portion of which is contingent upon completion of the transaction. Needham was paid a fee of $400,000 for its delivery of its written opinion to our Special Committee on March 28, 2006 regarding the fairness to our unaffiliated stockholders from a financial point of view of the consideration to be paid by us in connection with the transaction. In addition, Needham was paid a fee of $500,000 in connection with the announcement of the Offer. M-Flex has agreed to pay Needham a transaction fee of $3.0 million at the closing of the Offer against which the $900,000 of previous fees we have paid Needham will be credited. We have also agreed to indemnify Needham and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse Needham for its out of pocket expenses.

DBS Bank Ltd

Our Special Committee selected DBS Bank Ltd, or DBS Bank, as its Singapore financial advisor in connection with the proposed transaction based on DBS Bank’s qualifications, expertise, reputation and experience in executing the Offer in compliance with Singapore law. On May 24, 2005, Needham appointed DBS Bank to support Needham and our Special Committee on certain matters relating to the proposed transaction. However, since the initial Needham appointment, the proposed transaction evolved such that our Special Committee has retained DBS Bank under a letter agreement dated March 8, 2006 to assist M-Flex’s Special Committee directly. DBS Bank will be paid a fee for its services as Singapore financial advisor to M-Flex’s Special Committee in connection with the proposed transaction, a substantial portion of which is contingent upon completion of the proposed transaction. DBS Bank was paid a fee of $100,000 upon announcement of the Offer. If all of the conditions to the Offer are satisfied or waived, an additional fee will be payable to DBS Bank equal to $400,000. The Special Committee has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse DBS for its out of pocket expenses.

Reasons of M-Flex’s Special Committee for the Offer

In the course of the Special Committee making its decision to recommend the Offer, our Special Committee consulted with our management, as well as its legal counsel and its financial advisors, and considered, among others, the following material factors:

•	information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of M-Flex and MFS as separate entities and on a combined basis;

•	the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

•	the recent and historical stock price performance of our common stock and MFS’ ordinary shares;

•	the percentage of the combined company our stockholders would own following the transaction;

•	the percentage of the combined company MFS’ shareholders would own following the transaction;

•	the importance of market position, significant scale and scope and financial resources to the company’s ability to compete effectively in the changing environment in the global electronics market, and the fact that the strategic combination of M-Flex’s and MFS’ businesses would create one of the world’s leading flexible printed circuit board companies;

•	the strategic nature of the transaction, which combines M-Flex’s and MFS’ complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

•	the potential benefits to be derived from a combination of the two companies, including potential cost savings and efficiencies and strategic, operational and financial synergies that could result from the combination of the two companies;

•	the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices—in terms of historical revenues, the combined group would become one of the largest companies in the world for flex and flex assembly manufacturing;

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

•	enhanced design capabilities by allowing us to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for our stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;

•	the opinion of Needham, which is described below, under “Matters Pertaining to Financial Advisors” on page 71, to the effect that, as of the date of its opinion and subject to the matters set out in its written opinion, the exchange ratio and cash consideration in the proposed offer was fair, from a financial point of view, to us and our unaffiliated stockholders;

•	the receipt of an executed undertaking agreement from WBL pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex common stock, as well as the receipt of similar undertaking agreements from Mr. Pang Tak Lim and Mr. Lester Wong, who each agreed to tender their MFS shares in the transaction;

•	the structure of the transaction as a tax-free event to us and our stockholders for U.S. federal income tax purposes;

•	the ability to consummate the proposed offer, including the MFS tendered share threshold conditions and receipt of necessary regulatory approvals in accordance with the terms of the proposed offer;

•	the highly successful ongoing relationship between us and MFS; and

•	the Special Committee’s continuing belief in the stockholder value opportunity presented by the potential business combination under the terms of the proposed offer with MFS.

In addition, our Special Committee also identified and considered a variety of potentially negative factors in its deliberations concerning the Offer, including:

•	our ability to obtain the necessary financing to pay the cash consideration, and the potential terms of such financing;

•	the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively;

•	the potential that the additional incremental debt associated with the Offer could cause us to have reduced financial flexibility;

•	the risk that the potential benefits sought in the transaction might not be fully realized;

•	the possibility that the transaction might not be completed, or that completion might be unduly delayed;

•	the effect of the public announcement, initiation or closing of the Offer on our stock price;

•	the projected dilution of our earnings per share as a result of the issuance of the shares of our common stock in the Offer, and the estimated time period for the transaction to be accretive to our earnings per share;

•	the absence of any break-up or termination fees in the transaction;

•	the fact that we may not obtain 90% of MFS’ shares and would have to operate MFS separately;

•	the risk that management’s efforts to integrate MFS will disrupt our operations;

•	the substantial charges to be incurred in connection with the transaction, including costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction;

•	the risk that key management and research and development personnel might not remain employed by M-Flex or MFS; and

•	various other risks associated with the transaction and the businesses of M-Flex, MFS and the combined company described in the section entitled “Risk Factors” and in the documents incorporated by reference into this Proxy Statement/Prospectus.

Our Special Committee concluded, however, that these factors could be managed or mitigated by us and that, overall, the potentially negative factors associated with the transaction were outweighed by the potential benefits of the transaction.

It was not practical to, and thus our Special Committee did not, quantify, rank or otherwise assign relative weights to the wide variety of factors it considered in evaluating the transaction, nor did the board determine that any one factor was of particular importance in deciding that the Offer and associated transactions were in the best interests of M-Flex and our stockholders. This discussion of information and material factors considered by our Special Committee is intended to be a summary rather than an exhaustive list. In considering these factors, individual members of the board may have given different weight to different factors. The Special Committee conducted an overall analysis of the factors described above, and overall considered the factors to support its decision in favor of the Offer and the related transactions. The decision of each member of our Special Committee was based upon his own judgment, in light of all of the information presented, regarding the overall effect of the Offer and associated transactions on our stockholders as compared to any potential alternative transactions or courses of action. It should be noted that this explanation of our Special Committee’s reasoning and certain information presented in this section is forward-looking in nature and, therefore, such information should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page 50.

The Special Committee of our Board of Directors has unanimously recommended, and our Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, has unanimously approved, the Offer and other transactions contemplated thereby and believes that the terms of the transaction are fair to, and in the best interests of, M-Flex and our minority shareholders. Our Special Committee, and our Board of Directors, recommends a vote “FOR” the proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of our shares of common stock to shareholders of MFS in connection with in the Offer.

Accounting Treatment of the Transaction

We will account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. M-Flex will be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%) of the MFS assets and liabilities assumed will be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL will be recorded at their fair value using purchase accounting, as of the completion of the transaction.

Material U.S. Federal Income Tax Consequences of the Transactions

The following discussion is the opinion of Morrison & Foerster LLP, special tax counsel to M-Flex, as to the material U.S. federal income tax consequences of the transactions to M-Flex stockholders and MFS shareholders. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable temporary and final U.S. Treasury regulations, administrative interpretations and court decisions, as in effect as of the date of this Proxy Statement/Prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the transactions and the subsequent compulsory acquisition of non-tendered MFS common stock under Section 215(1) of the Singapore Companies Act, if it occurs. This discussion assumes that the transactions will be completed in accordance with the terms of the Offer as set forth in the Offer Document/Prospectus. No ruling has been or will be sought from the U.S. Internal Revenue Service, or the IRS, as to the U.S. federal income tax consequences of the transactions, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the transactions. This discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction, but see “Material Singapore Tax Consequences of the Offer” immediately below, and only addresses persons who hold MFS or M-Flex common stock as capital assets. In addition, this discussion does not address the tax consequences of transactions effectuated before or after the restructuring merger and the closing of the Offer, other than the compulsory acquisition, or as otherwise stated herein, whether or not such other transactions occur in connection with consummation of the restructuring merger and the closing of the Offer, including, without limitation, any exercise of an MFS or M-Flex option or the acquisition or disposition of shares of MFS or M-Flex common stock other than pursuant to the restructuring merger and the closing of the Offer. This discussion does not address all aspects of U.S. federal income taxation that may be contingent on the particular circumstances of a holder of MFS or M-Flex common stock, which may be important to such holder, or with respect to a holder of such stock subject to special rules, such as:

•	holders subject to special treatment under U.S. federal income tax laws, such as financial institutions, mutual funds, insurance companies, tax-exempt organizations, brokers or dealers in U.S. or foreign securities, or traders in securities that elect to use a mark-to-market method of accounting;

•	a holder who acquired or holds MFS or M-Flex common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy;

•	a holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes and members of such partnership or entity;

•	a holder liable for the alternative minimum tax;

•	a holder who acquired his or her MFS or M-Flex common stock pursuant to the exercise of options or similar derivative securities as compensation for services;

•	a holder who holds MFS or M-Flex common stock which constitutes either “qualified small business stock” as defined in Section 1202 of the Code or “section 1244 stock” as defined in Section 1244 of the Code;

•	any person who owns both MFS and M-Flex common stock before the transactions;

•	a holder who also holds an option or warrant to purchase MFS or M-Flex stock;

•	a holder who also holds a debt instrument convertible into MFS or M-Flex stock; or

•	a holder of MFS common stock that tenders only some of his or her shares of MFS common stock pursuant to the Offer.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of MFS or M-Flex common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If a holder of MFS or M-Flex common stock is also a partner in a partnership holding MFS or M-Flex common stock, such holder should consult his or her tax advisors.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or that has a valid election in effect to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is not a U.S. holder.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION AND THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Qualification of the Transaction

In the opinion of Morrison & Foerster LLP, the transactions, taken together, will be treated for U.S. federal income tax purposes, as to any transferor of MFS or M-Flex common stock who receives any New M-Flex Holding Corporation common stock in the transactions, as a transfer described in Section 351 of the Code, and the M-Flex restructuring merger on its own will constitute a “reorganization” within the meaning of Section 368(a) of the Code. This opinion relies on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the transactions in the manner contemplated by the Offer Document/Prospectus, and representations and covenants made by New M-Flex Holding Corporation, M-Flex, [MFS] and others, including those contained in certificates of officers of New M-Flex Holding Corporation, M-Flex [and MFS]. If any of those assumptions, representations or covenants is inaccurate, the U.S. federal income tax consequences of the transactions could differ from those discussed here. An opinion of counsel neither binds the IRS nor precludes the IRS from adopting a contrary position. The following are the material U.S. federal income tax consequences to holders of MFS or M-Flex common stock who, consistent with the opinion of counsel referred to above, receive cash or shares of New M-Flex Holding Corporation common stock pursuant to the transactions.

Tax Consequences to M-Flex Stockholders

A U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Holding Corporation common stock in the merger generally will not recognize any gain or loss upon such exchange. The tax basis of the New M-Flex Holding Corporation common stock received by such U.S. holder will be the same as the tax basis of the M-Flex common stock surrendered, and the holding period of the New M-Flex Holding Corporation common stock will include the holding period of the M-Flex common stock surrendered.

A non-U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Holding Corporation common stock in the merger generally will not recognize any gain or loss upon the exchange.

Tax Consequences to MFS Shareholders

Exchange Solely for New M-Flex Holding Corporation Common Stock.

A U.S. holder of MFS common stock who elects to receive the stock consideration pursuant to the Offer generally will not recognize any gain or loss. The aggregate adjusted tax basis of the shares of New M-Flex Holding Corporation common stock received will be equal to the aggregate adjusted tax basis of the shares of MFS common stock surrendered. The holding period of the New M-Flex Holding Corporation common stock will include the period during which the shares of MFS common stock were held.

A non-U.S. holder who elects to receive the stock consideration pursuant to the Offer generally will not recognize any gain or loss upon the exchange.

Exchange Solely for Cash in the Offer or Compulsory Acquisition.

A U.S. holder of MFS common stock who elects to receive the cash consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of MFS common stock surrendered. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss will be a capital gain or loss, and generally will be long-term capital gain or loss if the MFS common stock has been held by the U.S. holder for more than one year at the time of the sale. Gain or loss must be calculated separately for each “block” of MFS common stock, that is, shares of MFS common stock acquired at the same time in a single transaction.

A non-U.S. holder of MFS common stock who elects to receive the cash consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the non-U.S. holder’s adjusted tax basis in such shares of MFS common stock surrendered therefor. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met.

Possible Recharacterization of Cash Received as a Dividend.

Some or all of the cash received by an MFS shareholder pursuant to the Offer or in the compulsory acquisition may be treated as ordinary dividend income. Ordinary dividend treatment could result in a maximum 35% federal income tax, if such MFS shareholder is a U.S. holder, or, for non-U.S. holders, the treatment described below under “Ownership and Disposition of New M-Flex Holding Corporation Common Stock by Non-U.S. Holders—Distributions.” For a de minimis holder of MFS common stock, such holder generally will not be subject to ordinary dividend treatment if his or her ownership in MFS decreases by any amount in the transactions, taking into account certain constructive ownership rules under the Code. Because the analysis of whether dividend characterization will apply to any MFS shareholder depends upon such MFS shareholder’s particular circumstances, each MFS shareholder should consult with his or her own tax advisors regarding the potential tax consequences of a cash tender or a compulsory acquisition of his or her MFS shares.

In order to avoid certain potential U.S. federal income tax withholding obligations, we may seek certain representations from MFS stockholders electing to receive the cash consideration pursuant to the Offer or receiving cash in the compulsory acquisition.

Information Reporting and Backup Withholding

Payments of cash to MFS stockholders pursuant to the Offer or the compulsory acquisition will be subject to information reporting, and may be subject to backup withholding unless (i) the payments are received by a corporation or other exempt recipient or (ii) the recipient provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a MFS stockholder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a tax refund, provided that certain required information is timely furnished to the IRS.

Ownership and Disposition of New M-Flex Holding Corporation Common Stock by Non-U.S. Holders

Distributions.

If distributions are paid on shares of New M-Flex Holding Corporation common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from New M-Flex Holding

Corporation’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New M-Flex Holding Corporation’s current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in New M-Flex Holding Corporation common stock. Any remainder will be treated as gain on the disposition of the common stock, discussed below. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, if an income tax treaty applies, attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any U.S. federal income tax withholding, provided certain certification requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a U.S. federal “branch profits tax” equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, of a portion of such holder’s effectively connected earnings and profits for the taxable year.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of distributions. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Gain on Disposition.

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of New M-Flex Holding Corporation common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, alternatively, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and generally in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who holds New M-Flex Holding Corporation common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

•	New M-Flex Holding Corporation is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “U.S. real property holding corporation” generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of New M-Flex Holding Corporation common stock, provided that New M-Flex Holding Corporation common stock was regularly traded on an established securities market. New M-Flex Holding Corporation does not believe it is and does not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Taxes.

New M-Flex Holding Corporation common stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding.

Under U.S. Treasury regulations, New M-Flex Holding Corporation must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the tax withheld with respect to those distributions. These information reporting requirements apply even if withholding was not required because the distributions were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to an applicable income tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. federal backup withholding, currently at a 28% rate of tax, generally will not apply to payments of distributions made by us or our paying agents, in their capacities as such, to a non-U.S. holder of our common stock if the holder has provided the required certification that it is not a U.S. person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder of our common stock made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to such a payment if the broker has certain connections with the United States, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Payment of the proceeds from a disposition by a non-U.S. holder of common stock made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. holder certifies that it is not a U.S. person under penalties of perjury (and we and our paying agent do not have actual knowledge, or reason to know, that the holder is a U.S. person) or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current U.S. Treasury regulations.

U.S. Federal Income Tax Consequences to New M-Flex Holding Corporation, M-Flex and MFS

None of New M-Flex Holding Corporation, M-Flex and MFS will recognize any gain or loss for U.S. federal income tax purposes as a result of the transactions or the compulsory acquisition.

Material Singapore Tax Consequences of the Transactions

The following summary describes certain Singapore income tax consequences of MFS shareholders resident or based in Singapore accepting the Offer, either by electing to receive cash consideration or stock consideration of M-Flex common stock for the sale of their MFS shares. The discussion below is not intended to constitute nor does it constitute a complete analysis or description of all the Singapore tax consequences relating to the acceptance of the Offer.

Holders of MFS shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of accepting the Offer, including the applicability and effect of Singapore income and other tax laws in light of their particular circumstances.

This discussion addresses only those MFS shareholders that hold their MFS shares as a capital asset and does not address all aspects of Singapore income taxation that may be relevant to a holder of MFS shares in light of that shareholder’s particular circumstances (which includes a shareholder holding the MFS shares for trading purposes).

This summary is based on Singapore laws, regulations and interpretations now in effect and available as of the date of this Proxy Statement/Prospectus. These laws, regulations and interpretations, however, may change at any time, and any change could be retroactive. These laws and regulations are also subject to various interpretations and the relevant tax authorities or the courts could disagree with the explanations or conclusions set out below.

For the purpose of the discussion of Singapore tax considerations described herein, it is assumed that M-Flex is not resident of or carrying on business or trading activities in Singapore for Singapore income tax purposes.

This discussion is intended to provide only a general summary of the material Singapore income tax consequences to MFS shareholders of accepting the Offer, and is not a complete analysis or description of all potential Singapore income tax consequences of accepting the Offer. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign tax consequences of the transaction. ACCORDINGLY, M-FLEX STRONGLY URGES EACH HOLDER OF MFS SHARES TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR SINGAPORE, FOREIGN OR OTHER TAX CONSEQUENCES TO THAT SHAREHOLDER OF ACCEPTING THE OFFER.

Income Tax

In General

Singapore imposes tax on gains of an income nature but does not impose tax on gains of a capital nature.

Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore and on foreign income received or deemed received in Singapore. However, foreign income in the form of branch profits, dividends and service income, or specified foreign income, received or deemed received in Singapore on or after June 1, 2003 by a resident taxpayer is exempt from income tax if the following conditions are met:

(i) the income is subject to tax of a similar character to Singapore income tax under the law of the jurisdiction from which such income is received;

(ii) at the time the income is received in Singapore, the highest rate of tax of a similar character to Singapore income tax in the jurisdiction from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15 percent; and

(iii) the Singapore Comptroller of Income Tax, or the Comptroller, is satisfied that the tax exemption would be beneficial to the recipient of the income.

The “subject to tax condition” in (i) above is met where, in the case of dividends paid by a company resident in the territory from which the dividends are received, tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received.

As a concession, the “subject to tax condition” in (i) above has, with effect from July 30, 2004, been treated as met for specified foreign income exempted from tax in the foreign jurisdiction under a tax incentive granted for carrying out substantive business activities in that jurisdiction.

With effect from May 31, 2006, where there are difficulties in proving that the “subject to tax” condition in (i) above is met in respect of foreign-sourced dividends, the Comptroller may be prepared to accept any of the following two administrative methods to prove that such condition is met:

(a) the person receiving the foreign-sourced dividends has to keep track of the total dividends paid by the payer company and the total taxed income of the payer company (which includes capital gains derived by the payer company which are subjected to capital gains tax). If the total amount of taxed income of the payer company is equal to or greater than the total amount of dividends paid by the payer company, up to and including the year of payment of the dividends in question, the Comptroller will consider such “subject to tax” condition to have been met; or

(b) if the audited accounts of the payer company for the financial period ending in the year the dividends in question (which are not subject to dividend withholding tax in the relevant foreign tax jurisdiction) are received shows a current year tax expense (which does not include deferred tax), the Comptroller will consider such “subject to tax” condition to have been met.

The above two methods are non-prescriptive and the taxpayer may also propose other methods to the Comptroller to prove (to the Comptroller’s satisfaction) that such “subject to tax” condition has been met. For consistency, a taxpayer is expected to use the same method for all years of assessment and where there are exceptional changes in the circumstances of a taxpayer to warrant a change to another method, the Comptroller’s approval should be sought to change the method used.

With respect to the condition in (ii) above that the headline tax rate of the relevant foreign tax jurisdiction is at least 15 percent, the Inland Revenue Authority of Singapore, or IRAS, has announced that where the specified foreign income received in Singapore is:

(a) chargeable to tax under a special tax legislation, or special tax legislation, of that foreign tax jurisdiction that is independent of its main tax legislation, or the main tax legislation, which charges tax on income;

(b) the special tax legislation imposes tax at a rate lower than the highest rate applicable to other companies in that foreign tax jurisdiction under its main tax legislation; and

(c) the application of the lower rate of tax under the special tax legislation is not pursuant to a tax incentive granted for carrying out substantive activities in that foreign tax jurisdiction,

the headline tax rate for the purposes of the above condition in (ii) shall be the highest tax rate stipulated in the special legislation instead of the highest tax rate stipulated in the main tax legislation.

Non-Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign income received or deemed received in Singapore, subject to certain exceptions.

All foreign-sourced income received or deemed received in Singapore by a Singapore tax resident individual (except income received through a partnership in Singapore) on or after January 1, 2004 will be exempt from Singapore income tax if the Comptroller is satisfied that the tax exemption would be beneficial to the individual. Certain investment income derived from Singapore sources by individuals on or after January 1, 2004 will also be exempt from Singapore income tax.

Non-Singapore tax resident individuals, subject to certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore.

A corporate entity is regarded as tax resident in Singapore if its business is controlled and managed in Singapore (for example, if the board of directors meets and conducts the company’s business in Singapore). An individual is regarded as tax resident in Singapore if the individual is physically present in Singapore or exercised employment in Singapore (other than as a director of a company) for 183 days or more in the calendar year preceding the year of assessment, or if the individual ordinarily resides in Singapore.

The current corporate tax rate in Singapore is 20%. In addition, 75% of up to the first S$10,000 of a company’s normal chargeable income, and 50% of up to the next S$90,000 is exempt from corporate tax. The remaining chargeable income (after the partial tax exemption) will be taxed at 20%. The above partial tax exemption will not apply to Singapore dividends received by companies.

Singapore tax-resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 21% (for Year of Assessment 2006). The Minister for Finance has, in the 2006 Budget Statement delivered on February 17, 2006, the Budget Statement 2006, proposed to reduce the top individual marginal tax rate from 21% to 20% in the Year of Assessment 2007, with corresponding reduction in marginal tax rates for other income tax brackets.

Non-Singapore resident individuals are generally subject to tax at a rate equivalent to the prevailing corporate tax rate.

Gains on disposal of MFS Shares

The acceptance of the Proposed Offer by an MFS shareholder (whether by way of electing to receive cash consideration or M-Flex common stock) would be treated as a disposal of the MFS shares held by such shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Comptroller regards as the carrying on of a trade or business in Singapore.

Treatment of dividends on M-Flex common stock

As M-Flex is a non-resident of Singapore for tax purposes, dividends paid by M-Flex on M-Flex common stock will be considered as sourced outside Singapore, unless shares of M-Flex common stock are held as part of a trade or business carried out in Singapore in which event the holders of such stock may be taxed on the dividends as they are derived.

Where the dividends on M-Flex common stock are regarded as foreign-sourced income:

•	Individuals (whether resident in Singapore or not) would not be taxed on such dividends in Singapore, even if such income is received in Singapore due to the tax exemption available for income arising from sources outside Singapore and received in Singapore by individuals (excluding in the case of a resident individual income derived through a partnership in Singapore);

•	Corporate holders of M-Flex common stock would be taxed on such dividends upon remittance into Singapore, unless such dividends qualify as specified foreign income exempt from tax as described above; and

•	Such dividends received in Singapore by corporate investors who are not tax resident in Singapore and who have no business presence in Singapore will generally not be subject to tax in Singapore by administrative concession.

The IRAS has also clarified that the tax exemption on specified foreign income mentioned above extends to dividends derived by a Singapore tax resident from the carrying on of a trade or business in Singapore such as a financial institution tax resident in Singapore, subject to compliance with the conditions for such exemption, notwithstanding that such dividends would otherwise be treated as Singapore-sourced income of the financial institution under general source of income principles.

Pursuant to the Budget Statement 2006, the Government has announced that if the conditions for exemption of specified foreign income described above are not met, the Comptroller may nevertheless consider granting exemption on such income received by resident taxpayers on a case-by-case basis if the underlying income was derived from substantive economic activities carried out in a foreign jurisdiction with a headline tax rate of at least 15%.

The scenarios specified by IRAS where they may consider granting such exemption subject to approval are, among other things:

(i) where the foreign-sourced dividends received in Singapore originated in the foreign tax jurisdiction from which such income was received and that tax jurisdiction has a headline tax rate of at least 15 per cent but no tax was paid in that tax jurisdiction because the foreign-sourced dividends were paid out of:

(a) capital gains which were not subject to tax in that tax jurisdiction; or

(b) underlying profits derived from carrying out substantive business activities in that tax jurisdiction which were not subject to tax due to the set-off of unutilised losses or capital allowances or the rules under a tax consolidation regime of that tax jurisdiction;

(ii) where the foreign-sourced dividends received in Singapore were paid out of income that did not originate in the foreign tax jurisdiction from which the dividend income was received, but out of income that originated, or the Originating Income, from carrying out substantive business activities in another foreign tax jurisdiction, or the Originating Jurisdiction, that has a headline tax rate of at least 15 per cent, after which dividends were paid out of the Originating Income to another company in another foreign tax jurisdiction (that may in turn pay dividends to another company in another foreign tax jurisdiction, and so on) before being used to pay dividends to the payer company in the foreign tax jurisdiction from which the foreign-sourced dividends are received in Singapore and:

(a) tax was paid in the Original Jurisdiction on the Originating Income; or

(b) no tax was paid in the Original Jurisdiction on the Originating Income and in all the other foreign tax jurisdiction(s) where the above dividends were received because:

(i) in the case of the Originating Income, the Originating Income was not subject to tax in the Original Jurisdiction because

(A) it was a capital gain;

(B) of set-off of unutilized losses or capital allowances;

(C) of the rules under a consolidation regime of the Originating Jurisdiction; or

(D) it was exempt from tax as a consequence of the Originating Jurisdiction granting a tax incentive for carrying out substantive activities in such jurisdiction; and

(ii) in the case of the above dividends, such dividends received in each of the other foreign tax jurisdiction(s) (and thereafter used to pay the foreign-sourced dividends received in Singapore) were not subject to tax in each of such jurisdiction(s) respectively due to

(A) the participation exemption regime of each of such respective jurisdiction(s); or

(B) the tax system of each of such jurisdiction(s) not taxing foreign-sourced dividends received in such jurisdiction(s) respectively.

The IRAS has further stated that it will only consider granting the above exemption if the taxpayer is able to track the source of the relevant foreign income, the Comptroller is satisfied that there is no round tripping of locally-sourced income via the overseas investment and the taxpayer in Singapore receiving the foreign-sourced dividends is not a shell company.

The IRAS has also clarified that any taxpayer receiving foreign-sourced dividends but is not within any of the scenarios mentioned above may still make an application for exemption to the Comptroller, stating why the application should merit favorable consideration. The Comptroller has indicated that such tax exemption may be granted if it is determined that the repatriation of the foreign-sourced dividends by such a taxpayer would generate economic benefits for Singapore.

Regulatory Matters Relating to the Transaction

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except that the SEC must declare effective our registration statement containing the Proxy Statement/Prospectus with respect to the M-Flex Special Meeting and the Offer Document/Prospectus with respect to the Offer.

Dissenters’ Rights of Appraisal

We are incorporated under the laws of the State of Delaware. Under Delaware law, our stockholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of common stock of the combined company in the transaction or the reorganization of M-Flex to occur in connection with the closing of the Offer.

Federal Securities Laws Consequences; Lock-Up Agreements

This Proxy Statement/Prospectus does not cover any resales of our common stock to be received by the shareholders of MFS upon completion of the transaction, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

The shares of our common stock issued to the MFS shareholders will, on issue, be fully paid and nonassessable and shall rank pari passu in all respects with the existing shares of our common stock, except that any MFS shareholder who elects to take the stock consideration will be required, as a condition thereof, to agree not to sell any of the shares of our common stock received as stock consideration for a period of six months after the closing of the transaction. A copy of the form of lock-up agreement is set forth in Annex D.

Stock Exchange Listing; Delisting of MFS Common Stock

M-Flex

The shares of New M-Flex Holding Corporation will supersede the shares of M-Flex on The Nasdaq National Market and will continue to trade under the symbol “MFLX.”

MFS

It is our intention to acquire 100% of the outstanding stock of MFS. In furtherance thereof, we, to the extent possible, intend to delist MFS’ shares from the SGX-ST.

If at least 90% of MFS’ shares (excluding the MFS shares already held by us or our related corporations or their nominees as of the date of the Offer) are tendered in the Offer, we intend to exercise our right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS shares not acquired by us pursuant to the Offer. If we are able to proceed with the compulsory acquisition, we will apply to delist MFS from the Official List of the SGX-ST.

Regardless of whether we are able to proceed with the compulsory acquisition under Section 215 of the Singapore Companies Act if at least 90% of the MFS shares outstanding are tendered, the SGX-ST may, pursuant to Rule 1105 of the SGX Listing Manual, suspend the listing of the MFS shares until it is satisfied that at least 10% of the MFS shares in issue are held by at least 500 MFS shareholders who are members of the public. In such event, we have no intention to undertake any action for any such listing suspension to be lifted.

MATTERS PERTAINING TO FINANCIAL ADVISORS

Opinion of Needham & Company, LLC to the Special Committee

Needham & Company, LLC has acted as U.S. financial advisor to the Special Committee of the M-Flex Board of Directors in connection with the transaction. In connection with Needham’s engagement, the Special Committee requested that Needham evaluate the fairness, from a financial point of view, to M-Flex and its unaffiliated stockholders of the acquisition consideration to be paid by M-Flex in the acquisition. On March 28, 2006, at a meeting of the Special Committee held to evaluate the transaction, Needham rendered to the Special Committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated March 28, 2006, to the effect that, as of that date and based on and subject to the matters described in its opinion, the acquisition consideration to be paid by M-Flex in the acquisition was fair, from a financial point of view, to M-Flex and its unaffiliated stockholders.

The full text of Needham’s written opinion, dated March 28, 2006, to the Special Committee, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is included in this document as Annex A. Holders of M-Flex common stock are encouraged to read this opinion carefully in its entirety. Needham’s opinion was provided to the Special Committee in connection with its evaluation of the acquisition consideration and relates only to the fairness, from a financial point of view, to M-Flex and its unaffiliated stockholders of the acquisition consideration. Needham’s opinion does not address any other aspect of the transaction and does not constitute a recommendation to any stockholders as to how such stockholders should vote or act with respect to any matters relating to the transaction. The summary of Needham’s opinion in this document is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Needham, among other things:

•	reviewed the financial terms of the Offer;

•	reviewed certain publicly available business and financial information, including publicly available financial forecasts, relating to M-Flex and MFS;

•	reviewed certain other information relating to M-Flex and MFS, including financial forecasts, provided to or discussed with Needham by the managements of M-Flex and MFS;

•	met with the managements of M-Flex and MFS to discuss the businesses and prospects of M-Flex and MFS, respectively;

•	reviewed current and historical market prices and trading volumes of M-Flex common stock and MFS’ ordinary shares;

•	reviewed the historical and projected earnings and other operating data of M-Flex and MFS;

•	reviewed the capitalization and financial conditions of M-Flex and MFS;

•	considered certain financial and stock market data of M-Flex and MFS and compared that data with similar data for other publicly held companies in businesses which Needham deemed similar to those of M-Flex and MFS;

•	considered, to the extent publicly available, the financial terms of business combinations and other transactions which have been effected or announced;

•	evaluated certain potential pro forma financial effects of the transaction on M-Flex; and

•	considered other information, financial studies, analyses and investigations and financial, economic and market criteria which Needham deemed relevant.

In connection with its review, Needham did not assume any responsibility for independent verification of any of the information reviewed by it and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts provided to or discussed by Needham with the managements of M-Flex and MFS, Needham was advised, and assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of M-Flex and MFS as to the future financial performance of M-Flex and MFS. In addition, Needham relied, with M-Flex’s consent and without independent verification, on the assessments of the managements of M-Flex and MFS as to:

•	the strategic benefits anticipated by the managements of M-Flex and MFS to result from the transaction;

•	the ability of the managements of M-Flex and MFS to integrate the businesses of M-Flex and MFS; and

•	the ability of the managements of M-Flex and MFS to retain key employees and customers of M-Flex and MFS.

Needham assumed, with M-Flex’s consent, that in the course of obtaining any necessary regulatory and third party consents, approvals or agreements in connection with the transaction, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on M-Flex, MFS or the contemplated benefits of the transaction and that the Offer would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement. In addition, Needham was not requested to, and it did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of M-Flex or MFS, and Needham was not furnished with any evaluations or appraisals. Needham’s opinion was necessarily based on information made available to it as of the date of its opinion, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Needham did not express any opinion as to the actual value of M-Flex common stock when issued pursuant to the Offer or the prices at which M-Flex common stock would trade at any time. Needham’s opinion did not address the relative merits of the transaction as compared to other business strategies or transactions that may be available to M-Flex or M-Flex’s underlying business decision to proceed with the transaction. Except as described above, M-Flex imposed no other limitations on Needham with respect to the investigations made or procedures followed in rendering the opinion.

In preparing its opinion to the Special Committee, Needham performed a variety of financial and comparative analyses, including those described below. The summary of Needham’s analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Needham made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Needham arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Needham believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Needham considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of M-Flex and MFS. No company, transaction or business used in Needham’s analyses as a comparison is identical to M-Flex, MFS or the transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the transaction, public trading or other values of the companies, business segments or other transactions analyzed. The estimates contained in Needham’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Needham’s analyses are inherently subject to substantial uncertainty.

Needham’s opinion and financial analyses were only one of many factors considered by the Special Committee and the Board of Directors of M-Flex in their respective evaluation of the transaction and should not be viewed as determinative of the views of either the Special Committee or the Board of Directors, or management with respect to the transaction or the merger consideration provided for in the transaction.

The following is a summary of the material financial analyses presented to the Special Committee in connection with Needham’s written opinion dated March 28, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand Needham’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Needham’s financial analyses.

Contribution Analysis

Needham analyzed the relative contribution of each of MFS and M-Flex to certain income statement and balance sheet items and compared the ownership percentages of the combined company replaced by the relative contributions of those income statements and balance sheet items, to the ownership percentages of the combined company for M-Flex’s stockholders that will result if the proposed transaction is completed. The income statements reviewed included revenues, gross profit, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, net income, and earnings before interest, taxes, depreciation and amortization, or EBITDA. The income statements analyses were performed based on operating results for the twelve-month period ended December 31, 2005, and M-Flex’s estimates of M-Flex’s and MFS’ operating results for the fiscal years ending September 30, 2006 and September 30, 2007. The estimates for operating results for future periods were based on projections prepared by M-Flex’s management. The balance sheet analysis was based on the unaudited balance sheets of M-Flex and MFS at December 31, 2005. The results of those analyses are summarized below.

Income Statement Contribution Analysis

	M-Flex
	LTM	2006 E	2007 E
Revenue	63.6%	65.6%	65.6%
Gross Profit	70.4	68.4	67.5
EBIT	69.4	66.6	65.8
EBT	70.3	67.3	66.4
Net Revenue	66.1	63.8	65.5
EBITDA	68.6	66.4	66.0

Balance Sheet Contribution Analysis

M-Flex
Current assets	58.5%
Total assets	59.0
Stockholders’ equity	65.8
Total liabilities and stockholders’ equity	59.0

Needham compared these contribution analyses to the ownership percentages for M-Flex’s stockholders implied by the terms of the proposed transaction, which are as follows:

Ownership by M-Flex Stockholders of the Combined Company
If 100% of the MFS shares are tendered in the Offer and
• all of MFS’ minority shareholders elect to receive cash	83.3%
• all of MFS’ shareholders elect to receive M-Flex shares	73.2%

Net Income Per Share Analysis

Needham reviewed the pro forma effect of the proposed transaction on M-Flex’s projected net income per share for the year ending September 30, 2007 based on the various possible outcomes depending on how many of MFS’ shares are tendered in response to the Offer and how many of the tendering MFS shareholders elect to receive cash rather than M-Flex shares. This analysis showed that if no synergies are achieved from the combination, the pro forma impact on net income per share ranges from accretion of approximately 2.2% to dilution of approximately 3.0%. Needham noted that by contrast, if the pro forma earnings per share calculation did not give effect to non-cash charges against income (including goodwill amortization charges resulting from the proposed transactions), the analysis showed accretion to earnings per share of between 4.4% and 12.8%.

Selected Companies Multiplier Analysis

Using publicly available information, Needham reviewed the trading multiples and market statistics of M-Flex, MFS and the following selected publicly traded companies, referred to as tier one companies:

•	Jabil Circuit, Inc.

•	Flextronics International Ltd.

•	Sanmina-SCI Corporation

•	Solectron Corporation

•	Celestica Inc.

•	Benchmark Electronics, Inc.

•	DDi Corp.

•	TTM Technologies, Inc.

•	Merix Corporation

•	Innovex, Inc.

All multiples were based on closing stock prices on March 27, 2006. Estimated financial data for the selected companies were based on consensus estimates compiled by First Call. For purposes of this analysis, MFS’ financials were converted from Singapore dollars to U.S. dollars using the exchange rate of S$1.00 = U.S.$0.61786. Financial data for M-Flex for 2006 and 2007 were derived from estimates prepared by M-Flex’s management. Needham reviewed the multiple that the enterprise value of M-Flex and each selected company represented of (i) estimated revenues for the 12 months ended December 31, 2005 and for calendar years 2006 and 2007; (ii) EBITDA and EBIT for the 12 months ended December 31, 2005. Needham also reviewed the respective companies’ stock prices as a multiple of estimated earnings per share, commonly referred to as price-to-earnings ratios, for the 12 months ended December 31, 2005 and for calendar years 2006 and 2007. Needham compared the ratios resulting from those calculations to the value of MFS implied by the terms of the Offer, based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. The results of those analyses are summarized below:

Enterprise Value
	Revenues			LTM EBITDA	LTM EBIT
	LTM	2006 E	2007 E
Selected Companies
High	2.1x	2.1x	2.0x	25.4x	27.3x
Mean	0.7x	0.7x	0.6x	13.5x	17.6x
Median	0.6x	0.5x	0.4x	12.0x	14.6x
Low	0.3x	0.2x	0.2x	7.0x	11.8x

M-Flex	3.6x	2.8x	2.3x	19.4x	23.1x

MFS at Value Implied by the Offer

If all MFS minority shareholders elect to receive cash	2.3x	1.9x	1.6x	15.5x	18.9x

If all MFS shareholders elect to receive M-Flex shares	2.5x	2.1x	1.8x	17.1x	20.9x

EPS Ratios
	LTM	2006 E	2007 E
Selected Companies
High	65.3x	55.2x	26.9x
Mean	33.4x	25.9x	17.2x
Median	26.8x	18.9x	14.5x
Low	18.7x	12.9x	9.9x

M-Flex	35.2x	30.2x	26.7x

MFS at Value Implied by the Offer

If all MFS minority shareholders elect to receive cash	24.1x	18.4x	17.2x

If all MFS shareholders elect to receive M-Flex shares	26.5x	20.3x	19.0x

Premiums Paid Analysis

Needham reviewed the premiums paid in 86 transactions announced since January 1, 2005 involving publicly traded targets with equity values of U.S.$250 to U.S.$750 million in which the consideration paid was a combination of stock and cash. Needham compared the premiums paid in those transactions relative to the closing stock prices for the target companies involved in such transactions one trading day, five days and 30 days prior to public announcement of the transactions. Needham then compared the value per MFS share implied by the terms of the Offer to the closing price of MFS common stock one trading day, five days and 30 days prior to March 28, 2006. The implied value per MFS share was based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. This analysis indicated the following:

	Premium Compared to Target Company Trading Price at Points Before Announcement
	1 Day	5 Days	30 Days
For Transactions Surveyed
Mean	23%	23%	34%
Median	20%	19%	31%

For MFS Based on Offer Terms
If all MFS minority shareholders elect to receive cash	20.8%	18.7%	45.2%

If all MFS shareholders elect to receive M-Flex shares	32.9%	30.6%	59.8%

Precedent Transactions Analysis

Using publicly available information, Needham reviewed the purchase price multiples in the following 17 selected transactions in the manufactured electronics industry:

Acquiror	Target
• Johnson Electric Holdings Ltd	• Parlex Corporation
• Veritek Mfg. Services	• REMEC—EMS Division
• Merix Corp.	• Eastern Pacific Circuits
• SigmaTron International, Inc.	• Able Electronics, Inc.
• Jabil Circuit, Inc.	• Varian Electronics
• CTS Corp.	• SMTEK International, Inc.
• Sanmina-SCI Corp.	• Penetx
• ST Assembly Test Services	• ChipPAC, Inc.
• LaBarge, Inc.	• Pinnacle Electronics
• Celestica, Inc.	• Manufacturers Services Ltd.
• Three Five Systems, Inc.	• ETMA Corp.
• Plexus Corp.	• MCMS, Inc. Assets
• Sanmina Corporation	• SCI Systems
• Celestica, Inc.	• Omni Industries Ltd.
• Celestica, Inc.	• Primetech Electronics, Inc.
• Solectron Corp.	• Centennial Technologies, Inc.
• Solectron Corp.	• NatSteel Electronics Ltd

All multiples for the selected transactions were based on publicly available financial information. Needham reviewed enterprise values in the selected transactions as a multiple of last 12 months revenue, EBITDA and EBIT and equity values as a multiple of cash, 12 months net income and of book value. Needham then reviewed the same multiples as calculated with regard to MFS, based on corresponding financial data of MFS and the implied value of the acquisition consideration payable in the proposed transaction based on the maximum cash offer price per MFS share of U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006. The following is a summary of the results of that comparison.

	Enterprise Value/LTM			Equity Value
	Revenue	EBITDA	EBIT	LTM Net Income	Book Value
Selected Transactions
Mean	1.0x	10.9x	21.2x	26.4x	4.7x
Median	0.8x	10.3x	15.1x	17.8x	3.1x

For MFS Based on Offer Terms

If all MFS minority shareholders elect to receive cash	2.3x	15.5x	18.9x	24.1x	5.2x

If all MFS shareholders elect to receive M-Flex shares	2.5x	17.1x	20.9x	26.5x	5.7x

Discounted Cash Flow Analysis

Needham performed a discounted cash flow analysis of MFS to calculate the estimated present value of the unlevered, after-tax free cash flows that MFS could generate over calendar years 2006 through 2012, without giving effect to any potential cost savings or other synergies that might result from the transaction. Financial data for MFS was estimated by M-Flex for the fiscal year of 2006 and by MFS’ management for fiscal year 2007. Financial data for MFS for fiscal years 2008 through 2012 was based on trended growth rates from 2007. Needham applied a range of unlevered price to earnings terminal value multiples of 8.0x to 12.0x to MFS’ calendar year 2012 estimated after-tax net operating profit. The present value of the cash flows and terminal values were calculated using discount rates ranging from 10.0% to 15.0%. This analysis indicated an implied per share equity reference range for MFS of S$0.97-$1.68, as compared to the cash offer price of up to U.S.$0.741 and the implied per share value of the acquisition consideration of U.S.$0.928 for MFS shareholders who elect to receive M-Flex shares based on the exchange ratio of 0.0145 and the per share closing price of M-Flex common stock on March 27, 2006.

M-Flex selected Needham as its U.S. financial advisor in connection with the transaction based on Needham’s experience and reputation, and its familiarity with M-Flex and its business. Needham is an investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Needham in the past has provided and may in the future provide, investment banking services to M-Flex unrelated to the transaction, for which services Needham has received compensation and would expect to receive compensation. In the ordinary course of its business, Needham and its affiliates may actively trade the securities of M-Flex and MFS for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

M-Flex has agreed to pay Needham for its financial advisory services in connection with the transaction, a significant portion of which is contingent upon the consummation of the Offer. M-Flex also has agreed to reimburse Needham for its expenses, including the fees and expenses of legal counsel and any other advisor retained by Needham, and to indemnify Needham and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

DBS Bank Ltd Services as Singapore Financial Advisor

In connection with considering the transaction, the Special Committee determined that it was advisable to engage a Singapore-based financial advisor to assist M-Flex in the transaction. Our Special Committee selected DBS Bank Ltd based on the qualifications, expertise, reputation and experience of DBS in executing transactions such as the Offer. On May 24, 2005, the Special Committee, through Needham, engaged DBS to provide limited advice and assistance in performing due diligence with respect to MFS. Under the terms of the original engagement, Needham engaged DBS directly and M-Flex agreed to reimburse Needham for DBS’ fees up to a maximum of $200,000. Throughout the pendency of the negotiations, particularly as the parties determined to structure the transaction as a voluntary general offer, additional direct assistance from DBS was required, in connection with structuring the transaction under relevant Singapore rules, regulations and practices, negotiating with respect to certain aspects of the transaction, making the pre-conditional announcement on behalf of M-Flex, providing required certifications of financial advisors under Singapore rules and regulations, making the announcement of the Offer and assisting in closing the Offer. As a result, the Special Committee, Needham and DBS agreed to modify the arrangements with DBS such that DBS would be engaged directly by M-Flex in consideration of an increase in the fees payable to DBS. Pursuant to a letter agreement dated March 8, 2006, M-Flex agreed to pay DBS fees of U.S. $100,000 upon the announcement of the pre-conditional offer and U.S. $400,000 at the time when all of the conditions to closing are satisfied or waived. In connection with this modification, Needham agreed to reduce its fees to M-Flex by an aggregate of U.S. $200,000. The Special Committee has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the United States federal securities laws arising out of its engagement or the transaction and to reimburse DBS for reasonable expenses in connection with its services.

INFORMATION ABOUT M-FLEX

Overview

We are one of the world’s largest producers of flexible printed circuits and flexible printed circuit assemblies. With operations in Anaheim, California, Tuscon, Arizona and Suzhou, China, we offer a global service and support base for the design and manufacture of flexible interconnect solutions.

We are a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. We believe we are one of a limited number of manufacturers that has the ability to offer a seamless, integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. We target our solutions within the electronics market and, in particular, we focus on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for our products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices. We provide our solutions to original equipment manufacturers, or OEMs, such as Motorola, Inc., Symbol Technologies, Inc. and International Business Machines Corporation; to electronic manufacturing services, or EMS, providers such as Foxconn Electronics, Inc. and Flextronics International Ltd.; and to display manufacturers such as Hosiden F.D. Corporation and Optrex Corporation Japan. In 2005, we acquired the assets of an optical and photonic imaging solution company as part of our strategy to capture a substantial portion of the expanding camera cell phone market. We now operate this business as Aurora Optical, Inc., or Aurora Optical, a wholly owned subsidiary of M-Flex. We also entered into development and manufacturing agreements with Mobility Electronics, Inc., or Mobility, in 2005, aimed at utilizing our component assembly capabilities and embedded magnetic technology in Mobility’s charger products.

Our growth has been due, in part, to our early supplier involvement allowing our engineers to gain an understanding of the application and use of the customers’ circuits. This knowledge allows our engineers to utilize their expertise in flex circuit design and assist in the selection of materials and technologies to provide a high quality and cost effective product.

Vertically integrated flex circuit manufacturing, assembly, and tooling operations have allowed us to offer superior lead time support to facilitate “quick turn” customer requirements. With production facilities in the U.S. and China, we provide dual sourcing, allowing us to offer accelerated product development.

On May 31, 2006, there were 24,430,708 shares of our common stock outstanding. On such date, only entities affiliated with WBL beneficially owned over 5% of the shares of our common stock. Founded in 1984, we are a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with our initial public offering, we reincorporated into Delaware on June 4, 2004. Our common stock is listed on The Nasdaq National Market under the symbol “MFLX.”

Selected Consolidated Financial Data of M-Flex

Our selected consolidated financial data set forth below is qualified by reference to, and should be read in conjunction with, “Selected Consolidated Financial Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended September 30, 2005 and our Quarterly Report on Form 10-Q for the three and six months ended March 31, 2006 and incorporated by reference in this Proxy Statement/Prospectus. The selected consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and selected consolidated balance sheet data as of September 30, 2004 and 2005 are derived from audited consolidated financial statements included in such annual report or included in this Proxy Statement/Prospectus. The selected consolidated balance sheet data as of September 30, 2001 and 2002 and selected consolidated statement of operations data for the years ended September 30, 2001 and 2002 were derived from audited consolidated financial statements summarized in “Selected Consolidated Financial Data” in such annual report. The unaudited operating results for the six months ended March 31, 2005 and 2006 and as of March 31, 2006 are derived from unaudited interim condensed consolidated financial statements of M-Flex included in such quarterly report. The operating results of the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. Our management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented.

	Year Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)
						(unaudited)
Consolidated Statements of Operations Data:
Net sales	$84,640	$110,537	$129,415	$253,049	$357,090	$161,804	$263,537
Cost of sales	66,024	90,553	107,418	197,412	277,202	123,442	204,144

Gross profit	18,616	19,984	21,997	55,637	79,888	38,362	59,393
Operating expenses
Sales and marketing	4,895	4,880	5,621	7,649	8,783	4,429	4,704
General and administrative	6,429	7,254	8,669	11,569	18,470	8,016	11,468

Total operating expenses	11,324	12,134	14,290	19,218	27,253	12,445	16,172

Operating income	7,292	7,850	7,707	36,419	52,635	25,917	43,221
Other (income) expense, net
Interest (income) expense, net	254	100	310	468	(514)	(173)	(728)
Other (income) expense, net	41	189	525	100	(378)	(62)	(54)

Income before provision for income taxes	6,997	7,561	6,872	35,851	53,527	26,152	44,003
Provision for income taxes	(2,221)	(2,594)	(2,295)	(10,145)	(16,361)	(8,787)	(14,125)

Net income	$4,776	$4,967	$4,577	$25,706	$37,166	$17,365	$29,878

Net income per share:
Basic	$0.41	$0.42	$0.39	$1.33	$1.57	$0.74	$1.23

Diluted	$0.41	$0.42	$0.38	$1.27	$1.51	$0.70	$1.18

Shares used in calculating net income per share:
Basic	11,720,295	11,720,295	11,720,295	19,310,044	23,603,935	23,368,087	24,272,902

Diluted	11,763,885	11,763,885	11,978,610	20,306,842	24,593,998	24,698,791	25,332,917

	As of September 30,					As of March 31, 2006
	2001	2002	2003	2004	2005
	(in U.S. Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,366	$4,349	$5,211	$16,631	$38,253	$28,989
Total assets	51,966	59,783	98,729	189,998	259,600	299,766
Working capital	12,963	17,268	17,656	78,961	108,126	130,924
Long-term debt	—	—	4,358	—	—	—
Stockholders equity	35,589	40,791	45,486	141,084	189,041	223,014

The following table presents our unaudited quarterly consolidated results of operations for the ten quarters ended March 31, 2006. The unaudited quarterly consolidated information has been prepared on the same basis as our audited consolidated financial statements for our full fiscal years. You should read the following table presenting our quarterly consolidated results of operations in conjunction with our audited consolidated financial statements for our full fiscal years and the related notes included in our Annual Report for the year ended September 30, 2005 and our quarterly reports for the quarters ended December 31, 2005 and March 31, 2006, incorporated by reference in this Proxy Statement/Prospectus. This table includes all adjustments, consisting only of normal recurring adjustments that we consider necessary for the fair statement of our consolidated and operating results for the quarters presented. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	For the Quarter Ended (Unaudited)
	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006
	(in U.S. Dollars in thousands, except share and per share data)
Net sales	$53,450	$56,516	$71,497	$71,586	$84,412	$77,392	$84,396	$110,890	$139,733	$123,804
Cost of sales	45,761	42,933	54,108	54,610	64,569	58,873	66,660	87,100	106,361	97,783

Gross profit	7,689	13,583	17,389	16,976	19,843	18,519	17,736	23,790	33,372	26,021
Operating expenses
Sales and marketing	1,780	1,998	1,974	1,897	2,166	2,263	2,019	2,335	2,447	2,257
General and administrative	2,521	3,152	3,382	2,514	3,831	4,185	4,536	5,918	5,789	5,679

Total operating expenses	4,301	5,150	5,356	4,411	5,997	6,448	6,555	8,253	8,236	7,936

Operating income	3,388	8,433	12,033	12,565	13,846	12,071	11,181	15,537	25,136	18,085
Other (income) expense, net
Interest (income) expense, net	119	260	109	(20)	(70)	(103)	(131)	(210)	(281)	(447)
Other (income) expense, net	160	99	(97)	(62)	29	(91)	(153)	(163)	(41)	(13)

Income before provision for income taxes	3,109	8,074	12,021	12,647	13,887	12,265	11,465	15,910	25,458	18,545
Provision for income taxes	(964)	(2,317)	(3,286)	(3,578)	(4,417)	(4,370)	(2,673)	(4,901)	(8,126)	(5,999)

Net income	$2,145	$5,757	$8,735	$9,069	$9,470	$7,895	$8,792	$11,009	$17,332	$12,546

Net income per share
Basic	$0.12	$0.32	$0.47	$0.39	$0.41	$0.34	$0.37	$0.46	$0.72	$0.52

Diluted	$0.12	$0.30	$0.44	$0.37	$0.38	$0.32	$0.35	$0.44	$0.69	$0.49

Stock Options Held by Executive Officers of M-Flex

The following table sets forth certain information with respect to the stock options exercised by the named executive officers during the fiscal year ended September 30, 2005, and the number and value of the options held by each such individual as of September 30, 2005. No stock options or stock appreciation rights were granted to the named executive officers during the fiscal year ended September 30, 2005.

Aggregated Option Exercises in Fiscal Year 2005 and 2005 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Philip A. Harding	3,000	$61,320	449,636	79,064	$11,483,415	$1,523,563
Reza Meshgin	80,000	1,574,177	88,461	58,439	2,095,343	1,126,120
Craig Riedel	20,000	429,300	139,711	39,189	3,604,816	755,172
Thomas Lee	70,000	1,110,846	89,711	39,189	2,234,311	755,172
Charles Tapscott	141,900	3,612,241	11,249	24,751	216,768	476,952

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2005 ($29.27 per share) minus the exercise price.

Beneficial Ownership of Officers, Directors and 5% Stockholders of M-Flex

The following table sets forth certain information as of May 31, 2006 as to shares of the common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our executive officers, (iii) each of our current directors, (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 24,430,708 shares outstanding as of May 31, 2006. In addition, shares issuable pursuant to options which may be exercised within 60 days of May 31, 2006 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,817,052	61%
Directors and Executive Officers:
Philip A. Harding(2)	689,884	2.8%
Reza Meshgin(3)	102,626	*
Craig Riedel(4)	151,210	*
Thomas Lee(5)	99,210	*
Charles Tapscott(6)	32,248	*
Peter Blackmore(7)	8,749	*
Richard J. Dadamo(8)	51,873	*
Sanford L. Kane(9)	31,963	*
Huat Seng Lim, Ph.D.(10)	14,373	*
Tan Choon Seng	0	*
Sam Yau(11)	29,373	*
All current directors and executive officers as a group (11 persons)(12)	1,211,509	5.0%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL Corporation. Huat Seng Lim, Ph.D., one of our directors, is the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation and Tan Choon Seng, one of our directors, is the Chief Executive Officer and a director of WBL Corporation. The principal business address for United Wearnes and Wearnes Technology is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319.
(2)	Includes 221,085 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994 and 468,799 shares subject to options held by Mr. Harding that are exercisable within 60 days of May 31, 2006.
(3)	Consists of 102,626 shares subject to options that are exercisable within 60 days of May 31, 2006.
(4)	Includes 149,210 shares subject to options that are exercisable within 60 days of May 31, 2006 and 2,000 shares held of record.
(5)	Includes 89,210 shares subject to options that are exercisable within 60 days of May 31, 2006 and 10,000 shares held of record.
(6)	Includes 17,248 shares subject to options that are exercisable within 60 days of May 31, 2006 and 15,000 shares held of record.
(7)	Consists of 8,749 shares subject to options that are exercisable within 60 days of May 31, 2006.
(8)	Consists of 51,873 shares subject to options that are exercisable within 60 days of May 31, 2006.
(9)	Includes 29,373 shares subject to options that are exercisable within 60 days of May 31, 2006 and 2,590 shares held of record.
(10)	Consists of 14,373 shares subject to options that are exercisable within 60 days of May 31, 2006.
(11)	Consists of 29,373 shares subject to options that are exercisable within 60 days of May 31, 2006.
(12)	Includes 250,675 shares held of record and 960,834 shares subject to options that are exercisable within 60 days of May 31, 2006.

INFORMATION ABOUT MFS

The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Report for the year ended September 30, 2005, MFS’ quarterly information for the quarter ended March 31, 2006, and MFS’ website.

Background

MFS commenced operations in 1989 as a private company. In connection with its initial public offering, the holding company, the shares of which are the subject of the Offer, was incorporated in Singapore in November 2000. It changed its name ultimately to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited. MFS is headquartered in Singapore and as of December 31, 2005 had over 2,400 employees.

MFS’ manufacturing facilities are located in Singapore, China and Malaysia. MFS’ core business is the design, manufacture and distribution of flexible printed circuits, or FPCs, and rigid printed circuit boards, or rigid PCBs, and turnkey component and assembly services for FPCs.

Since its inception in 1989, MFS has developed capabilities in the design, manufacture and distribution of FPCs or FPC and rigid PCBs and provides turnkey component assembly services for FPCs. In addition, MFS provides value-added services such as application engineering expertise to develop specialized FPCs. In 1999, the operating company, MFS (Singapore) Pte Ltd, or MFS Singapore, was awarded the International Automotive Sector Group’s QS9000 quality assurance certification by Singapore’s Productivity and Standards Board a quality standard required by leading automobile makers in the automotive industry like General Motors, Ford and DaimlerChrysler. In 2000, MFS Singapore was awarded the ISO9002 quality assurance certification by Anglo Japanese American Registrars for the manufacture and assembly of single-sided, double-sided, multi-layer plated through-hole FPCs and rigid flex. In the same year, MFS, through its subsidiary MFS Singapore, acquired a 65% interest in MFS Technology (PCB) Co. Ltd, or MFS-PCB, formerly known as WGC Circuits Co Ltd), held by United Circuits Hong Kong Ltd, or UCL, and Wearnes Technology Pte. Ltd., or WT, for a purchase consideration of S$7.84 million which was satisfied by the issuance of, in aggregate, 700,000 new shares in the capital of MFS Singapore. The remaining 35% of MFS-PCB continues to be held by Great Wall Information Industry Co. Ltd.

Over the last 12 years, MFS has through organic growth and strategic investments in joint ventures built up its capabilities ranging from the design, manufacture and distribution of FPCs and rigid PCBs, to the provision of turnkey component assembly services for FPCs. As part of MFS’ provision of design services, MFS also provides value-added services like application engineering services in respect of FPCs to meet MFS customers’ requirements. Today, with MFS’ headquarters in Singapore, three manufacturing locations in Singapore, China and Malaysia, and a staff strength of approximately 2,655 employees (as of May 31, 2006), MFS customers include multi-national corporations and local customers spread throughout its primary markets of USA, Europe and Asia Pacific.

Core Business

MFS’ highly experienced team brings to its customers program management from inception to delivery. MFS ensures their customers’ time-to-market needs, with support that includes:

•	Application engineering services;

•	Circuit design and layout routing;

•	Manufacturing of prototype samples;

•	Manufacturing of high-volume production parts;

•	Turnkey component assembly service; and

•	In-house and third-party product reliability testing.

MFS’ Vision

MFS strives to be a global one-stop interconnect solutions provider that specializes in design, manufacture and assembly of a broad range of flexible printed circuit products at a lower price and faster than its competitors.

As FPCs and PCBs are an integral part of almost all electronic products, the demand for FPCs and rigid PCBs is therefore directly linked to the demand for electronic products in general. The applications for electronic components have proliferated in the last few years and the electronic products assembled nowadays are used not only for the computers and computer peripherals industry but also used widely in areas like telecommunications, automotive, industrial equipment, energy and consumer electronics as well as high end precision instruments used in photography, healthcare, avionics and military applications.

Customers

MFS has built-up a diverse customer base comprising more than 100 original equipment manufacturers and contract manufacturers covering industries such as telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment as well as the defense industries. Its customers include well-known multi-national corporations. To better serve its global customers in its major markets of U.S., Europe and Asia Pacific, MFS has put in place an established global marketing network of sales offices and appointed sales representatives.

Board of Directors

Chris Yong Yoon Kwong was appointed to MFS’ board of directors on August 2, 2001, and has served as Chairman since February 26, 2003. He is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Nominating Committee. He was last re-elected as a director on February 9, 2004. He is also a director of Wearnes Technology. Following his retirement as the Managing Director of Volex (Asia) Pte Ltd, a company principally engaged in the supply of electrical and electronic cable assemblies, Mr. Yong subsequently assumed the role of non-executive Chairman for Volex (Asia) Pte Ltd. He holds a Bachelor of Engineering degree from the University of Tokyo and was on a scholarship from the Japanese government.

Pang Tak Lim is MFS’ Managing Director. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. He has been a director of MFS Technology (S) Pte Ltd since January 1995. He has more than 30 years of experience in the electronics industry, out of which 25 years were spent in the PCB and related industries. Prior to joining Wearnes Technology in 1990 as its Operations Manager, Mr. Pang was the Operations Manager for a year for CTS Corporation, which is involved in the manufacture of oscillators and hybrid circuits. He has also worked for two major PCB plants in Singapore from 1978 to 1989, namely Motorola Electronics Pte Ltd and Printed Circuits International Inc. where he was responsible for both companies’ overall manufacturing operations. Mr. Pang was the General Manager of MFS Technology (S) Pte Ltd from 1993 to 1996 before assuming the position of Managing Director in 1997. He is also the director of MFS Technology (M) Sdn Bhd, MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd. Mr. Pang holds an honors degree from the University of Singapore, majoring in Chemistry.

Reggie Thein is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Audit Committee and a member of the Remuneration Committee. He is a director of several SGX listed and private companies. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. Mr. Thein spent 37 years with Coopers & Lybrand, the legacy firm of Pricewaterhouse Coopers and retired from the firm as a Senior Partner in 1999. He was a Vice Chairman of Coopers & Lybrand and the Managing Director of its management consulting services firm from its inception in 1972 until its global integration in the world firm in 1995. Mr. Thein is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the Institute of Certified Public Accountants of Singapore. He is also a member of the governing council of the Singapore Institute of Directors and is active in promoting and advancing the practice of corporate governance in Singapore. Mr. Thein was awarded the Public Service Medal by the President of Singapore in 1999.

Sin Boon Ann is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Nominating Committee and a member of the Audit Committee. He is currently a director of Drew & Napier LLC. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on February 9, 2004. He has been with Drew & Napier LLC since 1992. Mr. Sin is principally engaged in corporate finance, banking, joint ventures, investments and acquisitions, and he participated in the establishment of Drew & Napier LLC’s Hanoi Office. Prior to joining Drew & Napier LLC, Mr. Sin taught at the Faculty of Law at the National University of Singapore from 1987 to 1992. He is also a Member of Parliament for Tampines Group Representation Constituency (GRC). Mr. Sin received his Bachelor of Arts and Bachelor of Laws (Honors) degrees from the National University of Singapore and his Master of Laws from the University of London.

Alexander Chan Meng Wah is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Remuneration Committee and a member of the Nominating Committee. He is currently an Executive Director of MMI Holdings Ltd., an entity whose principal activity is contract manufacturing. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on February 9, 2004. Mr. Chan also serves as independent director on various publicly listed and private companies. He is also Chairman of the Singapore Sports Council and other public sector bodies. He was appointed as a Nominated Member of Parliament on January 12, 2005. Mr. Chan holds a Bachelor of Electrical Engineering (Hons) degree from University of Singapore and a Master of Business Administration degree from the University of California, Los Angeles.

Soh Yew Hock is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is also a member of MFS’ Remuneration Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on February 9, 2004. He is currently the Group Managing Director & CEO of Wearnes International (1994) Limited and is also a director of WBL Corporation Limited and Asia Dekor Holdings Limited. His wide experience in commerce and industry includes positions as Chief Financial Officer and Head of Corporate Affairs. Mr. Soh is a graduate of the University of Singapore (Accountancy), the Chartered Institute of Marketing (U.K.) and the Advanced Management Program of Harvard University. He is a fellow member of CPA (Australia), CPA (Singapore) and CIM (UK). Mr. Soh is currently the President of the Singapore Division of CPA (Australia).

Lester Wong Hein Jee is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Audit Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 26, 2005. He is currently the Chief Financial Officer of WBL Corporation Limited. Prior to joining WBL in 1995, Mr. Wong was a Senior Investment Officer at the Singapore office of the Investment Company of the People’s Republic of China in 1994. Mr. Wong spent four years in Coopers & Lybrand, a legacy firm of PricewaterhouseCoopers, first as a senior auditor in Coopers & Lybrand’s Los Angeles office between 1988 to 1990 and then as a senior consultant in Coopers & Lybrand’s management consulting services firm in Singapore between 1992 to 1994. He holds an MBA degree from the University of Chicago and is a member of the Institute of Certified Public Accountants of Singapore.

Committees

Certain functions have been delegated by MFS’ board of directors to three subcommittees (Audit, Nominating and Remuneration Committees). The Chairman of the respective subcommittees report the outcome of the subcommittee meetings to MFS’ board of directors. Matters that are specifically reserved for MFS’ full board of directors to decide are those involving a conflict of interest for a substantial shareholder or a director, material acquisitions and disposal of assets, corporate or financial restructuring and share issuances, dividends and other returns to shareholders and matters that require board approval.

MFS’ board of directors conducts scheduled meetings on a quarterly basis. Ad-hoc meetings are convened when circumstances require.

The attendance of directors at meetings of MFS’ board of directors and subcommittees is as follows:

Attendance Record of MFS’ Board of Directors and Subcommittees for FY2005
Name of Directors	Board		Audit Committee		Remuneration Committee		Nominating Committee
	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance
Chris Yong	4	4	—	—	—	—	4	4
Pang Tak Lim	4	4	—	—	—	—	—	—
Reggie Thein	4	4	4	4	2	2	—	—
Alexander Chan	4	3	—	—	2	2	4	4
Sin Boon Ann	4	4	4	3	—	—	4	4
Soh Yew Hock	4	4	—	—	2	2	—	—
Lester Wong	4	4	4	4	—	—	—	—

MFS’ board of directors, comprising a total of seven directors, includes six non-executive directors, three of whom are independent. Mr. Pang Tak Lim, the Managing Director is the only executive who is a member of MFS’ board of directors. The directors are professionals in the field of engineering, legal, finance and accounting. Together they bring a wide range of technical skills and relevant experience to MFS. The strong independent element on the board of directors ensures that it is able to exercise objective and independent judgment on corporate affairs. This is to ensure that there is effective representation for shareholders, and those issues of strategy, performance and resources are fully discussed and examined to take into account long-term interest of shareholders, employees, customers, suppliers and the many committees in which MFS conducts its business.

Chairman and Managing Director

There is a division of responsibility between the Chairman and the Managing Director. The Chairman bears responsibility for the workings of MFS’ board of directors, the governance process of the board of directors, setting regular board meetings, and setting the board meeting agenda in consultation with the Managing Director. The Chairman reviews most board papers before they are presented to the board of directors and ensures that board members are provided with adequate and timely information. The Managing Director is the most senior executive in MFS and is responsible for strategic goals and day-to-day management of MFS.

Nominating Committee

The Nominating Committee comprises three directors, namely, Mr. Sin Boon Ann, Mr. Alexander Chan Meng Wah and Mr. Chris Yong Yoon Kwong. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Alexander Chan Meng Wah are independent directors. The scope and responsibilities of the Nominating Committee include:

•	identifying, reviewing and recommending candidates or nominations for appointments and reappointments of directors, senior executive staff and the members of the various committees;

•	reviewing the board structure, size and composition and making recommendations to the board with regard to any adjustments that are deemed necessary;

•	reviewing the strength and assessing the effectiveness of the board as a whole;

•	determining on an annual basis the independent status of directors;

•	making recommendations to the board for the continuation (or not) in services of any director who has reached the age of 70;

•	deciding whether or not a director is able to and has been adequately carrying out his duties as a director of MFS, particularly when he has multiple board representations; and

•	overseeing the management, development and succession planning of MFS.

Under Article 94 of the Articles of Association of MFS, one-third of MFS’ directors (or if their number is not a multiple of three, the number nearest to but not less that one-third) shall retire from office by rotation. The Nominating Committee determines the independence of MFS’ directors annually in accordance with the guidelines set out in the Singapore Companies Code and is of the opinion that MFS’ board of directors is able to exercise objective judgment on corporate affairs independently and that the board’s decision-making process is not dominated by any individual or small group of individuals. The Nominating Committee assesses and recommends to the board whether the retiring directors are suitable for re-election. The Nominating Committee considers that the multiple board representations held presently by the directors do not impede their performance in carrying out their duties to MFS.

MFS’ Nominating Committee is of the view that MFS’ board of directors comprises persons whose diverse skills, experience and attributes match the demands facing MFS. MFS’ Nominating Committee is also of the view that the current board size of seven is appropriate, taking into account the nature and scope of MFS’ operations. In evaluating the performance of MFS’ board of directors, the Nominating Committee implements a self-assessment process that requires each director to submit the assessment based on the performance of the board of directors during the year under review. This self-assessment process takes into consideration, inter alia, board composition, maintenance of independence, board information, board process, board accountability, and communication with top management and standard of conduct. The Nominating Committee also considers other performance criteria as set out in the Singapore Companies Code, including the performance of MFS. MFS’ Nominating Committee is of the opinion that the board’s independence thus far has been maintained, and is not convinced that the board needs to go into peer evaluation in 2005.

Audit Committee

The Audit Committee comprises three members, namely Mr. Reggie Thein, Mr. Sin Boon Ann and Mr. Lester Wong Hein Jee. Mr. Reggie Thein (Chairman of the Audit Committee) and Mr. Sin Boon Ann are independent directors. The Audit Committee meets regularly to perform the following functions:

•	recommending to MFS’ board of directors the external auditors to be nominated, and approving the compensation of the external auditors. It also reviews the scope and results of the audit, its cost-effectiveness, and the independence and objectivity of the external auditors;

•	reviewing with the internal auditors, external auditors and management, the significant risks or exposures that exist and the steps management have taken to manage such risks to MFS;

•	reviewing quarterly and full year financial statements for submission to the board for its approval;

•	reviewing with the Chief Financial Officer and external auditors at the completion of the quarterly and full year the financial results and audit issues of the group:

•	any significant findings and recommendations of the external auditors together with management’s responses thereto;

•	any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

•	the external auditor’s reports;

•	evaluating the assistance given by management and the staff of MFS to the external auditors, including any concerns encountered during the course of audit;

•	reviewing interested person transactions falling within the scope of Chapter 9 of the Singapore Listing Manual; and

•	considering legal and regulatory matters that may have a material impact on the financial statements, related exchange compliance policies and reports received from regulators.

In performing its functions, the Audit Committee:

•	had outsourced its internal audit function to Ernst & Young;

•	had full access to and assistance of the management and the discretion to invite any director and executive officer to attend its meetings;

•	had been given reasonable resources to enable it to discharge its functions properly; and

•	had the express powers to conduct or authorize investigation into any matters within its terms of reference.

The scope of MFS’ internal auditors is to:

•	review the effectiveness of the internal controls of MFS and its subsidiaries;

•	provide assurance that key business issues and operational weaknesses are identified and managed;

•	ensure internal controls are in place and functioning as intended; and

•	ascertain if operations are conducted in an effective and efficient manner.

MFS’ internal auditors report primarily to the Audit Committee Chairman on audit matters and to the Managing Director and MFS’ management on administrative matters.

Minutes of the Audit Committee meetings are regularly submitted to MFS’ board of directors for its information and review. The Audit Committee meets with the external and internal auditors, without the presence of MFS’ management, at least once a year.

The Audit Committee has conducted an annual review of non-audit services provided by the external auditors to satisfy itself that the nature and extend of such services will not prejudice the independence and objectivity of the external auditors. Based on internal and management controls in place, MFS’ board of directors believes that there are adequate internal controls in MFS.

Remuneration Committee

The Remuneration Committee comprises three members, namely Mr. Alexander Chan Meng Wah, Mr. Reggie Thein and Mr. Soh Yew Hock. Mr. Alexander Chan Meng Wah (Chairman of the Remuneration Committee) and Mr. Reggie Thein are independent directors. The Remuneration Committee’s responsibilities include:

•	recommending a framework of executive remuneration for the board and key executives;

•	reviewing and recommending to the board the remuneration packages and terms of employment of the Managing Director and senior executives of MFS; and

•	administering and recommending to the board the grant of options in respect of the MFS Share Option Scheme.

There is a formal and transparent procedure for fixing the remuneration packages of individual directors. No director is involved in deciding his own remuneration. In addition to the Remuneration Committee’s responsibilities as stated above, the Remuneration Committee is also responsible for reviewing and recommending to the board, the remuneration packages for all directors, taking into account the current market circumstances and the need to attract directors of experience and good standing. The proceedings of the Remuneration Committee in relation to remuneration matters are minuted. As part of its review, the Remuneration Committee will cover all aspects of remuneration including but not limited to directors’ fees, salaries, allowances, bonuses, options and benefits-in-kind. The Remuneration Committee and MFS’ board of directors are of the view that the remuneration of the directors is adequate but not excessive in order to attract, retain and motivate them to run MFS successfully.

Non-executive directors, including MFS’ Chairman, have no service contracts. The Managing Director’s contract has been renewed for a further three years commencing from October 1, 2004. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

The performance-related elements of the Managing Director’s remuneration form a significant portion of his FY2005 package. The Managing Director’s remuneration package includes a variable bonus element, which is performance-related, and share options, which have been designed to align his interests with those of the shareholders. It also includes a discretionary bonus over and above the performance bonus to be determined by the Remuneration Committee and recommended to MFS’ board of directors.

A breakdown showing the level and mix of each individual director’s remuneration payable for FY2005 is as follows:

Remuneration Band & Name of Directors*	Fees** (%)	Salary*** (%)	Bonus*** (%)	Other Benefits* (%)	Total (%)
Above S$1,000,000	—	—	—	—	—
S$750,000 to S$999,999	—	—	—	4	—
S$500,000 to S$749,999 Pang Tak Lim	—	40	56	4	100
S$250,000 to S$499,999	—	40	56	4	100
Below S$250,000
Reggie Thein	100	—	—	—	100
Chris Yong Yoon Kwong	Nil	—	—	—	Nil
Alexander Chan Meng Wah	100	—	—	—	100
Sin Boon Ann	100	—	—	—	100
Soh Yew Hock	Nil	—	—	—	Nil
Lester Wong Hein Jee	Nil	—	—	—	Nil

*	excluding share options which are described in MFS’ Annual Report.
**	these fees are subject to approval by shareholders as a lump sum at the AGM.
***	the salary and bonus are inclusive of allowances and Central Provident Fund.
Nil	Nominee directors will not be paid individual directors’ fees from FY2005.

The Remuneration Committee ensures that the remuneration package of employees related to executive directors and controlling shareholders of MFS are in line with MFS’ staff remuneration guidelines and commensurate with their respective job scope and level of responsibilities. The aim of the Remuneration Committee is to motivate and retain such executives and ensure that MFS’ is able to attract the best talent in the market in order to maximize shareholders’ value.

MFS does not have employees who are immediate family members of a director or Managing Director.

The Remuneration Committee administers the MFS Share Option Scheme, which was established on December 28, 2001 in accordance with the rules as approved by the shareholders. Apart from the existing MFS Share Option Scheme, the Remuneration Committee has engaged a compensation consultant to review, design and recommend the possible adoption and implementation of a performance related share plan (PSP) and restricted share plan to strengthen its long-term incentive program. Any changes arising from this review would need to be approved by shareholders.

Key Management

Peter Tan is MFS’ Chief Financial Officer. He is responsible for the financial, accounting and administrative functions of MFS. Mr. Tan is a Certified Public Accountant with more than 19 years of experience in commercial and corporate consulting, relating mainly to statutory compliance, listing requirements, financial reporting and corporate restructuring for private and public companies in Australia, Singapore and Indonesia. Prior to joining MFS in March 2001, he was the Financial Controller of OCBC Wearnes & Walden Management (Singapore) Pte Ltd from June 2000 to February 2001 and the Chief Financial Officer of Pacific Silica Pty Ltd from March 1998 to May 2000. Mr. Tan holds a Bachelor of Commerce degree, majoring in Accounting and Management from the University of Western Australia. He is a member of the CPA (Australia), Australian Institute of Management and Institute of Certified Public Accountants of Singapore.

Choo Teck Leong is the Group General Manager (Flex Division) of MFS Technology (S) Pte Ltd. Mr. Choo has more than 22 years of experience in the field of manufacturing, especially in chemical processing industries. Prior to joining MFS in August 1989 as a Production Manager, he worked for Texas Instruments Corporation from 1978 to 1979 as a Process Engineer, Degussa Electronics Pte Ltd, a PCB manufacturer from 1980 to 1984 as Chemical Engineer, Albright and Wilson Asia Trading Pte Ltd, a company engaged in trading of specialty chemicals from 1984 to 1987 as Technical Sales Executive and Motorola Electronics Pte Ltd from 1987 to 1989 as Engineering Group Leader. He is currently responsible for the overall manufacturing operations of MFS’ three FPC plants in Singapore, Malaysia and China. He played a key role in the setting up of the Malacca plant and is also responsible for providing engineering support to the Malacca facility. He holds a chemical engineering degree from the University of Singapore.

Tan Kheng Wah is MFS’ General Manager of Business Support, in charge of the sales and marketing teams responsible for overall business support. This includes the management of transition of new projects into mass production, schedules management and overall marketing risk management. Prior to joining MFS in January 1991 as a Sales Executive, he was a Senior Officer responsible for material planning and control in CTS Singapore Pte Ltd from 1988 to 1990 and Production Supervisor for PCB manufacturing in Motorola Electronics Pte Ltd from 1986 to 1988, both of which are key players in the local PCB and related industries. He joined MFS as a Sales Executive in 1991 and was promoted to Program Manager in 1994. As Program Manager, his job scope was widened to include application engineering and management of prototype samples. In January 2000,

Mr. Tan was promoted to his current position. He holds a diploma in Mechanical Engineering and a graduate diploma in Business Administration from the Singapore Institute of Management.

Gilbert Rodrigues is MFS’ Director of Business Development and is in charge of the marketing and business development teams. He is responsible for the identification and development of new businesses. He joined MFS in May 1991 as a Materials Control Executive and was promoted to Assistant Quality Assurance Manager in 1993. He was promoted to Program Manager in the sales and marketing department in 1994 and in January 2000, he was promoted to his current position. Prior to joining MFS, he worked as a Production and Inventory Control and Sales Administrator in Motorola Electronics Pte Ltd. He holds a Bachelor of Science degree from the University of Louisiana.

Li Xiaoming is the General Manager of MFS Technology (Hunan) Co Ltd / MFS Technology (PCB) Co Ltd. He has 14 years of experience in PCB manufacturing. Prior to joining MFS Technology (PCB) Co Ltd in February 1990, he worked in Hunan Long Island Circuits Company Limited as an Engineering Manager for three years. The company was principally engaged in the manufacture of PCBs. He was appointed as Vice General Manager of MFS Technology (PCB) Co Ltd in 1994 and was promoted to General Manager of WGC in 1997 and assumed the General Manager role in MFS Technology (Hunan) Co Ltd in 2004. Mr. Li holds a Bachelor in Chemistry degree from the University of Technology, Changchun, PRC.

Ronnie Chin was promoted to his current position of Technical Director in December 2004. He joined MFS in August 1993 as MFS’ Process and Development Engineer and was promoted to Process and Development Engineering Manager in February 1999. He became R&D Manager in July 2000 when an independent R&D department was spun off from the Process Engineering department. Prior to joining MFS, he worked as a Research Assistant for three years in the National University of Singapore conducting biomedical engineering research, in collaboration with the National University Hospital. He was instrumental in developing several new processes for FPC manufacturing and the setting up of an automated assembly department for MFS Technology (S) Pte Ltd. Mr. Chin holds a mechanical engineering degree from the National University of Singapore.

Chen Chee Ming was promoted to his current position of General Manager (Manufacturing) of MFS Technology (M) Sdn Bhd in April 2002. Mr. Chen is responsible for the production, materials, engineering and maintenance functions in MFS Technology (M) Sdn Bhd. Prior to joining MFS in May 2000 as a Production & Material Control Manager, he worked as a Production Manager in KESM industry, Malaysia, a member of Sunright Group and Production Manager for liquid crystal display manufacturing in Vikay Technology (M) Sdn Bhd from 1988 to 1999 responsible for production, materials and process engineering functions. He holds a diploma in General Management from the Malaysia Institute of Management.

Executive Compensation

MFS’ key management’s remuneration include fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by MFS, and where MFS did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	2005 (S$’000)	2004 (S$’000)
Directors’ fees	192	287
Key management’s remuneration
Directors of MFS	743	837
Other key management	520	488

The table below shows the range of gross remuneration of the top five executives (executives who are not directors) in bands of S$250,000:

Number of Key Executives of MFS in the Remuneration Band	2005	2004
S$500,000 & above	—	—
S$250,000 to S$499,999	—	—
Below S$250,000	5	5

The aggregate number of share options granted to an executive director of MFS during the fiscal year 2005 was 400,000 (2004: 456,000). The share options were given on the same terms and conditions as those offered to other employees of MFS. The outstanding number of share options granted to the executive director of MFS at the end of the fiscal year was 796,000 (2004: 576,000).

Subsidiaries

MFS has one direct wholly owned subsidiary, MFS Technology (S) Pte Ltd. MFS Technology (S) Pte Ltd. in turn directly owns:

•	100% of the outstanding capital stock of each of MFS Technology (M) Sdn Bhd and Flex Solutions (S) Pte Ltd, and

•	65% of the outstanding capital stock of each of MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd., or HMFS. The remaining 35% ownership interest in MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd is held by Great Wall Information Industry Co Ltd (GWI), a company incorporated in the People’s Republic of China. Each of these subsidiaries is controlled by a five person board of directors, of which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board.

Properties

MFS’ corporate headquarters are located in Singapore, and its manufacturing facilities are located in Singapore, Malaysia and the People’s Republic of China. The following is a summary of MFS’ principal activities and its business locations:

Principal Activities	Place of Business

MFS Technology Ltd—investment holding company	Singapore

MFS Technology (S) Pte Ltd—manufacture and marketing of flexible printed circuits and associated assembly	Singapore

Flex Solutions (S) Pte Ltd—marketing of flexible printed circuits	Singapore

MFS Technology (M) Sdn Bhd—manufacture of flexible printed circuits and associated assembly	Malaysia

MFS Technology (PCB) Co Ltd—manufacture and marketing of printed circuit boards	People’s Republic of China

MFS Technology (Hunan) Co Ltd—manufacture of printed circuits and associated assembly	People’s Republic of China

Selected Consolidated Financial Data of MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. The consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and the six-months ended March 31, 2005 and 2006, and the consolidated balance sheet data as of September 20, 2004 and 2005 and March 31, 2006, is derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included elsewhere in this Proxy Statement/Prospectus. The consolidated statements of operations data for the years ended September 30, 2001 and 2002 and the consolidated balance sheet data as of September 30, 2001, 2002 and 2003 are derived from audited MFS consolidated financial statements not included in this Proxy Statement/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2005 and the six months ended March 31, 2006 included elsewhere in this Proxy Statement/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented. See the section “Where You Can Find More Information” on page 145.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001 (1)	2002 (1)	2003	2004	2005	2005	2006
	(in Singapore Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$88,348	$118,393	$281,761	$432,252	$379,521	$207,728	$221,481
Operating income	$15,371	$8,602	$31,066	$54,559	$43,443	$26,071	$30,726
Net income	$12,647	$5,908	$23,084	$43,094	$35,023	$19,666	$24,055
Basic net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Dilute net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Basic weighted-average common shares	374,400	416,142	650,061	650,744	652,889	652,212	653,899
Diluted weighted-average common shares	374,400	417,381	650,937	653,317	653,893	652,183	656,090

	As of September 30,					As of March 31, 2006
	2001	2002	2003	2004	2005
	(in Singapore Dollars, in thousands)
						(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$16,208	$12,131	$28,508	$52,518	$71,885	$57,600
Working capital	8,217	13,985	40,994	81,570	101,145	103,376
Total assets	103,861	152,716	201,275	290,532	296,780	280,337
Long-term debt, net of current portion	—	—	—	11,848	15,003	14,398
Total shareholders’ equity	55,274	75,160	95,410	134,806	157,955	158,697

(1)	Fiscal Years Ended September 30, 2001 and 2002 net income per share have not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003. See page F-3, the MFS Technology Ltd and Subsidiaries Consolidated Income Statements.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 19.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

MFS is principally engaged in the design, manufacture and distribution of flexible printed circuits, printed circuit boards and value-added services. The telecommunications sector, notably for new mobile phone handsets is MFS’ main market followed by the data storage industry. MFS has two primary divisions for flexible printed circuits (FPC) and printed circuit boards (PCB). MFS is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange.

MFS has customers in multiple geographic locations and sales to customers located in these countries were as follows:

	Sales
	Years Ended
	2005	2004	2003
	(in Singapore Dollars in thousands)
China	$197,959	$328,517	$218,461
Taiwan	106,249	38,641	—
Singapore	29,550	18,900	5,575
Europe	16,191	21,025	20,477
Malaysia	14,317	10,786	10,459
United States of America	9,624	6,765	9,361
Other Asia Pacific	5,631	7,618	17,428

	$379,521	$432,252	$281,761

The consolidated financial results of MFS discussed below have been prepared in accordance with Singapore Financial Reporting Standards and are presented in Singapore Dollars.

Comparison of Six Months Ended March 31, 2006 to Six Months Ended March 31, 2005

MFS sales for the first half of fiscal 2006 rose by 6.6% to S$221.5 million compared to S$207.7 million in the same period of fiscal 2005. The flexible printed circuit, or FPC, division, largely driven by the telecommunication sector, remained a steady contributor accounting for 90.1% of MFS’ sales. The FPC sales remained comparable at S$199.6 million against sales of S$189.3 million in the previous corresponding period. The printed circuit board, or PCB, division achieved growth in sales of 18.5% from S$18.4 million in the same period of the fiscal 2005 to S$21.8 million in the current period. This represented 9.8% of MFS’ total sales. The increase in sales was due to higher demand from existing customers as well as secured orders from new customers.

While MFS’ sales increased marginally against the corresponding quarter, its gross margin improved from 16.8% to 19.7% due to the combination of new product launches with higher valued multi-layer construction and better capacity utilisation from manufacturing facilities, including the China FPC facility, which contributed to MFS’ gross margin during the current period. As a result, gross profit increased from S$34.9 million to S$43.7 million for the current period.

Other operating income increased by S$1.0 million to S$2.0 million in the current period primarily due to income derived from the higher recovery of scrap materials. Other operating expenses increased by S$2.8 million to S$4.2 million in the current period due to higher foreign exchange losses as well as professional fees of S$0.7 million in relation to the due diligence for the intended merger with Multi-Fineline Electronix Inc.

Distribution expenses of S$5.4 million, increased by S$2.1 million compared to the previous corresponding period primarily due to the additional provision for sales warranty in view of higher production and sales activities.

Consequently, the overall MFS profit from operations before tax amounted to S$30.0 million in the first half of fiscal 2006, an increase of 17.2% from S$25.6 million in the corresponding prior period. MFS’ tax rate decreased from 23.2% to 9.8% due to prior years tax provision written back after finalization by IRAS coupled with the result of the DEI award granted to our Singapore subsidiary and the impact of the tax-free benefits from the new FPC facility in China.

Overall, MFS achieved profit after tax of S$24.1 million, an increase of 22.3% over the corresponding period of the previous financial year.

Comparison of Year Ended September 30, 2005 to Year Ended September 30, 2004

MFS’ sales for fiscal year 2005 decreased 12.2% to S$379.5 million from S$432.3 million in fiscal year 2004. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the display and imaging sector.

The sales of MFS’ flexible printed circuit business declined 14.5% from S$397.3 million in fiscal year 2004 to S$339.7 million in fiscal year 2005. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the LCD display and imaging sector, partially set off by an increase in demand in the personal communication and wireless portables sectors. The overall decline was due primarily to the delay in the launch of several anticipated new volume programs by key customers in both the personal communication and display sectors.

Lower sales and the price pressure from a less favorable product mix resulted in an 18.2% decline in gross profit. MFS incurred a foreign exchange loss of S$1.3 million for fiscal 2005. Overall, sales for the PBT division declined from S$52.7 million in fiscal year 2004 to S$40.2 million in fiscal year 2005.

Printed circuit board division’s performance moderately improved as sales grew by approximately 14.3% from S$34.9 million in fiscal year 2004 to S$39.9 million in fiscal year 2005.

In line with the overall lower sales, MFS’ distribution and administrative expenses for fiscal year 2005 decreased by S$1.7 million to S$16.1 million from S$17.8 million in the previous financial year. Other operating income increased from S$2.1 million in fiscal year 2004 to S$3.2 million in fiscal year 2005 due to contractual compensation arising from cancellation of customer orders. Other operating expenses increased from S$2.4 million in fiscal year 2004 to S$3.1 million in fiscal year 2005 primarily due to higher foreign exchange losses.

MFS’ tax rate decreased from 20.5% in fiscal year 2004 to 16.6% in fiscal year 2005 as MFS’ Singapore subsidiary obtained the Development and Expansion Incentive, or DEI, grant from the Economic Development Board, or EDB, in which EDB granted a concessionary tax rate on qualifying income above a certain base. As the commencement date of the DEI was April 1, 2004, the financial effects of the DEI on the provision for tax from April 1, 2004 to September 30, 2005 have been recorded in the current financial year.

Comparison of Year Ended September 30, 2004 to Year Ended September 30, 2003

MFS’ sales for fiscal year 2004 increased by 53.4% to S$432.3 million compared to S$281.8 million in the prior fiscal year. The FPC division sales contributed 91.9% of sales, while 8.1% was derived from the PCB division.

MFS’ FPC division fiscal year 2004 sales of S$397.3 million, increased 57.2% over the prior fiscal year, as a result of the commencement of volume production of new models for use in small-to-mid range high-resolution color LCD products and mobile handsets. The small displays and wireless communication products contributed 79.3% of the total FPC sales. MFS’ change in product mix towards higher valued multi-layer construction, and continued demand for fine pitch products contributed to the growth.

MFS’ PCB division sales grew by 20.3% to S$34.9 million from S$29.0 million. Multi-layer PCBs for planar magnetics increased from S$7.4 million to S$12.0 million in the current year. During 2004 fiscal year, MFS’ PCB division began shipping multi-layer thin board PCBs amounting to S$1.9 million.

In fiscal year 2004, the telecommunication sector contributed 79.3% of the total turnover, followed by 10.7% from the data storage sector, 2.8% from the energy sector and 2.0% from the automotive sector.

For fiscal year 2004, MFS’ cost of sales increased by 51.7% to S$359.5 million compared to S$237.1 million in the prior year, primarily driven by higher sales volume. Gross profit as a percentage of net sales improved across the same period from 15.8% to 16.8% as a result of higher sales volume increased and increasing economies of sale average selling prices due to the shift in product mix in favor of the higher valued multi-layer products in our FPC business.

The increase in other operating income was primarily due to proceeds from sale of scrap as a result of higher throughput, which amounted to S$1.3 million for fiscal year 2004 compared to S$0.6 million in the previous fiscal year.

In line with the increase in sales for the fiscal year 2004, the total distribution and administrative costs increased by S$5.7 million or 47.1% from S$12.1 million in the previous fiscal year to S$17.8 million mainly due to higher commission, freight expenses and staff costs. MFS also expensed pre-operating cost incurred by MFS Technology (Hunan) Co. Ltd., amounting to S$1.3 million.

MFS’ profit before tax increased by 76.5% to S$54.0 million for fiscal year 2004 from S$30.6 million in the prior year. For the FPC division, the profit before tax was up by 94.6% from S$26.9 million to S$52.4 million. The higher profit was a result of higher sales, and the introduction of new models with high layer count features.

For the PCB division, profit before tax decreased by 56.3% from S$3.6 million to S$1.6 million. Despite higher sales in fiscal year 2004, profit before tax for the PCB division declined primarily due to the decrease in gross margin as a percentage of sales due to higher material costs.

MFS’ profit after tax attributable to shareholders increased by 86.6%, to S$43.1 million for the fiscal year ended September 30, 2004 compared to S$23.1 million in the prior fiscal year. The effective tax rate for MFS in the current period was 20.5% primarily due to the adjustment made to reduce the deferred tax asset following the reduction in corporate tax rate from 22% to 20%.

Liquidity and Capital Resources

Six Months Ended March 31, 2006

Net cash generated from operations during the six months ended March 31, 2006 was S$17.9 million. During the first half of fiscal year 2006, net income of S$30.0 million, adjusted for depreciation, interest income and expense, net loss on disposal of property, plan and equipment and share-based payment expenses generated S$36.3 million of operating cash, offset by S$18.4 million required for working capital.

Changes in the principal components of working capital during the first half of fiscal year 2006 were as follows:

Net trade and other receivables decreased to S$80.7 million at March 31, 2006 from S$93.2 million at September 30, 2005, a decrease of 13.4%. The decrease is attributable to increased collection efforts. Net inventory balances increased 30.8% or S$11.7 million during the six month period as a result of increased customer stocking requirements. MFS’ trade and other payables decreased S$17.6 million, or 19.4%, from S$90.7 million at September 30, 2005 to S$73.1 million at March 31, 2006. The increase was attributable to the seasonal decrease in sales that is typically experienced following the second fiscal quarter. Depreciation expense for the six months ended March 31, 2006 was S$5.4 million versus S$4.5 million for the comparable period in the prior year.

MFS’ principal investing and financing activities during the six months ended March 31, 2006 were as follows:

Net cash used in investing activities was S$3.1 million for the six months ended March 31, 2006. Capital expenditures were S$3.4 million, offset partially by S$281,000 of interest received during the six months ended March 31, 2006. As of March 31, 2006 and September 30, 2005, MFS had outstanding capital commitments of S$5.8 million and S$10.8 million, respectively.

Net cash used in financing activities was S$28.0 million for the six months ended March 31, 2006, consisting primarily of a final tax exempt dividend of S$0.015 per share, or S$9.8 million, and an additional special tax-exempt dividend of S$0.025 per share, or S$16.3 million. Net repayments on borrowings was S$1.7 million, interest paid was S$764,000 and proceeds from the exercise of employee stock options was S$548,000 during the six months ended March 31, 2006.

Fiscal Year 2005

Net cash generated from operations during fiscal year 2005 was S$41.3 million. Net income of S$42.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment and write-off of property, plant and equipment generated S$52.8 million of operating cash, offset by S$11.5 million required for working capital.

Changes in the principal components of working capital in fiscal year 2005 were as follows:

Net trade and other receivables decreased to S$93.2 million from S$114.0 million at September 30, 2004. The 18.2% decrease was attributable to lower sales in the final quarter of fiscal 2005 versus the comparable period in the prior year. MFS’ net inventory balance increased 19.1% to S$38.0 million at September 30, 2005 from S$31.9 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$22.9 million, from S$113.6 million at September 30, 2004 to S$90.7 million at September 30, 2005. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2005. Depreciation expense was S$9.7 million for fiscal year 2005 versus S$8.0 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2005 were as follows:

Net cash used in investing activities was S$16.6 million for fiscal year 2005. Capital expenditures were S$14.5 million and related to capacity expansion at existing facilities. Purchases of marketable securities were S$3.0 million during the year ended September 30, 2005.

Net cash used in financing activities was S$5.0 million during fiscal year 2005. Net proceeds from bank borrowings were S$10.8 million to fund working capital needs. Dividends paid to MFS’ minority interest were S$2.1 million. Dividends paid to shareholders were S$13.4 million and consisted of a final tax exempt dividend related to fiscal year 2004 of S$0.0055 per share, or S$3.6 million, a special tax exempt dividend related to fiscal year 2004 of S$0.01 per share, or S$6.5 million, and an interim tax exempt dividend related to fiscal year 2005 of S$0.005 per share, or S$3.3 million. Interest paid during fiscal year 2005 was S$1.1 million.

Fiscal Year 2004

Net cash generated from operations during fiscal year 2004 was S$36.2 million. During fiscal 2004, net income of S$54.0 million, adjusted for depreciation, interest income interest expense, gain on disposal of property, plant and equipment generated S$62.5 million of operating cash, offset by S$26.3 million required for working capital.

Changes in the principal components of working capital in fiscal year 2004 were as follows:

Net trade and other receivables increased to S$114.0 million at September 30, 2004 from S$76.0 million for the prior year, an increase of 50.0%. The increase in outstanding trade and other receivables was attributable to the higher average monthly sales in the final quarter of fiscal year 2004 versus the comparable period in the prior year. MFS’ net inventory balances increased to S$31.9 million at September 30, 2004 from S$21.5 million for the prior year, an increase of 48.4% which was also attributable to the increased sales volume in the final quarter of fiscal year 2004. MFS’ trade and other payables increased to S$113.6 million at September 30, 2004 from S$84.7 million for the prior year, an increase of 34.1% as a result of higher production levels driven by the higher sales. Depreciation expense was S$8.0 million for fiscal 2004 versus S$7.6 million in the prior year.

MFS’ principal investing and financing activities in fiscal year 2004 were as follows:

Net cash used in investing activities was S$26.3 million for fiscal year 2004. Capital expenditures were S$26.6 million, primarily for the establishment of the new FPC facility in China.

Net cash provided by financing activities was S$14.2 million for fiscal year 2004. Net bank borrowings of S$14.4 million were used to fund MFS’ new FPC facility in China as well as working capital needs. A capital injection from a new subsidiary resulted in cash inflow of S$3.0 million during fiscal year 2004. Dividends totaling S$3.0 million were paid during the year ended September 30, 2004 consisting of a final tax exempt dividend of S$0.0025 per share, or S$1.1 million, relating to fiscal year 2003, and an interim tax exempt dividend of S$0.0045, or S$1.9 million, relating to fiscal year 2004.

Contractual Obligations

As of September 30, 2005, MFS had no off-balance sheet arrangements as defined in Item 303(a)(4) of the Securities and Exchange Commission’s, or SEC’s, Regulation S-K. The following summarizes MFS’ contractual obligations at September 30, 2005 and the effect those obligations are expected to have on the liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 5 years	More than 5 years
	(in Singapore Dollars in thousands)
Current borrowings	$11,358	$11,358	$—	$—
Non-current borrowings	15,003	—	15,003	—
Operating leases	7,251	259	665	6,327
Purchase obligations	565	565	—	—

Total contractual obligations	$34,177	$12,182	$15,668	$6,327

Financial Risk

MFS conducts business in a number of foreign countries, with sales mainly denominated mainly in U.S. dollars, and most operating costs denominated mainly in the respective local currency, Singapore dollar, Chinese Renminbi, and Malaysian Ringgit, in countries where MFS’ production operations are located.

In certain instances where there are timing differences between sales and operating costs, MFS has entered into contracts that are denominated in foreign currencies, MFS has obtained foreign currency forward contracts to offset the impact of currency rate fluctuations on accounts receivable. These contracts are used to reduce our risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in the fair value of these forward contracts are recorded immediately in earnings.

As of March 31, 2006, MFS had three foreign currency forward contracts outstanding to sell a total amount of U.S.$3.0 million or U.S.$1.0 million each in order to hedge certain receivables denominated in US dollars. These contracts had expiration dates of 10 April, 17 April and 24 April 2006 respectively and do not meet specific hedge accounting requirements.

MFS does not enter into derivative instrument transactions for trading or speculative purposes. The purpose of our foreign currency management policy is to minimize the effect of exchange rate fluctuations on certain foreign denominated anticipated cash flows. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. We expect to continue to use foreign currency forward contracts to manage foreign currency exchange risks in the future.

MFS has borrowings under variable rate credit facilities, and thus subject to interest rate fluctuations. As of March 31, 2006, these borrowings consisted of S$9.4 million in current borrowings and S$14.4 million in non-current borrowings. An increase in interest rates by 1% could result in additional annual interest expense of approximately S$238,000 on these variable rate borrowings.

With respect to trade receivables, we design, manufacture and distribute flexible printed circuits and printed circuit boards. Our customers include mainly wireless customers. Credit is extended based on an evaluation of each customer’s financial condition, and generally collateral is not required. Generally, payment terms stipulate payment within 90 days of shipment and currently, we do not engage in leasing or other customer financing arrangements. Many of our international sales are secured with import insurance or letters of credit to mitigate credit risk. Although we have processes in place to monitor and mitigate credit risk, there can be no assurance that such programs will be effective in eliminating such risk. Historically, credit losses have been within management’s expectations. Future losses, if incurred, could harm our business and have a material adverse effect on our financial position, results of operations or cash flows.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes of M-Flex set forth below give effect to the business combination with MFS. The business combination will be accounted for as a partial purchase transaction for the acquisition of the minority non-WBL shareholder interest in MFS and an exchange of ownership interests between entities under common control defined in Emerging Issues Task Force 90-5 (“EITF 90-5”), Exchanges of Ownership Interests between Entities under Common Control, for the WBL interest in MFS. For accounting purposes, M-Flex will be the acquiring enterprise in the transaction. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion, approximately 56%, of the MFS assets and liabilities assumed will be recorded at historical cost. However, the portion of MFS acquired from the non-WBL shareholders of approximately 44% will be recorded at fair value using purchase accounting.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of M-Flex and MFS and should be read in conjunction with those consolidated financial statements and notes, which are incorporated into or included in this Proxy Statement/Prospectus. The historical financial information of MFS was prepared in accordance with Singapore Financial Reporting Standards, or Singapore GAAP. Accordingly, the unaudited pro forma condensed combined financial information of MFS includes reconciling items required to comply with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 give effect to the Offer and the acquisition of MFS as if it had occurred on October 1, 2004, the first day of the first period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2006 gives effect to the business combination as if it had occurred on March 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.74) and M-Flex shares are exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reporting on Bloomberg on March 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all of the outstanding shares of MFS that are tendered into the Offer are tendered for M-Flex stock.

The estimated total purchase price under the minimum equity assumption assumes that M-Flex will acquire 90% or more of the ordinary shares of MFS shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees). If M-Flex purchases less than 90% of the outstanding shares in MFS (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) the cash purchase price will decrease to S$1.15 per share (U.S. $0.71 per share as of March 28, 2006) from S$1.20 (U.S. $0.74 as of March 28, 2006). The unaudited pro forma condensed combined financial information could vary depending on the MFS shareholders election on the method of purchase using cash or M-Flex stock.

The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Independent valuation specialists have been retained by M-Flex to conduct a valuation in order to assist management in determining the fair values of a significant portion of these assets. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the acquisition occurred on the dates specified, nor is it necessarily indicative of the results of operations or financial position that may be expected in the future.

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2005

(in U.S. Dollars in thousands, except share and per share data)

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net sales	$357,090	$229,249	$(368)	$585,971	$(368)	$585,971	e
Cost of sales	277,202	195,673	689	473,564	689	473,564	e,i

Gross profit	79,888	33,576	(1,057)	112,407	(1,057)	112,407
Operating expenses
Sales and marketing	8,783	1,510	—	10,293	—	10,293
General and administrative	18,470	7,583	111	26,164	111	26,164	i

Total operating expenses	27,253	9,093	111	36,457	111	36,457
Operating income	52,635	24,483	(1,168)	75,950	(1,168)	75,950
Other income (expense), net
Interest expense	(174)	(668)	(242)	(1,084)	(9,152)	(9,994)	f
Interest income	688	286	—	974	—	974
Other income net	378	1,587	—	1,965	—	1,965

Income before provision for income taxes	53,527	25,688	(1,410)	77,805	(10,320)	68,895
Provision for income tax	(16,361)	(4,251)	(325)	(20,937)	3,061	(17,551)	m

Net income before minority interest	37,166	21,437	(1,735)	56,868	(7,259)	51,344
Minority interest	—	(167)	—	(167)	—	(167)

Net income	$37,166	$21,270	$(1,735)	$56,701	$(7,259)	$51,177

Net income per share
Basic	$1.57			$1.71		$1.77

Diluted	$1.51			$1.66		$1.71

Shares used in computing net income per share
Basic	23,603,935		9,581,532	33,185,467	5,285,337	28,889,272	g
Diluted	24,593,998		9,581,532	34,175,530	5,285,337	29,879,335	g

See accompanying notes to these unaudited pro forma condensed combined financial statements

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2005

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net sales	S$	379,521	S$	—		S$	379,521	U.S.$	229,249
Cost of sales		320,017		3,920	a		323,937		195,673

Gross profit		59,504		(3,920)			55,584		33,576

Operating expenses
Sales and marketing		6,420		(3,920)	a		2,500		1,510
General and administrative		12,803		(249)	b		12,554		7,583

Total operating expenses		19,223		(4,169)			15,054		9,093
Operating income		40,281		249			40,530		24,483

Other income (expense), net
Interest expense		(1,106)		—			(1,106)		(668)
Interest income		474		—			474		286
Other income (expense), net		2,688		(61)	c		2,627		1,587

Income before provision for income taxes		42,337		188			42,525		25,688

Provision for income tax		(7,037)		—			(7,037)		(4,251)

Net income before minority interest		35,300		188			35,488		21,437

Minority interest		(277)		—			(277)		(167)

Net income	S$	35,023	S$	188		S$	35,211	U.S.$	21,270

See accompanying notes to these unaudited pro forma condensed combined financial statements

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended March 31, 2006

(in U.S. Dollars in thousands, except share and per share data)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 3, 4)
Net sales	$263,537	$133,585	$—	$397,122	$—	$397,122
Cost of sales	204,144	108,478	501	313,123	501	313,123	i

Gross profit	59,393	25,107	(501)	83,999	(501)	83,999
Operating expenses
Sales and marketing	4,704	2,019	—	6,723	—	6,723
General and administrative	11,468	5,777	(394)	16,851	(394)	16,851	h,i

Total operating expenses	16,172	7,796	(394)	23,574	(394)	23,574
Operating income	43,221	17,311	(107)	60,425	(107)	60,425
Other income (expense), net
Interest expense	—	(461)	(166)	(627)	(6,225)	(6,686)	f, j
Interest income	728	169	—	897	—	897
Other income, net	54	1,052	—	1,106	—	1,106

Income before provision for income taxes	44,003	18,071	(273)	61,801	(6,332)	55,742
Provision for income tax	(14,125)	(1,774)	(246)	(16,145)	2,057	(13,842)	m

Net income before minority interest	29,878	16,297	(519)	45,656	(4,275)	41,900
Minority interest	—	(1,789)	—	(1,789)	—	(1,789)

Net income	$29,878	$14,508	$(519)	$43,867	$(4,275)	$40,111

Net income per share
Basic	$1.23			$1.30		$1.36

Diluted	$1.18			$1.26		$1.31

Shares used in computing net income per share
Basic	24,272,902		9,581,532	33,854,434	5,285,337	29,558,239	g
Diluted	25,332,917		9,581,532	34,914,449	5,285,337	30,618,254	g

See accompanying notes to these unaudited pro forma condensed combined financial statements

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Six Months Ended March 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net sales	S$	221,481	S$	—		S$	221,481	U.S.$	133,585
Cost of sales		177,734		2,120	a		179,854		108,478

Gross profit		43,747		(2,120)			41,627		25,107

Operating expenses
Sales and marketing		5,467		(2,120)	a		3,347		2,019
General and administrative		9,578		—	b		9,578		5,777

Total operating expenses		15,045		(2,120)			12,925		7,796
Operating income		28,702		—			28,702		17,311
Other income (expense), net
Interest expense		(764)		—			(764)		(461)
Interest income		281		—			281		169
Other income (expense), net		1,743		2	c		1,745		1,052

Income before provision for income taxes		29,962		2			29,964		18,071
Provision for income tax		(2,941)		—			(2,941)		(1,774)

Net income before minority interest		27,021		2			27,023		16,297
Minority interest		(2,966)		—			(2,966)		(1,789)

Net income	S$	24,055	S$	2		S$	24,057	U.S.$	14,508

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2006

(in U.S. Dollars in thousands)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 3, 4)
Assets
Current assets
Cash and cash equivalents	$28,989	$35,562	$—	$64,551	$—	$64,551
Short-term investments	22,090	—	—	22,090	—	22,090
Restricted cash	13	—	—	13	—	13
Accounts receivable, net	100,467	49,854	(321)	150,000	(321)	150,000	e
Inventories	50,343	30,685	—	81,028	—	81,028
Due from affiliates	365	—	—	365	—	365
Deferred taxes	3,168	—	—	3,168	—	3,168
Other current assets	1,172	1,695	—	2,867	207	3,074	j

Total current assets	206,607	117,796	(321)	324,082	(114)	324,289

Non current assets
Property, plant and equipment, net	83,151	47,001	6,250	136,402	6,250	136,402	k
Restricted cash	127	—	—	127	—	127
Deferred taxes	661	—	—	661	—	661
Goodwill	3,629	—	216,689	220,318	194,792	198,421	k
Other assets	5,591	8,282	1,369	15,242	1,990	15,863	j,k

Total assets	$299,766	$173,079	$223,987	$696,832	$202,918	$675,763

Current liabilities
Accounts payable	$62,570	$45,161	$(321)	$107,410	$(321)	$107,410	e
Accrued liabilities	9,773	1,030	—	10,803	—	10,803
Due to affiliates	355	5,773	—	6,128	—	6,128
Other current liabilities	114	—	—	114	—	114
Income taxes payable	2,871	1,902	—	4,773	—	4,773

Total current liabilities	75,683	53,866	(321)	129,228	(321)	129,228

Non-current liabilities
Long-term debt	—	8,889	6,000	14,889	221,540	230,429	l
Other liabilities	350	—	—	350	—	350
Deferred taxes	719	1,458	1,524	3,701	1,597	3,774	m
Minority interest	—	10,886	—	10,886	—	10,886

Total shareholders equity	223,014	97,980	216,784	537,778	(19,898)	301,096

Total liabilities, minority interest and shareholders equity	$299,766	$173,079	$223,987	$696,832	$202,918	$675,763

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP BALANCE SHEET

As of March 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Assets
Current assets
Cash and cash equivalents	S$	57,600	S$	—		S$	57,600	U.S.$	35,562
Accounts receivable, net		80,748		—			80,748		49,854
Inventories		49,701		—			49,701		30,685
Other current assets		2,576		170	d		2,746		1,695

Total current assets		190,625		170			190,795		117,796

Non-current assets
Property, plant and equipment, net		83,328		(7,200)	d		76,128		47,001
Other assets		6,384		7,030	d		13,414		8,282

Total assets	S$	280,337	S$	—		S$	280,337	U.S.$	173,079

Current liabilities
Accounts payable		73,148		—			73,148		45,161
Accrued liabilities		1,669		—			1,669		1,030
Current portion of long-term debt		9,351		—			9,351		5,773
Other current liabilities		3,081		—			3,081		1,902

Total current liabilities		87,249		—			87,249		53,866

Non-current liabilities
Long-term debt		14,398		—			14,398		8,889
Deferred taxes		2,361		—			2,361		1,458
Minority interest		17,632		—			17,632		10,886

Total shareholders equity		158,697		—			158,697		97,980

Total liabilities, minority interest and shareholders equity	S$	280,337	S$	—		S$	280,337	U.S.$	173,079

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 gives effect to the business combination with MFS as if they had occurred on October 1, 2004, the first day of the first period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2006 gives effect to the combination of M-Flex and MFS as if it had occurred on March 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.74) and M-Flex shares are exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reported on Bloomberg on March 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all MFS shares tendered into the Offer and are tendered for M-Flex common stock.

The historical information of MFS was prepared in its reporting currency, Singapore Dollar. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 and the unaudited pro forma condensed combined balance sheet as of March 31, 2006 have been translated into U.S. dollars using exchange rates for the Singapore Dollar of 1.66, 1.66 and 1.62, respectively.

Note 2. Adjustments to Reconcile MFS Historical Financial Statements to U.S. GAAP

The accounting principles applied in preparing MFS’ financial statements comply with Singapore Financial Reporting Standards (“SFRS”) which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following adjustments reconcile MFS’ historical financial statements to U.S. GAAP for purposes of the pro forma presentation:

a) Under SFRS, MFS classifies freight and handling charges as part of distribution in sales and marketing. Under U.S. GAAP, the classification of shipping and handling charges is an accounting policy decision that should be disclosed. M-Flex has adopted a policy of including freight and handling costs in cost of sales. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to increase cost of goods sold by S$2.12 million and S$3.92 million for the six months ended March 31, 2006 and the fiscal year ended September 30, 2005, respectively, and to reduce sales and marketing expenses for the noted periods by the same amounts.

b) Prior to October 1, 2005, under SFRS, no employee stock based compensation was recorded for stock options granted to employees, even in situations where modifications to fixed option awards occur. Under U.S. GAAP, SFAS No. 123 “Accounting for Stock-Based Compensation” as SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, “Accounting for Stock Issued to Employees,” and related interpretations which requires repricings or other modifications to be accounted for on a variable basis. Accordingly, an adjustment is necessary to reduce general and administrative expense for the reduction of previously recorded stock compensation expense as a result of reductions in the intrinsic value of MFS stock option awards accounted for on a variable basis.

In October 2005, MFS adopted SFRS 102. For the purpose of the reconciliation, MFS has measured its stock-based compensation expense using the fair value based method beginning from October 1, 2005.

Subsequent to the adoption of SFRS 102 and SFAS No. 123 (R), “Share-Based Payment”, SFRS and U.S. GAAP are substantially similar with respect to share-based compensation that affects MFS and accordingly no adjustment is required for the six-months ended March 31, 2006.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

c) Prior to October 1, 2005, there are no requirements under SFRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease other income in fiscal year 2005 by S$61,000, and an increase of other income for the six-months ended March 31, 2006 by S$2,000.

Beginning October 1, 2005, SFRS 39 requires forward contracts to be recognized at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognized through income.

Subsequent to the adoption of SFRS 39, SFRS and U.S. GAAP are substantially similar with respect to the accounting of forward contracts that affects MFS.

d) Under SFRS, MFS classifies leasehold land as well as land use rights as part of property, plant and equipment and depreciates them over the period of the lease term. Under U.S. GAAP, such land leases should be accounted as operating leases as none of the land leases include a transfer of ownership by the end of the lease term or contains a bargain purchase option. The effect of this U.S. GAAP classification difference is to reduce property, plant and equipment at March 31, 2006 by S$7.20 million and to increase other assets since the amounts were prepaid.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Note 3. Purchase Accounting

The total estimated purchase price of MFS varies based on the consideration offered under the two transaction scenarios presented. The estimated purchase price under the Maximum Equity Issuance scenarios are based on a 100% equity exchange using an exchange rate of 0.0145 M-Flex common shares, valued at an average price of $62 per share based on the average closing price for three days before and after the public announcement date of March 29, 2006, for each outstanding share of MFS. At the public announcement date, MFS had approximately 654,655,497 common shares outstanding; and 10,723,500 stock options outstanding which will be vested and exercised prior to the closing. The Minimum Equity Issuance scenario assumes the same exchange rate and average price per share; however, under the Minimum scenario, the minority ownership portion, approximating 44% of the shares outstanding, elects to receive cash at S$1.20 (U.S. $0.74). The estimated purchase price is as follows:

	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Purchase of outstanding shares	$592,180	$544,431
Settlement of outstanding options	2,462	1,679
Estimated transaction costs and expenses	6,000	6,828

Total estimated purchase price	$600,642	$552,938

The business combination will be accounted for as a purchase of the shares of MFS held by the non WBL minority shareholders which will result in a partial new basis of accounting at fair value and as an exchange of ownership interest between entities under common control for the WBL portion of the shares of MFS. The fair value of the consideration paid, less an adjustment to reflect WBL’s majority investment at historical basis, has been allocated to the minority ownership portion of the tangible and intangible assets and liabilities of MFS based on their respective fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Independent valuation specialists have been retained by M-Flex to conduct a valuation in order to assist management in determining the fair values of a significant portion of these assets. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation and the related purchase price allocation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction, and could differ materially from the amounts estimated below:

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Total estimated purchase price at fair value	$600,642	$552,938
Less: excess of fair value over WBL’s historical basis	(279,878)	(253,316)

	320,764	299,622
Less: Book value of net assets acquired at March 31, 2006	(97,980)	(97,980)

Excess purchase price to be allocated	$222,784	$201,642

Preliminary allocation:
Property, plant and equipment	$6,250	$6,250
Identifiable intangible assets	1,369	1,369
Capitalized debt fees	—	828
Deferred taxes	(1,524)	(1,597)
Goodwill	216,689	194,792

Total allocation	$222,784	$201,642

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Identified intangible assets are expected to include developed technology, marketing and customer relationships, and customer backlog and will be amortized over their estimated useful lives, which are expected to range from 6 months to 3 years.

Note 4. Unaudited Pro Forma Combined Adjustments

The following additional adjustments are required to properly reflect the pro forma combination of M-Flex and MFS:

e) Adjustment to eliminate revenues and cost of sales recognized by M-Flex of $368,000 related to sales to MFS during the year ended September 30, 2005. The gross margin on these sales was 15%. As of March 31, 2006 adjustment reflects the elimination of the receivable from MFS in the amount of $321,000 which is expected to be paid in full prior to the close of the transaction. M-Flex did not have any sales to MFS during the six-month period ended March 31, 2006.

f) Represents the interest cost related to the credit facility required to make cash payments under the Minimum Equity assumption which would require M-Flex to pay the Singapore minority shareholders a total of $214.7 million for their shares, which includes amounts paid to option holders for exercised stock options, and an additional $6.8 million for borrowings of transaction related expenses. Total debt required under the Minimum Equity assumption is assumed to be $221.5 million. The presumed interest rate is 4.0% and 5.5% for the fiscal year ended September 30, 2005 and the six months ended March 31, 2006, respectively, which is equivalent to the 3 month SIBOR plus 0.9%. Under the Maximum Equity scenario, the interest cost is related to borrowings necessary to pay $6.0 million in transaction costs. Such transactions costs differ from the Minimum Equity scenario by $828,000 because of debt fees.

g) Represents the shares of M-Flex issued under the Maximum and Minimum Equity scenarios. See Note 5.

h) Adjustment to exclude from general and administrative expenses $450,000 of transaction costs expensed by MFS during the six-month period ended March 31, 2006 related to this transaction.

i) Represents additional depreciation and amortization related to the allocation of the excess purchase price over tangible net assets acquired to property, plant and equipment and identified intangible assets, as described in Note 3. Approximately 90% of the total depreciation adjustment has been allocated to cost of goods sold with the remainder going to general and administrative expenses.

j) Reflects $828,000 of capitalized debt fees associated with the Minimum Equity scenario, which will be amortized into interest expense over a four year period. Capitalized debt fees under the Maximum Equity scenario are immaterial.

k) Represents the allocation of excess purchase price over tangible net assets acquired to goodwill and identified intangible assets, as described in Note 3.

l) Reflects the issuance of long-term debt necessary to complete the transaction. Total debt under the Minimum Equity scenario is assumed to be $221.5 million; while total debt under the Maximum Equity scenario is assumed to be $6 million.

m) Represents an adjustment for the tax effect on MFS’ historical financial results and related unaudited pro forma adjustments at the statutory U.S. tax rate of 38% for the year ended September 30, 2005 and the six-month period ended March 31, 2006 for M-Flex related adjustments and the statutory Singapore tax rate of 20% for the year ended September 30, 2005 and the six-month period ended March 31, 2006 for MFS related adjustments. Additionally, this adjustment includes $659,000 and $330,000 of additional U.S. tax on MFS income during the year ended September 30, 2005 and the six-month period ended March 31, 2006, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Note 5. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 (in thousands):

	For the Year Ended September 30, 2005		For the Six Months Ended March 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
M-Flex historical weighted average shares used in computing basic net income per share	23,604	23,604	24,273	24,273
Shares of M-Flex common stock issued in exchange for shares of MFS	9,582	5,285	9,582	5,285

Pro forma weighted average shares used in computing basic net income	33,186	28,889	33,855	29,558
Dilutive shares included in historical calculation	990	990	1,060	1,060

Pro forma weighted average shares used in computing diluted net income	34,176	29,879	34,915	30,618

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

Note 6. Minimum Acceptance Assumption

The pro forma financial statements included in this filing assume that 100% of the MFS shareholders choose to exchange their shares for either cash or M-Flex shares. The following table summarizes the pro forma effect of the transaction assuming only the minimum number of shareholders (64%) accepts the terms of the exchange offer:

	For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$585,971	$585,971
Operating income	76,853	76,853
Net Income	50,011	49,013
Basic income per share	1.68	1.70
Diluted income per share	1.63	1.64

	For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$397,122	$397,122
Operating income	60,877	60,877
Net Income	38,679	38,002
Basic income per share	1.27	1.29
Diluted income per share	1.23	1.24

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet Data
Cash and cash equivalents	$64,551	$64,551
Working capital	194,854	194,896
Total assets	496,732	495,851
Long-term debt, net of current portion	14,889	53,733
Shareholders’ equity	303,642	263,915

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION—(Continued)

The following is a summary of the effects to the detailed unaudited pro forma condensed combined statement of operations and balance sheet for the 64% acceptance scenarios:

	For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations
Decrease in net income due to minority interest	$7,412	$7,412
Reduction in interest expense due to reduction in debt	—	(7,300)
Reduction in depreciation and amortization expense	(903)	(903)
Change in the tax impact on the pro forma adjustments	181	2,955

Total impact of the change to net income due to the 64% acceptance scenarios	$6,690	$2,164

	For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations
Minority interest	$5,549	$5,549
Reduction in interest expense due to reducted debt	—	(4,965)
Reduction in depreciation and amortization expense	(452)	(452)
Change in the tax impact on the pro forma adjustments	91	1,977

Total impact of the change to net income due to the 64% acceptance scenarios	$5,188	$2,109

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet
Change in total assets due to a:
Reduction in property, plant and equipment	$5,076	$5,076
Reduction in goodwill	193,913	173,064
Reduction in capitalized debt fees	—	660
Reduction in intangible assets	1,112	1,112
Change in long-term debt due to a:
Reduction in shares exchange	—	175,062
Reduction in cash price per share from S$1.20 to S$1.15	—	1,634
Change in deferred taxes due to a:
Reduction in deferred taxes	1,238	1,308
Change in shareholders equity due to a:
Impact of reduction of shares exchanged	198,863	1,908
Increase in minority interest	35,273	35,273

RELATED PARTY TRANSACTIONS AND

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

Interests of M-Flex’s Directors, Officers and Stockholders

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under Delaware General Corporation Law and our Bylaws to the fullest extent permitted under Delaware law.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification by us will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

We have an insurance policy covering our directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act, or otherwise. Insofar as indemnification for liabilities arising under the Securities Act 1933 may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As discussed above under “Beneficial Ownership,” WBL and its affiliated entities beneficially own 61% of the outstanding common stock of M-Flex. Mr. Tan Choon Seng, the Chief Executive Officer of WBL, and Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, are members of our Board of Directors.

During the summer of 2005, we had several discussions with representatives of WBL regarding the terms of our Stockholders Agreement dated June 4, 2004 with WT, UWT and WBL that was entered into in connection with our initial public offering. In connection with those discussions, WBL expressed its desire to amend the terms of the Stockholders Agreement to, among other things, eliminate provisions regarding its ability to elect one-third of the board, eliminate the prohibition against it purchasing our shares and add certain affirmative covenants, principally that we would not hire a new Chief Executive Officer, or sell securities that would result in diluting WT’s and UWT’s ownership to below 50% of our outstanding shares, without the consent of WBL. In consideration of these changes, WBL offered to extend additional manufacturing space to us. In order to evaluate the appropriateness of these requests, the Special Committee of our Board of Directors asked its outside advisors to research other companies with majority stockholder relationships to determine whether the terms of the existing Stockholders Agreement were customary. On September 26, 2005, the Special Committee convened a meeting to discuss these matters with representatives of WBL. In October 2005, the Special Committee approved an amendment to the Stockholders Agreement to put into effect the new terms described below.

On October 25, 2005, we entered into an Amended and Restated Stockholders Agreement with WBL, WT and UWT. The amended agreement provides, among other things, that:

•	The historical right of the WBL entities to recommend to the Nominating Committee for nomination as a director up to one-third of the Board was eliminated, as were certain previous restrictions on the ability of those entities to purchase additional shares of the Common Stock, to enter into financing arrangements that might indirectly affect us, and to vote their shares to remove the Bylaw provision requiring that a majority of the Board be independent;

•	WBL will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective stock ownership below a majority of our shares outstanding; and

•	WBL will, for a period of two years and thereafter subject to the parties’ mutual agreement, use reasonable efforts to provide us with access to excess manufacturing facilities and packaging capacity while our manufacturing facilities are being expanded.

The agreement will terminate when WT, UWT and WBL in aggregate no longer own at least one-third of the outstanding Common Stock, measured on a fully diluted basis.

In November 2003, we executed a $25 million credit facility with Norddeutsche Landesbank Girozentrale which was guaranteed in full by WBL. In connection with our initial public offering, the credit facility was reduced to $15 million and WBL’s guarantee was reduced to an amount equal to the percentage of the outstanding stock owned by WBL, subject to a minimum guarantee of 40% of the outstanding balance of the credit facility. During fiscal year 2005, this credit facility was amended to, among other things, eliminate the WBL guarantee. As of September 30, 2005, we had no outstanding balance on this line of credit.

From time to time, we make sales to and purchases from WBL and its affiliates. During the fiscal year ended September 30, 2005, we purchased products and materials of $1.5 million from these entities and sold products and materials for $368,000 to these entities. As of September 30, 2005, we owed a total of $334,000 to WBL and its affiliates, and WBL and its affiliates owed us a total of $421,000. We believe that the commercial transactions described above were made or entered into on terms that are no less favorable to us than those we could obtain from unaffiliated third parties.

We file a combined California income tax return with Wearnes Hollingsworth Corporation, an affiliate of WBL, pursuant to a tax sharing agreement. The tax sharing agreement provides that we will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the year ended September 30, 2005, we made no payment to Wearnes Hollingsworth Corporation pursuant to the tax sharing agreement.

Management fees may be charged to us by an affiliate of WBL, pursuant to a Corporate Services Agreement between us and such entity. Under this agreement, we may be billed for services on a time and materials basis. For the year ended September 30, 2005, no services were provided under this agreement.

In considering the recommendation of our Special Committee and our Board of Directors regarding the transaction, holders of our common stock should be aware that certain directors of M-Flex have interests in the transaction that differ from those of other stockholders of M-Flex, as described below. Our Board of Directors, including the independent Special Committee of the Board of Directors that approved and recommended the Offer, were aware of these matters and considered them in approving the transaction and recommending that the holders of our common stock approve the issuance of shares pursuant to the Offer.

Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, and Mr. Tan Choon Seng, the Chief Executive Officer of WBL are members of our Board of Directors. As a result of their interests in WBL, Mr. Tan and Dr. Lim may be more likely to vote to approve the Offer and recommend the issuance of shares pursuant to the Offer than if this interest did not exist. Although the Offer was reviewed and approved by a Special Committee of the Board of Directors that did not include Dr. Lim and Mr. Tan and was approved by our Board of Directors with Dr. Lim and Mr. Tan abstaining, our stockholders should consider these interests in deciding whether to approve the proposals contained herein.

WBL and its affiliated entities beneficially own approximately 61% of our outstanding common stock and approximately 56% of MFS’ outstanding ordinary shares. On March 29, 2006, WBL provided us with an irrevocable undertaking requiring WBL to accept the Offer, elect to receive stock consideration with respect to all MFS ordinary shares held by it or its subsidiaries or nominees in the Offer, and not to support any competing transaction, subject to obtaining the approval of the Offer by WBL’s shareholders (if required). In addition, the undertaking includes a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at our Special Meeting. The undertaking, including the proxy, will lapse if WBL’s stockholders do not approve the Offer (if approval is required) or if the Offer has not closed by December 31, 2006. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006.

On March 30, 2006, Mr. Pang Tak Lim and Mr. Lester Wong, directors and shareholders of MFS, gave us an irrevocable undertaking requiring them to accept the Offer with respect to all MFS ordinary shares held by them, and not to support any competing transaction. The undertakings will lapse if WBL’s shareholders do not approve the Offer (if approval is required). The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. Mr. Pang is currently MFS’ Managing Director. As mentioned above, Mr. Wong is currently the Chief Financial Officer of WBL.

Interests of MFS’ Directors, Executive Officers and Shareholders

As mentioned above, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, have given irrevocable undertakings (collectively, the PTL and LW Undertakings) to us to accept the Offer in respect of the number of MFS Shares held by him or his nominees. As of May 31, 2006, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares	As percentage of the total issued share capital of MFS
Mr. Pang Tak Lim	8,113,500	1.2%
Mr. Lester Wong	750,000	0.1%

The PTL and LW Undertakings will lapse if, among other things, the Offer does not occur by December 31, 2006. Apart from Mr. Pang Tak Lim and Mr. Lester Wong, none of the other directors or executive officers of MFS has given any undertakings in respect of the Offer.

In addition, MFS and Mr. Pang Tak Lim are parties to a service contract pursuant to which Mr. Pang Tak Lim serves as MFS’ Managing Director. The agreement expires on October 1, 2007. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

Acceleration of Options

As of May 19, 2006, there were options outstanding with respect to approximately 7.8 million MFS ordinary shares granted under the MFS Share Option Scheme, or MFS ESOS. As of May 19, 2006, Mr. Pang Tak Lim held 796,000 options under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. The rules of the MFS ESOS provide that in the event of a take-over offer being made for MFS, the holder of an unexercised option under the MFS ESOS will be able to exercise options then held, in full or in part, in the period commencing on the date on the Offer becomes or is declared unconditional, and ending on the earlier of (i) the expiry of six months thereafter or (ii) the date of the expiry of the relevant option period (as set out in the MFS ESOS rules) (the “Relevant Acceleration Period”). Any option unexercised at the end of the Relevant Acceleration Period shall lapse provided that if M-Flex becomes entitled or bound to exercise rights of compulsory acquisition under Section 215 of the Singapore Companies Act (Cap.50) during the Relevant Acceleration Period, and accordingly gives notice to holders of options that it intends to exercise its right of compulsory acquisition on a specified date, or Compulsory Acquisition Date, the options remain exercisable until the earlier of (i) the Compulsory Acquisition Date or (ii) the expiry of the relevant option period (as set out in the MFS ESOS). If the right of compulsory acquisition is exercised, any option not exercised by the Compulsory Acquisition Date shall lapse. If the right of compulsory acquisition has not been exercised or performed, the options shall remain exercisable (subject to the MFS ESOS rules) during the Relevant Acceleration Period.

Interests of WBL’s Directors and Executive Officers

As discussed above, the major shareholder of both M-Flex and MFS is WBL, which is listed on the Singapore Exchange Securities Trading Limited, or SGX-ST. WBL beneficially owns approximately 61% of our common stock and approximately 56% of the ordinary shares of MFS.

WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of M-Flex common stock) and 68% (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive cash and the number who elect to receive our common stock.

WBL has made an irrevocable commitment to tender all of its MFS shares in the Offer and has agreed to accept stock of M-Flex and not cash. WBL has also agreed not to support any competing transaction.

In addition, the undertaking includes a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at our Special Meeting. The WBL Undertaking, including the proxy, will lapse if the Offer has not closed by December 31, 2006. Director Chris Yong Yoon Kwong is a Director of Wearnes Technology, an affiliate of WBL. Director Soh Yew Hock is the Group Managing Director & CEO of Wearnes International (1994) Limited, an affiliate of WBL, and is also a director of WBL. Director Lester Wong is currently the Chief Financial Officer of WBL.

As a result of their interests in WBL, Mr. Yong, Mr. Soh, Mr. Wong and Mr. Pang may be more likely to vote to approve the Offer and recommend that MFS shareholders tender their shares in the Offer than if these interests did not exist. Although the Offer was reviewed and approved by a Special Committee of the Board of Directors that did not include the above directors, MFS shareholders should consider these interests in deciding whether to tender their shares in the Offer.

TERMS AND CONDITIONS OF THE OFFER

General

We have made a voluntary conditional offer to acquire all of the issued ordinary shares of MFS. Shareholders of MFS who elect to accept the Offer will be entitled to receive, at their election, either stock consideration or cash consideration, but not both. The amount of the consideration is set forth below.

Timing of the Offer

Under the Singapore Code on Take-Overs and Mergers, or Code, in general an offer must be completed within 60 days of the date of posting of the Offer Document/Prospectus.

Applicability of the Offer to All Holders of MFS Ordinary Shares

The Offer is extended, on the same terms and conditions, with respect to:

•	all the issued MFS shares, including MFS shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with us in connection with the Offer; and

•	all new MFS shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options, to subscribe for new MFS shares granted under the MFS ESOS.

Conditions to Closing the Offer

The closing of the Offer will be conditional upon the following:

•	M-Flex having received, by the close of the Offer, valid acceptances in respect of such number of MFS shares which will result in M-Flex (together with persons acting or deemed to be acting in concert with it) holding such number of MFS shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer, of options granted under the MFS ESOS);

•	The approval of our stockholders for the issuance of shares of our common stock in connection with the Offer being obtained at our Special Meeting;

•	In addition, the closing of the Offer will be subject to the satisfaction or waiver of the following additional closing conditions, as well as such other conditions as may be imposed by M-Flex after prior consultation with the SIC:

•	No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•	make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•

require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the

“M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•	impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•	other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•	require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

•	No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•	any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•	any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Share Option Plan) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends); and/or

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

•	No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

•	Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

•	amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

Consideration to be Received in the Offer; Treatment of Stock Options

Consideration to be Offered to MFS Shareholders

If the conditions to closing the Offer are satisfied, MFS shareholders who tender their MFS shares will receive at their election either cash or stock consideration as follows for each surrendered share:

Stock Consideration: of 0.0145 shares of New M-Flex Holding Corporation common stock

OR

Cash Consideration: (denominated in Singapore dollars) equal to either:

•	S$1.15 (approximately U.S. $0.72 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the Offer) are tendered in the Offer;

or

•	S$1.20 (approximately U.S.$0.75 based on an exchange rate of U.S. $1.00 for each S$1.60, as reported on Bloomberg on June 27, 2006) per share if 90% or more of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the Offer) are tendered in the Offer.

MFS shareholders may elect to receive either stock consideration or cash consideration, but not both. MFS shareholders who elect to take the stock consideration will be required to agree not to sell any of the stock consideration for a period of six months after the closing of the Offer.

The MFS shares to be acquired by M-Flex will be fully paid and free from all liens, charges, pledges and other encumbrances and together with all rights, benefits and entitlements attached thereto.

Treatment of Options

At May 31, 2006, there were options outstanding with respect to approximately 7.8 million MFS ordinary shares granted under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, we will not make an offer to acquire unexercised options.

Exchange of Certificates

Before the closing of the Offer, an exchange agent will be appointed to handle the exchange of MFS stock certificates for certificates representing shares of our common stock. Promptly after the closing of the Offer, the exchange agent will send a letter of transmittal to each former MFS Shareholder explaining the procedure for surrendering MFS stock certificates in exchange for certificates representing the number of shares of M-Flex common stock into which the shares of MFS common stock were converted in the Offer. A former MFS Shareholder should, if required, complete the substitute IRS Form W-9 included with the letter of transmittal to avoid possible backup withholding tax on cash. In addition, in order to receive shares of M-Flex common stock, each holder of MFS shares tendering his or her shares will be required to execute a lock-up agreement in the form attached hereto as Annex D pursuant to which he or she agrees not to sell any shares that they have acquired in the transaction for a period of six months from the closing of the transaction.

After the completion of the Offer, each certificate with respect to MFS shares that is held by an MFS holder who accepted the Offer will only represent the right to receive either cash or shares of our common stock into which those shares of MFS common stock have been converted pursuant to the Offer. Our stockholders need not exchange their stock certificates.

Fractional Shares

Fractions of shares of our common stock will not be issued to any holder of MFS shares who accepts the Offer and fractional entitlements will be disregarded.

Compulsory Acquisition

Under section 215 of the Singapore Companies Act (Cap.50), if during the Offer period we acquire 90% of MFS shares for which the Offer is made (excluding any shares held, or deemed to be held, by us or our related corporations or their respective nominees at the time of the Offer), we may by notice, which must be sent within two months of our achieving the 90% threshold, require those shareholders who have not accepted the Offer to sell their shares to us. Any such shareholder may apply to the Singapore courts, within one month of the date on which we gave the notice, to have the acquisition of such shares stopped. If no application is made, or if an application is made but the court does not order otherwise, we would be entitled and bound to acquire those shares.

MATERIAL AGREEMENTS PERTAINING TO THE TRANSACTION

Description of WBL Undertaking Agreement

In connection with the announcement of our intention to make the Offer to acquire MFS, WBL entered into an agreement pursuant to which WBL agreed to support the Offer. A copy of the agreement is attached to this Proxy Statement/Prospectus as Annex B. In particular, the agreement, which was entered into on March 29, 2006, provides that WBL agrees as follows:

•	to accept the Offer in respect of the number of shares of MFS that it holds, directly or indirectly, through its subsidiaries;

•	to elect to receive stock consideration in the Offer in lieu of any cash consideration;

•	not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith; and

•	to cause all shares of our common stock owned or controlled by WBL directly or through its subsidiaries, to be counted at any meeting of our stockholders for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of our common stock in the Offer and against any Competing Transaction.

Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the proposed voluntary conditional offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it has no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the proposed voluntary conditional offer. Accordingly, there will not be a stockholders’ meeting by WBL in connection with the Offer because of the waiver. In addition, if the Offer is not closed by December 31, 2006, WBL’s obligations under the WBL Undertaking will terminate.

As of March 31, 2006, WBL and its subsidiaries beneficially held 55.7% of the outstanding ordinary shares of MFS and 61% of our outstanding common stock.

Description of Pang Tak Lim’s and Lester Wong’s Undertaking Agreements

In connection with the announcement of our intention to make the Offer, each of Pang Tak Lim, or PTL, and Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each has agreed to accept the Offer in respect of the number of shares of MFS held by him. A copy of the form of agreement is attached to this Proxy Statement/Prospectus as Annex C.

These agreements will terminate if, among other things, the Offer is not made by December 31, 2006. As of March 31, 2006, PTL and LW collectively beneficially owned 1.3% of the outstanding ordinary shares of MFS.

Lock-Up Agreement with MFS Shareholders

The shares of our common stock issued to the MFS shareholders will, on issue, be credited as fully paid and shall rank pari passu in all respects with the existing shares of our common stock, except that any MFS shareholder (including any MFS shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the stock consideration will be required, as a condition thereof, to agree not to sell any of the shares of our common stock received as Stock Consideration for a period of six months after the closing of the transaction. A copy of the form of lock-up agreement is set forth in Annex D.

TRANSACTION FINANCING

The estimated total amount of funds necessary to finance the Offer and the related transactions will be approximately U.S. $[    ] million, consisting of (1) approximately U.S. $[    ] million to fund the payment of the Offer consideration, and (2) approximately U.S. $[    ] million to pay transaction fees and expenses. It is anticipated that these funds will be provided from existing cash resources of M-Flex and the proceeds from a bank facility currently being negotiated by M-Flex. The principal terms of the facility are [                    ].

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Our Board of Directors is using this Proxy Statement/Prospectus to solicit proxies from the holders of our common stock for use at the Special Meeting of our stockholders to be held on [day], [date], 2006, at 9:00 a.m. (Pacific Standard Time), or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California 92614.

These proxy solicitation materials were first mailed on or about [            ] to all our stockholders entitled to vote at the meeting.

Purpose of the Special Meeting

At the Special Meeting, our stockholders will be asked to consider and vote upon the following two proposals:

•	Proposal No. 1: To approve a proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of New M-Flex Holding Corporation common stock to shareholders of MFS thereunder.

•	Proposal No. 2: To adjourn the Special Meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 at the time of the Special Meeting.

Recommendations of Our Special Committee and Board of Directors

Our Special Committee, composed of independent directors who are not officers or employees of M-Flex and who have no financial interest in the proposed transaction different from our stockholders generally, has unanimously determined and believes that the issuance of our common stock in connection with the transaction, is advisable, fair to and in the best interests of M-Flex and our unaffiliated stockholders. Acting on the unanimous recommendation of the Special Committee, our Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, has approved and declared the Offer and the transactions contemplated thereby, including the issuance of shares in the transaction, procedurally and substantively fair to and in the best interests of M-Flex and our unaffiliated stockholders, and recommends that our stockholders vote “FOR” Proposal No. 1 to approve a proposal to acquire all the issued ordinary shares of MFS in a voluntary conditional offer made in accordance with the applicable laws, rules and regulations of Singapore, and to approve the issuance of shares of New M-Flex Holding Corporation common stock to shareholders of MFS thereunder.

Our Board of Directors, with Dr. Lim and Mr. Tan abstaining, has determined that the proposal to adjourn our Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1, is advisable to, and in the best interests of, M-Flex and our stockholders, and recommends that all of our stockholders vote “FOR” Proposal No. 2 to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

Record Date and Stockholders Entitled To Vote

Our stockholders who hold their shares of record as of the close of business on [                    ], 2006 are entitled to notice of and to vote at the Special Meeting or any postponement or adjournment of the Special Meeting. As of the record date, there were [            ] shares of our common stock outstanding and entitled to vote at the Special Meeting, held by approximately [            ] holders of record. Each share of our common stock is entitled to one vote.

A list of our stockholders entitled to vote at the Special Meeting will be available for review at the Special Meeting and at our executive offices during regular business hours for a period of ten days before the Special Meeting.

Stock Ownership of Management and Certain Stockholders

As of the record date, our directors and officers collectively owned approximately [        %] of the outstanding shares of our common stock. As of the record date, our largest stockholder, WBL, held 61% of the outstanding shares of our common stock. WBL has signed an irrevocable proxy in favor of Philip A. Harding enabling Mr. Harding to vote WBL’s shares in favor of the approval of the issuance of our common stock in the Offer up until December 31, 2006. See “Related Party Transactions and Interests of Certain Persons in the Transaction” on page 115.

Quorum and Vote Required

A quorum of our stockholders is necessary to hold a valid special meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Under our Restated Certificate of Incorporation, a transaction with any entity controlled by WBL that requires the approval of our stockholders is subject to special voting requirements. Under these special voting requirements, the affirmative vote of a majority of the outstanding shares of our common stock held by disinterested stockholders, present in person or by proxy at the Special Meeting, is required to approve a transaction. These special voting requirements apply to this transaction because MFS is controlled by WBL. Therefore, Proposal No. 1 must be approved by the affirmative vote of a majority of our common stock held by non-WBL affiliated stockholders. The shares held by WBL will be counted when determining the presence of a quorum.

Under The Nasdaq Marketplace Rules, the issuance of the shares in the Offer must be approved by the majority of the total votes cast on the proposal. WBL, the majority stockholder of both M-Flex and MFS, has entered into an irrevocable undertaking with us pursuant to which WBL has agreed to vote its shares of our common stock in favor of issuing shares in the Offer. As of the record date, WBL owned approximately 61% of the outstanding shares of our common stock entitled to vote at the Special Meeting. As a result, we expect to receive the affirmative vote of a majority of the votes cast at the meeting on Proposal Nos. 1 and 2, subject to the conditions set forth in the Undertaking Agreement. See “Related Party Transactions and Interests of Certain Persons in the Transaction” on page 115.

Under Delaware law, Proposal No. 2 must be approved by the majority of the outstanding shares of our common stock present in person or by proxy at the Special Meeting.

Abstentions; Broker Non-Votes

Under Nasdaq Marketplace Rules, the issuance of the shares in the Offer must be approved by our stockholders holding a majority of the shares entitled to vote, and present in person or by proxy at the Special Meeting, as long as a quorum, which is a majority of the shares entitled to vote, is present in person or by proxy at the Special Meeting. In addition, our certificate of incorporation requires approval of a majority of the outstanding shares not held by WBL and its affiliates present in person or by proxy at the meeting of stockholders, assuming a quorum is present at the Special Meeting. Approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional votes in favor of the foregoing proposal, requires the affirmative vote of at least a majority of the voting power present at the Special Meeting.

If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the proposal to issue shares of our common stock to MFS shareholders. Our stockholder approval of the issuance of shares in the proposed transaction is a condition to closing the Offer. If your shares of our common stock are held of record by a broker, bank or nominee (held in “street name”) then you must provide voting instructions to your broker, bank or nominee. Brokers, banks and other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, but may vote their clients’ shares on other proposals. A broker non-vote occurs when a broker, bank or nominee does not have the discretionary voting power with respect to a particular matter and has not received instructions from the beneficial owner. Brokers, banks and nominees do not have discretionary voting power with respect to Proposal No. 1 but do have discretionary voting power with respect to Proposal No. 2. Because broker non-votes are not considered shares represented by proxy at the meeting and are not votes cast at the meeting, broker non-votes will not be counted and will have no effect on the vote with respect to Proposal No. 1.

Voting; Proxies; Revocation

You may vote by proxy or in person at the Special Meeting. This Proxy Statement/Prospectus is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the Special Meeting of our stockholders. It is accompanied by a form of proxy. Votes cast by proxy and in person at the Special Meeting will be tabulated and certified by the inspector of elections appointed for the Special Meeting. All shares of our common stock represented by properly executed proxies that we receive before or at the Special Meeting will be voted in accordance with the instructions indicated thereon, unless the proxies are revoked.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must bring to the Special Meeting a proxy from the record holder of the shares authorizing you to vote at the Special Meeting.

Voting by Proxy

Your vote is very important. Accordingly, please complete, sign and return the enclosed proxy card whether or not you plan to attend the Special Meeting in person. You should vote your proxy even if you plan to attend the Special Meeting. You can always change your vote at the Special Meeting. Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. A proxy card is enclosed for your use.

The method of voting by proxy differs for shares held as a record holder and shares held in street name. If you hold your shares of our common stock as a record holder, you may vote by completing, dating and signing the enclosed proxy card and promptly returning it in the enclosed, pre-addressed, postage-paid envelope or otherwise mailing it to us, or by submitting a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. If you hold your shares of our common stock in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet or by telephone. Please see the voting instructions from your broker, bank or nominee, which accompany this Proxy Statement/Prospectus.

All properly signed proxies that are received prior to the Special Meeting and that are not revoked will be voted at the Special Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

Revocation of Proxies

An M-Flex stockholder who submits a proxy and later changes his or her mind as to his or her vote, or decides to attend the meeting in person, may revoke his or her proxy at any time before the vote at the Special Meeting by:

•	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker or other nominee. You must contact your broker or other nominee to find out how to do so.

Written notices of revocation and other communications with respect to the revocation of M-Flex proxies should be addressed to:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92806

Attn: Corporate Secretary

Other Business; Adjournments

As of the date of this Proxy Statement/Prospectus, we do not expect that any matter other than the proposals presented in this Proxy Statement/Prospectus will be brought before the Special Meeting. However, if other matters incident to the conduct of the Special Meeting are properly presented at the Special Meeting or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

An adjournment may be made from time to time in accordance with the adjournment proposal in this Proxy Statement/Prospectus, and in such other circumstances, by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon, whether or not a quorum exists, without further notice other than by an announcement made at the Special Meeting.

Proxy Solicitation

Our Board of Directors is soliciting proxies for the Special Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the costs of filing, printing and mailing this Proxy Statement/Prospectus. In addition to the solicitation of proxies by mail, we will request that broker, banks and other nominees send proxies and proxy materials to the beneficial owners of our common stock held by them and secure the voting instructions of such beneficial owners. We will reimburse those record holders for their reasonable expenses. We have engaged The Altman Group to assist in the distribution and solicitation of proxies, and to provide related advice and informational support. We will pay a service fee for this service, which is not expected to exceed U.S. $[            ].

In addition to this mailing, proxies may be solicited by directors, officers or employees of M-Flex in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact M-Flex Investor Relations at 1-714-573-1121 (United States) or [1-XXX-XXX-XXXX] (International). You may also contact M-Flex Investor Relations concerning accounts of M-Flex stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues.

For other information about us, stockholders can visit our website at www.mflex.com. Information on The Altman Group’s or M-Flex’s website is not incorporated by reference herein.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

We are a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. MFS is a Singapore corporation subject to the provisions of the Singapore Companies Act, or the Act. Upon completion of the transaction, MFS Shareholders, whose rights are currently governed by MFS’ memorandum and articles of association and the Act, will become stockholders of M-Flex and their rights will be governed by our restated certificate of incorporation and amended and restated bylaws and the DGCL.

The following description summarizes material differences which may affect the rights of holders of our common stock after the restructuring merger and MFS common stock. This summary is not intended to be a complete discussion of all those differences or a complete description of the specific provisions referred to in this summary, and is qualified in its entirety by reference to the DGCL, the Act and the various documents of M-Flex and MFS that we refer to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of our common stock, you should read the section of this Proxy Statement/Prospectus entitled “Description of M-Flex Capital Stock” beginning on page 140. You should read carefully the relevant provisions of the Act and the DGCL, our restated certificate of incorporation and amended and restated bylaws and the memorandum and articles of association of MFS (“MFS Articles”), which are incorporated by reference into this Proxy Statement/Prospectus.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
Class of Common Stock	M-Flex has only one class of common stock outstanding. Holders of M-Flex common stock are entitled to all of the rights and obligations provided to common stockholders under its restated certificate of incorporation and amended and restated bylaws and under Delaware law.	MFS currently has only one class of shares, namely, ordinary shares, which have identical rights in all respects and rank equally with one another.

Corporate Governance	The rights of M-Flex stockholders are governed by Delaware law and under M-Flex’s restated certificate of incorporation and amended and restated bylaws. Upon completion of the acquisition, the rights of M-Flex stockholders will continue to be governed by Delaware law and M-Flex’s restated certificate of incorporation and amended and restated bylaws.	MFS shareholders are entitled to all of the rights attaching to such ordinary shares as prescribed under the MFS Articles and under the Act.

Authorized Capital Stock	The authorized capital stock of M-Flex consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The total number of all shares of all classes of capital stock M-Flex shall have the authority to issue is 105,000,000.	Under the Act: (a) MFS does not have an authorized capital; (b) The shares in the capital of MFS do not have a par value.

Board Authority to Issue Capital Stock	M-Flex’s Board of Directors is authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock	Under the Act and the MFS Articles, ordinary shares in MFS may only be issued with the prior approval of MFS shareholders in a general meeting. Under the MFS Articles, the aggregate number of ordinary shares to

	Rights of M-Flex stockholders	Rights of MFS Shareholders

and, in resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, the designations, preferences and relative participating, optional, or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

For a description of the terms of M-Flex’s existing outstanding preferred stock, see “Description of M-Flex Capital Stock—Preferred Stock” on page 140.

be issued pursuant to such approval may not exceed 50% (or such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being, of which the aggregate number of shares to be issued other than on a pro-rata basis to MFS shareholders may not exceed 20% (or such other limit as may be prescribed by the SGX-ST) of MFS’ issued share capital for the time being. The approval, if granted, will lapse at the conclusion of MFS’ annual general meeting following the date on which the approval was granted.

Dividends and Stock Repurchases

Under the DGCL, a corporation may pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation. A Delaware corporation may redeem or repurchase shares having a preference, or if no shares entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation’s remaining assets are sufficient to pay any debts not otherwise provided for.

Under the MFS Articles, MFS may, by ordinary resolution of its shareholders, declare dividends at a general meeting, but MFS may not pay dividends in excess of the amount recommended by the directors. Dividends may only be paid out of distributable profits of MFS pursuant to the Act.

Under the MFS Articles, all dividends are paid pro-rata amongst MFS shareholders in proportion to the amount paid up on each Shareholder’s ordinary shares, unless the rights attaching to an issue of any ordinary share provide otherwise.

MFS may, subject to the provisions of the Act, its Articles and the rules of the SGX-ST, repurchase its own ordinary shares out of its capital or profits provided it satisfies the solvency requirements prescribed under the Act. MFS may not, except in circumstances permitted by the Act, grant any financial assistance for the acquisition or proposed acquisition of its own ordinary shares.

	Rights of M-Flex stockholders	Rights of MFS Shareholders

M-Flex’s restated certificate of incorporation provides that the Board of Directors may declare dividends out of the assets of the Corporation which are payable either in cash, in property or in shares of capital stock.

M-Flex has never paid cash dividends on its common stock.

Voting Rights	The outstanding voting securities of M-Flex consist of the shares of M-Flex common stock. Each holder of M-Flex common stock is entitled to one vote per share.

Under the Act, a holder of MFS ordinary shares is entitled to attend, speak and vote at any general meeting, in person or by proxy. Proxies need not be a shareholder. Under the MFS Articles, a person who holds ordinary shares through the SGX-ST book-entry settlement system will only be entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by CDP 48 hours before the general meeting.

Under the MFS Articles, on a show of hands, every shareholder present in person and by proxy shall have one vote (provided that in the case of a shareholder who is represented by two proxies, only one of the two proxies as determined by that shareholder or, failing such determination, by the chairman of the meeting in his sole discretion shall be entitled to vote on a show of hands), and on a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share which he holds or represents. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any shareholder present in person or by proxy and representing not less than 10% of the total voting rights of all MFS shareholders having the right to attend and vote at the meeting or by any two MFS shareholders present in person or by proxy and entitled to vote. In the case of a tie vote, whether on a show of hands or a poll, the Chairman of the meeting shall be entitled to a casting vote.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
Redemption and Exchange Features	M-Flex common stock is not redeemable.	MFS ordinary shares are not redeemable. MFS may, subject to and in accordance with the MFS Articles and the rules of SGX-ST, issue redeemable preference shares.

Meetings of Stockholders; Notice

A special meeting of stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

Under its amended and restated bylaws, M-Flex must give each stockholder of record a written notice stating the location, date, time and purpose of the meeting. Notice must be given in writing not fewer than ten nor more than 60 days before the date of the meeting.

Under the MFS Articles and the Act, MFS is required to hold an annual general meeting every year. Under the MFS Articles, the MFS Board of Directors may convene an extraordinary general meeting whenever it thinks fit and under the Act must do so if MFS shareholders representing not less than 10% of the total voting rights of all MFS Shareholders request in writing that such a meeting be held. In addition, under the Act two or more of MFS shareholders holding not less than 10% of the MFS issued share capital may call a meeting.

Unless otherwise required by the Act or by MFS Articles, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under the Act, including voluntary winding up, amendments to the MFS, a change of MFS corporate name and a reduction in share capital. MFS must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. Under the MFS Articles ordinary resolutions generally require at least 14 days’ notice in writing. Under the MFS Articles the notice must be given to each MFS Shareholder who has supplied MFS with an address in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
Record Date for Determining Stockholders Entitled to Vote	M-Flex’s amended and restated bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, or to express consent to a corporate action in writing without a meeting, the Board of Directors of M-Flex may fix, in advance, a record date which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting. Only stockholders of record on the date fixed by the Board of Directors are entitled to notice and to vote at the meeting.	Under the Act and subject to the provisions of the MFS Articles, only persons who are registered MFS’ register of shareholders and, in cases in which the person so registered is the Central Depository Pte Ltd (“CDP”), the persons named as the depositors in the depository register maintained by CDP for the ordinary shares, are recognized as shareholders of MFS. Under the MFS Articles, MFS may close the register of shareholders for any time or times if MFS provides SGX-ST with prior notice. However, the register may not be closed for more than 30 days in aggregate in any calendar year. MFS typically closes the register to determine shareholders’ entitlement to receive dividends and other distributions.

Stockholder Action by Written Consent	Under the DGCL, unless the bylaws state otherwise, stockholders may take any action without a meeting. M-Flex’s amended and restated bylaws provide that no action required or permitted to be taken at any annual or special meeting of the stockholders of M-Flex may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.	The Articles of MFS and the Act do not permit the passing of shareholders resolutions or the obtaining of shareholders’ consent by written means by MFS (which is a public company).

Stockholder Proposals	Any stockholder of record may submit a stockholder proposal. The stockholder must continue to own those shares through the date upon which the stockholders’ meeting is held. The stockholder must also represent that he or she, or a representative, will attend the meeting to present the proposal.	Under the Act, members holding not less than 10% of the voting shares of MFS are entitled to requisition the convening of the general meeting. The requisition shall state the objects of the meeting and shall be signed by the requisitionists and deposited at the registered office of MFS.

	For a regularly scheduled annual meeting, the stockholder must submit the proposal, supporting statement and requested information to M-Flex not less than 120 days before the date of M-Flex’s proxy statement for the previous year’s annual meeting. If M-Flex did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the	Upon receiving a requisition, the directors of MFS shall proceed to convene an extraordinary general meeting as soon as practicable but in any case no later than two months after the receipt of the requisition.

	Rights of M-Flex stockholders	Rights of MFS Shareholders

date of the previous year’s meeting, then the deadline is a reasonable time before M-Flex begins to print and mail its proxy materials. If the proposal is for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before M-Flex begins to print and mail its proxy materials.

A stockholder may submit a proposal in the form of a resolution and supporting statement to be included in M-Flex’s proxy solicitation. The stockholder’s proposal must include all of the following information:

•      The name and address of the stockholder

•      The number of shares of M-Flex’s capital stock owned by the stockholder

•      The date upon which such shares were acquired

•      An indication whether the shares are held in “street” or nominee name

•      Documentation to support a claim for beneficial ownership

M-Flex may exclude the proposal if the stockholder fails to follow one of the eligibility or procedural requirements identified above, but only after M-Flex has notified the stockholder of the problem and the stockholder fails to correct it. M-Flex may also exclude the proposal for any of the reasons set forth in Securities and Exchange Commission Rule 14a-8 and related rules. If M-Flex intends to exclude a proposal from its proxy materials, M-Flex must file its reasons with the Securities and Exchange Commission. The Securities and Exchange Commission will issue a no-action letter stating whether the proposal should be excluded.

Quorum for Meetings of Stockholders	The holders of a majority of the stock issued and outstanding stock entitled to vote at an M-Flex stockholder meeting,	Except as otherwise provided in the MFS Articles, two or more MFS shareholders must be present in person or by proxy to

	Rights of M-Flex stockholders	Rights of MFS Shareholders
	present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.	constitute a quorum at any general meeting.

Stockholder Inspection	The DGCL provides any stockholder with the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Under the Act, a shareholder has the right to inspect, without charge, the minute books of MFS recording the minutes of shareholders’ meetings and directors’ meetings, the register and index of members.

Number of Directors	M-Flex currently has seven directors. M-Flex’s amended and restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Directors shall be elected at the annual meetings of stockholders except as otherwise provided in the amended and restated bylaws.	The MFS Articles provide that the number of directors shall be not less than two. No maximum number of directors is prescribed under the MFS Articles.

Classification of Board of Directors	M-Flex’s amended and restated bylaws and restated certificate of incorporation provide that the Board of Directors will consist of three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.	Under the MFS Articles, MFS shareholders may, by a majority of votes, appoint any person to be a director either to fill a casual vacancy or as an additional director. Under the MFS Articles, the directors of MFS shall have the power at any time to appoint any person to be a director but any person so appointed shall only hold office until the next annual general meeting. At each annual general meeting, one third of the directors for the time being shall retire from office by rotation. A retiring director shall be subject to re-election by the shareholders at such meeting.

Removal of Directors

Under the DGCL, directors may be removed with or without cause by a majority vote of stockholders entitled to vote at the election of directors; however, if the Board of Directors of the company is classified into several classes of directors (as is the case with M-Flex), directors may be removed only for cause.

Under M-Flex’s amended and restated bylaws, any director, or the entire Board of Directors, may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of directors.

Under the Act, any director may be removed by an ordinary resolution of the shareholders but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove him shall not take effect until his successor is appointed. Special notice (that is, not less than 28 days’ notice) of the meeting at which such a resolution to remove is to be proposed shall be given.

The position on the removal of directors under the MFS Articles is similar to the position under the Act.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
Limitation on Personal Liability of Directors and Officers	M-Flex’s restated certificate of incorporation provides that directors generally shall not be personally liable to M-Flex or its stockholders for monetary damages for breaching their fiduciary duties as a director.	There is no limitation on the personal liability of directors of MFS to MFS for monetary damages for breaching their fiduciary duties under the Act or under the MFS Articles.

Indemnification of Directors and Officers

M-Flex’s restated certificate of incorporation and amended and restated bylaws provide that M-Flex shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify directors for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having served as a director of M-Flex, or at M-Flex’s request, as a director or officer of another corporation. The Board of Directors, in its discretion, has the power on behalf of M-Flex to indemnify any current or former officer or employee made a party to any action.

The DGCL and M-Flex’s amended and restated bylaws permit M-Flex to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at the request of M-Flex as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person’s status as such.

M-Flex enters into agreements with its officers and directors which affirm M-Flex’s obligation to indemnify them to the fullest extent permitted by law.

The DGCL permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation.

As permitted by the Act, the MFS Articles provide that, subject to the Act, the MFS directors and officers shall be entitled to be indemnified by MFS against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. MFS may not indemnify MFS directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to MFS.

Amendments to Restated Certificate of incorporation	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s certificate of incorporation. Under M-Flex’s restated certificate of incorporation, M-Flex reserves the right to adopt, amend or repeal any provision contained in its restated certificate of	The certificate of incorporation of MFS is not amendable.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
incorporation in any manner prescribed by the DGCL, and all rights conferred to stockholders are granted subject to this reservation.

Amendments to Bylaws	The Board is expressly empowered to adopt, amend or repeal the bylaws; provided, however, that any adoption, amendment or repeal of the bylaws by the Board shall require the approval of at least a majority of the Independent Directors then serving on the Board (or, if there are no Independent Directors then serving on the Board, a resolution approved by all of the directors then serving on the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholder of any provision of the bylaws.	Under the Act, shareholders have the authority to alter, delete, substitute or add to the objects clause in a company’s memorandum of association and all provisions of its articles of association by a vote of not less than three-fourths of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting. In the case of certain alterations to the memorandum of association, the dissenting shareholders have a right to apply to the court to cancel the alteration under the Act. Amendments affecting the rights of holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings. Copies of the memorandum, as amended from time to time, must be filed with the Accounting and Corporate Regulatory Authority of Singapore. The memorandum of association may be amended by special resolution unless expressly provided in the Act.

Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock, referred to as an “interested stockholder,” for three years following the time that person became an interested stockholder, unless any one of the following occurs:

•      The Board of Directors approves the stock acquisition or the business combination before the person becomes an interested stockholder

•      The person became an interested stockholder in a transaction in which it acquired at least 85% of the voting stock in the transaction, excluding shares owned by directors and officers

Take-overs of public companies are regulated by the Code which is comprised of non-statutory rules not enforceable at law but administered by the Securities Industry Council of Singapore. The Code provides that when (i) any person acquires whether by a series of transactions over a period of time or not shares which, together with shares held or acquired by persons acting in concert with such person, represent 30% or more of the voting rights of a public company, or (ii) any person, together with persons acting in concert with such person, holds at least 30% but not more than 50% of the voting rights and that person, or any person acting in concert with such person, acquires additional voting shares representing more than one percent of the voting shares in any six month period,

	Rights of M-Flex stockholders	Rights of MFS Shareholders

and shares owned by some employee stock plans

•      A combination transaction is approved by the Board of Directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. M-Flex has not made that election.

such person must generally make an offer for all of the remaining voting shares of the company in accordance with the Code. Such mandatory offer must be for consideration in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and the preceding six months.

Provisions Relating to Some Business Combinations

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock.

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

•      Each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger.

•      The merger agreement does not amend the certificate of incorporation of the surviving corporation.

•      Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

The Act requires that a sale of the all or substantially all of the assets or undertaking of MFS be approved by a majority of the shareholders.

Under the Act, where a court application is made to approve a scheme of arrangement for a transfer of the whole or any part of the undertaking and property of a transferor company, the approval of not less than 75% in number representing  3/4 in value of the votes of shareholders present and voting at the court-ordered meeting to approve the scheme is required.

An amalgamation of MFS with 2 or more companies pursuant to the provisions of the Act will require the approval of at least 75% of the shareholders present and voting at the meeting to approve the amalgamation.

	Rights of M-Flex stockholders	Rights of MFS Shareholders
Appraisal or Dissenters’ Rights

Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the corporate certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

•     Listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or

•     Held by more than 2,000 stockholders of record.

M-Flex stockholders do not have dissenters’ appraisal rights with regard to the issuance of M-Flex common stock.

Under section 215 of the Act, where an offer has been made and the offer has been approved in respect of not less than 90% of the shares of MFS (excluding shares held by the offeror or its related corporations or their nominees as of the date of the offer), the offeror shall have a right to compulsorily acquire the shares of a dissenting shareholder unless an application to the Singapore Court is made by the dissenting shareholder and the Singapore Court thinks it fit to order otherwise.

DESCRIPTION OF M-FLEX CAPITAL STOCK

The rights, preferences and privileges of the common stock of New M-Flex Holding Corporation shall be the same in all respects to the rights, preferences and privileges of M-Flex common stock in existence prior to the Offer.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The following describes our common stock and preferred stock and certain provisions of our restated certificate of incorporation and our amended and restated bylaws. This description is only a summary. You should also refer to the restated certificate of incorporation and the amended and restated bylaws that have been filed with the SEC and incorporated herein.

As of May 31, 2006, there were 24,430,708 shares of common stock outstanding held by approximately 22 stockholders of record.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

So long as a single or related group of stockholders owns at least one-third of our outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by our stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our Board of Directors may determine from time to time.

No Preemptive, Conversion or Redemption Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is and all shares of common stock to be issued in connection with the transaction will be, fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of M-Flex and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and M-Flex’s Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law, regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws

Our restated certificate of incorporation and amended and restated bylaws provides that:

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, and stockholders may not act by written consent;

•	our Board of Directors will be expressly authorized to make, alter or repeal our amended and restated bylaws;

•	our Board of Directors will have the ability to change the size of the Board of Directors and fill vacancies on the Board of Directors created by the death, incapacity or resignation of a director or an increase in the size of the Board of Directors without stockholders approval;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	our Board of Directors will be divided into three classes serving staggered three year terms, with one class of directors being elected at each annual meeting of stockholders and the other classes continuing for the remainder of their respective terms;

•	our Board of Directors will be authorized to issue preferred stock without stockholder approval; and

•	we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition, so long as a single or related group of stockholders continue to own at least one-third of our outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by our stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

LEGAL MATTERS

The legality of our common stock offered by this Proxy Statement/Prospectus will be passed upon for us by our counsel, Morrison & Foerster LLP. Certain United States federal income tax consequences of the Offer will be passed upon for us by Morrison & Foerster LLP. Certain Singapore tax consequences of the Offer will be passed upon by Allen & Gledhill, Singapore.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Multi-Fineline Electronix, Inc. included in this Proxy Statement/Prospectus and the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Multi-Fineline Electronix, Inc. incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2005 have been so included or incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Multi-Fineline Electronix, Inc. for the six-month periods ended March 31, 2006 and 2005, included and incorporated by reference in this Proxy Statement/Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2006 incorporated by reference or included herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements of MFS Technology Ltd as of September 30, 2005 and 2004 and for each of the three years in the period ended September 30, 2005 included in this Proxy Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

Under the present rules of the Securities and Exchange Commission, if a stockholder wants us to include a proposal in our Proxy Statement/Prospectus and form of proxy for presentation at our 2007 annual meeting of the stockholders, the proposal must be received by us by September 30, 2006, attention: Secretary, at 3140 East Coronado Street, Anaheim, CA, 92806; provided, however, that if the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting held on March 21, 2006, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Any nominations for directors and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of M-Flex at the address noted above.

Our annual meeting of stockholders is generally held in the middle of March. Assuming that our 2007 annual meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by September 30, 2006. If we do not receive notice by that date, or if we meet other requirements of the Securities and Exchange Commission rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Any nomination for director must contain the all of the following information about the nominee:

•	Name;

•	Age;

•	Business and residence addresses;

•	Principal occupation or employment;

•	The number of shares of common stock held by the nominee;

•	The information that would be required under the rules of the Securities and Exchange Commission in a Proxy Statement/Prospectus soliciting proxies for the election of such nominee as a director; and

•	A signed consent of the nominee to serve as a director of M-Flex, if elected.

Any notice of a proposed item of business must include all of the following information:

•	A brief description of the substance of, and the reasons for, conducting such business at the annual meeting;

•	The stockholder’s name and address;

•	The number of shares of common stock held by the stockholder (with supporting documentation where appropriate); and

•	Any material interest of the stockholder in such business.

Our Board of Directors is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this Proxy Statement/Prospectus. If any other matter should come before the Special Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

We have filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the M-Flex common stock to be issued to MFS Shareholders upon completion of the Offer. This Proxy Statement/Prospectus is a part of our registration statement. As allowed by Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows us to “incorporate by reference” information into this Proxy Statement/Prospectus, meaning that we can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The following documents, which we filed with the SEC, are incorporated by reference into this document:

•	M-Flex’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006

•	M-Flex’s proxy statement for its 2005 annual meeting

The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information in, or incorporated by reference in, this Proxy Statement/Prospectus. We are incorporating by reference additional documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this Proxy Statement/Prospectus is a part and the effectiveness of the registration statement, as well as between the date of this Proxy Statement/Prospectus and the date of the meeting.

Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

All information contained or incorporated by reference in this Proxy Statement/Prospectus relating to M-Flex has been supplied by M-Flex.

If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the U.S. Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92130

Attention: Corporate Secretary

(714) 238-1488

If you are an M-Flex stockholder and would like to request documents from us, please do so by [                    ], 2006 to receive them before our Special Meeting.

You can also get more information by visiting our website at www.mflex.com. Except to the limited extent expressly provided in this Proxy Statement/Prospectus, information contained in our website is not incorporated by reference into this Proxy Statement/Prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO M-FLEX STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [                    ], 2006. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF M-FLEX COMMON STOCK IN THE TRANSACTION SHALL CREATE ANY IMPLICATION TO THE CONTRARY. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF MFS TECHNOLOGY LTD AND SUBSIDIARIES

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

STATEMENT BY DIRECTORS

In the opinion of the directors,

(a) the consolidated financial statements of the Group as set out on pages F-3 to F-41 are drawn up so as to present fairly, in all material respects, of the state of affairs of the Group at 30 September 2005 and 2004 and of the results of the business, changes in equity and cash flows of the Group for the financial year ended 30 September 2005, 2004 and 2003; and

(b) at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

CHRIS YONG YOON KWONG Director	PANG TAK LIM Director

15 June 2006

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

MFS Technology Ltd

We have audited the accompanying consolidated financial statements of MFS Technology Ltd set out on pages F-3 to F-41 for the financial years ended 30 September 2005, 2004 and 2003. These financial statements are the responsibility of the Company’s directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform our audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at 30 September 2005 and 2004, and the results of its operations, changes in its equity and its cash flows for each of the three financial years ended 30 September 2005, 2004 and 2003 in accordance with Singapore Financial Reporting Standards (“SFRS”).

SFRS vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 30 to the consolidated financial statements.

/s/    PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

Certified Public Accountants

Singapore

15 June 2006

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

	Note	2005	2004	2003
		$’000	$’000	$’000
Sales	3	379,521	432,252	281,761
Cost of sales		(320,017)	(359,546)	(237,147)

Gross profit		59,504	72,706	44,614

Other operating income	3	3,162	2,144	1,653
Distribution expenses		(6,420)	(7,802)	(5,952)
Administrative expenses		(9,726)	(10,043)	(6,144)
Other operating expenses	4	(3,077)	(2,446)	(3,105)

Profit from operations	5	43,443	54,559	31,066

Finance costs	6	(1,106)	(536)	(493)

Profit before tax		42,337	54,023	30,573
Income tax expense	8	(7,037)	(11,078)	(6,304)

Profit from ordinary activities after tax		35,300	42,945	24,269

Minority interest	19	(277)	149	(1,185)

Net profit for the financial year		35,023	43,094	23,084

Earnings per share	9
Basic		5.36 cents	6.62 cents	3.55* cents (restated )
Diluted		5.36 cents	6.60 cents	3.55* cents (restated )

*	Adjusted for the effects of bonus issue completed in the financial year ended 30 September 2004.

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at 30 September 2005 and 2004

	Note		2005	2004
			$’000	$’000
ASSETS
Current assets
Cash and cash equivalents	10		71,885	52,518
Trade and other receivables	11		93,202	114,016
Inventories	12		38,044	31,853
Tax recoverable	8	(b)	519	521
Other current assets	13		2,828	7,018

			206,478	205,926

Non-current assets
Other investments	14		2,989	—
Property, plant and equipment	15		87,313	81,978
Deferred income tax assets	8	(c)	—	2,628

			90,302	84,606

Total assets			296,780	290,532

LIABILITIES
Current liabilities
Trade and other payables	16		90,727	113,589
Current income tax liabilities	8	(b)	3,248	7,337
Borrowings	17		11,358	3,430

			105,333	124,356

Non-current liabilities
Deferred income tax liabilities	8	(c)	3,294	2,739
Borrowings	17		15,003	11,848

			18,297	14,587

Total liabilities			123,630	138,943

			173,150	151,589

EQUITY
Share capital	18(	b)	65,367	65,160
Share premium			668	45
Foreign currency translation reserve			(935)	(1,627)
Retained earnings			92,855	71,228

Shareholders’ equity			157,955	134,806
Minority interests	19		15,195	16,783

			173,150	151,589

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the financial years ended 30 September 2005, 2004 and 2003

	Note		Share capital	Share premium	Foreign currency translation reserve	Retained earnings	Total
			$’000	$’000	$’000	$’000	$’000
Balance at 1 October 2004			65,160	45	(1,627)	71,228	134,806

Currency translation differences			—	—	692	—	692

Net gains recognised directly in equity			—	—	692	—	692
Net profit for the financial year			—	—	—	35,023	35,023

Total recognised gains for the financial year			—	—	692	35,023	35,715
Exercise of options under the MFS Share Option Scheme	18	(b)	207	623	—	—	830
Dividend for 2004	20		—	—	—	(10,128)	(10,128)
Dividend for 2005	20		—	—	—	(3,268)	(3,268)

Balance at 30 September 2005			65,367	668	(935)	92,855	157,955

Balance at 1 October 2003			43,332	8,071	(625)	44,632	95,410
Currency translation differences			—	—	(1,002)	—	(1,002)

Net loss recognised directly in equity			—	—	(1,002)	—	(1,002)
Net profit for the financial year			—	—	—	43,094	43,094

Total recognised gains and losses for the financial year			—	—	(1,002)	43,094	42,092
Exercise of options under the MFS Share Option Scheme	18	(b)	125	216	—	—	341
Bonus issue	18	(b)	21,703	(8,242)	—	(13,461)	—
Dividend for 2003	20		—	—	—	(1,084)	(1,084)
Dividend for 2004	20		—	—	—	(1,953)	(1,953)

Balance at 30 September 2004			65,160	45	(1,627)	71,228	134,806

Balance at 1 October 2002			43,300	8,006	186	23,668	75,160
Currency translation differences			—	—	(811)	—	(811)

Net loss recognised directly in equity			—	—	(811)	—	(811)
Net profit for the financial year			—	—	—	23,084	23,084

Total recognised gains and losses for the financial year			—	—	(811)	23,084	22,273
Exercise of options under the MFS Share Option Scheme	18	(b)	32	65	—	—	97
Dividend for 2002	20		—	—	—	(1,013)	(1,013)
Dividend for 2003	20		—	—	—	(1,107)	(1,107)

Balance at 30 September 2003			43,332	8,071	(625)	44,632	95,410

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

	Note		2005	2004	2003
			$’000	$’000	$’000
Cash flows from operating activities
Profit before tax			42,337	54,023	30,573
Adjustments for:
Depreciation			9,700	8,040	7,573
Interest income			(474)	(46)	(65)
Interest expense			1,106	536	493
Net loss/(gain) on disposal of property, plant and equipment			87	(98)	1
Write-off of property, plant and equipment			76	36	99

Operating cash flow before working capital changes			52,832	62,491	38,674

Changes in operating assets and liabilities
Trade and other receivables			21,518	(38,318)	(27,841)
Inventories			(6,055)	(10,331)	(6,711)
Other current assets			4,468	(3,143)	(2,695)
Bank balance subject to restriction			409	(409)	—
Trade and other payables			(23,883)	29,253	35,679

Cash generated from operations			49,289	39,543	37,106
Income tax paid	8	(b)	(7,947)	(3,324)	(562)

Net cash from operating activities			41,342	36,219	36,544

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment			409	170	124
Purchase of property, plant and equipment			(14,504)	(26,559)	(5,689)
Purchase of other investments			(2,989)	—	—
Interest received			474	46	65

Net cash used in investing activities			(16,610)	(26,343)	(5,500)

Cash flows from financing activities
Proceeds from issuance of ordinary shares			830	341	97
Capital injection by minority interest in a new subsidiary	19		—	3,024	—
Proceeds from bank borrowings			10,812	14,364	(10,645)
Dividends paid			(13,396)	(3,037)	(2,120)
Dividends paid to minority interest	19		(2,109)	—	—
Interest paid			(1,106)	(536)	(493)

Net cash (used in)/from financing activities			(4,969)	14,156	(13,161)

Net increase in cash and cash equivalents			19,763	24,032	17,883
Cash and cash equivalents at the beginning of the financial year			52,109	28,508	10,843
Effects of exchange rate changes on cash and cash equivalents			13	(431)	(218)

Cash and cash equivalents at the end of the financial year	10		71,885	52,109	28,508

The accompanying notes form an integral part of these financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1. General

MFS Technology Ltd (the “Company”) is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange. The address of its registered office is 22 Tuas Avenue 8, Singapore 639237.

The principal activity of the Company is that of an investment holding company. The subsidiaries are principally engaged in the design, manufacture and distribution of flexible printed circuits and printed circuit boards. The subsidiaries also provide turnkey component assembly services for flexible printed circuits and value-added services.

2. Significant accounting policies

(a) Basis of preparation

The consolidated financial statements of MFS Technology Ltd and its subsidiaries (“Group”) have been prepared in accordance with Singapore Financial Reporting Standards (“FRS”). The financial statements have been prepared under the historical cost convention.

The preparation of the consolidated financial statements in conformity with FRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the financial year. Although these estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates.

In 2005, the Group adopted the following new or revised FRS that are applicable in the current financial year:

FRS 36 (revised)	Impairment of Assets
FRS 103	Business Combinations

The adoption of the above FRS has no impact on the consolidated financial statements for the financial year ended 30 September 2005.

Effect of changes in Singapore Companies Legislation in 2004

In 2004, pursuant to the Singapore Companies (Amendment) Act 2002, with effect from financial year commencing on or after 1 January 2003, Singapore-incorporated companies are required to prepare and present their statutory accounts in accordance with the Singapore Financial Reporting Standards (“FRS”). Hence, these financial statements of the Group for the financial year ended 30 September 2004, including the comparative figures, have been prepared in accordance with FRS.

Prior to 1 October 2003, the Group prepared its consolidated financial statements in accordance with Singapore Statements of Accounting Standard. The adoption of FRS does not have material impact on the accounting policies and figures presented in the consolidated financial statements for the financial year ended 30 September 2003.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Revenue recognition

Sale of goods comprises revenue earned from the sale of the Group’s products net of goods and services tax and sales returns.

Revenue from the sale of goods is recognised upon delivery to customers.

Dividend income is recorded when the right to receive payment is established.

Interest income is recognised on a time proportion basis using the effective interest method.

(c) Group accounting

Subsidiaries are entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Under the purchase method of accounting, the cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest.

Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated; unrealised losses are also eliminated unless cost cannot be recovered. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group.

Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the holding company. It is measured at the minorities’ share of post-acquisition fair values of the subsidiaries’ identifiable assets and liabilities, except when the losses applicable to the minority in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are taken to the consolidated income statement, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are taken to the consolidated income statement until the minority’s share of losses previously taken to the consolidated income statement is fully recovered.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(d) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses [note 2 (f)]. Depreciation is calculated using a straight-line basis to allocate the depreciable amounts of property, plant and equipment over their estimated useful lives. The estimated useful lives are as follows:

Leasehold land and buildings	50 years or lease period whichever is shorter
Leasehold improvements	3 years
Plant and machinery	3 to 10 years
Furniture and fittings	10 years
Office equipment	5 years

No depreciation is provided on property, plant and equipment in the course of construction.

Repair and maintenance expenses are recognised as expenses as incurred.

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset when it is probable that future economic benefits, in excess of the originally assessed standard of performance of the existing asset, will flow to the Group and the cost can be reliably measured. Other subsequent expenditure is recognised as an expense during the financial year in which it is incurred.

On disposal of a property, plant and equipment, the difference between the net disposal proceeds and its carrying amount is taken to the consolidated income statement.

(e) Investments

Other investments comprise long-term quoted equity securities. They are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

On disposal of an investment, the difference between net disposal proceeds and its carrying amount is taken to the consolidated income statement.

(f) Impairment of assets

Property, plant and equipment are reviewed for impairment whenever there is any indication that these assets may be impaired. If any such indication exists, the recoverable amount (i.e. the higher of the fair value less cost to sell and value in use) of the asset is estimated to determine the amount of impairment loss.

For the purpose of impairment testing of these assets, recoverable amount is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, recoverable amount is determined for the cash generating units (“CGU”) to which the asset belongs.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The impairment loss is recognised in the income statement unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the assets’ recoverable amount since the last impairment loss was recognised. The carrying amount of an asset other than goodwill is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of amortisation or depreciation) had no impairment loss been recognised for the asset in prior years. A reversal of impairment loss for an asset other than goodwill is recognised in the consolidated income statement, unless the asset is carried at revalued amount, in which case, such reversal is treated as a revaluation increase.

(g) Trade receivables

Trade receivables are stated at cost less allowance for doubtful receivables based on a review of outstanding amounts at the balance sheet date. An allowance for doubtful receivables is made when there is objective evidence that the Group will not be able to collect amounts due according to the original terms of the receivables. Bad debts are written off when identified.

(h) Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is taken to the consolidated income statement over the period of borrowings using the effective interest method.

(i) Financial instruments

Forward foreign exchange contracts are used to hedge the Group’s exposure to foreign currency risks. The notional principal amounts of the forward foreign exchange contracts are recorded as off-balance sheet items. The fair values of outstanding forward foreign exchange contracts are not recognised in the financial statements.

(j) Accounting for leases

Leases of assets in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are taken to the income statement on a straight-line basis over the period of the lease.

When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which termination takes place.

(k) Research and development costs

Research and development costs are recognised as an expense when incurred.

(l) Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined on a first-in, first-out basis. The cost of finished goods and work in progress comprises raw materials, direct labour, other direct costs

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003 and related production overheads (based on normal operating capacity) but excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less the costs of completion and selling expenses.

(m) Deferred income taxes

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

(n) Provisions for other liabilities and charges

Provisions are recognised when the Group has a legal or constructive obligation as a result of past events, that it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.

(o) Employee benefits

(1) Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as Central Provident Fund, and will have no legal or constructive obligation to pay further contributions if any of the funds does not hold sufficient assets to pay all employee benefits relating to employee service in the current and preceding financial years. The Group’s contribution to defined contribution plans are recognised in the financial year to which they relate.

(2) Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

(3) Equity compensation benefits

MFS Share Option Scheme (“MFS Scheme”)

Share options are granted to directors and to employees with more than one year of service. When the options are exercised, the proceeds received net of any transaction costs are credited to share capital (nominal value) and share premium.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(4) Staff welfare and incentives

The Group has a legal obligation to provide for staff welfare and incentives in China. The rate used for the calculation of the provision is determined by the local regulation.

(p) Foreign currency translation

(1) Measurement currency

Items included in the financial statements of each entity in the Group are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the measurement currency”). The consolidated financial statements of the Group are presented in Singapore Dollars, which is the measurement currency of the Company.

(2) Transactions and balances

Foreign currency transactions are translated into the measurement currency using the exchange rates prevailing at the date of transactions. Foreign currency monetary assets and liabilities are translated into the measurement currency at the rates of exchange prevailing at the balance sheet date. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are taken to the income statement.

(3) Translation of Group entities’ financial statements

The results and financial position of Group entities (none of which has the currency of a hyperinflationary economy) that are in measurement currencies other than Singapore Dollars are translated into Singapore Dollars as follows:

(i) Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(ii) Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

(iii) All resulting exchange differences are taken to the foreign currency translation reserve.

When a foreign operation is disposed of, such exchange differences are taken to the consolidated income statement as part of the gain or loss on disposal.

(q) Segment reporting

A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

(r) Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits with financial institutions.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(s) Share capital

Ordinary shares are classified as equity.

(t) Dividend

Interim dividends are recorded during the financial year in which they are declared payable. Final dividends are recorded during the financial year in which the dividends are approved by the shareholders.

3. Revenue

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Sale of goods	379,521	432,252	281,761
Other operating income:
—sale of scraps	1,514	1,315	593
—compensation claims	1,031	414	418
—sundry income	143	369	577
—interest income from fixed deposits	474	46	65
Total other operating income	3,162	2,144	1,653

	382,683	434,396	283,414

4. Other operating expenses
	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Foreign exchange losses, net	1,265	374	573
Research and development costs	975	629	450
Other	837	1,443	2,082

	3,077	2,446	3,105

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

5. Profit from operations

The following items have been included in arriving at profit from operations:

		Consolidated
	Notes	2005	2004	2003
		$’000	$’000	$’000
Charging/(Crediting):
Auditors’ remuneration paid/payable to:
—auditors of the Company		120	103	80
—other auditors*		84	66	49
Other fees paid/payable to auditors of the Company		88	54	39
Depreciation of property, plant and equipment:	15
—leasehold land and buildings		956	906	767
—leasehold improvements		195	251	241
—plant and machinery		7,839	6,387	6,140
—furniture and fittings		273	126	109
—office equipment		437	370	316
Net loss/(gain) on disposal of property, plant and equipment		87	(98)	1
Write-off of property, plant and equipment		76	36	99
Rental expense—operating leases		260	168	139
Inventories:
—costs of inventories recognised as an expense (included in costs of sales)		312,774	338,549	215,377
—write down of inventories to net realisable value		943	1,192	20

*	includes PricewaterhouseCoopers firms outside Singapore.

6. Finance costs

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Interest expense
—Holding company	275	252	248
—Bank borrowings	831	284	245

	1,106	536	493

7. Staff costs

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Wages and salaries	25,218	23,941	18,296
Employer’s contribution to defined contribution plans including Central Provident Fund	3,236	2,502	2,047
Other employment benefits	3,047	1,191	1,012

	31,501	27,634	21,355

Key management remuneration is disclosed in note 27.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The number of persons employed at the end of the financial year:

	Consolidated
	2005	2004	2003
Full time	2,380	2,338	1,606

8. Income tax

(a) Income tax expense

	Consolidated
	2005		2004	2003
	$’000		$’000	$’000
Tax expense attributable to profit is made up of:
Current income tax
—Singapore	2,653		6,041	2,995
—Foreign	2,293		1,243	505

	4,946		7,284	3,500
Deferred income tax	3,159		4,022	2,050

	8,105		11,306	5,550
(Over)/under provision with respect to preceding financial years
—Current income tax	(1,083	)*	(404)	(13)
—Deferred income tax	15		176	767

	7,037		11,078	6,304

*	The adjustment to the over-provision with respect to preceding financial years arose mainly due to approval of a subsidiary’s application for the Development and Expansion Incentive by the Economic Development Board of Singapore (“EDB”) in the financial year ended 30 September 2005.

The subsidiary has been granted the Development and Expansion Incentive under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86 (the “Act”) by the EDB for the expansion of flexible printed circuit manufacturing, for a five-year period commencing retrospectively from 1 April 2004. During the five-year period, the subsidiary’s qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act, will be taxed at a concessionary rate.

As the incentive covers the period from 1 April 2004 to 31 March 2009, this resulted in an over-provision of tax with respect to the financial year ended 30 September 2004 of $1,330,000.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The tax expense on profit differs from the amount that would arise using the Singapore standard rate of income tax due to the following:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Profit before tax	42,337	54,023	30,573

Tax calculated at a tax rate of 20% (2004: 20%)	8,467	10,805	6,726
Effects of changes in tax rate	—	455	—
Effect of different tax rates in other countries	806	714	(326)
Income taxed at concessionary rate pursuant to tax incentive	(673)	(156)	—
Income not subject to tax	(115)	(201)	(507)
Expenses not deductible for tax purposes	123	159	143
Tax incentive and rebate	(618)	(638)	(532)
Singapore statutory stepped income exemption	(24)	(11)	(12)
Current year tax loss of a subsidiary not recognised	139	179	—
Withholding tax	—	—	33
Other	—	—	25

	8,105	11,306	5,550

(b) Movements in current income tax liabilities/(tax recoverable)

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of the financial year	6,816	3,269	347
Exchange differences	(3)	(9)	(3)
Income tax paid	(7,947)	(3,324)	(562)
Current financial year’s tax expense on profit	4,946	7,284	3,500
Over provision in preceding financial years	(1,083)	(404)	(13)

At end of the financial year	2,729	6,816	3,269

Represented by:
Current income tax liabilities	3,248	7,337	3,554
Income tax recoverable	(519)	(521)	(285)

At end of the financial year	2,729	6,816	3,269

(c) Deferred income tax

The movements in the deferred tax liability/ (asset) account (net) are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of financial year	111	(4,063)	(6,870)
Exchange differences	9	(24)	(10)
Charged to Income Statement	3,174	4,198	2,817

At end of financial year	3,294	111	(4,063)

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Deferred tax assets are recognised for tax losses carried forward to the extent that realization of the related tax benefits through future taxable profit is probable. A subsidiary has unrecognised tax losses of $4,328,000 (2004: $2,406,000; 2003: Nil), which can be carried forward and used to offset against future taxable profits, subject to meeting certain statutory requirements by the subsidiary in its country of incorporation. Tax loss of $2,406,000 (2004: $2,406,000) [unrecognised deferred tax benefit of $179,000 [2004: $179,000)] will expire by 2009 and tax loss of $1,922,000 (2004: $nil) [unrecognised deferred tax benefit of $139,000 (2004: $nil)] will expire by 2010.

The movements in the Group’s deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) during the years are as follows:

Deferred income tax liabilities

	Consolidated
	Accelerated tax depreciation	Total
	$’000	$’000
At 1 October 2004	3,864	3,864
Exchange differences	13	13
Charged to Income Statement	113	113

At 30 September 2005	3,990	3,990

At 1 October 2003	3,670	3,670
Exchange differences	(27)	(27)
Charged to Income Statement	221	221

At 30 September 2004	3,864	3,864

At 1 October 2002	2,166	2,166
Exchange differences	(10)	(10)
Charged to Income Statement	1,514	1,514

At 30 September 2003	3,670	3,670

Deferred income tax assets

	Consolidated
	Tax losses	Provisions	Others	Total
	$’000	$’000	$’000	$’000
At 1 October 2004	(2,616)	(929)	(208)	(3,753)
Exchange differences	—	(4)	—	(4)
Charged to Income Statement	2,616	443	2	3,061

At 30 September 2005	—	(490)	(206)	(696)

At 1 October 2003	(6,782)	(739)	(212)	(7,733)
Exchange differences	—	3	—	3
Charged/(credited) to Income Statement	4,166	(193)	4	3,977

At 30 September 2004	(2,616)	(929)	(208)	(3,753)

At 1 October 2002	(8,816)	(214)	(6)	(9,036)
Exchange differences	—	—	—	—
Charged/(credited) to Income Statement	2,034	(525)	(206)	1,303

At 30 September 2003	(6,782)	(739)	(212)	(7,733)

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority. The amounts, determined after appropriate offsetting, are shown on the balance sheet as follows:

The amounts shown in the consolidated balance sheets include the following:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Deferred tax asset	—	(2,628)	(6,782)
Deferred tax liability	3,294	2,739	2,719

Deferred tax liabilities
—to be settled after 12 months	3,607	3,658	3,115
Deferred tax assets
—to be recovered after 12 months	—	—	(4,334)

9. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Consolidated
	2005	2004	2003
Net profit attributable to members of MFS Technology Ltd ($’000)	35,023	43,094	23,084

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	652,889	650,744	650,061	*

Basic earnings per share	5.36 cents	6.62 cents	3.55 cents	*

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares are adjusted for the effects of all dilutive potential ordinary shares arising from share options. A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options. The difference is added to the denominator as an issuance of ordinary shares for no consideration. No adjustment is made to earnings (numerator).

	Consolidated
	2005	2004	2003
Net profit attributable to members of MFS Technology Ltd ($’000)	35,023	43,094	23,084

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	652,889	650,744	650,061
Adjustment for assumed conversion of share options (’000)	1,004	2,573	876

Weighted average number of ordinary shares for diluted earnings per share (’000)	653,893	653,317	650,937

Diluted earnings per share	5.36 cents	6.60 cents	3.55 cents	*

*	Adjusted for the effects of bonus issue completed in the financial year ended 30 September 2004 [Note 18(c)]. The basis earnings per share and diluted earnings per share for the financial year ended 30 September 2003 as reflected in the 2003 consolidated financial statements were 5.3 cents and 5.3 cents respectively.

10. Cash and cash equivalents

	Consolidated
	2005	2004
	$’000	$’000
Cash at bank and on hand	71,885	52,518

The carrying amounts of cash and cash equivalents approximate their fair values.

Cash and bank balances are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	48,901	7,320
United States Dollar	18,785	29,700
European Euro	101	1,877
Japanese Yen	832	9,372
Malaysian Ringgit	1,790	2,552
Renminbi	1,443	1,689
Other	33	8

	71,885	52,518

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

For the purpose of the consolidated cash flow statement, the financial year end consolidated cash and cash equivalents comprise the following:

	Consolidated
	2005	2004
	$’000	$’000
Cash and bank balances (as above)	71,885	52,518
Less: Bank balance subject to restriction	—	(409)

Cash and cash equivalents per consolidated cash flow statement	71,885	52,109

At 30 September 2004, bank balances of $409,098 of a subsidiary are pledged to a bank as collateral for the issue of letters of credit.

11. Trade and other receivables

	Consolidated
	2005	2004
	$’000	$’000
Trade receivables	95,947	110,622
Less: Allowance for doubtful receivables	(1,816)	(1,867)

	94,131	108,755
Less: Allowance for sales returns	(1,002)	(3,668)

	93,129	105,087
Receivable from related corporations (trade)	73	8,929

	93,202	114,016

Please refer to Note 25 for financial risk management with respect to credit risk.

The movements in the Group’s allowance for sales returns are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At the beginning of the financial year	3,668	2,414	422
Allowance made during the financial year	2,389	8,991	6,367
Allowance utilised during the financial year	(5,055)	(7,737)	(4,375)

At the end of the financial year	1,002	3,668	2,414

The carrying amounts of trade and other receivables approximate their fair values.

Receivables are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	4,621	3,135
United States Dollar	86,279	106,782
European Euro	1,436	3,202
Renminbi	866	895
Other	—	2

	93,202	114,016

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

12. Inventories

	Consolidated
	2005	2004
	$’000	$’000
At cost
Finished goods	13,187	5,521
Work in progress	16,160	12,399
Raw materials	6,178	11,760

	35,525	29,680

At net realisable value
Finished goods	1,423	1,533
Work in progress	15	640
Raw materials	1,081	—

	2,519	2,173

	38,044	31,853

13. Other current assets

	Consolidated
	2005	2004
	$’000	$’000
Deposits for purchase of property, plant and equipment	992	5,091
Deposits and prepayment	992	287
Other debtors	98	1,174
Value added tax recoverable	746	466

	2,828	7,018

The carrying amounts of deposits and other debtors approximate their fair values.

14. Other investments

	Consolidated
	2005	2004
	$’000	$’000
Quoted equity securities:
At cost	2,989	—

Fair value:
Quoted equity securities, at market value	5,145	—

The market value of the quoted equity securities is determined by reference to stock exchange quoted bid prices.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

15. Property, plant and equipment

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2004	32,623	3,521	76,582	1,280	2,692	116,698
Reclassification	—	—	1	216	(217)	—
Currency translation adjustments	464	—	1,018	31	25	1,538
Additions, at cost	2,211	105	10,871	807	510	14,504
Disposals, at cost	(84)	(110)	(1,038)	(9)	(49)	(1,290)

At 30 September 2005	35,214	3,516	87,434	2,325	2,961	131,450

Accumulated depreciation
At 1 October 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)
Reclassification	—	—	—	(152)	152	—
Currency translation adjustments	(74)	—	(335)	(9)	(17)	(435)
Depreciation charge	(956)	(195)	(7,839)	(273)	(437)	(9,700)
Disposals, at cost	7	110	545	7	49	718

At 30 September 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)

Net book value
At 30 September 2005	30,129	317	54,358	1,314	1,195	87,313

	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2003	27,706	3,153	58,738	872	2,158	92,627
Currency translation adjustments	(489)	—	(877)	(10)	(23)	(1,399)
Additions, at cost	5,406	368	19,784	418	583	26,559
Disposals, at cost	—	—	(433)	—	(7)	(440)
Write off	—	—	(630)	—	(19)	(649)

At 30 September 2004	32,623	3,521	76,582	1,280	2,692	116,698

Accumulated depreciation
At 1 October 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	(27,992)
Currency translation adjustments	51	—	263	5	12	331
Depreciation charge	(906)	(251)	(6,387)	(126)	(370)	(8,040)
Disposals, at cost	—	—	361	—	7	368
Write off	—	—	596	—	17	613

At 30 September 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)

Net book value
At 30 September 2004	28,561	407	51,135	696	1,179	81,978

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Construction in progress	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2002	26,657	3,290	59,211	853	1,870	230	92,111
Currency translation adjustments	(442)	—	(782)	(8)	(21)	—	(1,253)
Additions, at cost	1,500	143	3,506	135	405	—	5,689
Disposals, at cost	—	—	(139)	—	(5)	—	(144)
Write off	(9)	(280)	(3,288)	(108)	(91)	—	(3,776)
Reclassification	—	—	230	—	—	(230)	—

At 30 September 2003	27,706	3,153	58,738	872	2,158	—	92,627

Accumulated depreciation
At 1 October 2002	(2,486)	(2,902)	(17,574)	(466)	(963)	—	(24,391)
Currency translation adjustments	38	—	224	5	9	—	276
Depreciation charge	(767)	(241)	(6,140)	(109)	(316)	—	(7,573)
Disposals, at cost	—	—	18	—	1	—	19
Write off	8	280	3,192	107	90	—	3,677

At 30 September 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	—	(27,992)

Net book value
At 30 September 2003	24,499	290	38,458	409	979	—	64,635

16. Trade and other payables

	Consolidated
	2005	2004
	$’000	$’000
Trade creditors	67,397	91,768
Amounts payable to holding company—non-trade	6,816	10,499
Amounts payable to related corporations—trade	1,004	2,689
Amounts payable to related corporations—non-trade	189	263
Accrued operating expenses	15,321	8,370

	90,727	113,589

The carrying amounts of trade and other payables approximate their fair values.

The non-trade amount payable to the holding company is unsecured, repayable on demand and bears interest at 3% per annum (2004: 2.77% per annum) at balance sheet date, except for an amount of $nil (2004: nil) which is interest free.

The non-trade amounts payable to related corporations are unsecured, interest-free and repayable on demand.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Trade and other payables are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	15,655	25,242
United States Dollar	57,551	71,843
European Euro	641	562
Japanese Yen	4,463	4,099
Malaysian Ringgit	2,086	1,888
Renminbi	10,296	9,936
Other	35	19

	90,727	113,589

17. Borrowings (unsecured)

	Consolidated
	2005	2004
	$’000	$’000
Current
Bank borrowings	11,358	3,430

Non-current
Bank borrowings	15,003	11,848

Total borrowings	26,361	15,278

The non-current bank borrowings of $15,003,000 (2004: $11,848,000) granted to a subsidiary are secured by a corporate guarantee of a fellow subsidiary.

(a) Maturity of borrowings

The current borrowings are due for repayment within 12 months (2004: 10 months) from the balance sheet date.

The non-current borrowings at 30 September 2005 are due for repayment in 2007.

(b) Interest rate risks

The weighted average effective interest rates of total borrowings at the balance sheet date are as follows:

	Consolidated
	2005	2004
Bank borrowings	4.91%	3.46%

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The table below sets out the Group’s exposure to interest rate risks. Included in the table are the borrowings at carrying amounts, categorised by the earlier of contractual repricing or maturity dates.

	Consolidated
	Variable rate		Fixed rate
	Less than 6 months	Less than 6 months	More than 6 months	Total
	$’000	$’000	$’000	$’000
At 30 September 2005
Borrowings
—Current	4,214	895	6,249	11,358
—Non-current	15,003	—	—	15,003

Total borrowings	19,217	895	6,249	26,361

At 30 September 2004
Borrowings
—Current	2,539	891	—	3,430
—Non-current	11,848	—	—	11,848

Total borrowings	14,387	891	—	15,278

(c) Currency risks

The carrying amounts of total borrowings are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
United States Dollar	19,217	14,387
Malaysian Ringgit	895	891
Renminbi	6,249	—

	26,361	15,278

(d) Carrying amounts and fair values

The carrying amounts of current borrowings approximate their fair values. The carrying amounts and fair values of non-current borrowings are as follows:

	Consolidated
	Carrying amounts		Fair Values
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000
Bank borrowings	15,003	11,848	15,003	11,848

18. Share capital of MFS Technology Ltd

(a) Authorised ordinary share capital

The total authorised number of ordinary shares is 1,000,000,000 ordinary shares (2004: 1,000,000,000 ordinary shares) with a par value of $0.10 per share (2004: $0.10 per share).

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Issued ordinary share capital

	2005 Shares	2004 Shares	2003 Shares	2005	2004	2003
	‘000	‘000	‘000	$’000	$’000	$’000
Balance at the beginning of the financial year	651,600	433,324	433,000	65,160	43,332	43,300
Exercise of options under the MFS Share Options Scheme (“MFS Scheme”)	2,067	1,251	324	207	125	32
Issue of bonus shares	—	217,025	—	—	21,703	—

Balance at the end of the financial year	653,667	651,600	433,324	65,367	65,160	43,332

(i) During the financial year ended 30 September 2005, the Company issued 2,067,000 (2004: 1,251,250) ordinary shares of $0.10 each for cash at the respective price per share, upon the exercise of options granted by the Company under the MFS Scheme:

	2005		2004
Date of grant	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
8 August 2002	—	—	218,000	0.30
13 March 2003	—	—	507,500	0.35
8 August 2002	405,750	0.18	439,500	0.18	*
13 March 2003	918,750	0.21	86,250	0.21	*
18 November 2003	742,500	0.76	—	—

	2,067,000		1,251,250

*	based on revised subscription prices adjusted for the effects of the bonus issue on 16 July 2004.

(ii) During the financial year ended 30 September 2004, the Company issued 217,024,747 bonus ordinary shares to members on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company on 16 July 2004. The ordinary shares were issued by way of capitalisation of share premium of $8,241,753 and revenue reserve of $13,460,724. The newly issued shares rank pari passu in all respects with the previously issued shares.

The movements in the share premium account are set out in the Consolidated Statement of Changes in Equity.

(c) Share options

The MFS Scheme in respect of unissued ordinary shares of $0.10 each in the capital of the Company was approved by the members of the Company at an Extraordinary General Meeting on 28 December 2001. Share options are granted to directors and employees under the MFS Scheme.

The MFS Scheme shall continue to be in force at the discretion of the Committee, subject to maximum of 10 years commencing with the year in which the first date of grant of an option that is accepted by a participant falls, provided always that the MFS Scheme may be continued for any further period or periods thereafter with the approval of the Company’s shareholders by ordinary resolution in general meeting and of any relevant authorities which may then be required.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Under the MFS Scheme, share options are granted to full-time confirmed employees of the Company or its subsidiaries who have been employed for at least 12 months prior to the date of grant of options (the “Date of Grant”) and who have attained the age of 21 years on or before the Date of Grant, and who are executives, and eligible directors. An eligible director is either a Director who has been a full-time employee of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant and who performs an executive function, or a non-executive Director (including an Independent Director) of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant.

The exercise price of the granted options is equal to the average of the last dealt prices of the Company’s ordinary shares on the Singapore Exchange for the three consecutive market days immediately preceding the Date of Grant.

The options are vested one year after the Date of Grant. Once the options are vested, they are exercisable for a contractual term of 9 years in the case of an executive (excluding non-executive Directors of the Company or any of its subsidiaries), and 4 years in the case of a non-executive Director of the Company or any of its subsidiaries.

The persons to whom the options have been issued are not eligible to participate in other share option schemes implemented by the Company, its ultimate holding company, their respective subsidiaries or associated companies, except with the prior approval of the Committee in its absolute discretion.

(i) During the financial year, 8,246,000 (2004: 3,161,000; 2003: 1,466,000) share options were granted to a director and employees at the average of the last dealt price for the 3 consecutive market days immediately preceding that date of $0.585 (2004: $1.23; 2003: $0.35) per share.

(ii) Details of share options exercised during the financial year:

	2005	2004
	$’000	$’000
Proceeds from shares issued:
Ordinary share capital—at par	207	125
Share premium	623	216

	830	341

Fair value, at exercise date, of shares issued	1,638	1,284

(iii) Fair value of the Company’s ordinary shares

—at beginning of the financial year	0.84 cents per share	0.81 cents per share

—at end of the financial year	0.605 cents per share	0.84 cents per share

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(iv) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows:

Financial year ended 30 September 2005

Date of grant	Exercise period	Exercise price	Balance as at 01.10.2004	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.09.2005
08.08.2002	08.08.2003 to 07.08.2012	$0.18	559,500	—	(405,750)	(3,750)	150,000

13.03.2003	08.08.2004 to 12.03.2013	$0.21	1,311,000	—	(918,750)	(5,250)	387,000

18.11.2003	18.11.2004 to 17.11.2013	$0.76	4,614,000	—	(742,500)	(290,500)	3,581,000

19.05.2005	19.05.2006 to 18.05.2015	$0.585	—	8,246,000	—	(115,000)	8,131,000

			6,484,500	8,246,000	(2,067,000)	(414,500)	12,249,000

Financial year ended 30 September 2004

Movements for period from 1 October 2004 to 16 July 2004 (prior to bonus issue):

Date of grant	Exercise period	Balance as at 01.10.2003/ (Exercise Price)	Option granted from 01.10.2003 to 16.07.2004	Share under option exercised from 01.10.2003 to 16.07.2004	Share under option lapsed from 01.10.2003 to 16.07.2004	Balance as at 16.07.2004/ (Exercise Price)
08.08.2002	08.08.2003 to 07.08.2012	894,000 ($0.30)	—	(218,000)	(10,000)	666,000 ($0.30)

13.03.2003	13.03.2004 to 12.03.2013	1,466,000 ($0.35)	—	(507,500)	(22,000)	936,500 ($0.35)

18.11.2003	18.11.2004 to 17.11.2013	—	3,161,000	—	(70,000)	3,091,000 ($1.23)

		2,360,000	3,161,000	(725,500)	(102,000)	4,693,500

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(iv) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows (continued):

Movements for period from 16 July 2004 to 30 September 2004 (after bonus issue):

Date of grant	Exercise period	Revised number of shares comprised in the share options at 16.07.2004/ (Revised Exercise Price)*	Share under option exercised from 17.07.2004 to 30.09.2004	Share under option lapsed from 17.07.2004 to 30.09.2004	Balance as at 30.09.2004/ (Revised Exercise Price)*
08.08.2002	08.08.2003 to 07.08.2012	999,000 ($0.18)	(439,500)	—	559,500 ($0.18)

13.03.2003	13.03.2004 to 12.03.2013	1,404,750 ($0.21)	(86,250)	(7,500)	1,311,000 ($0.21)

18.11.2003	18.11.2004 to 17.11.2013	4,636,500 ($0.76)	—	(22,500)	4,614,000 ($0.76)

		7,040,250	(525,750)	(30,000)	6,484,500

*	On 16 July 2004, the Company issued bonus shares on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company. Pursuant to the terms of the MFS Scheme, certain adjustments were made to the exercise prices for the shares and the number of shares comprised in the outstanding share options of the Company.

Financial year ended 30 September 2003

Date of grant	Exercise period	Exercise price	Balance as at 01.10.2002	Option granted during the financial year	Share under option exercised	Share under option exercised	Balance as at 30.09.2003
08.08.2002	08.08.2003 to 07.08.2012	$0.30	1,239,000	—	(324,000)	(21,000)	894,000

13.03.2003	13.03.2004 to 12.03.2013	$0.35	—	1,466,000	—	—	1,466,000

			1,239,000	1,466,000	(324,000)	(21,000)	2,360,000

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

19. Minority interests

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of the financial year	16,783	14,282	13,415
Share of results of subsidiaries	277	(149)	1,185
Share of currency translation differences	244	(374)	(318)
Share of dividend	(2,109)	—	—
Capital injection by minority interest in a new subsidiary	—	3,024	—

At end of the financial year	15,195	16,783	14,282

20. Dividends

Ordinary dividends paid

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Final dividend of 0.30 cent per share in respect of the financial year ended 30 September 2002 paid net of tax at 22%	—	—	1,013
Interim dividend comprising of 0.20114 cent per ordinary share less 22% tax and an exempt 1-tier dividend of 0.09886 cent per ordinary share in respect of the financial year ended 30 September 2003	—	—	1,107
Final exempt (1-tier ) dividend of 0.25 cent per share in respect of the financial year ended 30 September 2003	—	1,084	—
Interim exempt (1-tier) dividend of 0.45 cent per share in respect of the financial year ended 30 September 2004	—	1,953	—
Final exempt (1-tier) dividend of 0.55 cent per share in respect of the financial year ended 30 September 2004	3,594	—	—
Special exempt (1-tier) dividend of 1.0 cent per share in respect of the financial year ended 30 September 2004	6,534	—	—
Interim exempt (1-tier) dividend of 0.50 cent per share in respect of the financial year ended 30 September 2005	3,268	—	—

Ordinary dividends proposed

The Directors have proposed the following dividends in respect of the financial year ended 30 September 2005:

(i) a final exempt (1-tier) dividend of 1.5 cents (2004: 0.55 cents) per share amounting to $9,805,155 (2004: $3,583,800); and

(ii) a special exempt (1-tier) dividend of 2.5 cents (2004: 1.0 cents) per share amounting to $16,341,925 (2004: $6,515,900).

These financial statements for the financial year ended 30 September 2005 do not reflect these dividends payable, which will be accounted for in the shareholders’ equity as an appropriation of retained earnings in the financial year ending 30 September 2006, subject to shareholders’ approval at the annual general meeting which was held subsequent to the date of the financial statements.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

21. Holding and ultimate holding companies

The Company’s holding company is Wearnes Technology (Private) Limited, incorporated in Singapore. The ultimate holding company is WBL Corporation Limited, also incorporated in Singapore.

22. Investments in subsidiaries

Details of the subsidiaries are as follows:

Name of subsidiary	Principal activities	Country of incorporation and place of business	Equity holding
			2005	2004
			%	%
Held by the Company:
MFS Technology (S) Pte Ltd	Manufacture and marketing of flexible printed circuits and associated assembly	Singapore	100%	100%

Held by a subsidiary:
Flex Solutions (Singapore) Pte Ltd	Marketing of flexible printed circuits	Singapore	100%	100%

MFS Technology (M) Sdn. Bhd. *	Manufacture of flexible printed circuits and associated assembly	Malaysia	100%	100%

MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd) + @	Manufacture and marketing of printed circuit boards	People’s Republic of China	65%	65%

MFS Technology (Hunan) Co., Ltd + @	Manufacture of flexible printed circuits and associated assembly	People’s Republic of China	65%	65%

*	Audited by PricewaterhouseCoopers firms outside Singapore.
+	The auditors are Hunan Kai Yuan Certified Public Accountants for local statutory audit purposes. For the purpose of the consolidated financial statements of the Group, the financial statements of these companies were audited by PricewaterhouseCoopers Shanghai, a PricewaterhouseCoopers firm outside Singapore.
@	Statutory year end is 31 December

23. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	Consolidated
	2005	2004
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	370	330

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

24. Commitments for expenditure

(a) Capital commitments

	Consolidated
	2005	2004
	$’000	$’000
Expenditure for property, plant and equipment:
Contracted for	565	462
Approved by the directors but not contracted for	10,247	10,172

	10,812	10,634

(b) Lease commitments

The Group leases land under non-cancellable operating lease agreement. The future aggregate minimum lease payments under non-cancellable operating leases contracted for at the reporting date but not recognised as liabilities, are as follows:

	Consolidated
	2005	2004
	$’000	$’000
Not later than one financial year	259	259
Later than one financial year but not later than five financial years	665	645
Later than five financial years	6,327	6,472

	7,251	7,376

25. Financial risk management

The Group’s activities expose it to a variety of financial risks, including the effects of changes in foreign currency exchange rates and interest rates. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts to hedge certain exposures. Financial management is carried out in accordance with the policies approved by the Board of Directors.

Where practicable, the Group will use forward contracts transacted with financial institutions, to reduce the Group’s exposure to foreign currency fluctuations arising from sales and purchases and other commitments. The Group aims to reduce the exposure of the net position in each currency by using foreign currency borrowings and external forward foreign currency contracts where appropriate.

The Group monitors the interest rate on borrowings closely to ensure that the borrowings are maintained at favourable rates. Where necessary, the Group will use derivative financial instruments to hedge the interest rate risks or to convert borrowings from variable rates to fixed rates.

A concentration of credit risk may exist with respect to trade receivables as the Group is exposed to a few major customers. The Group performs on-going credit evaluations of customers worldwide and has not experienced significant losses on receivables.

The Group’s policy on liquidity risk management is to maintain sufficient cash and the availability of funding.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

26. Financial instruments

In order to manage the risks arising from fluctuations in currency exchange rates, the Group makes use of forward foreign exchange contracts contracted with financial institutions when appropriate.

At 30 September 2005, the settlement dates of open forward contracts are within 1 month (2004: 1 to 3 months) from the balance sheet date.

The local currency amounts to be received and contractual exchange rates of the Group’s outstanding contracts were:

	Consolidated
	2005	2004
	$’000	$’000
U.S. dollars [at rates averaging U.S.$1 = S$1.68395 (2004: $1.7098)]	1,684	6,839

The fair values of the Group’s financial instruments at the balance sheet date were:

	Consolidated
	2005	2004
	$’000	$’000
Fair value of unfavourable foreign exchange contracts	(2)	(9)
Fair value of favourable foreign exchange contracts	—	84

The fair values of forward foreign exchange contracts have been calculated using rates quoted by the Group’s bankers to terminate the contracts at the balance sheet date.

27. Related party transactions

In addition to the related party information shown elsewhere in the financial statements, the following significant transactions took place between the Group and related parties during the financial year on terms agreed by the parties concerned:

(a) Sales and purchases of goods and services

The aggregate value of the transactions conducted during the financial year is as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Sales to related corporations	4,785	27,019	2,600
Purchase of inventories from a related corporation	700	1,787	100
Subcontract services rendered by related corporation	14,700	13,071	7,333
Management fees charged by a related corporation	180	250	250
Interest expense charged by the holding company	275	252	248
Commission expenses charged by a related corporation	72	1,002	—

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Shares issued to directors

During the financial year ended 30 September 2005, the Company issued the following ordinary shares for cash to an executive director pursuant to the exercise of share options previously granted:

—	90,000 ordinary shares at a premium of $0.08

—	90,000 ordinary shares at a premium of $0.11

During the financial year ended 30 September 2004, the Company issued 60,000 (2003: 60,000) ordinary shares of $0.10 each at a premium of $0.25 (2003: $0.20) per share for cash to an executive director pursuant to the exercise of share options previously granted.

(c) Share options granted to key management

The aggregate number of share options granted to an executive director of the Company during the financial year ended 30 September 2005 was 400,000 (2004: 456,000; 2003: 180,000). The share options were given on the same terms and conditions as those offered to other employees of the Company (note 18). The outstanding number of share options granted to the director of the Company at the end of the financial year was 796,000 (2004: 576,000; 2003: 180,000).

(d) Key management’s remuneration

The key management’s remuneration include fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by the Group and the Company, and where the Group or Company did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Directors’ fees	192	287	218
Key management’s remuneration
—Directors of the Company	743	837	586
—Other key management	520	488	399

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

28. Segment information

Primary reporting format—business segments

	Consolidated
	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2005
Sales	339,658	39,863	379,521

Segment results	40,200	2,949	43,149
Management fee			(180)
Finance income			474
Finance costs			(1,106)

Profit before tax			42,337
Tax			(7,037)

Group profit from ordinary activities			35,300
Minority interest			(277)

Net profit			35,023

Segment assets	238,361	54,911	293,272
Unallocated assets			3,508

Consolidated total assets			296,780

Segment liabilities	(74,435)	(9,476)	(83,911)
Unallocated liabilities			(39,719)

Consolidated total liabilities			(123,630)

Capital expenditure	11,506	2,998	14,504
Depreciation	6,363	3,337	9,700

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

	Consolidated
	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2004
Sales	397,341	34,911	432,252

Segment results	52,684	2,079	54,763
Management fee			(250)
Finance income			46
Finance costs			(536)

Profit before tax			54,023
Tax			(11,078)

Group profit from ordinary activities			42,945
Minority interest			149

Net profit			43,094

Segment assets	234,882	52,501	287,383
Unallocated assets			3,149

Consolidated total assets			290,532

Segment liabilities	(92,139)	(10,951)	(103,090)
Unallocated liabilities			(35,853)

Consolidated total liabilities			(138,943)

Capital expenditure	18,492	8,067	26,559
Depreciation	4,992	3,048	8,040

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2003
Sales	252,768	28,993	281,761

Segment results	27,376	3,625	31,001
Finance income			65
Finance costs			(493)

Profit before tax			30,573
Tax			(6,304)

Group profit from ordinary activities			24,269
Minority interest			(1,185)

Net profit			23,084

Segment assets	145,702	48,791	194,493
Unallocated assets			6,782

Consolidated total assets			201,275

Segment liabilities	(66,451)	(7,984)	(74,435)
Unallocated liabilities			(17,148)

Consolidated total liabilities			(91,583)

Capital expenditure	3,557	2,132	5,689
Depreciation	4,263	3,310	7,573

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The Group is organised into two main business segments:

—Flexible	printed circuits

—Printed	circuit boards

There are no sales or other transactions between the business segments. Segment assets consist primarily property, plant and equipment, inventories, receivables and operating cash, and exclude deferred tax asset, tax recoverable and other investments. Segment liabilities comprise operating liabilities and exclude items such as current tax, deferred tax liabilities, borrowings and non-trade amounts payable to immediate holding company. Capital expenditure comprises additions to property, plant and equipment.

Secondary reporting format—geographical segments

The Group’s two business segments operate in three main geographical areas:

The Group is headquartered in Singapore and it is an investment holding company. The areas of operation are principally investment holding, design, manufacture and distribution of flexible printed circuits, and other operations of the Group.

Malaysia—the areas of operation are mainly design, manufacture and distribution of flexible printed circuits activities and sale.

China—the main activities are design, manufacture and distribution of printed circuit boards.

Sales revenue is based on the country in which the customer is located. Total assets and capital expenditure are shown by the geographical area in which the assets are located.

	Consolidated
	Sales			Total assets			Capital expenditure
	2005	2004	2003	2005	2004	2003	2005	2004	2003
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
United States of America	9,624	6,765	9,361	—	—	—	—	—	—
Europe	16,191	21,025	20,477	—	—	—	—	—	—
Singapore	29,550	18,900	5,575	198,069	193,939	130,584	3,156	5,189	2,434
Malaysia	14,317	10,786	10,459	22,201	18,828	21,900	3,563	1,360	1,123
China	197,959	328,517	218,461	76,510	77,765	48,791	7,785	20,010	2,132
Taiwan	106,249	38,641	—	—	—	—	—	—	—
Other Asia Pacific	5,631	7,618	17,428	—	—	—	—	—	—

	379,521	432,252	281,761	296,780	290,532	201,275	14,504	26,559	5,689

Sales revenue based on geographical area in which the assets are located are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Singapore	339,658	397,441	252,768
China	39,863	34,911	28,993

	379,521	432,352	281,761

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

29. Event occurring after balance sheet date

On 30 March 2006, Multi-Fineline Electronix, Inc (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately U.S. $500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

30. Significant differences between SFRS and United States generally accepted accounting principles (U.S. GAAP)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“SFRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”). Differences between SFRS and U.S. GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

		Consolidated
	Note	2005	2004
		$’000	$’000
Net profit under SFRS		35,023	43,094
Impact of U.S. GAAP adjustments:
Share-based compensation	30.1	249	(1,741)
Financial instruments	30.2	(61)	156

Net profit under U.S. GAAP		35,211	41,509

Basic earnings per share under U.S. GAAP		5.39 cents	6.38 cents

Diluted earnings per share under U.S. GAAP		5.38 cents	6.35 cents

		Consolidated
	Note	2005	2004
		$’000	$’000
Shareholders’ equity under SFRS		157,955	134,806
Impact of U.S. GAAP adjustments:
Financial instruments	30.2	(2)	59
Available-for-sale fair value reserve	30.4	2,156	—

Shareholders’ equity under U.S. GAAP		160,109	134,865

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The notes explaining the significant differences between SFRS and U.S. GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

30.1 Share-based Compensation

Under SFRS, there is no requirement for recognizing and measuring employee share compensation even in situations where modifications to fixed option awards occur, although specific disclosure rules apply. No expense has been recorded for share options granted to employees.

Under U.S. GAAP, SFAS No. 123 “Accounting for Stock-Based Compensation” establishes the fair value method of accounting for stock-based compensation plans, resulting in the recognition of compensation expense equal to the fair value of the instruments issued on the date of grant. However, SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, “Accounting for Stock Issued to Employees”, and related interpretations. Should the entity choose to use APB 25 to calculate compensation expense, the impact of applying SFAS No. 123 is required to be disclosed in the notes to the financial statements. Under APB 25 and related interpretations, options granted to employees with an exercise price lower than the estimated market value of the underlying common stock at the grant date must be recognised as an expense over the option vesting period. For the purpose of the reconciliation, the Group has elected to measure stock-based compensation expense using the intrinsic value method prescribed by APB 25.

The amounts included in the reconciliation show the differences between SFRS and U.S. GAAP as described above.

30.2 Financial Instruments—Forward Contracts

There are no requirements under SFRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease the net profit in 2005 by $61,000 (2004: increase the net profit by $156,000) and to reduce the shareholders’ equity by $2,000 (2004: increase by $59,000).

30.3 Inventory Impairment Reversal

Under SFRS, inventories are carried at the lower of cost or net realizable value. Reversal (limited to the amount of the original write-down) is required for a subsequent increase in value of inventory previously written down.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Under U.S. GAAP, inventories are carried at the lower of cost or market value. Reversal of a write-down is prohibited, as a write-down creates a new cost basis.

There is no significant effect arising from this difference.

30.4 Long-Term Quoted Equity Securities

Under SFRS, long-term equity quoted securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Under U.S. GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

The amounts included in the reconciliation show the differences between SFRS and U.S. GAAP as described above.

30.5 Segment Reporting

Under SFRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under U.S. GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to SFRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

30.6 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003 accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

31. Authorisation of financial statements

The consolidated financial statements were authorised for issue with a resolution of the Board of MFS Technology Ltd on June 15, 2006.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

For the six months ended 31 March 2006 and 2005

		Unaudited
		Six months ended 31 March
	Note	2006	2005
		$’000	$’000
Sales	3	221,481	207,728
Cost of sales		(177,734)	(172,793)

Gross profit		43,747	34,935
Other operating income		2,024	978
Distribution expenses		(5,467)	(3,347)
Administrative expenses		(5,420)	(5,135)
Other operating expenses		(4,158)	(1,360)

Profit from operations		30,726	26,071
Finance costs		(764)	(465)

Profit before tax		29,962	25,606
Income tax expense		(2,941)	(5,953)

Net profit for the period		27,021	19,653
Attributable to:
Equity holders of the Company		24,055	19,666
Minority interest		2,966	(13)

		27,021	19,653

Earnings per share	5
Basic		3.68 cents	3.01 cents
Diluted		3.67 cents	3.01 cents

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As at 31 March 2006 and 30 September 2005

		Unaudited
		31 March 2006	30 September 2005
	Note	$’000	$’000
ASSETS
Current assets
Cash and cash equivalents		57,600	71,885
Trade and other receivables		80,748	93,202
Inventories		49,701	38,044
Tax recoverable		241	519
Other current assets		2,335	2,828

		190,625	206,478

Non-current assets
Other investments		6,384	2,989
Property, plant and equipment	6	83,328	87,313

		89,712	90,302

Total assets		280,337	296,780

LIABILITIES
Current liabilities
Trade and other payables		73,148	90,727
Current income tax liabilities		3,081	3,248
Borrowings	7	9,351	11,358
Provisions		1,669	—

		87,249	105,333

Non-current liabilities
Deferred income tax liabilities		2,361	3,294
Borrowings	7	14,398	15,003

		16,759	18,297

Total liabilities		104,008	123,630

		176,329	173,150

EQUITY
Share capital and premium		66,583	66,035
Foreign currency translation reserve		(2,449)	(935)
Other reserves		4,801	—
Retained earnings		89,762	92,855

Shareholders’ equity		158,697	157,955
Minority interests		17,632	15,195

Total equity		176,329	173,150

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the six months ended 31 March 2006 and 2005

	Attributable to equity holders of the Company
	Share Capital and Premium	Foreign Currency Translation Reserve	Revaluation and Other Reserves*	Retained Earnings	Total	Minority Interest	Total Equity
	S$’000	S$’000	S$’000	S$’000	S$’000	S$’000	S$’000
The Group
Balance at 1.10.05 as previously reported	66,035	(935)	—	92,855	157,955	15,195	173,150
Effect of changes in accounting policies
—Adjusted retrospectively	—	—	987	(987)	—	—	—

	66,035	(935)	987	91,868	157,955	15,195	173,150
—Adjusted prospectively	—	—	2,156	—	2,156	—	2,156

Balance at 1.10.05 restated	66,035	(935)	3,143	91,868	160,111	15,195	175,306
Currency translation difference	—	(1,514)	—	—	(1,514)	(545)	(2,059)
Fair value gains on available for sale financial assets	—	—	1,239	—	1,239	—	1,239

Net gains and losses recognised directly in equity	—	(1,514)	1,239	—	(275)	(545)	(820)
Net profits	—	—	—	24,055	24,055	2,966	27,021

Total recognised gains and losses for the period	—	(1,514)	1,239	24,055	23,780	2,421	26,201
Employee share option scheme:
—Value of employee services	—	—	419	—	419	16	435
—Proceeds from shares issued	548	—	—	—	548	—	548
Dividend relating to FY 2005 paid	—	—	—	(26,161)	(26,161)	—	(26,161)

Balance at 31.03.06	66,583	(2,449)	4,801	89,762	158,697	17,632	176,329

Balance at 1.10.04 as previously reported	65,205	(1,627)	—	71,228	134,806	16,783	151,589
Effect of changes in accounting policies
—Adjusted retrospectively	—	—	333	(333)	—	—	—

Balance at 1.10.04 restated	65,205	(1,627)	333	70,895	134,806	16,783	151,589
Currency translation difference	—	(1,249)	—	—	(1,249)	(452)	(1,701)

Net loss recognised directly in equity	—	(1,249)	—	—	(1,249)	(452)	(1,701)
Net profits	—	—	—	19,666	19,666	(13)	19,653

Total recognised gains and losses for the period	—	(1,249)	—	19,666	18,417	(465)	17,952
Employee share option scheme:
—Value of employee services	—	—	185	—	185	12	197
—Proceeds from shares issued	780	—	—	—	780	—	780
Dividend relating to FY 2004 paid	—	—	—	(10,128)	(10,128)		(10,128)

Balance at 31.03.05	65,985	(2,876)	518	80,433	144,060	16,330	160,390

*	Include available for sale reserve and share option reserve.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

For the six months ended 31 March 2006 and 2005

	Unaudited
	Six months ended 31 March
	2006	2005
	$’000	$’000
Cash flows from operating activities
Profit before tax	29,962	25,606
Adjustments for:
Depreciation	5,418	4,475
Interest income	(281)	(136)
Interest expense	764	465
Net loss/(gain) on disposal of property, plant and equipment	6	(15)
Write-off of property, plant and equipment	—	3
Share-based payment expenses	419	185

Operating cash flow before working capital changes	36,288	30,583
Changes in operating assets and liabilities
Trade and other receivables	12,157	19,541
Inventories	(11,972)	2,911
Other current assets	421	(4,850)
Trade and other payables	(16,810)	(24,740)
Provisions	1,576	(79)
Translation adjustment	(75)	698

Cash generated from operations	21,585	24,064
Income tax paid	(3,730)	(4,254)

Net cash from operating activities	17,855	19,810

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	19	15
Purchase of property, plant and equipment	(3,355)	(6,876)
Purchase of other investments	—	(2,989)
Interest received	281	136

Net cash used in investing activities	(3,055)	(9,714)

Cash flows from financing activities
Proceeds from issuance of ordinary shares	548	780
(Repayment)/proceeds from bank borrowings	(1,652)	4,776
Dividends paid	(26,161)	(10,128)
Interest paid	(764)	(465)

Net cash used in financing activities	(28,029)	(5,037)

Net (decrease)/increase in cash and cash equivalents	(13,229)	5,059
Cash and cash equivalents at the beginning of the financial period	71,885	52,518
Effects of exchange rate changes on cash and cash equivalents	(1,056)	(1,344)

Cash and cash equivalents at the end of the financial period	57,600	56,233

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 31 March 2006 and 2005

1. Basis of preparation and significant accounting policies

These unaudited condensed interim consolidated financial statements of MFS Technology Ltd and its subsidiaries (“the Group”), presented in Singapore Dollar, are prepared in accordance with Singapore Financial Reporting Standard (“FRS”). The accounting policies and methods of computation applied by the Group are consistent with those used in its recently audited financial statements for the financial year ended 30 September 2005, except for changes made to comply with the following FRS that became effective in this financial year:

FRS 1 (revised 2004)—Presentation of Financial Statements

FRS 2 (revised 2004)—Inventories

FRS 8 (revised 2004)—Accounting Policies, Changes in Accounting Estimates and Errors

FRS 10 (revised 2004)—Events after the Balance Sheet Date

FRS 16 (revised 2004)—Property, Plant and Equipment

FRS 17 (revised 2004)—Leases

FRS 21 (revised 2004)—The Effects of Changes in Foreign Exchange Rates

FRS 24 (revised 2004)—Related Party Disclosure

FRS 27 (revised 2004)—Consolidated and Separate

FRS 32 (revised 2004)—Financial Instruments: Disclosure and Presentation

FRS 33 (revised 2004)—Earnings per Share

FRS 36 (revised 2004)—Impairment of Assets

FRS 39 (revised 2004)—Financial Instruments: Recognition and Measurement

FRS 102—Share-based Payment

The adoption of the above FRS did not result in substantial changes to the Group’s accounting policies except as disclosed below:

FRS 39—Financial Instruments: Recognition and Measurement

Under FRS 39 (revised 2004), the investments in equity interests of other companies are classified as “available-for-sale financial assets” and are initially recognized at fair value and subsequently measured at fair value at the balance sheet date with all gains and losses other than impairment taken to equity. Impairment losses are taken to the income statement in the period it arises. On disposal, gains and losses previously taken to equity are included in the income statement. This change was effected prospectively from 1 October 2005 and consequently affected the following balance sheet items as at 1 October 2005.

Group
S$’000
Increase in:
Available-for-sale financial assets
—Non-current assets	2,156
Fair value reserve	2,156

The effects of adopting FRS 39 also resulted in a further increase on the Group’s equity of $1.2 million for the six months ended 31 March 2006.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

FRS 102—Share-based Payment

Previously, the provision of share options to employees did not result in any charge in the income statement. The Group recognized an increase in share capital and share premium when the options are exercised. On adoption of FRS 102, an expense is recognized in the income statement for share options issued with a corresponding increase in the share option reserve.

This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, the following previously reported balances as at/for the year ended 30 September 2005 were adjusted.

Group
S$’000
Increase/(decrease) in:
Retained earnings	(987)
Share option reserve	987
Investment in subsidiaries	Nil
Administrative expenses	677
Minority interest	(23)

The impact of FRS 102 on the Group’s income statement for six months ended 31 March 2006 is $0.4 million.

These unaudited interim consolidated financial statements should be read in conjunction with the annual financial statements for the financial year ended 30 September 2005.

2. Seasonality

The Group’s sales are generally higher during the first half of the financial year as the Group’s Flexible printed circuits (“FPC”) and Printed circuit boards (“PCB”) products are used in consumer products manufactured by its customers. Sales generally increase in tandem with the customers’ increase in their production levels to stock up for the year-end festive period. Subsequently, the Group usually observe a decline in sales as its customers adjust their inventory levels and reduce their production level.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

3. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Six months ended 31 March 2006
Sales	199,632	21,849	221,481
Segment results	28,728	1,717	30,445
Finance income			281
Finance costs			(764)

Profit before tax			29,962
Tax			(2,941)

Group profit from ordinary activities			27,021
Minority interest			(2,966)

Net profit			24,055

Six months ended 31 March 2005
Sales	189,326	18,402	207,728
Segment results	24,495	1,440	25,935
Finance income			136
Finance costs			(465)

Profit before tax			25,606
Tax			(5,953)

Group profit from ordinary activities			19,653
Minority interest			13

Net profit			19,666

4. Profit from operations

The following items have been included in arriving at profit from operations:

	Six months ended 31 March
	2006	2005
	$’000	$’000
(Loss)/profit on sale of property, plant and equipment	(6)	15
Inventory written down/write off	(1,270)	(403)
(Provision)/writeback of allowance of doubtful debts, net	(176)	819
Writedown/(reversal) of writedown in value of inventories—net	428	(230)
Professional fees incurred for due diligence exercise	(745)	—

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

5. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Six months ended 31 March
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	24,055	19,666

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	653,899	652,212

Basic earnings per share	3.68 cents	3.01 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares are adjusted for the effects of all dilutive potential ordinary shares arising from share options. A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options. The difference is added to the denominator as an issuance of ordinary shares for no consideration. No adjustment is made to earnings (numerator).

	Six months ended 31 March
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	24,055	19,666

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	653,899	652,212
Adjustment for assumed conversion of share options (’000)	2,191	971

Weighted average number of ordinary shares for diluted earnings per share (’000)	656,090	652,183

Diluted earnings per share	3.67 cents	3.01 cents

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

6. Capital expenditure and commitments

(a) Capital expenditure

Property, Plant and Equipment
$’000
Six months ended 31 March 2006
Balance at 1 October 2005	87,313
Additions	3,355
Disposals	(25)
Depreciation	(5,418)
Translation adjustment	(1,897)

Balance at 31 March 2006	83,328

(b) Capital commitments

	Property, Plant and Equipment
	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Capital commitments	5,750	10,812

7. Borrowings (unsecured)

	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Current
Bank borrowings	9,351	11,358

Non-current
Bank borrowings	14,398	15,003

Total borrowings	23,749	26,361

The movement in the borrowings can be analysed as follows:

$’000
Six months ended 31 March 2006
Balance at 1 October 2005	26,361
Repayment of borrowings	(1,652)
Translation gain	(960)

Balance at 31 March 2006	23,749

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

8. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	365	370

9. Related party transactions

The following significant transactions took place between the Group and related parties during the financial year on terms agreed by the parties concerned:

The aggregate value of the transactions conducted during the six months period ended 31 March 2006 and 31 March 2005 are as follows:

	Six months ended 31 March
	2006	2005
	$’000	$’000
Sales to Multi-Fineline Electronix, Inc.	—	3,805
Sales to other related corporations	30	735
Purchases from Multi-Fineline Electronix, Inc.	2	—
Interest expense charged by holding corporation	100	152
Subcontract services rendered by a related corporations	6,991	7,931

10. Other significant balance sheet items

As of 31 March 2006, provisions made for product warranties amounted to $1.67 million (as at 30 September 2005: nil). Provision for product warranties were made on 1% of sales based on past historical trends.

11. Share capital of MFS Technology Ltd

	Share Capital	Share Premium	Total
	$’000	$’000	$’000
Six months ended 31 March 2006
Balance at 1 October 2005	65,367	668	66,035
Issuance of shares under employee share option scheme	435	113	548
Transfer of share premium*	781	(781)	—

Balance at 31 March 2006	66,583	—	66,583

*	As a result of the Companies (Amendment) Act 2005 which came into effect on 30 January 2006, the concept of the authorized share capital and par value has been abolished. The amount standing to the credit of the share premium account has been transferred to the Company’s share capital account in the current period.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

During the financial period ended 31 March 2006, the Group issued 988,500 (2005: 2,067,000) ordinary shares of $0.10 each for cash at the respective price per share.

A final and special dividend in respect of the financial year ended 30 September 2005 of 1.5 cents per share and 2.5 cents per share respectively (amounting to a total of $26,161,270) was paid in February 2006 to all shares outstanding.

12. Voluntary Conditional offer by a related corporation—Multi-Fineline Electronix, Inc

On 30 March 2006, Mult-Fineline Electronix, Inc. (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value will be depend upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

13. Summary of differences between Singapore Financial Reporting Standards (“FRS”) and United States generally accepted accounting principles (“U.S. GAAP”)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“FRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”). Differences between FRS and U.S. GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

	Note	6 months ended 31 March 2006
		$’000
Net profit under FRS		27,021
Impact of U.S. GAAP adjustments:
Financial instruments	13.1	2
Minority interests	13.3	(2,966)
Net profit under U.S. GAAP		24,057
Basic earnings per share under U.S. GAAP		3.68 cents
Diluted earnings per share under U.S. GAAP		3.67 cents

	Note	As at 31 March 2006
		$’000
Shareholders’ equity under SFRS		176,329
Impact of U.S. GAAP adjustments:
Minority interests	13.3	(17,632)
Shareholders’ equity under U.S. GAAP		158,697

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

The notes explaining the significant differences between FRS and U.S. GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

13.1 Financial Instruments—Forward Contracts

Prior to 1 October 2005, there are no requirements under FRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Beginning 1 October 2005, FRS 39 requires forward contracts to be recognized at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognized through income.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

Subsequent to the adoption of FRS 39, FRS and U.S. GAAP are substantially similar with respect to the accounting of forward contracts that affects the Group.

13.2 Inventory Impairment Reversal

Under FRS, inventories are carried at the lower of cost or net realizable value. Reversal (limited to the amount of the original write-down) is required for a subsequent increase in value of inventory previously written down.

Under U.S. GAAP, inventories are carried at the lower of cost or market value. Reversal of a write-down is prohibited, as a write-down creates a new cost basis.

There is no significant effect arising from this difference.

13.3 Minority Interests

Prior to 1 October 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

Beginning 1 October 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under U.S. GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

13.4 Long-Term Marketable Equity Securities

Prior to 1 October 2005, under FRS, long-term equity securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Beginning 1 October 2005, under FRS 39, such long-term equity securities are classified as available-for-sale and carried at fair value. Any unrealised gains and losses arising from the change in fair value are recognized in the fair value reserve within shareholders’ equity unless the available-for-sale equity securities are impaired and the cumulative losses is removed from the fair value reserve and recognised in income statement.

Under U.S. GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

Subsequent to the adoption of FRS 39, FRS and U.S. GAAP are substantially similar with respect to the accounting of long-term equity securities that affect the Group.

13.5 Segment Reporting

Under FRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under U.S. GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to FRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

13.6 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

ANNEX A

OPINION OF NEEDHAM & COMPANY, LLC

[LETTERHEAD OF NEEDHAM & COMPANY, LLC]

March 28, 2006

Special Committee of the Board of Directors

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, California 92806

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to Multi-Fineline Electronix, Inc. (“M-Flex”) of the Consideration (defined below) to be paid by M-Flex to the shareholders of MFS Technology Ltd (“MFS”) pursuant to the terms of a voluntary general offer (the “Offer”) described in an announcement (the “Announcement”) issued by M-Flex dated March 30, 2006. A copy of the Announcement was filed by M-Flex with the U.S. Securities and Exchange Commission on March 30, 2006 as an exhibit to a Report on Form 8-K. Pursuant to the terms of the Offer, shareholders of MFS may elect to receive consideration (the “Consideration”) for each ordinary share of MFS that they tender, consisting of either (i) a cash payment, which will be in the amount of (x) 1.15 Singapore dollars if less than 90% of the outstanding ordinary shares of MFS (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered and purchased in the general offer or (y) 1.20 Singapore dollars if not less than 90% of the ordinary shares of MFS (other than those already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered and purchased in the general offer; or (ii) 0.0145 of a share of the common stock, par value $0.0001 per share, of M-Flex (“M-Flex Common Stock”). WBL Corporation Limited (“WBL”) beneficially owns approximately 61% of the M-Flex Common Stock and approximately 56% of the ordinary shares of MFS. In connection with the Offer, WBL has agreed (i) to tender all of its ordinary shares of MFS in response to the Offer and (ii) to elect to receive payment for all those shares in M-Flex Common Stock. The business combination proposed to be effected pursuant to the Offer is sometimes referred to in this letter as the “Transaction”.

In arriving at our opinion, we have reviewed the Announcement as well as certain publicly available business and financial information, including publicly available financial forecasts, relating to M-Flex and MFS. We also have reviewed certain other information relating to M-Flex and MFS, including financial forecasts, provided to or discussed with us by the managements of M-Flex and MFS and have met with the managements of M-Flex and MFS to discuss the businesses and prospects of M-Flex and MFS, respectively. We reviewed the financial terms of the Offer as set forth in the Announcement in relation to, among other things: current and historical market prices and trading volumes of M-Flex Common Stock and MFS’ ordinary shares; the historical and projected earnings and other operating data of M-Flex and MFS; and the capitalization and financial condition of M-Flex and MFS. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Offer and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of M-Flex and MFS. We also evaluated certain potential pro forma financial effects of the Merger on M-Flex and we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts provided to or discussed with us by the managements of M-Flex and MFS, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on

A-1

bases reflecting the best currently available estimates and judgments of the managements of M-Flex and MFS as to the future financial performance of M-Flex and MFS. In addition, we have relied, with your consent and without independent verification, upon the assessments of the managements of M-Flex and MFS as to (i) the strategic benefits anticipated by the managements of M-Flex and MFS to result from the Transaction, (ii) the ability of the managements of M-Flex and MFS to integrate the businesses of M-Flex and MFS and (iii) their ability to retain key employees and customers of M-Flex and MFS. We further have assumed, with your consent, that, in the course of obtaining any necessary regulatory and third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on M-Flex, MFS or the contemplated benefits of the Transaction and that the Offer will be consummated in accordance with its terms without the waiver, modification or amendment of any material term or condition. In addition, we have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of M-Flex or MFS nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of M-Flex Common Stock when issued pursuant to the Offer or the prices at which M-Flex Common Stock will trade at any time. Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to M-Flex, nor does it address the underlying business decision of M-Flex to proceed with the Transaction.

We have acted as financial advisor to M-Flex in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Offer. We also will receive a fee for rendering this opinion. We in the past have provided investment banking services to M-Flex unrelated to the Transaction for which services we have received compensation, and we currently are providing and in the future may provide such services for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade securities of M-Flex and MFS for our and such affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Special Committee of the Board of Directors of M-Flex in connection with its evaluation of the Transaction and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by M-Flex in the Offer is fair to M-Flex, from a financial point of view.

Very truly yours,

/s/    NEEDHAM & COMPANY LLC

NEEDHAM & COMPANY LLC

A-2

ANNEX B

WBL UNDERTAKING AGREEMENT

[LETTERHEAD OF WBL CORPORATION LIMITED]

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street
Suite A, Anaheim, California 92806

The Board of Directors
MFS Technology Ltd
22 Tuas Avenue 8
Singapore 639237

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any shares of common stock of M-Flex or ordinary shares of MFS, shall mean the power, directly or indirectly through one or more subsidiaries or nominees (as the case may be), to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares. For the avoidance of doubt, WBL shall be deemed to Beneficially Own all shares that are Beneficially Owned by a subsidiary of WBL.

1.2.	The term “Competing Transaction” shall mean any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Proposed Transaction (as defined in paragraph 2.2 below) and/or any matters related to or in connection therewith.

1.3.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California 92806.

1.4.	The term “M-Flex Controlled Shares” means the shares of common stock of M-Flex that are Beneficially Owned by WBL from time to time.

1.5.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore 639237.

1.6.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by WBL from time to time and any other shares in MFS that are entered against the name of WBL or any of its subsidiaries in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.7.	The term “Parties” shall mean, collectively, WBL, M-Flex and MFS.

1.8.	The term “Subsidiary” shall have the meaning ascribed to it in Section 5 of the Companies Act (Chapter 50) of Singapore, and the term “subsidiaries” shall mean any one of them.

1.9.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.9.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected (and such failure is not a result of a default by WBL of its obligations hereunder);

1.9.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.9.3.	the withdrawal or lapsing of the voluntary general offer as further described in paragraph 4.1.1 below;

1.9.4.	the date on which WBL tenders or accepts the voluntary general offer made by M-Flex as described in paragraph 4.1.1 below;

1.9.5.	the closing of the Proposed Transaction; or

1.9.6.	the closing of the Proposed Transaction has not occurred by 31 December 31, 2006.

1.10.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

2.1.	WBL, as at the date hereof, Beneficially Owns (i) a majority of the outstanding ordinary shares of MFS and (ii) a majority of the outstanding common stock of M-Flex.

2.2.	WBL understands that M-Flex has agreed to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of MFS at a consideration per share equal to, in the alternative (to be determined at the election of each tendering shareholder) (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer). As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock (the “M-Flex Common Stock”) for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

2.3.	The Parties understand and agree that, as a pre-condition to effecting the Proposed Transaction, the approval of the shareholders of WBL and/or one or more of its subsidiaries or nominees may be required to be obtained by WBL and/or its relevant subsidiaries or nominees (as the case may be) pursuant to the provisions of the Singapore Companies Act, the Singapore Exchange Securities Trading Limited or otherwise may be required.

3.	Shareholder Approval Undertakings.

3.1.	In the event that WBL determines that approval of its shareholders is required in order to implement or effect the Proposed Transaction, WBL hereby irrevocably undertakes that it shall promptly take all required action to seek the approval of its shareholders to the Proposed Transaction, including, without limitation, convening a shareholders’ meeting as soon as practicable to seek its shareholders’ approval for the Proposed Transaction and for all other matters related to or in connection therewith.

4.	General Undertaking to Support Proposed Transaction.

4.1.	Subject to obtaining its shareholders’ approvals (if required), as contemplated by paragraph 3 above, WBL irrevocably agrees and undertakes that it shall, and shall cause each of its subsidiaries or nominees, to take each of the following actions, to the extent allowed under applicable laws and regulations:

4.1.1.	to tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the Proposed Transaction and to elect to receive, as consideration for such tender, shares of M-Flex in accordance with the terms of the Proposed Transaction in lieu of cash (in connection with such tender, WBL agrees to hold harmless M-Flex and its officers, directors and subsidiaries, against any potential tax liability WBL or its subsidiaries (other than M-Flex and M-Flex’s subsidiaries) may incur in connection with such tender); and

4.1.2.	appear at any meeting of the stockholders of M-Flex (in person or by proxy) to cause the M-Flex Controlled Shares to be counted as present thereat for purposes of establishing a quorum; and shall vote (or cause to be voted) all M-Flex Controlled Shares (i) in favor of and to approve the Proposed Transaction and all such matters related to or in connection therewith and otherwise in such manner as may be necessary to implement or effect the Proposed Transaction; and (ii) against any Competing Transaction. In connection herewith, WBL shall, and shall cause each of its subsidiaries to, deliver, within two (2) business days of the request of the Special Committee of the Board of Directors of M-Flex, an irrevocable proxy in a form to be agreed by WBL and M-Flex, with respect to all M-Flex Controlled Shares, and hereby irrevocably appoints Philip A. Harding, with full power of substitution, as its attorney, agent and proxy to vote or consent (or cause to be voted or consented) all such M-Flex Controlled Shares in favor of the Proposed Transaction and in favor of all such matters related to or in connection therewith and otherwise in such manner as may be necessary to implement or effect the Proposed Transaction at any special or general meeting of the stockholders of M-Flex held to obtain such approval. WBL acknowledges that the proxy to be executed and delivered by it and the proxy granted hereby, shall be coupled with an interest, shall constitute, among other things, an inducement for M-Flex to enter into the Proposed Transaction, shall be irrevocable and binding on any successor in interest of WBL and shall not be terminated by operation of law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any of the M-Flex Controlled Shares heretofore granted by the Stockholder.

5.	Additional Undertakings.

5.1.	WBL hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not, and shall cause each of its subsidiaries, not to:

5.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares or the M-Flex Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

5.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

5.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

5.2.

WBL hereby agrees and undertakes that from the date of this Letter it shall not sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in any subsidiary that Beneficially Owns any of the MFS Controlled Shares or the M-Flex Controlled Shares (or agree or consent to, or offer to do, any of the foregoing).

5.3.	WBL undertakes to do, and to cause each of its subsidiaries, to do, all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

5.4.	Representations and Warranties of WBL

WBL hereby represents and warrants to M-Flex and MFS as follows:

5.4.1.	its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which it is subject or (ii) any agreement to which it is a party or which is binding on it or its assets; and

5.4.2.	as at the date hereof, WBL is (i) the Beneficial Owner of the MFS Controlled Shares (which comprise 364,506,000 ordinary shares of MFS),, (ii) the beneficial holder of 61% of the outstanding common stock of M-Flex, and such shares in MFS and M-Flex (as the case may be) are now and at all times during the term hereof be, all the securities in MFS and M-Flex (as the case may be) owned either of record or beneficially by WBL.

5.5.	WBL acknowledges and accepts that no representation or warranty is given by M-Flex or MFS or their respective directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. WBL further acknowledge that neither M-Flex nor MFS is obliged to proceed with the Proposed Transaction.

6.	Lapsing of Undertakings.

6.1.	This Letter shall come into force and be binding upon WBL from the date hereof.

6.2.	The undertakings of WBL set out in paragraphs 3, 4 and 5 above shall lapse on the Termination Date.

7.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and WBL agrees to submit to the non-exclusive jurisdiction of the courts of Singapore; provided, however, that the obligations of WBL set forth in paragraph 4.1.2 above shall be governed by the laws of the state of Delaware, U.S.A., and WBL agrees to submit to the exclusive jurisdiction of the courts of Delaware with respect to any controversy with respect thereto.

8.	Third Party Rights.

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

)
)
/s/ TAN CHOON SENG	)
Signed by Tan Choon Seng
for and on behalf of
WBL Corporation Limited
In the presence of Jane Lim:-

ANNEX C

UNDERTAKING AGREEMENTS OF PANG TAK LIM AND LESTER WONG

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street, Suite A
Anaheim, CA 92806
United States of America

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any ordinary shares of MFS, shall mean the power, directly or indirectly, to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares.

1.2.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California, 92806, U.S.A.

1.3.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore, 639237.

1.4.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by the undersigned from time to time and any other shares in MFS that are entered against the name of the undersigned in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.5.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.5.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected;

1.5.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.5.3.	the withdrawal or lapsing of the voluntary general offer;

1.5.4.	closing of the Proposed Transaction (as defined in Section 2 below); or

1.5.5.	the Proposed Transaction not occurring by 31 December 2006.

1.6.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

M-Flex intends to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of

MFS at a consideration per share equal to, in the alternative (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) . As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

3.	General Undertaking to Support Proposed Transaction.

The undersigned irrevocably agrees and undertakes that it shall, to the extent allowed under applicable laws and regulations, tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the Proposed Transaction.

4.	Additional Undertakings.

4.1.	The undersigned hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not:

4.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

4.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

4.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Notwithstanding the above, the undertakings in Sections 4.1.2 and 4.1.3 shall not apply to any act or omission which the undersigned in his reasonable opinion is required to do or undertake by virtue of his legal duties and responsibilities as a director or which is required by law or the rules and regulations of any stock exchange on which MFS’ shares are listed or quoted or any other regulatory body.

4.2.	The undersigned undertakes to do all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

4.3.	Representations and Warranties of the Undersigned.

The undersigned hereby represents and warrants to M-Flex as follows:

4.3.1.	his entry into, exercise of his rights and/or performance of or compliance with his obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which he is subject or (ii) any agreement to which he is a party or which is binding on him or his assets; and

4.3.2.	as at the date hereof, the undersigned is the Beneficial Owner of 8,113,500 MFS Controlled Shares and such shares are now and at all times during the term hereof will be, owned either of record or beneficially by the undersigned.

4.4.	The undersigned acknowledges and accepts that no representation or warranty is given by M-Flex or its directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. The undersigned further acknowledges that M-Flex is not obliged to proceed with the Proposed Transaction.

5.	Lapsing of Undertakings

5.1.	This Letter shall come into force and be binding upon the undersigned from the date hereof.

5.2.	The undertakings of the undersigned set out in paragraphs 3 and 4 above shall lapse on the Termination Date.

6.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

7.	Third Party Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

Signed by	)
/s/ Pang Tak Lim	)

In the presence of:

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street, Suite A
Anaheim, CA 92806
United States of America

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any ordinary shares of MFS, shall mean the power, directly or indirectly, to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares.

1.2.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California, 92806, U.S.A.

1.3.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore, 639237.

1.4.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by the undersigned from time to time and any other shares in MFS that are entered against the name of the undersigned in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.5.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.5.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected;

1.5.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.5.3.	the withdrawal or lapsing of the voluntary general offer;

1.5.4.	closing of the Proposed Transaction (as defined in Section 2 below); or

1.5.5.	the Proposed Transaction not occurring by 31 December 2006.

1.6.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

M-Flex intends to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of MFS at a consideration per share equal to, in the alternative (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) . As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

3.	General Undertaking to Support Proposed Transaction.

The undersigned irrevocably agrees and undertakes that it shall, to the extent allowed under applicable laws and regulations, tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the Proposed Transaction.

4.	Additional Undertakings.

4.1.	The undersigned hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not:

4.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

4.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

4.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Notwithstanding the above, the undertakings in Sections 4.1.2 and 4.1.3 shall not apply to any act or omission which the undersigned in his reasonable opinion is required to do or undertake by virtue of his legal duties and responsibilities as a director or which is required by law or the rules and regulations of any stock exchange on which MFS’ shares are listed or quoted or any other regulatory body.

4.2.	The undersigned undertakes to do all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

4.3.	Representations and Warranties of the Undersigned.

The undersigned hereby represents and warrants to M-Flex as follows:

4.3.1.	his entry into, exercise of his rights and/or performance of or compliance with his obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which he is subject or (ii) any agreement to which he is a party or which is binding on him or his assets; and

4.3.2.	as at the date hereof, the undersigned is the Beneficial Owner of 750,000 MFS Controlled Shares and such shares are now and at all times during the term hereof will be, owned either of record or beneficially by the undersigned.

4.4.	The undersigned acknowledges and accepts that no representation or warranty is given by M-Flex or its directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. The undersigned further acknowledges that M-Flex is not obliged to proceed with the Proposed Transaction.

5.	Lapsing of Undertakings

5.1.	This Letter shall come into force and be binding upon the undersigned from the date hereof.

5.2.	The undertakings of the undersigned set out in paragraphs 3 and 4 above shall lapse on the Termination Date.

6.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

7.	Third Party Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

Signed by	)
/s/ Lester Wong	)

In the presence of:

ANNEX D

LOCK-UP AGREEMENT

[                    ], 2006

Multi-Fineline Electronix, Inc.

Attn: General Counsel

3140 East Coronado Street, Suite A

Anaheim, CA 92806

Ladies and Gentlemen:

On [                    ], 2006, Multi-Fineline Electronix, Inc. (the “Company”) initiated a voluntary conditional general offer (the “Offer”) to acquire all of the issued ordinary shares (the “MFS Shares”) in the capital of MFS Technology Ltd (“MFS”). As a condition to your election to receive 0.0145 new shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in exchange (the “Exchange”) for each outstanding MFS ordinary share that you own (the “MFS Shares”), you hereby agree to enter into this lock-up agreement (the “Lock-Up Agreement”) and be bound by the terms and conditions set forth herein. The Lock-Up Agreement applies only to Common Stock issued and exchanged for MFS Shares and does not apply to Common Stock held or acquired by you in any transaction unrelated to the Exchange. The shares of Common Stock you receive in the Exchange shall be referred to herein as the “Subject Shares.”

The undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, from the date hereof until [                    ], 2007 (the “Lock-Up Period”), which is the six-month anniversary of the closing of the Offer (each of the following to be referred to as a “Disposition”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for the Subject Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of the Subject Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.

The undersigned agrees that the Company may, (1) with respect to any Subject Shares, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (2) with respect to any Subject Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Notwithstanding the foregoing, without the prior written consent of the Company, the undersigned may sell or otherwise transfer Subject Shares: (1) as a bona fide gift or gifts or pledge; and (2) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to any trust or similar entity for estate planning purposes and for the direct or indirect benefit of the undersigned or any member of his or her immediate family; provided, however, that with respect to the transfers set forth under sections (1) and (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

D-1

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that the MFS Shares being tendered by the undersigned are owned by the undersigned free and clear of all liens and encumbrances. The undersigned further understands that this Lock-Up Agreement is irrevocable, and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed in all respects by the laws of the state of Delaware.

IF YOU FAIL TO SIGN AND RETURN THIS LOCK-UP AGREEMENT, YOU SHALL BE DEEMED TO HAVE ELECTED TO TAKE CASH CONSIDERATION AND NOT THE STOCK CONSIDERATION REGARDLESS OF WHAT YOU HAVE INDICATED ON YOUR FORM OF ACCEPTANCE AND AUTHORIZATION OR FORM OF ACCEPTANCE AND TRANSFER AS THE CASE MAY BE.

Signature:

Print Name:

Number of MFS Shares owned:

Certificate Numbers (if applicable):

D-2

[BACK COVER PAGE OF PROXY STATEMENT/PROSPECTUS]

PRELIMINARY PROSPECTUS DATED JUNE 27, 2006

SUBJECT TO COMPLETION OR AMENDMENT

THE INFORMATION CONTAINED IN THIS OFFER DOCUMENT/PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT AND THE OFFER CONTEMPLATED HEREIN IS CONDITIONAL UPON SATISFACTION OR WAIVER OF CERTAIN PRE-CONDITIONS SET FORTH HEREIN. A REGISTRATION STATEMENT ON FORM S-4, OF WHICH THIS OFFER DOCUMENT/PROSPECTUS FORMS A PART, PERTAINING TO THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE TRANSACTION THAT IS THE SUBJECT OF THIS OFFER DOCUMENT/PROSPECTUS, HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES OFFERED IN THIS OFFER DOCUMENT/PROSPECTUS MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS OFFER DOCUMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

No offer is being made to the shareholders of MFS Technology Ltd, or MFS, at this time, and nothing contained in the registration statement on Form S-4 of which this Offer Document/Prospectus forms a part shall indicate otherwise. Multi-Fineline Electronix, Inc., or M-Flex, intends to commence the Offer as soon as practicable after the registration statement has been declared effective by the U.S. Securities and Exchange Commission, assuming all of the other pre-conditions to the making of the Offer are satisfied or waived. At such time, M-Flex will, through its Singapore-based investment banking advisor, DBS Bank Ltd, announce the Offer in Singapore and the Offer Document/Prospectus which is included in the registration statement on Form S-4 will be mailed to the MFS Shareholders (as defined herein). See Appendix 1 of this Offer Document/Prospectus for further details on the pre-conditions.

The Offer will be made only through the distribution of the Offer Document/Prospectus to the MFS Shareholders in accordance with both U.S. and Singapore laws and regulations. If the registration statement has not been declared effective and the pre-conditions are not satisfied or waived by M-Flex (as the case may be) on or before December 31, 2006 or such later date as M-Flex may determine in consultation with the Securities Industry Council of Singapore, or SIC, the Offer will not be made and DBS Bank Ltd will issue an announcement for and on behalf of M-Flex confirming that fact as soon as reasonably practicable. M-Flex may waive in whole or in part any of the pre-conditions. M-Flex may only invoke the pre-conditions when the circumstances which give rise to the right to invoke the relevant pre-condition are of material significance to M-Flex in the context of the Offer, and in any event only after prior consultation with the SIC.

OFFER DOCUMENT/PROSPECTUS DATED [                    ], 2006

THIS OFFER DOCUMENT/PROSPECTUS IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PLEASE READ IT CAREFULLY.

This document constitutes a prospectus under the U.S. securities laws and is filed with the U.S. Securities and Exchange Commission in connection with the potential issuance of shares of Multi-Fineline Electronix, Inc. common stock (as reorganized in connection with the Offer) to shareholders of MFS Technology Ltd (“MFS”) as part of the Offer, as defined on page 3 of this Offer Document/Prospectus.

If you are in doubt about the Offer, you should consult your stockbroker, bank manager, solicitor or other professional adviser immediately. DBS Bank Ltd is acting for and on behalf of Multi-Fineline Electronix, Inc. and does not purport to advise the shareholders of MFS.

The views of the independent directors of MFS and the independent financial adviser to the independent directors of MFS will be made available to you in due course. You should consider their views before making any decision on the Offer.

The Singapore Exchange Securities Trading Limited assumes no responsibility for the correctness of any of the statements made, reports contained or opinions expressed in this Offer Document/Prospectus. Neither the U.S. Securities Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of the acquisition or the securities to be issued in the transaction or if this Offer Document/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

If you have sold or transferred all your issued and fully paid ordinary shares in the capital of MFS (“MFS Shares”) held through The Central Depository (Pte) Limited (“CDP”), you need not forward this Offer Document/Prospectus and the accompanying Form of Acceptance and Authorisation (“FAA”) and the Lock-Up Agreement to the purchaser or transferee as arrangements will be made by CDP for a separate Offer Document/Prospectus and FAA and the Lock-Up Agreement to be sent to the purchaser or transferee. If you have sold or transferred all your MFS Shares which are not deposited with CDP, you should at once hand this Offer Document/Prospectus and the accompanying Form of Acceptance and Transfer (“FAT”) and the Lock-Up Agreement to the purchaser or transferee or to the bank, stockbroker or agent through whom you effected the sale, for onward transmission to the purchaser or transferee.

VOLUNTARY CONDITIONAL OFFER

by

(Company Registration No. 196800306E)

(Incorporated in the Republic of Singapore)

for and on behalf of

MULTI-FINELINE ELECTRONIX, INC.

(Incorporated in the State of Delaware)

to acquire all the issued ordinary shares in the capital of

MFS TECHNOLOGY LTD

(Company Registration No. 200009562R)

(Incorporated in the Republic of Singapore)

on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT, and on the following basis:

For each Offer Share (as such term is defined on page 4)

EITHER

0.0145 new M-Flex Stock (the “Stock Consideration”), provided that an MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer.

OR

Cash consideration (the “Cash Consideration”) of the following:

•	If the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.15 in cash;

or

•	If the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.20 in cash

An MFS Shareholder who accepts the Offer shall have in relation to each Offer Share the right to elect to receive either the Stock Consideration or the Cash Consideration, but not both.

The Offeror’s common stock will be listed on The Nasdaq National Stock Market under the symbol “MFLX.”

Acceptances should be received by [        ] p.m. on [                    ] 2006 or such later date(s) as may be announced from time to time by or on behalf of the Offeror. The Offeror has no intention of revising the Offer Consideration.

The procedures for acceptance are set out in Appendix 9 to this Offer Document/Prospectus and in the accompanying FAT or FAA.

M-Flex encourages you to read carefully this Offer Document/Prospectus, including the section entitled “ Risk Factors” beginning on page 20 of this Offer Document/Prospectus.

NOTE ON MFS INFORMATION

All information relating to MFS’ business, operations and management presented in this Offer Document/Prospectus is taken from information publicly filed by MFS with the Singapore Exchange Securities Trading Limited. The Offeror was not involved in the preparation of such information and statements. The Offeror has made adjustments and assumptions in preparing the pro forma financial information presented in this Offer Document/Prospectus that have necessarily involved estimates with respect to MFS’ financial information.

i

DEFINITIONS

Except where the context otherwise requires, the following definitions apply throughout this Offer Document/Prospectus, the Form of Acceptance and Authorization and the Form of Acceptance and Transfer:

“Act”	:	Companies Act, Chapter 50 of Singapore

“Business Day”	:	A day (excluding Saturdays and Sundays) on which banks are generally open for normal banking business in Singapore or the U.S., as the case may be

“Cash Consideration”	:	As defined in Section 2.1 of this Offer Document/Prospectus

“CDP”	:	The Central Depository (Pte) Limited

“Closing Date”	:	[ ] p.m. on [ ] 2006 or such later date(s) as may be announced from time to time by or on behalf of the Offeror, being the last date for the lodgment of acceptances of the Offer

“Code”	:	The Singapore Code on Take-overs and Mergers

“Concert Parties”	:	Persons “acting in concert” (as defined in the Code) with the Offeror in connection with the Offer which shall comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company, and shall be presumed to include, inter alia, the following unless the contrary is established:

(a) the following companies:

(i) a company;

(ii) the parent of (i);

(iii) the subsidiaries of (i);

(iv) the fellow subsidiaries of (i);

(v) the associated companies of any of (i), (ii), (iii) or (iv); and

(vi) companies whose associated companies include any of (i), (ii), (iii), (iv) or (v);

(b) a company with any of its directors (together with their close relatives, related trusts as well as companies controlled by any of the directors, their close relatives and related trusts);

(c) a company with any of its pension funds and employee share schemes; and

(d) partners.

“CPF”	:	Central Provident Fund of Singapore

“CPF Board”	:	Central Provident Fund Board of Singapore

“CPFIS”	:	Central Provident Fund Investment Scheme

“CPF Agent Banks”	:	The banks approved by the CPF Board to be its agent banks

“CPFIS Investors”	:	Investors who have purchased MFS Shares using their CPF monies pursuant to the CPFIS

“DBS Bank”	:	DBS Bank Ltd

“Directors”	:	Directors of the Offeror as at the Latest Practicable Date

1

“DTC”	:	The Depository Trust Company is a limited purpose trust company under New York Banking Law, a member of the United States Federal Reserve System and a registered clearing agency with the United States Securities and Exchange Commission. The DTC holds securities deposited by participants of transactions of listed securities in the United States and also facilitates the settlement of securities transactions by those participants

“FAA”	:	Form of Acceptance and Authorization, which forms part of this Offer Document/Prospectus and which is issued to MFS shareholders whose MFS Shares are deposited with CDP

“FAT”	:	Form of Acceptance and Transfer, which forms part of this Offer Document/Prospectus and which is issued to MFS shareholders whose MFS Shares are not deposited with CDP

“FY”	:	Financial year ended or ending 30 September

“First Announcement Date”	:	March 30, 2006, being the date of the Pre-Conditional Offer Announcement

“Formal Announcement”	:	Announcement dated [ ], 2006 released by DBS Bank, for and on behalf of the Offeror, in relation to the Offeror’s firm intention to make the Offer

“Latest Practicable Date”	:	[ ], 2006, being the latest practicable date prior to the date of this Offer Document/Prospectus

“Lock-Up Agreement”	:	The letter agreement (set out in Appendix 18 of this Offer Document/Prospectus) to be executed by a holder of MFS Shares who elects to take Stock Consideration in favour of M-Flex agreeing not to dispose of any M-Flex Stock received as the Stock Consideration for a period of six months following the closing of the Offer without the prior written consent of M-Flex, which forms part of this Offer Document/Prospectus which is issued to all holders of MFS Shares. See paragraph 1(c) of Appendix 9 of this Offer Document/Prospectus—“Other Terms of the Offer” for further details on the Lock-Up Agreement

“Market Day”	:	A day on which the SGX-ST is open for trading in securities

2

“M-Flex”	:	Multi-Fineline Electronix, Inc., a Delaware corporation. In connection with the closing of the Offer, Multi-Fineline Electronix, Inc. will re-organise its corporate structure so that a new holding company will be created. The holding company which will initially be named New M-Flex Holding Corporation but will change its name to Multi-Fineline Electronix, Inc. immediately after the close of the Offer, will after the close of the Offer continue to conduct all of the operations of Multi-Fineline Electronix, Inc. and MFS, and will have its stock listed on The Nasdaq National Market under the symbol “MFLX.” Stockholders of Multi-Fineline Electronix, Inc. prior to such re-organisation will exchange their share certificates for shares of the new holding company and MFS Shareholders who tender their MFS Shares in the Offer for Stock Consideration will similarly receive shares of the new holding company. All references to M-Flex as it exists prior to the close of the Offer will refer to Multi-Fineline Electronix, Inc. and its subsidiaries (including, after its formation, New M-Flex Holding Corporation), and all references to M-Flex as it exists on and subsequent to the close of the Offer will refer collectively to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries, including M-Flex and MFS after the re-organisation. See Summary for further details on the reorganization.

“M-Flex Group”	:	M-Flex and its subsidiaries

“M-Flex Stock”	:	Common Stock, par value U.S. $0.0001 per share of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.)

“MFS”	:	MFS Technology Ltd

“MFS ESOS”	:	MFS Share Option Scheme

“MFS Group”	:	MFS and its subsidiaries

“MFS Options”	:	Options granted under the MFS share option scheme established by MFS

“MFS Shares”	:	Ordinary shares in the capital of MFS

“MFS Shareholders”	:	Registered holders of MFS Shares, except where the registered holder is CDP, in which case the term “MFS Shareholders” shall, in relation to such MFS Shares, mean the Depositors whose Securities Accounts are credited with MFS Shares

“Needham”	:	Needham & Company, LLC

“NTA”	:	Net tangible assets

“Offer”	:	The voluntary conditional offer by DBS Bank for and on behalf of M-Flex to acquire the Offer Shares on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT

“Offer Consideration”	:	The Cash Consideration or the Stock Consideration, as applicable

3

“Offer Document/Prospectus”	:	This Offer Document/Prospectus dated [ ], 2006 issued, and any other document which may be issued to amend, revise, supplement or update this Offer Document/Prospectus, by DBS Bank, for and on behalf of the Offeror, pursuant to the Code and U.S. securities laws in respect of the Offer

“Offer Shares”	:	As defined in Section 2.2 of this Offer Document/Prospectus

“Offeror”	:	New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.), being the entity making the Offer to MFS Shareholders

“Pre-Conditional Offer Announcement”	:	Announcement dated March 30, 2006 released by DBS Bank, for and on behalf of M-Flex, in connection with the Offer

“Securities Account”	:	A securities account maintained by a Depositor with CDP, but does not include a securities sub-account

“SEC”	:	United States Securities and Exchange Commission

“SGX-ST” or “Singapore Exchange”	:	Singapore Exchange Securities Trading Limited

“SIC”	:	Securities Industry Council of Singapore

“SRS”	:	Supplementary Retirement Scheme

“SRS Account”	:	The bank account opened and maintained with an SRS Operator

“SRS Investors”	:	Investors who have purchased MFS Shares using monies in their SRS Account

“SRS Operators”	:	The banks approved by the Ministry of Finance to be the approved banks for the SRS

“Stock Consideration”	:	As defined in Section 2.1 of this Offer Document/Prospectus

“S$” and “cents” or “S cents”	:	Singapore dollars and cents, respectively

“U.S.$”	:	United States dollars

“%” or “per cent”	:	Per centum or percentage

“sq ft”	:	Square feet

“WBL” or “WBL Corporation”	:	WBL Corporation Limited

The term “Depositor,” “depositing agent” and “sub-account holder” shall have the meanings ascribed to them in Section 130A of the Act.

The term “related corporation” shall have the meaning ascribed to it in Section 6 of the Act.

The term “acting in concert” shall have the meaning ascribed to it in the Code.

Words importing the singular shall, where applicable, include the plural and vice versa and references to persons shall, where applicable, include corporations.

References to the making of an announcement or the giving of notice by the Offeror shall include the release of an announcement by DBS Bank or advertising agents, for and on behalf of the Offeror, to the press or the delivery of or transmission by telephone, telex, facsimile, SGXNET or otherwise of an announcement to the SGX-ST. An announcement made otherwise than to the SGX-ST shall be notified simultaneously to the SGX-ST.

Any reference in this Offer Document/Prospectus to any enactment is a reference to the enactment as for the time being amended or re-enacted. Any word defined under the Act, the Listing Manual or the Code or any

4

modification thereof and used in this Offer Document/Prospectus shall, where applicable, have the meaning assigned to it under the Act, the Listing Manual or the Code or any modification thereof, as the case may be, unless the context otherwise requires.

Any reference to a time of day and date in this Offer Document/Prospectus shall be a reference to Singapore time and date respectively, unless otherwise stated.

Any discrepancies in figures included in this Offer Document/Prospectus between amounts shown and the totals thereof are due to rounding. Accordingly, figures shown as totals in this Offer Document/Prospectus may not be an arithmetic aggregation of the figures that precede them.

5

SUMMARY

This summary highlights selected information from this Offer Document/Prospectus and may not contain all of the information that is important to you. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Offer Document/Prospectus.

The Companies

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92130

(714) 238-1488

Internet Address: www.mflex.com

(Information set forth in M-Flex’s website is not incorporated herein by reference.)

M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry. M-Flex offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices.

M-Flex’s common stock is listed on The Nasdaq National Market under the symbol “MFLX.” On May 31, 2006, there were 24,430,708 shares of M-Flex common stock outstanding.

Further information relating to M-Flex can be found on the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex.

MFS Technology Ltd

22 Tuas Avenue 8

Singapore 639237

(65) 6861 3168

Internet Address: www.mfstech.com.sg

(Information set forth in MFS’ website is not incorporated herein by reference.)

MFS is a provider of flexible printed circuit, or FPC, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of flexible printed circuits, or FPC. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989. MFS currently manufactures flexible printed circuits from its facilities in Singapore, Malaysia and China and printed circuit boards, or PCB, in China. MFS’s ordinary shares are listed on the Main Board of the SGX-ST.

New M-Flex Holding Corporation

3140 East Coronado Street

Anaheim, CA 92130

(714) 238-1488

New M-Flex Holding Corporation is a new entity which is being formed solely for the purpose of effecting the transaction. In connection with the closing of the Offer, the following transactions will occur with respect to New M-Flex Holding Corporation: (i) a wholly owned subsidiary of New M-Flex Holding Corporation and

6

M-Flex will engage in a merger transaction pursuant to which the wholly owned subsidiary of New M-Flex Holding Corporation will merge with M-Flex and M-Flex will remain as the surviving corporation and New M-Flex Holding Corporation will be the holding company of M-Flex, (ii) a wholly owned subsidiary of New M-Flex Holding Corporation will acquire all of the shares of MFS that are tendered in the Offer pursuant to an assignment from New M-Flex Holding Corporation of the right to acquire such shares of MFS pursuant to the Offer and (iii) such subsidiary will purchase the shares of MFS that are tendered in the Offer pursuant to an assumption by such subsidiary of New M-Flex Holding Corporation’s obligation to pay the Cash Consideration. Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on Nasdaq under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will be stockholders of New M-Flex Holding Corporation and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

The Transaction

M-Flex is making a voluntary conditional offer to acquire all of the outstanding ordinary shares of MFS. The closing of the Offer is conditioned on, among other things, the satisfaction or waiver of certain conditions precedent. See “Conditions to the Offer” in Appendix 2 of this Offer Document/Prospectus. In addition, the Offer will close only if more than 64% of the outstanding shares of MFS are tendered to M-Flex in the Offer and M-Flex’s stockholders approve the issuance of shares of M-Flex common stock to the MFS Shareholders in connection with the Offer. If more than 64% of the shares, but less than 90% of the shares held by MFS Shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered, MFS will become a subsidiary of M-Flex, but likely will remain a public company listed in Singapore. If at least 90% of the shares held by MFS Shareholders (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered, M-Flex intends to effect a compulsory acquisition under Section 215 of the Companies Act to acquire all the remaining MFS Shares. In such case, MFS would no longer be listed on the SGX-ST.

What MFS Shareholders Will Receive in the Offer

When the conditions to closing of the Offer are satisfied or waived, MFS Shareholders who tender their MFS Shares will receive at their election either the Cash Consideration or Stock Consideration as follows for each MFS Share tendered:

For each Offer Share

EITHER

Stock Consideration: 0.0145 new M-Flex Stock

OR

Cash Consideration:

•	S$1.15 if less than 90% of the Offer Shares (excluding Offer Shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer;

or

•	S$1.20 if 90% or more of the Offer Shares outstanding (excluding Offer Shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) are tendered in the Offer.

7

MFS Shareholders may elect to receive either Stock Consideration or Cash Consideration, but not both. Fractions of M-Flex Stock will not be issued to any MFS Shareholder who accepts the Offer and fractional entitlements will be disregarded. MFS Shareholders who elect to take the Stock Consideration will be required to execute the Lock-Up Agreement agreeing not to sell any of their Stock Consideration for a period of six months after the close of the Offer.

Reasons for the Offer (see “Reasons of M-Flex’s Special Committee for the Offer” in Appendix 7 on page APP7-6)

Among the key underlying strategic reasons for the Offer is M-Flex’s need for both near and longer term expanded manufacturing capacity. M-Flex’s ability to expand its manufacturing capacity in a timely and cost-effective manner has been a major factor in the company’s steady and significant growth in recent years as it has participated in the rapidly expanding global telecommunications marketplace.

Presently, M-Flex has approximately 525,000 sq ft of manufacturing capacity at two facilities in Suzhou, China, (MFC1 and MFC2) with over 10,000 employees. An expansion of MFC2 is expected to be completed and operational in late 2006, which will increase M-Flex’s manufacturing capacity in Suzhou by an additional 200,000 sq ft. The company also has approximately 155,000 sq ft of manufacturing space at its corporate location in Anaheim, California.

For further expansion, M-Flex seeks to diversify geographically outside of Suzhou, China, to additional locations strategic to its market opportunities and customer base. Constructing new facilities from the ground up in such new geographic locations as India or Vietnam is a more time consuming and potentially risky endeavor than expanding—as it has historically—in a location where M-Flex has an established presence. Also, staffing such new locations with qualified managers and factory employees represents an even greater challenge than building facilities and equipping them with machinery. For these reasons, such geographic diversification and expansion could foreseeably take 3-4 years to complete successfully, during which time the company would potentially lose significant customer opportunities as well as put at risk what it believes to be a leadership position in the current marketplace.

With the close of the Offer, M-Flex will have immediate access to available capacity at MFS’ existing manufacturing facilities, which include a 70,000 sq ft manufacturing plant in Malaysia and a 100,000 sq ft plant in Changsha, China. In addition, MFS has available land adjacent to both its Malaysia and Changsha facilities, which would enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations would accommodate future market opportunities and M-Flex’s expected diversification of its customer base to other leading manufacturers of portable devices. MFS is also a qualified supplier to several leading electronics manufacturers with a management team and labor force skilled in making the flexible printed circuits and components products these customers require.

Furthermore, MFS has PCB and rigid flex manufacturing capabilities which can accommodate the high volume production of products utilizing M-Flex’s proprietary embedded magnetics technology, including the power adapter products currently being jointly developed with Mobility Electronics. M-Flex expects these power adapter products to be in high-volume production beginning in 2007.

The overall strategic and operational synergies and financial synergies M-Flex expects to result from the Offer, when closed, include the following:

Strategic and Operational Synergies

•	M-Flex expects to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;

8

•	M-Flex expects to leverage the available capacity at MFS’ established manufacturing operations in China and Malaysia;

•	M-Flex expects the acquisition will move it towards its strategy of achieving customer diversification;

•	M-Flex believes the acquisition will enhance its design capabilities by allowing it to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	M-Flex expects to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	M-Flex expects to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	M-Flex expects to realize a reduction in overall effective tax rate through expansion of its operations and activities in countries with lower tax rates;

•	M-Flex expects to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

•	M-Flex expects to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

At this time, unless and until M-Flex is able to acquire 100% of the MFS Shares, M-Flex’s Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

Treatment of MFS Share Options

As of May 31, 2006, there were options outstanding with respect to approximately 7.8 million MFS Shares granted under the MFS Share Option Scheme, or MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. In view of this restriction, M-Flex will not make an offer to acquire unexercised options. The Offer will be extended, on the same terms and conditions, to all new MFS Shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options granted under the MFS ESOS. Therefore, in order to participate in the Offer, holders of such options will be required to exercise their options and tender their MFS Shares to M-Flex.

Ownership of Common Stock of the Combined Company After the Transaction

Depending on the level of acceptances of the Offer by MFS Shareholders, and whether they elect to receive the Cash Consideration or the Stock Consideration, M-Flex stockholders, other than WBL, will own between 28% and 32% of the combined company and MFS Shareholders, other than WBL, will own between 0% and 13% of the combined company (both assuming all outstanding options under the MFS ESOS shall have been exercised and the MFS Shares issued pursuant to such exercise have been tendered in the Offer). Depending on the level of acceptances of the Offer, and the election of the Cash Consideration or the Stock Consideration, WBL will own between 59% and 68% of the combined company.

9

Conditions to the Closing of the Offer (see “Conditional Offer” in Section 2.5 on page 48)

The closing of the Offer depends upon the satisfaction or waiver, where applicable, of a number of conditions, including approval of M-Flex’s stockholders of the issuance of shares of M-Flex common stock in the Offer and that more than 64% of the MFS Shares (including all MFS Shares issued or to be issued pursuant to a valid exercise, prior to the Offer, of any share option under the MFS ESOS) are tendered in the Offer.

Material U.S. Federal Income Tax Consequences of the Transactions (see “Material U.S. Federal Tax Consequences of the Transactions” in Appendix 7 on page APP7-8)

It is intended that no gain or loss will be recognized by an M-Flex stockholder as a result of the transaction for U.S. federal income tax purposes.

It is intended that no gain or loss will be recognized by an MFS shareholder exchanging his or her MFS Shares for New M-Flex Holding Corporation common stock in the transaction for U.S. federal income tax purposes.

It is intended that gain or loss will be recognized by an MFS Shareholder exchanging his or her MFS Shares for cash in the transaction or the compulsory acquisition for U.S. federal income tax purposes, although non-U.S. holders of MFS Shares generally would not be subject to U.S. federal income taxation of such gain or loss. Any cash received by an MFS Shareholder who actually or constructively owns stock of WBL, New M-Flex Holding Corporation or MFS after the transactions, may be treated as receiving a taxable dividend up to the amount of such cash for U.S. federal income tax purpose.

Material Singapore Income Tax Consequences of the Transactions (see “Material Singapore Tax Consequences of the Transactions” in Appendix 7 on page APP7-13)

The acceptance of the Offer by an MFS Shareholder (whether by way of electing to receive the Cash Consideration or the Stock Consideration) would be treated as a disposal of the MFS Shares held by such MFS Shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterisation of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Singapore Comptroller of Income Tax regards as the carrying on of a trade or business in Singapore.

Please refer to the discussion on the Singapore income tax consequences of MFS Shareholders resident or based in Singapore accepting the Offer in Appendix 7 on page APP7-13 in relation to the above and the Singapore income tax treatment of dividends declared by M-Flex on M-Flex common stock.

Listing of Common Stock of the Combined Company

The M-Flex Stock outstanding after the transaction, including the new M-Flex Stock to be issued to the MFS Shareholders who elect to receive the Stock Consideration in the Offer will be listed on The Nasdaq National Market under the symbol “MFLX.”

If less than 90% of the Offer Shares held by persons other than M-Flex, its related corporations or its nominees are tendered in the Offer, those MFS Shares that are not tendered in the Offer will likely continue to trade on the SGX-ST. If more than 90% of the Offer Shares held by persons other than M-Flex, its related corporations or its nominees are tendered in the Offer, M-Flex will delist MFS from the SGX-ST.

10

Irrevocable Undertakings

In connection with the announcement of M-Flex’s intention to make the Offer to acquire MFS, WBL entered into an agreement (the “WBL Undertaking”), pursuant to which WBL agreed to support the Offer. A copy of the WBL Undertaking is attached to this Offer Document/Prospectus as Appendix 17. In particular, the WBL Undertaking, which was entered into on March 29, 2006 provides that WBL agrees as follows:

•	to accept the Offer in respect of the number of MFS Shares held by it or its subsidiaries or nominees (the “MFS Controlled Shares”);

•	to elect to receive the Stock Consideration in connection thereto;

•	not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith (“Competing Transaction”); and

•	to cause all shares of M-Flex common stock owned or controlled by WBL directly or through its subsidiaries or nominees (the “M-Flex Controlled Shares”) to be counted at any meeting of the stockholders of M-Flex for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of M-Flex common stock in the Offer and against any Competing Transaction.

Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the proposed voluntary conditional offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it has no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the proposed voluntary conditional offer. Accordingly, there will not be a stockholders’ meeting by WBL in connection with the Offer because of the waiver. In addition, if the Offer is not closed by December 31, 2006, WBL’s obligations under the WBL Undertaking will terminate.

In connection with the announcement of M-Flex’s intention to make the Offer, each of Pang Tak Lim, or PTL, and Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each has agreed to accept the Offer in respect of the number of MFS Shares held by him. A copy of each of the agreements entered into by PTL and LW are attached to this Offer Document as Appendix 17.

These agreements will terminate if, inter alia, if the Offer is not made by December 31, 2006. As of May 31, 2006, PTL and LW collectively beneficially owned 1.3% of the MFS Shares.

Material Differences in Rights of M-Flex Stockholders and MFS Shareholders

MFS Shareholders receiving Stock Consideration will have different rights once they become M-Flex stockholders due to differences between the governing law and charter documents of MFS and M-Flex. A summary of the material differences are described under “Comparison of Stockholders Rights and Corporate Governance Matters” set out in Appendix 8 of this Offer Document/Prospectus.

11

Summary Selected Historical Financial Information

M-FLEX

The following table sets forth a summary of selected historical consolidated financial data of M-Flex for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. This information is derived from, and should be read in conjunction with, the audited consolidated financial statements of M-Flex and the unaudited condensed interim consolidated financial statements of M-Flex, which are found in Appendix 12 of this Offer Document/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. M-Flex’s management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented. See “Where You Can Find More Information” on page APP7-19.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006

	(in U.S. Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data:
Net Sales	$84,640	$110,537	$129,415	$253,049	$357,090	$161,804	$263,537
Operating income	$7,292	$7,850	$7,707	$36,419	$52,635	$25,917	$43,221
Net income	$4,776	$4,967	$4,577	$25,706	$37,166	$17,365	$29,878
Basic net income per share	$0.41	$0.42	$0.39	$1.33	$1.57	$0.74	$1.23
Diluted net income per share	$0.41	$0.42	$0.38	$1.27	$1.51	$0.70	$1.18
Basic weighted-average common shares	11,720,295	11,720,295	11,720,295	19,310,044	23,603,935	23,368,087	24,272,902
Diluted weighted-average common shares	11,763,885	11,763,885	11,978,610	20,306,842	24,593,998	24,698,791	25,332,917

	As of September 30,					As of March 31,
	2001	2002	2003	2004	2005	2006

	(in U.S. Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,336	$4,349	$5,211	$16,631	$38,253	$28,989
Working capital	12,963	17,268	17,656	78,961	108,126	130,924
Total assets	51,966	59,783	98,729	189,998	259,600	299,766
Long-term debt	—	—	4,358	—	—	—
Stockholders equity	35,589	40,791	45,486	141,084	189,041	223,014

12

MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. The consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and the six-months ended March 31, 2005 and 2006, and the consolidated balance sheet data as of September 30, 2004 and 2005 and March 31, 2006 are derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included in Appendix 13 of this Offer Document/Prospectus. The consolidated statements of operations data for the years ended September 30, 2001 and 2002 and the consolidated balance sheet data as of September 30, 2001, 2002 and 2003 are derived from audited MFS consolidated financial statements not included in this Offer Document/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2005 and the six months ended March 31, 2006 included in Appendix 11 of this Offer Document/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001 (1)	2002 (1)	2003	2004	2005	2005	2006

	(in Singapore Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$88,348	$118,393	$281,761	$432,252	$379,521	$207,728	$221,481
Operating income	$15,371	$8,602	$31,066	$54,559	$43,443	$26,071	$30,726
Net income	$12,647	$5,908	$23,084	$43,094	$35,023	$19,666	$24,055
Basic net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Diluted net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Basic weighted-average common shares	374,400	416,142	650,061	650,744	652,889	652,212	653,899
Diluted weighted-average common shares	374,400	417,381	650,937	653,317	653,893	652,183	656,090

	As of September 30,					As of March 31,
	2001	2002	2003	2004	2005	2006

	(in Singapore Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$16,208	$12,131	$28,508	$52,518	$71,885	$57,600
Working capital	8,217	13,985	40,994	81,570	101,145	103,376
Total assets	103,861	152,716	201,275	290,532	296,780	280,337
Long-term debt, net of current portion	—	—	—	11,848	15,003	14,398
Total shareholders’ equity	55,274	75,160	95,410	134,806	157,955	158,697

(1)	Fiscal Years Ended September 30, 2001 and 2002 net income per share have not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003. See Appendix 13 page APP13-3 the MFS Technology LTD and Subsidiaries Consolidated Income Statements.
(2)	MFS amounts are presented in Singapore dollars. See the section “Exchange Rate Information” on page 14.

13

Exchange Rate Information

Unless otherwise indicated, all dollar amounts in this Offer Document/Prospectus are expressed in U.S. Dollars. The high and low rates of exchange for the periods and the average rate of exchange for the periods are also shown.

The following table shows the number of U.S. Dollars exchangeable for a Singapore Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
High for the period	$0.580	$0.579	$0.610	$0.602	$0.619	$0.619	$0.620
Low for the period	0.544	0.538	0.553	0.571	0.586	0.590	0.586
Average for the period	0.565	0.554	0.571	0.586	0.604	0.608	0.603
End of period	0.566	0.562	0.578	0.591	0.592	0.606	0.617

The following table shows the number of Singapore Dollars exchangeable for a U.S. Dollar at the end of certain periods.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
High for the period	$1.839	$1.856	$1.808	$1.751	$1.707	$1.693	$1.706
Low for the period	1.722	1.727	1.639	1.660	1.616	1.616	1.613
Average for the period	1.772	1.805	1.754	1.708	1.657	1.646	1.659
End of period	1.766	1.779	1.731	1.691	1.689	1.652	1.620

Certain Historical and Unaudited Pro Forma Per Share Information

The following table presents unaudited net income per share data, cash dividend declared per share and net book value per share data for each stand-alone company on a historical basis, on a combined company pro forma basis and for MFS on an equivalent pro forma basis. The unaudited pro forma condensed combined per share information is not necessarily indicative of the financial position of the combined company had the Offer been completed on September 30, 2005 or March 31, 2006 or operating results that would have been achieved by the combined company had the Offer been completed as of the beginning of the first period presented, and should not be construed as representative of future financial position or operating results. The unaudited pro forma condensed combined consolidated per common share data presented below have been derived from unaudited pro forma condensed combined consolidated financial information included in Appendix 11 of this Offer Document/Prospectus.

This information is only a summary and should be read in conjunction with the selected historical financial data of M-Flex and MFS, the M-Flex and MFS Unaudited Pro Forma Condensed Combined Financial Information, and the separate historical financial statements of M-Flex and MFS and related notes included herein or incorporated by reference into this Offer Document/Prospectus. See “Where You Can Find More Information” on page APP7-19. Two pro forma transaction scenarios are presented in Pro Forma-Minimum Equity Issued and Pro Forma-Maximum Equity Issued assuming 100% of MFS’ stock is acquired.

14

	For the Year Ended September 30, 2005
	Historical		Pro Forma-Maximum Equity		Pro Forma-Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent (2)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent
	(in U.S. Dollars)
Net income per share
Basic	$1.57	$0.03	$1.71	$0.02	$1.77	$0.03
Diluted	$1.51	$0.03	$1.66	$0.02	$1.71	$0.02
Cash dividend declared per share
Basic	$—	$0.01	$0.24	$0.00	$0.28	$0.00
Diluted	$—	$0.01	$0.24	$0.00	$0.27	$0.00

	For the Six Months Ended March 31, 2006
	Historical		Pro Forma-Maximum Equity		Pro Forma-Minimum Equity
	M-Flex	MFS (1)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent (2)	M-Flex & MFS Pro Forma-Combined	MFS Equivalent
	(in U.S. Dollars)
Net income per share
Basic	$1.23	$0.02	$1.30	$0.02	$1.36	$0.02
Diluted	$1.18	$0.02	$1.26	$0.02	$1.31	$0.02
Cash dividend declared per share
Basic	$—	$0.02	$0.47	$0.01	$0.53	$0.01
Diluted	$—	$0.02	$0.45	$0.01	$0.52	$0.01
Book value per share (3)
Book value per share Basic	$9.19	$0.15	$15.89	$2.30	$10.19	$1.48
Book value per share Diluted	$8.80	$0.15	$15.40	$2.23	$9.83	$1.43

(1)	MFS historical income per share amounts are based on U.S. GAAP. Both the MFS historical income per share amounts and the cash dividend declared per share amounts are translated from Singapore dollars into U.S. Dollars at the exchange rate of S$1.66 per U.S. Dollar for the year ended September 30, 2005 and S$1.66 for the six months ended March 31, 2006. MFS historical book value per share is translated at S$1.62.
(2)	The MFS equivalent pro forma share amounts are calculated by multiplying the combined pro forma share amounts by the exchange ratio in the transaction of 0.0145 shares of M-Flex common stock for each MFS share.
(3)	The cash dividend per share information presented in the pro forma scenarios differs from historical amounts only to the extent the pro forma shares outstanding have been adjusted in each respective scenario. The actual combined cash dividend declared has not been adjusted in the unaudited pro forma condensed combined consolidated financial information.
(4)	Book value per share was calculated by dividing stockholders’ equity by the number of shares of M-Flex or MFS common stock outstanding at March 31, 2006. Pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of M-Flex common stock outstanding at the respective period end date, assuming the Offer had been completed on that date.

15

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following selected unaudited pro forma condensed combined statement of operations data for the year ended September 30, 2005 and the six months ended March 31, 2006 gives effect to the Offer and business combination with MFS as if they had occurred on October 1, 2004, the first day of the first period presented. The selected unaudited pro forma condensed combined balance sheet data as of March 31, 2006 gives effect to the Offer and business combination as if it had occurred on March 31, 2006. The selected unaudited pro forma condensed combined financial data does not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the Offer. Four pro forma transaction scenarios are presented: (a) (i) Minimum Equity Issuance and (ii) Maximum Equity assuming 100% of the outstanding MFS shares are tendered and (b) (i) Minimum Equity Issuance and (ii) Maximum Equity Issuance assuming only 64% of the outstanding MFS shares are tendered. The Minimum Equity Issuance scenarios are based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by MFS shareholders other than WBL for S$1.20 (U.S. $0.74), in the case of the 100% tender scenario, or S$1.15 (U.S. $0.71) in the case of the 64% tender scenario. The Maximum Equity Issuance scenarios are based upon the assumption that all MFS shareholders elect to receive M-Flex common stock in the Offer. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reported on Bloomberg on March 31, 2006). The selected unaudited pro forma condensed combined financial data is based on estimates and assumptions that are preliminary and does not purport to represent what M-Flex’s results of operations or financial position actually would have been if the Offer referred to herein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. You should read this summary together with “Unaudited Pro Forma Condensed Combined Financial Information” in Appendix 11 beginning on page APP11-1 and the accompanying notes thereto.

	100% Acceptance		64% Acceptance
	For the Year Ended September 30, 2005		For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$585,971	$585,971	$585,971	$585,971
Operating income	75,950	75,950	76,853	76,853
Net income	56,701	51,177	50,011	49,013
Basic net income per share	1.71	1.77	1.68	1.70
Diluted net income per share	1.66	1.71	1.63	1.64

	100% Acceptance		64% Acceptance
	For the six months ended March 31, 2006		For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Net Sales	$397,122	$397,122	$397,122	$397,122
Operating income	60,425	60,425	60,877	60,877
Net income	43,867	40,111	38,679	38,002
Basic net income per share	1.30	1.36	1.27	1.29
Diluted net income per share	1.26	1.31	1.23	1.24

Unaudited Pro Forma Balance Sheet Data
Cash and cash equivalents	$64,551	$64,551	$64,551	$64,551
Working capital	194,854	195,061	194,854	194,896
Total assets	696,833	675,763	496,732	495,851
Long-term debt, net of current portion	14,889	230,429	14,889	53,733
Shareholders’ equity	537,778	301,096	303,642	263,915

16

Assuming only 64% of the outstanding MFS Shares are tendered in the Offer, the pro forma combined net income will decrease, when compared to a 100% acceptance, by the remaining 36% minority interest in MFS. This decrease to unaudited pro forma condensed combined net income is assumed to be partially offset by a decrease in depreciation expense from property, plant and equipment as well as a decrease in amortization expense for intangibles as the fair value assigned to these assets will also be decreased resulting from the increased minority interest ownership. Additionally, under the Minimum Equity scenario, less Cash Consideration will be required to purchase the outstanding shares held by MFS Shareholders other than WBL. Accordingly, the debt required to finance the Offer and associated interest expense will also be lower than had 100% of the MFS Shares been tendered in the Offer.

Total assets on the unaudited pro forma condensed combined balance sheet are assumed to decrease, when compared to a 100% acceptance, primarily resulting from a decrease to goodwill as well as a decrease in the fair value assigned to property, plant and equipment, intangibles, and, under the Minimum Equity scenario, capitalized debt fees. Shareholders’ equity is assumed to decrease as a result of the 36% minority interest in MFS and, as previously discussed, the debt required to finance the Offer under the Minimum Equity scenario will also be lower than had 100% of the MFS Shares been tendered in the Offer. For a detail of differences for the 64% acceptance scenario see Note 6 on page APP11-14.

17

Comparative Per-Share Market Price and Dividend Information

M-Flex’s common stock trades on The Nasdaq National Market under the symbol “MFLX.” MFS Shares trade on the Main Board of the SGX-ST under the symbol “MFS Tech.” The table below sets forth, for the periods indicated, dividends and the range of high and low closing prices for M-Flex common stock and MFS Shares as reported on Nasdaq with respect to M-Flex and Bloomberg with respect to MFS. For current price information, you should consult publicly available sources.

	M-Flex Common Stock
	(in U.S. Dollars)
	High	Low	Dividends Declared*
Fiscal Year ended September 30, 2004
First quarter	—	—	—
Second quarter	—	—	—
Third quarter	$10.04	$10.00	—
Fourth quarter	10.50	6.90	—
Fiscal Year ended September 30, 2005
First quarter	21.93	9.30	—
Second quarter	23.27	14.97	—
Third quarter	20.25	14.54	—
Fourth quarter	29.27	18.08	—
Fiscal Year ended September 30, 2006
First quarter	48.17	25.16	—
Second quarter	66.28	44.97	—
Third quarter (through June 20, 2006)	62.41	26.91	—

* M-Flex has never declared a cash dividend

	MFS Shares
	(in Singapore Dollars)
	High	Low	Dividends Declared
Fiscal Year 2003
First quarter	$0.217	$0.137	—
Second quarter	0.253	0.217	—
Third quarter	0.327	0.223
Fourth quarter	0.567	0.313	$0.0030
Fiscal Year 2004
First quarter	0.860	0.540	—
Second quarter	0.933	0.760	0.0045
Third quarter	0.873	0.653	—
Fourth quarter	0.860	0.680	0.0055
Fiscal Year 2005
First quarter	0.940	0.810	—
Second quarter	0.955	0.720	0.0050
Third quarter	0.765	0.570
Fourth quarter	0.690	0.505	0.0400
Fiscal Year 2006
First quarter	0.720	0.555	—
Second quarter	1.240	0.755
Third quarter (through June 20, 2006)	1.300	1.100

18

The following table presents:

•	the last reported sale price of a share of M-Flex common stock, as reported on The Nasdaq National Market;

•	the last reported sale price of an MFS ordinary share, as reported on the Singapore Exchange; and

•	the pro forma equivalent per share value of an MFS ordinary share based on the exchange ratio (i.e., 0.0145 shares of M-Flex common stock for each MFS Share) and the closing price of M-Flex common stock;

in each case, on March 29, 2006, the last full trading day prior to the public announcement of the pre-conditional Offer, and on                     , the last practicable trading day prior to the date of this Offer Document/Prospectus.

Date	M-Flex Common Stock			MFS Ordinary Share			Equivalent Price Per Share
March 29, 2006		$66.28			S$1.15			$0.016675
[ ], 2006	$	[	]	$	[	]	$	[	]

The above tables show only historical comparisons. Because the market prices of M-Flex common stock and MFS Share will fluctuate prior to the closing of the Offer, these comparisons may not provide meaningful information to M-Flex stockholders in determining whether to approve the issuance of shares of M-Flex common stock in the Offer or to MFS Shareholders in determining whether to accept the Offer and receive the Stock Consideration. M-Flex stockholders and MFS Shareholders are encouraged to obtain current market quotations for M-Flex common stock and MFS Shares and to review carefully the other information contained in this Offer Document/Prospectus or incorporated by reference into this Offer Document/Prospectus in considering whether to approve the respective proposals before them. See the section entitled “Where You Can Find More Information” on page APP7-19. Further, MFS Shareholders should consider the views of the independent directors of MFS and the independent financial advisor to the independent directors of MFS before making any decision on the Offer.

19

RISK FACTORS

The Offer involves certain risks which MFS Shareholders may wish to take note of. In addition to the other information contained in this Offer Document/Prospectus, including the matters addressed in “Cautionary Statements Concerning Forward Looking Statements,” MFS Shareholders should consider carefully the following risks and uncertainties associated with each of the businesses of M-Flex and MFS. In addition, you should read and consider the risks and uncertainties associated with each of the businesses of M-Flex and MFS because these risks will also affect the combined company. Additional risk and uncertainties not presently known to M-Flex or that currently are not believed to be important to M-Flex may also adversely affect the Offer and the combined company following the closing of the Offer.

Risks Relating to the Transaction

Following are risks that affect M-Flex’s ability to complete the transactions described in this Offer Document/Prospectus.

M-Flex can give no assurances as to when, or if, the Offer will be closed.

The closing of the Offer will not occur until various specified conditions are satisfied or waived, including, among others:

•	the acceptance of the Offer by MFS Shareholders holding more than 64% of the outstanding MFS Shares (including all MFS Shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS);

•	the approval of the issuance of M-Flex shares of common stock in the Offer by M-Flex stockholders; and

•	the absence of any material adverse event affecting MFS, its business or operations.

If these conditions are not satisfied or waived, as applicable, the Offer and the related transactions likely will be terminated. For additional information please see “Conditions to the Offer” in Appendix 2.

The combined company may not realize the benefits of the transaction.

M-Flex’s ability to realize the anticipated benefits of the transaction will depend, in part, on its ability to integrate the operations of the two companies following the closing of the Offer. M-Flex has limited experience in acquiring other businesses and technologies. The combination of two independent companies is a complex, costly and time-consuming process. This process may disrupt the business of either or both companies, and may not result in the full benefits expected by M-Flex. The difficulties of combining the operations of the companies may include, among other things:

•	possible increased costs and reduced synergies if MFS is required to continue to operate as a listed company in Singapore;

•	possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between both companies, including the need to improve any deficiency in accounting controls or procedures that may exist in MFS at the time M-Flex completes the transaction;

•	coordinating and consolidating ongoing and future research and development;

•	consolidating sales and marketing operations;

•	retaining existing customers and attracting new customers;

•	maintaining sales levels from existing common customers who may decide to diversify their supply chain;

•	retaining strategic partners and attracting new strategic partners;

•	retaining key employees, including key sales representatives;

•	consolidating corporate and administrative infrastructures, including consolidating and integrating computer information and financial systems;

20

•	integrating and managing the technologies and products of the two companies;

•	identifying and eliminating redundant and underperforming operations and assets;

•	using capital assets efficiently to develop the business of the combined company;

•	possible tax costs or inefficiencies associated with integrating the operations of the combined company, including the risk that its efforts to restructure its subsidiaries do not result in any tax savings or results in increased taxes;

•	modification of and costs relating to operating control standards in order to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; and

•	retaining and attracting new engineers and research and development personnel to support new products and new technology development.

For these reasons, M-Flex may fail to complete successfully the anticipated integration of M-Flex and MFS, or to realize any of the anticipated benefits of the integration of the two companies. Actual cost savings and synergies may be lower than currently expected and may take a longer time to achieve than currently anticipated.

If less than 90% of the minority shares of MFS are tendered in the Offer, the combined company will have increased operating expenses and will be limited in its ability to consolidate MFS’ operations.

If less than 90% of the outstanding ordinary shares of MFS (excluding the shares held by M-Flex or its related corporations or its nominees as of the date of the Offer) are tendered in the Offer, M-Flex will not be able to exercise its right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS Shares not acquired by M-Flex pursuant to the Offer. As a result, M-Flex may be required to continue to operate MFS as a public company in Singapore and there may continue to be minority shareholders of MFS. If MFS is not delisted from the Official List of the Singapore Stock Exchange, M-Flex will be required to incur additional expenses each year in order to maintain the public listing of the MFS shares. These expenses will harm the combined company’s consolidated operating results by increasing general and administrative expenses. In addition, to the extent MFS has minority shareholders after completion of the Offer, the companies will be limited in the degree to which they can completely consolidate their operations.

There is a risk that the expected sales of the combined company may decrease if common customers elect to reduce their reliance on the combined company.

M-Flex and MFS share common customers. If any of these customers were to determined to reduce its order level with either company in connection with the transaction, the resulting reduction could adversely impact sales and profitability of the combined company, perhaps severely, depending on the magnitude of the customer.

MFS owns its factories in the People’s Republic of China, or PRC, under a joint venture with an unrelated third party and management of any significant business initiative pertaining to those factories will require approval of that party.

MFS’ factories are owned through joint ventures in which MFS owns 65% and Great Wall Information Industry Co. Ltd, or GWI, owns 35%. Any significant decisions affecting these factories will require unanimous approval of a board of managers with respect to each factory which is comprised of five individuals of which three are appointed by MFS and two are appointed by GWI. There are no dispute resolution provisions or other mechanics in the joint venture agreements between MFS and GWI. In addition, there are no provisions governing mandatory sale or buy out of the other party’s interest under the joint venture agreements.

MFS does not have absolute control over the operating decisions of its major subsidiaries.

MFS’ two largest subsidiaries, MFS-PCB and HMFS, are joint ventures with a third party investor. MFS owns 65% of each of these entities. Each of these entities is controlled by a five person board of directors, of

21

which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board. The joint venture agreements do not contain any dispute resolution provisions and it is possible that MFS and the third party investor, Great Wall Information Industry Co Ltd, may not always agree on the activities to be conducted by those subsidiaries. Any such dispute could significantly harm MFS’ ability to generate revenue and meet its customer commitments.

M-Flex is uncertain of the impact that intangible and fixed assets will have on the combined company’s earnings per share.

Until the closing of the Offer, M-Flex will not be able to determine with certainty the amount of the purchase price that is allocated to intangible assets and fixed assets. The greater the amount of the purchase price that is allocated to intangible assets and fixed assets, the greater the expense M-Flex will incur, which will adversely affect its earnings per share as the values of these assets are amortized and depreciated over their useful lives.

The issuance of shares of M-Flex common stock to MFS shareholders in the Offer could substantially reduce the percentage ownership interests of M-Flex’s stockholders.

If the closing of the Offer occurs and assuming full acceptances of the Offer and full election of the Stock Consideration by MFS Shareholders, M-Flex will issue up to approximately 9.6 million shares of M-Flex common stock to current MFS shareholders (assuming holders of options with respect to 7.8 million MFS Shares exercise their options to acquire MFS Shares and elect to take the Stock Consideration), representing approximately 28% of the approximately 34.0 million of the then outstanding shares of M-Flex common stock. WBL has executed an irrevocable undertaking committing it to elect to receive M-Flex’s common stock in the Offer. If only WBL elects to receive shares of M-Flex’s common stock and the remaining MFS Shareholders elect to receive cash, M-Flex will issue up to approximately 5.3 million shares of M-Flex common stock in the Offer, representing approximately 18% of the approximately 29.7 million shares of M-Flex common stock then outstanding. The issuance of M-Flex common stock to MFS Shareholders and MFS option holders will cause a reduction in the relative percentage interest of M-Flex’s current stockholders. In addition, if M-Flex raises additional funds to finance the Offer through the sale of equity, or securities convertible into equity, its stockholders will experience further dilution.

Members of the companies’ respective management and boards of directors have interests in the Offer that may present them with actual or potential conflicts of interest in connection with the Offer.

When considering the recommendations of M-Flex’s Special Committee and M-Flex’s Board of Directors that its stockholders vote in favor of the proposals relating to the transaction, stockholders should be aware that some of M-Flex’s executive officers and directors have interests in the transaction that may be different from, or in addition to, the interests of M-Flex’s stockholders generally. Although the Offer was reviewed and recommended by the Special Committee of M-Flex’s Board of Directors, which was comprised of M-Flex’s independent directors, M-Flex’s stockholders should be aware that the majority stockholder of both M-Flex and MFS is WBL, which beneficially owns 61% of M-Flex’s common stock and 56% of the MFS shares. M-Flex’s director Huat Seng Lim, Ph.D. is an employee of WBL and M-Flex’s director Mr. Tan Choon Seng is the Chief Executive Officer and a director of WBL. In addition, Mr. Pang Tak Lim, Managing Director of MFS, and Mr. Lester Wong, Chief Financial Officer of WBL and director of MFS, have each given irrevocable undertakings to M-Flex to accept the Offer in respect of the number of MFS shares held by them. Officers and directors of MFS and M-Flex may become officers and directors of the combined company. As a result of these interests, M-Flex’s directors and officers may be more likely to vote in favor of the proposals relating to the transaction. For a full description of the interests of directors and executive officers of M-Flex and MFS in the transaction, see “Disclosure of Interests in the Transaction” in Appendix 10 beginning on page APP10-1.

22

To be successful, the combined company must retain and motivate key employees, and failure to do so could seriously harm the combined company.

To be successful, the combined company must retain and motivate executives and other key employees. M-Flex’s employees and MFS’ employees may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed, particularly if M-Flex is able to exercise its right under Section 215 of the Singapore Companies Act to compulsorily acquire those MFS Shares not acquired by M-Flex pursuant to the Offer. Difficulties in integrating the operations of the two companies could impact the combined company’s ability to motivate employees and keep them focused on the strategies and goals of the combined company. Moreover, the acceleration and exercise of all MFS stock options outstanding prior to the closing of the Offer may reduce the financial incentive for MFS employees to remain with the combined company after the Offer has closed. These circumstances may adversely affect the combined company’s ability to retain key personnel.

M-Flex expects to incur significant costs associated with the Offer.

M-Flex has incurred and will incur substantial costs in connection with the Offer. These costs are primarily associated with the fees of financial advisors, accountants and attorneys. In addition, M-Flex has diverted significant management resources in an effort to complete the Offer. If the Offer is not closed, M-Flex will have incurred significant costs, including the diversion of management resources, for which M-Flex will have received little or no benefit.

If M-Flex is unable to finance the transaction through existing cash balances and financings, the completion of the Offer will be jeopardized.

The Offer is designed to allow MFS Shareholders to elect to receive cash or shares of M-Flex common stock. If a substantial number of MFS shareholders elect to receive cash, or if M-Flex’s cash requirements increase materially because of unexpected expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, M-Flex will need to obtain new financing to complete the Offer. If M-Flex is unable to obtain adequate new financing on a timely basis, M-Flex may be required to delay, reduce the scope of or terminate the Offer and may be subject to certain sanctions or censure by the Securities Industry Council of Singapore as a result. In addition, under the terms of M-Flex’s Amended and Restated Stockholders Agreement dated October 25, 2005 with WBL, Wearnes Technology (Private) Limited, or WT, and United Wearnes Technology Pte Ltd, or UWT, M-Flex cannot issue securities, including convertible debt, that would reduce the effective stock ownership of WT and UWT below a majority of the M-Flex voting stock outstanding without approval of WBL. This restriction may make it more difficult to obtain new financing.

M-Flex likely will have more indebtedness after the Offer, which could adversely affect its cash flows and business.

If M-Flex finances the Offer through the incurrence of debt through a credit facility, its business, cash flows and results of operation could be affected by the amount of leverage incurred. As a result of the increase in debt, demands on its cash resources could increase after the Offer. The increased levels of debt could also, among other things:

•	subject M-Flex to covenants restricting its business activities which may result in additional costs and expenses;

•	divert funds that would otherwise be available to support commercialization, research and development, capital expenditures, acquisitions and other important activities;

•	provide holders of debt instruments with rights and privileges senior to those of equity investors;

•	place M-Flex at a competitive disadvantage relative to other companies with less indebtedness;

23

•	limit M-Flex’s ability to obtain further debt financing on favorable terms, if at all, in order to fund future working capital, capital expenditures, additional acquisitions and other general corporate requirements; and

•	increase its vulnerability to, and limit flexibility in planning for, adverse economic and industry conditions.

M-Flex’s ability to make scheduled payments of principal and interest on its debt, or to refinance its indebtedness, will depend upon its future operating performance, which may be affected by factors beyond its control. In addition, there can be no assurance that future borrowings or equity financings for the payment or refinancing of its indebtedness will be available to M-Flex on favorable terms or at all. If M-Flex is unable to service any acquisition financing debt M-Flex incurs, its business, financial condition and results of operations would be materially adversely affected. In addition, with a significant increase in debt, a 100 basis point increase in debt cost could have a significant effect on its results of operation.

The price of M-Flex’s common stock is volatile, which affects the value of the Stock Consideration to be received by MFS Shareholders in the Offer.

Upon the completion of the Offer, MFS Shareholders electing to receive the Stock Consideration in the Offer will receive 0.0145 shares of M-Flex common stock for each MFS Share tendered. Because the exchange ratio is fixed at 0.0145 shares of M-Flex common stock for each MFS Share, the market value of M-Flex’s common stock issued in the Offer will depend on the per share market price of M-Flex’s common stock upon the closing of the Offer. At the time M-Flex first announced its intention to make the Offer on March 30, 2006, the market value of M-Flex’s stock was $66.28 per share, based on the closing price reported on The Nasdaq National Market on March 29, 2006, the last trading day prior to the announcement. As of the date of this Offer Document/Prospectus, the market price of M-Flex’s stock is $31.21, based on the closing price reported on The Nasdaq National Market on June 27, 2006. The market value of M-Flex’s common stock will continue to fluctuate prior to the close of the Offer. M-Flex has no obligation to increase the exchange ratio should the value of M-Flex’s common stock be lower at the time of the closing of the Offer than it was at the time of the first announcement of the Offer. In addition, MFS shareholders electing to receive Stock Consideration in the Offer will be required to agree not to sell any of the Stock Consideration received in the Offer for a period of six months after the closing of the Offer. The value of M-Flex’s common stock may fluctuate during this six month period and the per share market price at the end of the six month period may be higher or lower than the price at the time of the closing of the Offer. Accordingly, the market value of M-Flex’s common stock that will be issued in the Offer or at any time after the close of the Offer may be materially different than at the time of the announcement of the Offer.

If the Offer is not completed, M-Flex’s stock price and future business and operations could be harmed.

If the current market prices of M-Flex’s common stock reflect an assumption that the Offer will be completed, the price of M-Flex’s common stock may decline if the Offer is not closed. In addition, M-Flex has incurred substantial expense in connection with making the announcement of M-Flex’s intention to acquire all of the issued ordinary shares of MFS, which would be required to be written off immediately if M-Flex concludes that it cannot make the Offer, or if the acquisition were not closed. Any such write-off could have a substantial impact on M-Flex’s earnings in the period in which it is expensed. If the Offer is not closed, M-Flex may be subject to a number of additional material risks. These risks include any foregone opportunities that would otherwise have been available to M-Flex had the Offer not been made, including the risk that M-Flex may not be able to conclude another sale, transaction or combination on favorable terms, in a timely manner, or at all. If M-Flex is unable to acquire the issued ordinary shares of MFS, M-Flex may be required to seek an alternative business strategy to grow its business and increase manufacturing capacity. Such a strategy may be time consuming and expensive, and could require M-Flex to forego business opportunities that M-Flex could pursue if it were to acquire MFS.

24

Unaudited pro forma financial information are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer.

The pro forma financial information of the combined company contained in this Offer Document/Prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the closing of the Offer. The pro forma financial information have been derived from the historical financial statements of M-Flex and MFS and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Offer. The assumptions used may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations. Moreover, the pro forma financial information do not reflect all costs that are expected to be incurred by the combined company in connection with the Offer, including incremental costs incurred in integrating the two companies or effecting a compulsory acquisition of MFS. As a result, the actual financial condition and results of operations of the combined company following the closing of the Offer may not be consistent with, or evident from, these pro forma financial statements.

The integration of M-Flex’s and MFS’ businesses will require significant focus on staffing, training and compliance procedures for M-Flex’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

As a Singapore company, MFS has not had to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 concerning the effectiveness of internal controls over financial reporting. Consequently, MFS does not currently have the staff, experience, training or procedures to comply with these requirements. The integration of M-Flex and MFS will require significant focus on staffing and training to address these requirements. If M-Flex is unable to implement its compliance procedures and have a properly trained staff in place on a timely basis, M-Flex could encounter a significant deficiency or material weakness in its internal controls. If in the future M-Flex is unable to assert that M-Flex’s internal control over financial reporting is effective as of the end of the then current fiscal year or applicable quarter (or, if M-Flex’s independent registered public accounting firm is unable to attest that its management’s report is fairly stated or they are unable to express an opinion on the effectiveness of M-Flex’s internal controls), M-Flex could lose investor confidence in the accuracy and completeness of its financial reports, which would have a negative market reaction.

M-Flex will encounter material adverse consequences if it is unable to process and report, on a timely basis, the combined business’ financial results under U.S. GAAP and SEC requirements.

Because the transaction will significantly increase the complexity of M-Flex’s global operations, M-Flex will need to develop and implement worldwide procedures designed for accurate and timely financial reporting under U.S. GAAP and SEC requirements. In addition, M-Flex will need to train the staff of the combined business to comply with these requirements on a global basis. If M-Flex is unable to close its books and prepare financial reports on a timely basis, M-Flex would be required to seek a reporting extension under applicable SEC rules. A reporting extension could adversely impact the trading of M-Flex’s stock, erode investor confidence and result in other material adverse consequences. In addition, the additional complexities and staff will increase M-Flex’s administrative costs, which will adversely impact its profitability.

Risks Relating to M-Flex’s Business and the Business of the Combined Company

Following are additional risks M-Flex, and as applicable, MFS face now, and that we will continue to face as a combined company.

M-Flex depends on Motorola and subcontractors of Motorola for a significant portion of its net sales and if M-Flex loses these relationships, its net sales would decline.

For the past several years, a substantial portion of M-Flex’s net sales has been derived from products that have been incorporated into products that are manufactured by or on behalf of Motorola, Inc. For the three

25

months ended March 31, 2006, 85% of M-Flex’s net sales were to Motorola and 47 of its subcontractors. Several subcontractors of Motorola have, from time to time, also constituted significant customers of M-Flex’s.

Although generally M-Flex assists Motorola in the design of products and Motorola directs subcontractors to purchase products from M-Flex, one or more subcontractors could look to another source for the components to be incorporated into the products they supply to Motorola. In addition, if Motorola were to reduce its orders to any of these customers or if Motorola were to choose another flexible printed circuit assembly manufacturer to supply any portion of its products, it could reduce the orders that these customers place with M-Flex, which could substantially harm its business, financial condition and results of operations.

M-Flex must obtain orders from new and existing customers on an ongoing basis to increase its net sales and grow its business. M-Flex is continuing its efforts to reduce dependence on a limited number of customers; however, net sales attributable to Motorola and its subcontractors are expected to continue to represent a substantial portion of its net sales for the foreseeable future. The loss of Motorola and its subcontractors, a significant reduction in sales M-Flex make to them, a reduction in the pricing of its products sold to them or any problem collecting accounts receivable from them would reduce its net income.

M-Flex is heavily dependent upon the wireless telecommunications industry, and any downturn in the industry may reduce its net sales.

For the three months ended March 31, 2006, 88% of M-Flex’s net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. In general, the wireless telecommunications industry is subject to economic cycles and has experienced in the past, and is likely to experience in the future, periods of slowdown. Intense competition, relatively short product life cycles and significant fluctuations in product demand characterize the industry as a whole. The wireless telecommunications industry also generally is subject to rapid technological change and product obsolescence. Fluctuations in demand for M-Flex’s products as a result of periods of slowdown in the telecommunications market or discontinuation of products or modifications developed in connection with next generation products could reduce its net sales.

M-Flex’s customers have and may continue to cancel their orders, change production quantities, delay production or qualify additional vendors, any of which could reduce its net sales.

Substantially all of M-Flex’s sales are made on a purchase order basis, and M-Flex is not always able to predict with certainty the timing or magnitude of these orders. M-Flex cannot guarantee that it will continue to receive any order from its customers, and its net sales will be harmed if M-Flex is unable to obtain and ship a sufficient number of orders from customers in each quarter. In addition, M-Flex’s customers may cancel, change or delay orders with little or no advance notice to M-Flex. Also, M-Flex believes customers may be increasing the number of vendors upon which they rely for manufacturing. Qualification of additional vendors for an application for which M-Flex is also qualified may cause its forecast of sales to be higher than actual net sales. As a result of the foregoing factors, M-Flex is not able always to forecast with certainty the net sales that M-Flex will make in a given period and sometimes M-Flex may increase its production capacity, working capital and overhead in expectation of orders that may never be placed, or, if placed, may be delayed, reduced or canceled. The following factors, among others, affect its ability to forecast accurately its net sales and production capacity:

•	changes in the specific products or quantities its customers order;

•	variability in its manufacturing yields;

•	long lead times and advance financial commitments for its plant and equipment expenditures;

•	long lead times and advance financial commitments for components required to complete anticipated customer orders; and

•	price reductions due to competitive pressure.

26

Delayed, reduced or canceled orders also may result in M-Flex’s inability to recover costs that it incurs in anticipation of those orders, such as costs associated with purchased raw materials. In addition, delayed, reduced or canceled orders may result in write-offs of obsolete inventory and the underutilization of M-Flex’s manufacturing capacity if it declines other potential orders because it expects to use its capacity to produce orders that are later delayed, reduced or canceled.

M-Flex will have difficulty selling its products if customers do not design M-Flex’s flexible printed circuit products into their product offerings, if its customers’ product offerings are not commercially successful, or if M-Flex does not timely execute its operational and strategic plans.

M-Flex sells its flexible printed circuit products directly or indirectly to original equipment manufacturers, or OEMs, that include its products and component assemblies in their product offerings. As a result M-Flex relies on OEMs to select its products to be designed into their product offerings. M-Flex must qualify its products with its customers, which involves demonstrating to its customers that M-Flex products can be manufactured within specified tolerances. This process can be time-consuming, complex, costly and difficult. If an OEM selects one of M-Flex’s competitors to provide a product instead of M-Flex, it becomes significantly more difficult for M-Flex to sell its products to that OEM because changing component providers after the initial production runs begin involves significant cost, time, effort and risk for the OEM. M-Flex’s customers typically are not obligated to purchase products from M-Flex and can stop using its products at any time. Even if an OEM designs one of M-Flex’s products into its product offering, M-Flex has no assurance that the product will be commercially successful, that M-Flex will receive any order from that manufacturer or that M-Flex will not be undercut by a competitor’s pricing.

M-Flex cannot be certain that its current products will continue to be selected for design into its customers’ products or that its customers will not also qualify additional vendors for their products. In addition, M-Flex’s long-term strategy relies in part on new technologies and products. M-Flex cannot be certain that its new technology and products will be selected by customers, especially if M-Flex is unable to obtain certain industry approval, including Underwriters Laboratory approval for M-Flex’s charger products, on a timely basis. If M-Flex is unable to obtain additional customer qualifications, if M-Flex cannot qualify its products for high-volume production quantities, if M-Flex does not execute its operational and strategic plans for new products in a timely manner or if M-Flex’s customers increase their reliance on additional sources for their production, its net sales may decrease.

WBL beneficially owns 61% of M-Flex’s outstanding common stock and is able to exert influence over M-Flex and its major corporate decisions.

WBL beneficially owns 61% of M-Flex’s outstanding common stock. As a result of WBL’s ownership interest and its influence over the composition of M-Flex’s Board of Directors, WBL has influence over M-Flex’s management, operations and potential significant corporate actions. For example, so long as WBL continues to control more than a majority of M-Flex’s outstanding common stock, it will have the ability to control who is elected to M-Flex’s Board of Directors each year. In addition, WBL has the ability, through the Amended and Restated Stockholders Agreement dated October 25, 2005 with M-Flex, to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex’s common stock. As defined in this stockholders agreement, WBL is deemed to effectively own approximately 56% of M-Flex’s current outstanding stock. Given that WBL has the ability to block any proposal of shares that would reduce WT’s and UWT’s ownership to less than a majority of M-Flex’s common stock, measured on an effective ownership basis, WBL could preclude M-Flex from engaging in an acquisition or other strategic opportunity that M-Flex may want to pursue if such acquisition or opportunity required issuance of common stock.

This concentration of ownership may also discourage, delay or prevent a change of control of M-Flex, which could deprive its other stockholders of an opportunity to receive a premium for their stock as part of a sale

27

of M-Flex, could harm the market price of M-Flex common stock and could impede the growth of M-Flex. To the extent that WBL beneficially owns a significant portion of M-Flex’s outstanding common stock, even if less than a majority, it will continue to have significant influence over all matters submitted to M-Flex’s stockholders. WBL is not prohibited from selling a controlling interest in M-Flex to a third party, including a participant in M-Flex’s industry, or from buying additional shares of M-Flex’s stock.

WBL and its designees on M-Flex’s Board of Directors may have interests that conflict with M-Flex’s interests.

WBL and its designees on M-Flex’s Board of Directors may have interests that conflict with, or are different from, the interests of M-Flex’s other stockholders, including, for example as a result of its substantial ownership of MFS. These conflicts of interest could include potential competitive business activities, corporate opportunities, indemnity arrangements, registration rights, sales or distributions by WBL of M-Flex common stock and the exercise by WBL of its ability to influence M-Flex’s management and affairs. If any conflict of interest is not resolved in a manner favorable to M-Flex’s stockholders, M-Flex’s stockholders’ interests may be substantially harmed.

Except as specified below, WBL does not have the ability to prevent M-Flex from making operational decisions that do not require stockholder approval; however, WBL does have the ability to control who is elected to M-Flex’s Board of Directors each year and therefore can influence decisions that require board approval. In addition, pursuant to M-Flex’s Amended and Restated Stockholders Agreement dated October 25, 2005 with WT, UWT and WBL, WBL has the ability to approve the appointment of any new chief executive officer or the issuance of securities that would reduce WT’s and UWT’s effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex common stock.

In general, M-Flex’s certificate of incorporation does not contain any provision designed to facilitate resolution of actual or potential conflicts of interest or to ensure that potential business opportunities that may become available to both WBL and M-Flex will be reserved for or made available to M-Flex.

WBL is currently unable to vote its shares on specified matters that require stockholder approval without obtaining its own stockholders’ and regulatory approval and it is possible that WBL’s stockholders or the relevant regulators may not approve the proposed corporate action.

WBL’s ordinary shares are listed on the Singapore Exchange. Under the rules of the Singapore Exchange, to the extent that M-Flex constitutes a principal subsidiary of WBL, as defined by the rules of the Singapore Exchange, at any time that M-Flex submits a matter for the approval of its stockholders, WBL may be required to obtain the approval of its own stockholders for such action before it can vote its shares with respect to M-Flex’s proposal or dispose of shares of M-Flex common stock. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. For the fiscal year ended September 30, 2005, M-Flex was a principal subsidiary of WBL as defined by the rules of the Singapore Exchange, which state that M-Flex is deemed a principal subsidiary of WBL for any given fiscal year that M-Flex’s audited consolidated pre-tax profits consolidated into WBL accounts for more than 20% of the consolidated pre-tax profits of WBL during M-Flex’s immediately prior fiscal year. M-Flex expects to continue to be a principal subsidiary of WBL for the foreseeable future.

Examples of corporate action M-Flex may seek to take for which M-Flex would need to obtain its stockholder approval include:

•	an amendment of its certificate of incorporation;

•	a sale of all or substantially all of its assets;

•	a merger or reorganization transaction; and

28

•	an issuance of shares of its common stock in an offering other than a public offering at a price less than the market value of the stock if the number of shares being sold exceed 20% of its then outstanding common stock.

To obtain stockholder approval, WBL must prepare a circular describing the proposal, obtain approval from the Singapore Exchange and send the circular to its stockholders, which may take several weeks or longer. In addition, WBL is required under its corporate rules to give its stockholders notice of the meeting ranging from 14 to 21 days. Consequently, if M-Flex needs to obtain the approval of WBL at a time in which M-Flex qualifies as a principal subsidiary (including this year), the process of seeking WBL’s stockholder approval may delay M-Flex’s proposed action and it is possible that WBL’s stockholders may not approve M-Flex’s proposed corporate action. It is also possible that M-Flex might not be able to establish a quorum at its stockholder meeting if WBL was unable to vote at the meeting as a result of the Singapore Exchange rules.

The rules of the Singapore Exchange that govern WBL are subject to revision from time to time, and policy considerations may affect rule interpretation and application. It is possible that any change to or interpretation of existing or future rules may be more restrictive and adverse to M-Flex than the existing rules and interpretations.

If M-Flex is unable to attract or retain personnel necessary to operate its business, its ability to develop and market its products successfully could be harmed.

M-Flex is heavily dependent on its current executive officers and management. In addition, due to the expansion of companies into the flex market and increased competition in the flex market, M-Flex anticipates that its employees may be heavily recruited by its competitors. The loss of any key employee or the inability to attract or retain qualified personnel, including engineers and sales and marketing personnel, could delay the development and introduction of, and harm its ability to sell its products and damage the market’s perception of M-Flex. M-Flex believes that its success is highly dependent on the contributions of Philip A. Harding, its chief executive officer and chairman of the Board of Directors, and Reza Meshgin, its president and chief operating officer. M-Flex does not have employment contracts with these or any other key personnel, and their knowledge of M-Flex’s business and industry would be extremely difficult to replace. In addition, an increase in the number of manufacturers in Suzhou, China and the surrounding areas could increase the competition for qualified employees and accordingly, the costs of retaining such employees, in China. M-Flex’s success will also depend on its ability to attract and retain additional qualified management, finance, engineering and sales and marketing personnel, including in the camera module business and any new line of business M-Flex acquires.

Rapidly changing standards and competing technologies could make M-Flex’s products obsolete, which would cause its net sales to decrease.

The development and evolution of markets for M-Flex’s flexible printed circuit products depends on industry standards. M-Flex’s products are designed to conform to current specific industry standards, such as operating temperature range. Competing standards may emerge that are preferred by its customers. M-Flex will need to make capital expenditures to support technological advances and to develop and manufacture new products and product features that its customers demand. In addition, any new product M-Flex introduces may have competing technologies available from which M-Flex may have to choose. If M-Flex chooses technology or a standard that does not become the industry standard, M-Flex may be unable to sell those products or M-Flex may be unable to obtain a supplier for the raw materials for such products.

M-Flex also expects future flexible printed circuits and component assembly solutions to require higher performance specifications, including, for example, higher density circuitry than M-Flex has historically produced, and to incorporate new materials and components which may impact manufacturing yields and efficiencies. M-Flex may incur higher manufacturing costs if manufacturing processes or standards change, and M-Flex may need to replace, modify or design, build and install equipment, all of which would require additional capital expenditures. If M-Flex’s customers were to switch to alternative technologies or adopt new or competing

29

industry standards with which its products are not compatible or fail to adopt standards with which its products are compatible, M-Flex’s existing products would become less desirable to its customers and its net sales may decrease.

Problems with manufacturing yields could result in higher operating costs and could impair M-Flex’s ability to meet customer demand for its products.

If M-Flex cannot achieve expected yields in the manufacture of its products, M-Flex may incur higher per unit costs, lower profits and reduced product availability. Low yields may result from, among other things, design errors or manufacturing failures in new or existing products. Any reduction in M-Flex’s ability to timely deliver products to customers could adversely affect its customer relationships and make it more difficult to sustain and grow its business.

M-Flex may not be able to compete effectively, which will cause its net sales and market share to decline.

On a global level, M-Flex competes primarily with large flexible printed circuit board manufacturers located in Taiwan, China, Korea and Japan and, to a lesser degree, with smaller manufacturers of flexible printed circuits and component assemblies located in Europe and North America. M-Flex also competes with MFS. If M-Flex does not compete successfully, its net sales and market share may decline. M-Flex believes that one of its principal competitive advantages is its ability to interact closely with its customers throughout the design and engineering process. If M-Flex is not successful in maintaining or establishing close relationships with customers in markets in which M-Flex competes, M-Flex may not be able to grow its market share or net sales. To the extent that M-Flex is not able to provide regular interaction between its engineers and its customers and potential customers, its business may be harmed. In some cases, M-Flex’s competitors may offer more favorable pricing to potential or existing customers. In addition, M-Flex believes more companies are now producing flexible printed circuit boards than before. Such competition could increase pressure on M-Flex to lower its prices, which, in turn, would harm its margins and operating results.

In addition, many of M-Flex’s customers are larger, established electronic manufacturing services, or EMS, providers. Certain of these EMS providers have developed or acquired their own flexible printed circuit manufacturing capabilities or have extensive experience in electronics assembly, and in the future, may cease ordering products from M-Flex and may compete with M-Flex on future OEM programs. Furthermore, many companies in M-Flex’s target customer base are moving the design and manufacturing of their products to original design manufacturers, or ODMs, in Asia. If M-Flex is unable to compete with these ODMs, M-Flex may be unable to sustain or grow its business.

M-Flex’s products and their terms of sale are subject to various pressures from its customers and its competitors, any of which could harm its gross profit.

M-Flex deals with a limited number of large customers who are able to exert significant pressure on M-Flex, both in terms of pricing and contract terms. M-Flex enters into price reduction negotiations with these customers on a periodic basis, typically annually, semi-annually or quarterly. M-Flex also renegotiates the terms of its contracts, which specify, among other items, quality requirements, liability and indemnification thresholds and payment terms, with many of its customers on an annual basis. For example, M-Flex has recently lengthened the payment terms for some of its customers from 60 to 90 days. M-Flex may lose its market share if it does not participate in such negotiations; furthermore, its participation in price reduction activities may result in lower margins for M-Flex and the extension of payment terms for its customers could negatively affect its cash flow. M-Flex’s selling prices are also affected by changes in overall demand for its products, changes in the specific products its customers buy, pricing of competitors’ products and its products’ life cycles. In addition, from time to time M-Flex may elect to reduce the price of certain programs it produces in order to gain additional orders on those programs. A typical life cycle for one of M-Flex’s products begins with higher prices when the product is introduced and decreasing prices as it matures. To offset price decreases during a product’s life cycle, M-Flex

30

relies primarily on higher sales volume and improving its manufacturing yield and productivity to reduce a product’s cost. If M-Flex cannot reduce its manufacturing costs as prices decline during a product’s life cycle, or if M-Flex is required to pay liquidated damages to a customer due to a breach of contract claim, including due to quality or delivery issues, its cost of sales may increase, which would result in decreased gross profit or increased gross loss in a period in which M-Flex does not have gross profit.

Significant product failures could harm M-Flex’s reputation and its business.

Continued improvement in manufacturing capabilities, quality control, material costs and successful product testing capabilities are critical to M-Flex’s growth. M-Flex’s efforts to monitor, develop, modify and implement stringent testing and manufacturing processes for its products may not be sufficient. If any flaw in the design, production, assembly or testing of its flexible printed circuit products was to occur, M-Flex may experience a rate of failure in its products that would result in significant delays in product shipments, cancellation of orders, substantial repair or replacement costs and potential damage to its reputation.

Any failure to maintain ongoing sales through M-Flex’s independent sales representatives could harm its business.

To date, M-Flex has sold its products through its direct sales force and a network of non-exclusive independent sales representatives. M-Flex relies on these sales representatives to provide customer contacts and market its products directly to its global customer base. M-Flex’s sales representatives are not obligated to continue selling its products, and they may terminate their arrangements with M-Flex at any time with limited notice. It is possible that M-Flex may not be able to maintain or expand these relationships successfully or secure agreements with additional sales representatives on commercially reasonable terms, or at all. Any failure to develop and maintain its relationships with these sales representatives and any failure of its sales representatives to effectively market its products could harm its business, financial condition and results of operations.

M-Flex must continue to be able to procure raw materials and components on commercially reasonable terms to manufacture its products profitably.

At times, there are worldwide shortages of the raw materials and components used in the fabrication of flexible printed circuits and imaging solutions. M-Flex’s customers require that M-Flex uses raw materials and components that have been pre-qualified by them, which limits further the supply of raw materials and components available to M-Flex and frequently results in its need to seek raw materials and components from a limited number of suppliers. In addition, suppliers of certain of M-Flex’s raw materials and components may consider M-Flex too small of a customer to sell to directly, which could require M-Flex to buy through distributors, which could increase the cost of such raw materials and components. M-Flex generally does not maintain a large surplus stock of raw materials or components for its products because the specific assemblies are uniquely applicable to the products M-Flex produces for its customers; therefore, M-Flex relies on short-term supply contracts with third-party suppliers to provide these raw materials and components in a timely fashion and on commercially reasonable terms. M-Flex’s operations would be negatively impacted if it is unable to receive raw materials or components on a timely or cost-effective basis.

Given the rapid increase in demand for flexible printed circuits and imaging solutions, a worldwide shortage for these materials and components may exist from time to time. In the past, a similar shortage for flexible printed circuit materials required that M-Flex qualifies an additional supplier in order to maintain the delivery of its largest production run, and during the second quarter of fiscal 2006, M-Flex experienced component shortages which resulted in delayed shipments to customers. M-Flex expects that these delays may continue in future periods, including its current quarter, and M-Flex may not be successful in managing any shortage of raw materials or components that M-Flex may experience, which would decrease its revenue. M-Flex purchased greater than 90% of all materials used to make flexible printed circuits from four sources, Mitsui Plastic, Inc., E.I. Dupont de Nemours & Co., 3M Worldwide and Rogers Corporation for the three months ended March 31, 2006.

31

M-Flex faces business, political, regulatory, operational, financial and economic risks because a significant portion of its operations and sales are to customers outside of the United States.

M-Flex’s primary manufacturing facilities are located in China. Although its headquarters are located in California and M-Flex also has operations in Arizona, M-Flex expects that its operations in China will continue to assume a larger and more important role in its business. M-Flex is subject to risks inherent in international business, many of which are beyond its control, including:

•	difficulties in obtaining domestic and foreign export, import and other governmental approvals, permits and licenses and compliance with foreign laws, including employment laws;

•	difficulties in collecting payments from foreign customers to whom M-Flex has extended significant amounts of credit if those customers do not pay M-Flex on the payment terms extended to them;

•	difficulties in staffing and managing foreign operations, including cultural differences in the conduct of business, labor and other workforce requirements and inadequate local infrastructure;

•	the need to successfully migrate its foreign locations to the financial reporting system used by M-Flex in the United States, including the need to implement and maintain financial controls that comply with the Sarbanes-Oxley Act;

•	trade restrictions or higher tariffs;

•	transportation delays and difficulties of managing international distribution channels;

•	longer payment cycles for, and greater difficulty collecting, accounts receivable;

•	foreign currency exchange rate fluctuations that render its prices uncompetitive or increase its cost of doing business, specifically the Chinese RMB;

•	unexpected changes in regulatory requirements, royalties and withholding taxes that restrict the repatriation of earnings and have effects on its effective income tax rate due to profits generated or lost in foreign countries;

•	political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions;

•	increases in the cost of doing business in China, including increases due to changes in environmental regulations, increased competition for employees and new or increased governmental fees or assessments;

•	disruptions or shortages in the supply of electricity or other utilities; and

•	public health emergencies such as SARS and avian bird flu.

Any of these factors could harm M-Flex’s future international sales and operations significantly.

M-Flex’s manufacturing capacity may be interrupted, limited or delayed if it cannot maintain sufficient sources of electricity in China, or if there is a natural disaster or other catastrophic event in China.

The flexible printed circuit fabrication process requires a stable source of electricity. As M-Flex’s production capabilities increase in China and its business grows, its requirements for a stable source of electricity in China will grow substantially. M-Flex has experienced a lack of sufficient electricity supply and expects that it may continue to experience insufficient power supplies in the foreseeable future. Although M-Flex has purchased several generators, M-Flex cannot be assured that such generators will produce sufficient electricity supply in the event of a disruption in power. Power interruptions, electricity shortages, the cost of diesel fuel to run its back-up generators or government intervention, particularly in the form of rationing, are factors that could restrict its access to electricity in Suzhou, China, the location of its Chinese manufacturing facilities, and affect its manufacturing costs. Any such shortages could result in delays in M-Flex’s shipments to its customers and, potentially, the loss of customer orders and penalties from such customers for the delay.

32

M-Flex’s two primary manufacturing facilities are both located in Suzhou, China. Natural disasters or other catastrophic events, including wildfires and other fires, earthquakes, excessive rain, terrorist attacks and wars, could disrupt its manufacturing ability, which could harm its operations and financial results.

China’s legal system embodies uncertainties that could harm M-Flex’s business operations.

Since 1979, many new laws and regulations covering general economic matters have been promulgated in China. Despite the development of the legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes.

M-Flex’s activities in China will be subject to administrative review and approval by various national and local agencies of China’s government. Given the changes occurring in China’s legal and regulatory structure, M-Flex may not be able to secure the requisite governmental approval for its activities. Failure to obtain the requisite governmental approval for any of its activities could impede its ability to operate its business or increase its expenses.

M-Flex may have difficulty managing any growth that M-Flex might experience.

If M-Flex continues to experience growth in its operations, its manufacturing facilities, operational and financial systems, procedures and controls may need to be expanded, which will distract its management team from its business plan and involve increased expenses. M-Flex’s success will depend substantially on the ability of its management team to manage any growth effectively. These challenges may include:

•	the ability of its management to predict accurately increases or decreases in demand for its products and manage its manufacturing capacity appropriately;

•	maintaining its cost structure at an appropriate level based on the net sales M-Flex generates;

•	managing multiple, concurrent manufacturing expansion projects;

•	implementing and improving its operational and financial systems, procedures and controls;

•	managing operations in multiple locations and multiple time zones;

•	the ability to timely and in a cost-effective manner increase its manufacturing capacity and build new manufacturing facilities in order to meet customer demands; and

•	the ability to acquire customers in a new line of business.

The Sarbanes-Oxley Act and other rules and regulations may increase the time and costs of certain activities.

In addition, M-Flex incurs significant legal, accounting, insurance and other expenses as a result of being a public company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. These rules and regulations have increased M-Flex’s financial compliance costs and have made some activities more time-consuming and costly. M-Flex also expects these rules and regulations to make it more difficult and more expensive for M-Flex to obtain director and officer liability insurance, and, from time to time, M-Flex may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for M-Flex to attract and retain qualified persons to serve on M-Flex’s Board of Directors or as executive officers. M-Flex continues to evaluate and monitor developments with respect to these rules, and M-Flex cannot predict or estimate the amount of additional costs M-Flex may incur or the timing of such costs.

33

M-Flex’s business is capital intensive and the failure to obtain capital could require that M-Flex curtail capital expenditures.

To remain competitive, M-Flex must continue to make significant investments in capital equipment, facilities and technological improvements. M-Flex expects that substantial capital will be required to expand its manufacturing capacity and fund working capital for anticipated growth. M-Flex may need to raise additional funds through further debt or equity financings. M-Flex may not be able to raise additional capital on reasonable terms, or at all. In addition, under the terms of M-Flex’s Amended and Restated Stockholders Agreement dated October 25, 2005, WBL’s approval is required for the issuance of securities that would reduce WT’s and UWT’s effective ownership of M-Flex to a level that is below a majority of the outstanding shares of M-Flex’s common stock. If WBL’s approval is required, it is possible that WBL may not approve of any transaction M-Flex may seek to complete, which could affect whether M-Flex is able to complete such a transaction. If M-Flex cannot raise the required capital when needed, M-Flex may not be able to satisfy the demands of existing and prospective customers and may lose net sales and market share.

The following factors could affect M-Flex’s ability to obtain additional capital on favorable terms, or at all:

•	M-Flex’s results of operations;

•	general economic conditions and conditions in the electronics industry;

•	the perception of its business in the capital markets;

•	M-Flex’s ratio of debt to equity;

•	M-Flex’s financial condition;

•	M-Flex’s business prospects;

•	WBL’s approval, if required;

•	the international aspects of its business, including the foreign location of a majority of its physical assets and the fact that a majority of its customers are located overseas; and

•	interest rates.

If M-Flex is unable to obtain sufficient capital in the future, it may have to curtail its capital expenditures. Any curtailment of its capital expenditures could result in a reduction in net sales, reduced quality of its products, increased manufacturing costs for its products, harm to its reputation, reduced manufacturing efficiencies or other harm to its business.

M-Flex is subject to the risk of increased income and other taxes in China.

M-Flex currently enjoys tax holidays and other tax incentives for its operations in China. The tax holiday rate of 12% for its first manufacturing facility in China, MFC1, will expire on December 31, 2007. After this time, MFC1 will be subject to an income tax rate of 27%, based on current law. M-Flex also have obtained a tax holiday for its second manufacturing facility in China, MFC2, that allows for tax-free operation for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced rate of income tax equal to 12%. Beginning on January 1, 2006, MFC2 became subject to a tax holiday rate of 12%. However, this tax holiday may be challenged, modified or even eliminated by taxing authorities or changes in law. For the fiscal years ended September 30, 2005 and 2004 M-Flex realized tax savings of $3.5 million and $2.8 million, respectively, for its operations in China.

In February 2004, China’s deputy finance minister announced that the Chinese government plans to unify the tax code for domestic and foreign companies by as early as 2006, thereby eliminating the current tax holidays. The new rate is expected to be between 24% and 26% and is expected to treat domestic and foreign entities equally. The exact timing and nature of the changes to China’s tax code are unknown at this time. Without the benefit of the tax holiday for its China operations, its net income in prior periods would have been reduced and net income in future periods will be reduced.

34

In addition, from time to time M-Flex may be subject to various types of tax audits in China. For example, M-Flex has recently completed an audit in China relating to the import and export of raw and component materials at MFC1, where M-Flex was required to charge approximately $1.5 million to cost of sales for value added tax and duty, plus interest and penalties.

M-Flex’s bank facilities contain restrictive covenants that, if not satisfied or waived, could impact its ability to borrow money under these facilities and could result in acceleration of its debt obligations under these facilities that may be outstanding from time to time.

M-Flex’s failure to comply with restrictive covenants in its bank facilities could result in an event of default which, if not satisfied or waived, could preclude M-Flex from borrowing money under one or more of these facilities or may result in M-Flex being required to repay any borrowings M-Flex may have under its facilities from time to time. In addition, its facility with Norddeutsche Landesbank Girozentrale, or NLG, provides that NLG can refuse to honor a draw request from M-Flex for any reason, even if M-Flex is in full compliance with the terms of the facility. If M-Flex was unable to borrow under these facilities to finance its operations or M-Flex was unable to refinance borrowings under its facilities that may come due, its financial condition and results of operations could be harmed.

If M-Flex fails to secure or protect its intellectual property rights, competitors may be able to use its technologies, which could weaken its competitive position, reduce its net sales or increase its costs.

M-Flex primarily relies on trade secrets relating to its manufacturing processes to protect its proprietary rights. M-Flex’s efforts to protect its intellectual property may not be effective and may be challenged by third parties. In addition, other parties may independently develop similar or competing technologies. M-Flex competes in industries with rapid development and technological innovation. If M-Flex fails to protect its proprietary rights adequately, its competitors could offer similar products using processes or technologies developed by M-Flex and thereby potentially harm its competitive position and its financial condition.

M-Flex also relies on patent protection for the intellectual property that M-Flex has developed and is incorporating into new products through its joint venture with Mobility Electronics, Inc. It is possible that a third party may challenge the validity of any of these patents, or circumvent the patents by developing competing products based on technology that does not infringe its patents. Consequently, its patents may not provide meaningful protection against competition for these products. Further, in some countries outside the Unites States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for patent violations. As a result, protecting intellectual property in those countries is difficult and competitors may sell products in those countries that have functions and features that infringe on its intellectual property.

M-Flex may be sued by third parties for alleged infringement of its proprietary rights.

From time to time, M-Flex has received, and expects to continue to receive, notices of claims of infringement, misappropriation or misuse of other parties’ proprietary rights. Some of these claims may lead to litigation. Any intellectual property lawsuit, whether or not determined in M-Flex’s favor or settled, could be costly, could harm its reputation and could divert its management from normal business operations. Adverse determinations in litigation could subject M-Flex to significant liability and could result in the loss of its proprietary rights. A successful lawsuit against M-Flex could also force M-Flex to cease selling or redesign products that incorporate the infringed intellectual property. In addition, M-Flex could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that M-Flex may not be able to obtain a license on reasonable terms, or at all. If M-Flex fails to develop a non-infringing technology on a timely basis or to license the infringed technology on acceptable terms, its business, financial condition and results of operations could be harmed.

35

Complying with environmental laws and regulations may increase M-Flex’s costs and reduce its profitability.

M-Flex is subject to a variety of environmental laws and regulations relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of flexible printed circuits and component assemblies. A significant part of M-Flex’s manufacturing operations are located in China, where M-Flex is subject to constantly evolving environmental regulation. The costs of complying with any change in such regulations and the costs of remedying potential violations or resolving enforcement actions that might be initiated by governmental entities in China could be substantial.

Environmental laws require M-Flex to maintain and comply with a number of permits, authorizations and approvals and to maintain and update training programs and safety data for materials used in its manufacturing processes. M-Flex reserved $125,000 and $127,000 of restricted cash at September 30, 2005 and March 31, 2006, respectively, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that M-Flex vacates its Anaheim facilities.

In the event of a violation, M-Flex may be required to halt one or more segments of its operations until such violation is cured. Although M-Flex attempts to operate in compliance with all applicable environmental laws and regulations, M-Flex may not succeed in this effort at all times. The costs of remedying violations or resolving enforcement actions that might be initiated by governmental authorities could be substantial. Any remediation of environmental contamination would involve substantial expense that could harm its results of operations. In addition, M-Flex cannot predict the nature, scope or effect of future regulatory requirements to which its operations may be subject or the manner in which existing or future laws will be administered or interpreted. Future regulations may be applied to materials, products or activities that have not been subject to regulation previously. The costs of complying with new or more stringent regulations could be significant.

M-Flex may not address successfully problems encountered in connection with any acquisition.

M-Flex expects to continue to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance its capabilities, complement its current products or expand the breadth of its markets or customer base. M-Flex has limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

•	problems assimilating the purchased technologies, products or business operations, including the timely integration of financial reporting systems;

•	problems maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with the acquisition;

•	start-up costs associated with any new line of business M-Flex may acquire;

•	diversion of management’s attention from its core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering new markets in which M-Flex has no or limited prior experience;

•	potential loss of key employees of acquired businesses;

•	the need to acquire a new supplier base for the materials and components associated with a new line of business;

•	the need to hire additional employees to operate effectively the acquired business, including employees with specialized knowledge; and

•	increased legal and accounting costs as a result of the Sarbanes-Oxley Act.

36

If M-Flex fails to evaluate and execute acquisitions and strategic investments properly, M-Flex’s management team may be distracted from its day-to-day operations, M-Flex’s business may be disrupted and its operating results may suffer. In addition, if M-Flex finances acquisitions by issuing equity or convertible debt securities, its stockholders would be diluted. M-Flex also may be limited in its ability to finance an acquisition through the issuance of convertible debt or equity as a result of its Amended and Restated Stockholders Agreement dated October 25, 2005 with WT, UWT and WBL, which requires WBL’s approval before M-Flex issues securities which would dilute WT’s and UWT’s effective ownership below 50% of M-Flex’s outstanding common stock.

M-Flex’s stock price may be volatile, and you may not be able to resell M-Flex’s shares at a profit or at all.

The trading price of M-Flex common stock could fluctuate due to the factors discussed in this Offer Document/Prospectus. For example, since January 1, 2006, M-Flex’s stock traded between $66.28 and $26.91 per share. The trading market for M-Flex common stock also may be influenced by the research and reports that industry or securities analysts publish about M-Flex or its industry. If one or more of the analysts who cover M-Flex were to publish an unfavorable research report or to downgrade its stock, its stock price likely would decline. If one or more of these analysts were to cease coverage of M-Flex or fail to regularly publish reports on M-Flex, M-Flex could lose visibility in the financial markets, which in turn could cause its stock price or trading volume to decline.

In addition, the stock market in general, and Nasdaq and technology companies in particular, have experienced extreme price and volume fluctuations. M-Flex’s historical trading prices and valuations may not be sustainable. These broad market and industry factors may decrease the market price of M-Flex common stock, regardless of M-Flex’s actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against M-Flex, could result in substantial costs and a diversion of its management’s attention and resources.

In the event M-Flex is unable to remedy any deficiency M-Flex identifies in its system of internal controls over financial reporting, or if M-Flex’s internal controls are not effective, its business and its stock price could suffer.

In preparation for the annual report of management regarding M-Flex’s evaluation of its internal controls that is required to be included in each of its fiscal year-end annual reports by Section 404 of the Sarbanes-Oxley Act, or Section 404, M-Flex adopted a project work plan to assess the adequacy of its internal controls, remediate any deficiency that M-Flex may identify, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. As part of this continuous process, M-Flex may discover deficiencies that require M-Flex to improve its procedures, processes and systems in order to ensure that its internal controls are adequate and effective and that M-Flex is in compliance with the requirements of Section 404. In addition, M-Flex recently implemented the financial reporting system used by M-Flex in the United States at one of its foreign locations. This implementation will require M-Flex to implement, document and test a significant amount of new internal controls.

Although M-Flex has a timeline and schedule that M-Flex believes are appropriate to comply with the requirements of Section 404, if any found deficiency is not adequately addressed, or if M-Flex is unable to complete all of its testing and any remediation in time for compliance with the requirements of Section 404 and the SEC rules thereunder, M-Flex would be unable to conclude that its internal control over financial reporting is effective, which could adversely affect investor confidence in its internal control over financial reporting. If M-Flex does not complete its testing with sufficient time for independent registered public accounting firm to complete their audit of internal control over financial reporting, M-Flex may not be compliant with all of the requirements under Section 404 because M-Flex may not receive an unqualified report on internal control over financial reporting, and its business and stock price may be adversely affected.

37

Fluctuations in M-Flex’s operating results on a quarterly and annual basis could cause the market price of M-Flex common stock to decline.

M-Flex’s operating results fluctuate from quarter to quarter as a result of changes in demand for its products, its effectiveness in managing manufacturing processes and costs and the degree to which M-Flex is able to utilize its available manufacturing capacity. Historically, M-Flex has experienced a strong first fiscal quarter, followed by reduced net sales in the second fiscal quarter, as a result of partial seasonality of its major customers and the markets that M-Flex serves. M-Flex anticipates that this seasonal impact on its net sales is likely to continue. As a result, its net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future. These fluctuations could cause the market price of M-Flex common stock to decline. You should not rely on period-to-period comparisons of its operating results as an indication of M-Flex’s future performance. In future periods, M-Flex’s net sales and results of operations may be below M-Flex’s expectations or the expectations of analysts and investors, which could cause the market price of M-Flex’s common stock to decline.

M-Flex’s expense levels in the future will be based, in large part, on M-Flex’s expectations regarding net sales. Many of M-Flex’s expenses are fixed in the short term or are incurred in advance of anticipated sales. M-Flex may not be able to decrease its expenses in a timely manner to offset any shortfall of sales.

Future sales of M-Flex’s common stock in the public market could cause M-Flex’s stock price to fall.

Future sales of M-Flex’s common stock in the public market, or the perception that such sales might occur, could cause the market price of M-Flex’s common stock to decline. As of May 31, 2006, M-Flex had 24,430,708 shares of common stock outstanding and 1,125,309 shares subject to unexercised options that are fully vested. All of these shares are eligible for resale, subject to certain volume limitations. In addition, if closing of the Offer occurs, and assuming full acceptances of the Offer and full election of the Stock Consideration by MFS Shareholders, M-Flex will issue up to approximately 9.6 million shares of M-Flex common stock in the Offer (assuming holders of options with respect to 7.8 million MFS Shares exercise their options to acquire MFS Shares and elect to take the Stock Consideration), of which approximately up to 4.3 million shares held by stockholders other than WBL will be freely tradable six months after the closing of the Offer. To the extent any substantial amount of these shares are sold into the market, the market price of M-Flex’s common stock could decline.

Delaware law and M-Flex’s corporate charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Provisions in M-Flex’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in M-Flex’s management. These provisions include the following:

•	the existence of a classified Board of Directors requiring that not all directors be elected at one time;

•	a majority of M-Flex’s directors are required to be independent;

•	the ability of M-Flex’s Board of Directors to increase or decrease the size of its Board of Directors without stockholder approval;

•	the ability of M-Flex’s Board of Directors to fill vacancies on the Board of Directors created by the death, resignation or incapacity of a director or the enlargement of the Board of Directors without stockholder approval;

•	the prohibition of cumulative voting in the election of directors which would otherwise allow less than a majority of stockholders to elect director candidates;

•	advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at a stockholders’ meeting;

38

•	the ability of M-Flex’s Board of Directors to alter its bylaws without obtaining stockholder approval;

•	the ability of the Board of Directors to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, which rights could be senior to those of common stock;

•	the elimination of the right of stockholders to call a special meeting of stockholders and to take action by written consent; and

•	so long as a single or related group of stockholders own at least one-third of M-Flex’s outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex’s stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

In addition, because M-Flex is incorporated in Delaware, M-Flex is governed by the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law. These provisions may prohibit stockholders owning 15% or more of M-Flex’s outstanding voting stock from merging or combining with M-Flex. These provisions in M-Flex’s charter, bylaws and under Delaware law could discourage potential takeover attempts and could reduce the price that investors might be willing to pay for shares of M-Flex’s common stock in the future and result in the market price being lower than it would without these provisions.

Risks Relating to MFS

The following additional risks specifically pertain to MFS and include information disclosed on publicly made filings by MFS.

Risk of product failures.

Production controls in manufacturing capabilities and quality controls remain a constant challenge to MFS in its ability to remain competitive and stay relevant in the increasingly competitive flexible printed circuit business. Any failure in the design, production, assembly or testing of flexible printed circuit products may have an adverse effect on MFS’ financial performance as it may result in delays in product shipments, repair or replacement costs and cancellation of orders.

Risk of increase in terms of payments and working capital due to changes in business models.

The emergence of new business models such as vendor managed inventory, or VMI, could expose MFS to longer terms of payment by key customers as products manufactured are not considered sold until pulled from the VMI hubs. In addition, key customers are bound by certain schedules, and orders are subject to schedule changes, which may lead to order cancellation.

Delays may lead to higher working capital requirements, and cancellations could lead to product obsolescence or other adverse consequences such as declines in revenues or backlog.

Risk of failures in internal controls and enterprise wide risk management.

Any failure in the design or operation of MFS’ internal controls or enterprise wide risk management could adversely affect the business, financial condition or operating results of MFS.

MFS is subject to rapid technological changes.

The flexible printed circuit, or FPC, and rigid printed circuit board, or PCB, industries are subject to rapid technological advances, dictated in turn by the development of new products and standards by MFS’ customers

39

principally in the telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. If MFS does not keep abreast of the latest manufacturing technology to maintain a sufficient competitive edge, MFS’ business, financial condition or operating results may be materially and adversely affected.

In addition, while MFS undertakes research and development, or R&D, on new processes and products, there is no assurance that MFS’ R&D efforts will translate into commercially viable products. The failure to develop new processes or enhance MFS’ existing processes to meet MFS’ customers’ requirements may have a material adverse impact on MFS’ business, financial condition or operating results.

MFS is dependent on the electronics industry.

MFS’ products, FPCs and/or rigid PCBs, are components commonly used in the assembly of electronic products, including telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment and energy sectors. These electronic products are manufactured by original equipment manufacturers, or OEMs, and/or contract manufacturers who are MFS’ customers.

The electronics industry, as a whole, is characterized by intense competition, rapid technological change, short product life cycles and significant fluctuation in product demand. MFS is therefore vulnerable to the volatile and cyclical nature of the electronics industry especially in the personal communications and wireless portable segments industry. Consequently, a slowdown in any of these sectors, in particular the telecommunications sector, or any adverse change in the electronics industry including product obsolescence, economic recession, excess production capacity, intense price competition, erosion of profit margin and unavailability, shortage or long lead time of supply of components required for MFS’ manufacturing and assembly activities may result in a decline in demand for MFS’ products and services. This could have a material and adverse impact on MFS’ business, financial condition or operating results. Additionally, the delays in launches of new products by MFS’ customers in the personal communication segment of the industry may adversely impact MFS’ revenues.

MFS is dependent on Motorola and subcontractors of Motorola for a significant portion of its revenues.

Historically, a substantial portion of MFS’ revenue is derived from orders for products from Motorola and Motorola appointed subcontractors. Accordingly, if MFS is unable to diversify its customer base and if there is any reduction in sales orders received from Motorola or Motorola appointed subcontractors it could impact the business, financial condition and results of MFS’ operations.

MFS is subject to intense competition.

The industry in which MFS operates is highly competitive. Some of MFS’ competitors are large multinational corporations such as M-Flex, Mektec Corporation, Career Tech, Global Flex and Interflex and Innovex Inc., which may have greater access to capital and have greater production capacity, R&D capabilities in new processes and other resources than MFS, allowing them to compete more aggressively over a longer period of time than can MFS. MFS’ competitors may also operate in countries where they have more competitive cost structures and selling price advantages. MFS believes MFS’ ability to compete is based upon MFS’ design and technical capabilities, competitive pricing, high product quality, quick response time and MFS’ ability to offer an integrated “one-stop” service for interconnect solutions to MFS’ customers in relation to their FPC and rigid PCB requirements. In the event that MFS’ competitors are able to provide comparable manufacturing services and products at a lower cost and of a better quality, MFS’ sales may be adversely affected. This could have a material adverse impact on MFS’ business, financial condition or operating results.

As a supplier to the OEMs and contract manufacturers in the FPC and PCB industries, growth in these sectors could lead to the entry of new competitors into MFS’ industry. MFS’ profit margins could be materially and adversely affected as a result of competition from these new entrants.

40

MFS is dependent on the availability and pricing of components.

MFS obtains the materials which it needs to manufacture FPCs and PCBs from outside suppliers. Some of these suppliers may be specified or approved by MFS’ customers. MFS purchases materials based on customer forecasts, specific orders from MFS’ customers, and components delivery lead-time which may range from 4 to 6 weeks. MFS maintains alternative sources of supply for MFS’ materials and MFS does not have long-term contracts with MFS’ suppliers. Typically, MFS’ customers will bear the increase in costs, especially for custom-made components. However, if MFS cannot obtain sufficient quantities of materials at reasonable prices or if MFS is unable to pass on higher materials costs to MFS’ customers through an increase in MFS’ selling price, this could have a material and adverse effect on MFS’ business, financial condition and the results of MFS’ operations. In addition, in the event that MFS’ suppliers are unable to supply the required components on time and MFS is unable to source these materials from alternative suppliers on a timely basis, MFS’ production and delivery to MFS’ customers would be delayed. As a result, MFS’ sales and profitability could be materially and adversely affected.

MFS is subject to foreign currency risk exposure.

MFS’ sales are denominated mainly in U.S. dollars, or USD. MFS’ raw material purchases such as polymide-based copper clad laminates and polyimide-based overlays are denominated mainly in USD whilst most of MFS’ operating costs (e.g., labor, rent and utilities) are denominated mainly in the respective local currencies in the countries where MFS’ production operations are located, that is, Singapore dollars, or SGD, Chinese Renminbi, or RMB, and Malaysian Ringgit, or MYR.

To the extent that MFS’ sales, purchases and operating costs are not naturally matched in the same currency and that there are timing differences between collections and payments, MFS will be exposed to any adverse fluctuation of the various currencies against SGD, MFS’ reporting currency. Restrictions over the conversion or timing of conversion of foreign currencies including RMB and MYR may also expose MFS to adverse fluctuations in exchange rates. As a result, MFS’ earnings may be materially and adversely affected. Other things being equal, for example, in the case of a net long position in USD, a depreciation in USD against SGD will reduce MFS’ USD denominated billings when converted to SGD and will have an adverse impact on MFS’ earnings.

At present, sales by MFS’ subsidiary in the People’s Republic of China, or the PRC, MFS Technology (PCB) Co. Ltd, or MFS-PCB, are denominated mainly in USD as MFS’ sales are mainly to customers outside the PRC while MFS’ purchases are mainly in RMB.

In line with the country of incorporation, the accounts of MFS’ overseas subsidiaries are prepared in their respective local currencies such as RMB and MYR. This represents a translation risk in that any material fluctuation in the relevant currencies against the SGD will have an effect on MFS’ consolidated financial statements which are presented in SGD.

Apart from the natural hedge resulting from matching the currency of sales to that of MFS’ purchases and operating costs as far as it is practicable, MFS has also entered into forward contracts to hedge MFS’ foreign currency exposure. These hedging arrangements may not be successful to reduce MFS’ exposure to foreign currency fluctuations.

There may be uncertainties associated with the expansion of MFS’ business.

Growth in MFS’ business, may depend upon strategic alliances with business partners and acquisition opportunities. Participation in alliances or acquisitions or investments involve numerous risks including, but not limited to, difficulties in the assimilation of the management of operations, services, products and personnel of the acquired company and the possible diversion of management’s attention from other business concerns. The successful implementation of this strategy depends on MFS’ ability to identify suitable candidates, acquire companies on successful terms and integrate their operations successfully with MFS, none of which MFS can assure.

41

MFS is dependent on key management/technical personnel.

MFS’ continued profitability and growth depends on MFS’ ability to retain the services of MFS’ executive directors and executive officers. As a result of the Offer, it is possible that personnel of MFS may view their future employment at MFS with uncertainty. The loss of the services of existing key personnel without adequate replacement or the inability to attract and retain qualified personnel may have an adverse impact on MFS’ operations.

MFS is subject to environmental regulations.

MFS’ operations are subject to various environmental laws in the countries where MFS operates, namely, Singapore, Malaysia and the PRC. These relate mainly to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used in the manufacture of MFS’ products.

MFS cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed in the future, or whether the administration or interpretation of existing laws may increase its costs of doing business or create risks of violating these laws. Compliance with more stringent local laws or regulations, as well as changes in enforcement policies of the operating countries’ regulatory agencies, could require substantial expenditure by MFS and could materially and adversely affect the results of MFS’ operations.

MFS is exposed to sovereign risks in Malaysia.

Besides MFS’ main FPC production facility in Singapore, MFS also has a FPC factory in Malacca, Malaysia. MFS’ operations in Malaysia are carried out through MFS’ wholly owned subsidiary MFS Technology (M) Sdn. Bhd., or MFSM. MFS’ financial performance and future growth are therefore dependent on the economic, political, regulatory and social conditions in Malaysia. Any changes in the policies by the authorities, fluctuations in currencies or interest rates, capital restrictions, labour laws and changes in duties and taxation that are detrimental to MFS’ business could materially and adversely affect MFS’ operations and financial performance. In particular, the level of foreign participation in Malaysian companies is subject to the control of the Malaysian government and other regulatory agencies.

MFSM is a manufacturing company which holds a manufacturing licence issued by the Malaysian Industrial Development Authority, or MIDA. MFS have been previously advised by MFS’ Malaysian counsel that the Malaysian Foreign Investment Commission, or FIC, Guidelines do not apply to companies holding manufacturing licenses. The percentage of foreign ownership in such companies is regulated by the Ministry of International Trade and Industry of Malaysia, or MITI, and MIDA and any restrictions are usually contained in the company’s manufacturing licence.

Specific conditions stated in MFSM’s manufacturing licence provide that:

•	shares of MFSM which are held by non-Malaysians cannot be sold without the written approval of MIDA. The manufacturing licence does not expressly refer to any changes in the indirect shareholding of MFSM.

•	MFSM should as far as possible appoint Malaysians on its Board of Directors.

In addition, MITI must be informed of appointments and changes in the Board of Directors (if any), as well as any change in shareholding of MFSM.

In the event that MFSM’s manufacturing licence is revoked or if the FIC guidelines are amended such that they become applicable to companies holding a manufacturing licence, then MFS may have to reduce MFS’ shareholding in MFSM. This may result in the loss of management and operations control and consequently affect the operations and profitability of MFS’ Group.

42

MFS is exposed to sovereign risks in PRC.

MFS has both FPC and PCB operations in Changsha, PRC. MFS’ operations in the PRC are carried out through two MFS subsidiaries, in each of which MFS’ holds a 65% ownership interest. Changes in the social, economic and political conditions of the PRC may adversely affect MFS’ business. Unfavorable changes in government policies, political unrest and economic developments may also have a negative impact on MFS’ operations.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any change in the political and economic policy of the PRC government may lead to a change in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, labour laws, taxation and import and export restrictions, which may in turn adversely affect MFS’ financial performance. While the current policy of the PRC government seems to be one of pursuing economic reform policies to encourage foreign investments and greater economic decentralisation, there is no assurance that such a policy will continue to prevail in the future.

MFS’ operations in the PRC are subject to the laws and regulations promulgated by the PRC government. The PRC legal system is a codified legal system made up of written laws, regulations, administrative regulations, legislative and judicial interpretation. Unlike common law jurisdictions like the United Kingdom and Singapore, decided cases have no binding effect and cannot be relied upon as a precedent. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to change.

MFS currently enjoys certain income tax incentives in PRC and Malaysia which may not continue in the future.

MFS-PCB, a 65% owned subsidiary of MFS in the PRC, currently enjoys certain income tax incentives pursuant to Article 8 of the Tax Law in the PRC which allows a foreign investment enterprise, or FIE, that engages in production activities and operates for a period of not less than 10 years, is exempt from Chinese income tax in the first and second year after it has obtained cumulative profitability and is granted a 50% reduction in the statutory income tax rate (currently 30%) in the third through the fifth year. In addition to the tax incentives discussed above, MFS-PCB currently enjoys a reduced income tax rate of 15% as a result of being a qualified Sino-foreign equity joint venture which has been confirmed by the Chinese tax authority as a hi-tech enterprise and operates within a hi-tech zone. In order to maintain its hi-tech status, MFS-PCB must seek confirmation as a hi-tech enterprise from the Chinese tax authorities annually.

HFMS, another 65% owned subsidiary of MFS’ in the PRC, is exempt from income tax in the first and second year after it has obtained cumulative profitability and granted a 50% reduction in the statutory income tax rate (currently 30%) in the third through the fifth year.

MFS’ Singapore subsidiary, MFS (Singapore) Pte Ltd, or MFSS, has been granted the Development and Expansion Incentive, or DEI under the Singapore Economic Expansion Incentive (Relief from Income Tax) Act by the Economic Development Board for the expansion of flexible printed circuit manufacturing, for a period of five year period commencing April 1, 2004. During the five-year period, MFSS’ qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act will be taxed at a concessionary rate.

43

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Offer Document/Prospectus and the other documents incorporated by reference into this Offer Document/Prospectus contain forward-looking statements. Statements in this Offer Document/Prospectus and the other documents incorporated into this Offer Document/Prospectus by reference that are not historical facts are identified as “forward-looking statements.” Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of M-Flex, MFS or the combined company. These statements involve estimates and assumptions based on the judgment of M-Flex’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this Offer Document/Prospectus and the other documents incorporated by reference into this Offer Document/Prospectus regarding:

•	Management forecasts and plans;

•	Efficiencies strategic, operational and financial synergies, cost avoidance and cost savings;

•	Competition and the impact of competitive products;

•	Income and margins;

•	Earnings per share;

•	Market opportunities;

•	Combined operations and execution of integration plans;

•	Facility expansion;

•	The condition of the economy;

•	Economic performance and growth;

•	Conditions to, and the timetable for, completing the transaction;

•	Acquisitions and dispositions;

•	Intellectual property positions and litigation;

•	Potential and contingent liabilities;

•	Taxes;

•	Development and commercialization of additional products;

•	Regulatory approvals;

•	Transaction and integration-related expenses;

•	Ability to effect a compulsory acquisition;

•	Pro forma financial information;

•	Ability to finance the transaction and terms of financing;

•	Revenues; and

•	Costs, expenses and future spending.

These statements may be preceded by, followed by or include the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” or similar expressions. M-Flex does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

44

Forward-looking statements are not guarantees of performance. MFS Shareholders should understand that the following important factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents which are incorporated into this Offer Document/Prospectus by reference, could affect the future results of M-Flex, MFS and the combined company after the closing of the Offer, and could cause those results or other outcomes to differ materially from those expressed or implied in M-Flex’s forward-looking statements, including the following:

Competitive Factors

•	The impact of competitors of M-Flex and MFS in the flexible printed circuit market;

•	The timing of the introduction of new products by M-Flex’s and MFS’ customers;

•	The ability to respond to technological advances attained by competitors and patents granted to competitors;

•	The ability to manufacture products competitively and cost effectively; and

•	The impact of price reductions by M-Flex and MFS’ customers.

Operating Factors

•	Changes in the market’s reaction to the products of the customers of M-Flex and MFS;

•	The ability to successfully manufacture products in quantities required to meet demand;

•	The effect of any applicable regulatory developments;

•	The ability of the customers of M-Flex and MFS to gain consumer acceptance for their new products;

•	The ability to secure and defend intellectual property rights and, when appropriate, license required technology or intellectual property rights;

•	The ability to generate cash flows or obtain financing to fund growth; and

•	The ability to complete and integrate this transaction and other acquisitions, strategic alliances and joint ventures.

Economic and Industry Conditions

•	The effect of changes in currency exchange rates;

•	The effect of political and economic conditions, inflation and interest rates worldwide; and

•	The effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters.

45

DBS BANK LTD

(Company Registration No. 196800306E)

(Incorporated in the Republic of Singapore)

6 Shenton Way, DBS Building Tower One

Singapore 068809

[                ], 2006

To:	The Shareholders of MFS Technology Ltd

Dear Sir / Madam:

VOLUNTARY CONDITIONAL OFFER BY DBS BANK LTD FOR AND ON BEHALF OF MULTI-FINELINE ELECTRONIX, INC., FOR THE OFFER SHARES

1.	INTRODUCTION

1.1    Pre-Conditional Offer Announcement. On March 30, 2006, DBS Bank, for and on behalf of M-Flex, announced that, an offer would be made for all of the shares of MFS subject to the satisfaction or waiver of certain pre-conditions as set out in the Pre-Conditional Offer Announcement (the “Pre-Conditions”).

A copy of the Pre-Conditional Offer Announcement is available on the website of the SGX-ST at www.sgx.com. Details of the Pre-Conditions are set out in Appendix 1 of this Offer Document/Prospectus.

1.2    Voluntary Conditional Offer Announcement. The registration statement on Form S-4, of which this Offer Document/Prospectus forms a part, which M-Flex had filed with the SEC was declared effective by the SEC on [            ] 2006. Accordingly, on [            ] 2006, DBS Bank announced, for and on behalf of M-Flex, the Offeror’s firm intention to make the Offer.

1.3    Offer Document/Prospectus. This Offer Document/Prospectus contains the formal Offer by DBS Bank, for and on behalf of the Offeror, to acquire the Offer Shares.

2.	THE OFFER

2.1    Offer Terms. For and on behalf of the Offeror, DBS Bank hereby offers to acquire the Offer Shares on the terms and subject to the conditions set out in this Offer Document/Prospectus, the FAA and the FAT, and on the following basis:

For each Offer Share

EITHER

0.0145 new M-Flex Stock (the “Stock Consideration”), provided that any MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer.

OR

Cash consideration (the “Cash Consideration”) of the following:

•    If the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

46

For each Offer Share: S$1.15 in cash;

or

•    If the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.20 in cash

An MFS Shareholder who accepts the Offer shall have in relation to each Offer Share the right to elect to receive either the Stock Consideration or the Cash Consideration, but not both.

By way of illustration, an MFS Shareholder who accepts the Offer will receive, for every 1,000 Offer Shares tendered in acceptance of the Offer:

•    14 new M-Flex Stock

OR

•    S$1,150, if the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer)

or

•    S$1,200, if the Offeror receives valid acceptances pursuant to the Offer in respect of 90 percent or more of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer)

The Offer Shares are to be acquired fully paid and free from all liens, charges, pledges and other encumbrances and together with all rights, benefits and entitlements attached thereto as of the First Announcement Date and thereafter attaching thereto, including the right to all dividends, rights and other distributions (if any) declared thereon or that have a record date on or after the First Announcement Date.

In connection with the closing of the Offer, Multi-Fineline Electronix, Inc. will re-organize its corporate structure so that a new holding company named New M-Flex Holding Corporation will be created. New M-Flex Holding Corporation is a new entity which is being formed solely for the purpose of effecting the transaction. In connection with the closing of the Offer, the following transactions will occur with respect to New M-Flex Holding Corporation: (i) a wholly owned subsidiary of New M-Flex Holding Corporation and M-Flex will engage in a merger transaction pursuant to which the wholly owned subsidiary of New M-Flex Holding Corporation will merge with M-Flex and M-Flex will remain as the surviving corporation and New M-Flex Holding Corporation will be the holding company of M-Flex, (ii) a wholly owned subsidiary of New M-Flex Holding Corporation will acquire all of the MFS Shares that are tendered in the Offer pursuant to an assignment from New M-Flex Holding Corporation of the right to acquire such MFS Shares pursuant to the Offer and (iii) such subsidiary will purchase the MFS Shares that are tendered in the Offer pursuant to an assumption by such subsidiary of New M-Flex Holding Corporation’s obligation to pay the Cash Consideration. Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on Nasdaq under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will be stockholders of New M-Flex Holding Corporation and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

47

New M-Flex Holding Corporation will upon and after the close of the Offer continue to conduct all of the operations of Multi-Fineline Electronix, Inc. All references to M-Flex as it exists prior to the close of the Offer will refer to Multi-Fineline Electronix, Inc. and its subsidiaries (including, after its formation, New M-Flex Holding Corporation), and all references to M-Flex as it exists on and subsequent to the close of the Offer will refer collectively to New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc.) and its subsidiaries, including M-Flex and MFS after the re-organisation.

2.2    Offer Shares. The Offer will be extended, on the same terms and conditions, to:

(i)    all the issued MFS Shares, including MFS Shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with the Offeror in connection with the Offer; and

(ii)    all new MFS Shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any MFS Options to subscribe for new MFS Shares granted under the MFS Share Option Scheme,

(collectively, the “Offer Shares”).

2.3    Fractional Shares. Fractions of M-Flex Stock will not be issued to any holder of Offer Shares who accepts the Offer and fractional entitlements will be disregarded.

2.4    New M-Flex Stock and Lock-Up. The new M-Flex Stock will upon issue be credited as fully paid-up and shall rank pari passu in all respects with the then outstanding M-Flex Stock, except that any MFS Shareholder who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer. For this purpose, an MFS Shareholder who elects to take the Stock Consideration will be required to sign and return the Lock-Up Agreement together with the FAA or FAT, as the case may be. If such MFS Shareholder fails to sign and return the Lock-Up Agreement, the MFS Shareholder shall be deemed to have elected to take the Cash Consideration and not the Stock Consideration. See Appendix 9 of this Offer Document/Prospectus—“Other Terms of the Offer—Procedures for Acceptance” for further details on the new M-Flex Stock and the Lock-Up Agreement.

2.5    Conditional Offer. The Offer is subject to the Conditions set out in Appendix 2 of this Offer Document/Prospectus—“Conditions to the Offer” being satisfied and remaining satisfied up to the close of the Offer. These Conditions are briefly summarised below.

(i)	Minimum Acceptance Condition: The receipt of valid acceptances resulting in the Offeror and its Concert Parties holding such number of MFS Shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS Shares issued or to be issued pursuant to the valid exercise of the MFS Options prior to the close of the Offer);

(ii)	Approval of M-Flex stockholders: Approval of M-Flex stockholders for M-Flex to issue the new M-Flex Stock pursuant to the Offer being obtained;

(iii)	No Injunctions: No relevant authority shall have taken any action or enacted any statute which might require particular actions or impose limitations that would be contrary to the intentions of this Offer or be detrimental to M-Flex or MFS;

48

(iv)	No Material Transaction: No material transaction involving MFS shall have been announced, entered into and/or completed or consummated prior to the Closing Date. See Appendix 2 of this Offer Document/Prospectus – “Conditions to the Offer” for a definition of what constitutes a material transaction;

(v)	No Material Adverse Change: Since September 30, 2005, there shall not have been any material adverse change in the MFS Group taken as a whole nor any legal proceedings against any member of the MFS Group which could have an adverse effect on the MFS Group taken as a whole, in each case so as to result in the net assets of the MFS Group to decrease by more than 10%;

(vi)	Actions on the part of MFS: Since the First Announcement Date, the MFS Group shall not have taken any of the actions as set out in Appendix 2 of this Offer Document/Prospectus – “Conditions to the Offer.”

The Offeror reserves the right to waive in whole or in part any or all of the Conditions other than Conditions (i) and (ii). Each of the Conditions (iii) to (vi) may only be invoked by the Offeror when the circumstances which give rise to the right to invoke the relevant Condition are of material significance to the Offeror in the context of the Offer, and in any event, may only be invoked by the Offeror after prior consultation with the SIC.

2.6    Irrevocable Undertakings. WBL has given an irrevocable undertaking (the “WBL Undertaking”), subject to obtaining the approval of WBL’s stockholders:

(i)	to accept the Offer in respect of the number of MFS Shares held by it or its subsidiaries or nominees as set out in the table below (the “MFS Controlled Shares”);

(ii)	to elect to receive the Stock Consideration in connection thereto;

(iii)	not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith (“Competing Transaction”); and

(iv)	to cause all shares of M-Flex common stock owned or controlled by WBL directly or through its subsidiaries or nominees (the “M-Flex Controlled Shares”) to be counted at any meeting of the stockholders of M-Flex for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of M-Flex common stock in the Offer and against any Competing Transaction.

Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the proposed voluntary conditional offer is required, WBL was informed by the SGX-ST on April 24, 2006 that it has no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the proposed voluntary conditional offer. Accordingly, there will not be a stockholders’ meeting by WBL in connection with the Offer because of the waiver. In addition, if the Offer is not closed by December 31, 2006, WBL’s obligations under the WBL Undertaking will terminate.

49

In addition, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, have given irrevocable undertakings (collectively, the “PTL and LW Undertakings”) to the Offeror to accept the Offer in respect of the number of MFS Shares held by him or his nominees. The PTL and LW Undertakings will terminate if the Offer is not made by December 31, 2006. As of May 31, 2006, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares		As a percentage of the entire issued share capital of MFS(2)
WBL	364,506,000	(1)	55.4%
PTL	8,113,500		1.2%
LW	750,000		0.1%

Notes:

(1)	WBL is deemed to own or control these MFS Shares through its subsidiary, Wearnes Technology (Private) Limited (“WT”).
(2)	Based on the total issued share capital of 657,519,497 MFS Shares as of May 31, 2006.

2.7    Warranty. Acceptance of the offer will be deemed to constitute an irrevocable warranty by the accepting shareholder that each offer share in respect of which the offer is accepted is sold by the accepting shareholder, as or on behalf of the beneficial owner, fully paid and free from all charges, liens, pledges and other encumbrances, and together with all rights, benefits and entitlements attached thereto as at the First Announcement Date and thereafter attaching thereto, including the right to receive all dividends, rights and other distributions, if any, declared, paid or made thereon, on or after the First Announcement Date.

2.8    Duration.

(i)    Except insofar as the Offer may be withdrawn with the consent of the SIC and every person released from any obligation incurred thereunder, the Offer will be open for acceptance by MFS Shareholders for a period of at least 28 days from the date of dispatch of this Offer Document/Prospectus.

Accordingly, the Offer will close at [        ] p.m. on [                    ] 2006 or such later date(s) as may be announced from time to time by or on behalf of the Offeror.

(ii)    If the Offer is extended:

(a)	and is not unconditional as to acceptances as of the date of such extension, the announcement of the extension must state the next Closing Date;

(b)	and is unconditional as to acceptances as of the date of such extension, the announcement of the extension need not state the next Closing Date, but may state that the Offer will remain open until further notice. In such a case, the Offeror must give MFS Shareholders at least 14 days’ prior notice in writing before it may close the Offer.

(iii)    If this Offer is not successful on the first Closing Date or any other subsequent Closing Date as extended, the Offeror is not obliged to extend the Offer.

(iv)    In order to give MFS Shareholders who have not accepted the Offer the opportunity to do so after the Offer has become or is declared unconditional as to acceptances, the Offer will remain open for a period of not less than 14 days after the date on which it would otherwise have closed in accordance with Rule 22.6 of the Code. This requirement does not apply if, before the Offer has become is declared unconditional as to acceptances, the

50

Offeror has given MFS Shareholders at least 14 days notice in writing that the Offer will not be open for acceptance beyond a specified Closing Date, except that such notice:

(a)	may not be given in a competitive situation; and

(b)	if given, will not be capable of being enforced in a competitive situation.

If a declaration that the Offer is unconditional as to acceptances is confirmed in accordance with paragraph 5 of Appendix 9 to this Offer Document/Prospectus, such 14 days period will run from the date of such confirmation or the date on which the Offer would otherwise have expired, whichever is the later.

(v)    Although no revision is contemplated by the Offeror, if the Offer is revised, it will remain open for acceptance for a period of at least 14 days from the date of dispatch of the written notification of the revision to the MFS Shareholders. In any case where the terms are revised, the benefit of the Offer (as so revised) will be made available to each of the MFS Shareholders who had previously accepted the Offer.

(vi)    The Offer will not be capable of becoming or being declared unconditional as to acceptances after 3:30 p.m. on the 60th day after the date of dispatch of this Offer Document/Prospectus or of being kept open after the expiry of such 60-day period unless it has previously become or been declared to be unconditional as to acceptances. The Offer may be extended beyond that period of 60 days with the permission of the SIC.

(vii)    Except with the consent of SIC, all conditions of the Offer must be fulfilled or the Offer must lapse within 21 days of the first Closing Date or the date the Offer becomes or is declared unconditional as to acceptances, whichever is the later.

3.	SUMMARY INFORMATION ON M-FLEX

3.1    Overview. M-Flex was founded in 1984, and is a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with its initial public offering, M-Flex reincorporated in Delaware on June 4, 2004. M-Flex’s common stock is listed on The Nasdaq National Market under the symbol “MFLX.” Further information relating to M-Flex can be found in the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex and in Appendix 3 of this Offer Document/Prospectus.

3.2    Authorized and Outstanding Shares of M-Flex Common Stock. On May 31, 2006, there were 24,430,708 outstanding shares of M-Flex common stock. The authorized capital stock of M-Flex consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share.

3.3    Principal Activities. M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry which offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. It targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices.

3.4    Substantial Shareholders of M-Flex. As at the Latest Practicable Date, approximately 61% of the outstanding shares of M-Flex common stock is held by WBL Corporation Limited and its related corporations. Pursuant to the foregoing, WBL Corporation has a deemed beneficial interest of approximately 61% in M-Flex.

3.5    M-Flex Directors. The Directors of M-Flex as at the Latest Practicable Date are Messrs. Philip A Harding, Peter Blackmore, Richard J. Dadamo, Sanford L. Kane, Mr. Tan Choon Seng, Sam Yau and Huat Seng Lim, Ph.D.

51

3.6    Selected Financial Information. For the fiscal year ended September 30, 2005, M-Flex reported consolidated net sales of U.S. $357 million and net income of U.S. $37 million. As at September 30, 2005, M-Flex had consolidated stockholders equity of U.S. $189 million.

3.7    Additional Information. Additional information on M-Flex is set out in Appendices 3, 5, 8, 10, 12, 14 and 15 to this Offer Document/Prospectus.

4.	SUMMARY INFORMATION ON MFS

4.1    Background. MFS commenced operations in 1989 as a private company. In connection with its initial public offering, the holding company, the shares of which are the subject of the Offer, was incorporated in Singapore in November 2000. It changed its name to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited. MFS is headquartered in Singapore and as of December 31, 2005 has over 2,400 employees.

4.2    Principal Activities. MFS is a provider of flexible printed circuit, or FPC, interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of flexible printed circuits. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, and with manufacturing facilities in China, Singapore and Malaysia. MFS currently manufactures flexible printed circuits from its facilities in Singapore, Malaysia and China and printed circuit boards in China. MFS’s ordinary shares are listed on the Main Board of SGX-ST.

4.3    Share Capital. As at the Latest Practicable Date, MFS has an issued and paid-up share capital of S$[            ] comprising [            ] MFS Shares.

4.4    Substantial Shareholders of MFS. As at the Latest Practicable Date, approximately 56% of the issued share capital of MFS is held by WBL Corporation Limited and its related corporations. Pursuant to the foregoing, WBL Corporation has a deemed beneficial interest of approximately 56% in MFS.

4.5    MFS Directors. The directors of MFS as at the Latest Practicable Date are Chris Yong Yoon Kwong, Pang Tak Lim, Reggie Thein, Sin Boon Ann, Alexander Chan Meng Wah, Soh Yew Hock, Lester Wong Hein Jee.

4.6    Additional Information. Additional information on MFS is set out in paragraph 5—Market Quotation of MFS Shares in Appendix 15 to this Offer Document/Prospectus, and in Appendices 4, 6, 13 and 14.

5.	RATIONALE FOR THE OFFER AND INTENTIONS RELATING TO MFS

5.1    Rationale for the Offer.

Among the key underlying strategic reasons for the Offer is M-Flex’s need for both near and longer term expanded manufacturing capacity. M-Flex’s ability to expand its manufacturing capacity in a timely and cost-effective manner has been a major factor in the company’s steady and significant growth in recent years as it has participated in the rapidly expanding global telecommunications marketplace.

Presently, M-Flex has approximately 525,000 sq ft of manufacturing capacity at two facilities in Suzhou, China, (MFC1 and MFC2) with over 10,000 employees. An expansion of MFC2 is expected to be completed and operational in late 2006, which will increase M-Flex’s manufacturing capacity in Suzhou by an additional 200,000 sq ft. The company also has approximately 155,000 sq ft of manufacturing space at its corporate location in Anaheim, California.

52

For further expansion, M-Flex seeks to diversify geographically outside of Suzhou, China, to additional locations strategic to its market opportunities and customer base. Constructing new facilities from the ground up in such new geographic locations as India or Vietnam is a more time consuming and potentially risky endeavor than expanding—as it has historically—in a location where M-Flex has an established presence. Also, staffing such new locations with qualified managers and factory employees represents an even greater challenge than building facilities and equipping them with machinery. For these reasons, such geographic diversification and expansion could foreseeably take 3-4 years to complete successfully, during which time the company would potentially lose significant customer opportunities as well as put at risk what it believes to be a leadership position in the current marketplace.

With the close of the Offer, M-Flex will have immediate access to available capacity at MFS’ existing manufacturing facilities, which include a 70,000 sq ft manufacturing plant in Malaysia and a 100,000 sq ft plant in Changsha, China. In addition, MFS has available land adjacent to both its Malaysia and Changsha facilities, which would enable future expansion as needed over the next several years in locations where the combined company has an established presence. The ability to expand further at both of these locations would accommodate future market opportunities and M-Flex’s expected diversification of its customer base to other leading manufacturers of portable devices. MFS is also a qualified supplier to several leading electronics manufacturers with a management team and labor force skilled in making the flexible printed circuits and components products these customers require.

Furthermore, MFS has PCB and rigid flex manufacturing capabilities which can accommodate the high volume production of products utilizing M-Flex’s proprietary embedded magnetics technology, including the power adapter products currently being jointly developed with Mobility Electronics. M-Flex expects these power adapter products to be in high volume production beginning in 2007.

The overall strategic and operational synergies and financial synergies M-Flex expects to result from the acquisition of MFS pursuant to the Offer, when closed, include the following:

Strategic and Operational Synergies

•	M-Flex expects to have the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices;

•	M-Flex expects to leverage the available capacity at MFS’ established manufacturing operations in China and Malaysia;

•	M-Flex expects the acquisition will move it towards its strategy of achieving customer diversification;

•	M-Flex believes the acquisition will enhance its design capabilities by allowing it to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	M-Flex expects to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications; and

•	M-Flex expects to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	M-Flex expects to realize a reduction in overall effective tax rate through expansion of its operations and activities in countries with lower tax rates;

•	M-Flex expects to improve operational efficiencies by streamlining the manufacturing capabilities of both companies; and

53

•	M-Flex expects to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

5.2    Intentions relating to MFS.

At this time, unless and until M-Flex is able to acquire 100% of the shares of MFS, M-Flex’s Board of Directors believes that the businesses of the two companies should continue to operate substantially separately to minimize disruption to their operations. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity.

6.	FINANCIAL ASPECTS OF THE OFFER

6.1    The information below relating to certain financial aspects of the Offer was obtained from publicly available sources.

6.2    The Stock Consideration, based on M-Flex closing stock price of $33.27 and an exchange rate of $1.00: S$1.5798 on May 31, 2006*, values each of the Offer Shares at approximately S$0.76, which represents:

(i)	a discount of approximately 33.9% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	a discount of approximately 30.9% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iii)	a discount of approximately 13.6% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iv)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

(v)	a discount of approximately 33.3% over the last traded price of S$1.14 per MFS Shares on the SGX-ST on May 31, 2006*.

6.3	The Cash Consideration of S$1.15 for each Offer Share represents:

(i)	a premium of approximately 4.5% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	a premium of approximately 30.7% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to the First Announcement Date;

(iii)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

(iv)	a premium of approximately 1.0% over the last traded price of S$1.14 per MFS Shares on the SGX-ST on May 31, 2006*.

54

6.4	The Cash Consideration of S$1.20 for each Offer Share represents:

(i)	a premium of approximately 4.3% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006, being the latest trading date prior to the First Announcement Date;

(ii)	premium of approximately 9.1% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading ate prior to First Announcement Date;

(iii)	a premium of approximately 36.4% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to First Announcement Date;

(iv)	a [premium] [discount] of approximately [ ]% over the last traded price of [ ] per MFS Shares on the SGX-ST on [ ], being the latest trading date prior to the Formal Announcement Date; and

(v)	a premium of approximately 5.3% over the last traded price of S$1.14 per MFS Shares on the SGX-ST on May 31, 2006*.

* The date May 31, 2006 to be changed to the Latest Practicable Date in the final version of the Offer Document

6.5	Pro Forma Financial Effects of the Offer on M-Flex

The pro forma financial effects of the Offer on M-Flex is illustrated in the following

(i)	the unaudited pro forma condensed combined financial statement of operations for the fiscal year ended September 30, 2005. See Appendix 11 of this Offer Document/Prospectus;

(ii)	the unaudited pro forma condensed combined financial statement of operations for the six months ended March 31, 2006. See Appendix 11 of this Offer Document/Prospectus; and

(iii)	the unaudited pro forma condensed combined balance sheet as of March 31, 2006. See Appendix 11 of this Offer Document/Prospectus.

The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Independent valuation specialists have been retained by M-Flex to conduct a valuation in order to assist management in determining the fair values of a significant portion of these assets. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

55

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the Offer occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be expected in the future.

7.	COMPULSORY ACQUISITION AND DELISTING

Depending on the level of valid acceptances received during the Offer, M-Flex intends to delist and privatize MFS if the opportunity avails itself. If M-Flex receives valid acceptances pursuant to the Offer in respect of not less than 90% of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer), M-Flex intends to exercise its right under Section 215 of the Act, to compulsorily acquire those Offer Shares not acquired by M-Flex pursuant to the Offer. In the event that M-Flex exercises such right, only the Cash Consideration will be offered to the dissenting MFS Shareholders. If M-Flex is able to proceed with the compulsory acquisition, an application will be made by M-Flex to delist MFS from the Official List of the SGX-ST.

Dissenting MFS Shareholders have the right under and subject to Section 215(3) of the Act to require M-Flex to acquire their MFS Shares in the event that M-Flex or its nominees acquires, pursuant to the Offer, such number of MFS Shares which, together with MFS Shares held by M-Flex, its related corporations or the respective nominees of M-Flex or its related corporations, comprise 90% or more of the total number of MFS Shares in issue. Dissenting MFS Shareholders who wish to exercise such right are advised to seek their own independent legal advice.

Regardless of whether M-Flex is able to proceed with the compulsory acquisition, should M-Flex announce that valid acceptances have been received that bring the holdings owned by M-Flex and its Concert Parties to above 90% of the MFS Shares in issue, the SGX-ST may continue to suspend the listing of MFS Shares in the Ready and Odd-Lots markets until such time it is satisfied that at least 10% of the MFS Shares in issue are held by at least 500 MFS Shareholders who are members of the public, pursuant to Rule 1105 of the SGX-ST Listing Manual. In such event, M-Flex has no intention to undertake any action for any such listing suspension to be lifted.

8.	INFORMATION PERTAINING TO CPFIS INVESTORS

[CPF Board has confirmed that it has no objection to CPFIS Investors who accept the Offer and elect the Stock Consideration holding new M-Flex Stock issued to them pursuant to the Offer in their CPF investment accounts, in the event the Offer is declared unconditional in all respects. CPFIS Investors will not however be allowed to use funds from their CPF investment accounts for further purchases of M-Flex Stock.] [As a condition of this no-objection confirmation, CPFIS Investors shall be deemed to have elected for the share certificate(s) in respect of the new M-Flex Stock to be issued its name and to be dispatched to [to insert name of CPF approved broker, if applicable] and held in custody pending the expiry of the 6 month Lock-Up Period and thereafter pending the opening of trading accounts by such CPFIS Investors or such other instructions by their respective CPF Agent Banks or the CPF in respect of such new M-Flex Stock. Such CPFIS Investors will not be entitled to effect any transactions relating to their new M-Flex Stock until a trading account with [•to insert name of CPF approved broker, if applicable] is opened. See paragraph 4.2 of Appendix 9 of this Offer Document/Prospectus – “Other Terms of the Offer”.] [SUBJECT TO CPF BOARD CONFIRMATION BEING OBTAINED]

CPFIS Investors should note that in the event that MFS is delisted from the Official List of the SGX-ST, they will not be allowed to use funds from their CPF investment accounts for further purchases of delisted MFS Shares as under the Central Provident Fund (Investment Schemes) Regulations, CPF funds may only be withdrawn to invest in the shares of companies incorporated in Singapore which are listed on the SGX-ST and which are denominated in Singapore currency. In addition, the shares of such companies must be included under the CPFIS.

56

Regardless of whether the Offer is declared unconditional in all respects, if MFS is delisted from the Official List of the SGX-ST, CPFIS Investors are likely to find it difficult to sell their MFS Shares in the absence of a public market.

CPFIS Investors should receive further information on how to accept the Offer from their CPF Agent Banks shortly.

9.	CONFIRMATION OF FINANCIAL RESOURCES

DBS Bank, as financial adviser to M-Flex in connection with the Offer will at the time of the Formal Announcement provide confirmation that sufficient financial resources are available to M-Flex to satisfy in full all acceptances of the Offer, subject to DBS Bank receiving appropriate evidence to its satisfaction.

10.	OVERSEAS MFS SHAREHOLDERS

10.1    The Offer is made to all MFS Shareholders (for all Offer Shares) including those to whom this Offer Document/Prospectus may not be dispatched for the reasons as set out below. However, the availability of the Offer and the Offer Document/Prospectus to MFS Shareholders whose addresses are outside Singapore and the United States as shown in the Register of Members of MFS or, as the case may be, in the records of CDP (the “Overseas Shareholders”) may be affected by the laws of the relevant overseas jurisdictions. Accordingly, the Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of the Overseas Shareholders who wish to accept the Offer to satisfy themselves as to the full observance of the laws of the relevant jurisdiction, including the obtaining of any governmental or other consent which may be required, or compliance with other necessary formalities or legal requirements and the payment of any taxes, imposts, duties or other requisite payments due in such jurisdiction. Such Overseas Shareholders shall be liable for any such taxes, imposts, duties or other requisite payments payable and the Offeror and DBS Bank and any person acting on their behalf shall be fully indemnified and held harmless by such Overseas Shareholders for any such taxes, imposts, duties or other requisite payments as the Offeror and/or any person acting on their behalf may be required to pay. If you are in doubt about your position, you should consult your professional adviser in the relevant jurisdiction.

10.2    M-Flex reserves the right not to treat an acceptance of the Offer as valid in respect of an MFS Shareholder who is an Overseas Shareholder.

10.3    The registration statement on Form S-4, of which this Offer Document/Prospectus is a part, was filed with and declared effective by the U.S. Securities and Exchange Commission on [                    ] 2006.

10.4    This Offer Document/Prospectus, the FAA and the FAT, and the Lock-Up Agreement may not be sent to any Overseas Shareholder at addresses outside Singapore and the United States due to potential restrictions on sending such documents to the relevant overseas jurisdictions. Any affected Overseas Shareholder may, nonetheless, obtain copies of this Offer Document/Prospectus, the FAA or FAT, as the case may be, and any related documents during normal business hours and up to the Closing Date, from the office of [                    ]. Alternatively, an Overseas Shareholder may write in to [                    ] at the above-stated address to request for this Offer Document/Prospectus, the FAA or the FAT, the Lock-Up Agreement as the case may be, and any related documents to be sent to an address in Singapore or the United States by ordinary post at his own risk (the last date for dispatch in respect of such request shall be a date falling three Market Days prior to the Closing Date).

10.4    M-Flex and DBS Bank each reserves the right to notify any matter, including the fact that the Offer has been made, to any or all MFS Shareholders (including the Overseas Shareholders) by announcement to the SGX-ST or paid advertisement in a daily newspaper published or circulated in Singapore, in which case such notice shall be deemed to have been sufficiently given notwithstanding any failure by any MFS Shareholder to receive or see such announcement or advertisement.

57

11.	OFFEROR’S RESPONSIBILITY STATEMENT

11.1    The Directors (including those who may have delegated detailed supervision of this Offer Document/Prospectus) have approved the issue of this Offer Document/Prospectus, and have taken all reasonable care to ensure that the facts stated and all opinions expressed in this Offer Document/Prospectus are fair and accurate and that no material facts have been omitted from this Offer Document/Prospectus, and they jointly and severally accept responsibility accordingly.

11.2    Where any information has been extracted from published or publicly available sources (including, without limitation, information relating to the MFS Group), the sole responsibility of the Directors has been to ensure through reasonable enquiries that such information has been accurately extracted and reflected in this Offer Document/Prospectus.

12.	GENERAL

12.1    Views of the MFS Directors. The views of the MFS Directors and [                    ], the independent financial adviser to be appointed by the independent directors of MFS, on the Offer will be made available by MFS to MFS Shareholders in due course. MFS Shareholders should consider their views on the Offer before taking any action in relation to the Offer.

12.2    Governing Law and Jurisdiction. The Offer, this Offer Document/Prospectus, the FAA and the FAT, all acceptances of the Offer, all contracts made pursuant thereto (except the Lock-Up Agreement found in Appendix 18 of this Offer Document/Prospectus) and all action taken or deemed to be taken or made in connection with any of the foregoing shall be governed by, and construed in accordance with, the laws of Singapore and the United States and all accepting MFS Shareholders agree by accepting the Offer to submit to the non-exclusive jurisdiction of the courts of Singapore. The Lock-Up Agreement which is required to be signed and delivered by MFS Shareholders who elects to take up the Stock Consideration is governed by Delaware law.

12.3    No Third Party Rights. A person who is not a party to any contracts made pursuant to the Offer, this Offer Document/Prospectus, the FAA and the FAT and the Lock-Up Agreement has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of such contracts.

12.4    Valid Acceptances. The Offeror and DBS Bank each reserves the right to treat acceptances of the Offer as valid if received by or on behalf of either of them at any place or places determined by them otherwise than as stated herein or in the FAA or the FAT, or if made otherwise than in accordance with the provisions herein and in the FAA and the FAT.

12.5    Accidental Omission. Accidental omission to dispatch this Offer Document/Prospectus, the FAA and/or the FAT, the Lock-Up Agreement or any notice or announcement required to be given under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made or should be made shall not invalidate the Offer in any way.

12.6    Additional Information. Additional general information is provided in Appendix 15 to this Offer Document/Prospectus. Your attention is also drawn to Appendices 1 to 18 which form part of this Offer Document/Prospectus. The information set forth in the Appendices is set forth below:

•	Appendix 1 – Pre-Conditions to Making the Offer

•	Appendix 2 – Conditions to the Offer

•	Appendix 3 – General Information about M-Flex

58

•	Appendix 4 – General Information about MFS

•	Appendix 5 – Selected Financial Information Regarding M-Flex

•	Appendix 6 – Selected Financial Information Regarding MFS

•	Appendix 7 – Additional Information About the Transaction

•	Appendix 8 – Description of M-Flex’s Capital Stock and Material Differences in the Rights of M-Flex Stockholders and MFS Shareholders

•	Appendix 9 – Other Terms of the Offer

•	Appendix 10 – Disclosure of Interests in the Transaction

•	Appendix 11 – Unaudited Pro Forma Condensed Combined Financial Information

•	Appendix 12 – Financial Statements of M-Flex

•	Appendix 13 – Financial Statements of MFS

•	Appendix 14 – Interests in M-Flex Stock and MFS Shares

•	Appendix 15 – Other General Information

•	Appendix 16 – Documents Available For Inspection

•	Appendix 17 – Undertaking Agreements

•	Appendix 18 – Form of Lock-Up Agreement

Yours faithfully

for and on behalf of

DBS BANK LTD

[                                         ]

[                                         ]

[                                         ]

[                                         ]

59

APPENDIX 1

PRE-CONDITIONS TO MAKING THE OFFER

1.    Issuance of the SEC Effectiveness Order. The issuance by the SEC of an effectiveness order with respect to the registration statement that will be filed by M-Flex that will contain the Proxy Statement/Prospectus to be sent to the holders of M-Flex common stock and the Offer Document/Prospectus to be sent to MFS Shareholders.

2.    Approval of the shareholders of WBL. All resolutions as may be necessary or incidental to approve the acceptance of the Offer in respect of all the MFS Shares held by WBL or its subsidiaries or nominees (other than the Offeror), and to tender such MFS Shares pursuant to acceptance of the Offer having been passed at a general meeting of WBL;

3.    No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•	make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•	require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•	impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•	other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•	require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

APP1-1

4.    No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•	any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (a) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (b) which is outside the ordinary course of business of the MFS Group;

•	any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Employee Stock Option Scheme) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends);

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

5.    No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

6.    Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

APP1-2

•	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

•	amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

APP1-3

APPENDIX 2

CONDITIONS TO THE OFFER

1.    Minimum Acceptance. M-Flex having received, by the close of the Offer, valid acceptances in respect of such number of MFS shares which will result in M-Flex (together with persons acting or deemed to be acting in concert with it) holding such number of MFS shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS shares issued or to be issued pursuant to the valid exercise prior to the close of the Offer, of options granted under the MFS ESOS);

2.    Approval of stockholders of M-Flex. The approval of the M-Flex’s stockholders for the issuance of shares of M-Flex common stock in connection with the Offer being obtained at a Special Meeting of the stockholders of M-Flex;

3.    No Injunctions. No government authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

•	make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “MFS Group”) or any of MFS’ associated companies or affiliates (collectively, the “MFS Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

•	require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the MFS Group or any MFS Affiliate or any of M-Flex or its subsidiaries (collectively, the “M-Flex Group”) or any of M-Flex’s associated companies or affiliates (the “M-Flex Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

•	impose any limitation on, or result in a delay in, the ability of the M-Flex Group and the M-Flex Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate held or owned by it or to exercise management control over any member of the MFS Group or any MFS Affiliate;

•	other than pursuant to the Offer, require any member of the M-Flex Group or any M-Flex Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate or any asset owned by a third party;

•	require, prevent or delay a divestiture by any member of the M-Flex Group or any M-Flex Affiliate of any shares or other securities (or the equivalent) in any member of the MFS Group or any MFS Affiliate; and/or

•	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the MFS Group or any MFS Affiliate, which may cause the net assets of the MFS Group to be decreased by more than 10%.

APP2-1

4.    No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated. A “Material Transaction” means a transaction or proposed transaction involving:

•	any member of the MFS Group or any MFS Affiliate or to which any member of the MFS Group or any MFS Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the MFS Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the MFS Group;

•	any issue of MFS Shares (other than MFS Shares issued in connection with the exercise of outstanding options under the MFS Share Option Plan) or securities which carry voting rights in MFS or are convertible into MFS shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the MFS’ stock option plans and any stock split or consolidation);

•	a recommendation, declaration or payment by any member of the MFS Group or any MFS Affiliate of dividends or other distributions (including, without limitation, interim dividends); and/or

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

5.    No Material Adverse Change. Since September 30, 2005:

•	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the MFS Group taken as a whole; and/or

•	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the MFS Group or any MFS Affiliate which could have an adverse effect on the MFS Group taken as a whole, in each case so as to cause the net assets of the MFS Group to be decreased by more than 10%;

6.    Actions on the Part of MFS. Since March 30, 2006, MFS and its subsidiaries shall not have:

•	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

•	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in MFS’ capitalization, or other right of MFS or any of its subsidiaries or any comparable event not in the ordinary course of business;

•	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of MFS’ officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

•	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the MFS or any of its subsidiaries, or M-Flex shall have become aware of any such action that was not disclosed in publicly available filings prior to March 30, 2006;

APP2-2

•	amended or authorized or proposed any amendment to MFS’ constitutional documents, or M-Flex shall have become aware that MFS or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to March 30, 2006;

•	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

APP2-3

APPENDIX 3

GENERAL INFORMATION ABOUT M-FLEX

Overview

M-Flex is one of the world’s largest producers of flexible printed circuits and flexible printed circuit assemblies. With operations in Anaheim, California, Tuscon, Arizona, and Suzhou, China, M-Flex offers a global service and support base for the design and manufacture of flexible interconnect solutions.

M-Flex is a global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. M-Flex believes it is one of a limited number of manufacturers that has the ability to offer a seamless, integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, the Company focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for M-Flex products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices. M-Flex provides its solutions to original equipment manufacturers, or OEMs, such as Motorola, Inc., Symbol Technologies, Inc. and International Business Machines Corporation; to electronic manufacturing services, or EMS, providers such as Foxconn Electronics, Inc. and Flextronics International Ltd.; and to display manufacturers such as Hosiden F.D. Corporation and Optrex Corporation Japan. In 2005, M-Flex acquired the assets of an optical and photonic imaging solution company as part of the Company’s strategy to capture a substantial portion of the expanding camera cell phone market. M-Flex now operates this business as Aurora Optical, Inc., or Aurora Optical, as a wholly owned subsidiary. M-Flex also entered into development and manufacturing agreements with Mobility Electronics, Inc., or Mobility, in 2005, aimed at utilizing M-Flex’s component assembly capabilities and embedded magnetic technology in Mobility’s charger products.

M-Flex’s growth has been due, in part, to its early supplier involvement allowing its engineers to gain an understanding of the application and use of the customers’ circuits. This knowledge allows M-Flex engineers to utilize their expertise in flex circuit design and assist in the selection of materials and technologies to provide a high quality and cost effective product.

Vertically integrated flex circuit manufacturing, assembly, and tooling operations have allowed M-Flex to offer superior lead time support to facilitate “quick turn” customer requirements. With production facilities in the United States and China, M-Flex provides dual sourcing, allowing M-Flex to offer accelerated product development.

On May 31, 2006, there were 24,430,708 shares of M-Flex common stock outstanding. On such date, only entities affiliated with WBL beneficially owned over 5% of the shares of M-Flex common stock. Founded in 1984, M-Flex is a publicly traded company incorporated as Multi-Fineline Electronix, Inc. In connection with its initial public offering, M-Flex reincorporated into Delaware on June 4, 2004. M-Flex’s common stock is listed on The Nasdaq National Market under the symbol “MFLX.”

Industry Background

M-Flex believes that the global market for flexible printed circuits will continue to grow over the coming years as consumers continue to demand smaller, more functional devices. Given inherent design and cost advantages of flexible printed circuits, they quickly are becoming a favored solution for electronics manufacturers who are striving to increase the features and functionality of electronic devices while reducing the size, shape and weight of such devices. Asia is the largest and fastest growing market for flexible printed circuits, largely because of two trends that occurred in the early 1990s—the outsourcing by OEMs of their manufacturing needs and the shifting of manufacturing facilities from the United States to Asian countries.

APP3-1

Historically, electronics manufacturers have relied upon rigid printed circuit boards to provide the electrical interconnections between the components in electronics devices. Rigid printed circuit boards consist of a board that contains multiple transistors, microprocessors and other components that are connected by copper wires embedded on the circuit board. Given that the rigid printed circuit boards cannot bend or twist, they inherently limit the design options available to engineers. For example, in order to design and build “flip-phone” style mobile phones, engineers had to create a method to connect the rigid printed circuit board in the base of the phone with the rigid printed circuit board in the screen. Copper wires could not be used because they are subject to failure as a result of stress from the constant bending and flexing of the wires; therefore, design engineers had to look to new materials to provide a means of electrical interconnection between the various components of the device.

To address this need, companies such as M-Flex began to design flexible printed circuits and flexible printed circuits containing components, or component assemblies, to serve as electrical interconnections. These flexible printed circuits can twist, bend and flex in a device with less risk of failure while connecting the components of the device. In addition to these functionality advantages, flexible printed circuits and component assemblies enable OEMs, EMS providers and display manufacturers to design and construct modular components that can be incorporated into the final product, which in turn reduces the complexity of the assembly of the final product, reduces the manufacturing costs and facilitates human interaction with the electronic device. As a result, manufacturers can reduce the number of assembly operations required for a product and improve the efficiency of their supply chains.

M-Flex believes that the overall market for flexible printed circuits and component assemblies is poised for substantial growth over the next several years as a result of favorable technological and market developments, including:

•	Miniaturization, Portability and Complexity of Electronic Devices. As electronic devices become more powerful, complex and compact, product size becomes a principal design limitation. From an engineering standpoint, flexible printed circuits possess enhanced heat dissipation properties because they are thinner than rigid printed circuit boards and provide higher signal integrity interconnection. They also enable faster operating speeds because the components can be placed closer together and can serve as a medium for analog and digital devices. As a result, the electronics industry has relied increasingly upon flexible printed circuits and component assemblies. For example, the placement of chips and liquid crystal displays directly on the flexible printed circuit enables OEMs to increase functionality and improve packaging characteristics while managing time-to-market for their products in an overall cost-effective manner. Moreover, as electronics companies develop increased functionality for semiconductors, the traditional packaging and mounting technologies are becoming obsolete. For example, designs of electronics devices that incorporate camera modules require the performance and flexibility characteristics offered by flexible printed circuits.

•	Outsourcing. Electronics companies increasingly are relying upon outsourcing to technically qualified, strategically located manufacturing partners that provide integrated, end-to-end flexible printed circuit and component assembly solutions comprised of design and application engineering, prototyping and competitive high-volume production services. By employing these end-to-end manufacturers, electronics companies are able to reduce time-to-market, avoid product delays, reduce manufacturing costs, minimize logistical problems and focus on their core competencies.

•

Expanding Markets and Flexible Component Demand. The global demand for wireless communication products and the complexity of wireless devices, including those supporting products with digital cameras and personal digital assistants, increasingly are driving the demand for more complex flexible printed circuits and component assemblies. Electronics companies have discovered that they can increase the functionality of flexible printed circuits and reduce the number of required interconnects by mounting components, such as connectors, switches, resistors, capacitors, light emitting devices,

APP3-2

integrated circuits and optical sensors, to the flexible printed circuits. While M-Flex believes that the wireless telecommunications industry in general is expanding rapidly, M-Flex believes that the number of flexible printed circuits and component assemblies incorporated into these wireless devices will grow even more rapidly, requiring significantly more flexible components per device than have been used in previous-generation wireless applications.

Competitive Strengths

M-Flex is a leading global provider of high-quality, technologically advanced flexible printed circuit and component assembly solutions to the electronics industry. M-Flex believes its competitive strengths include:

•	M-Flex’s Seamless and Efficient End-to-End Solution for Flexible Printed Circuit Applications. M-Flex provides a seamless, integrated end-to-end flexible printed circuit solution for its customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. By relying on a single provider for their flexible printed circuit requirements, M-Flex customers can benefit from opportunities for more robust product designs and process optimization during the development phase. This, in turn, frequently leads to production cost savings and quicker time-to-market. M-Flex operations in the United States and China each possess the expertise and capabilities to provide a seamless, integrated end-to-end solution that provides M-Flex customers with the ability to leverage any one or more of its facilities to meet the customers’ global requirements.

•	M-Flex’s Design and Application Engineering Expertise Supports its Strong Customer Relationships. M-Flex’s expertise in designing and manufacturing flexible printed circuits and component assemblies has enabled M-Flex to become a partner to its customers at the earliest stages of product development. M-Flex employs its design and application engineers as part of its sales process; therefore, M-Flex customers rely on the company to assist them in the early design phase of their products. Early design participation enables M-Flex to gain intricate knowledge of its customers’ products and thereby provide value-added engineering support to them. Early design participation also enables M-Flex customers to achieve lower production costs through better product design and utilization of M-Flex’s flexible printed circuit assembly expertise. In addition, this process fosters strong relationships with M-Flex customers, often resulting in their reliance on M-Flex products and engineering support for the life of the specific application and subsequent generations of similar applications. M-Flex believes these strong customer relationships with leading OEMs represent entry barriers for its competitors.

•	M-Flex’s Manufacturing Capabilities. M-Flex maintains manufacturing facilities in the United States and China. M-Flex’s U.S. operations provide design and application engineering and manufacturing, while its Chinese operations are organized to duplicate the processes and tooling designed in the United States for automation, while allowing M-Flex to consolidate the labor intensive aspects of high-volume manufacturing in a cost-efficient environment. M-Flex is continuing to enhance its design and application engineering capabilities in China to best position M-Flex to provide an integrated end-to-end solution to the emerging domestic electronics markets in China and other parts of Asia. Since 2000, M-Flex has expanded its manufacturing capacity in China by acquiring additional and technologically advanced machinery, and by expanding its manufacturing facilities. M-Flex’s ongoing attention to integrating the manufacturing processes between its facilities allows M-Flex to improve its product yields, shorten its customers’ supply chains and lower the overall costs of its products. Furthermore, expansion of M-Flex’s manufacturing facilities and the capital equipment addition at M-Flex’s second manufacturing facility in China, or MFC2, which M-Flex expects to be completed in October 2006, will increase substantially its manufacturing capacities in China and enable M-Flex to take on additional high-volume manufacturing programs. While M-Flex believes its Chinese manufacturing facilities benefit M-Flex, they do subject M-Flex to additional risks inherent in international business.

APP3-3

•	M-Flex’s Forward Integration in the Value Chain. M-Flex has implemented a strategy of upward integration focusing on the value-added services that the company provides to their customers—design and application engineering and component assembly—rather than only concentrating on acquiring the capabilities to produce the materials used to manufacture flexible printed circuits. By employing suppliers to provide M-Flex with raw materials, M-Flex has avoided unnecessary capital equipment and research and development costs and has focused more intensely on the integral steps in the manufacturing process, from design and prototyping to high-volume manufacturing and component assembly. The result of this strategy has been superior design and application engineering expertise, strong customer relationships and yearly sequential net sales growth.

•	M-Flex’s Management Experience and Expertise. All of M-Flex’s executive officers have been with M-Flex for between 11 and 19 years. During that time, M-Flex’s executive management has made a number of critical, strategic decisions that successfully managed its growth and profitability, including pursuing a strategy of deploying M-Flex’s design and application engineers at the early stages of a customer’s product designs; responding to the trend of OEM outsourcing; identifying China’s manufacturing capabilities; creating a seamless, integrated end-to-end solution in each of M-Flex’s U.S. and Chinese operations to serve the needs of multinational OEMs, EMS providers and display manufacturers; and adopting a forward integration strategy in order to focus on the engineering and assembly needs of M-Flex customers.

Business Strategy

M-Flex’s objective is to continue to expand its product offering to become a global provider of electronic products packaging technology and manufacturing by using their core technologies of high-quality, technologically advanced flexible printed circuits and assemblies as the essential ingredients. To achieve its objective, M-Flex intends to pursue the following strategies:

•	Provide an Integrated Solution to M-Flex’s Customers. M-Flex intends to maintain its leadership in providing a complete end-to-end solution to its customers that includes design and application engineering, prototyping, high-volume manufacturing, material acquisition, component assembly and testing. In addition, M-Flex intends to leverage its value-added services—design and application engineering and turnkey component assembly—to help solve its customers’ product design challenges and to provide its customers with flexible printed circuit solutions designed and manufactured to maximize the reliability and functionality of their end products. By focusing on customers’ product applications and providing them with a seamless, integrated and cost-efficient flexible printed circuit and component assembly solution, M-Flex believes that it can continue to grow its market share by eliminating the need of its customers to negotiate with multiple vendors and reducing the time-to-market for their products.

•	Support the Development of Applications for Flexible Printed Circuit Technology in New Markets. M-Flex believes that flexible printed circuit technology provides a cost-effective solution to improving the functionality and packaging of electronic devices. M-Flex believes that the trend towards miniaturization will continue to drive the growth of flexible printed circuits in many industries that it currently does not serve. To address these new market opportunities, M-Flex will continue its efforts to research, develop and market new applications for flexible printed circuits and component assemblies. M-Flex believes that its design and application engineering and manufacturing capabilities, coupled with M-Flex’s flexible printed circuit assembly expertise, will enable M-Flex to effectively target additional high-volume flexible printed circuit applications in various markets of the electronics industry, including the camera cell phone and charger markets, where size, shape and weight are primary drivers of product development.

•

Expand M-Flex’s Existing Expertise in the Design and Manufacture of Flexible Printed Circuit Technology. By expanding its market share in existing markets, penetrating new markets and partnering with customers in the early stage design of its products, M-Flex will continue to expand its

APP3-4

engineering and manufacturing expertise and capabilities for applications and functionality for electronic product packaging technology and assist its customers in developing more efficient manufacturing processes for customer products. M-Flex believes that it will be able to continue to capture additional market share in the sectors it serves and attract companies from other markets of the electronics industry by utilizing M-Flex’s expertise in design and application engineering to expand product designs and applications for flexible printed circuit solutions in conjunction with M-Flex’s high-volume, cost-effective manufacturing capabilities.

•	Diversify M-Flex’s End Customers. M-Flex primarily serves the wireless telecommunications sector. M-Flex plans to leverage its internal sales force comprised entirely of design and application engineers with its existing outside non-exclusive sales representatives to attract new customers in the wireless telecommunications sector, as well as in other sectors of the electronics industry where functionality and packaging size dictate the need for flexible printed circuits and component assemblies, including markets where embedded magnetic applications are used, such as in chargers, and in the medical market.

•	Increase Manufacturing Capacity and Capabilities. M-Flex intends to continue to improve its manufacturing capabilities and cost reduction efforts through increased integration of its engineering and manufacturing facilities in the United States and China. When M-Flex’s new facility expansion at MFC2 is complete, M-Flex will increase substantially its manufacturing capacity. In addition, MFC2 has been specifically designed and equipped for fine-line programs, which are flexible printed circuits with smaller features, and a high density of components and interconnection. Fine-line programming allows M-Flex to offer its customers an efficient, technologically advanced manufacturing process for complex flexible printed circuit fabrication.

Products

M-Flex’s design and application engineering expertise enables M-Flex to offer flexible printed circuit and value-added component assembly solutions for a wide range of electronic applications. M-Flex offers products in a broad range of markets, including wireless telecommunications, network telecommunications, automotive, computer/data storage, industrial, medical, military, personal digital assistants and power supply devices. Representative OEM customers and its end products that incorporate M-Flex’s flexible printed circuit products include the following:

OEM Customer	Product Category	Representative Application
Motorola, Inc.	Wireless telecommunications	Keypad, camera, hinge and display flexible printed circuit component assemblies

Symbol Technologies Inc.	Industrial	Rotating scanner flexible printed circuit component assemblies

palmOne, Inc.	Personal digital assistants	Communicator flexible printed circuit component assemblies

International Business Machines Corporation	Computer/data storage	Flexible printed circuit in data storage device

GE Healthcare	Medical applications	Flexible printed circuit in diagnostic equipment

Masimo Corporation	Medical applications	Disposable flexible printed circuit contained in bandage

Flexible Printed Circuits. Flexible printed circuits, which consist of copper conductive patterns that have been etched or printed while affixed to flexible substrate materials such as polyimide or polyester, are used to provide connections between electronic components and as a substrate to support these electronic devices. The

APP3-5

circuits are manufactured by subjecting the base materials to multiple processes, such as drilling, screening, photo imaging, etching, plating and finishing. M-Flex produces a wide range of flexible printed circuits, including single-sided, double-sided, multi-layer (with and without gaps between layers) and rigid-flex. Single-sided flexible printed circuits, which have an etched conductive pattern on one side of the substrate, are normally less costly and more flexible than double-sided flexible printed circuits because their construction consists of a single patterned conductor layer. Double-sided flexible printed circuits, which have conductive patterns or materials on both sides of the substrate that are interconnected by a drilled or copper-plated hole, can provide either more functionality than a single-sided flexible printed circuit by containing conductive patterns on both sides, or greater shielding of components against electromagnetic interference than a single-sided flexible printed circuit by covering one side of the circuit with a shielding material rather than a circuit pattern. Multi-layer and rigid-flex printed circuits, which consist of layers of circuitry that are stacked and then laminated, are used where the complexity of the design demands multiple layers of flexible printed circuitry. If some of the layers of circuitry are rigid printed circuit material, the product is known as a rigid-flex printed circuit. Gapped flexible printed circuits, which consist of layers of circuitry that are stacked and separated in some parts of the circuit, and laminated in other parts of the circuit, are used where the complexity of the design demands multiple layers of flexible printed circuitry but the flexibility of a single-sided flexible printed circuit in some parts of the circuit.

Flexible Printed Circuit Assemblies. Flexible printed circuits can be enhanced by attaching electronic components, such as connectors, switches, resistors, capacitors, light emitting devices, integrated circuits, cameras and optical sensors, to the circuit. The reliability of flexible printed circuit component assemblies is dependent upon proper assembly design and the use of appropriate fixtures to protect the flex-to-connector interface. Connector selection is also important in determining the signal integrity of the overall assembly—a factor which is very important to devices that rely upon high system speed to function properly. M-Flex is one of the pioneers in attaching connectors and components to flexible printed circuits and has developed the expertise and technology to mount a full range of electronic devices, from passive components to computing devices.

Customers

M-Flex’s customers include leading OEMs, EMS providers and display manufacturers in a variety of sectors of the electronics industry. These sectors include wireless telecommunications, network telecommunications, automotive, computer/data storage, industrial, medical, military, personal digital assistants and power supply devices. M-Flex’s expertise in flexible printed circuit design and component assembly enables M-Flex to assist M-Flex’s customers in resolving their design challenges through M-Flex design and assembly techniques, and frequently results in the customer placing M-Flex product designs on its design specifications and enhances M-Flex’s likelihood of becoming the main provider for flexible printed circuits and component assembly included in that product. Achieving status as a main provider to an OEM for a high-volume program enables M-Flex to build strong customer relationships with respect to existing products and any future product that requires the use of flexible printed circuits and component assemblies.

M-Flex generally works with OEMs in the design of their products, and the OEMs subsequently either purchase M-Flex products directly or instruct the EMS providers and display manufacturers to purchase M-Flex products to be incorporated into the OEM’s product. EMS providers that M-Flex sells to include Foxconn and Flextronics. M-Flex’s relationships with EMS providers and display manufacturers are normally directed by the OEMs; therefore, it is typically the OEMs that negotiate product pricing and volumes directly with M-Flex, even though the purchase orders come from the EMS providers and display manufacturers. For the past several years, Motorola and its subcontractors have been M-Flex’s largest customers. In the fiscal years ended September 30, 2005, 2004 and 2003, M-Flex sold products to be incorporated into Motorola’s products to 45, 40 and 35 Motorola subcontractors, which aggregated 81%, 80% and 71% of M-Flex’s net sales (including direct sales to Motorola).

M-Flex’s net sales fluctuate from quarter to quarter as a result of changes in demand for its products. Historically, M-Flex has experienced a strong first fiscal quarter, followed by reduced net sales in the second

APP3-6

fiscal quarter, as a result of partial seasonality of M-Flex’s major customers and the markets that M-Flex serves. M-Flex’s major customers provide consumer-related products that generally experience their highest sales activity during the calendar year-end holiday season; therefore, M-Flex typically experiences a decline in its second fiscal quarter sales as this holiday period ends. M-Flex anticipates that this seasonal impact on its net sales is likely to continue. As a result, M-Flex’s net sales and operating results have fluctuated significantly from period-to-period in the past and are likely to do so in the future.

M-Flex’s facilities in the United States and China enable it to manufacture products for shipment anywhere in the world. For the fiscal year ended September 30, 2005, M-Flex derived 12% of its net sales in the United States and 88% of its net sales outside the United States. For the fiscal year ended September 30, 2004, M-Flex derived 17% of its net sales in the United States and 83% of its net sales outside the United States. For the fiscal year ended September 30, 2003, M-Flex derived 12% of its net sales in the United States and 88% of its net sales outside the United States.

For the fiscal year ended September 30, 2005, 13% of M-Flex’s net sales were attributable to Hong Kong, 65% of its net sales were attributable to China, and 13% of its net sales were attributable to North America. For the fiscal year ended September 30, 2004, 16% of M-Flex’s net sales were attributed to Hong Kong, 46% of its net sales were attributed to China, 11% of its net sales were attributable to Japan, and 13% of its net sales were attributed to North America. For the fiscal year ended September 30, 2003, 18% of M-Flex’s net sales were attributable to Hong Kong, 33% of its net sales were attributable to China, 13% of its net sales were attributable to Japan, and 22% of its net sales were attributable to North America.

For the fiscal years ended September 30, 2005, 2004 and 2003, M-Flex had long-lived assets of $22.7 million, $17.9 million and $17.9 million, respectively, in the United States; and $59.4 million, $46 million and $30.3 million, respectively, in China.

Sales and Marketing

M-Flex sells its products primarily through its in-house design and application engineers, who meet regularly with M-Flex customers and potential customers to assist in the initial design of the proposed products and to provide suggestions on how M-Flex flexible printed circuit solutions can enhance product design. By utilizing market and product teams in each sector of the electronics industry that M-Flex targets, M-Flex has successfully expanded its market penetration by leveraging its design and application expertise within each of these teams. In particular, these engineers apply the principal of concurrent engineering to M-Flex customers’ products in the early phases of the product development cycle.

M-Flex engages the services of 19 non-exclusive sales representatives to interact with customers and potential customers on its behalf. Fifteen of these sales representatives are located throughout the United States. M-Flex also has one sales representative in each of Canada, Europe, Korea and Taiwan. M-Flex relies on these sales representatives to initiate contact with potential customers and provide leads to M-Flex’s internal sales and marketing teams, as well as to create, build and maintain M-Flex’s customer relationships and assist in the resolution of contractual disputes.

As of September 30, 2005, M-Flex’s backlog, which constitutes customer orders placed with M-Flex that they believe to be firm but that have not yet shipped, was U.S. $149.6 million. M-Flex expects to ship this entire backlog during fiscal year 2006. M-Flex cannot guarantee that their customers will not cancel any or all of the orders in their backlog. M-Flex’s current backlog also is not indicative of its future operating results. As of September 30, 2004, M-Flex’s backlog was U.S. $90.9 million. As of September 30, 2003, M-Flex’s backlog was U.S. $50.2 million.

APP3-7

Technology

M-Flex is global provider of single, double-sided, multi-layer and gapped flexible printed circuit technology and component assemblies. M-Flex’s process technology includes proprietary processes and chemical recipes, which coupled with M-Flex’s design expertise, unique customized fixtures and tooling and manufacturing experience, enables M-Flex to deliver high unit volumes of complex flexible printed circuits and component assemblies at cost-effective yields.

Design Technology. The flexible printed circuits M-Flex manufactures are designed specifically for each application, frequently requiring significant joint design activities with the customer at the start of a project. M-Flex has developed design methodologies that solve difficult interconnection problems and save M-Flex’s customers time and money. M-Flex designs and mass produces flexible printed circuits that range from single-sided circuits to more complex double-sided, multi-layer (with and without gaps between layers) and rigid-flex. M-Flex is continually investing in and improving its computer-based design tools to more quickly design new flexible printed circuits, enhance cooperative design and communication with their customers and more closely integrate design and application engineering to M-Flex’s prototyping and manufacturing process.

Circuit Fabrication Technology. M-Flex has extensive experience producing fine-line flexible printed circuits and has developed manufacturing processes that are designed to deliver high-unit volumes at cost-effective yields. In the flexible printed circuit industry, fine-line flexible printed circuits are easier to construct as the thickness of the copper decreases; however, as the thickness of the copper decreases, the cost of fabrication increases. M-Flex has developed a manufacturing process to pattern plate in selective regions of the circuitry pattern, such as around the holes used to connect the two sides of a double-sided flexible printed circuit. In addition, the normal manufacturing technology, by itself, has been improved with new equipment which enables thicker, less expensive copper to be etched down precisely enough to form fine-line circuitry. The combination of these two processes allows M-Flex to achieve finer patterns without a substantial increase in costs and with acceptable yields.

In addition to fine-line techniques, M-Flex has developed a proprietary process using ultraviolet lasers to drill 0.003 inch diameter holes, known as micro-vias, for the connection of circuits on the reverse side of the substrate. The combination of the fine-lines and micro-vias are part of the new high density interconnect technology that is one of M-Flex’s primary engineering competitive strengths.

Component Assembly and Test Technology. M-Flex’s component assembly and test technology involve the arrangement of the circuits on a panel to minimize material waste and facilitate requirements for component assembly, such as placing tooling holes, optical locators for vision-based machines, test points and pre-cut zones to allow part removal without compromising the integrity of the components. M-Flex assembles passive electrical and various mechanical components, including capacitors, resistors, integrated circuits, connectors, stiffeners, diodes and other devices to flexible printed circuits. M-Flex also performs advanced assembly of integrated circuit devices, as well as the functional testing of these flexible printed circuit component assemblies. Assembling these components directly onto the flexible printed circuit increases performance and reduces space, weight and cost.

Intellectual Property

M-Flex’s success will depend in part on its ability to protect its intellectual property. M-Flex’s intellectual property relates to proprietary processes and know-how covering methods of designing and manufacturing flexible printed circuits, attaching components and embedded magnetics for chargers. M-Flex regularly requires its employees to enter into confidentiality agreements and assignment of invention agreements to protect its intellectual property. In addition, M-Flex considers filing patents on its inventions that are significant to its business, although none of M-Flex’s existing patents or patent applications pertain to inventions that are significant to its current business. M-Flex also pursues trademarks where applicable and necessary.

APP3-8

In the future, M-Flex may encounter disputes over rights and obligations concerning intellectual property. M-Flex believes that its design and manufacturing processes do not infringe on the intellectual property rights of any third party; however, M-Flex cannot assure you that it will prevail in any intellectual property dispute.

Suppliers

M-Flex purchases raw circuit materials, process chemicals and various components from a limited number of outside sources, including Mitsui Plastic, Inc., 3M Worldwide, E.I. DuPont de Nemours & Co., Rogers Corporation, Molex Inc., Supertex, Inc and ITT, Inc. For components, M-Flex normally makes short-term purchasing commitments to key suppliers for specific customer programs. These commitments are usually made for three to 12-month periods. These suppliers agree to cooperate with M-Flex in engineering activities, as required, and in some cases maintain a local inventory to provide shorter lead times and reduced inventory levels for M-Flex. In most cases, suppliers are approved and often dictated by their customers. For process chemicals, certain copper and polyimide laminate materials and certain specialty chemicals used in M-Flex’s manufacturing process, M-Flex relies on a limited number of key suppliers. Alternate chemical products are available from other sources, but process chemical changes often require approval by M-Flex customers and requalification of the processes, which could take weeks or months to complete. M-Flex seeks to mitigate these risks by identifying stable companies with leading technology and delivery capabilities and by attempting to qualify at least two suppliers for all critical raw materials and components.

Competition

The flexible printed circuit market is competitive, with a variety of large and small companies offering design and manufacturing services. The flexible printed circuit market is differentiated by customers, applications and geography, with each niche requiring specific combinations of complex packaging and interconnection. M-Flex believes that its ability to offer an integrated, end-to-end flexible printed circuit solution has enabled it to compete favorably with respect to design capabilities; product performance, reliability and consistency; price; customer support and application support; and resources, equipment and expertise in component assembly on flexible printed circuits.

M-Flex competes on a global level with a number of leading Japanese providers, such as Nippon Mektron, Nitto Denko Corporation and Fujikura Ltd., as well as a growing number of flexible printed circuit assembly producers in Taiwan, South Korea and China, and with domestic providers. M-Flex is aware of at least 20 companies in Asia with which it competes, and M-Flex expects others to enter the market in this region because of government subsidies and lower labor rates available there.

M-Flex believes that its technology leadership and capabilities in designing and manufacturing flexible printed circuits and component assemblies has enabled M-Flex to build strong partnerships and customer relationships with many companies. M-Flex believes that customers typically rely upon a limited number of vendors’ designs for the life of specific applications and, to the extent possible, subsequent generations of similar applications. Accordingly, it is difficult to achieve significant sales to a particular customer for any application once a different vendor has been selected to design and manufacture a specific flexible printed circuit. This market paradigm may provide a barrier to M-Flex competitors in the markets in which M-Flex competes; however, it may also present an obstacle to M-Flex’s entry into other markets. Any expansion of existing products or services could expose M-Flex to new competition.

Employees

As of May 31, 2006, M-Flex employed approximately 9,300 full-time employees and 1,622 contract employees, including 538 full-time employees and 23 contract employees in the United States, and 8,762 full-time employees and 1,599 contract employees in China. M-Flex has never had a work stoppage. M-Flex considers its employee relations to be good.

APP3-9

M-Flex does not have employment agreements with any of its executive officers. M-Flex has entered into employment agreements with substantially all of its employees in China. In general, these employment agreements provide for either a one or two-year term.

In addition, M-Flex believes that less than ten of its employees in China have formed a trade union committee and thereafter proposed that they enter into a collective bargaining agreement. At this time, M-Flex is not a party to, nor do they intend to enter into, a collective bargaining agreement with these or any of their other employees at any of their facilities in China. M-Flex is not aware that the committee represents any employee other than the employees who actually are members of the committee. M-Flex presently does not believe that it will experience any material harm to its business if M-Flex does not enter into a collective bargaining agreement.

Environmental Controls

Flexible printed circuit manufacturing requires the use of chemicals. As a result, M-Flex is subject to a variety of environmental laws relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used to manufacture its products in the United States and China. As of September 30, 2005 and 2004, M-Flex reserved $125,000 and $122,000 of restricted cash, at the direction of the County of Orange, California, to finance estimated environmental clean-up costs in the event that the Company vacates its Anaheim facilities; otherwise, M-Flex’s review of its facilities suggests that no material remediation costs will be required. However, given the uncertainties associated with environmental contamination, there can be no assurance that such costs will not harm M-Flex’s business, financial condition or results of operations.

M-Flex believes it has been operating its facilities in substantial compliance in all material respects with existing environmental laws and regulations. However, M-Flex cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not previously been applied. For this reason, M-Flex implemented procedures designed to minimize the negative impacts and reduce potential financial risks arising from environmental issues. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of regulatory agencies could require substantial expenditures by M-Flex and could harm its business, results of operations and financial condition. M-Flex does not anticipate any material amount of environmental-related capital expenditures in fiscal year 2006.

Properties

M-Flex’s corporate headquarters is located in Anaheim, California and its manufacturing facilities are located in Anaheim, California and Suzhou, China. M-Flex also has a facility located in Tucson, Arizona related to Aurora Optical. Following is a summary of M-Flex’s properties:

Function	Location	Square Feet	Lease Expiration Dates
Executive offices, engineering and circuit fabrication and assembly	Anaheim, California	Owned—105,000 Leased—52,771*	N/A January 2006 to August 2008

Aurora Optical, Inc.— Engineering, lens assembly and manufacturing	Tucson, Arizona	Owned—47,000	N/A

MFC1—Engineering, circuit fabrication and assembly	Suzhou, China	118,893 105,600	March 2006 to January 2008 2043**

MFC2—Engineering, circuit fabrication and assembly	Suzhou, China	285,000*** Temporary lease—32,300	2052 September 2006

APP3-10

*	M-Flex has 15 leases relating to this space, which range in terms from one to three years and range in size from approximately 2,000 square feet to approximately 6,000 square feet. These leases expire in various months of each year. In general, as these leases expire, M-Flex extends them on substantially the same terms.
**	M-Flex has several other parcels that have long-term land leases expiring beyond 2043. Under the terms of these leases, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations on these long-term land leases other than payments of real estate taxes.
***	M-Flex’s long-term land lease for MFC2 includes an additional 65,000 square feet of land on which M-Flex is currently expanding their manufacturing operations. Under the terms of this lease, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations on this long-term land lease other than payments of real estate taxes.

M-Flex believes its facilities are adequate for its current needs and that suitable additional or substitute space will be available to accommodate foreseeable expansion of M-Flex’s operations or to move its operations in the event one or more of M-Flex’s short-term leases can no longer be renewed on commercially reasonable terms at the expiration of its term.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information concerning each of the directors and nominees for director as of the Latest Practicable Date is set forth below.

Name	Age	Position
Peter Blackmore	59	Class I director
Richard J. Dadamo	78	Class II director
Philip A. Harding	73	CEO, Chairman of the Board (Class I director)
Sanford L. Kane	64	Class III director
Huat Seng Lim, Ph.D.	61	Class III director
Tan Choon Seng	53	Class II director
Sam Yau	57	Class I director

Peter Blackmore has served on the Board since March 2005. Since February 2005, Mr. Blackmore has served as Executive Vice President of Unisys Corporation and is a corporate officer of that company. From 1991 through August 2004 Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Prior to joining Compaq, Mr. Blackmore served as the Marketing Director, UK for Xerox Corporation from 1988 through 1991 and the Strategy Director, UK for Xerox from 1986 through 1988. Mr. Blackmore also spent 16 years at Burroughs Business Systems (now Unisys Corporation) from 1970 through 1986 in various management positions in both Europe and the United States. Mr. Blackmore holds a B.A. and an M.A. in economics from Trinity College, Cambridge and has attended the Advanced Management Program at INSEAD, France and Compaq’s Management Courses at Harvard Business School and London Business School.

Richard J. Dadamo has served on the Board since July 1999. Since March 1981, Mr. Dadamo has served as the principal of RJD Associates, Inc., a management consulting firm. From August 1998 to February 1999, Mr. Dadamo served as interim Chief Executive Officer of DPAC Technologies Corp., a technology component packaging company, and has served as the Chairman of the board of directors of DPAC from March 1999 until present. Mr. Dadamo has also held senior positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics Corporation. Mr. Dadamo has published five books on management. Mr. Dadamo holds an M.S. from Drexel Institute of Technology, a B.S. from Pennsylvania State University and has completed the Executive Management Program at the University of Southern California.

APP3-11

Philip A. Harding has served as M-Flex’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to joining M-Flex, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation, or Excello, after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation group of companies. Mr. Harding served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS Technology Pte Ltd., a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Sanford L. Kane has served on the Board since June 2004. Since April 2005, Mr. Kane has been serving as the interim Chief Executive Officer of Metara, Inc., a privately held semiconductor equipment manufacturer. Since 1992, Mr. Kane has served as the President of Kane Concepts Incorporated, a management consulting firm. From January 2000 to December 2000, Mr. Kane served as the Chairman of the board of directors and Chief Executive Officer of Legacy Systems Incorporated, a semiconductor equipment manufacturer. From January 1993 to April 1995, Mr. Kane served as Chairman of the board of directors and Chief Executive Officer of Tower Semiconductor Ltd. From October 1990 to January 1992, Mr. Kane served as President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, Mr. Kane served as President and Chief Executive Officer of U.S. Memories, Inc. Prior to July 1989, Mr. Kane spent 27 years with International Business Machines, Inc., or IBM, in various managerial and technical positions, most recently as Vice President of Industry Operations-General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH, an industry consortium, and the Semiconductor Industry Association. Mr. Kane currently serves as a member of the board of directors of two privately held companies. Mr. Kane holds a B.S. in industrial engineering from New York University and an M.S. in engineering administration from Syracuse University.

Huat Seng Lim, Ph.D., has served on the Board since December 2001. Since January 1, 2005, Dr. Lim has served as the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology Pte. Ltd. (“Wearnes Technology”) and United Wearnes Technology Pte. Ltd. (“United Wearnes”). From July 1, 2001 through December 2004, Dr. Lim served as the Group General Manager of Wearnes Technology, a subsidiary of WBL Corporation engaged in contract manufacturing services and technology. Dr. Lim has also served on the boards of directors of several of WBL Corporation’s associate companies. From June 2000 to July 2001, Dr. Lim served as Executive Vice President of Trans Capital Berhad, an EMS company listed on the Malaysian Stock Exchange. From September 1998 to May 2000, Dr. Lim served as President of COB Technology Sdn. Bhd., an EMS company in Malaysia. From 1995 to September 1998, Dr. Lim served as Vice President and Managing Director Asia Pacific of Packard Bell NEC Inc. and, from 1989 to 1994, Dr. Lim served in various capacities, and finally as a Vice President and a division officer of Compaq Computer Corporation. He also held senior management positions in several multinational corporations, including Digital Equipment Corporation and Sime Darby Berhad. Dr. Lim has also served as a professor at the University of Science of Malaysia and as a computer consultant to the Prime Minister’s Department of Malaysia. Dr. Lim holds a B.E.E. (Honors) from the University of Queensland, Australia and a Ph.D. in computer science from the University of London, United Kingdom.

Tan Choon Seng has served on the Board since January 2005. Since December 2004, Mr. Tan has served as the Chief Executive Officer and a director of WBL Corporation, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology and United Wearnes. Mr. Tan served as the Vice President and Managing Director, South East Asia of Hewlett-Packard Singapore, an IT product and

APP3-12

services company from June 2002 through November 2004. From 1996 through 2002, Mr. Tan served in various senior management roles with Compaq, including Vice President and Managing Director of Compaq Computer Asia and Corporate VP, Director and Director of Finance and Strategic Planning for Compaq Computers Asia Pacific. Mr. Tan held various management positions at Hewlett-Packard Far East Ltd. from 1989 through 1996, including Director-Finance and Human Resources and Chief Financial Officer, Singapore. Mr. Tan holds a B.A.C.C. from the University of Singapore.

Sam Yau has served on the Board since June 2004. Since 1997, Mr. Yau has been a private investor. From 1995 to 1997, Mr. Yau served as Chief Executive Officer of National Education Corporation. From 1993 through 1994, Mr. Yau served as Chief Operating Officer of Advacare, Inc., a medical services company. Mr. Yau currently serves as a member of the board of directors of SRS Labs, Inc., a provider of audio and voice technology solutions. Mr. Yau also served as a Past Chairman of the Forum for Corporate Directors in Orange County. Mr. Yau holds a B.S.S. in economics from the University of Hong Kong and an M.B.A. from the University of Chicago.

The Board has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) rules, with the exception of Dr. Lim who serves on both the Compensation Committee and the Nominating Committee. Dr. Lim is not deemed independent under the applicable rules because he serves as Group General Manager (WearnesTech Solutions & Special Projects) for WBL, whose subsidiaries in turn own a majority of the outstanding Common Stock. However, in accordance with the Nasdaq rules, the Board has determined that exceptional and limited circumstances exist, due in part to the majority stockholder position of the WBL entities, and that it is in the best interests of M-Flex and its stockholders that Dr. Lim serve as a member of these committees.

In addition, each member of the Compensation Committee qualifies as a non-employee director for purposes of Section 162(m) of the Internal Revenue Code. The Board has approved a charter for each of these committees that can be found on M-Flex’s website at www.mflex.com.

Audit Committee

Number of Members:	Three

Members:	Mr. Dadamo

Mr. Kane (Chairman). Mr. Kane is M-Flex’s audit committee financial expert as currently defined under the rules of the SEC.

Mr. Yau

Functions:	The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving M-Flex’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by M-Flex’s independent registered public accounting firm and reviewing their reports regarding M-Flex’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such accounting firm is independent of management. Mr. Kane is M-Flex’s audit committee financial expert as currently defined under the rules of the SEC.

APP3-13

Compensation Committee

Number of Members:	Four

Members:	Mr. Blackmore

Mr. Dadamo (Chairman)

Dr. Lim

Mr. Yau

Functions:	The Compensation Committee determines M-Flex’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the entire Board. In addition, the Compensation Committee reviews and determines equity-based compensation for M-Flex’s directors, officers, employees and consultants and administers M-Flex’s stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	Five

Members:	Mr. Blackmore

Mr. Dadamo

Mr. Kane

Dr. Lim

Mr. Yau (Chairman)

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing M-Flex’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

APP3-14

Executive Officers of M-Flex

The following table sets forth information about M-Flex’s executive officers as of the Latest Practicable Date:

Name	Age	Position(s)
Philip A. Harding	73	Chief Executive Officer and Chairman of the Board of Directors
Reza Meshgin	43	President and Chief Operating Officer
Craig Riedel	50	Chief Financial Officer
Thomas Lee	47	Vice President of Operations
Charles Tapscott	63	Vice President and Chief Technology Officer

Philip A. Harding has served as M-Flex’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to joining M-Flex, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation group of companies. Mr. Harding also served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS, a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Reza Meshgin joined M-Flex in June 1989 and has served as M-Flex’s Engineering Supervisor, Application Engineering Manager, Director of Engineering and Telecommunications Division Manager. Prior to assuming his current position as M-Flex’s President and Chief Operating Officer in January 2004, Mr. Meshgin served as M-Flex’s Vice President and General Manager from May 2002 through December 2003. Mr. Meshgin holds a B.S. in electrical engineering from Wichita State University and an M.B.A. from University of California at Irvine.

Craig Riedel has served as M-Flex’s Chief Financial Officer and Secretary since November 1992. Mr. Riedel served as the Chief Financial Officer of Wearnes Hollingsworth Corporation from 1998 until March 2004. From 1986 to 1992, Mr. Riedel served in various positions, including Controller, for Interconnection Products, Inc., a member of the WBL Corporation group of companies. Prior to joining Interconnection, Mr. Riedel held various finance positions from 1981 to 1986 and served as an accountant with Deloitte Haskins & Sells (now Deloitte & Touche LLP), most recently as Audit Senior, from 1978 to 1981. Mr. Riedel received his Certified Public Accounting certificate in 1980. Mr. Riedel holds an AA.S. in financial services and a B.S. in business administration from Lake Erie College.

Thomas Lee joined M-Flex in October 1986 as M-Flex’s Supervisor of Photo Department and subsequently served as M-Flex’s Manufacturing Manager and Director of Operations from May 1995 to May 2002. Since May 2002, Mr. Lee has served as M-Flex’s Vice President of Operations. Prior to joining M-Flex, Mr. Lee served as a mechanical engineer at the Agricultural Corporation in Burma. Mr. Lee holds a B.E. in mechanical engineering from the Rangoon Institute of Technology in Burma.

Charles Tapscott joined M-Flex in November 1994 as M-Flex’s Director of Business Development and served as M-Flex’s Vice President of Sales and Marketing from January 2002 to 2005. In 2005, Mr. Tapscott was named M-Flex’s Vice President and Chief Technology Officer. Prior to joining M-Flex, Mr. Tapscott served as

APP3-15

Vice President of Marketing at Targ-It-Tronics, Inc. from July 1990 to November 1994. Prior to Targ-It-Tronics, Mr. Tapscott served in various positions at Harris Corporation supporting the development of defense-based communications from June 1966 to July 1990. Mr. Tapscott holds a B.S.I.E., with a minor in electrical engineering, from the University of Florida.

M-Flex Executive Compensation

The following table summarizes all compensation paid to M-Flex’s Chief Executive Officer and to M-Flex’s four other most highly compensated executive officers, whom are referred to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to M-Flex during each of the fiscal years ended September 30, 2005, 2004 and 2003. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of M-Flex’s salaried employees. All amounts set forth in this table are in U.S. Dollars.

Summary Compensation Table

Name and Position	Year	Annual Compensation		Long-Term Compensation	All Other Compensation ($)
		Salary ($)	Bonus ($)(1)	Shares Underlying Options (#)
Philip A. Harding	2005	$272,356	$186,400	0	$12,767	(2)
Chief Executive Officer and Chairman	2004	$259,615	$198,000	115,000	$15,944	(3)
	2003	$223,077	$127,000	22,500	$11,217	(4)

Reza Meshgin	2005	$195,058	$117,000	0	$10,142	(5)
President and Chief Operating Officer	2004	$169,820	$100,000	85,000	$12,144	(6)
	2003	$144,004	$23,000	0	$8,740	(7)

Craig Riedel	2005	$158,521	$50,220	0	$10,395	(8)
Chief Financial Officer	2004	$143,716	$50,893	57,000	$18,497	(9)
	2003	$134,559	$20,000	0	$9,994	(10)

Thomas Lee	2005	$173,702	$57,600	0	$13,834	(11)
Vice President of Operations	2004	$147,316	$53,393	57,000	$38,416	(12)
	2003	$159,753	$20,000	0	$9,705	(13)

Charles Tapscott	2005	$129,763	$41,100	0	$11,018	(14)
Vice President and Chief Technology Officer	2004	$123,660	$30,505	36,000	$10,109	(15)
	2003	$120,671	$12,000	0	$10,006	(16)

(1)	The amount set forth under the column “Bonus” consists of the bonus paid for such fiscal year, regardless of the year in which the amount was actually paid.
(2)	This amount represents a $9,200 car allowance paid to the employee as well as $1,476 in long-term disability insurance (“LTD”) premiums and $2,091 in 401(k) contributions made by M-Flex on behalf of the employee.
(3)	In fiscal 2004 and 2005, M-Flex allowed employees to cash in a portion of their accrued vacation time (“vacation pay-out”). This amount represents $4,808 in vacation pay-out and a $7,913 car allowance paid to the employee as well as $1,476 in LTD premiums and $1,747 in 401(k) contributions made by M-Flex on behalf of the employee.
(4)	This amount represents an $8,180 car allowance paid to the employee as well as $1,476 in LTD premiums and $1,561 in 401(k) contributions made by M-Flex on behalf of the employee.
(5)	This amount represents a $7,200 car allowance paid to the employee as well as $927 in LTD premiums and $2,015 in 401(k) contributions made by M-Flex on behalf of the employee.
(6)	This amount represents $3,327 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $927 in LTD premiums and $690 in 401(k) contributions made by M-Flex on behalf of the employee.
(7)	This amount represents a $7,200 car allowance paid to the employee as well as $927 in LTD premiums and $613 in 401(k) contributions made by M-Flex on behalf of the employee.
(8)	This amount represents a $7,200 car allowance paid to the employee as well as $910 in LTD premiums and $2,285 in 401(k) contributions made by M-Flex on behalf of the employee.
(9)	This amount represents $8,135 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $910 in LTD premiums and $2,252 in 401(k) contributions made by M-Flex on behalf of the employee.
(10)	This amount represents a $7,200 car allowance paid to the employee as well as $910 in LTD premiums and $1,884 in 401(k) contributions made by M-Flex on behalf of the employee.

APP3-16

(11)	This amount represents $3,462 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $968 in LTD premiums and $2,205 in 401(k) contributions made by M-Flex on behalf of the employee.
(12)	This amount represents $20,700 paid to Mr. Lee in connection with running M-Flex’s operations in China, $7,904 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $968 in LTD premiums and $1,644 in 401(k) contributions made by M-Flex on behalf of the employee.
(13)	This amount represents a $7,200 car allowance paid to the employee as well as $968 in LTD premiums and $1,537 in 401(k) contributions made by M-Flex on behalf of the employee.
(14)	This amount represents $1,034 in vacation pay-out and a $7,200 car allowance paid to the employee as well as $853 in LTD premiums and $1,931 in 401(k) contributions made by M-Flex on behalf of the employee.
(15)	This amount represents a $7,200 car allowance paid to the employee as well as $853 in LTD premiums and $2,056 in 401(k) contributions made by M-Flex on behalf of the employee.
(16)	This amount represents a $7,200 car allowance paid to the employee as well as $853 in LTD premiums and $1,953 in 401(k) contributions made by M-Flex on behalf of the employee.

Amendment and Restatement of 2004 Stock Incentive Plan

General

The M-Flex stockholders approved an amendment and restatement of M-Flex’s 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by the Board of Directors on January 11, 2006, subject to stockholder approval. The Board of Directors amended the 2004 Plan to substitute restricted stock units for nonqualified stock options which are automatically granted to non-employee directors under the 2004 Plan. M-Flex believes that the automatic grant of restricted stock units will provide more effective incentives to its directors to continue to focus on critical long-range objectives of M-Flex and encourage the attraction and retention of such individuals.

Set forth below is a summary of the 2004 Plan, which is qualified in its entirety by the specific language of the 2004 Plan.

Background of the 2004 Plan

The 2004 Plan was originally adopted by the Board and approved by M-Flex’s stockholders in June 2004. The 2004 Plan is administered by the Compensation Committee. The 2004 Plan provides for the grant of options to purchase shares of Common Stock, restricted stock, stock appreciation rights and stock units. Incentive stock options may be granted to employees (as defined in the 2004 Plan). Nonstatutory stock options and other stock-based awards may be granted to employees, non-employee directors, advisors and consultants. As of May 31, 2006, approximately 10,928 employees and six non-employee directors were eligible to be considered for the grant of awards under the 2004 Plan. The number of advisors and consultants who are eligible to be considered for the grant of awards under the 2004 Plan cannot be determined because the Compensation Committee has discretion to select these participants. The Board can amend or modify the 2004 Plan at any time, with stockholder approval, if required. The 2004 Plan terminates 10 years after its adoption, unless earlier terminated by the Board.

Shares Subject to the 2004 Plan

Under the 2004 Plan, 2,876,400 shares of Common Stock have been authorized for issuance. No participant in the 2004 Plan can receive option grants or stock appreciation rights for more than 1,000,000 shares total in any calendar year.

Plan Features

The 2004 Plan provides for various awards, which are described below:

•	Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

APP3-17

The exercise price of incentive stock options is set by M-Flex’s Compensation Committee but may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of M-Flex’s capital stock). The Internal Revenue Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the 2004 Plan or any other option plan adopted by the Company. The exercise price of a nonstatutory stock option is set by M-Flex’s Compensation Committee but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price of a stock appreciation right is set by M-Flex’s Compensation Committee.

Subject to the terms of the 2004 Plan, M-Flex’s Compensation Committee has the discretion to establish the terms of any specific award granted under the 2004 Plan, including any vesting arrangement and exercise period. In general, options granted to optionees other than non-employee directors will generally vest as to 1/4 of the shares one year after the date of grant and as to 1/48 of the total number of shares each month thereafter. In no event may options granted under the 2004 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of M-Flex’s capital stock).

•	Restricted Share Awards and Restricted Stock Units

Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between M-Flex and each grantee. Shares may be awarded under the 2004 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2004 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between M-Flex and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

•

Nondiscretionary, automatic grants of awards of restricted stock units are made to non-employee directors. A non-employee director who first joins the Board on or after March 21, 2006 will be granted automatically an initial award of restricted stock units equal to 4,000 shares on the date of his or her election to the Board. The initial award vests in equal annual installments over three years, with the first 1/3 of the restricted stock units subject to the initial award vesting on the first anniversary of the date of grant date. Immediately after each of M-Flex’s regularly scheduled annual meetings of stockholders, beginning with the annual meeting occurring on March 21, 2006, each non-employee director will be automatically granted an award of restricted stock units equal to 2,000 shares of the Common Stock, provided the director has served on the Board for at least six months. These restricted stock units will vest on the first anniversary of the date of grant or, if earlier, immediately prior to the Company’s next annual meeting of stockholders following the date of grant. Both the initial and annual award of restricted stock units become vested in full if a change of control occurs with respect to M-Flex during the director’s service. Restricted stock units are settled as they vest in shares of the

APP3-18

Common Stock or, in M-Flex’s sole discretion, in cash. However, the stock unit award agreement evidencing the award of restricted stock units may provide for settlement of any or all of the vested restricted stock units upon a non-employee director’s termination of service as a member of the Board, or may provide that a non-employee director may elect to defer settlement of any or all vested restricted stock units, in each case in accordance with the terms and conditions of the applicable stock unit agreement.

•	In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the 2004 Plan, including the limitation regarding the total number of shares underlying awards given to an individual participant in any calendar year and the number of restricted stock units automatically granted to outside directors, and other adjustments in order to preserve the benefits of outstanding awards under the 2004 Plan.

•	Generally, if M-Flex merges or engages in a similar type of transaction with or into another corporation, unless outstanding awards are assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity, the vesting or exercisability of outstanding awards may be accelerated by the Compensation Committee.

Options and Restricted Stock Units Granted

Because grants under the 2004 Plan are subject to the discretion of the plan administrator, awards under the 2004 Plan that will be made for the upcoming year are undeterminable, except with respect to the automatic grant of restricted stock units to non-employee directors which are described above. Future exercise prices for options granted under the 2004 Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in M-Flex’s sole discretion, in cash.

As of May 31, 2006, the following persons or groups had in total, received options or restricted stock units under the 2004 Plan as shown in the table. Each option had an exercise price per share equal to the fair market value on the date of grant.

Name and Position	Number of Options	Number of Restricted Stock Units
Richard J. Dadamo, Director	45,000	2,000
Peter Blackmore, Director	30,000	2,000
Sanford L. Kane, Director	45,000	2,000
Huat-Seng Lim, Ph.D., Director	30,000	0
Sam Yau, Director	45,000	2,000
Tan Choon Seng, Director	0	0
Philip A. Harding, Chief Executive Officer and Chairman	115,000	12,000
Reza Meshgin, President and Chief Operating Officer	85,000	10,000
Craig Riedel, Chief Financial Officer	57,000	4,000
Thomas Lee, Vice President of Operations	57,000	5,000
Charles Tapscott, Vice President and Chief Technology Officer	36,000	1,600
All current executive officers as a group (5 persons)	350,000	32,600
All current directors who are not executive officers as a group (6 persons)	195,000	8,000
All employees, including all current officers who are not executive officers, as a group	606,000	38,190

Certain Federal Income Tax Consequences

Optionees receiving incentive stock options granted under the 2004 Plan will not recognize income upon grant or exercise of the option under the Internal Revenue Code (the “Code”) unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant

APP3-19

of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

Optionees receiving nonstatutory stock options under the 2004 Plan will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

Subject to certain limitations, M-Flex is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Code.

Any deferrals made under the 2004 Plan, including awards granted under the 2004 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. M-Flex intends to attempt to structure any deferrals and awards under the 2004 Plan to meet the applicable tax law requirements.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to M-Flex. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.

Legal Proceedings

From time to time, M-Flex may be party to lawsuits in the ordinary course of business. M-Flex is currently not a party to any material legal proceeding.

APP3-20

APPENDIX 4

GENERAL INFORMATION ABOUT MFS

The information below is based on and excerpted from documents filed publicly by MFS, including without limitation, MFS’ Annual Report for the year ended September 30, 2005, MFS quarterly information for the quarter ended March 31, 2006, and MFS’ website.

Background

MFS commenced operations in 1989 as a private company. In connection with its initial public offering, the holding company, the shares of which are the subject of the Offer, was incorporated in Singapore in November 2000. It changed its name ultimately to MFS Technology Ltd. MFS is a subsidiary of WBL and the holding company for MFS Technology (S) Pte Ltd. WBL owns approximately 56% of the outstanding share capital of MFS. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002 and on May 7, 2004, it was upgraded to the Main Board of the Singapore Exchange Securities Trading Limited. MFS is headquartered in Singapore and as of December 31, 2005 had over 2,400 employees.

MFS’ manufacturing facilities are located in Singapore, China and Malaysia. MFS’ core business is the design, manufacture and distribution of flexible printed circuits, or FPCs, and rigid printed circuit boards, or rigid PCBs and turnkey component and assembly services for FPCs.

Since its inception in 1989, MFS has developed capabilities in the design, manufacture and distribution of FPCs or FPC and rigid PCBs and provides turnkey component assembly services for FPCs. In addition, MFS provides value-added services such as application engineering expertise to develop specialized FPCs. In 1999, the operating company, MFS (Singapore) Pte Ltd, or MFS Singapore, was awarded the International Automotive Sector Group’s QS9000 quality assurance certification by Singapore’s Productivity and Standards Board a quality standard required by leading automobile makers in the automotive industry like General Motors, Ford and DaimlerChrysler. In 2000, MFS Singapore was awarded the ISO9002 quality assurance certification by Anglo Japanese American Registrars for the manufacture and assembly of single-sided, double-sided, multi-layer plated through-hole FPCs and rigid flex. In the same year, MFS, through its subsidiary MFS Singapore acquired a 65% interest in MFS Technology (PCB) Co. Ltd, or MFS-PCB, formerly known as WGC Circuits Co Ltd), held by United Circuits Hong Kong Ltd, or UCL, and Wearnes Technology Pte. Ltd., or WT, for a purchase consideration of S$7.84 million which was satisfied by the issuance of, in aggregate, 700,000 new shares in the capital of MFS Singapore. The remaining 35% of MFS-PCB continues to be held by Great Wall Information Industry Co. Ltd.

Over the last 12 years, MFS has through organic growth and strategic investments in joint ventures built up its capabilities ranging from the design, manufacture and distribution of FPCs and rigid PCBs, to the provision of turnkey component assembly services for FPCs. As part of MFS’ provision of design services, MFS also provides value-added services like application engineering services in respect of FPCs to meet MFS customers’ requirements. Today, with MFS’ headquarters in Singapore, three manufacturing locations in Singapore, China and Malaysia, and a staff strength of approximately 2,655 employees (as of May 31, 2006), MFS customers include multi-national corporations and local customers spread throughout its primary markets of USA, Europe and Asia Pacific.

Core Business

MFS’ highly experienced team brings to its customers program management from inception to delivery. MFS ensures their customer’s time-to-market needs, with support that includes:

•	Application engineering services;

•	Circuit design and layout routing;

•	Manufacturing of prototype samples;

APP4-1

•	Manufacturing of high volume production parts;

•	Turnkey component assembly service; and

•	In-house and third party product reliability testing.

MFS’ Vision

MFS strives to be a global one-stop interconnect solutions provider that specializes in design, manufacture and assembly of a broad range of flexible printed circuit products at a lower price and faster than its competitors.

As FPCs and PCBs are an integral part of almost all electronic products, the demand for FPCs and rigid PCBs is therefore directly linked to the demand for electronic products in general. The applications for electronic components have proliferated in the last few years and the electronic products assembled nowadays are used not only for the computers and computer peripherals industry but also used widely in areas like telecommunications, automotive, industrial equipment, energy and consumer electronics as well as high end precision instruments used in photography, healthcare, avionics and military applications.

Customers

MFS has built-up a diverse customer base comprising more than 100 original equipment manufacturers and contract manufacturers covering industries such as telecommunications, portable computers and computer peripherals, automotive, consumer electronics, medical, industrial equipment as well as the defense industries. Its customers include well-known multi-national corporations. To better serve its global customers in its major markets of U.S., Europe and Asia Pacific, MFS has put in place an established global marketing network of sales offices and appointed sales representatives.

Board of Directors

Chris Yong Yoon Kwong was appointed to MFS’ board of directors on August 2, 2001, and has served as Chairman since February 26, 2003. He is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Nominating Committee. He was last re-elected as a director on February 9, 2004. He is also a director of Wearnes Technology. Following his retirement as the Managing Director of Volex (Asia) Pte Ltd, a company principally engaged in the supply of electrical and electronic cable assemblies, Mr. Yong subsequently assumed the role of non-executive Chairman for Volex (Asia) Pte Ltd. He holds a Bachelor of Engineering degree from the University of Tokyo and was on a scholarship from the Japanese government.

Pang Tak Lim is MFS’ Managing Director. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. He has been a director of MFS Technology (S) Pte Ltd since January 1995. He has more than 30 years of experience in the electronics industry, out of which 25 years were spent in the PCB and related industries. Prior to joining Wearnes Technology in 1990 as its Operations Manager, Mr. Pang was the Operations Manager for a year for CTS Corporation, which is involved in the manufacture of oscillators and hybrid circuits. He has also worked for two major PCB plants in Singapore from 1978 to 1989, namely Motorola Electronics Pte Ltd and Printed Circuits International Inc. where he was responsible for both companies’ overall manufacturing operations. Mr. Pang was the General Manager of MFS Technology (S) Pte Ltd from 1993 to 1996 before assuming the position of Managing Director in 1997. He is also the director of MFS Technology (M) Sdn Bhd, MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd. Mr. Pang holds an honors degree from the University of Singapore, majoring in Chemistry.

Reggie Thein is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Audit Committee and a member of the Remuneration Committee. He is a director of several SGX listed

APP4-2

and private companies. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on January 26, 2005. Mr. Thein spent 37 years with Coopers & Lybrand, the legacy firm of PricewaterhouseCoopers and retired from the firm as a Senior Partner in 1999. He was a Vice Chairman of Coopers & Lybrand and the Managing Director of its management consulting services firm from its inception in 1972 until its global integration in the world firm in 1995. Mr. Thein is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the Institute of Certified Public Accountants of Singapore. He is also a member of the governing council of the Singapore Institute of Directors and is active in promoting and advancing the practice of corporate governance in Singapore. Mr. Thein was awarded the Public Service Medal by the President of Singapore in 1999.

Sin Boon Ann is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Nominating Committee and a member of the Audit Committee. He is currently a director of Drew & Napier LLC. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on February 9, 2004. He has been with Drew & Napier LLC since 1992. Mr. Sin is principally engaged in corporate finance, banking, joint ventures, investments and acquisitions, and he participated in the establishment of Drew & Napier LLC’s Hanoi Office. Prior to joining Drew & Napier LLC, Mr. Sin taught at the Faculty of Law at the National University of Singapore from 1987 to 1992. He is also a Member of Parliament for Tampines Group Representation Constituency (GRC). Mr. Sin received his Bachelor of Arts and Bachelor of Laws (Honors) degrees from the National University of Singapore and his Master of Laws from the University of London.

Alexander Chan Meng Wah is an independent director (as determined under the rules of the SGX-ST), the Chairman of MFS’ Remuneration Committee and a member of the Nominating Committee. He is currently an Executive Director of MMI Holdings Ltd., an entity whose principal activity is contract manufacturing. He was appointed to MFS’ board of directors on August 2, 2001 and was last re-elected on February 9, 2004. Mr. Chan also serves as independent director on various publicly listed and private companies. He is also Chairman of the Singapore Sports Council and other public sector bodies. He was appointed as a Nominated Member of Parliament on January 12, 2005. Mr. Chan holds a Bachelor of Electrical Engineering (Hons) degree from University of Singapore and a Master of Business Administration degree from the University of California, Los Angeles.

Soh Yew Hock is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is also a member of MFS’ Remuneration Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on February 9, 2004. He is currently the Group Managing Director & CEO of Wearnes International (1994) Limited and is also a director of WBL Corporation Limited and Asia Dekor Holdings Limited. His wide experience in commerce and industry includes positions as Chief Financial Officer and Head of Corporate Affairs. Mr. Soh is a graduate of the University of Singapore (Accountancy), the Chartered Institute of Marketing (U.K.) and the Advanced Management Program of Harvard University. He is a fellow member of CPA (Australia), CPA (Singapore) and CIM (UK). Mr. Soh is currently the President of the Singapore Division of CPA (Australia).

Lester Wong Hein Jee is a non-executive and non-independent director (as determined under the rules of the SGX-ST) and is a member of MFS’ Audit Committee. He was appointed to MFS’ board of directors on July 18, 2003 and was last re-elected on January 26, 2005. He is currently the Chief Financial Officer of WBL Corporation Limited. Prior to joining WBL in 1995, Mr. Wong was a Senior Investment Officer at the Singapore office of the Investment Company of the People’s Republic of China in 1994. Mr. Wong spent four years in Coopers & Lybrand, a legacy firm of PricewaterhouseCoopers, first as a senior auditor in Coopers & Lybrand’s Los Angeles office between 1988 to 1990 and then as a senior consultant in Coopers & Lybrand’s management consulting services firm in Singapore between 1992 to 1994. He holds an MBA degree from the University of Chicago and is a member of the Institute of Certified Public Accountants of Singapore.

APP4-3

Committees

Certain functions have been delegated by MFS’ board of directors to three subcommittees (Audit, Nominating and Remuneration Committees). The Chairman of the respective subcommittees report the outcome of the subcommittee meetings to MFS’ board of directors. Matters that are specifically reserved for MFS’ full board of directors to decide are those involving a conflict of interest for a substantial shareholder or a director, material acquisitions and disposal of assets, corporate or financial restructuring and share issuances, dividends and other returns to shareholders and matters that require board approval.

MFS’ board of directors conducts scheduled meetings on a quarterly basis. Ad-hoc meetings are convened when circumstances require.

The attendance of directors at meetings of MFS’ board of directors and subcommittees is as follows:

Attendance Record of MFS’ Board of Directors and Subcommittees for FY2005

Name of Directors	Board		Audit Committee		Remuneration Committee		Nominating Committee
	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance	No. of meetings	Attendance
Chris Yong	4	4	—	—	—	—	4	4
Pang Tak Lim	4	4	—	—	—	—	—	—
Reggie Thein	4	4	4	4	2	2	—	—
Alexander Chan	4	3	—	—	2	2	4	4
Sin Boon Ann	4	4	4	3	—	—	4	4
Soh Yew Hock	4	4	—	—	2	2	—	—
Lester Wong	4	4	4	4	—	—	—	—

MFS’ board of directors, comprising a total of seven directors, includes six non-executive directors, three of whom are independent. Mr. Pang Tak Lim, the Managing Director is the only executive who is a member of MFS’ board of directors. The directors are professionals in the field of engineering, legal, finance and accounting. Together they bring a wide range of technical skills and relevant experience to MFS. The strong independent element on the board of directors ensures that it is able to exercise objective and independent judgment on corporate affairs. This is to ensure that there is effective representation for shareholders, and those issues of strategy, performance and resources are fully discussed and examined to take into account long-term interest of shareholders, employees, customers, suppliers and the many committees in which MFS conducts its business.

Chairman and Managing Director

There is a division of responsibility between the Chairman and the Managing Director. The Chairman bears responsibility for the workings of MFS’ board of directors, the governance process of the board of directors, setting regular board meetings, and setting the board meeting agenda in consultation with the Managing Director. The Chairman reviews most board papers before they are presented to the board of directors and ensures that board members are provided with adequate and timely information. The Managing Director is the most senior executive in MFS and is responsible for strategic goals and day-to-day management of MFS.

APP4-4

Nominating Committee

The Nominating Committee comprises three directors, namely, Mr. Sin Boon Ann, Mr. Alexander Chan Meng Wah and Mr. Chris Yong Yoon Kwong. Mr. Sin Boon Ann (Chairman of the Nominating Committee) and Mr. Alexander Chan Meng Wah are independent directors. The scope and responsibilities of the Nominating Committee include:

•	identifying, reviewing and recommending candidates or nominations for appointments and reappointments of directors, senior executive staff and the members of the various committees;

•	reviewing the board structure, size and composition and making recommendations to the board with regard to any adjustments that are deemed necessary;

•	reviewing the strength and assessing the effectiveness of the board as a whole;

•	determining on an annual basis the independent status of directors;

•	making recommendations to the board for the continuation (or not) in services of any director who has reached the age of 70;

•	deciding whether or not a director is able to and has been adequately carrying out his duties as a director of MFS, particularly when he has multiple board representations; and

•	overseeing the management, development and succession planning of MFS.

Under Article 94 of the Articles of Association of MFS, one-third of MFS’ directors (or if their number is not a multiple of three, the number nearest to but not less that one-third) shall retire from office by rotation. The Nominating Committee determines the independence of MFS’ directors annually in accordance with the guidelines set out in the Singapore Companies Code and is of the opinion that MFS’ board of directors is able to exercise objective judgment on corporate affairs independently and that the board’s decision-making process is not dominated by any individual or small group of individuals. The Nominating Committee assesses and recommends to the board whether the retiring directors are suitable for re-election. The Nominating Committee considers that the multiple board representations held presently by the directors do not impede their performance in carrying out their duties to MFS.

MFS’ Nominating Committee is of the view that MFS’ board of directors comprises persons whose diverse skills, experience and attributes match the demands facing MFS. MFS’ Nominating Committee is also of the view that the current board size of seven is appropriate, taking into account the nature and scope of MFS’ operations. In evaluating the performance of MFS’ board of directors, the Nominating Committee implements a self-assessment process that requires each director to submit the assessment based on the performance of the board of directors during the year under review. This self-assessment process takes into consideration, inter alia, board composition, maintenance of independence, board information, board process, board accountability, and communication with top management and standard of conduct. The Nominating Committee also considers other performance criteria as set out in the Singapore Companies Code, including the performance of MFS. MFS’ Nominating Committee is of the opinion that the board’s independence thus far has been maintained, and is not convinced that the board needs to go into peer evaluation in 2005.

Audit Committee

The Audit Committee comprises three members, namely Mr. Reggie Thein, Mr. Sin Boon Ann and Mr. Lester Wong Hein Jee. Mr. Reggie Thein (Chairman of the Audit Committee) and Mr. Sin Boon Ann are independent directors. The Audit Committee meets regularly to perform the following functions:

•	recommending to MFS’ board of directors the external auditors to be nominated, and approving the compensation of the external auditors. It also reviews the scope and results of the audit, its cost-effectiveness, and the independence and objectivity of the external auditors;

APP4-5

•	reviewing with the internal auditors, external auditors and management, the significant risks or exposures that exist and the steps management have taken to manage such risks to MFS;

•	reviewing quarterly and full year financial statements for submission to the board for its approval;

•	reviewing with the Chief Financial Officer and external auditors at the completion of the quarterly and full year the financial results and audit issues of the group:

•	any significant findings and recommendations of the external auditors together with management’s responses thereto;

•	any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

•	the external auditor’s reports;

•	evaluating the assistance given by management and the staff of MFS to the external auditors, including any concerns encountered during the course of audit;

•	reviewing interested person transactions falling within the scope of Chapter 9 of the Singapore Listing Manual; and

•	considering legal and regulatory matters that may have a material impact on the financial statements, related exchange compliance policies and reports received from regulators.

In performing its functions, the Audit Committee:

•	had outsourced its internal audit function to Ernst & Young;

•	had full access to and assistance of the management and the discretion to invite any director and executive officer to attend its meetings;

•	had been given reasonable resources to enable it to discharge its functions properly; and

•	had the express powers to conduct or authorize investigation into any matters within its terms of reference.

The scope of MFS’ internal auditors is to:

•	review the effectiveness of the internal controls of MFS and its subsidiaries;

•	provide assurance that key business issues and operational weaknesses are identified and managed;

•	ensure internal controls are in place and functioning as intended; and

•	ascertain if operations are conducted in an effective and efficient manner.

MFS’ internal auditors report primarily to the Audit Committee Chairman on audit matters and to the Managing Director and MFS’ management on administrative matters.

Minutes of the Audit Committee meetings are regularly submitted to MFS’ board of directors for its information and review. The Audit Committee meets with the external and internal auditors, without the presence of MFS’ management, at least once a year.

The Audit Committee has conducted an annual review of non-audit services provided by the external auditors to satisfy itself that the nature and extend of such services will not prejudice the independence and objectivity of the external auditors. Based on internal and management controls in place, MFS’ board of directors believes that there are adequate internal controls in MFS.

APP4-6

Remuneration Committee

The Remuneration Committee comprises three members, namely Mr. Alexander Chan Meng Wah, Mr. Reggie Thein and Mr. Soh Yew Hock. Mr. Alexander Chan Meng Wah (Chairman of the Remuneration Committee) and Mr. Reggie Thein are independent directors. The Remuneration Committee’s responsibilities include:

•	recommending a framework of executive remuneration for the board and key executives;

•	reviewing and recommending to the board the remuneration packages and terms of employment of the Managing Director and senior executives of MFS; and

•	administering and recommending to the board the grant of options in respect of the MFS Share Option Scheme.

There is a formal and transparent procedure for fixing the remuneration packages of individual directors. No director is involved in deciding his own remuneration. In addition to the Remuneration Committee’s responsibilities as stated above, the Remuneration Committee is also responsible for reviewing and recommending to the board, the remuneration packages for all directors, taking into account the current market circumstances and the need to attract directors of experience and good standing. The proceedings of the Remuneration Committee in relation to remuneration matters are minuted. As part of its review, the Remuneration Committee will cover all aspects of remuneration including but not limited to directors’ fees, salaries, allowances, bonuses, options and benefits-in-kind. The Remuneration Committee and MFS’ board of directors are of the view that the remuneration of the directors is adequate but not excessive in order to attract, retain and motivate them to run MFS successfully.

Non-executive directors, including MFS’ Chairman, have no service contracts. The Managing Director’s contract has been renewed for a further three years commencing from October 1, 2004. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

The performance-related elements of the Managing Director’s remuneration form a significant portion of his FY2005 package. The Managing Director’s remuneration package includes a variable bonus element, which is performance-related, and share options, which have been designed to align his interests with those of the shareholders. It also includes a discretionary bonus over and above the performance bonus to be determined by the Remuneration Committee and recommended to MFS’ board of directors.

A breakdown showing the level and mix of each individual director’s remuneration payable for FY2005 is as follows:

Remuneration Band & Name of Directors*	Fees** (%)	Salary*** (%)	Bonus*** (%)	Other Benefits* (%)	Total (%)
Above S$1,000,000	—	—	—	—	—
S$750,000 to S$999,999	—	—	—	4	—
S$500,000 to S$749,999 Pang Tak Lim	—	40	56	4	100
S$250,000 to S$499,999	—	40	56	4	100
Below S$250,000
Reggie Thein	100	—	—	—	100
Chris Yong Yoon Kwong	Nil	—	—	—	Nil
Alexander Chan Meng Wah	100	—	—	—	100
Sin Boon Ann	100	—	—	—	100
Soh Yew Hock	Nil	—	—	—	Nil
Lester Wong Hein Jee	Nil	—	—	—	Nil

APP4-7

*	excluding share options which are described in MFS’ Annual Report.
**	these fees are subject to approval by shareholders as a lump sum at the AGM.
***	the salary and bonus are inclusive of allowances and Central Provident Fund.
Nil	Nominee directors will not be paid individual directors’ fees from FY2005.

The Remuneration Committee ensures that the remuneration package of employees related to executive directors and controlling shareholders of MFS are in line with MFS’ staff remuneration guidelines and commensurate with their respective job scope and level of responsibilities. The aim of the Remuneration Committee is to motivate and retain such executives and ensure that MFS’ is able to attract the best talent in the market in order to maximize shareholders’ value.

MFS does not have employees who are immediate family members of a director or Managing Director.

The Remuneration Committee administers the MFS Share Option Scheme, which was established on December 28, 2001 in accordance with the rules as approved by the shareholders. Apart from the existing MFS Share Option Scheme, the Remuneration Committee has engaged a compensation consultant to review, design and recommend the possible adoption and implementation of a performance related share plan (PSP) and restricted share plan to strengthen its long-term incentive program. Any changes arising from this review would need to be approved by shareholders.

Key Management

Peter Tan is MFS’ Chief Financial Officer. He is responsible for the financial, accounting and administrative functions of MFS. Mr. Tan is a Certified Public Accountant with more than 19 years of experience in commercial and corporate consulting, relating mainly to statutory compliance, listing requirements, financial reporting and corporate restructuring for private and public companies in Australia, Singapore and Indonesia. Prior to joining MFS in March 2001, he was the Financial Controller of OCBC Wearnes & Walden Management (Singapore) Pte Ltd from June 2000 to February 2001 and the Chief Financial Officer of Pacific Silica Pty Ltd from March 1998 to May 2000. Mr. Tan holds a Bachelor of Commerce degree, majoring in Accounting and Management from the University of Western Australia. He is a member of the CPA (Australia), Australian Institute of Management and Institute of Certified Public Accountants of Singapore.

Choo Teck Leong is the Group General Manager (Flex Division) of MFS Technology (S) Pte Ltd. Mr. Choo has more than 22 years of experience in the field of manufacturing, especially in chemical processing industries. Prior to joining MFS in August 1989 as a Production Manager, he worked for Texas Instrument Corporation from 1978 to 1979 as a Process Engineer, Degussa Electronics Pte Ltd, a PCB manufacturer from 1980 to 1984 as Chemical Engineer, Albright and Wilson Asia Trading Pte Ltd, a company engaged in trading of specialty chemicals from 1984 to 1987 as Technical Sales Executive and Motorola Electronics Pte Ltd from 1987 to 1989 as Engineering Group Leader. He is currently responsible for the overall manufacturing operations of MFS’ three FPC plants in Singapore, Malaysia and China. He played a key role in the setting up of the Malacca plant and is also responsible for providing engineering support to the Malacca facility. He holds a chemical engineering degree from the University of Singapore.

Tan Kheng Wah is MFS’ General Manager of Business Support, in charge of the sales and marketing teams responsible for overall business support. This includes the management of transition of new projects into mass production, schedules management and overall marketing risk management. Prior to joining MFS in January 1991 as a Sales Executive, he was a Senior Officer responsible for material planning and control in CTS Singapore Pte Ltd from 1988 to 1990 and Production Supervisor for PCB manufacturing in Motorola Electronics Pte Ltd from 1986 to 1988, both of which are key players in the local PCB and related industries. He joined MFS as a Sales Executive in 1991 and was promoted to Program Manager in 1994. As Program Manager, his job scope was widened to include application engineering and management of prototype samples. In January 2000,

APP4-8

Mr. Tan was promoted to his current position. He holds a diploma in Mechanical Engineering and a graduate diploma in Business Administration from the Singapore Institute of Management.

Gilbert Rodrigues is MFS’ Director of Business Development and is in charge of the marketing and business development teams. He is responsible for the identification and development of new businesses. He joined MFS in May 1991 as a Materials Control Executive and was promoted to Assistant Quality Assurance Manager in 1993. He was promoted to Program Manager in the sales and marketing department in 1994 and in January 2000, he was promoted to his current position. Prior to joining MFS, he worked as a Production and Inventory Control and Sales Administrator in Motorola Electronics Pte Ltd. He holds a Bachelor of Science degree from the University of Louisiana.

Li Xiaoming is the General Manager of MFS Technology (Hunan) Co Ltd / MFS Technology (PCB) Co Ltd. He has 14 years of experience in PCB manufacturing. Prior to joining MFS Technology (PCB) Co Ltd in February 1990, he worked in Hunan Long Island Circuits Company Limited as an Engineering Manager for three years. The company was principally engaged in the manufacture of PCBs. He was appointed as Vice General Manager of MFS Technology (PCB) Co Ltd in 1994 and was promoted to General Manager of WGC in 1997 and assumed the General Manager role in MFS Technology (Hunan) Co Ltd in 2004. Mr. Li holds a Bachelor in Chemistry degree from the University of Technology, Changchun, PRC.

Ronnie Chin was promoted to his current position of Technical Director in December 2004. He joined MFS in August 1993 as MFS’ Process and Development Engineer and was promoted to Process and Development Engineering Manager in February 1999. He became R&D Manager in July 2000 when an independent R&D department was spun off from the Process Engineering department. Prior to joining MFS, he worked as a Research Assistant for three years in the National University of Singapore conducting biomedical engineering research, in collaboration with the National University Hospital. He was instrumental in developing several new processes for FPC manufacturing and the setting up of an automated assembly department for MFS Technology (S) Pte Ltd. Mr. Chin holds a mechanical engineering degree from the National University of Singapore.

Chen Chee Ming was promoted to his current position of General Manager (Manufacturing) of MFS Technology (M) Sdn Bhd in April 2002. Mr. Chen is responsible for the production, materials, engineering and maintenance functions in MFS Technology (M) Sdn Bhd. Prior to joining MFS in May 2000 as a Production & Material Control Manager, he worked as a Production Manager in KESM industry, Malaysia, a member of Sunright Group and Production Manager for liquid crystal display manufacturing in Vikay Technology (M) Sdn Bhd from 1988 to 1999 responsible for production, materials and process engineering functions. He holds a diploma in General Management from the Malaysia Institute of Management.

Executive Compensation

MFS’ key management’s remuneration include fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by MFS, and where MFS did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	2005 (S$’000)	2004 (S$’000)
Directors’ fees	192	287
Key management’s remuneration
Directors of MFS	743	837
Other key management	520	488

APP4-9

The table below shows the range of gross remuneration of the top five executives (executives who are not directors) in bands of S$250,000:

Number of Key Executives of MFS in the Remuneration Band	2005	2004
S$500,000 & above	—	—
S$250,000 to S$499,999	—	—
Below S$250,000	5	5

The aggregate number of share options granted to an executive director of MFS during the fiscal year 2005 was 400,000 (2004: 456,000). The share options were given on the same terms and conditions as those offered to other employees of MFS. The outstanding number of share options granted to the executive director of MFS at the end of the fiscal year was 796,000 (2004: 576,000).

Subsidiaries

MFS has one direct wholly owned subsidiary, MFS Technology (S) Pte Ltd. MFS Technology (S) Pte Ltd. in turn directly owns:

•	100% of the outstanding capital stock of each of MFS Technology (M) Sdn Bhd and Flex Solutions (S) Pte Ltd, and

•	65% of the outstanding capital stock of each of MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd., or HMFS. The remaining 35% ownership interest in MFS Technology (PCB) Co Ltd and MFS Technology (Hunan) Co Ltd is held by Great Wall Information Industry Co Ltd (GWI), a company incorporated in the People’s Republic of China. Each of these subsidiaries is controlled by a five person board of directors, of which MFS has the right to appoint three directors; however, all significant operating decisions for these subsidiaries requires unanimous approval of such board.

Properties

MFS’ corporate headquarters are located in Singapore, and its manufacturing facilities are located in Singapore, Malaysia and the People’s Republic of China. The following is a summary of MFS’ principal activities and its business locations:

Principal Activities	Place of Business

MFS Technology Ltd—investment holding company	Singapore

MFS Technology (S) Pte Ltd—manufacture and marketing of flexible printed circuits and associated assembly	Singapore

Flex Solutions (S) Pte Ltd—marketing of flexible printed circuits	Singapore

MFS Technology (M) Sdn Bhd—manufacture of flexible printed circuits and associated assembly	Malaysia

MFS Technology (PCB) Co Ltd—manufacture and marketing of printed circuit boards	People’s Republic of China

MFS Technology (Hunan) Co Ltd—manufacture of printed circuits and associated assembly	People’s Republic of China

APP4-10

APPENDIX 5

SELECTED FINANCIAL INFORMATION REGARDING M-FLEX

M-Flex’s selected consolidated financial data set forth below is qualified by reference to, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and related notes contained elsewhere in this Offer Document/Prospectus. The selected consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and selected consolidated balance sheet data as of September 30, 2004 and 2005 are derived from audited consolidated financial statements included elsewhere in this Offer Document/Prospectus. The selected consolidated balance sheet data as of September 30, 2001 and 2002 and selected consolidated statement of operations data for the years ended September 30, 2001 and 2002 were derived from audited consolidated financial statements of M-Flex not included in this Offer Document/Prospectus. The unaudited operating results for the six months ended March 31, 2005 and 2006 and as of March 31, 2006 are derived from unaudited interim condensed consolidated financial statements of M-Flex included elsewhere in this Offer Document/Prospectus. The operating results of the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. M-Flex’s management believes that its respective unaudited consolidated interim financial statements reflect all adjustments, which are of a normal recurring nature, necessary for the fair statement of the results for the interim periods presented.

	Year Ended September 30,					Six Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(in U.S. Dollars in thousands, except share and per share data)
						(unaudited)
Consolidated Statements of Operations Data:
Net sales	$84,640	$110,537	$129,415	$253,049	$357,090	$161,804	$263,537
Cost of sales	66,024	90,553	107,418	197,412	277,202	123,442	204,144

Gross profit	18,616	19,984	21,997	55,637	79,888	38,362	59,393
Operating expenses
Sales and marketing	4,895	4,880	5,621	7,649	8,783	4,429	4,704
General and administrative	6,429	7,254	8,669	11,569	18,470	8,016	11,468

Total operating expenses	11,324	12,134	14,290	19,218	27,253	12,445	16,172

Operating income	7,292	7,850	7,707	36,419	52,635	25,917	43,221
Other (income) expense, net
Interest (income) expense, net	254	100	310	468	(514)	(173)	(728)
Other (income) expense, net	41	189	525	100	(378)	(62)	(54)

Income before provision for income taxes	6,997	7,561	6,872	35,851	53,527	26,152	44,003
Provision for income taxes	(2,221)	(2,594)	(2,295)	(10,145)	(16,361)	(8,787)	(14,125)

Net income	$4,776	$4,967	$4,577	$25,706	$37,166	$17,365	$29,878

Net income per share:
Basic	$0.41	$0.42	$0.39	$1.33	$1.57	$0.74	$1.23

Diluted	$0.41	$0.42	$0.38	$1.27	$1.51	$0.70	$1.18

Shares used in calculating net income per share:
Basic	11,720,295	11,720,295	11,720,295	19,310,044	23,603,935	23,368,087	24,272,902

Diluted	11,763,885	11,763,885	11,978,610	20,306,842	24,593,998	24,698,791	25,332,917

APP5-1

	As of September 30,					As of March 31, 2006
	2001	2002	2003	2004	2005
	(in U.S. Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,366	$4,349	$5,211	$16,631	$38,253	$28,989
Total assets	51,966	59,783	98,729	189,998	259,600	299,766
Working capital	12,963	17,268	17,656	78,961	108,126	130,924
Long-term debt	—	—	4,358	—	—	—
Stockholders equity	35,589	40,791	45,486	141,084	189,041	223,014

The following table presents M-Flex’s unaudited quarterly consolidated results of operations and for the ten quarters ended March 31, 2006. The unaudited quarterly consolidated information has been prepared on the same basis as M-Flex’s audited consolidated financial statements for M-Flex’s full fiscal years. You should read the following table presenting M-Flex’s quarterly consolidated results of operations in conjunction with M-Flex’s audited consolidated financial statements for M-Flex’s full fiscal years and the related notes included in M-Flex’s Annual Report for the year ended September 30, 2005 and M-Flex’s quarterly reports for the quarter ended December 31, 2005 and March 31, 2006, included elsewhere in this Offer Document/Prospectus. This table includes all adjustments, consisting only of normal recurring adjustments that M-Flex considers necessary for the fair statement of M-Flex’s consolidated operating results for the quarters presented. The operating results for any quarter are not necessarily indicative of the operating results for any future period.

	For the Quarter Ended (Unaudited)
	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006
	(in U.S. Dollars in thousands, except per share data)
Net sales	$53,450	$56,516	$71,497	$71,586	$84,412	$77,392	$84,396	$110,890	$139,733	$123,804
Cost of sales	45,761	42,933	54,108	54,610	64,569	58,873	66,660	87,100	106,361	97,783

Gross profit	7,689	13,583	17,389	16,976	19,843	18,519	17,736	23,790	33,372	26,021
Operating expenses
Sales and marketing	1,780	1,998	1,974	1,897	2,166	2,263	2,019	2,335	2,447	2,257
General and administrative	2,521	3,152	3,382	2,514	3,831	4,185	4,536	5,918	5,789	5,679

Total operating expenses	4,301	5,150	5,356	4,411	5,997	6,448	6,555	8,253	8,236	7,936

Operating income	3,388	8,433	12,033	12,565	13,846	12,071	11,181	15,537	25,136	18,085
Interest (income) expense, net	119	260	109	(20)	(70)	(103)	(131)	(210)	(281)	(447)
Other (income) expense, net	160	99	(97)	(62)	29	(91)	(153)	(163)	(41)	(13)

Income before provision for income taxes	3,109	8,074	12,021	12,647	13,887	12,265	11,465	15,910	25,458	18,545
Provision for income taxes	(964)	(2,317)	(3,286)	(3,578)	(4,417)	(4,370)	(2,673)	(4,901)	(8,126)	(5,999)

Net income	$2,145	$5,757	$8,735	$9,069	$9,470	$7,895	$8,792	$11,009	$17,332	$12,546

Net income per share
Basic	$0.12	$0.32	$0.47	$0.39	$0.41	$0.34	$0.37	$0.46	$0.72	$0.52

Diluted	$0.12	$0.30	$0.44	$0.37	$0.38	$0.32	$0.35	$0.44	$0.69	$0.49

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

M-Flex is a leading global provider of high-quality, technologically advanced flexible printed circuits and value-added component assembly solutions to the electronics industry. M-Flex believes that it is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for its customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. M-Flex targets its solutions within the electronics market and, in particular, it focus on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones and smart mobile devices, portable bar code scanners, personal digital assistants, power supplies and consumable medical

APP5-2

sensors. M-Flex expects that the usage of flexible printed circuits and component assemblies will continue to increase in its target markets.

Net Sales

M-Flex designs and manufactures its products to customer specifications. M-Flex engages the services of 19 non-exclusive sales representatives to provide customer contacts and market its products directly to its global customer base. Fifteen of these sales representatives are located throughout the United States. M-Flex also has one sales representative in each of Canada, Europe, Korea and Taiwan. The variety of products its customers manufacture are referred to as programs. The majority of its sales are to customers outside of the United States. Sales volumes may be impacted by customer program and product mix changes and delivery schedule changes imposed on M-Flex by its customers. All sales from M-Flex’s Anaheim, California facilities are denominated in U.S. Dollars. All sales from M-Flex’s China facilities are denominated in U.S. Dollars for sales outside China or Chinese Renminbi for sales made in China.

Cost of Sales

Cost of sales consists of four major categories: material, overhead, labor and purchased process services. Material cost relates primarily to the purchase of copper foil, polyimide substrates and electronic components. Overhead costs include all materials and facilities associated with manufacturing support, processing supplies and expenses, support personnel costs, utilities, amortization of facilities and equipment and other related costs. Labor cost represents the cost of personnel related to the manufacture of the completed product. Purchased process services relate to the subcontracting of specific manufacturing processes to outside contractors. Cost of sales may be impacted by capacity utilization, manufacturing yields, product mix and production efficiencies. Also, M-Flex may be subject to increased costs as a result of changing material prices because M-Flex does not have long-term fixed supply agreements.

Sales and Marketing Expense

Sales and marketing expense includes commissions paid to sales representatives, personnel-related costs associated with M-Flex’s customer division support groups and expenses for overseas sales support, trade show and promotional and marketing brochures.

General and Administrative Expense

General and administrative expense primarily consists of salaries, benefits and stock based compensation of administrative, finance, human resources, regulatory, information services and executive personnel and other expenses related to external accounting, Sarbanes-Oxley compliance, legal and professional expenses, business insurance, management information systems, travel and entertainment and other corporate office expenses. M-Flex anticipates that general and administrative expense will increase in absolute dollars as M-Flex hires additional personnel and incurs costs related to the anticipated growth of its company and its operations as a public company.

Interest (Income) Expense, Net

Interest income and expense, net, consists of interest income earned on cash and cash equivalents and short term investments balances and interest expense incurred on M-Flex’s lines of credit and loans payable.

Other (Income) Expense, Net

Other income and expense, net, consists primarily of income generated from the sale of scrap inventory in China as well as income or loss on M-Flex’s investment in Mind Wurx LLC, or Mind Wurx. In April 2002,

APP5-3

M-Flex agreed to provide Mind Wurx with advances to fund its operations and use of M-Flex’s facilities and personnel support in exchange for 15% of its equity. Due to M-Flex’s ability to significantly influence the operations of Mind Wurx, M-Flex accounted for this investment under the equity method of accounting. M-Flex terminated its agreements with Mind Wurx in their entirety in March 2004; however, M-Flex has retained its 15% ownership interest.

Provision for Income Taxes

M-Flex records a provision for income taxes based on the statutory rates applicable in the countries in which M-Flex does business, subject to any tax holiday periods granted by the respective governmental authorities. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards, or SFAS, No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The American Job Creation Act of 2004, or the Job Creation Act, was signed into law on October 22, 2004. The Act contains provisions that will replace an export incentive with a deduction from domestic manufacturing income. As M-Flex is both an exporter and a domestic manufacturer, M-Flex is currently determining the impact this change could have on its financial statements. The Job Creation Act also allows M-Flex to repatriate, subject to certain restrictions, including restrictions on dividend payments by the foreign jurisdiction, M-Flex’s permanently reinvested foreign earnings in calendar year 2005, at an effective United States tax rate of 5.25%. M-Flex is currently evaluating whether to take advantage of this opportunity and the potential impact any remitted foreign earnings would have on M-Flex’s financial statements. The income tax effect of repatriation of foreign earnings cannot be reasonably estimated at this time.

Critical Accounting Policies and Estimates

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section is based upon M-Flex’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements requires that M-Flex make estimates and judgments that affect the reported amounts of assets, liabilities, net sales and expenses and related disclosures. On an ongoing basis, M-Flex evaluates its estimates, including those related to inventories, goodwill, income taxes, accounts receivable allowances, stock based compensation, and warranty. M-Flex bases its estimates on historical experience, performance metrics and on various other assumptions that M-Flex believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results will differ from these estimates under different assumptions or conditions.

M-Flex applies the following critical accounting policies in the preparation of its consolidated financial statements:

•	Revenue Recognition. Revenues are generated from the sale of flexible printed circuit boards, which are sold to OEMs, subcontractors and EMS providers to be included in other electronic products. M-Flex recognizes revenue when there is persuasive evidence of an arrangement with the customer that states a fixed or determinable sales price, when title and risk of loss transfers, when delivery of the product has occurred in accordance with the terms of the sale and collectibility of the related account receivable is reasonably assured. M-Flex’s remaining obligation to customers after delivery is limited to its warranty obligations on its product.

•

Inventories. M-Flex values its inventory at the lower of the actual cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. M-Flex regularly reviews its

APP5-4

inventory and record a provision for excess or obsolete inventory based primarily on historical usage and its estimate of expected and future product demand. M-Flex’s estimates of future product demand will differ from actual demand; therefore, its estimates of the provision required for excess and obsolete inventory may increase or decrease, which M-Flex will record in the period such determination is made.

•	Income Taxes. M-Flex determines if its deferred tax assets and liabilities are realizable on an ongoing basis by assessing its need for a valuation allowance and by adjusting the amount of such allowance, as necessary. In the determination of any valuation allowance, M-Flex has considered taxable income in prior carryback years, future taxable income and the feasibility of tax planning initiatives. If M-Flex determines that it is more likely than not that M-Flex will realize certain of its deferred tax assets for which it previously provided a valuation allowance, an adjustment would be required to reduce the existing valuation allowance. Conversely, if M-Flex determines that M-Flex would not be able to realize its recorded net deferred tax asset, an adjustment to increase the valuation allowance would be charged to M-Flex’s results of operations in the period such conclusion was reached. In addition, M-Flex operates within multiple domestic and foreign taxing jurisdictions and is subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended period of time for resolution. Although M-Flex believes that adequate consideration has been made for such issues, it is possible that the ultimate resolution of such issues could be significantly different than originally estimated.

•	Accounts Receivable Allowance. M-Flex performs ongoing credit evaluations of its customers and adjusts credit limits and their credit worthiness, as determined by M-Flex’s review of its current credit information. M-Flex continuously monitors collections and payments from its customers and maintain an allowance for doubtful accounts based on its historical experience, its anticipation of uncollectible amounts and any specific customer collection issues that M-Flex has identified. While M-Flex’s credit losses historically have been within its expectations and the allowance provided, M-Flex might not continue to experience the same credit loss rates that it has in the past. The majority of M-Flex’s receivables are concentrated in relatively few customers; therefore, a significant change in the liquidity or financial position of any one customer could make it more difficult for M-Flex to collect its accounts receivable and require M-Flex to increase its allowance for doubtful accounts.

•	Warranty Reserves. M-Flex provides a 60-730 day warranty on its products. M-Flex provides a warranty reserve for the estimated cost of product warranties at the time the net sales are recognized. While M-Flex engages in quality programs and processes, up to and including the final product, M-Flex’s warranty obligation is affected by product failure rates, the cost of the failed product and the inbound and outbound freight costs incurred in replacing defective parts. M-Flex continuously monitors and analyzes product returns for warranty and maintains a reserve for the related warranty costs based on historical experience and assumptions. If actual failure rates and the resulting cost of replacement vary from M-Flex’s historically based estimates, revisions to the estimated warranty reserve would be required.

•

Goodwill. M-Flex evaluates the carrying value of goodwill as of June 30 of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (i) a significant adverse change in legal factors or in business climate, (ii) unanticipated competition, or (iii) an adverse action or assessment by a regulator. In performing the impairment review, M-Flex determines the carrying amount of each reporting unit by assigning assets and liabilities, including the existing goodwill, to those reporting units. A reporting unit is defined as an operating segment or one level below an operating segment (referred to as a component). A component of an operating segment is deemed a reporting unit if the component constitutes a business for which discrete financial information is available and management regularly reviews the operating results of that component. To evaluate whether goodwill is impaired, M-Flex compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. M-Flex determines the fair value of each reporting unit using the present value of expected future cash

APP5-5

flows for that reporting unit. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Stock Based Compensation

In first quarter of fiscal 2006 M-Flex adopted Statement of Financial Accounting Standards (“FAS”) No. 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (“FAS 123R”). In accordance with FAS 123R, in M-Flex’s first quarter of fiscal year 2006 M-Flex started to recognize compensation expense related to stock options granted to employees based on: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of October 1, 2005, based on the grant date fair value estimated in accordance with FAS No 123, Accounting for Stock-Based Compensation (“FAS 123”), adjusted for an estimated future forfeiture rate, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant date fair value estimated in accordance with the provisions of FAS 123R.

M-Flex’s assessment of the estimated fair value of the stock options granted is affected by M-Flex’s stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. M-Flex utilizes the Black-Scholes model to estimate the fair value of stock options granted. Generally, M-Flex’s calculation of the fair value for options granted under FAS 123R is similar to the calculation of fair value under FAS 123 with the exception of the treatment of forfeitures. The fair value of restricted stock units granted is based on the grant date price of M-Flex’s common stock.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model also requires the input of highly subjective assumptions including:

(a)	The expected volatility of M-Flex’s common stock price, which M-Flex determines based on historical volatility of M-Flex’s common stock since the date of M-Flex’s initial public offering (“IPO”);

(b)	Expected dividends, which are nil, as M-Flex does not currently anticipate issuing dividends;

(c)	Expected life of the stock option, which is estimated based on the historical stock option exercise behavior of M-Flex’s employees; and

(d)	Expected forfeitures of stock options, which is estimated based on the historical turnover of M-Flex’s employees. Prior to adoption of FAS 123R, M-Flex recognized forfeitures under FAS 123 as they occurred.

In the future, M-Flex may elect to use different assumptions under the Black-Scholes valuation model or a different valuation model, which could result in a significantly different impact on M-Flex’s net income or loss.

APP5-6

Comparison of the Six Months Ended March 31, 2006 and 2005

The following table sets forth M-Flex’s Statement of Income data, expressed as a percentage of net sales for the period indicated.

	Six Months Ended March 31,
	2006	2005
Net sales	100.0%	100.0%
Cost of sales	77.5	76.3

Gross profit	22.5	23.7

Operating expenses:
Sales and marketing	1.8	2.7
General and administrative	4.3	5.0

Total operating expenses	6.1	7.7

Operating income	16.4	16.0
Interest (income), net	(0.3)	(0.1)
Other expense, net	0.0	0.0

Income before provision for income taxes	16.7	16.1
Provision for income taxes	(5.4)	(5.4)

Net income	11.3%	10.7%

Net Sales

The increase of $101.7 million (all amounts in U.S. Dollars, unless indicated otherwise) was primarily attributable to further growth in wireless telecommunications sector of $98.6 million, which accounted for approximately 89% of total net sales for the six months ended March 31, 2006 versus 83% for the comparable period in the prior year. The increase in wireless net sales is due to the increased volume of units shipped during the period. Computer/data storage net sales increased 29% or $908,000 during the six months ended March 31, 2006 versus the comparable period in the prior year due to increased order volume from existing customers. The industrial, personal digital assistant, network telecommunications and power supply sectors all remained relatively unchanged from the comparable period in the prior year.

Cost of Sales and Gross Profit

Cost of sales as a percentage of net sales for the six months ended March 31, 2006 was 77.5% versus 76.3% for the comparable period in the prior year. Increases in the material cost percentage of sales were partially offset by continued declines in labor and overhead cost percentages. The increase in material costs was due primarily to growth in sales volume and the value added assembly portion of M-Flex’s business, which carries a higher material cost of sales content.

As a percentage of net sales, gross profit decreased to 22.5% for the six months ended March 31, 2006 from 23.7% for the comparable period in the prior year. Gross profit increased to $59.4 million for the six months ended March 31, 2006 from $38.4 million in the comparable period in the prior year, an increase of 55%. The decrease in gross profit as a percentage of sales was primarily due to increased material costs as a percentage of sales.

APP5-7

Sales and Marketing Expense

Sales representatives’ commissions and other sales related expense increased slightly to $2.2 million for the six months ended March 31, 2006 from $2.1 million in the comparable period in the prior year. As a percentage of sales, commissions decreased from 1.3% for the six months ended March 31, 2005 to 0.8% for the six months ended March 31, 2006, primarily due to an increase in internally generated sales which do not carry a commission rate as well as a net reduction in the total average commission rate as a result of the increase in offshore sales. Compensation and benefit expense increased slightly to $2.5 million for the six months ended March 31, 2006 from $2.3 million in the comparable period in the prior year, primarily as the result of headcount additions to support the increased business volume and wage increases. As a percentage of net sales, compensation and benefit expense decreased from 1.4% to 0.9% for the six months ended March 31, 2005 and 2006, respectively, primarily as a result of the increased sales volume. M-Flex believes sales and marketing expenses as a percentage of sales may be at the lower end of M-Flex’s sustainable range.

General and Administrative Expense

As a percentage of net sales, general and administrative expense decreased from 5.0% to 4.3% for the six months ended March 31, 2005 to 2006, respectively. The $3.5 million increase in general and administrative expense was primarily attributable to the adoption of FAS 123R and increased bonus expense during the six months ended March 31, 2006. M-Flex believes general and administrative expense as a percentage of sales may be at the lower end of M-Flex’s sustainable range.

Interest Income /(Expense), Net

Net interest income increased to $728,000 for the six months ended March 31, 2006 from income of $173,000 in the comparable period in the prior year. The increase in net interest income was primarily due to the interest earned on the short term investments balance. M-Flex expects interest income, net, to decrease as a result of a decrease in M-Flex’s cash balances.

Other Income/(Expense), Net

Net other income decreased slightly to income of $54,000 for the six months ended March 31, 2006 from income of $62,000 for the comparable period in the prior year.

Income Taxes

The effective tax rate for the six months ended March 31, 2006 was 32% versus 30% for the comparable period of the prior year. The higher effective tax rate is primarily due to the higher percentage of pre-tax income generated in the U.S., which is taxed at a higher rate. The actual income tax expense for the six months ended March 31, 2005 was incrementally increased by $670,000 due to the revaluation of the deferred tax assets and liabilities of MFC1 due to an extension of the tax holiday granted by the Chinese tax authority for M-Flex’s MFC1 facility. The extension of the tax holiday allows MFC1 to operate at a reduced income tax rate of 12% for three calendar years, 2005, 2006 and 2007. The actual income tax expense for the six months ended March 31, 2005 was also incrementally increased by $400,000 due to the net impact of the accrual related to the Chinese Tax Authority’s audit on M-Flex’s transfer pricing for the calendar years 1999 through 2004.

APP5-8

Comparison of Fiscal Years 2005, 2004 and 2003

The following table sets forth M-Flex’s Statement of Operations data of expressed as a percentage of net sales for the periods indicated.

	Year Ended September 30,
	2005	2004	2003
Net sales	100.0%	100.0%	100.0%
Cost of sales	77.6	78.0	83.0

Gross profit	22.4	22.0	17.0
Sales and marketing expense	2.5	3.0	4.3
General and administrative expense	5.2	4.6	6.7

Operating income	14.7	14.4	6.0
Interest (income) expense, net	(0.1)	0.2	0.3
Other (income) expense, net	(0.1)	0.0	0.4

Income before income taxes	14.9	14.2	5.3
Provision for income taxes	(4.6)	(4.0)	(1.8)

Net income	10.3%	10.2%	3.5%

Comparison of Year Ended September 30, 2005 Compared to Year Ended September 30, 2004

Net Sales. The increase of $104.0 million from fiscal 2004 to fiscal 2005 was attributable primarily to $91.0 million of increased net sales to the wireless telecommunications sector, which accounted for approximately 84% of total net sales in fiscal year 2005 versus 83% in fiscal 2004. The increased wireless sales were attributable to the increased unit volume shipped and continued transition to “flip phone” style models, which utilize flexible circuitry, and the added level of phone features, which utilize additional flex circuits and value-added components per phone. In fiscal 2005, industrial customers net sales of $27.2 million, M-Flex’s second largest sector, increased by $0.6 million or 2% as compared to fiscal 2004, primarily due to an increase in volume of bar code scanners. In addition, compared to the prior fiscal year, personal digital assistant sales increased by $6.1 million or 105% during fiscal 2005 and sales to the medical industry increased by $4.0 million or 167% during fiscal 2005. Network telecommunications sales also increased by $1 million or 67% compared to the prior fiscal year during fiscal 2005 and power supply sales decreased by $1.2 million or 61% during fiscal 2005.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales remained relatively unchanged at 77.6% for fiscal 2005 versus 78% for fiscal 2004. Increases in the material cost percentage of sales in fiscal 2005 were offset by favorable declines in labor and overhead cost percentages, primarily attributable to the commencement of high-volume production at MFC2 during the year. The increase in material costs was due primarily to growth in the value-added assembly portion of M-Flex’s business, which carries a higher material cost content, partially offset by improvements in production yields.

Gross profit increased to $79.9 million in fiscal 2005 from $55.6 million in fiscal 2004. As a percentage of net sales, gross profit for the year ended September 30, 2005 remained relatively constant at 22.4% versus 22% for the prior year. The relatively consistent gross margins were primarily due to the continued benefit derived from the lower offshore cost structure and increased plant utilization, the leveraging of M-Flex’s fixed overhead cost structure on increased sales volume, as well as efficiency and manufacturing yield improvements on stable high-volume production levels, which were offset by increased material costs per unit during fiscal 2005. M-Flex’s gross profit for the year ended September 30, 2005 included a $1.3 million accrual for additional value added tax, duty and penalties in China. M-Flex believes gross profits as a percentage of net sales may be at the higher end of M-Flex’s sustainable range.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense decreased to $3.9 million for fiscal 2005 from $4.1 million in fiscal 2004, a decrease of 5%, primarily due to lower average

APP5-9

commission rates paid on high volume programs. As a percentage of net sales, commissions decreased from 1.6% in fiscal 2004 to 1.1% in fiscal 2005. Compensation and benefit expense increased to $4.9 million in fiscal 2005 from $3.5 million in fiscal 2004, an increase of 40%, primarily as the result of headcount increases in China to support the increased business volumes, increased wages and the acquisition of Aurora Optical in June 2005. As a percentage of net sales, compensation and benefit expense for fiscal 2005 remained relatively unchanged at 1.3% as compared to fiscal 2004. Even with M-Flex’s focus on continually decreasing operating expenses as a percentage of net sales, M-Flex believes this may be at the lower end of its sustainable range.

General and Administrative Expense. As a percentage of net sales, general and administrative expense increased slightly from 4.6% in fiscal 2004 to 5.2% in fiscal 2005. The increase in general and administrative expense was primarily attributable to increased public company expenses, including Sarbanes Oxley Act of 2002, or SOX, Section 404 compliance, audit costs and directors and officers insurance. This was offset by the leveraging of a small increase in the compensation and benefits expense, due to increased headcount, over a much larger increase in net sales. M-Flex believes general and administrative expense as a percentage of net sales may be at the lower end of its sustainable range, as M-Flex expects savings from anticipated decreases in SOX 404 expenses to be offset by increases in compensation expense from (i) compliance with FAS 123R, which M-Flex expects will reduce net income by approximately $800,000 to $1.0 million in fiscal 2006 based on options outstanding as of September 30, 2005, (ii) the hiring of additional personnel and (iii) costs related to the anticipated growth of the company.

Interest (Income) Expense, Net. Net interest expense changed to income of $514,000 for fiscal 2005 from expense of $468,000 for fiscal 2004, an increase of 210%. The increase in net interest income was primarily due to interest earned on short-term investments as well as the reduction of M-Flex’s outstanding debt balance during fiscal 2005.

Other (Income) Expense, Net. The other income in fiscal 2005 of $378,000 and other expense in fiscal 2004 of $100,000 was generated in large part by the sale of scrap inventory in China. A principal component of the other expense for fiscal 2005 and fiscal 2004 was a $40,000 and $250,000, respectively, loss from M-Flex’s investment in Mind Wurx.

Income Taxes. The effective tax rate for fiscal 2005 was 31% compared to 28% for fiscal 2004. The higher effective tax rate is due primarily to the increase in the MFC1 tax rate from 0% to 12% on January 1, 2005. In addition, the higher effective tax rate is due to the recording of additional tax contingency reserves in connection with M-Flex’s domestic and foreign operations as well as the recording of a valuation allowance relating to the deferred tax benefits from capital loss carryforwards and losses from M-Flex’s investment in Mind Wurx. M-Flex believes that it is more likely than not, that M-Flex will not receive the future benefits of these losses.

The effective tax rate of 31% for the fiscal year ended September 30, 2005 does not reflect the impact of any potential repatriation of cash under the Jobs Creation Act. M-Flex is currently evaluating whether any foreign earnings will be repatriated, and to what extent, foreign earnings that have not yet been remitted to the United States might be repatriated.

Comparison of Year Ended September 30, 2004 Compared to Year Ended September 30, 2003

Net Sales. The increase of $123.6 million was attributable primarily to $112.7 million of increased net sales to the wireless telecommunications sector, which accounted for approximately 83% of total net sales in fiscal year 2004 versus 75% in fiscal 2003. The increased wireless sales were attributable to the increased unit volume shipped and continued transition to “flip phone” style models, which utilize flexible circuitry, and the added level of phone features, which utilize additional flex circuits and value-added components per phone. Industrial customers net sales, M-Flex’s second largest sector, increased by $8.6 million or 48% as compared to fiscal 2003, due to the growth of several new programs related to bar code scanners and industrial data storage devices.

APP5-10

The personal digital assistant, network telecommunications and power transmission sectors all remained relatively unchanged from the prior year levels.

Cost of Sales and Gross Profit. Cost of sales as a percentage of net sales decreased to 78% versus 83% in the prior year. Increases in the material cost percentage of sales were offset by favorable declines in labor and overhead cost percentages, primarily attributable to the commencement of high volume production at MFC2 during the year. The increase in material costs was due primarily to growth in net sales volume and the value added assembly portion of M-Flex’s business, which carries a higher material cost of sales content, partially offset by improvements in production yields.

Gross profit increased to $55.6 million in fiscal 2004 from $22.0 million in fiscal 2003. As a percentage of sales, gross profit increased to 22% from 17% in the prior year. The increase in gross margin was primarily due to the increased benefit derived from the lower offshore cost structure and increased plant utilization, the leveraging of M-Flex’s fixed overhead cost structure on increased sales volume, as well as efficiency and manufacturing yield improvements on stable high volume production levels during fiscal 2004.

Sales and Marketing Expense. Sales representatives’ commissions and other sales related expense increased to $4.1 million for fiscal 2004 from $2.5 million in fiscal 2003, an increase of 64%, primarily due to higher net sales. As a percent of net sales, commissions remained relatively unchanged at approximately 2%. Compensation and benefit expense increased to $3.5 million in fiscal 2004 from $3.1 million in fiscal 2003, an increase of 13%, primarily as the result of headcount additions to support the increased business volume and wage increases. As a percentage of net sales, compensation and benefit expense decreased to 1% in fiscal 2004 from 2% in fiscal 2003, due to the leveraging of fixed marketing expense, primarily compensation and benefits, over increased net sales.

General and Administrative Expense. As a percentage of net sales, general and administrative expense decreased to 5% in fiscal 2004 from 7% in fiscal 2003. This percentage decrease was primarily attributable to leveraging of a small increase in the compensation and benefits expense, due to increased headcount, over a much larger increase in net sales.

Interest (Income) Expense, Net. Net interest expense increased to $468,000 for fiscal 2004 from $310,000 for fiscal 2003, an increase of 51%. The increase in interest expense, net was primarily due to increased borrowings to support working capital needs as a result of the business growth and to support the capacity expansion in MFC2. Additional interest expense was incurred on the GE Capital Asset loan as well as an interest penalty of $181,000 resulting from the early repayment of that debt in February 2004.

Other (Income) Expense, Net. The principal component of the other expense for fiscal 2004 and fiscal 2003 was a $250,000 and $441,000, respectively, loss from M-Flex’s investment in Mind Wurx.

Income Taxes. The effective tax rate for fiscal 2004 was 28% compared to 33% for fiscal 2003. The lower effective tax rate is due primarily to foreign tax credits utilized and a higher percentage of China generated pre-tax income, which is taxed at a lower rate.

Liquidity and Capital Resources

Six Months ended March 31, 2006

M-Flex’s principal source of liquidity has been cash provided by operations. M-Flex’s principal uses of cash have been to finance working capital, facility expansions and capital expenditures. M-Flex anticipates these uses will continue to be M-Flex’s principal uses of cash in the future. Cash and equivalents were $29.0 million at March 31, 2006 and $38.3 million at September 30, 2005.

APP5-11

During the six months ended March 31, 2006, net income of $29.9 million, adjusted for depreciation and amortization, income tax benefit related to stock option exercise, loss on equipment disposal, stock-based compensation expense, provision for doubtful accounts and loss on equity investment, generated $36.7 million of operating cash. This amount was decreased by $28.3 million used by working capital.

It is M-Flex’s policy to carefully monitor the state of M-Flex’s business, cash requirements and capital structure. M-Flex believes that funds generated from M-Flex’s operations and available from M-Flex’s borrowing facilities will be sufficient to fund current business operations as well as anticipated growth over at least the next twelve months; however, there can be no assurance that any growth will occur and unexpected events may result in M-Flex’s need to raise additional capital. In addition, M-Flex announced its intention to offer to acquire the issued ordinary shares of MFS may significantly reduce M-Flex’s excess borrowing capacity if the shareholders of MFS elect to receive cash for their shares in lieu of stock consideration. M-Flex expects to finance the Offer, which will involve the payment of up to approximately $222 million in cash depending upon the level of MFS shareholder participation and whether MFS shareholders elect cash or stock.

Changes in the principal components of working capital for the six months ended March 31, 2006 were as follows:

•	M-Flex’s net accounts receivable increased 41% to $100.5 million at March 31, 2006 from $71.5 million at September 30, 2005. The increase in outstanding accounts receivable is attributable to the extension of M-Flex’s customer payment terms from 60 days to 90 days. M-Flex’s net inventory balance increased to $50.3 million at March 31, 2006 from $45.0 million at September 30, 2005, an increase of 12%. The principal reasons for this increase were an increase in hubbing activity and increased raw materials levels related to new wireless customer programs. M-Flex’s accounts payable balance increased to $62.6 million at March 31, 2006 from $58.0 million at September 30, 2005, an increase of 8%, as a result of increased purchases in support of the higher business volumes.

M-Flex’s principal investing and financing activities for the six months ended March 31, 2006 were as follows:

•	Net cash used in investing activities was $20.9 million for the six months ended March 31, 2006. Capital expenditures included $17.0 million of capital equipment. Depreciation expense was $6.6 million for the six months ended March 31, 2006. As of March 31, 2006 and September 30, 2005, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $8.6 million and $4.6 million, respectively.

•	Net cash provided from financing activities was $2.4 million for the six months ended March 31, 2006 and consisted of proceeds from the exercise of stock options as well as income tax benefit related to the exercise of stock options. M-Flex’s business, financial condition, operating results and cash flows can be impacted by a number of factors, including, but not limited to those set forth under the caption “Risk Factors,” any one of which could cause M-Flex’s actual results to vary materially from recent results or from M-Flex’s anticipated future results. Such risk factors supersede in their entirety any prior version contained in M-Flex’s filings with the SEC.

APP5-12

The following table sets forth, for the years indicated, M-Flex’s net cash flows provided by (used in) operating, investing and financing activities, M-Flex’s period-end cash and cash equivalents and certain other operating measures:

	Years Ended September 30,
	2005		2004
	(in U.S. Dollars in thousands except ratios and day references)
Cash flow provided by operating activities	$43,969		$5,116
Cash flow used in investing activities	$(23,311)		$(42,247)
Cash flow (used in) provided by financing activities	$(373)		$48,481
Cash and cash equivalents at year end	$38,253		$16,631
Days sales outstanding	58.4		46.5
Inventory turnover	6.6	x	6.5	x

Year Ended September 30, 2005

M-Flex’s principal source of liquidity has been cash provided by operations. M-Flex’s principal uses of cash have been to finance working capital, facility expansions, capital expenditures and debt service requirements. M-Flex anticipates these uses will continue to be its principal uses of cash in the future.

Net cash generated from operations during fiscal 2005 was $44 million. During fiscal 2005, net income of $37.2 million, adjusted for depreciation, deferred taxes, loss on equipment disposal and loss on equity investment generated $56.3 million of operating cash, offset by $12.3 million required for working capital.

Changes in the principal components of working capital in M-Flex’s 2005 fiscal year were as follows:

•	M-Flex’s net accounts receivable increased to $71.5 million at September 30, 2005 from $44.4 million for the prior year, an increase of 61%. The increase in outstanding accounts receivable was attributable to the higher average monthly sales in fiscal 2005 versus the prior year. M-Flex’s net inventory balances increased to $45 million at September 30, 2005 from $39.2 million for the prior year, an increase of 15%. The principal reason for the increase was the expected growth in program order volumes for high-volume, high-density flexible printed circuit assembly programs for the wireless telecommunications sector. M-Flex’s accounts payable increased to $58 million at September 30, 2005 from $26.1 million for the prior year, an increase of 122%, as a result of increased purchases in support of the higher business volumes. Depreciation and amortization expense was $11.4 million for fiscal 2005 versus $6.7 million in the prior year due to the increased fixed asset base, mainly at MFC2.

M-Flex’s principal investing and financing activities in its 2005 fiscal year were as follows:

•	Net cash used in investing activities was $23.3 million for fiscal 2005. Capital expenditures included $22.9 million of capital equipment and other assets, including a $1.5 million reduction in deposits for fixed asset purchases, which were related to the construction of MFC2 and the purchase of machinery and equipment for M-Flex’s new China operations. As of September 30, 2005 and 2004, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $4.6 million and $18 million, respectively.

•	Net cash used in financing activities was $373,000 for fiscal 2005 and consisted of $3 million of proceeds from the exercise of stock options and $3.4 million of net payments on M-Flex’s line of credit and notes payable. M-Flex’s loans payable and borrowings outstanding against credit facilities decreased to $0 at September 30, 2005 from $3.4 million at September 30, 2004. The decrease in outstanding loan amounts was due to the pay down in debt from cash generated by operating activities.

APP5-13

Year Ended September 30, 2004

Net cash generated from operations during fiscal 2004 was $5.1 million. During fiscal 2004, net income of $25.7 million, adjusted for depreciation, deferred taxes, loss on equipment disposal and loss on equity investment generated $29.8 million of operating cash, offset by $24.7 million required for working capital.

Changes in the principal components of working capital in M-Flex’s 2004 fiscal year were as follows:

•	M-Flex’s net accounts receivable increased to $44.4 million at September 30, 2004 from $21 million for the prior year, an increase of 111%. The increase in outstanding accounts receivable was attributable to the higher average monthly sales in fiscal 2004 versus the prior year. M-Flex’s net inventory balances increased to $39.2 million at September 30, 2004 from $21.9 million for the prior year, an increase of 79%. The principal reason for the increase was the expected growth in program order volumes for high-volume, high-density flexible printed circuit assembly programs for the wireless telecommunications sector. M-Flex’s accounts payable increased to $26.1 million at September 30, 2004 from $21 million for the prior year, an increase of 24%, as a result of increased purchases in support of the higher business volumes. Depreciation and amortization expense was $6.7 million for fiscal 2004 versus $4.4 million in the prior year due to the increased fixed asset base.

M-Flex’s principal investing and financing activities in M-Flex’s 2004 fiscal year were as follows:

•	Net cash used in investing activities was $42.2 million for fiscal 2004. Purchases of short-term investments from the proceeds of M-Flex’s initial public offering, or IPO, were $21.6 million. Capital expenditures included $20.4 million of capital equipment and other assets, including $321,000 of deposits for fixed asset purchases, primarily for the construction of MFC2 and the purchase of machinery and equipment for M-Flex’s new China operations. As of September 30, 2004 and 2003, M-Flex had outstanding purchase commitments related to MFC2 capital projects which totaled $18 million and $5.7 million, respectively.

•	Net cash provided by financing activities was $48.5 million for fiscal 2004 and consisted of $54.8 million of proceeds from the sale of stock and $6.3 million of net payments on M-Flex’s line of credit and notes payable. M-Flex’s loans payable and borrowings outstanding against credit facilities decreased to $3.4 million at September 30, 2004 from $9.7 million at September 30, 2003. The decrease in outstanding loan amounts was due to the pay down in debt from M-Flex’s proceeds from the IPO.

Capital Commitments

As of September 30, 2005, M-Flex had no off-balance sheet arrangements as defined in Item 303(a)(4) of the Securities and Exchange Commission’s, or SEC’s, Regulation S-K. The following summarizes M-Flex’s contractual obligations at September 30, 2005 and the effect those obligations are expected to have on our liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
	(in U.S. Dollars in thousands)
Short-term borrowings	—	—	—	—	—
Long-term debt	—	—	—	—	—
Operating leases (facilities)	$5,595	$991	$1,552	$958	$2,094
Capital lease obligations	332	137	195	—	—
Purchase obligations (MFC2)	4,574	4,574	—	—	—
Total contractual obligations	10,501	5,702	1,747	958	2,094

M-Flex has 15 leases relating to space at M-Flex’s California facilities, which range in terms from month-to-month to three years, and range in size from approximately 2,000 square feet to approximately 6,000

APP5-14

square feet. These leases expire in various months of each year. In general, as these leases expire, M-Flex extends them on substantially the same terms. M-Flex has several parcels at MFC1 that have long-term land leases expiring beyond 2043. Under the terms of the leases, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations on the long-term land leases at MFC1 other than payments of real estate taxes. M-Flex’s long-term land lease for MFC2 includes an additional 65,000 square feet of land on which M-Flex is currently expanding its manufacturing operations. Under the terms of this lease, M-Flex paid an upfront fee for use of the parcel through expiration of the lease. M-Flex has no other financial obligations under the MFC2 long-term land lease other than payments of real estate taxes.

During fiscal 2005 M-Flex’s Board of Directors approved an additional expansion at MFC2, which is expected to be completed during the first quarter of fiscal 2007. As of September 30, 2005, M-Flex had purchase obligations of $4.6 million related to this expansion, and M-Flex expects additional expenditures for the plant’s equipment to be approximately $21.0 million, with these equipment purchases to begin in the spring of 2006.

Recent Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 154, “Accounting Changes and Error Corrections, A Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS 154 was issued. M-Flex is required to adopt the provisions of SFAS 154, as applicable, beginning in fiscal 2007.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment: An Amendment of FASB Statements No. 123 and 95.” This statement requires that the cost resulting from all share-based payment transactions be recognized in the consolidated financial statements of the company. In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment,” or SAB No. 107. SAB No. 107 provides the SEC staff’s position regarding the application of SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. M-Flex adopted SFAS 123R, utilizing the modified prospective method, in the first quarter of fiscal 2006 and will continue to evaluate the impact of SFAS 123R on M-Flex’s operating results and financial condition. M-Flex’s assessment of the estimated compensation charges is affected by M-Flex’s stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, M-Flex’s stock price volatility and employee stock option exercise behaviors. During fiscal 2006, M-flex expects to reduce net income related to options outstanding under the 1994 and 2004 Stock Option Plans as of September 30, 2005 by approximately $800,000 to $1.0 million as a result of the adoption of SFAS 123R.

On December 21, 2004, FSP No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004, was issued. FSP No. FAS 109-2 provides companies additional time, beyond the financial reporting period during which the Act took effect, to evaluate the Act’s impact on a company’s plan for reinvestment or repatriation of certain foreign earnings for purposes of applying FAS No. 109. FSP No. FAS 109-2 was effective upon issuance. As of March 31, 2006, M-Flex was evaluating and had not decided on whether and to what extent it might repatriate

APP5-15

foreign earnings under the Act, and accordingly, the financial statements do not reflect any provision for taxes on unremitted foreign earnings. M-Flex expects to finalize its analysis during the fourth quarter ending September 30, 2006.

In November 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets—An Amendment of APB No. 29.” The provisions of this statement are effective for asset exchanges occurring in fiscal periods beginning after June 15, 2005. This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance – that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. M-Flex does not believe that the adoption of SFAS 153 will have a significant effect on M-Flex’s future consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS 151 amends ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. The provision of SFAS 151 became effective for M-Flex beginning on October 1, 2004. M-Flex does not believe this statement will have a material impact on its consolidated financial statements.

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act provides a deduction for income from qualified domestic production activities which will be phased in from 2006 through 2011. On December 21, 2004, the Financial Accounting Standards Board Staff Position (“FSP”) No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, was issued. FSP No. FAS 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with FAS No. 109, Accounting for Income Taxes (“FAS 109”). As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on M-Flex’s tax return beginning in 2006. M-Flex is currently evaluating the impact this deduction will have, if any, but currently does not believe it will have any material impact on the results of financial operations.

In September 2004, the Emerging Issues Task Force, or EITF, reached a consensus on Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” EITF 04-8 requires that all issued securities that have embedded conversion features that are contingently exercisable upon the occurrence of a market-price condition should be in the calculation of diluted earnings per share, or EPS, regardless of whether the market price trigger has been met. M-Flex adopted EITF 04-8 on December 30, 2004. The adoption of EITF 04-8 did not have an impact on M-Flex’s calculation of diluted EPS.

APP5-16

APPENDIX 6

SELECTED FINANCIAL INFORMATION REGARDING MFS

Selected Consolidated Financial Data of MFS

The following table sets forth a summary of selected historical consolidated financial data of MFS, for each of the years in the five-year period ended September 30, 2005 and for the six-month periods ended March 31, 2005 and March 31, 2006. The consolidated statements of operations data for the years ended September 30, 2003, 2004 and 2005 and the six-months ended March 31, 2005 and 2006, and the consolidated balance sheet data as of September 20, 2004 and 2005 and March 31, 2006, is derived from, and should be read in conjunction with, the audited consolidated financial statements of MFS and the unaudited condensed interim consolidated financial statements of MFS, which are included elsewhere in this Offer Document/Prospectus. The consolidated statements of operations data for the years ended September 30, 2001 and 2002 and the consolidated balance sheet data as of September 30, 2001, 2002 and 2003 are derived from audited MFS consolidated financial statements not included in this Offer Document/Prospectus. This information has been prepared in accordance with generally accepted accounting principles in Singapore, or Singapore GAAP. For a quantitative reconciliation of net income and shareholders’ equity to U.S. GAAP and a discussion of significant differences between Singapore GAAP and U.S. GAAP as they relate to the MFS financial statements, please refer to Note 2 to the unaudited pro forma condensed combined financial information for the year ended September 30, 2005 and the six months ended March 31, 2006 included elsewhere in this Offer Document/Prospectus. The operating results for the six months ended March 31, 2006 are not necessarily indicative of the results for the remainder of the fiscal year or any future period. MFS’ management believes that its respective unaudited condensed interim consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented. See the section “Where You Can Find More Information” on page APP7-19.

	Fiscal Years Ended September 30,					Six Months Ended March 31,
	2001 (1)	2002 (1)	2003	2004	2005	2005	2006
	(in Singapore Dollars in thousands, except per share data)
						(unaudited)
Consolidated Statements of Operations Data (2)
Net sales	$88,348	$118,393	$281,761	$432,252	$379,521	$207,728	$221,481
Operating income	$15,371	$8,602	$31,066	$54,559	$43,443	$26,071	$30,726
Net income	$12,647	$5,908	$23,084	$43,094	$35,023	$19,666	$24,055
Basic net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Dilute net income per share	$0.034	$0.014	$0.036	$0.066	$0.054	$0.030	$0.037
Basic weighted-average common shares	374,400	416,142	650,061	650,744	652,889	652,212	653,899
Diluted weighted-average common shares	374,400	417,381	650,937	653,317	653,893	652,183	656,090

	As of September 30,					As of March 31, 2006
	2001	2002	2003	2004	2005
	(in Singapore Dollars in thousands)
						(unaudited)
Consolidated Balance Sheet Data (2)
Cash and cash equivalents	$16,208	$12,131	$28,508	$52,518	$71,885	$57,600
Working capital	8,217	13,985	40,994	81,570	101,145	103,376
Total assets	103,861	152,716	201,275	290,532	296,780	280,337
Long-term debt, net of current portion	—	—	—	11,848	15,003	14,398
Total shareholders’ equity	55,274	75,160	95,410	134,806	157,955	158,697

(1)	Fiscal Years Ended September 30, 2001 and 2002 net income per share have not been restated for the effects of the bonus issue in the fiscal year ended September 30, 2003. See Appendix 13 page APP13-3 the MFS Technology LTD and Subsidiaries Consolidated Income Statements.
(2)	MFS amounts are presented in Singapore Dollars. See the section “Exchange Rate Information” on page 14.

APP6-1

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

MFS is principally engaged in the design, manufacture and distribution of flexible printed circuits, printed circuit boards and value-added services. The telecommunications sector, notably for new mobile phone handsets is MFS’ main market followed by the data storage industry. MFS has two primary divisions for flexible printed circuits (FPC) and printed circuit boards (PCB). MFS is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange.

MFS has customers in multiple geographic locations and sales to customers located in these countries were as follows:

	Sales
	Years Ended
	2005	2004	2003
	(in Singapore Dollars in thousands)
China	$197,959	$328,517	$218,461
Taiwan	106,249	38,641	—
Singapore	29,550	18,900	5,575
Europe	16,191	21,025	20,477
Malaysia	14,317	10,786	10,459
United States of America	9,624	6,765	9,361
Other Asia Pacific	5,631	7,618	17,428

	$379,521	$432,252	$281,761

The consolidated financial results of MFS discussed below have been prepared in accordance with Singapore Financial Reporting Standards and are presented in Singapore Dollars.

Comparison of Six Months Ended March 31, 2006 to Six Months Ended March 31, 2005

MFS sales for the first half of fiscal 2006 rose by 6.6% to S$221.5 million compared to S$207.7 million in the same period of fiscal 2005. The flexible printed circuit, or FPC, division, largely driven by the telecommunication sector, remained a steady contributor accounting for 90.1% of MFS’ sales. The FPC sales remained comparable at S$199.6 million against sales of S$189.3 million in the previous corresponding period. The printed circuit board, or PCB, division achieved growth in sales of 18.5% from S$18.4 million in the same period of the fiscal 2005 to S$21.8 million in the current period. This represented 9.8% of MFS’ total sales. The increase in sales was due to higher demand from existing customers as well as secured orders from new customers.

While MFS’ sales increased marginally against the corresponding quarter, its gross margin improved from 16.8% to 19.7% due to the combination of new product launches with higher valued multi-layer construction and better capacity utilisation from manufacturing facilities, including the China FPC facility, which contributed to MFS’ gross margin during the current period. As a result, gross profit increased from S$34.9 million to S$43.7 million for the current period.

Other operating income increased by S$1.0 million to S$2.0 million in the current period primarily due to income derived from the higher recovery of scrap materials. Other operating expenses increased by S$2.8 million to S$4.2 million in the current period due to higher foreign exchange losses as well as professional fees of S$0.7 million in relation to the due diligence for the intended merger with Multi-Fineline Electronix Inc.

Distribution expenses of S$5.4 million, increased by S$2.1 million compared to the previous corresponding period primarily due to the additional provision for sales warranty in view of higher production and sales activities.

APP6-2

Consequently, the overall MFS profit from operations before tax amounted to S$30.0 million in the first half of fiscal 2006, an increase of 17.2% from S$25.6 million in the corresponding prior period. MFS’ tax rate decreased from 23.2% to 9.8% due to prior years tax provision written back after finalization by IRAS coupled with the result of the DEI award granted to our Singapore subsidiary and the impact of the tax-free benefits from the new FPC facility in China.

Overall, MFS achieved profit after tax of S$24.1 million, an increase of 22.3% over the corresponding period of the previous financial year.

Comparison of Year Ended September 30, 2005 to Year Ended September 30, 2004

MFS’ sales for fiscal year 2005 decreased 12.2% to S$379.5 million from S$432.3 million in fiscal year 2004. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the display and imaging sector.

The sales of MFS’ flexible printed circuit business declined 14.5% from S$397.3 million in fiscal year 2004 to S$339.7 million in fiscal year 2005. The decline was primarily due to a decrease in demand for MFS’ flexible printed circuit products in the LCD display and imaging sector, partially set off by an increase in demand in the personal communication and wireless portables sectors. The overall decline was due primarily to the delay in the launch of several anticipated new volume programs by key customers in both the personal communication and display sectors.

Lower sales and the price pressure from a less favorable product mix resulted in an 18.2% decline in gross profit. MFS incurred a foreign exchange loss of S$1.3 million for fiscal 2005. Overall, sales for the PBT division declined from S$52.7 million in fiscal year 2004 to S$40.2 million in fiscal year 2005.

Printed circuit board division’s performance moderately improved as sales grew by approximately 14.3% from S$34.9 million in fiscal year 2004 to S$39.9 million in fiscal year 2005.

In line with the overall lower sales, MFS’ distribution and administrative expenses for fiscal year 2005 decreased by S$1.7 million to S$16.1 million from S$17.8 million in the previous financial year. Other operating income increased from S$2.1 million in fiscal year 2004 to S$3.2 million in fiscal year 2005 due to contractual compensation arising from cancellation of customer orders. Other operating expenses increased from S$2.4 million in fiscal year 2004 to S$3.1 million in fiscal year 2005 primarily due to higher foreign exchange losses.

MFS’ tax rate decreased from 20.5% in fiscal year 2004 to 16.6% in fiscal year 2005 as MFS’ Singapore subsidiary obtained the Development and Expansion Incentive, or DEI, grant from the Economic Development Board, or EDB, in which EDB granted a concessionary tax rate on qualifying income above a certain base. As the commencement date of the DEI was April 1, 2004, the financial effects of the DEI on the provision for tax from April 1, 2004 to September 30, 2005 have been recorded in the current financial year.

Comparison of Year Ended September 30, 2004 to Year Ended September 30, 2003

MFS’ sales for fiscal year 2004 increased by 53.4% to S$432.3 million compared to S$281.8 million in the prior fiscal year. The FPC division sales contributed 91.9% of sales, while 8.1% was derived from the PCB division.

MFS’ FPC division fiscal year 2004 sales of S$397.3 million, increased 57.2% over the prior fiscal year, as a result of the commencement of volume production of new models for use in small-to-mid range high-resolution color LCD products and mobile handsets. The small displays and wireless communication products contributed 79.3% of the total FPC sales. MFS’ change in product mix towards higher valued multi-layer construction, and continued demand for fine pitch products contributed to the growth.

APP6-3

MFS’ PCB division sales grew by 20.3% to S$34.9 million from S$29.0 million. Multi-layer PCBs for planar magnetics increased from S$7.4 million to S$12.0 million in the current year. During 2004 fiscal year, MFS’ PCB division began shipping multi-layer thin board PCBs amounting to S$1.9 million.

In fiscal year 2004, the telecommunication sector contributed 79.3% of the total turnover, followed by 10.7% from the data storage sector, 2.8% from the energy sector and 2.0% from the automotive sector.

For fiscal year 2004, MFS’ cost of sales increased by 51.7% to S$359.5 million compared to S$237.1 million in the prior year, primarily driven by higher sales volume. Gross profit as a percentage of net sales improved across the same period from 15.8% to 16.8% as a result of higher sales volume increased and increasing economies of sale average selling prices due to the shift in product mix in favor of the higher valued multi-layer products in our FPC business.

The increase in other operating income was primarily due to proceeds from sale of scrap as a result of higher throughput, which amounted to S$1.3 million for fiscal year 2004 compared to S$0.6 million in the previous fiscal year.

In line with the increase in sales for the fiscal year 2004, the total distribution and administrative costs increased by S$5.7 million or 47.1% from S$12.1 million in the previous fiscal year to S$17.8 million mainly due to higher commission, freight expenses and staff costs. MFS also expensed pre-operating cost incurred by MFS Technology (Hunan) Co. Ltd., amounting to S$1.3 million.

MFS’ profit before tax increased by 76.5% to S$54.0 million for fiscal year 2004 from S$30.6 million in the prior year. For the FPC division, the profit before tax was up by 94.6% from S$26.9 million to S$52.4 million. The higher profit was a result of higher sales, and the introduction of new models with high layer count features.

For the PCB division, profit before tax decreased by 56.3% from S$3.6 million to S$1.6 million. Despite higher sales in fiscal year 2004, profit before tax for the PCB division declined primarily due to the decrease in gross margin as a percentage of sales due to higher material costs.

MFS’ profit after tax attributable to shareholders increased by 86.6%, to S$43.1 million for the fiscal year ended September 30, 2004 compared to S$23.1 million in the prior fiscal year. The effective tax rate for MFS in the current period was 20.5% primarily due to the adjustment made to reduce the deferred tax asset following the reduction in corporate tax rate from 22% to 20%.

Liquidity and Capital Resources

Six Months Ended March 31, 2006

Net cash generated from operations during the six months ended March 31, 2006 was S$17.9 million. During the first half of fiscal year 2006, net income of S$30.0 million, adjusted for depreciation, interest income and expense, net loss on disposal of property, plan and equipment and share-based payment expenses generated S$36.3 million of operating cash, offset by S$18.4 million required for working capital.

Changes in the principal components of working capital during the first half of fiscal year 2006 were as follows:

Net trade and other receivables decreased to S$80.7 million at March 31, 2006 from S$93.2 million at September 30, 2005, a decrease of 13.4%. The decrease is attributable to increased collection efforts. Net inventory balances increased 30.8% or S$11.7 million during the six month period as a result of increased customer stocking requirements. MFS’ trade and other payables decreased S$17.6 million, or 19.4%, from S$90.7 million at September 30, 2005 to S$73.1 million at March 31, 2006. The increase was attributable to the seasonal decrease in sales that is typically experienced following the second fiscal quarter. Depreciation expense for the six months ended March 31, 2006 was S$5.4 million versus S$4.5 million for the comparable period in the prior year.

APP6-4

MFS’ principal investing and financing activities during the six months ended March 31, 2006 were as follows:

Net cash used in investing activities was S$3.1 million for the six months ended March 31, 2006. Capital expenditures were S$3.4 million, offset partially by S$281,000 of interest received during the six months ended March 31, 2006. As of March 31, 2006 and September 30, 2005, MFS had outstanding capital commitments of S$5.8 million and S$10.8 million, respectively.

Net cash used in financing activities was S$28.0 million for the six months ended March 31, 2006, consisting primarily of a final tax exempt dividend of S$0.015 per share, or S$9.8 million, and an additional special tax-exempt dividend of S$0.025 per share, or S$16.3 million. Net repayments on borrowings was S$1.7 million, interest paid was S$764,000 and proceeds from the exercise of employee stock options was S$548,000 during the six months ended March 31, 2006.

Fiscal Year 2005

Net cash generated from operations during fiscal year 2005 was S$41.3 million. Net income of S$42.3 million, adjusted for depreciation, interest income and expense, loss on disposal of property, plant and equipment and write-off of property, plant and equipment generated S$52.8 million of operating cash, offset by S$11.5 million required for working capital.

Changes in the principal components of working capital in fiscal year 2005 were as follows:

Net trade and other receivables decreased to S$93.2 million from S$114.0 million at September 30, 2004. The 18.2% decrease was attributable to lower sales in the final quarter of fiscal 2005 versus the comparable period in the prior year. MFS’ net inventory balance increased 19.1% to S$38.0 million at September 30, 2005 from S$31.9 million for the prior year. The increase in inventory was attributable to several key customers increasing their stocking requirements as a result of the implementation of the Vendor Managed Inventory system. MFS’ trade and other payables decreased by S$22.9 million, from S$113.6 million at September 30, 2004 to S$90.7 million at September 30, 2005. The decrease was due to lower purchases related to the decrease in sales at the end of fiscal year 2005. Depreciation expense was S$9.7 million for fiscal year 2005 versus S$8.0 million due to an increased fixed asset base.

MFS’ principal investing and financing activities in fiscal year 2005 were as follows:

Net cash used in investing activities was S$16.6 million for fiscal year 2005. Capital expenditures were S$14.5 million and related to capacity expansion at existing facilities. Purchases of marketable securities were S$3.0 million during the year ended September 30, 2005.

Net cash used in financing activities was S$5.0 million during fiscal year 2005. Net proceeds from bank borrowings were S$10.8 million to fund working capital needs. Dividends paid to MFS’ minority interest were S$2.1 million. Dividends paid to shareholders were S$13.4 million and consisted of a final tax exempt dividend related to fiscal year 2004 of S$0.0055 per share, or S$3.6 million, a special tax exempt dividend related to fiscal year 2004 of S$0.01 per share, or S$6.5 million, and an interim tax exempt dividend related to fiscal year 2005 of S$0.005 per share, or S$3.3 million. Interest paid during fiscal year 2005 was S$1.1 million.

Fiscal Year 2004

Net cash generated from operations during fiscal year 2004 was S$36.2 million. During fiscal 2004, net income of S$54.0 million, adjusted for depreciation, interest income interest expense, gain on disposal of property, plant and equipment generated S$62.5 million of operating cash, offset by S$26.3 million required for working capital.

APP6-5

Changes in the principal components of working capital in fiscal year 2004 were as follows:

Net trade and other receivables increased to S$114.0 million at September 30, 2004 from S$76.0 million for the prior year, an increase of 50.0%. The increase in outstanding trade and other receivables was attributable to the higher average monthly sales in the final quarter of fiscal year 2004 versus the comparable period in the prior year. MFS’ net inventory balances increased to S$31.9 million at September 30, 2004 from S$21.5 million for the prior year, an increase of 48.4% which was also attributable to the increased sales volume in the final quarter of fiscal year 2004. MFS’ trade and other payables increased to S$113.6 million at September 30, 2004 from S$84.7 million for the prior year, an increase of 34.1% as a result of higher production levels driven by the higher sales. Depreciation expense was S$8.0 million for fiscal 2004 versus S$7.6 million in the prior year.

MFS’ principal investing and financing activities in fiscal year 2004 were as follows:

Net cash used in investing activities was S$26.3 million for fiscal year 2004. Capital expenditures were S$26.6 million, primarily for the establishment of the new FPC facility in China.

Net cash provided by financing activities was S$14.2 million for fiscal year 2004. Net bank borrowings of S$14.4 million were used to fund MFS’ new FPC facility in China as well as working capital needs. A capital injection from a new subsidiary resulted in cash inflow of S$3.0 million during fiscal year 2004. Dividends totaling S$3.0 million were paid during the year ended September 30, 2004 consisting of a final tax exempt dividend of S$0.0025 per share, or S$1.1 million, relating to fiscal year 2003, and an interim tax exempt dividend of S$0.0045, or S$1.9 million, relating to fiscal year 2004.

Contractual Obligations

As of September 30, 2005, MFS had no off-balance sheet arrangements as defined in Item 303(a)(4) of the Securities and Exchange Commission’s, or SEC’s, Regulation S-K. The following summarizes MFS’ contractual obligations at September 30, 2005 and the effect those obligations are expected to have on the liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1 to 5 years	More than 5 years
	(in Singapore Dollars in thousands)
Current borrowings	$11,358	$11,358	$—	$—
Non-current borrowings	15,003	—	15,003	—
Operating leases	7,251	259	665	6,327
Purchase obligations	565	565	—	—

Total contractual obligations	$34,177	$12,182	$15,668	$6,327

Financial Risk

MFS conducts business in a number of foreign countries, with sales mainly denominated mainly in U.S. dollars, and most operating costs denominated mainly in the respective local currencies, Singapore dollar, Chinese Renminbi, and Malaysian Ringgit, in countries where MFS’ production operations are located.

In certain instances where there are timing differences between sales and operating costs, MFS has entered into contracts that are denominated in foreign currencies, MFS has obtained foreign currency forward contracts to offset the impact of currency rate fluctuations on accounts receivable. These contracts are used to reduce our risk associated with exchange rate movements, as gains and losses on these contracts are intended to offset exchange losses and gains on underlying exposures. Changes in the fair value of these forward contracts are recorded immediately in earnings.

APP6-6

As of March 31, 2006, MFS had three foreign currency forward contracts outstanding to sell a total amount of US$3.0 million or US$1.0 million each in order to hedge certain receivables denominated in US dollars. These contracts had expiration dates of April 10, April 17 and April 24, 2006 respectively and do not meet specific hedge accounting requirements.

MFS does not enter into derivative instrument transactions for trading or speculative purposes. The purpose of our foreign currency management policy is to minimize the effect of exchange rate fluctuations on certain foreign denominated anticipated cash flows. The terms of currency instruments used for hedging purposes are consistent with the timing of the transactions being hedged. We expect to continue to use foreign currency forward contracts to manage foreign currency exchange risks in the future.

MFS has borrowings under variable rate credit facilities, and thus subject to interest rate fluctuations. As of March 31, 2006, these borrowings consisted of S$9.4 million in current borrowings and S$14.4 million in non- current borrowings. An increase in interest rates by 1% could result in additional annual interest expense of approximately S$238,000 on these variable rate borrowings.

With respect to trade receivables, we design, manufacture and distribute flexible printed circuits and printed circuit boards. Our customers include mainly wireless customers. Credit is extended based on an evaluation of each customer’s financial condition, and generally collateral is not required. Generally, payment terms stipulate payment within 90 days of shipment and currently, we do not engage in leasing or other customer financing arrangements. Many of our international sales are secured with import insurance or letters of credit to mitigate credit risk. Although we have processes in place to monitor and mitigate credit risk, there can be no assurance that such programs will be effective in eliminating such risk. Historically, credit losses have been within management’s expectations. Future losses, if incurred, could harm our business and have a material adverse effect on our financial position, results of operations or cash flows.

APP6-7

APPENDIX 7

ADDITIONAL INFORMATION ABOUT THE TRANSACTION

Background of the Transaction

For several years, Philip A. Harding, the Chief Executive Officer of M-Flex and Pang Tak Lim, the Managing Director of MFS have, from time to time, discussed the potential synergies of combining the business operations of M-Flex and MFS, given the companies’ similar business models, customer base, industry focus and common shareholder. During this period, the companies also engaged in periodic dialogue regarding the industry and strategies for growing their respective businesses. In addition, the two companies periodically have collaborated on manufacturing, including MFS providing subcontracting services to M-Flex and the parties entering into a memorandum of cooperation in 2001 to facilitate joint manufacturing efforts, which agreement later expired in 2003.

Beginning in late 2004, Mr. Harding, in connection with the preparation of M-Flex’s strategic business plan, began to analyze potential business combination transactions as a method of increasing stockholder value. As part of this effort he requested that Needham & Company, LLC, or Needham, assist him in reviewing potential targets for a business combination transaction. Needham subsequently presented Mr. Harding with an informal analysis that identified and reviewed the benefits and drawbacks of combining M-Flex’s operations with several potential acquisition targets in the flexible printed circuit industry, including MFS. Mr. Harding subsequently held several informal discussions with members of the Board of Directors regarding potential acquisition targets.

On March 3, 2005, at a regularly scheduled meeting of the Board of Directors, Mr. Harding discussed with the Board of Directors the possibility that engaging in a strategic transaction, including a potential business combination with another company, could be accretive to the company’s operations and could add to stockholder value. Between March 3, 2005 and March 24, 2005, Mr. Harding continued to evaluate potential strategic transactions, and in connection therewith, consulted further with Needham regarding potential acquisition candidates and the potential advisability of such a transaction.

On March 24, 2005, at a special meeting of the Board of Directors, Mr. Harding discussed further with the Board his view that the company should consider engaging in a potential strategic transaction. After further deliberations, the Board resolved that Mr. Harding should obtain proposals from several investment banking firms to advise the company on the prospects and advisability of pursuing a strategic transaction.

On April 19, 2005, at a special meeting of the Board of Directors, Mr. Harding updated the Board on the proposals M-Flex had received from investment banking firms regarding a potential transaction. After extensive discussion, the Board resolved that Mr. Harding should negotiate engagement letters with selected investment banks identified by the Board to determine which of such banks would provide the most advantageous terms of engagement. As part of such discussion, the Board noted that several of the investment banking firms interviewed by Mr. Harding had identified MFS as the likely best fit for a potential business combination with M-Flex. The Board and management further discussed the practicalities of combining with MFS and the other possible targets identified by investment banking firms, with Dr. Lim and Mr. Tan abstaining from participating in such discussion as a result of WBL’s ownership interest in MFS, one of the potential targets. Thereafter, between April 20, 2005 and May 2, 2005, Mr. Harding engaged in extensive discussions with the investment banks identified by the Board regarding the potential engagement of such banks to assist the company in evaluating a potential strategic transaction.

On May 2, 2005, at a special meeting of the Board of Directors, the Board resolved that it was advisable and in the best interests of the stockholders to form a special committee, to be comprised solely of independent directors, given that the company had begun to consider the possibility of engaging in a potential business

APP7-1

transaction and that MFS was one of the potential targets. At such meeting, such committee was formed, and Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau were appointed to the Special Committee, with Mr. Dadamo being appointed to serve as Chairman of the Special Committee.

Following the meeting of the Board on May 2, 2005, the newly created Special Committee convened a meeting to discuss the engagement of an investment banking firm to assist the Special Committee in evaluating the potential business combination. After extensive discussion, the Special Committee resolved that Mr. Harding should finalize and execute the engagement letter with Needham to act as financial advisor for the Special Committee, on terms presented to the Special Committee at the May 2, 2005 meeting, including the engagement of DBS Bank Ltd, or DBS Bank, as special Singapore advisor. The Special Committee’s selection of Needham was based on several factors, including Needham’s historical knowledge of M-Flex, Needham’s expertise and experience in representing companies in the same industry as M-Flex, Needham’s expertise and experience representing companies involved in business combinations and Needham’s fees as compared to the other firms considered.

On May 16, 2005, at a meeting of the Special Committee, representatives of Needham presented the Special Committee with an analysis regarding the potential benefits and drawbacks of a business combination with MFS. At such meeting, outside counsel to the Special Committee also reviewed the fiduciary duties of the directors of the company, including the members of the Special Committee. After discussing M-Flex’s various options with its outside advisors, including the strategic rationale for a combination with MFS, the Special Committee directed Mr. Harding to continue preliminary discussions with representatives of MFS with respect to the potential transaction.

Throughout May, June and July, Mr. Harding continued to work with Needham to identify the potential benefits and drawbacks of a business combination. On August 1, 2005, at a meeting of the Special Committee, Mr. Harding reported that he had previously met with Mr. Pang and representatives of WBL to discuss the potential that M-Flex and MFS should engage in a business combination. After extensive discussion, the Special Committee directed that Mr. Harding continue such discussions with WBL and MFS. Subsequently, in August 2005, M-Flex legal representatives, management and financial advisors attended meetings in Singapore to further discuss a potential transaction to combine the two companies. At this time, M-Flex and MFS entered into a nondisclosure agreement to exchange confidential information to facilitate continued discussions of a potential transaction between the two companies. On August 31, 2005, the Special Committee met to discuss the results of those meetings. At such meeting, representatives of Needham also reported on their analysis regarding the benefits and drawbacks of a potential acquisition of MFS, potential acquisition structures, and expected timetables and expenses of such a transaction. At the conclusion of such meeting, the Special Committee resolved to arrange a meeting with representatives of WBL to discuss with WBL its interest in a potential business combination between M-Flex and MFS.

On September 12, 2005, the Special Committee held a meeting to discuss the status of the negotiations with MFS. On September 20, 2005, the Special Committee met to discuss a draft of a preliminary term sheet for the proposed business combination with MFS. Following an extensive discussion among the members of the Special Committee, representatives from management, Needham, DBS Bank and outside counsel, the Special Committee directed Mr. Harding to present the preliminary non-binding term sheet to MFS. Thereafter, M-Flex provided MFS with a preliminary non-binding term sheet outlining the general parameters of a potential acquisition of MFS by M-Flex, possibly through a scheme of arrangement under Singapore laws.

Throughout the balance of September and into October, Mr. Harding continued preliminary discussions with Mr. Pang regarding the potential for a business combination with MFS. On October 18, 2005, the Special Committee met and received an update on such discussions and on Mr. Harding’s analysis of potential business combination alternatives. In addition, in October 2005, M-Flex legal representatives attended additional meetings in Singapore to discuss potential legal implications facing M-Flex with respect to a proposed business combination between MFS and M-Flex. Further discussions and business diligence between M-Flex and MFS

APP7-2

continued in October and throughout November 2005. In November 2005, the Board of Directors of MFS retained Macquarie Securities Asia Pte Ltd to assist it in reviewing and assessing the terms of any potential offer and possible structures for business combinations between the two companies. In the same month, MFS appointed a special committee comprised of its independent directors to consider and have general conduct over any matters relating to any possible business combination proposals.

On December 5 and 8, 2005, the Special Committee met to receive updates on the potential business combination with MFS. M-Flex’s management, legal counsel and financial advisors attended meetings in December 2005 in Singapore to discuss with MFS and its advisors the potential business combination. On December 21, 2005, the Special Committee and Needham convened a meeting to receive an update on the progress of such meetings. Members of management and the company’s financial advisors met again in Japan in January 2006 to discuss the potential business combination. On January 6 and 17, 2006, the Special Committee convened meetings to receive updates on the meetings held in Singapore and Japan. In such meetings, extensive additional discussions occurred regarding structures of a potential business combination, as well as strategic, business, operational, legal and accounting considerations regarding the potential business combination.

During the remainder of January and continuing through February 2006, the parties and their legal and financial advisors continued to engage in negotiations with respect to the proposed transaction. Although the parties agreed in principle that any business combination between the two companies would be effected as an acquisition by M-Flex of MFS, other matters, including the share exchange ratio, percentage thresholds of tendered shares and cash price for each MFS share tendered, had not been agreed to by the parties. The Special Committee convened meetings on February 7 and 11, 2006 to receive updates on these negotiations. In such meetings, extensive discussions regarding structures of a potential transaction, as well as strategic, business, operational, legal and accounting considerations regarding the potential transaction occurred between members of the Special Committee, management, and M-Flex’s outside advisors.

In Singapore, on February 23, 2006, as part of the due diligence process, each company made available to the other party data rooms containing legal and business due diligence materials. For the next two weeks, members of M-Flex’s and MFS’ senior management teams and their external, internal, legal, accounting, and financial advisors conducted due diligence reviews from an operational, financing, accounting, tax and legal perspective, including participating in discussions with members of the other party’s management. During the remainder of March 2006, representatives of the two companies met as part of the companies’ ongoing due diligence and negotiation efforts. The Special Committee convened meetings on March 8 and 15, 2006 to receive updates on these activities, including extensive discussions regarding structures of a potential transaction, strategic business, operational, legal and accounting considerations.

On March 28, 2006, M-Flex and WBL reached a preliminary understanding on a proposed offer, on terms which M-Flex will make to MFS and which WBL will be willing to support. The Offer included stock consideration of 0.0145 shares of M-Flex common stock for each outstanding MFS share, cash consideration denominated in Singapore dollars of S$1.15 (U.S.$0.71, as of March 28, 2006) per outstanding MFS share tendered if less than 90 percent of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered, or S$1.20 (U.S.$0.74, as of March 28, 2006) per MFS share if 90 percent or more of the outstanding MFS shares (other than those MFS shares already held by M-Flex, its related corporations and their respective nominees as of the date of the Offer) are tendered. The Offer is conditioned upon more than 64% of the outstanding MFS shares (including all MFS shares issued or to be issued pursuant to a valid exercise, prior to the close of the Offer, of any share options under the MFS ESOS) being tendered for M-Flex stock or cash. In addition, any holder of MFS shares electing to tender their MFS shares in return for M-Flex stock will be required to agree not to sell any M-Flex stock they receive as consideration for their MFS shares for a period of six months after the closing of the Offer, if it closes.

APP7-3

On March 28, 2006, M-Flex’s Board of Directors and Special Committee convened a joint meeting to consider the Offer. At this meeting:

•	Mr. Harding presented a discussion on the preliminary understanding between M-Flex and WBL (as stated above), which terms had also been agreed to in their individual capacity by Mr. Pang and Mr. Lester Wong, with respect to the terms of an offer to be made by M-Flex for all of the outstanding shares of MFS;

•	Needham presented financial information with respect to M-Flex, MFS and the Offer (as reflected in the pre-conditional offer announcement) and rendered an oral opinion addressed to the Special Committee, subsequently confirmed by a written opinion dated March 28, 2006, that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Needham considered relevant, the exchange ratio in the pre-conditional offer announcement was fair from a financial point of view to M-Flex stockholders;

•	Legal advisors reviewed the results of the diligence investigation conducted by counsel to company and members of management;

•	Legal advisors reviewed the final forms of the pre-conditional offer announcement and related documents and other legal matters, including the fiduciary duties of the directors in connection with the transaction; and

•	Brian Stevens, Director of Finance at M-Flex, presented a discussion of the financial and accounting due diligence conducted by management and outside accounting advisors, including MFS’ overall financial condition, areas of concern, and potential accounting impact of risk areas and uncertainties. In addition, Mr. Stevens discussed the potential accounting changes, along with their estimated costs, that would be required at MFS to comply with U.S. regulatory authorities and generally accepted accounting principles, and to maximize the potential for a successful integration if the Offer is accepted.

The Board then temporarily adjourned and the Special Committee convened a meeting to discuss the matters presented to the Board. Following a full discussion, including, inter alia, further consultation with (i) outside counsel regarding the fiduciary duties of the directors in connection with the proposed transaction, (ii) outside counsel and members of management regarding the results of the diligence review of MFS, (iii) members of management and its outside consultants regarding accounting implications of the transaction and (iv) representatives of Needham regarding the fairness of the transaction, from a financial point of view, to M-Flex stockholders, M-Flex’s Special Committee unanimously approved the terms of the Offer and the company’s intention to acquire the outstanding shares of MFS pursuant to such Offer. The Special Committee resolved to advise the Board of Directors that it recommended that the Board approve the making of the Offer, as well as the related issuance of shares of the company’s common stock to the holders of MFS in connection with the Offer.

The Board then reconvened. At this meeting, Mr. Dadamo, Chairman of the Special Committee, presented a report of the Special Committee, including the Special Committee’s recommendation that the Board of Directors should approve the Offer and the related transactions.

Following a full discussion, and based upon the presentations made to the Board of Directors at this and prior meetings, M-Flex’s Board of Directors unanimously determined, with Dr. Lim and Mr. Tan abstaining, that the Offer and the terms of the Offer were advisable and fair to, and in the best interest of, M-Flex and its stockholders and the Offer was unanimously approved. Prior to the opening of trading on The Nasdaq National Market on March 30, 2005, M-Flex issued a press release announcing the Offer.

In connection with the announcement of the Offer, WBL entered into an undertaking agreement pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex’s common stock. In addition, Mr. Pang Tak Lim and Mr. Lester Wong, who collectively own approximately 1.3% of MFS’ shares, signed an undertaking agreement in their capacity as shareholders of MFS agreeing to tender MFS Shares. The

APP7-4

undertaking agreement of WBL also contains the grant of a proxy to Mr. Harding enabling Mr. Harding to vote WBL’s shares of M-Flex at M-Flex’s Special Meeting.

Information Regarding MFS’ Participation in the Negotiation of the Offer

During the course of negotiations regarding the Offer, the Special Committee of the Board of Directors of MFS consulted Macquarie regarding the terms of the Offer and whether given the circumstances existing at such time, terms were likely to be seen to be fair to the minority shareholders of MFS. None of MFS, its Board of Directors, or its Special Committee comprised of independent directors of MFS, has made any recommendation in relation to the Offer. Neither has Macquarie issued any written opinion to MFS in respect of the terms of the Offer. Under the Singapore Code on Take-overs and Mergers, the independent directors of MFS are required to appoint an independent financial advisor to advise them on the Offer and to assist them in formulating their recommendation with respect to the Offer. Any such recommendation is expected to be made in the circular to be distributed by MFS to its shareholders following the distribution of the Offer Document/Prospectus to be delivered to MFS shareholders. That circular is expected to contain the recommendation of the independent financial advisors to the independent directors of MFS.

Financial Advisor Fees

Needham & Company, LLC

M-Flex’s Special Committee selected Needham as its U.S. financial advisor in connection with the proposed transaction based on Needham’s qualifications, expertise, reputation and experience in mergers and acquisitions. M-Flex’s Special Committee has retained Needham under a letter agreement dated May 4, 2005, which was subsequently amended. Needham will be paid a fee for its services as U.S. financial advisor to M-Flex’s Special Committee in connection with the proposed transaction, a substantial portion of which is contingent upon completion of the transaction. Needham was paid a fee of $400,000 for its delivery of its written opinion to M-Flex’s Special Committee on March 28, 2006 regarding the fairness to M-Flex’s unaffiliated stockholders from a financial point of view of the consideration to be paid by M-Flex in connection with the transaction. In addition, Needham was paid a fee of $500,000 in connection with the announcement of the Offer. M-Flex has agreed to pay Needham a transaction fee of $3.0 million at the closing of the Offer against which the $900,000 of previous fees M-Flex has paid Needham will be credited. M-Flex has also agreed to indemnify Needham and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse Needham for its out of pocket expenses.

DBS Bank Ltd

M-Flex’s Special Committee selected DBS Bank Ltd, or DBS Bank, as its Singapore financial advisor in connection with the proposed transaction based on DBS Bank’s qualifications, expertise, reputation and experience in executing the Offer in compliance with Singapore law. On May 24, 2005, Needham appointed DBS Bank to support Needham and M-Flex’s Special Committee on certain matters relating to the proposed transaction. However, since the initial Needham appointment, the proposed transaction evolved such that M-Flex’s Special Committee has retained DBS Bank under a letter agreement dated March 8, 2006 to assist M-Flex’s Special Committee directly. DBS Bank will be paid a fee for its services as Singapore financial advisor to M-Flex’s Special Committee in connection with the proposed transaction, a substantial portion of which is contingent upon completion of the proposed transaction. DBS Bank was paid a fee of $100,000 upon announcement of the Offer. If all of the conditions to the Offer are satisfied or waived, an additional fee will be payable to DBS Bank equal to $400,000. The Special Committee has also agreed to indemnify DBS Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the transaction and to reimburse DBS for its out of pocket expenses.

APP7-5

Reasons of M-Flex’s Special Committee for the Offer

In the course of the Special Committee making its decision to recommend the Offer, M-Flex’s Special Committee consulted with M-Flex’s management, as well as its legal counsel and its financial advisors, and considered, among others, the following material factors:

•	information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of M-Flex and MFS as separate entities and on a combined basis;

•	the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

•	the recent and historical stock price performance of M-Flex’s common stock and MFS’ ordinary shares;

•	the percentage of the combined company M-Flex’s stockholders would own following the transaction;

•	the percentage of the combined company MFS’ shareholders would own following the transaction;

•	the importance of market position, significant scale and scope and financial resources to the company’s ability to compete effectively in the changing environment in the global electronics market, and the fact that the strategic combination of M-Flex’s and MFS’ businesses would create one of the world’s leading flexible printed circuit board companies;

•	the strategic nature of the transaction, which combines M-Flex’s and MFS’ complementary businesses, and creates a broader company with enhanced global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

•	the potential benefits to be derived from a combination of the two companies, including potential cost savings and efficiencies and strategic, operational and financial synergies that could result from the combination of the two companies;

•	the expanded scale to pursue additional product programs in support of the growing demand for handsets and other portable devices—in terms of historical revenues, the combined group would become one of the largest companies in the world for flex and flex assembly manufacturing;

•	the ability to leverage the available capacity at MFS’ established manufacturing operations;

•	advancing the company’s stated strategy of achieving customer diversification;

•	enhanced design capabilities by allowing M-Flex to tap into MFS’ Singapore-based design center, as MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets;

•	enhanced marketing resources and research and development activities through expanded geographic presence;

•	broadened development and acceleration in obtaining new customer opportunities and new product applications;

•	reduced exposure to geographic-related risks through the addition of added facilities in other countries;

•	reduced overall effective tax rate through expansion of operations and activities in countries with lower tax rates;

•	improved operational efficiencies by streamlining the manufacturing capabilities of both companies;

•	decreased manufacturing costs in connection with purchased materials commonly used by both companies;

•	the current industry, economic and market conditions and trends, including the possibility of industry consolidation;

APP7-6

•	the nature and effectiveness of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

•	the opportunity for M-Flex’s stockholders to participate in a larger company and, as stockholders of the combined company, benefit from future growth of the combined company;

•	the opinion of Needham, to the effect that, as of the date of its opinion and subject to the matters set out in its written opinion, the exchange ratio and cash consideration in the proposed offer was fair, from a financial point of view, to M-Flex and its unaffiliated stockholders;

•	the receipt of an executed undertaking agreement from WBL pursuant to which it agreed to tender its MFS shares in the transaction in exchange for shares of M-Flex common stock, as well as the receipt of similar undertaking agreements from Mr. Pang Tak Lim and Mr. Lester Wong, who each agreed to tender their MFS shares in the transaction;

•	the structure of the transaction as a tax-free event to M-Flex and its stockholders for U.S. federal income tax purposes;

•	the ability to consummate the proposed offer, including the MFS tendered share threshold conditions and receipt of necessary regulatory approvals in accordance with the terms of the proposed offer;

•	the highly successful ongoing relationship between M-Flex and MFS;

•	the Special Committee’s continuing belief in the stockholder value opportunity presented by the potential business combination under the terms of the proposed offer with MFS.

In addition, M-Flex’s Special Committee also identified and considered a variety of potentially negative factors in its deliberations concerning the Offer, including:

•	M-Flex’s ability to obtain the necessary financing to pay the cash consideration, and the potential terms of such financing;

•	the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively; and

•	the potential that the additional incremental debt associated with the Offer could cause M-Flex to have reduced financial flexibility;

•	the risk that the potential benefits sought in the transaction might not be fully realized;

•	the possibility that the transaction might not be completed, or that completion might be unduly delayed;

•	the effect of the public announcement, initiation or closing of the Offer on M-Flex’s stock price;

•	the projected dilution of M-Flex’s earnings per share as a result of the issuance of the shares of M-Flex’s common stock in the Offer, and the estimated time period for the transaction to be accretive to M-Flex’s earnings per share;

•	the absence of any break-up or termination fees in the transaction;

•	the fact that M-Flex may not obtain 90% of MFS Shares and would have to operate MFS separately;

•	the risk that management’s efforts to integrate MFS will disrupt M-Flex’s operations;

•	the substantial charges to be incurred in connection with the transaction, including costs of integrating the businesses of M-Flex and MFS and expenses arising from the transaction;

•	the risk that key management and research and development personnel might not remain employed by M-Flex or MFS; and

•	various other risks associated with the transaction and the businesses of M-Flex, MFS and the combined company described in the section entitled “Risk Factors” and in the documents incorporated by reference into this Offer Document/Prospectus.

APP7-7

M-Flex’s Special Committee concluded, however, that these factors could be managed or mitigated by M-Flex and that, overall, the potentially negative factors associated with the transaction were outweighed by the potential benefits of the transaction.

It was not practical to, and thus M-Flex’s Special Committee did not, quantify, rank or otherwise assign relative weights to the wide variety of factors it considered in evaluating the transaction, nor did the board determine that any one factor was of particular importance in deciding that the Offer and associated transactions were in the best interests of M-Flex and its stockholders. This discussion of information and material factors considered by its Special Committee is intended to be a summary rather than an exhaustive list. In considering these factors, individual members of the board may have given different weight to different factors. The Special Committee conducted an overall analysis of the factors described above, and overall considered the factors to support its decision in favor of the Offer and the related transactions. The decision of each member of M-Flex’s Special Committee was based upon his own judgment, in light of all of the information presented, regarding the overall effect of the Offer and associated transactions on M-Flex’s stockholders as compared to any potential alternative transactions or courses of action. It should be noted that this explanation of M-Flex’s Special Committee’s reasoning and certain information presented in this section is forward-looking in nature and, therefore, such information should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page 44.

The Special Committee of M-Flex’s Board of Directors has unanimously recommended, and M-Flex’s Board of Directors, with Huat Seng Lim, Ph.D. and Mr. Tan Choon Seng abstaining, has unanimously approved, the Offer and other transactions contemplated thereby and believes that the terms of the transaction are fair to, and in the best interests of, M-Flex and its unaffiliated stockholders.

Accounting Treatment of the Transaction

M-Flex will account for the transaction as a business combination with a partial purchase and an exchange of ownership interest between entities under common control under accounting principles generally accepted in the United States. M-Flex will be the acquiror for accounting purposes. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion (approximately 56%), of the assets and liabilities assumed will be recorded at historical cost as of the completion of the transaction. The minority ownership portion (approximately 44%) of the assets and liabilities of MFS held by shareholders other than WBL will be recorded at their fair value using purchase accounting as of the completion of the transaction.

Material U.S. Federal Income Tax Consequences of the Transactions

The following discussion is the opinion of Morrison & Foerster LLP, special tax counsel to M-Flex, as to the material U.S. federal income tax consequences of the transactions to M-Flex stockholders and MFS shareholders. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable temporary and final U.S. Treasury regulations, administrative interpretations and court decisions, as in effect as of the date of this Offer Document/Prospectus, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the transactions and the subsequent compulsory acquisition of non-tendered MFS common stock under Section 215(1) of the Singapore Companies Act, if it occurs. This discussion assumes that the transactions will be completed in accordance with the terms of the Offer as set forth in the Offer Document/Prospectus. No ruling has been or will be sought from the U.S. Internal Revenue Service, or the IRS, as to the U.S. federal income tax consequences of the transactions, and the following summary is not binding on the IRS or the courts. As a result, the IRS could adopt a contrary position, and such a contrary position could be sustained by a court.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the transactions. This discussion does not address any

APP7-8

consequences arising under the laws of any state, local or foreign jurisdiction, but see “Material Singapore Tax Consequences of the Offer” immediately below, and only addresses persons who hold MFS or M-Flex common stock as capital assets. In addition, this discussion does not address the tax consequences of transactions effectuated before or after the restructuring merger and the closing of the Offer other than the compulsory acquisition, or as otherwise stated herein, whether or not such other transactions occur in connection with consummation of the restructuring merger and the closing of the Offer, including, without limitation, any exercise of an MFS or M-Flex option or the acquisition or disposition of shares of MFS or M-Flex common stock other than pursuant to the restructuring merger and the closing of the Offer. This discussion does not address all aspects of U.S. federal income taxation that may be contingent on the particular circumstances of a holder of MFS or M-Flex common stock, which may be important to such holder, or with respect to a holder of such stock subject to special rules, such as:

•	holders subject to special treatment under U.S. federal income tax laws, such as financial institutions, mutual funds, insurance companies, tax-exempt organizations, brokers or dealers in U.S. or foreign securities, or traders in securities that elect to use a mark-to-market method of accounting;

•	a holder who acquired or holds MFS or M-Flex common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy;

•	a holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes and members of such partnership or entity;

•	a holder liable for the alternative minimum tax;

•	a holder who acquired his or her MFS or M-Flex common stock pursuant to the exercise of options or similar derivative securities as compensation for services;

•	a holder who holds MFS or M-Flex common stock which constitutes either “qualified small business stock” as defined in Section 1202 of the Code or “section 1244 stock” as defined in Section 1244 of the Code;

•	any person who owns both MFS and M-Flex common stock before the transactions;

•	a holder who also holds an option or warrant to purchase MFS or M-Flex stock;

•	a holder who also holds a debt instrument convertible into MFS or M-Flex stock; or

•	a holder of MFS common stock that tenders only some of his or her shares of MFS common stock pursuant to the Offer.

If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of MFS or M-Flex common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If a holder of MFS or M-Flex common stock is also a partner in a partnership holding MFS or M-Flex common stock, such holder should consult his or her tax advisors.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation, created or organized under the laws of the United States or any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or that has a valid election in effect to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

APP7-9

A “non-U.S. holder” means a beneficial owner of MFS or M-Flex common stock who or that is not a U.S. holder.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS. THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, INDIVIDUAL CIRCUMSTANCES. M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION AND THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Qualification of the Transaction

In the opinion of Morrison & Foerster LLP, the transactions, taken together, will be treated for U.S. federal income tax purposes, as to any transferor of MFS or M-Flex common stock who receives any New M-Flex Holding Corporation common stock in the transactions, as a transfer described in Section 351 of the Code, and the M-Flex restructuring merger on its own will constitute a “reorganization” within the meaning of Section 368(a) of the Code. This opinion relies on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the transactions in the manner contemplated by the Offer Document/Prospectus, and representations and covenants made by New M-Flex Holding Corporation, M-Flex, [MFS] and others, including those contained in certificates of officers of New M-Flex Holding Corporation, M-Flex [and MFS]. If any of those assumptions, representations or covenants is inaccurate, the U.S. federal income tax consequences of the transactions could differ from those discussed here. An opinion of counsel neither binds the IRS nor precludes the IRS from adopting a contrary position. The following are the material U.S. federal income tax consequences to holders of MFS or M-Flex common stock who, consistent with the opinion of counsel referred to above, receive cash or shares of New M-Flex Holding Corporation common stock pursuant to the transactions.

Tax Consequences to M-Flex Stockholders

A U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Holding Corporation common stock in the merger generally will not recognize any gain or loss upon such exchange. The tax basis of the New M-Flex Holding Corporation common stock received by such U.S. holder will be the same as the tax basis of the M-Flex common stock surrendered, and the holding period of the New M-Flex Holding Corporation common stock will include the holding period of the M-Flex common stock surrendered.

A non-U.S. holder of M-Flex common stock who exchanges M-Flex common stock for New M-Flex Holding Corporation common stock in the merger generally will not recognize any gain or loss upon the exchange.

Tax Consequences to MFS Shareholders

Exchange Solely for New M-Flex Holding Corporation Common Stock

A U.S. holder of MFS common stock who elects to receive the Stock Consideration pursuant to the Offer generally will not recognize any gain or loss. The aggregate adjusted tax basis of the shares of New M-Flex Holding Corporation common stock received will be equal to the aggregate adjusted tax basis of the shares of MFS common stock surrendered. The holding period of the New M-Flex Holding Corporation common stock will include the period during which the shares of MFS common stock were held.

A non-U.S. holder who elects to receive the Stock Consideration pursuant to the Offer generally will not recognize any gain or loss upon the exchange.

APP7-10

Exchange Solely for Cash in the Offer or Compulsory Acquisition

A U.S. holder of MFS common stock who elects to receive the Cash Consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of MFS common stock surrendered. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss will be a capital gain or loss, and generally will be long-term capital gain or loss if the MFS common stock has been held by the U.S. holder for more than one year at the time of the sale. Gain or loss must be calculated separately for each “block” of MFS common stock, that is, shares of MFS common stock acquired at the same time in a single transaction.

A non-U.S. holder of MFS common stock who elects to receive the Cash Consideration pursuant to the Offer or receives cash in the compulsory acquisition generally will recognize capital gain or loss equal to the difference between the amount of cash received and the non-U.S. holder’s adjusted tax basis in such shares of MFS common stock surrendered therefor. Except as discussed below under “Possible Recharacterization of Cash Received as a Dividend,” such gain or loss generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, or (ii) the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the exchange and certain other conditions are met.

Possible Recharacterization of Cash Received as a Dividend

Some or all of the cash received by an MFS Shareholder pursuant to the Offer or in the compulsory acquisition may be treated as ordinary dividend income. Ordinary dividend treatment could result in a maximum 35% federal income tax, if such MFS Shareholder is a U.S. holder, or, for non-U.S. holders, the treatment described below under “Ownership and Disposition of New M-Flex Holding Corporation Common Stock by Non-U.S. Holders—Distributions.” For a de minimis holder of MFS common stock, such holder generally will not be subject to ordinary dividend treatment if his or her ownership in MFS decreases by any amount in the transactions, taking into account certain constructive ownership rules under the Code. Because the analysis of whether dividend characterization will apply to any MFS Shareholder depends upon such MFS Shareholder’s particular circumstances, each MFS Shareholder should consult with his or her own tax advisors regarding the potential tax consequences of a cash tender or a compulsory acquisition of his or her MFS Shares.

In order to avoid certain potential U.S. federal income tax withholding obligations, we may seek certain representations from MFS stockholders electing to receive the Cash Consideration pursuant to the Offer or receiving cash in the compulsory acquisition.

Information Reporting and Backup Withholding

Payments of cash to MFS stockholders pursuant to the Offer or the compulsory acquisition will be subject to information reporting, and may be subject to backup withholding unless (i) the payments are received by a corporation or other exempt recipient or (ii) the recipient provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a MFS stockholder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a tax refund, provided that certain required information is timely furnished to the IRS.

Ownership and Disposition of New M-Flex Holding Corporation Common Stock by Non-U.S. Holders

Distributions

If distributions are paid on shares of New M-Flex Holding Corporation common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from New M-Flex Holding

APP7-11

Corporation’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New M-Flex Holding Corporation’s current and accumulated earnings and profits, it will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. Holder’s adjusted tax basis in New M-Flex Holding Corporation common stock. Any remainder will be treated as gain on the disposition of the common stock, discussed below. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, if an income tax treaty applies, attributable to a U.S. permanent establishment maintained by such non-U.S. holder, the dividend will not be subject to any U.S. federal income tax withholding, provided certain certification requirements are met, as described below, but will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate non-U.S. holder under certain circumstances also may be subject to a U.S. federal “branch profits tax” equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, of a portion of such holder’s effectively connected earnings and profits for the taxable year.

In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide a properly executed IRS Form W-8BEN for treaty benefits or W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of distributions. These forms must be periodically updated. Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Gain on Disposition

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of New M-Flex Holding Corporation common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States or, alternatively, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and generally in the manner applicable to U.S. persons and, if the non-U.S. holder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who holds New M-Flex Holding Corporation common stock as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements; or

•	New M-Flex Holding Corporation is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a “U.S. real property holding corporation” generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of New M-Flex Holding Corporation common stock, provided that New M-Flex Holding Corporation common stock was regularly traded on an established securities market. New M-Flex Holding Corporation does not believe it is and does not anticipate becoming in the future, a “United States real property holding corporation” for U.S. federal income tax purposes.

APP7-12

U.S. Federal Estate Taxes

New M-Flex Holding Corporation common stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder will be included in his or her estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

U.S. Information Reporting and Backup Withholding

Under U.S. Treasury regulations, New M-Flex Holding Corporation must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the tax withheld with respect to those distributions. These information reporting requirements apply even if withholding was not required because the distributions were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to an applicable income tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. federal backup withholding, currently at a 28% rate of tax, generally will not apply to payments of distributions made by us or our paying agents, in their capacities as such, to a non-U.S. holder of our common stock if the holder has provided the required certification that it is not a U.S. person or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder of our common stock made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to such a payment if the broker has certain connections with the United States, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Payment of the proceeds from a disposition by a non-U.S. holder of common stock made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. holder certifies that it is not a U.S. person under penalties of perjury (and we and our paying agent do not have actual knowledge, or reason to know, that the holder is a U.S. person) or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax

Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current U.S. Treasury regulations.

U.S. Federal Income Tax Consequences to New M-Flex Holding Corporation, M-Flex and MFS

None of New M-Flex Holding Corporation, M-Flex and MFS will recognize any gain or loss for U.S. federal income tax purposes as a result of the transactions or the compulsory acquisition.

Material Singapore Tax Consequences of the Transactions

The following summary describes certain Singapore income tax consequences of MFS Shareholders resident or based in Singapore accepting the Offer, either by electing to receive Cash Consideration or Stock Consideration of M-Flex common stock for the sale of their MFS Shares. The discussion below is not intended to constitute nor does it constitute a complete analysis or description of all the Singapore tax consequences relating to the acceptance of the Offer.

APP7-13

Holders of MFS Shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of accepting the Offer, including the applicability and effect of Singapore income and other tax laws in light of their particular circumstances.

This discussion addresses only those MFS Shareholders that hold their MFS Shares as a capital asset and does not address all aspects of Singapore income taxation that may be relevant to a holder of MFS Shares in light of that shareholder’s particular circumstances (which includes a shareholder holding the MFS Shares for trading purposes).

This summary is based on Singapore laws, regulations and interpretations now in effect and available as of the date of this Offer Document/Prospectus. These laws, regulations and interpretations, however, may change at any time, and any change could be retroactive. These laws and regulations are also subject to various interpretations and the relevant tax authorities or the courts could disagree with the explanations or conclusions set out below.

For the purpose of the discussion of Singapore tax considerations described herein, it is assumed that M-Flex is not resident of or carrying on business or trading activities in Singapore for Singapore income tax purposes.

This discussion is intended to provide only a general summary of the material Singapore income tax consequences to MFS Shareholders of accepting the Offer, and is not a complete analysis or description of all potential Singapore income tax consequences of accepting the Offer. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign tax consequences of the transaction. ACCORDINGLY, M-FLEX STRONGLY URGES EACH HOLDER OF MFS SHARES TO CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR SINGAPORE, FOREIGN OR OTHER TAX CONSEQUENCES TO THAT SHAREHOLDER OF ACCEPTING THE OFFER.

Income Tax

In General

Singapore imposes tax on gains of an income nature but does not impose tax on gains of a capital nature.

Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore and on foreign income received or deemed received in Singapore. However, foreign income in the form of branch profits, dividends and service income, or specified foreign income, received or deemed received in Singapore on or after June 1, 2003 by a resident taxpayer is exempt from income tax if the following conditions are met:

(i)	the income is subject to tax of a similar character to Singapore income tax under the law of the jurisdiction from which such income is received;

(ii)	at the time the income is received in Singapore, the highest rate of tax of a similar character to Singapore income tax in the jurisdiction from which the income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15 percent; and

(iii)	the Singapore Comptroller of Income Tax, or the Comptroller, is satisfied that the tax exemption would be beneficial to the recipient of the income.

The “subject to tax condition” in (i) above is met where, in the case of dividends paid by a company resident in the territory from which the dividends are received, tax is paid in that territory by such company in respect of its income out of which such dividends are paid or tax is paid on such dividends in that territory from which such dividends are received.

APP7-14

As a concession, the “subject to tax condition” in (i) above has, with effect from July 30, 2004, been treated as met for specified foreign income exempted from tax in the foreign jurisdiction under a tax incentive granted for carrying out substantive business activities in that jurisdiction.

With effect from May 31, 2006, where there are difficulties in proving that the “subject to tax” condition in (i) above is met in respect of foreign-sourced dividends, the Comptroller may be prepared to accept any of the following two administrative methods to prove that such condition is met:

(a)	the person receiving the foreign-sourced dividends has to keep track of the total dividends paid by the payer company and the total taxed income of the payer company (which includes capital gains derived by the payer company which are subjected to capital gains tax). If the total amount of taxed income of the payer company is equal to or greater than the total amount of dividends paid by the payer company, up to and including the year of payment of the dividends in question, the Comptroller will consider such “subject to tax” condition to have been met; or

(b)	if the audited accounts of the payer company for the financial period ending in the year the dividends in question (which are not subject to dividend withholding tax in the relevant foreign tax jurisdiction) are received shows a current year tax expense (which does not include deferred tax), the Comptroller will consider such “subject to tax” condition to have been met.

The above two methods are non-prescriptive and the taxpayer may also propose other methods to the Comptroller to prove (to the Comptroller’s satisfaction) that such “subject to tax” condition has been met. For consistency, a taxpayer is expected to use the same method for all years of assessment and where there are exceptional changes in the circumstances of a taxpayer to warrant a change to another method, the Comptroller’s approval should be sought to change the method used.

With respect to the condition in (ii) above that the headline tax rate of the relevant foreign tax jurisdiction is at least 15 percent, the Inland Revenue Authority of Singapore, or IRAS, has announced that where the specified foreign income received in Singapore is:

(a)	chargeable to tax under a special tax legislation, or special tax legislation, of that foreign tax jurisdiction that is independent of its main tax legislation, or the main tax legislation, which charges tax on income;

(b)	the special tax legislation imposes tax at a rate lower than the highest rate applicable to other companies in that foreign tax jurisdiction under its main tax legislation; and

(c)	the application of the lower rate of tax under the special tax legislation is not pursuant to a tax incentive granted for carrying out substantive activities in that foreign tax jurisdiction,

the headline tax rate for the purposes of the above condition in (ii) shall be the highest tax rate stipulated in the special legislation instead of the highest tax rate stipulated in the main tax legislation.

Non-Singapore tax resident corporate taxpayers are subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign income received or deemed received in Singapore, subject to certain exceptions.

All foreign-sourced income received or deemed received in Singapore by a Singapore tax resident individual (except income received through a partnership in Singapore) on or after January 1, 2004 will be exempt from Singapore income tax if the Comptroller is satisfied that the tax exemption would be beneficial to the individual. Certain investment income derived from Singapore sources by individuals on or after January 1, 2004 will also be exempt from Singapore income tax.

Non-Singapore tax resident individuals, subject to certain exceptions, are subject to Singapore income tax on income accruing in or derived from Singapore.

APP7-15

A corporate entity is regarded as tax resident in Singapore if its business is controlled and managed in Singapore (for example, if the board of directors meets and conducts the company’s business in Singapore). An individual is regarded as tax resident in Singapore if the individual is physically present in Singapore or exercised employment in Singapore (other than as a director of a company) for 183 days or more in the calendar year preceding the year of assessment, or if the individual ordinarily resides in Singapore.

The current corporate tax rate in Singapore is 20%. In addition, 75% of up to the first S$10,000 of a company’s normal chargeable income, and 50% of up to the next S$90,000 is exempt from corporate tax. The remaining chargeable income (after the partial tax exemption) will be taxed at 20%. The above partial tax exemption will not apply to Singapore dividends received by companies.

Singapore tax-resident individuals are subject to tax based on progressive rates, currently ranging from 0% to 21% (for Year of Assessment 2006). The Minister for Finance has, in the 2006 Budget Statement delivered on February 17, 2006, the Budget Statement 2006, proposed to reduce the top individual marginal tax rate from 21% to 20% in the Year of Assessment 2007, with corresponding reduction in marginal tax rates for other income tax brackets.

Non-Singapore resident individuals are generally subject to tax at a rate equivalent to the prevailing corporate tax rate.

Gains on disposal of MFS Shares

The acceptance of the Proposed Offer by an MFS Shareholder (whether by way of electing to receive Cash Consideration or Stock Consideration) would be treated as a disposal of the MFS shares held by such shareholder and any gain derived from such disposal may be treated as either income or capital in nature. Singapore currently does not impose tax on capital gains. However, there are no specific laws or regulations which deal with the characterization of gains. In general, gains may be construed to be of an income nature and subject to Singapore income tax if they arise from activities which the Comptroller regards as the carrying on of a trade or business in Singapore.

Treatment of dividends on M-Flex common stock

As M-Flex is a non-resident of Singapore for tax purposes, dividends paid by M-Flex on M-Flex common stock will be considered as sourced outside Singapore, unless shares of M-Flex common stock are held as part of a trade or business carried out in Singapore in which event the holders of such stock may be taxed on the dividends as they are derived.

Where the dividends on M-Flex common stock are regarded as foreign-sourced income:

•	Individuals (whether resident in Singapore or not) would not be taxed on such dividends in Singapore, even if such income is received in Singapore due to the tax exemption available for income arising from sources outside Singapore and received in Singapore by individuals (excluding in the case of a resident individual income derived through a partnership in Singapore);

•	Corporate holders of M-Flex common stock would be taxed on such dividends upon remittance into Singapore, unless such dividends qualify as specified foreign income exempt from tax as described above; and

•	Such dividends received in Singapore by corporate investors who are not tax resident in Singapore and who have no business presence in Singapore will generally not be subject to tax in Singapore by administrative concession.

The IRAS has also clarified that the tax exemption on specified foreign income mentioned above extends to dividends derived by a Singapore tax resident from the carrying on of a trade or business in Singapore such as a

APP7-16

financial institution tax resident in Singapore, subject to compliance with the conditions for such exemption, notwithstanding that such dividends would otherwise be treated as Singapore-sourced income of the financial institution under general source of income principles.

Pursuant to the Budget Statement 2006, the Government has announced that if the conditions for exemption of specified foreign income described above are not met, the Comptroller may nevertheless consider granting exemption on such income received by resident taxpayers on a case-by-case basis if the underlying income was derived from substantive economic activities carried out in a foreign jurisdiction with a headline tax rate of at least 15%.

The scenarios specified by IRAS where they may consider granting such exemption subject to approval are, inter alia:

(i)	where the foreign-sourced dividends received in Singapore originated in the foreign tax jurisdiction from which such income was received and that tax jurisdiction has a headline tax rate of at least 15 per cent but no tax was paid in that tax jurisdiction because the foreign-sourced dividends were paid out of:

(a)	capital gains which were not subject to tax in that tax jurisdiction; or

(b)	underlying profits derived from carrying out substantive business activities in that tax jurisdiction which were not subject to tax due to the set-off of unutilised losses or capital allowances or the rules under a tax consolidation regime of that tax jurisdiction;

(ii)	where the foreign-sourced dividends received in Singapore were paid out of income that did not originate in the foreign tax jurisdiction from which the dividend income was received, but out of income that originated, or the Originating Income, from carrying out substantive business activities in another foreign tax jurisdiction, or the Originating Jurisdiction, that has a headline tax rate of at least 15 per cent, after which dividends were paid out of the Originating Income to another company in another foreign tax jurisdiction (that may in turn pay dividends to another company in another foreign tax jurisdiction, and so on) before being used to pay dividends to the payer company in the foreign tax jurisdiction from which the foreign-sourced dividends are received in Singapore and:

(a)	tax was paid in the Original Jurisdiction on the Originating Income; or

(b)	no tax was paid in the Original Jurisdiction on the Originating Income and in all the other foreign tax jurisdiction(s) where the above dividends were received because:

(i)	in the case of the Originating Income, the Originating Income was not subject to tax in the Original Jurisdiction because

(A)	it was a capital gain;

(B)	of set-off of unutilized losses or capital allowances;

(C)	of the rules under a consolidation regime of the Originating Jurisdiction; or

(D)	it was exempt from tax as a consequence of the Originating Jurisdiction granting a tax incentive for carrying out substantive activities in such jurisdiction; and

(ii)	in the case of the above dividends, such dividends received in each of the other foreign tax jurisdiction(s) (and thereafter used to pay the foreign-sourced dividends received in Singapore) were not subject to tax in each of such jurisdiction(s) respectively due to

(A)	the participation exemption regime of each of such respective jurisdiction(s); or

(B)	the tax system of each of such jurisdiction(s) not taxing foreign-sourced dividends received in such jurisdiction(s) respectively.

APP7-17

The IRAS has further stated that it will only consider granting the above exemption if the taxpayer is able to track the source of the relevant foreign income, the Comptroller is satisfied that there is no round tripping of locally-sourced income via the overseas investment and the taxpayer in Singapore receiving the foreign-sourced dividends is not a shell company.

The IRAS has also clarified that any taxpayer receiving foreign-sourced dividends but is not within any of the scenarios mentioned above may still make an application for exemption to the Comptroller, stating why the application should merit favorable consideration. The Comptroller has indicated that such tax exemption may be granted if it is determined that the repatriation of the foreign-sourced dividends by such a taxpayer would generate economic benefits for Singapore.

Regulatory Matters Relating to the Transaction

There are no regulatory approvals that are expected to be required in either the United States or Singapore in order for the transaction to be completed, except that the SEC must declare effective M-Flex’s registration statement containing the Proxy Statement/Prospectus with respect to the M-Flex Special Meeting and the Offer Document/Prospectus with respect to the Offer.

Dissenters’ Rights of Appraisal

M-Flex is incorporated under the laws of the State of Delaware. Under Delaware law, M-Flex stockholders will not have dissenters’ rights of appraisal in connection with the issuance of shares of common stock of the combined company in the transaction or the reorganization of M-Flex to occur in connection with the closing of the Offer.

Federal Securities Laws Consequences; Lock-Up Agreements

This Offer Document/Prospectus and the Proxy Statement/Prospectus does not cover any resales of M-Flex common stock to be received by the shareholders of MFS upon completion of the transaction, and no person is authorized to make any use of this Offer Document/Prospectus in connection with any such resale.

The shares of M-Flex’s common stock issued to the MFS Shareholders will, on issue, fully paid and nonassessable shall rank pari passu in all respects with the existing shares of M-Flex’s common stock, except that any MFS Shareholder (including any MFS Shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the shares of M-Flex common stock received as Stock Consideration for a period of six months after the closing of the Offer.

Stock Exchange Listing; Delisting of MFS Common Stock

M-Flex

The shares of New M-Flex Holding Corporation will supersede the shares of M-Flex on The Nasdaq National Market and will continue to trade under the symbol “MFLX.”

MFS

It is M-Flex’s intention to acquire 100% of the outstanding MFS Shares. In furtherance thereof, M-Flex, to the extent possible, intends to delist the MFS Shares from the official list of the SGX-ST.

If at least 90% of MFS Shares (excluding the MFS Shares already held by M-Flex or its related corporations or their nominees as of the date of the Offer) are tendered in the Offer, M-Flex intends to exercise its right under Section 215 of the Act, to compulsorily acquire those MFS shares not acquired by M-Flex pursuant to the Offer.

APP7-18

If M-Flex is able to proceed with the compulsory acquisition, M-Flex will apply to delist MFS from the Official List of the SGX-ST.

Regardless of whether M-Flex is able to proceed with the compulsory acquisition under Section 215 of the Act, if at least 90% of the MFS Shares outstanding are tendered, the SGX-ST may, pursuant to Rule 1105 of the SGX Listing Manual, suspend the listing of the MFS Shares until it is satisfied that at least 10% of the MFS Shares in issue are held by at least 500 MFS Shareholders who are members of the public. In such event, M-Flex has no intention to undertake any action for any such listing suspension to be lifted.

Where You Can Find More Information

M-Flex files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information on the public reference room. M-Flex’s Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

M-Flex has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the M-Flex common stock to be issued to MFS Shareholders upon completion of the Offer. This Offer Document/Prospectus is a part of the registration statement. As allowed by Securities and Exchange Commission rules, this Offer Document/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows M-Flex to “incorporate by reference” information into the Offer Document/Prospectus, meaning that M-Flex can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The following documents, which M-Flex filed with the SEC, are incorporated by reference into this document:

•	M-Flex’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005

•	M-Flex’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006

•	M-Flex’s proxy statement for its 2005 annual meeting

The information incorporated by reference is deemed to be part of this Offer/Prospectus, except for any information superseded by information in, or incorporated by reference in, this Offer Document/Prospectus. M-Flex is incorporating by reference additional documents that M-Flex files with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this Offer Document/Prospectus is a part and the effectiveness of the registration statement, as well as between the date of this Offer Document/Prospectus and the date of the meeting.

Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

All information contained or incorporated by reference in this Offer Document/Prospectus relating to M-Flex has been supplied by M-Flex.

APP7-19

If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through M-Flex or the U.S. Securities and Exchange Commission. Documents incorporated by reference are available from M-Flex without charge, excluding all exhibits unless M-Flex has specifically incorporated by reference an exhibit in this Offer Document/Prospectus. Stockholders may obtain documents incorporated by reference in this Offer Document/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Multi-Fineline Electronix, Inc.

3140 East Coronado Street

Anaheim, CA 92130

Attention: Corporate Secretary

(714) 238-1488

You can also get more information by visiting M-Flex’s website at www.mflex.com. Except to the limited extent expressly provided in this Offer Document/Prospectus, information contained in M-Flex’s website is not incorporated by reference into this Offer Document/Prospectus.

Independent Registered Public Accounting Firm

The consolidated financial statements of Multi-Fineline Electronix, Inc. included in this Offer Document/Prospectus and the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Multi-Fineline Electronix, Inc. incorporated in this Offer Document/Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2005 have been so included or incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Multi-Fineline Electronix, Inc. for the six-month periods ended March 31, 2006 and 2005, included and incorporated by reference in this Offer Document/Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 8, 2006 incorporated by reference or included herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements of MFS Technology Ltd as of September 30, 2005 and 2004 and for each of the three years in the period ended September 30, 2005 included in this Offer Document/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers Singapore, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

APP7-20

APPENDIX 8

DESCRIPTION OF M-FLEX’S CAPITAL STOCK AND MATERIAL DIFFERENCES IN THE RIGHTS OF M-FLEX STOCKHOLDERS AND MFS SHAREHOLDERS

The rights, preferences and privileges of the common stock of New M-Flex Holding Corporation shall be the same in all respects to the rights, preferences and privileges of M-Flex common stock in existence prior to the Offer.

General

M-Flex’s authorized capital stock consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The following describes M-Flex’s common stock and preferred stock and certain provisions of its restated certificate of incorporation and M-Flex’s amended and restated bylaws. This description is only a summary. You should also refer to the restated certificate of incorporation and the amended and restated bylaws that have been filed with the SEC and incorporated herein.

As of May 31, 2006, there were 24,430,708 shares of common stock outstanding held by approximately 22 stockholders of record.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. M-Flex has not provided for cumulative voting for the election of directors in M-Flex’s restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

So long as a single or related group of stockholders owns at least one-third of M-Flex’s outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex’s stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of M-Flex’s common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that M-Flex’s Board of Directors may determine from time to time.

No Preemptive, Conversion or Redemption Rights

M-Flex’s common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Right to Receive Liquidation Distributions

Upon M-Flex’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is and all shares of common stock to be issued in connection with the transaction will be, fully paid and nonassessable.

Preferred Stock

M-Flex’s Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 5,000,000 shares of preferred stock in one or more series, without stockholder approval. M-Flex’s board is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications,

APP8-1

limitations or restrictions. M-Flex’s Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

M-Flex’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of M-Flex and might harm the market price of M-Flex’s common stock and the voting and other rights of the holders of common stock. M-Flex has no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and M-Flex’s Restated Certificate of Incorporation and Amended and Restated Bylaws

The provisions of Delaware law, M-Flex’s restated certificate of incorporation and its amended and restated bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of M-Flex.

Delaware Law

M-Flex is subject to the provisions of Section 203 of the Delaware General Corporation Law, or Delaware law, regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board of Directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the Board of Directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

APP8-2

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, M-Flex has not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire M-Flex.

Charter and Bylaws

M-Flex’s restated certificate of incorporation and amended and restated bylaws provides that:

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with M-Flex’s amended and restated bylaws, and stockholders may not act by written consent;

•	M-Flex’s Board of Directors will be expressly authorized to make, alter or repeal M-Flex’s amended and restated bylaws;

•	M-Flex’s Board of Directors will have the ability to change the size of the Board of Directors and fill vacancies on the Board of Directors created by the death, incapacity or resignation of a director or an increase in the size of the Board of Directors without stockholders approval;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	M-Flex’s Board of Directors will be divided into three classes serving staggered three year terms, with one class of directors being elected at each annual meeting of stockholders and the other classes continuing for the remainder of their respective terms;

•	M-Flex’s Board of Directors will be authorized to issue preferred stock without stockholder approval; and

•	M-Flex will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to M-Flex, which may include services in connection with takeover defense measures.

In addition, so long as a single or related group of stockholders continue to own at least one-third of M-Flex’s outstanding common stock, a transaction between M-Flex and any person or entity in which such stockholder or stockholders have a material interest, if required under applicable federal and state law and/or Nasdaq rules to be approved by M-Flex’s stockholders, will require approval of a majority of the outstanding shares not held by such interested stockholders present in person or by proxy at the meeting of stockholders held with respect to such transaction.

Material Differences in Rights of stockholders of M-Flex and shareholders of MFS (see “Comparison of Stockholder Rights and Corporate Governance Matters” below)

MFS shareholders receiving stock consideration will have different rights once they become M-Flex stockholders due to differences between the governing law and charter documents of MFS and M-Flex. These differences are described in detail under “Comparison of Stockholders Rights and Corporate Governance Matters” as set out below.

Comparison of Stockholders Rights and Corporate Governance Matters

M-Flex is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. MFS is a Singapore corporation subject to the provisions of the Singapore Companies Act, or “Act” as defined in the Offer Document/Prospectus. Upon completion of the transaction, MFS Shareholders, whose rights are currently governed by MFS’ memorandum and articles of association and the Act, will become stockholders of M-Flex and their rights will be governed by M-Flex’s restated certificate of incorporation and amended and restated bylaws and the DGCL.

APP8-3

The following description summarizes material differences which may affect the rights of holders of M-Flex common stock after the restructuring merger and MFS Shares. This summary is not intended to be a complete discussion of all those differences or a complete description of the specific provisions referred to in this summary, and is qualified in its entirety by reference to the DGCL, the Act and the various documents of M-Flex and MFS that M-Flex refer to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of M-Flex common stock, you should read the section of this Offer Document/Prospectus entitled “Description of M-Flex’s Common Stock” beginning on page APP8-1. You should read carefully the relevant provisions of the Act and the DGCL, the restated certificate of incorporation and amended and restated bylaws of M-Flex and the memorandum and articles of association of MFS (“MFS Articles”), which are incorporated by reference into this Offer Document/Prospectus.

	Rights of M-Flex stockholders	Rights of MFS stockholders

Class of Common Stock	M-Flex has only one class of common stock outstanding. Holders of M-Flex common stock are entitled to all of the rights and obligations provided to common stockholders under its restated certificate of incorporation and amended and restated bylaws and under Delaware law.	MFS currently has only one class of shares, namely, ordinary shares, which have identical rights in all respects and rank equally with one another.

Corporate Governance	The rights of M-Flex stockholders are governed by Delaware law and under M-Flex’s restated certificate of incorporation and amended and restated bylaws. Upon completion of the acquisition, the rights of M-Flex stockholders will continue to be governed by Delaware law and M-Flex’s restated certificate of incorporation and amended and restated bylaws.	MFS shareholders are entitled to all of the rights attaching to such ordinary shares as prescribed under the MFS Articles and under the Act.

Authorized Capital Stock	The authorized capital stock of M-Flex consists of 100,000,000 shares of common stock, U.S. $0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S. $0.0001 par value per share. The total number of all shares of all classes of capital stock M-Flex shall have the authority to issue is 105,000,000.	Under the Act: (a) MFS does not have an authorized capital; (b) the shares in the capital of MFS do not have a par value.

Board Authority to Issue Capital Stock	M-Flex’s Board of Directors is authorized to provide for the issue, in one or more series, of all or any of the remaining shares of the Preferred Stock and, in resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, the designations, preferences and relative participating, optional, or other special rights of the shares of such series and the qualifications, limitations and restrictions thereof. The Board of	Under the Act and the MFS Articles, ordinary shares in MFS may only be issued with the prior approval of MFS shareholders in a general meeting. Under the MFS Articles the aggregate number of ordinary shares to be issued pursuant to such approval may not exceed 50% (or such other limit as may be prescribed by the SGX-ST) of MFS’s issued share capital for the time being, of which the aggregate number of shares to be issued other than on a pro-rata basis to MFS

APP8-4

	Rights of M-Flex stockholders	Rights of MFS stockholders

Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

For a description of the terms of M-Flex’s existing outstanding preferred stock, see “Description of M-Flex Capital Stock and Material Differences in the Rights of M-Flex Stockholders and MFS Shareholders—Preferred Stock” in Appendix 8.

shareholders may not exceed 20% (or such other limit as may be prescribed by the SGX-ST) of MFS’s issued share capital for the time being. The approval, if granted, will lapse at the conclusion of MFS’ annual general meeting following the date on which the approval was granted.

Dividends and Stock Repurchases

Under the DGCL, a corporation may pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation. A Delaware corporation may redeem or repurchase shares having a preference, or if no shares entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation’s remaining assets are sufficient to pay any debts not otherwise provided for. M-Flex’s restated certificate of incorporation provides that the Board of Directors may declare dividends out of the assets of the Corporation which are payable either in cash, in property or in shares of capital stock.

M-Flex has never paid cash dividends on its common stock.

Under the MFS Articles, MFS may, by ordinary resolution of its shareholders, declare dividends at a general meeting, but MFS may not pay dividends in excess of the amount recommended by the directors. Dividends may only be paid out of distributable profits of MFS pursuant to the Act.

Under the MFS Articles, all dividends are paid pro-rata amongst MFS shareholders in proportion to the amount paid up on each Shareholder’s ordinary shares, unless the rights attaching to an issue of any ordinary share provide otherwise.

MFS may, subject to the provisions of the Act, its Articles and the rules of the SGX-ST, repurchase its own ordinary shares out of its capital or profits provided it satisfies the solvency requirements prescribed under the Act. MFS may not, except in circumstances permitted by the Act, grant any financial assistance for the acquisition or proposed acquisition of its own ordinary shares.

APP8-5

	Rights of M-Flex stockholders	Rights of MFS stockholders

Voting Rights	The outstanding voting securities of M-Flex consist of the shares of M-Flex common stock. Each holder of M-Flex common stock is entitled to one vote per share.

Under the Act, a holder of MFS ordinary shares is entitled to attend, speak and vote at any general meeting, in person or by proxy. Proxies need not be a shareholder. Under the MFS Articles, a person who holds ordinary shares through the SGX-ST book-entry settlement system will only be entitled to vote at a general meeting as a shareholder if his name appears on the depository register maintained by CDP 48 hours before the general meeting.

Under the MFS Articles, on a show of hands, every shareholder present in person and by proxy shall have one vote (provided that in the case of a shareholder who is represented by two proxies, only one of the two proxies as determined by that shareholder or, failing such determination, by the chairman of the meeting in his sole discretion shall be entitled to vote on a show of hands), and on a poll, every shareholder present in person or by proxy shall have one vote for each ordinary share which he holds or represents. A poll may be demanded in certain circumstances, including by the chairman of the meeting or by any shareholder present in person or by proxy and representing not less than 10% of the total voting rights of all MFS shareholders having the right to attend and vote at the meeting or by any two MFS shareholders present in person or by proxy and entitled to vote. In the case of a tie vote, whether on a show of hands or a poll, the Chairman of the meeting shall be entitled to a casting vote.

Redemption and Exchange Features	M-Flex common stock is not redeemable.	MFS ordinary shares are not redeemable. MFS may, subject to and in accordance with the MFS Articles and the rules of SGX-ST, issue redeemable preference shares.

Meetings of Stockholders; Notice

A special meeting of stockholders may be called by the Chairman of the Board or the Chief Executive Officer or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

Under its amended and restated bylaws, M-Flex must give each stockholder of

Under the MFS Articles and the Act MFS is required to hold an annual general meeting every year. Under the MFS Articles and the Act the MFS Board of Directors may convene an extraordinary general meeting whenever it thinks fit and under the Act must do so if MFS

APP8-6

	Rights of M-Flex stockholders	Rights of MFS stockholders
record a written notice stating the location, date, time and purpose of the meeting. Notice must be given in writing not fewer than ten nor more than 60 days before the date of the meeting.

shareholders representing not less than 10% of the total voting rights of all MFS Shareholders request in writing that such a meeting be held. In addition, under the Act, two or more of MFS shareholders holding not less than 10% of the MFS issued share capital may call a meeting.

Unless otherwise required by the Act or by MFS Articles, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at that meeting. An ordinary resolution suffices, for example, for the appointment of directors. A special resolution, requiring the affirmative vote of at least 75% of the votes cast at the meeting, is necessary for certain matters under the Act, including voluntary winding up, amendments to the MFS, a change of MFS corporate name and a reduction in share capital. MFS must give at least 21 days’ notice in writing for every general meeting convened for the purpose of passing a special resolution. Under the MFS Articles, ordinary resolutions generally require at least 14 days’ notice in writing. Under the MFS Articles, the notice must be given to each MFS Shareholder who has supplied MFS with an address in Singapore for the giving of notices and must set forth the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business.

Record Date for Determining Stockholders Entitled to Vote	M-Flex’s amended and restated bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, or to express consent to a corporate action in writing without a meeting, the Board of Directors of M-Flex may fix, in advance, a record date which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting. Only stockholders of record on the date fixed by the Board of Directors are entitled to notice and to vote at the meeting.	Under the Act and subject to the provisions of the MFS Articles, only persons who are registered MFS’s register of shareholders and, in cases in which the person so registered is the Central Depository Pte Ltd (“CDP”), the persons named as the depositors in the depository register maintained by CDP for the ordinary shares, are recognized as shareholders of MFS. Under the MFS Articles, MFS may close the register of shareholders for any time or times if MFS provides SGX-ST with prior notice. However, the register may not be closed for more than 30 days in aggregate in any calendar year. MFS typically closes the

APP8-7

	Rights of M-Flex stockholders	Rights of MFS stockholders

Stockholder Action by Written Consent	Under the DGCL, unless the bylaws state otherwise, stockholders may take any action without a meeting. M-Flex’s amended and restated bylaws provide that no action required or permitted to be taken at any annual or special meeting of the stockholders of M-Flex may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

register to determine shareholders’ entitlement to receive dividends and other distributions.

The Articles of MFS and the Act do not permit the passing of shareholders resolutions or the obtaining of shareholders’ consent by written means by MFS (which is a public company).

Stockholder Proposals

Any stockholder of record may submit a stockholder proposal. The stockholder must continue to own those shares through the date upon which the stockholders’ meeting is held. The stockholder must also represent that he or she, or a representative, will attend the meeting to present the proposal.

For a regularly scheduled annual meeting, the stockholder must submit the proposal, supporting statement and requested information to M-Flex not less than 120 days before the date of M-Flex’s proxy statement for the previous year’s annual meeting. If M-Flex did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before M-Flex begins to print and mail its proxy materials. If the proposal is for a meeting of stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before M-Flex begins to print and mail its proxy materials.

A stockholder may submit a proposal in the form of a resolution and supporting statement to be included in M-Flex’s proxy solicitation. The stockholder’s proposal must include all of the following information:

•      The name and address of the stockholder

Under the Act, members holding not less than 10% of the voting shares of MFS are entitled to requisition the convening of the general meeting. The requisition shall state the objects of the meeting and shall be signed by the requisitionists and deposited at the registered office of MFS.

Upon receiving a requisition, the directors of MFS shall proceed to convene an extraordinary general meeting as soon as practicable but in any case no later than two months after the receipt of the requisition.

APP8-8

	Rights of M-Flex stockholders	Rights of MFS stockholders

•      The number of shares of M-Flex’s capital stock owned by the stockholder

•      The date upon which such shares were acquired

•      An indication whether the shares are held in “street” or nominee name

•      Documentation to support a claim for beneficial ownership

M-Flex may exclude the proposal if the stockholder fails to follow one of the eligibility or procedural requirements identified above, but only after M-Flex has notified the stockholder of the problem and the stockholder fails to correct it. M-Flex may also exclude the proposal for any of the reasons set forth in Securities and Exchange Commission Rule 14a-8 and related rules. If M-Flex intends to exclude a proposal from its proxy materials, M-Flex must file its reasons with the Securities and Exchange Commission. The Securities and Exchange Commission will issue a no-action letter stating whether the proposal should be excluded.

Quorum for Meetings of Stockholders	The holders of a majority of the stock issued and outstanding stock entitled to vote at an M-Flex stockholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at all meetings of the stockholders.	Except as otherwise provided in the MFS Articles, two or more MFS shareholders must be present in person or by proxy to constitute a quorum at any general meeting.

Stockholder Inspection	The DGCL provides any stockholder with the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Under the Act, a shareholder has the right to inspect, without charge, the minute books of MFS recording the minutes of shareholders’ meetings and directors’ meetings, the register and index of members.

Number of Directors	M-Flex currently has seven directors. M-Flex’s amended and restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. Directors shall be elected at	The MFS Articles provide that the number of directors shall be not less than two. No maximum number of directors is prescribed under the MFS Articles.

APP8-9

	Rights of M-Flex stockholders	Rights of MFS stockholders
the annual meetings of stockholders except as otherwise provided in the amended and restated bylaws.

Classification of Board of Directors	M-Flex’s amended and restated bylaws and restated certificate of incorporation provide that the Board of Directors will consist of three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.	Under the MFS Articles, MFS shareholders may, by a majority of votes, appoint any person to be a director either to fill a casual vacancy or as an additional director. Under the MFS Articles, the directors of MFS shall have the power at any time to appoint any person to be a director but any person so appointed shall only hold office until the next annual general meeting. At each annual general meeting, one third of the directors for the time being shall retire from office by rotation. A retiring director shall be subject to re-election by the shareholders at such meeting.

Removal of Directors

Under the DGCL, directors may be removed with or without cause by a majority vote of stockholders entitled to vote at the election of directors; however, if the Board of Directors of the company is classified into several classes of directors (as is the case with M-Flex), directors may be removed only for cause.

Under M-Flex’s amended and restated bylaws, any director, or the entire Board of Directors, may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of directors.

Under the Act, any director may be removed by an ordinary resolution of the shareholders but where any director so removed was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove him shall not take effect until his successor is appointed. Special notice (that is, not less than 28 days’ notice) of the meeting at which such a resolution to remove is to be proposed shall be given.

The position on the removal of directors under the MFS Articles is similar to the position under the Act.

Limitation on Personal Liability of Directors and Officers	M-Flex’s restated certificate of incorporation provides that directors shall not be personally liable to M-Flex or its stockholders for monetary damages for breaching their fiduciary duties as a director.	There is no limitation on the personal liability of directors of MFS to MFS for monetary damages for breaching their fiduciary duties under the Act or under the MFS Articles.

Indemnification of Directors and Officers	M-Flex’s restated certificate of incorporation and amended and restated bylaws provide that M-Flex shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify directors for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having served as a director of	As permitted by the Act, the MFS Articles provide that, subject to the Act, the MFS directors and officers shall be entitled to be indemnified by MFS against any liability incurred in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, director or employee and in which judgment is given

APP8-10

	Rights of M-Flex stockholders	Rights of MFS stockholders

M-Flex, or at M-Flex’s request, as a director or officer of another corporation. The Board of Directors, in its discretion, has the power on behalf of M-Flex to indemnify any current or former officer or employee made a party to any action.

The DGCL and M-Flex’s amended and restated bylaws permit M-Flex to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at the request of M-Flex as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person’s status as such.

M-Flex enters into agreements with its officers and directors which affirm M-Flex’s obligation to indemnify them to the fullest extent permitted by law.

The DGCL permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation.

in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. MFS may not indemnify MFS directors and officers against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to MFS.

Amendments to Restated Certificate of incorporation	Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company’s certificate of incorporation. Under M-Flex’s restated certificate of incorporation, M-Flex reserves the right to adopt, amend or repeal any provision contained in its restated certificate of incorporation in any manner prescribed by the DGCL, and all rights conferred to stockholders are granted subject to this reservation.	The certificate of incorporation of MFS is not amendable.

Amendments to Bylaws	The Board is expressly empowered to adopt, amend or repeal the bylaws; provided, however, that any adoption, amendment or repeal of the bylaws by the Board shall require the approval of at least a majority of the Independent Directors then serving on the Board (or, if there are no Independent Directors then serving on the Board, a resolution approved by all of the directors then serving on the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws; provided, however, that in addition to any	Under the Act, shareholders have the authority to alter, delete, substitute or add to the objects clause in a company’s memorandum of association and all provisions of its articles of association by a vote of not less than three-fourths of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting. In the case of certain alterations to the memorandum of association, the dissenting shareholders have a right to apply to the court to cancel the alteration under the Act. Amendments

APP8-11

	Rights of M-Flex stockholders	Rights of MFS stockholders
	vote of the holders of any class or series of stock of the corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholder of any provision of the bylaws.	affecting the rights of holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the classes affected in separate class meetings. Copies of the memorandum, as amended from time to time, must be filed with the Accounting and Corporate Regulatory Authority of Singapore. The memorandum of association may be amended by special resolution unless expressly provided in the Act.

Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock, referred to as an “interested stockholder,” for three years following the time that person became an interested stockholder, unless any one of the following occurs:

•      The Board of Directors approves the stock acquisition or the business combination before the person becomes an interested stockholder

•      The person became an interested stockholder in a transaction in which it acquired at least 85% of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans

•      A combination transaction is approved by the Board of Directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. M-Flex has not made that election.

Take-overs of public companies are regulated by the Code which is comprised of non-statutory rules not enforceable at law but administered by the Securities Industry Council of Singapore. The Code provides that when (i) any person acquires whether by a series of transactions over a period of time or not shares which, together with shares held or acquired by persons acting in concert with such person, represent 30% or more of the voting rights of a public company, or (ii) any person, together with persons acting in concert with such person, holds at least 30% but not more than 50% of the voting rights and that person, or any person acting in concert with such person, acquires additional voting shares representing more than one percent of the voting shares in any six month period, such person must generally make an offer for all of the remaining voting shares of the company in accordance with the Code. Such mandatory offer must be for consideration in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and the preceding six months.

Provisions Relating to Some Business Combinations	The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock.

The Act requires that a sale of the all or substantially all of the assets or undertaking of MFS be approved by a majority of the shareholders.

Under the Act, where a court application is made to approve a scheme of arrangement for a transfer of the whole or any part of the undertaking and property

APP8-12

	Rights of M-Flex stockholders	Rights of MFS stockholders

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

•     Each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger

•     The merger agreement does not amend the certificate of incorporation of the surviving corporation

•     Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

of a transferor company, the approval of not less than 75% in number representing  3/4 in value of the votes of shareholders present and voting at the court-ordered meeting to approve the scheme is required.

An amalgamation of MFS with 2 or more companies pursuant to the provisions of the Act will require the approval of at least 75% of the shareholders present and voting at the meeting to approve the amalgamation.

Appraisal or Dissenters’ Rights

Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the corporate certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

•     Listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or

•     Held of record by more than 2,000 stockholders

M-Flex stockholders do not have dissenters’ appraisal rights with regard to the issuance of M-Flex common stock.

Under section 215 of the Act, where an offer has been made and the offer has been approved in respect of not less than 90% of the shares of MFS (excluding shares held by the offeror or its related corporations or their nominees as of the date of the offer), the offeror shall have a right to compulsorily acquire the shares of a dissenting shareholder unless an application to the Singapore Court is made by the dissenting shareholder and the Singapore Court thinks it fit to order otherwise.

APP8-13

APPENDIX 9

OTHER TERMS OF THE OFFER

Subject to Comments from the CPF Board and CDP

1.	Procedures for Acceptance

(a)	Procedure for acceptance by Depositors whose Securities Accounts are or will be credited with Offer Shares

(i)	Depositors whose Securities Accounts are credited with Offer Shares

If you have Offer Shares standing to the credit of the “Free Balance” of your Securities Account, you are entitled to receive this Offer Document/Prospectus together with the FAA and the Lock-Up Agreement (which can also be obtained from The Central Depository (Pte) Limited at 4 Shenton Way #02-01, SGX Centre 2, Singapore 068807). If you wish to accept the Offer, you should:

(a)	complete and sign the FAA in accordance with the provisions and instructions in this Offer Document/Prospectus, including the provisions and instructions printed on the FAA (which provisions and instructions shall be deemed to form part of the terms of the Offer);

AND

(b)	if you elect the Stock Consideration, complete and sign the Lock-Up Agreement in accordance with the provisions and instructions in this Offer Document/Prospectus,

and forward the completed and executed FAA and (if you elect the Stock Consideration) Lock-Up Agreement in the enclosed pre-addressed envelope either by hand, to:

Multi-Fineline Electronix, Inc.

c/o The Central Depository (Pte) Limited

4 Shenton Way #02-01

SGX Centre 2

Singapore 068807

or by post, at your own risk, to:

Multi-Fineline Electronix, Inc.

c/o The Central Depository (Pte) Limited

Robinson Road Post Office

P.O. Box 1984

Singapore 903934

in each case so as to arrive not later than 3.30 p.m. on the Closing Date.

You are not required to complete and sign the Lock-Up Agreement if you elect to receive the Cash Consideration.

An acknowledgement of receipt of the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement will be given by CDP if the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement is submitted by hand at CDP’s counter. No acknowledgement of receipt will be given for the FAAs and (if you elect the Stock Consideration) the Lock-Up Agreements sent by post or deposited into boxes located at CDP’s premises.

APP9-1

If you have sold or transferred all your Offer Shares, you need not forward this Offer Document/Prospectus and the FAA and the Lock-Up Agreement to the purchaser or transferee (the “Purchaser”) as arrangements will be made by CDP for a separate Offer Document/Prospectus, FAA and Lock-Up Agreement to be issued to the Purchaser. Purchasers should note that CDP will, on behalf of the Offeror, send a copy of this Offer Document/Prospectus, the FAA and the Lock-Up Agreement by ordinary post at the Purchasers’ own risk to their respective addresses as they appear in the records of CDP.

If you wish to accept the Offer, you must insert in Part A of the FAA the number of Offer Shares in respect of which the Offer is accepted, which should not exceed the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the date of receipt by CDP, on behalf of the Offeror, of the FAA provided always that such date of receipt must fall on or before the Closing Date (the “Date of Receipt”).

PLEASE NOTE THAT YOU CAN SELECT EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, BUT NOT A COMBINATION THEREOF.

Except as expressly provided below, if the number of Offer Shares inserted by you in Part A of the FAA are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part A of the FAA, or the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, whichever is the lesser.

If you have elected the Stock Consideration but fail to return the Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part A of the FAA, or the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, whichever is the lesser.

If no number of Offer Shares is inserted by you in Part A of the FAA, then you shall be deemed to have accepted the Cash Consideration in respect of all the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in Part A of the FAA, exceeds the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, then you shall be deemed to have accepted solely the Cash Consideration or the Stock Consideration (as elected by you) in respect of the number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

We understand that CDP will, upon receipt on behalf of the Offeror of the FAA, (if you elect the Stock Consideration) the Lock-Up Agreement, and all other relevant documents, transfer the Offer Shares in respect of which you have accepted the Offer from the “Free Balance” of your Securities Account to a “suspense account” pending your receipt of the consideration for the Offer Shares.

If (and only if) you are a depository agent with a Securities Account with the CDP, you shall ensure that the sub-account holders with a sub-account with you will elect either the Cash Consideration or the Stock Consideration but not a combination thereof. You may submit:

(i)	ONE (1) FAA in respect of a total number of Offer Shares for which the sub-account holders with a sub-account with you have given you instructions that they wish to elect for the Cash Consideration and not the Stock Consideration; and/or

APP9-2

(ii)	ONE (1) FAA in respect of a total number of Offer Shares for which the sub-account holders have given you instructions that they wish to elect for the Stock Consideration and not the Cash Consideration. This FAA must also be accompanied by the Lock-Up Agreement(s) duly executed by the sub-account holder(s) in the manner set out in paragraph (c) below in respect of that number of Offer Shares inserted on this FAA for the Stock Consideration.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus—“Duration” and paragraphs 1 and 6 of this Appendix 9, acceptance of this Offer is irrevocable.

(ii)	Depositors whose Securities Accounts will be credited with Offer Shares

If you purchase Offer Shares on the SGX-ST and such Offer Shares are in the process of being credited to the “Free Balance” of your Securities Account, you must, if you wish to accept the Offer, submit the relevant original “bought” contract statement(s), validly issued by a member company of the SGX-ST in your name in respect of your purchase of such Offer Shares, accompanied by the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement (which may be obtained from The Central Depository (Pte) Limited at 4 Shenton Way, #02-01, SGX Centre 2, Singapore 068807), each duly completed and signed, to the relevant address specified in paragraph 1(a)(i) of this Appendix 9.

You must insert in Part B of the FAA the number of Offer Shares in respect of which the Offer is accepted, which should not exceed the number of Offer Shares represented by the relevant original contract statement(s) in respect of which the Offer is accepted. If the FAA is received by CDP without such contract statement(s), then you shall be deemed to have accepted the Offer in respect of all the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt.

PLEASE NOTE THAT YOU CAN SELECT EITHER THE STOCK CONSIDERATION OR THE CASH CONSIDERATION, BUT NOT A COMBINATION THEREOF.

If the number of Offer Shares inserted by you in Part B of the FAA are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part B of the FAA, or the number of Offer Shares represented by the relevant original contract statement(s), whichever is the lesser.

If you have elected the Stock Consideration but fail to return the Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you in Part B of the FAA, or the number of Offer Shares represented by the relevant original contract statement(s), whichever is the lesser.

If no number of Offer Shares is inserted by you in Part B of the FAA, then you shall be deemed to have accepted the Cash Consideration in respect of all the Offer Shares represented by the relevant original contract statement(s).

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in Part B of the FAA, exceeds the number of Offer Shares represented by the relevant original contract statement(s), then you shall be deemed to have accepted solely the Cash Consideration or solely the Stock Consideration (as elected by you) in respect of the number of Offer Shares represented by the relevant original contract statement(s).

Your acceptance of the Offer as aforesaid will constitute an unconditional and irrevocable undertaking and agreement by you to procure that the “Free Balance” of your Securities Account will be credited

APP9-3

with the relevant number of such Offer Shares within five Market Days of the date of the relevant original contract statement(s). If by 5.00 p.m. on the fifth Market Day following the date of the relevant original contract statement(s), the “Free Balance” of your Securities Account is not credited with, or is credited with fewer than, the relevant number of Offer Shares as aforesaid, then your acceptance of the Offer shall be deemed to be only in respect of such number of Offer Shares as may be standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the fifth Market Day following the date of the relevant original contract statement(s), provided that your acceptance of the Offer shall not in any event be deemed to exceed the number of Offer Shares inserted in Part B of the relevant FAA or, if no such number is inserted, the number of Offer Shares represented by the relevant original contract statement(s).

If, upon receipt by CDP, on behalf of the Offeror, of the relevant FAA, (if you elect the Stock Consideration) the Lock-Up Agreement and the relevant original contract statement(s) and other relevant documents, it is established that the Offer Shares represented by the relevant original contract statement(s) will not be credited or are not in the process of being credited to the “Free Balance” of your Securities Account (as, for example, where you are selling or have sold such Offer Shares), then your acceptance is liable to be rejected and neither CDP, DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a rejection, including the consequences thereof.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

(iii)	Depositors whose Securities Accounts are and will be credited with Offer Shares

If you already have Offer Shares standing to the credit of the “Free Balance” of your Securities Account, and if you have also purchased additional Offer Shares on the SGX-ST that are in the process of being credited to your Securities Account, you may accept the Offer in respect of both the Offer Shares standing to the credit of the “Free Balance” of your Securities Account as well as the additional Offer Shares purchased which are in the process of being credited to your Securities Account. In such case, you must select the same alternative i.e. either the Stock Consideration or the Cash Consideration, but not a combination thereof, for both Part A and Part B of the FAA.

If the number of Offer Shares inserted by you in Part A and Part B of the FAA are for both the Cash Consideration and the Stock Consideration, or a combination thereof, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the aggregate number of Offer Shares inserted by you in Part A and Part B of the FAA, or the aggregate number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt and represented by the relevant original contract statement(s), whichever is the lesser.

If you have elected the Stock Consideration but fail to return the Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the aggregate number of Offer Shares inserted by you in Part A and Part B of the FAA, or the aggregate number of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt and represented by the relevant original contract statement(s), whichever is the lesser.

Subject to the foregoing, the provisions set out in paragraphs 1(a)(i) and 1(a)(ii) above in respect of Offer Shares standing to the credit of the “Free Balance” of your Securities Account as at 5.00 p.m. on the Date of Receipt, and the Offer Shares which are in the process of being credited to your Securities Account, respectively, shall apply mutatis mutandis to your acceptance(s).

APP9-4

(iv)	General

You should note that for the purpose of the acceptances referred to above, you may submit the original contract statement(s) in respect of the Offer Shares purchased on the SGX-ST, provided that the “Free Balance” of your Securities Account is credited with the relevant number of Offer Shares within five Market Days of the date of the relevant original contract statement(s).

For reasons of confidentiality, CDP will not entertain telephone enquiries relating to the number of Offer Shares credited to your Securities Account. You may verify the number of Offer Shares credited to your Securities Account by email, if you have registered for the CDP e-mail service. Alternatively, you may call personally at CDP with your identity card or passport to verify the number of Offer Shares credited to your Securities Account.

It is your responsibility to ensure that the FAA and (if you elect the Stock Consideration) the Lock-Up Agreement are properly completed in all respects and duly signed. The Offeror will be entitled to reject any acceptance which does not comply with the provisions and instructions contained herein and in the FAA, or which is otherwise incomplete, incorrect or invalid in any respect or (if you elect the Stock Consideration) which is not accompanied by a duly signed Lock-Up Agreement. Any decision to reject any acceptance on the grounds that the FAA has been incorrectly or incompletely signed, completed or submitted or that it is not accompanied by a properly signed Lock-Up Agreement will be final and binding, neither CDP or DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

All communications, notices, documents and remittances to be delivered or sent to you will be sent by ordinary post to your address as it appears in the records of CDP, at your own risk.

In the event that the Offer becomes or is declared to be unconditional in all respects in accordance with its terms:

(i)	if you have elected the Cash Consideration, payment for the Cash Consideration will be sent to you by ordinary post to your address as it appears in the records of CDP at your own risk;

(ii)	if you have elected the Stock Consideration, the share certificate(s) in respect of the appropriate number of M-Flex Stock will be dispatched to you by the Offeror through ordinary post and at your own risk, at your address as it appears in the records of CDP, at your own risk.

CDP will send a notification letter by ordinary post to you, at your address as it appears in the records of CDP, at your risk, stating the number of Offer shares debited from your securities account.

In the event that the Offer does not or is not declared to be unconditional in all respects in accordance with its terms, the relevant number of Offer Shares in respect of which you have accepted the Offer will be transferred to the “Free Balance” of your Securities Accounts as soon as possible but, in any event, not later than 14 days from the Closing Date.

(b)	Procedure for acceptance by MFS Shareholders who hold Offer Shares which are not deposited with CDP

If you hold Offer Shares which are not deposited with CDP, you are entitled to receive this Offer Document/Prospectus together with a FAT and the Lock-Up Agreement. If you wish to accept the Offer, you should

APP9-5

complete and sign the accompanying FAT and (if you elect the Stock Consideration) the Lock-Up Agreement in accordance with the provisions and instructions of this Offer Document/Prospectus, including the provisions and instructions printed on the FAT (which provisions and instructions shall be deemed to form part of the terms of the Offer) and forward either by hand or by post, at your own risk, the duly completed and signed FAT and (if you elect the Stock Consideration) the Lock-Up Agreement, together with the relevant share certificate(s), other document(s) of title and/or any other relevant document(s) required by the Offeror, in the enclosed pre-addressed envelope to:

Multi-Fineline Electronix, Inc.

c/o Lim Associates (Pte) Ltd

10 Collyer Quay

#19-08

Ocean Building

Singapore 049315

so as to arrive not later than 3.30 p.m. on the Closing Date.

No acknowledgement of receipt of any FAT, (if applicable) the Lock-Up Agreement, share certificate(s), other document(s) of title, transfer form(s) and/or any other relevant document(s) required by the Offeror will be given.

You can accept the Offer and select either the Stock Consideration or the Cash Consideration, but not a combination thereof.

If you wish to accept the Offer, you must specify on page 1 of the FAT the number of Offer Shares in respect of your acceptance of either the Cash Consideration or Stock Consideration.

If the number of Offer Shares inserted by you on page 1 of the FAT are for both the Cash Consideration and the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you on page 1 of the FAT, or the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, whichever is the lesser.

If you have elected the Stock Consideration but fail to return the Lock-Up Agreement in respect of the Stock Consideration, then you shall be deemed to have elected solely for the Cash Consideration, in respect of the total number of Offer Shares inserted by you on page 1 of the FAT, or the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, whichever is the lesser.

If the number of Offer Shares in respect of which the Offer is accepted, as inserted by you in the FAT, exceeds the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT, then you shall be deemed to have accepted solely the Cash Consideration or solely the Stock Consideration (as elected by you) in respect of the aggregate number of Offer Shares represented by the share certificates and/or other document(s) of title accompanying the FAT.

If you do not specify in the FAT the number of Offer Shares in respect of which the Offer is accepted, then you shall be deemed to have accepted the Cash Consideration in respect of the aggregate number of Offer Shares represented by share certificates and/or other document(s) of title accompanying the FAT.

It is your responsibility to ensure that the FAT and (if you elect the Stock Consideration) the Lock-Up Agreement are properly completed in all respects and duly signed. The Offeror will be entitled to reject any acceptance which does not comply with the provisions and instructions contained herein and in the FAT, or

APP9-6

which is not accompanied by the relevant share certificate(s) and/or other document(s) of title and/or any other relevant document(s) required by the Offeror, or which is otherwise incomplete, incorrect or invalid in any respect or (if you elect the Stock Consideration) which is not accompanied by a duly signed Lock-Up Agreement. Any decision to reject the FAT on the grounds that it has been incorrectly or incompletely signed, completed or submitted or that it is not accompanied by a properly signed Lock-Up Agreement will be final and binding, and neither DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

If your Offer Shares are not registered with the Company in your own name, you must send in the relevant share certificate(s) and/or other document(s) of title and/or other relevant documents required by the Offeror, together with a duly completed and signed FAT accompanied by transfer form(s), duly completed and executed by the person registered with the Company as the holder of the Offer Shares and stamped, with the particulars of the transferee left blank (to be completed by the Offeror or a person authorized by it).

Except as specifically provided for in Section 2.8 of this Offer Document/Prospectus, and paragraphs 1 and 6 of this Appendix 9, acceptance of the Offer is irrevocable.

All communications, notices, certificates, documents and remittances to be delivered or sent to you will be sent to you (or your designated agent or, in the case of joint accepting MFS Shareholders who have not designated any agent, to the one first named in the Register of Members of the Company) by ordinary post to your address as it appears in the Register of Members of the Company at your own risk (or, for the purpose of remittances only, to such different name and address as may be specified by you in the FAT and at your own risk).

(c)	Procedures relating to the Lock-Up Agreement

You should note that if you elect to take the Stock Consideration, you will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer (the “Lock-Up Period”). In this regard, you will be required to complete and sign the Lock-Up Agreement and return the duly signed Lock-Up Agreement together with the FAA or FAT, as the case may be, to the relevant address specified in paragraph 1(a)(i) of this Appendix 9.

In addition:

(i)	If you maintain a direct Securities Account with the CDP, you are required to sign and complete the Lock-Up Agreement in respect of the Stock Consideration and return the duly signed Lock-Up Agreement together with the FAA to the Offeror at the addresses as set out in paragraph 1(a) and 1(b) above;

(ii)	If you are a depository agent with a Securities Account with the CDP, you are required to ensure that the sub-account holders of the MFS Shares which are held in a sub-account maintained with you and who have given you instructions that they wish to elect Stock Consideration, provide to you duly completed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant sub-account holders. You are required to return the Lock-Up Agreements signed by the sub-account holders together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above;

(iii)	If you are a depository agent with a Securities Account with the CDP and the sub-account maintained with you by a CPF Agent Bank or its nominee(s) are in respect of MFS Shares which are purchased by CPFIS Investors, you are required to ensure that the relevant CPFIS Investors who have used their CPF savings to purchase the MFS Shares and who have given you instructions directly or through the CPF Agent Bank that they wish to elect Stock Consideration, provide to you duly completed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant CPFIS Investors. You are required to return the Lock-Up Agreements signed by the relevant CPFIS Investors together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above.

APP9-7

(iv)	If you are a depository agent with a Securities Account with the CDP and the sub-account maintained with you by an SRS Operator or its nominee(s) are in respect of MFS Shares which are purchased by SRS Investors, you are required to ensure that the relevant SRS Investors who have used monies in their SRS Account to purchase the MFS Shares and who have given you instructions directly or through the SRS Agent Bank that they wish to elect Stock Consideration, provide to you duly completed Lock-Up Agreement in respect of the Stock Consideration signed by the relevant SRS Investors. You are required to return the Lock-Up Agreements signed by the relevant SRS Investors together with the FAA to the Offeror in the manner as set out in paragraph 1(a) above.

(v)	If you have elected the Stock Consideration and you fail to return the duly completed and executed Lock-Up Agreement in respect of the Stock Consideration that you have elected, you shall be deemed to have elected solely for the Cash Consideration.

(vi)	If you are a depository agent and you have submitted an FAA to elect for the Stock Consideration in respect of the number of Offer Shares inserted in that FAA and you fail to submit duly completed and executed Lock-Up Agreement(s) in respect of a total number of MFS Shares equal to the number of MFS Shares inserted on that FAA for which you have elected for the Stock Consideration, then you shall be deemed to have elected for (a) the Cash Consideration in respect of that number of MFS Shares for which a Lock-Up Agreement is not given.

(d)	Other relevant information relating to procedures for acceptance

If you hold the share certificate(s) of some of the Offer Shares beneficially owned by you and if you have deposited the rest of the Offer Shares beneficially owned by you with the CDP, you are required to complete a FAT in respect of the Offer Shares represented by share certificate(s) and a FAA in respect of the Offer Shares which are deposited with CDP, if you wish to accept the Offer in respect of all such Offer Shares. Both the FAT and the FAA must be completed and accompanied by the relevant documents and sent to the Offeror in accordance with the respective procedures for acceptance set out in paragraphs 1 and 6 of this Appendix 9.

If you hold the share certificate(s) of the Offer Shares beneficially owned by you and you wish to accept the Offer in respect of such Offer Shares, you should not deposit the share certificate(s) with CDP during the period commencing on the date of this Offer Document/Prospectus and ending on the Closing Date (both dates inclusive), as your Securities Account may not be credited with the relevant number of Offer Shares in time for you to accept the Offer.

Delivery of the duly completed and signed FAA and/or FAT to the Offeror and/or CDP shall be conclusive evidence in favor of the Offeror and CDP of the right and title of the person signing it to deal with the same and with the Offer Shares to which it relates.

2.	M-FLEX STOCK

M-Flex Stock. Subject to the Offer becoming or being declared to be unconditional in all respects and to the receipt by the Offeror from accepting MFS Shareholders of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and the FAA (including, without limitation, confirmation satisfactory to the Offeror that the relevant number of Offer Shares tendered by the accepting MFS Shareholders in acceptance of the Offer are standing to the credit of the “Free Balance” of their respective Securities Accounts at the relevant time), the Offeror will issue share certificates in respect of the appropriate number of new M-Flex Stock to accepting MFS Shareholders who have elected to take the Stock Consideration and who have signed and returned the Lock-Up Agreement in the manner as set out in paragraph 1(c) above.

APP9-8

The securities represented by the share certificates are subject to the Lock-Up Agreement executed in favor of the Offeror that prohibits a transfer or sale of such securities for a period of up to 6 months from the date of closing of the Offer with certain limited exceptions specified therein. The Lock-Up Agreement is binding upon transferees of shares of M-Flex common stock issued in respect of the Stock Consideration during the Lock-Up Period. A copy of the agreement is on file with the Secretary of M-Flex and is attached to this Offer Document/Prospectus as Appendix 18. Following the expiry of the Lock-Up Period, the M-Flex Stock that are issued in respect of the Stock Consideration are freely transferable with certain exceptions, as more particularly set out in paragraph 4.1 below.

3.	SETTLEMENT

(a)	Depositors whose Securities Accounts are or will be credited with Offer Shares

Subject to the Offer becoming or being declared to be unconditional in all respects and to the receipt by the Offeror from accepting MFS Shareholders of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and the FAA (including, without limitation, confirmation satisfactory to the Offeror that the relevant number of Offer Shares tendered by the accepting MFS Shareholders in acceptance of the Offer are standing to the credit of the “Free Balance” of their respective Securities Accounts at the relevant time), the Offeror will arrange for remittances for the appropriate amounts in respect of the Cash Consideration (if the accepting MFS Shareholders elect the Cash Consideration) to be sent to CDP. CDP will dispatch such remittances to the accepting Depositors by ordinary post to your address as it appears in the records of CDP, at your own risk, as soon as possible and in any event:

(i)	in respect of acceptances of the Offer which are complete in all respects and are received on or before the date on which the Offer becomes or is declared to be unconditional in all respects, within 21 days of that date; or

(ii)	in respect of acceptances which are complete in all respects and are received after the Offer becomes or is declared to be unconditional in all respects, but before the Offer closes, within 21 days of the date of such receipt.

The dispatch by CDP of the remittances to the accepting Depositors in the manner described above shall be deemed to be full and effective discharge of the obligations of the Offeror to make payment for and settlement of the Cash Consideration or the Stock Consideration, as the case may be, and none of the accepting Depositors (whether a direct account holder or a depository agent), the sub-account holders, the CPFIS Investors and the SRS Investors shall have any claim whatsoever against the Offeror or CDP.

CDP will send by ordinary post to the accepting Depositors at their respective addresses as they appear in the records of CDP, and at their own risk, notification letters showing the number of MFS Shares which have been debited against their respective Securities Accounts.

(b)	MFS Shareholders who hold Offer Shares which are not deposited with CDP

Subject to the receipt by the Offeror from accepting MFS Shareholders of all relevant documents required by the Offeror which are complete in all respects and in accordance with the instructions given in this Offer Document/Prospectus and the FAT (including, without limitation, the share certificates relating to the Offer Shares tendered by accepting MFS Shareholders in acceptance of the Offer):

(i)	remittances for the appropriate amounts in respect of the Cash Consideration (if the accepting MFS Shareholders elect the Cash Consideration); or

APP9-9

(ii)	share certificates in respect of the appropriate number of M-Flex Stock (if the accepting MFS Shareholders elect the Stock Consideration),

as the case may be, will be dispatched to the accepting MFS Shareholders (or their designated agents, as they may direct) by ordinary post and at their own risk, at their respective addresses as they appear in the Register of Members of the Company (or to such names and addresses as may be specified by the accepting MFS Shareholders in the FAT), within 21 days of receipt of acceptances of the Offer which are complete in all respects and are received by the Closing Date.

4.	EXPIRY OF LOCK-UP AND DEALING AND TRADING OF THE NEW M-FLEX STOCK

4.1	MFS SHAREHOLDERS

Upon expiry of the Lock-Up Period referred to in paragraph 2 above, Accepting Depositors and MFS Shareholders to whom share certificates will be issued as (including the persons referred to in paragraph 3(a) of this Appendix 9) who have been issued share certificates in respect of the appropriate number of new M-Flex Stock pursuant to their election to take up the Stock Consideration and who wish to effect transactions relating to their M-Flex Stock on The Nasdaq National Market should note that they have to deposit their share certificates with their stockbrokers before they can effect any sale of the M-Flex Stock.

Accepting Depositors (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) may effect transactions relating to the M-Flex Stock after expiry of the Lock-Up Period through stockbroking firms that provide services for their clients to trade in stocks which are listed on The Nasdaq National Market. Such firms include on-line stockbroking firms that provide such services. However, Accepting Depositors (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) should note that not all the stockbroking firms in Singapore, and on-line stockbroking firms, may provide services for clients to trade in stocks which are listed on The Nasdaq National Market.

M-Flex has arranged for [            ] and [            ] to assist Accepting Depositors (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) who could not find a broker that trades in stocks which are listed on The Nasdaq National Market and who will offer to provide such trading services to the Accepting Depositors (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9). For the purpose of opening a trading account with [            ] and [            ], Accepting Depositors (including the persons to whom share certificates will be issued as referred to in paragraph 3(a) of this Appendix 9) will be required to sign an Account Opening Form together with the Substitute Form W-8BEN, and present these forms to [            ] or [            ], as the case may be. The contact particulars of the persons at [            ] and [            ] are set out below:

[ ][insert name and address and contact person and contact details of broker]	[ ][insert name and address and contact person and contact details of broker]

4.2	CPFIS Investors and SRS Investors

CPFIS Investors

Arrangements have been made for the custody of the share certificates and the trading of the M-Flex Stock which are to be allotted to CPFIS Investors and to be issued in the name of the CPFIS Investors as referred to in paragraph 3(a) of this Appendix 9 after the expiry of the Lock-Up Period, to be undertaken by [•insert the name of the CPF approved broker]. CPFIS Shareholders who wish to effect trades in their M-Flex Stock on The Nasdaq National Market after the expiry of the Lock-Up Period would be required to open trading accounts with [•insert the name of the CPF approved broker].

APP9-10

Upon opening of the trading accounts, [•insert the name of the CPF approved broker] will arrange for the M-Flex Stock to be credited to a designated custodian account with the DTC in the United States. When CPFIS Investors sell their new M-Flex Stock, the whole proceeds of the same, less any expenses and deductions, will be credited by [•insert the name of the CPF approved broker] into the CPFIS Investors’ respective CPF Investment Accounts with their respective CPF Agent Banks. CPFIS Investors who are in any doubt on the trading and settlement aspects of their M-Flex Stock, or the costs involved, should contact their respective CPF Agent Banks or [•insert the name of the CPF approved broker] during normal business hours. The contact particulars of the persons at [•insert the name of the CPF approved broker] are set out below:

[••Insert Contact Details of the name of the CPF Approved broker]

SRS Investors

Arrangements have been made for the custody of the share certificates and the trading of the M-Flex Stock which are to be allotted to SRS Investors and to be issued in the name of the SRS Investors as referred to in paragraph 3(a) of this Appendix 9 after the expiry of the Lock-Up Period, to be undertaken by [•insert the name of the SRS approved broker]. SRS Investors who wish to effect trades in their M-Flex Stock on The Nasdaq National Market after the expiry of the Lock-Up Period would be required to open trading accounts with [•insert the name of the SRS approved broker].

Upon opening of the trading accounts, [•insert the name of the SRS approved broker] will arrange for the M-Flex Stock to be credited to a designated custodian account with DTC in the United States. When SRS Investors sell their new M-Flex Stock, the whole proceeds of the same, less any expenses and deductions, will be credited by [•insert the name of the SRS approved broker] into the SRS Investors’ respective SRS Accounts with their respective SRS Operators. SRS Investors who are in any doubt on the trading and settlement aspects of their M-Flex Stock, or the costs involved, should contact their respective SRS Operators or [•insert the name of the SRS approved broker] during normal business hours. The contact particulars of the persons at [•insert the name of the SRS approved broker] are set out below:

[••Insert Contact Details of the name of the SRS Approved broker]

4.3	Costs and expenses

Investors who wish to trade in shares of M-Flex common stock should note that the charges would likely be higher than that of trading in shares listed on the SGX-ST. Such charges will vary among the different stockbroking firms in view that there is no fixed brokerage commission structure in the United States and that the minimum fee per trade varies among the different stockbroking firms and in terms of whether the stockbroker utilized is a traditional stockbroker, an on-line broker or discount on-line broker located in Singapore either in Singapore or an overseas jurisdiction. Charges can vary according to the number of shares traded and the individual share price. MFS Shareholders who have any doubt about the trading of the shares of M-Flex common stock or who may require specific advice in relation to each of the options described above, and the costs involved, are advised to consult their stock brokers, bank manager, solicitor, accountant, tax adviser or other professional advisers.

5.	ANNOUNCEMENTS

Pursuant to Rule 28.1, by 8.00 a.m. on the Market Day (the “Relevant Day”) immediately after the day on which the Offer is due to expire or is revised or extended (if applicable), the Offeror will announce and simultaneously inform the SGX-ST of the total number of MFS Shares (as nearly as practicable):

(i)	for which valid acceptances of the Offer have been received;

APP9-11

(ii)	held by the Offeror, and any of its Concert Parties before the Offer period (as defined in the Code); and

(iii)	acquired or agreed to be acquired by the Offeror, and any of its Concert Parties during the Offer period (as so defined),

and will specify the percentage of the issued share capital of the Company represented by such numbers.

Under Rule 28.2 of the Code, if the Offeror is unable, within the time limit, to comply with paragraph 3(a) of this Appendix 9, the SIC will consider requesting the SGX-ST to suspend dealings in the MFS Shares until the relevant information is given.

In this Offer Document/Prospectus, references to the making of any announcement or the giving of notice by the Offeror include the release of an announcement by DBS Bank or advertising agents for and on behalf of the Offeror, to the press or the delivery of or transmission by telephone, facsimile, SGXNET or otherwise of an announcement to the SGX-ST. An announcement made otherwise than to the SGX-ST shall be notified simultaneously to the SGX-ST.

In computing the number of the Offer Shares represented by acceptances, the Offeror will at the time of making an announcement take into account acceptances which are valid in all respects.

6.	RIGHT OF WITHDRAWAL

(a)	Subject to Section 2.8 of this Offer Document/Prospectus, paragraphs 1 and 6 of this Appendix 9 and Rule 29 of the Code, acceptances of the Offer shall be irrevocable.

(b)	An MFS Shareholder who has accepted the Offer may:

(i)	Withdraw his acceptance immediately if the Offer has become or been declared unconditional as to acceptances but the Offeror fails to comply with any of the requirements set out in paragraph 5 of this Appendix 9 by 3.30 p.m. on the Relevant Day. Subject to Section 2.8(iv) of this Offer Document/Prospectus, the Offeror may terminate this right of withdrawal not less than eight days after the Relevant Day by confirming (if that be the case) that the Offer is still unconditional as to acceptances and by complying with the requirements set out in paragraph 5 of this Appendix 9. For the purposes of Section 2.8(iii) of this Offer Document/Prospectus, the period of 14 days first referred therein shall run from the date of such confirmation (if given) or the date on which the Offer would otherwise have expired, whichever is later.

(ii)	Withdraw his acceptance after 14 days from the first Closing Date of the Offer, if the Offer has not by then become or been declared unconditional as to acceptances. This right of withdrawal may be exercised until such time as the Offer becomes or is declared unconditional as to acceptances.

(iii)	Withdraw his acceptance immediately if a competing offer becomes or is declared unconditional as to acceptances.

(c)	To withdraw his acceptance, an MFS Shareholder who has accepted the Offer must give written notice to the Offeror c/o [….]. Such notice of withdrawal shall be effective only if signed by the accepting MFS Shareholder or his agent duly appointed in writing and evidence of whose appointment is produced in a form satisfactory to the Offeror within the said notice, and when actually received by the Offeror. The Offeror will determine at its discretion all questions as to the form and validity (including time of receipt) of any notice of withdrawal, which determination shall be final and binding. None of CDP, DBS Bank nor the Offeror accepts any responsibility or liability in relation to such a decision, including the consequences thereof.

APP9-12

APPENDIX 10

DISCLOSURE OF INTERESTS IN THE TRANSACTION

Interests of M-Flex, its Directors, Officers and Stockholders

M-Flex has entered into indemnification agreements with each of its executive officers and directors. In addition, M-Flex’s executive officers and directors are indemnified under Delaware General Corporation Law and M-Flex’s Bylaws to the fullest extent permitted under Delaware law.

At present, there is no pending litigation or proceeding involving any of M-Flex’s directors, officers, employees or agents where indemnification by M-Flex will be required or permitted, and M-Flex is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

M-Flex has an insurance policy covering M-Flex’s directors and officers with respect to specified liabilities, including liabilities arising under the Securities Act, or otherwise. Insofar as indemnification for liabilities arising under the Securities Act 1933 may be permitted to directors, officers and persons controlling M-Flex pursuant to the foregoing provisions, M-Flex has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WBL and its affiliated entities beneficially own 61% of the outstanding common stock. Mr. Tan Choon Seng, the Chief Executive Officer of WBL, and Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, are members of M-Flex’s Board.

During the summer of 2005, M-Flex had several discussions with representatives of WBL regarding the terms of M-Flex’s Stockholders Agreement dated June 4, 2004 with WT, UWT and WBL that was entered into in connection with M-Flex’s initial public offering. In connection with those discussions, WBL expressed its desire to amend the terms of the Stockholders Agreement to, among other things, eliminate provisions regarding its ability to elect one-third of the board, eliminate the prohibition against it purchasing M-Flex shares and add certain affirmative covenants, principally that M-Flex would not hire a new Chief Executive Officer, or sell securities that would result in diluting WT’s and UWT’s ownership to below 50% of M-Flex’s outstanding shares, without the consent of WBL. In consideration of these changes, WBL offered to extend additional manufacturing space to M-Flex. In order to evaluate the appropriateness of these requests, the Special Committee of M-Flex’s Board of Directors asked its outside advisors to research other companies with majority stockholder relationships to determine whether the terms of the existing Stockholders Agreement were customary. On September 26, 2005, the Special Committee convened a meeting to discuss these matters with representatives of WBL. In October 2005, the Special Committee approved an amendment to the Stockholders Agreement to put into effect the new terms described below.

On October 25, 2005, M-Flex entered into an Amended and Restated Stockholders Agreement with WBL, WT and UWT. The amended agreement provides, among other things, that:

•	The historical right of the WBL entities to recommend to the Nominating Committee for nomination as a director up to one-third of the Board was eliminated, as were certain previous restrictions on the ability of those entities to purchase additional shares of the Common Stock, to enter into financing arrangements that might indirectly affect M-Flex, and to vote their shares to remove the Bylaw provision requiring that a majority of the Board be independent;

•	WBL will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce the WT’s and UWT’s effective stock ownership below a majority of M-Flex’s shares outstanding; and

APP10-1

•	WBL will, for a period of two years and thereafter subject to the parties’ mutual agreement, use reasonable efforts to provide M-Flex with access to excess manufacturing facilities and packaging capacity while M-Flex’s manufacturing facilities are being expanded.

The agreement will terminate when WT, UWT and WBL in aggregate no longer own at least one-third of the outstanding Common Stock, measured on a fully diluted basis.

In November 2003, M-Flex executed a $25 million credit facility with Norddeutsche Landesbank Girozentrale which was guaranteed in full by WBL. In connection with M-Flex’s initial public offering, the credit facility was reduced to $15 million and WBL’s guarantee was reduced to an amount equal to the percentage of the outstanding stock owned by WBL, subject to a minimum guarantee of 40% of the outstanding balance of the credit facility. During fiscal year 2005, this credit facility was amended to, among other things, eliminate the WBL guarantee. As of September 30, 2005, M-Flex had no outstanding balance on this line of credit.

From time to time, M-Flex makes sales to and purchases from WBL and its affiliates. During the fiscal year ended September 30, 2005, M-Flex purchased products and materials of $1.5 million from these entities and sold products and materials for $368,000 to these entities. As of September 30, 2005, M-Flex owed a total of $334,000 to WBL and its affiliates, and WBL and its affiliates owed M-Flex a total of $421,000. M-Flex believes that the commercial transactions described above were made or entered into on terms that are no less favorable to M-Flex than those it could obtain from unaffiliated third parties.

M-Flex files a combined California income tax return with Wearnes Hollingsworth Corporation, an affiliate of WBL, pursuant to a tax sharing agreement. The tax sharing agreement provides that M-Flex will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the year ended September 30, 2005, M-Flex made no payment to Wearnes Hollingsworth Corporation pursuant to the tax sharing agreement.

Management fees may be charged to M-Flex by an affiliate of WBL, pursuant to a Corporate Services Agreement between M-Flex and such entity. Under this agreement, M-Flex may be billed for services on a time and materials basis. For the year ended September 30, 2005, no services were provided under this agreement.

In considering the recommendation of our Special Committee and our Board of Directors regarding the transaction, holders of our common stock should be aware that certain directors of M-Flex have interests in the transaction that differ from those of other stockholders of M-Flex, as described below. Our Board of Directors, including the independent Special Committee of the Board of Directors that approved and recommended the Offer, were aware of these matters and considered them in approving the transaction and recommending that the holders of our common stock approve the issuance of shares pursuant to the Offer.

Huat Seng Lim, Ph.D., the Group General Manager (WearnesTech Solutions & Special Projects) for WBL, and Mr. Tan Choon Seng, the Chief Executive Officer of WBL, are members of M-Flex’s Board of Directors. As a result of their interests in WBL, Mr. Tan and Dr. Lim may be more likely to vote to approve the Offer and recommend the issuance of shares pursuant to the Offer than if this interest did not exist. Although the Offer was reviewed and approved by a Special Committee of the Board of Directors that did not include Mr. Tan and Dr. Lim and was approved by M-Flex’s Board of Directors with Mr. Tan and Dr. Lim abstaining, M-Flex’s stockholders should consider these interests in deciding whether to approve the proposals contained herein.

WBL and its affiliated entities beneficially own approximately 61% of M-Flex’s outstanding common stock and approximately 56% of MFS’ outstanding ordinary shares. On March 29, 2006, WBL provided M-Flex with an irrevocable undertaking requiring WBL to accept the Offer, elect to receive stock consideration with respect to all MFS ordinary shares held by it or its subsidiaries or nominees in the Offer, and not to support any competing transaction, subject to obtaining the approval of the Offer by WBL’s stockholders (if required). In addition, the undertaking includes a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex

APP10-2

common stock in favor of the transaction at M-Flex’s Special Meeting. The undertaking, including the proxy, will lapse if WBL’s stockholders do not approve the Offer (if approval is required) or if the Offer has not closed by December 31, 2006. The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006.

On March 30, 2006, Mr. Pang Tak Lim and Mr. Lester Wong, directors and shareholders of MFS, gave M-Flex an irrevocable undertaking requiring them to accept the Offer with respect to all MFS ordinary shares held by them, and not to support any competing transaction. The undertakings will lapse if WBL’s stockholders do not approve the Offer (if approval is required). The requirement for WBL to obtain its stockholders’ approval to accept the Offer was waived by the Singapore Exchange Securities Trading Limited on April 24, 2006. Mr. Pang is currently MFS’ Managing Director. As mentioned above, Mr. Wong is currently the Chief Financial Officer of WBL.

Interests of MFS’ Directors, Executive Officers and Shareholders

As mentioned above, Mr. Pang Tak Lim and Mr. Lester Wong, the managing director and director of MFS respectively, have given irrevocable undertakings (collectively, the “PTL and LW Undertakings”) to M-Flex to accept the Offer in respect of the number of MFS Shares held by him or his nominees. As of May 31, 2006, Mr. Pang and Mr. Wong held the following number of shares in MFS:

Name	Number of MFS Shares	As percentage of the total issued share capital of MFS
Mr. Pang Tak Lim	8,113,500	1.2%
Mr. Lester Wong	750,000	0.1%

The PTL and LW Undertakings will lapse if, inter alia, the Offer does not occur by December 31, 2006. Apart from Mr. Pang Tak Lim and Mr. Lester Wong, none of the other directors or executive officers of MFS has given any undertakings in respect of the Offer.

In addition, MFS and Mr. Pang Tak Lim are parties to a service contract pursuant to which Mr. Pang Tak Lim serves as MFS’ Managing Director. The agreement expires on October 1, 2007. His service contract contains non-competition and non-solicitation clauses, which are binding on him for a period of 12 months after the cessation of his employment with MFS.

Acceleration of Options

As of May 19, 2006, there were options outstanding with respect to approximately 7.8 million MFS ordinary shares granted under the MFS Share Option Scheme, or MFS ESOS. As of May 19, 2006, Mr. Pang Tak Lim held 796,000 options under the MFS ESOS. Under the rules of the MFS ESOS, the options are not freely transferable by the holders of the options. The rules of the MFS ESOS provide that in the event of a take-over offer being made for MFS, the holder of an unexercised option under the MFS ESOS will be able to exercise options then held, in full or in part, in the period commencing on the date on the Offer becomes or is declared unconditional, and ending on the earlier of (i) the expiry of six months thereafter or (ii) the date of the expiry of the relevant option period (as set out in the MFS ESOS rules) (the “Relevant Acceleration Period”). Any option unexercised at the end of the Relevant Acceleration Period shall lapse provided that if M-Flex becomes entitled or bound to exercise rights of compulsory acquisition under Section 215 of the Act (Cap.50) during the Relevant Acceleration Period, and accordingly gives notice to holders of options that it intends to exercise its right of compulsory acquisition on a specified date, or Compulsory Acquisition Date, the options remain exercisable until the earlier of (i) the Compulsory Acquisition Date or (ii) the expiry of the relevant option period (as set out in the MFS ESOS). If the right of compulsory acquisition is exercised, any option not exercised by the Compulsory Acquisition Date shall lapse. If the right of compulsory acquisition has not been exercised or performed, the options shall remain exercisable (subject to the MFS ESOS rules) during the Relevant Acceleration Period.

APP10-3

Interests of WBL’s Directors and Executive Officers

As discussed above, the major shareholder of both M-Flex and MFS is WBL, which is listed on the Singapore Exchange Securities Trading Limited, or SGX-ST. WBL beneficially owns approximately 61% of M-Flex’s common stock and approximately 56% of the ordinary shares of MFS.

WBL will own beneficially between approximately 59% (assuming all the other MFS shareholders accept the Offer in full and elect to receive shares of M-Flex common stock) and 68% (assuming all the other MFS shareholders accept the Offer in full and elect to receive cash). The percentage will vary depending on the number of MFS shareholders who elect to receive cash and the number who elect to receive M-Flex’s common stock.

WBL has made an irrevocable commitment to tender all of its MFS shares in the Offer and has agreed to accept stock of M-Flex and not cash. WBL has also agreed not to support any competing transaction.

In addition, the undertaking includes a proxy allowing Philip A. Harding to vote the WBL shares of M-Flex common stock in favor of the transaction at M-Flex’s Special Meeting.

The WBL Undertaking will lapse if the Offer has not closed by December 31, 2006. Director Chris Yong Yoon Kwong is a Director of Wearnes Technology, an affiliate of WBL. Director Soh Yew Hock is the Group Managing Director & CEO of Wearnes International (1994) Limited, an affiliate of WBL, and is also a director of WBL. Director Lester Wong is currently the Chief Financial Officer of WBL.

As a result of their interests in WBL, Mr. Yong, Mr. Soh, Mr. Wong and Mr. Pang may be more likely to vote to approve the Offer and recommend that MFS shareholders tender their shares in the Offer than if these interests did not exist. Although the Offer was reviewed and approved by a Special Committee of the Board of Directors that did not include the above directors, MFS shareholders should consider these interests in deciding whether to tender their shares in the Offer.

Description of WBL Undertaking Agreement

In connection with the announcement of M-Flex’s intention to make the Offer to acquire MFS, WBL entered into an agreement pursuant to which WBL agreed to support the Offer. A copy of the agreement is attached to this Offer Document/Prospectus as Appendix 17. In particular, the agreement, which was entered into on March 29, 2006, provides that WBL agrees as follows:

•	to accept the Offer in respect of the number of shares of MFS that it holds, directly or indirectly, through its subsidiaries;

•	to elect to receive stock consideration in the Offer in lieu of any cash consideration;

•	not to support any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Offer and/or any matters related to or in connection therewith; and

•	to cause all shares of M-Flex’s common stock owned or controlled by WBL directly or through its subsidiaries, to be counted at any meeting of M-Flex’s stockholders for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of M-Flex’s common stock in the Offer and against any Competing Transaction.

Although the Offer is structured in a manner such that approval of the WBL stockholders with regard to acceptance of the proposed voluntary conditional offer is required, WBL was informed by the SGX-ST on

APP10-4

April 24, 2006 that it has no objection to a waiver of the requirement for WBL to seek its stockholders’ approval to accept the proposed voluntary conditional offer. Accordingly, there will not be a stockholders’ meeting by WBL in connection with the Offer because of the waiver. In addition, if the transaction is not closed by December 31, 2006, WBL’s obligations under the WBL Undertaking will terminate.

As of March 31, 2006, WBL and its subsidiaries beneficially held 55.7% of the outstanding ordinary shares of MFS and 61% of M-Flex’s outstanding common stock.

Pang Tak Lim’s and Lester Wong’s Undertaking Agreements

In connection with the announcement of M-Flex’s intention to make the Offer, each of Pang Tak Lim, or PTL, and Lester Wong, or LW, directors and shareholders of MFS, entered into an agreement pursuant to which each has agreed to accept the Offer in respect of the number of shares of MFS held by him.

These agreements will terminate if, inter alia, the Offer is not made by December 31, 2006. As of March 31, 2006, PTL and LW collectively beneficially owned 1.3% of the outstanding ordinary shares of MFS.

Lock-Up Agreement with MFS Shareholders

The shares of M-Flex common stock issued to the MFS Shareholders (including the persons referred to in paragraph 1(c) of Appendix 9 of this Offer Document/Prospectus) will, on issue, be credited as fully paid and shall rank pari passu in all respects with the existing shares of M-Flex’s common stock, except that any MFS Shareholder (including any MFS Shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the Stock Consideration will be required, as a condition thereof, to execute the Lock-Up Agreement agreeing not to sell any of the shares of M-Flex’s common stock received as Stock Consideration for a period of six months after the closing of the Offer. Please see paragraph 1(c) of Appendix 9 of this Offer Document/Prospectus for further details on the Lock-Up Agreement.

APP10-5

APPENDIX 11

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information and explanatory notes of M-Flex set forth below give effect to the business combination with MFS. The business combination will be accounted for as a partial purchase transaction for the acquisition of the minority non-WBL shareholder interest in MFS and an exchange of ownership interests between entities under common control defined in Emerging Issues Task Force 90-5 (“EITF 90-5”), Exchanges of Ownership Interests between Entities under Common Control, for the WBL interest in MFS. For accounting purposes, M-Flex will be the acquiring enterprise in the transaction. Since MFS and M-Flex share the same parent, WBL, the majority ownership portion, approximately 56%, of the MFS assets and liabilities assumed will be recorded at historical cost. However, the portion of MFS acquired from the non-WBL shareholders of approximately 44% will be recorded at fair value using purchase accounting.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of M-Flex and MFS and should be read in conjunction with those consolidated financial statements and notes, which are incorporated into or included in this Offer Document/Prospectus. The historical financial information of MFS was prepared in accordance with Singapore Financial Reporting Standards, or Singapore GAAP. Accordingly, the unaudited pro forma condensed combined financial information of MFS includes reconciling items required to comply with accounting principles generally accepted in the United States of America, or U.S. GAAP.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 give effect to the Offer and the acquisition of MFS as if it had occurred on October 1, 2004, the first day of the first period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2006 gives effect to the business combination as if it had occurred on March 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.74) and M-Flex shares are exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reported on Bloomberg on March 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all of the outstanding shares of MFS that are tendered into the Offer are tendered for the M-Flex Stock Consideration.

The estimated total purchase price under the minimum equity assumption assumes that M-Flex will acquire 90% or more of the MFS Shares (excluding shares already held by M-Flex, its related corporations or their respective nominees as at the date of the Offer). If M-Flex purchases less than 90% of the MFS Shares (excluding shares already held by M-Flex, its related corporations or their respective nominees as of the date of the Offer) the cash purchase price will decrease to S$1.15 per share (U.S. $0.71 per share as of March 28, 2006) from S$1.20 (U.S. $0.74 as of March 28, 2006). The unaudited pro forma condensed combined financial information could vary depending on the MFS Shareholders election on the method of purchase using cash or M-Flex stock.

The estimated purchase price, calculated as described in Note 3 to the unaudited pro forma condensed combined financial information, less an adjustment to reflect WBL’s majority investment at the historical basis, will be allocated to MFS’ tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Independent valuation specialists have been retained by M-Flex to conduct a valuation in order to assist management in determining the fair values of a significant portion of these assets. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined financial information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation

APP11-1

prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction. As the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair value, amounts allocated to intangible assets with definite lives may change significantly, which could result in a material change in the amount of amortization of intangible assets. The unaudited pro forma condensed combined financial information does not give effect to any synergies or cost savings which may be realized as a result of the merger. The impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of M-Flex and MFS had the Offer occurred on the dates specified, nor is it necessarily indicative of the results of operations or financial position that may be expected in the future.

APP11-2

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2005

(in U.S. Dollars in thousands, except share and per share data)

			(Assuming 100% acceptance)
			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 4)
Net Sales	$357,090	$229,249	$(368)	$585,971	$(368)	$585,971	e
Cost of Sales	277,202	195,673	689	473,564	689	473,564	e,i

Gross profit	79,888	33,576	(1,057)	112,407	(1,057)	112,407
Operating expenses
Sales and Marketing	8,783	1,510	—	10,293	—	10,293
General and administrative	18,470	7,583	111	26,164	111	26,164	i

Total operating expenses	27,253	9,093	111	36,457	111	36,457
Operating income	52,635	24,483	(1,168)	75,950	(1,168)	75,950
Other income (expense), net
Interest expense	(174)	(668)	(242)	(1,084)	(9,152)	(9,994)	f
Interest income	688	286	—	974	—	974
Other income, net	378	1,587	—	1,965	—	1,965

Income before provision for income taxes	53,527	25,688	(1,410)	77,805	(10,320)	68,895
Provision for income tax	(16,361)	(4,251)	(325)	(20,937)	3,061	(17,551)	m

Net income before minority interest	37,166	21,437	(1,735)	56,868	(7,259)	51,344
Minority interest	—	(167)	—	(167)	—	(167)

Net income	$37,166	$21,270	$(1,735)	$56,701	$(7,259)	$51,177

Net income per share
Basic	$1.57			$1.71		$1.77
Diluted	$1.51			$1.66		$1.71
Shares used in computing net income per share
Basic	23,603,935		9,581,532	33,185,467	5,285,337	28,889,272	g
Diluted	24,593,998		9,581,532	34,175,530	5,285,337	29,879,335	g

See accompanying notes to these unaudited pro forma condensed combined financial statements

APP11-3

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Fiscal Year Ended September 30, 2005

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net Sales	S$	379,521	S$	—		S$	379,521	U.S.$	229,249
Cost of Sales		320,017		3,920	a		323,937		195,673

Gross profit		59,504		(3,920)			55,584		33,576
Operating expenses
Sales and Marketing		6,420		(3,920)	a		2,500		1,510
General and administrative		12,803		(249)	b		12,554		7,583

Total operating expenses		19,223		(4,169)			15,054		9,093
Operating income		40,281		249			40,530		24,483
Other income (expense), net
Interest expense		(1,106)		—			(1,106)		(668)
Interest income		474		—			474		286
Other income (expense), net		2,688		(61)	c		2,627		1,587

Income before provision for income taxes		42,337		188			42,525		25,688
Provision for income tax		(7,037)		—			(7,037)		(4,251)

Net income before minority interest		35,300		188			35,488		21,437
Minority interest		(277)		—			(277)		(167)

Net income	S$	35,023	S$	188		S$	35,211	U.S.$	21,270

See accompanying notes to the unaudited pro forma condensed financial statements.

APP11-4

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended March 31, 2006

(in U.S. Dollars in thousands, except share and per share data)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro-Forma Adjustments	Pro-Forma Combined	Pro-Forma Adjustments	Pro-Forma Combined	Pro Forma Notes (Note 3, 4)
Net Sales	$263,537	$133,585	$—	$397,122	$—	$397,122
Cost of Sales	204,144	108,478	501	313,123	501	313,123	i

Gross profit	59,393	25,107	(501)	83,999	(501)	83,999
Operating expenses						—
Sales and Marketing	4,704	2,019	—	6,723	—	6,723
General and administrative	11,468	5,777	(394)	16,851	(394)	16,851	h,i

Total operating expenses	16,172	7,796	(394)	23,574	(394)	23,574
Operating income	43,221	17,311	(107)	60,425	(107)	60,425
Other income (expense), net
Interest expense	—	(461)	(166)	(627)	(6,225)	(6,686)	f,j
Interest income	728	169	—	897	—	897
Other income (expense), net	54	1,052	—	1,106	—	1,106

Income before provision for income taxes	44,003	18,071	(273)	61,801	(6,332)	55,742
Provision for income tax	(14,125)	(1,774)	(246)	(16,145)	2,057	(13,843)	m

Net income before minority interest	29,878	16,297	(519)	45,656	(4,275)	41,900
Minority interest	—	(1,789)	—	(1,789)	—	(1,789)

Net income	$29,878	$14,508	$(519)	$43,867	$(4,275)	$40,111

Net income per share
Basic	$1.23			$1.30		$1.36
Diluted	$1.18			$1.26		$1.31
Shares used in computing net income per share
Basic	24,272,902		9,581,532	33,854,434	5,285,337	29,558,239	g
Diluted	25,332,917		9,581,532	34,914,449	5,285,337	30,618,254	g

APP11-5

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP STATEMENT OF OPERATIONS

Six Months Ended March 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S. GAAP (in U.S. Dollars)
Net Sales	S$	221,481	S$	—		S$	221,481	U.S.$	133,585
Cost of Sales		177,734		2,120	a		179,854		108,478

Gross profit		43,747		(2,120)			41,627		25,107
Operating expenses
Sales and Marketing		5,467		(2,120)	a		3,347		2,019
General and administrative		9,578		—	b		9,578		5,777

Total operating expenses		15,045		(2,120)			12,925		7,796
Operating income		28,702		—			28,702		17,311
Other income (expense), net
Interest expense		(764)		—			(764)		(461)
Interest income		281		—			281		169
Other income (expense), net		1,743		2	c		1,745		1,052

Income before provision for income taxes		29,962		2			29,964		18,071
Provision for income tax		(2,941)		—			(2,941)		(1,774)

Net income before minority interest		27,021		2			27,023		16,297
Minority interest		(2,966)		—			(2,966)		(1,789)

Net income	S$	24,055	S$	2		S$	24,057	U.S.$	14,508

APP11-6

MULTI-FINELINE ELECTRONIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2006

(in U.S. Dollars in thousands)

			Maximum Equity		Minimum Equity
	M-Flex Historical	MFS Pro Forma U.S. GAAP	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes (Note 3, 4)
Assets
Current assets
Cash and cash equivalents	$28,989	$35,562	$—	$64,551	$—	$64,551
Short-term investments	22,090	—	—	22,090	—	22,090
Restricted cash	13	—	—	13	—	13
Accounts receivable, net	100,467	49,854	(321)	150,000	(321)	150,000	e
Inventories	50,343	30,685	—	81,028	—	81,028
Due from affiliates	365	—	—	365	—	365
Deferred taxes	3,168	—	—	3,168	—	3,168
Other current assets	1,172	1,695	—	2,867	207	3,074	j

Total current assets	206,607	117,796	(321)	324,082	(114)	324,289

Non current assets
Property, plant and equipment, net	83,151	47,001	6,250	136,402	6,250	136,402	k
Restricted cash	127	—	—	127	—	127
Deferred taxes	661	—	—	661	—	661
Goodwill	3,629	—	216,689	220,318	194,792	198,421	k
Other assets	5,591	8,282	1,369	15,242	1,990	15,863	j,k

Total assets	299,766	173,079	223,987	696,832	202,918	675,763

Current liabilities
Accounts payable	62,570	45,161	(321)	107,410	(321)	107,410	e
Accrued liabilities	9,773	1,030	—	10,803	—	10,803
Due to affiliates	355	5,773	—	6,128	—	6,128
Other current liabilities	114	—	—	114	—	114
Income taxes payable	2,871	1,902	—	4,773	—	4,773

Total current liabilities	75,683	53,866	(321)	129,228	(321)	129,228

Non-current liabilities
Long-term debt	—	8,889	6,000	14,889	221,540	230,429	l
Other liabilities	350	—	—	350	—	350
Deferred taxes	719	1,458	1,524	3,701	1,597	3,774	m
Minority interest	—	10,886	—	10,886	—	10,886

Total shareholders equity	223,014	97,980	216,784	537,778	(19,898)	301,096

Total liabilities, minority interest and shareholders equity	$299,766	$173,079	$223,987	$696,832	$202,918	$675,763

APP11-7

MFS TECHNOLOGY LTD (MFS)

UNAUDITED PRO FORMA U.S. GAAP BALANCE SHEET

As of March 31, 2006

(in thousands)

	MFS Historical (in Singapore Dollars)		U.S. GAAP Adjustments (in Singapore Dollars)		Pro Forma Notes (Note 2)	MFS Pro Forma U.S. GAAP (in Singapore Dollars)		MFS Pro Forma U.S GAAP (in U.S. Dollars)
Assets
Current assets
Cash and cash equivalents	S$	57,600	S$	—		S$	57,600	U.S.$	35,562
Accounts receivable, net		80,748		—			80,748		49,854
Inventories		49,701		—			49,701		30,685
Other current assets		2,576		170	d		2,746		1,695

Total current assets		190,625		170			190,795		117,796

Non current assets
Property, plant and equipment, net		83,328		(7,200)	d		76,128		47,001
Other assets		6,384		7,030	d		13,414		8,282

Total assets	S$	280,337	S$	—		S$	280,337	U.S.$	173,079

Current liabilities
Accounts payable		73,148		—			73,148		45,161
Accrued liabilities		1,669		—			1,669		1,030
Current portion of long-term debt		9,351		—			9,351		5,773
Other current liabilities		3,081		—			3,081		1,902

Total current liabilities		87,249		—			87,249		53,866

Non-current liabilities
Long-term debt		14,398		—			14,398		8,889
Deferred taxes		2,361		—			2,361		1,458

Minority interest		17,632		—			17,632		10,886

Total shareholders equity		158,697		—			158,697		97,980

Total liabilities, minority interest and shareholders equity	S$	280,337	S$	—		S$	280,337	U.S.$	173,079

APP11-8

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1.	Basis of Presentation

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 gives effect to the business combination with MFS as if they had occurred on October 1, 2004, the first day of the first period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2006 gives effect to the combination of M-Flex and MFS as if it had occurred on March 31, 2006. Two pro forma transaction scenarios are presented: Minimum Equity Issuance and Maximum Equity Issuance assuming 100% of MFS’ stock is acquired. The Minimum Equity Issuance scenario is based upon the assumption that the cash consideration in the Offer is fully-subscribed for the outstanding shares of MFS held by shareholders other than WBL for S$1.20 (U.S. $0.74) and M-Flex shares are exchanged for the outstanding shares held by WBL. (The foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.62 as reported on Bloomberg on March 31, 2006). The Maximum Equity Issuance scenario is based upon the assumption that all MFS shares tendered into the Offer and are tendered for M-Flex common stock.

The historical information of MFS was prepared in its reporting currency, Singapore Dollar. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 and the unaudited pro forma condensed combined balance sheet as of March 31, 2006 have been translated into U.S. dollars using exchange rates for the Singapore Dollar of 1.66, 1.66 and 1.62, respectively.

Note 2.	Adjustments to Reconcile MFS Historical Financial Statements to U.S. GAAP

The accounting principles applied in preparing MFS’ financial statements comply with Singapore Financial Reporting Standards (“SFRS”) which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following adjustments reconcile MFS’ historical financial statements to U.S. GAAP for purposes of the pro forma presentation:

a)	Under SFRS, MFS classifies freight and handling charges as part of distribution in sales and marketing. Under U.S. GAAP, the classification of shipping and handling charges is an accounting policy decision that should be disclosed. M-Flex has adopted a policy of including freight and handling costs in cost of sales. Accordingly, a reclassification has been made to the MFS financial statements to be consistent with M-Flex’s presentation. The effects of this U.S. GAAP classification difference is to increase cost of goods sold by S$2.12 million and S$3.92 million for the six months ended March 31, 2006 and the fiscal year ended September 30, 2005, respectively, and to reduce sales and marketing expenses for the noted periods by the same amounts.

b)	Prior to October 1, 2005, under SFRS, no employee stock based compensation was recorded for stock options granted to employees, even in situations where modifications to fixed option awards occur. Under U.S. GAAP SFAS No. 123 “Accounting for Stock-Based Compensation” as SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, “Accounting for Stock Issued to Employees,” and related interpretations which requires repricings or other modifications to be accounted for on a variable basis. Accordingly an adjustment is necessary to reduce general and administrative expense for the reduction of previously recorded stock compensation expense as a result of reductions in the intrinsic value of the MFS stock option awards accounted for on a variable basis.

In October 2005, MFS adopted SFRS 102. For the purpose of reconciliation, MFS has measured its stock-based compensation expense using the fair value based method beginning from October 1, 2005.

Subsequent to the adoption of SFRS 102 and SFAS No. 123 (R), “Share-Based Payment”, SFRS and U.S. GAAP are substantially similar with respect to share-based compensation that affects MFS and accordingly no adjustment is required for the six-months ended March 31, 2006.

APP11-9

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

c)	Prior to October 1, 2005, there are no requirements under SFRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease other income in fiscal year 2005 by S$61,000 and an increase of other income for the six-months ended March 31, 2006 by S$2,000.

Beginning October 1, 2005, SFRS 39 requires forward contracts to be recognized at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognized through income.

Subsequent to the adoption of SFRS 39, SFRS and U.S. GAAP are substantially similar with respect to the accounting of forward contracts that affects MFS.

d)	Under SFRS, MFS classifies leasehold land as well as land use rights as part of property, plant and equipment and depreciates them over the period of the lease term. Under U.S. GAAP, such land leases should be accounted as operating leases as none of the land leases include a transfer of ownership by the end of the lease term or contains a bargain purchase option. The effect of this U.S. GAAP classification difference is to reduce property, plant and equipment at March 31, 2006 by S$7.20 million and to increase other assets since the amounts were prepaid.

APP11-10

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Note 3.	Purchase Accounting

The total estimated purchase price of MFS varies based on the consideration offered under the two transaction scenarios presented. The estimated purchase price under the Maximum Equity Issuance scenarios are based on a 100% equity exchange using an exchange rate of 0.0145 M-Flex common shares, valued at an average price of $62 per share based on the average closing price for three days before and after the public announcement date of March 29, 2006, for each outstanding share of MFS. At the public announcement date, MFS had approximately 654,655,497 common shares outstanding; and 10,723,500 stock options outstanding which will be vested and exercised prior to the closing. The Minimum Equity Issuance scenario assumes the same exchange rate and average price per share; however, under the Minimum scenario, the minority ownership portion, approximating 44% of the shares outstanding, elects to receive cash at S$1.20 (U.S. $0.74). The estimated purchase price is as follows:

	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Purchase of outstanding shares	$592,180	$544,431
Settlement of outstanding options	2,462	1,679
Estimated transaction costs and expenses	6,000	6,828

Total estimated purchase price	$600,642	$552,938

The business combination will be accounted for as a purchase of the shares of MFS held by the non WBL minority shareholders which will result in a partial new basis of accounting at fair value and as an exchange of ownership interest between entities under common control for the WBL portion of the shares of MFS. The fair value of the consideration paid, less an adjustment to reflect WBL’s majority investment at historical basis, has been allocated to the minority ownership portion of the tangible and intangible assets and liabilities of MFS based on their respective fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Independent valuation specialists have been retained by M-Flex to conduct a valuation in order to assist management in determining the fair values of a significant portion of these assets. Based on preliminary consultations with the valuation specialists, management has estimated the fair values of the acquired assets reflected in the unaudited pro forma condensed combined information. A final determination of these fair values, which can not be made prior to the completion of the transaction, will include management’s consideration of a final valuation prepared by the independent valuation specialists. This final valuation and the related purchase price allocation will be based on the actual net tangible and intangible assets of MFS that exist as of the date of completion of the transaction, and could differ materially from the amounts estimated below:

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)
Total estimated purchase price at fair value	$600,642	$552,938
Less: excess of fair value over WBL's historical basis	(279,878)	(253,316)

	320,764	299,622
Less: Book value of net assets acquired at March 31, 2006	(97,980)	(97,980)

Excess purchase price to be allocated	$222,784	$201,642

Preliminary allocation:
Property, plant and equipment	$6,250	$6,250
Identifiable intangible assets	1,369	1,369
Capitalized debt fees	—	828
Deferred taxes	(1,524)	(1,597)
Goodwill	216,689	194,792

Total allocation	$222,784	$201,642

APP11-11

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Identified intangible assets are expected to include developed technology, marketing and customer relationships, and customer backlog and will be amortized over their estimated useful lives, which are expected to range from 6 months to 3 years.

Note 4.	Unaudited Pro Forma Combined Adjustments

The following additional adjustments are required to properly reflect the pro forma combination of M-Flex and MFS:

e)	Adjustment to eliminate revenues and cost of sales by M-Flex of $368,000 related to sales to MFS during the year ended September 30, 2005. The gross margin on these sales was 15%. As of March 31, 2006 adjustment reflects the elimination of the receivable from MFS in the amount of $321,000 which is expected to be paid in full prior to the close of the transaction. M-Flex did not have any sales to MFS during the six month period ended March 31, 2006.

f)	Represents the interest cost related to the credit facility required to make cash payments under the Minimum Equity assumption which would require M-Flex to pay the Singapore minority shareholders a total of $214.7 million for their shares, which includes amounts paid to option holders for exercised stock options, and an additional $6.8 million for borrowings of transaction related expenses. Total debt required under the Minimum Equity assumption is assumed to be $221.5 million. The presumed interest rate is 4.0% and 5.5% for the fiscal year ended September 30, 2005 and the six months ended March 31, 2006, respectively, which is equivalent to the 3 month SIBOR plus 0.9%. Under the maximum equity scenario, the interest cost is related to borrowings necessary to pay $6.0 million in transaction costs. Such transactions costs differ from the Minimum Equity scenario by $828,000 because of debt fees.

g)	Represents the shares of M-Flex issued under the Maximum and Minimum Equity scenarios, see Note 5.

h)	Adjustment to exclude from general and administrative expenses is $450,000 of transaction costs expensed by MFS during the six-month period ended March 31, 2006 related to this transaction.

i)	Represents additional depreciation and amortization related to the allocation of the excess purchase price over tangible net assets acquired to property, plant and equipment and identified intangible assets, as described in Note 3. Approximately 90% of the total depreciation adjustment has been allocated to cost of goods sold with the remainder going to general and administrative expenses.

j)	Reflects $828,000 of capitalized debt fees associated with the Minimum Equity scenario, which will be amortized into interest expense over a four year period. Capitalized debt fees under the Maximum Equity scenario are immaterial.

k)	Represents the allocation of excess purchase price over tangible net assets acquired to goodwill and identified intangible assets, as described in Note 3.

l)	Reflects the issuance of long-term debt necessary to complete the transaction. Total debt under the Minimum Equity scenario is assumed to be $221.5 million; while total debt under the Maximum Equity scenario is assumed to be $6 million.

m)	Represents an adjustment for the tax effect on MFS’ historical financial results and related unaudited pro forma adjustments at the statutory U.S. tax rate of 38% for the year ended September 30, 2005 and the six-month period ended March 31, 2006 for M-Flex related adjustments and the statutory Singapore tax rate of 20% for the year ended September 30, 2005 and the six-month period ended March 31, 2006 for MFS related adjustments. Additionally, this adjustment includes $659,000 and $330,000 of additional U.S. tax on MFS income during the year ended September 30, 2005 and the six-month period ended March 31, 2006, respectively.

APP11-12

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Note 5.	Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2005 and the six months ended March 31, 2006 (in thousands):

	For the Year Ended September 30, 2005		For the Six Months Ended March 31, 2006
	Maximum Equity	Minimum Equity	Maximum Equity	Minimum Equity
M-Flex historical weighted average shares used in computing basic net income per share	23,604	23,604	24,273	24,273
Shares of M-Flex common stock issued in exchange for shares of MFS	9,582	5,285	9,582	5,285

Pro forma weighted average shares used in computing basic net income	33,186	28,889	33,855	29,558
Dilutive shares included in historical calculation	990	990	1,060	1,060

Pro forma weighted average shares used in computing diluted net income	34,176	29,879	34,915	30,618

APP11-13

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Note 6.	Minimum Acceptance Assumption

The pro forma financial statements included in this filing assume that 100% of the MFS shareholders choose to exchange their shares for either cash or M-Flex shares. The following table summarizes the pro forma effect of the transaction assuming only the minimum number of shareholders (64%) accepts the terms of the exchange offer:

	For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$585,971	$585,971
Operating income	76,853	76,853
Net Income	50,011	49,013
Basic income per share	1.68	1.70
Diluted income per share	1.63	1.64

	For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands, except per share data)
Unaudited Pro Forma Condensed Combined Statement of Operations Data
Net Sales	$397,122	$397,122
Operating income	60,877	60,877
Net Income	38,679	38,002
Basic income per share	1.27	1.29
Diluted income per share	1.23	1.24

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet Data
Cash and cash equivalents	$64,551	$64,551
Working capital	194,854	194,896
Total assets	496,732	495,851
Long-term debt, net of current portion	14,889	53,733
Shareholders’ equity	303,642	263,915

APP11-14

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

The following is a summary of the effects to the detailed unaudited pro forma condensed combined statement of operations and balance sheet for the 64% acceptance scenarios:

	For the Year Ended September 30, 2005
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations
Decrease in net income due to minority interest	$7,412	$7,412
Reduction in interest expense due to reduction in debt	—	(7,300)
Reduction in depreciation and amortization expense	(903)	(903)
Change in the tax impact on the pro forma adjustments	181	2,955

Total impact of the change to net income due to the 64% acceptance scenarios	$6,690	$2,164

	For the six months ended March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Statement of Operations
Minority interest	$5,549	$5,549
Reduction in interest expense due to reducted debt	—	(4,965)
Reduction in depreciation and amortization expense	(452)	(452)
Change in the tax impact on the pro forma adjustments	91	1,977

Total impact of the change to net income due to the 64% acceptance scenarios	$5,188	$2,109

	As of March 31, 2006
	Maximum Equity	Minimum Equity
	(in U.S. Dollars in thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet
Change in total assets due to a:
Reduction in property, plant and equipment	$5,076	$5,076
Reduction in goodwill	193,913	173,064
Reduction in capitalized debt fees	—	660
Reduction in intangible asset	1,112	1,112
Change in long-term debt due to a:
Reduction in shares exchange	—	175,062
Reduction in cash price per share from S$1.20 to S$1.15	—	1,634
Change in deferred taxes due to a:
Reduction in deferred taxes	1,238	1,308
Change in shareholders equity due to a:
Impact of reduction of shares exchanged	198,863	1,908
Increase in minority interest	35,273	35,273

APP11-15

APPENDIX 12

FINANCIAL STATEMENTS OF M-FLEX

Audited Financial Statements of M-Flex For the Years Ended September 30, 2005, 2004 and 2003 and Unaudited Interim Financial Statements of M-Flex for the Three and Six Months Ended March 31, 2006

MULTI-FINELINE ELECTRONIX, INC.

APP12-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Multi-Fineline Electronix, Inc.:

We have completed an integrated audit of Multi-Fineline Electronix, Inc.’s 2005 consolidated financial statements and of its internal control over financial reporting as of September 30, 2005 and audits of its 2004 and 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Multi-Fineline Electronix, Inc. and its subsidiaries at September 30, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A which appears in Multi-Fineline Electronix, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2005 (not provided herein), that the Company maintained effective internal control over financial reporting as of September 30, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable

APP12-2

assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

December 5, 2005

APP12-3

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in Thousands, Except Per Share and Share Data)

	September 30,
	2005	2004
ASSETS
Cash and cash equivalents	$38,253	$16,631
Short term investments	16,090	21,565
Restricted cash	2,008	181
Accounts receivable, net of allowances of $601 and $250	71,488	44,382
Inventories	44,975	39,217
Due from affiliates	421	43
Deferred taxes	3,168	3,343
Income taxes receivable	254	—
Other current assets	925	807

Total current assets	177,582	126,169

Property, plant and equipment, net	73,652	59,914
Restricted cash	125	122
Deferred taxes	661	1,790
Goodwill	3,686	57
Other assets	3,894	1,946

Total assets	$259,600	$189,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$57,970	$26,079
Accrued liabilities	11,022	5,990
Due to affiliates	334	5,471
Lines of credit	—	3,369
Other current liabilities	130	—
Income taxes payable	—	6,299

Total current liabilities	69,456	47,208

Other liabilities	384	361
Deferred taxes	719	1,345

Total liabilities	70,559	48,914

Commitments and contingencies (Note 10)
Stockholders’ equity
Preferred stock, $0.0001 par value, 5,000,000 and 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 and 100,000,000 shares authorized; 24,179,884 and 23,264,835 shares issued and outstanding	2	2
Additional paid-in capital	98,564	89,110
Retained earnings	89,137	51,971
Accumulated other comprehensive income	1,338	1

Total stockholders’ equity	189,041	141,084

Total liabilities and stockholders’ equity	$259,600	$189,998

The accompanying notes are an integral part of these consolidated financial statements.

APP12-4

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF INCOME

(U.S. Dollars in Thousands, Except Share Data)

	Years Ended September 30,
	2005	2004	2003
Net sales	$357,090	$253,049	$129,415
Cost of sales	277,202	197,412	107,418

Gross profit	79,888	55,637	21,997

Operating expenses
Sales and marketing	8,783	7,649	5,621
General and administrative (includes stock-based compensation expense of $99, $14 and $130, respectively)	18,470	11,569	8,669

Total operating expenses	27,253	19,218	14,290

Operating income	52,635	36,419	7,707

Other (income) expense, net
Interest expense	174	614	321
Interest income	(688)	(146)	(11)
Other (income) expense, net	(378)	100	525

Income before provision for income taxes	53,527	35,851	6,872
Provision for income taxes	(16,361)	(10,145)	(2,295)

Net income	$37,166	$25,706	$4,577

Net income per share
Basic	$1.57	$1.33	$0.39

Diluted	$1.51	$1.27	$0.38

Shares used in computing net income per share
Basic	23,603,935	19,310,044	11,720,295

Diluted	24,593,998	20,306,842	11,978,610

The accompanying notes are an integral part of these consolidated financial statements.

APP12-5

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(U.S. Dollars in Thousands, Except Share Data)

	Common Stock		Additional Paid-in Capital	Unearned Deferred Compensation	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Comprehensive Income
	Shares	Amount
Balance at September 30, 2002	11,720,295	$1	$8,285	$—	$32,562	$(57)	$40,791	$4,967

Stock-based compensation	—	—	57	(57)	—	—	—
Amortization of stock-based compensation	—	—	—	43	—	—	43
Compensation relating to the modification of stock options	—	—	87	—	—	—	87
Net income	—	—	—	—	4,577	—	4,577	$4,577
Translation adjustment	—	—	—	—	—	(12)	(12)	(12)

Balance at September 30, 2003	11,720,295	1	8,429	(14)	37,139	(69)	45,486	$4,565

Issuance of shares in conjunction with rights offering, net of issuance costs of $80	6,537,540	1	36,045	—	(10,874)	—	25,172
Exercise of stock options	7,000	—	26	—	—	—	26
Issuance of shares in connection with initial public offering, net of issuance costs of $5,408	5,000,000	—	44,610	—	—	—	44,610
Amortization of stock-based compensation	—	—	—	14	—	—	14
Net income	—	—	—	—	25,706	—	25,706	$25,706
Translation adjustment	—	—	—	—	—	70	70	70

Balance at September 30, 2004	23,264,835	2	89,110	—	51,971	1	141,084	25,776

Exercise of stock options	915,049	—	2,996	—	—		2,996
Compensation relating to the modification of stock options	—	—	99	—	—		99
Stock based compensation income tax benefits	—	—	6,359	—	—		6,359
Net Income	—	—		—	37,166		37,166	$37,166
Translation adjustment	—	—	—	—	—	1,337	1,337	1,337

Balance at September 30, 2005	24,179,884	$2	$98,564	$—	$89,137	$1,338	$189,041	$38,503

The accompanying notes are an integral part of these consolidated financial statements.

APP12-6

MULTI-FINELINE ELECTRONIX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. Dollars in Thousands)

	Years Ended September 30,
	2005	2004	2003
Cash flows from operating activities
Net income	$37,166	$25,706	$4,577
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,434	6,704	4,378
Loss from equity method investee	40	250	441
Provision for doubtful accounts	351	26	112
Income tax benefit related to stock option exercise	6,359	—	—
Deferred income taxes	678	(2,945)	(205)
Stock-based compensation expense	99	14	130
Loss on disposal of equipment	136	60	125
Changes in operating assets and liabilities
Accounts receivable	(27,158)	(23,421)	(3,325)
Inventories	(5,665)	(17,288)	(9,565)
Due to/from affiliates, net	(5,515)	4,095	1,007
Other current assets	(81)	(414)	(203)
Other assets	(3,831)	(171)	(142)
Accounts payable	31,585	5,064	9,675
Accrued liabilities	4,901	1,153	(86)
Income tax payable	(6,553)	6,000	(344)
Other liabilities	23	283	(696)

Net cash provided by operating activities	43,969	5,116	5,879

Cash flows from investing activities
Proceeds from sales of short term investments	5,475	—	—
Purchases of short term investments	—	(21,565)
Cash paid for property and equipment	(24,417)	(20,042)	(23,809)
Purchases of software and capitalized internal-use software	(110)	(563)	(652)
Deposits on property and equipment	1,523	(321)	(4,207)
Cash advances to equity investees	—	(242)	(522)
Proceeds from sale of equipment	2,454	535	125
Increase in restricted cash, net	(1,830)	(49)	(136)
Cash paid for acquisition	(6,406)	—	—

Net cash used in investing activities	(23,311)	(42,247)	(29,201)

Cash flows from financing activities
Borrowings on line of credit	4,950	30,972	9,085
Payments on line of credit	(8,319)	(32,688)	(4,500)
Deposits from Wearnes for purchase of common stock	—	—	15,000
Proceeds from note payable	—	—	4,800
Principal payments on note payable	—	(4,611)	(189)
Proceeds from exercise of options	2,996	26	—
Proceeds from issuance of common stock, net of issuance costs of $5,488	—	54,782	—

Net cash (used in) provided by financing activities	(373)	48,481	24,196

Effect of exchange rate changes on cash	1,337	70	(12)

Net increase in cash	21,622	11,420	862

Cash and cash equivalents at beginning of year	16,631	5,211	4,349

Cash and cash equivalents at end of year	$38,253	$16,631	$5,211

Supplemental disclosure
Interest paid	$187	$590	$281
Income taxes paid	9,852	7,089	3,249
Noncash financing activities
Issuance of common stock to Wearnes	$—	$15,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

APP12-7

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. Dollars in Thousands, Except Per Share and Share Data)

1. Basis of Presentation and Significant Accounting Policies

Description of the Company

Multi-Fineline Electronix, Inc. (the “Company”) was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. The Company is primarily engaged in the engineering, design and manufacture of flexible printed circuit boards along with related component assemblies.

In connection with the reincorporation, the Company effected a 15 for 1 forward stock split, the authorized number of shares of common stock was decreased to 100,000,000, and 5,000,000 shares of preferred stock, par value $0.0001, were authorized. The reincorporation and the stock split have been given retroactive effect in the accompanying consolidated financial statements. On June 30, 2004, the Company closed an underwritten public offering of 5,000,000 shares at a price of $10 per share. Proceeds, net of commissions of $3,500 and offering expenses of $1,890, totaled $44,610.

Affiliates and subsidiaries of WBL Corporation Limited (collectively “Wearnes”), a Singapore company, owned approximately 61%, 64% and 72% of the Company’s outstanding common stock as of September 30, 2005, 2004 and 2003, respectively, allowing Wearnes to exercise operating control over the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company has two wholly owned subsidiaries located in China, Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”), and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”); and one located in Arizona, Aurora Optical, Inc. (“Aurora Optical”). All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in the determination of accounts receivable allowances, valuation of inventory, warranty reserves, valuation of the Company’s common stock (prior to the completion of the Company’s initial public offering) and income tax contingencies. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents as of September 30, 2005 and 2004 consisted of money market funds and seven day municipal bonds. The Company holds the seven day municipal bonds to their maturity and records them at amortized cost, which approximates their fair value.

Short-Term Investments

Short-term investments consist of certain marketable debt securities, which consist primarily of short to intermediate term fixed income auction rate securities issued by U.S. government agencies and municipalities. The Company only invests in marketable securities with active secondary or resale markets to ensure portfolio

APP12-8

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

liquidity and the ability to readily convert investments to cash to fund current operations, or satisfy other cash requirements as needed. Short-term investments are classified as available for sale and are carried at fair value which approximates amortized cost.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to their short maturities. The carrying value of the Company’s lines of credit approximates fair value based on borrowing rates currently available to the Company.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, and accounts receivable. The Company maintains its cash with major financial institutions. Credit risk exists because the Company’s flexible printed circuit boards and related component assemblies are sold to a limited number of customers (Note 9). The Company does not require collateral and maintains reserves for potential credit losses. Such losses have historically been within management’s expectations.

Accounts Receivable

The Company invoices customers at shipment for the value of the related products delivered. Accounts receivable are recorded at the invoiced amount, net of any amount that is in deferred revenue that is not yet due based on the payment terms and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The Company determines the allowance based on historical write-off experience as well as specific identification of credit issues with invoices. The Company reviews the allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. All other balances are reviewed on an aggregate basis. Account balances are charged off against the allowance when the Company determines it is probable the receivable will not be collected. The Company does not have any off-balance sheet credit exposure related to its customers.

Inventories

Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis. The Company records a provision for excess and obsolete inventory based on historical usage and expected future product demand.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets as follows:

Building	30 years
Machinery and equipment	3-10 years
Furniture and fixtures	5 years
Leasehold improvements	5-10 years

APP12-9

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease. Maintenance, repairs and minor renewals are charged to expense as incurred. Additions, major renewals and betterments to property and equipment are capitalized. The cost of assets and related accumulated depreciation are removed from the balance sheet when such assets are disposed of, and any related gains or losses are included in operating expenses.

Capitalized Software Costs

Costs incurred to develop software for internal use are accounted for in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP No. 98-1, expenses related to preliminary project assessment, research and development, re-engineering, training and application maintenance are expensed as incurred. Costs that qualify for capitalization under SOP No. 98-1 are included in other assets and consist primarily of purchased software, payroll costs and consulting fees related to the development of the internal use software. Capitalized costs commence depreciation when they are put in service and are amortized using the straight-line method over a period of three years.

Goodwill

Goodwill represents the excess of purchase price over the fair value of the identifiable net assets acquired in an acquisition accounted for using the purchase method. Effective the first quarter of 2002, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS 142 eliminates the amortization of goodwill.

The Company records the assets acquired and liabilities assumed in business combinations at their respective fair values at the date of acquisition, with any excess purchase price recorded as goodwill. Because of the expertise required to value intangible assets, the Company engaged a valuation specialist to assist in determining those values. Valuation of intangible assets entails significant estimates and assumptions including, but not limited to, determining the timing and expected costs to complete development projects, estimating future cash flows from product sales, developing appropriate discount rates, estimating probability rates for the successful completion of development projects, continuation of customer relationships and renewal of customer contracts, and approximating the useful lives of the intangible assets acquired.

The Company reviews the recoverability of the carrying value of goodwill on an annual basis or more frequently when an event occurs or circumstances change to indicate that an impairment of goodwill has possibly occurred. The determination of whether any potential impairment of goodwill exists is based upon a comparison of the fair value of the reporting unit to the accounting value of the underlying net assets of such reporting unit. If the fair value of the reporting unit is less than the accounting value of the underlying net assets, goodwill is deemed impaired and an impairment loss is recorded to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of all its underlying identifiable assets and liabilities. The Company has one reporting unit for evaluating its goodwill for impairment. As of September 30, 2005 and 2004, there were no such impairments of goodwill, intangible assets or other long-lived assets.

Revenue Recognition

The Company’s revenues are generated from the sale of flexible printed circuit boards and related component assemblies, which are sold to original equipment manufacturers and electronic manufacturing services providers to be included in other electronic products. The Company recognizes revenue when there is

APP12-10

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

persuasive evidence of an arrangement with the customer that states a fixed or determinable sales price, when title and risk of loss transfers, when delivery of the product has occurred in accordance with the terms of the sale and collectibility of the related accounts receivable is reasonably assured. The Company does not have any post-shipment obligations (e.g., installation or training), customer acceptance or multiple-element arrangements. The Company’s remaining obligation to its customer after delivery is limited to warranty on its product.

Shipping and Handling Costs

Products shipped utilizing the customer specified shipping service are paid directly by the customer. Products that are not shipped utilizing customer shipping services are charged by the Company to its customers and are included in net sales. Shipping and handling costs incurred by the Company are expensed as incurred and are recorded as a component of cost of sales.

Product Warranty Accrual

The Company warrants its products from 60 to 365 days. The standard warranty requires the Company to replace defective products returned to the Company at no cost to the customer. The Company records an estimate for warranty related costs at the time revenue is recognized based on historical amounts incurred for warranty expense and historical return rates. The warranty accrual is included in accrued liabilities in the consolidated balance sheets.

Changes in product warranty accrual for the years ended September 30, 2005, 2004 and 2003 was as follows:

	Warranty Accrual Balance at September 30	Warranty Expenditures	Provision for Estimated Warranty Cost	Warranty Accrual Balance at September 30
2005	$1,549	$(2,892)	$2,782	$1,439
2004	337	(1,918)	3,130	1,549
2003	445	(1,816)	1,708	337

Income Taxes

Income taxes are computed using the asset and liability method. Under this method, deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the tax bases and financial reporting amounts of existing assets and liabilities. Valuation allowances are established when it is more likely than not that such deferred tax assets will not be realized. The Company does not file a consolidated return with its foreign wholly owned subsidiaries.

Comprehensive Income

Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The difference between net income and comprehensive income for the years ended September 30, 2005, 2004 and 2003 was comprised entirely of the Company’s foreign currency translation adjustment.

Foreign Currency

The functional currency of the Company’s foreign subsidiaries is the local currency. Balances are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for statement of income amounts. Currency translation adjustments are recorded in other comprehensive income, a component of stockholders’ equity.

APP12-11

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Foreign currency transactions occur when there is a receivable or payable denominated in other than the respective entity’s functional currency. The Company records the changes in the exchange rate for these transactions in the consolidated statements of income. For the years ended September 30, 2005, 2004 and 2003, foreign exchange transaction gains and losses were included in other expenses and were a net gain of $53 and losses of $10 and $58, respectively.

Accounting for Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations, and complies with the disclosure requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123 (“SFAS No. 123”), Accounting for Stock-Based Compensation. Under APB Opinion No. 25, compensation expense, if any, is recognized on a straight-line basis over the respective vesting period based on the difference between the estimated fair value of the Company’s common stock and the exercise price on the date of grant. Prior to the Company’s initial public offering on June 25, 2004, the Company’s common stock did not have a readily determinable fair market value; accordingly, the Company estimated the fair value of its common stock using the results of the Company’s projected discounted cash flows and values of comparable publicly traded companies.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB No. 123 (“SFAS No. 148”). As permitted under SFAS No. 148, the Company has elected to continue to account for stock-based employee compensation using the intrinsic value method under APB No. 25.

Had compensation cost for the Company’s stock option plans (Note 12) been determined based on the fair value at the grant dates for awards under the plans consistent with the method promulgated by SFAS No. 123, the Company’s net income for the years ended September 30, 2005, 2004 and 2003, would have decreased to the pro forma amounts below:

	Years Ended September 30,
	2005	2004	2003
Net income, as reported	$37,166	$25,706	$4,577
Stock-based compensation, intrinsic value method, net of tax	70	9	85
Total stock-based employee compensation expense determined under fair value-based method for all options	(711)	(284)	(228)

Pro forma net income	$36,525	$25,431	$4,434

Net income per share
Basic, as reported	$1.57	$1.33	$0.39
Basic, pro forma	$1.55	$1.32	$0.38
Diluted, as reported	$1.51	$1.27	$0.38
Diluted, pro forma	$1.49	$1.25	$0.37
Shares used in computing net income per share
Basic	23,603,935	19,310,044	11,720,295
Diluted	24,593,998	20,306,842	11,978,610

APP12-12

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Income Per Share—Basic and Diluted

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities. The impact of potentially dilutive securities are determined using the treasury stock method.

The following table presents a reconciliation of basic and diluted income per share:

	Years Ended September 30,
	2005	2004	2003
Basic weighted-average number of common shares outstanding	23,603,935	19,310,044	11,720,295
Dilutive effect of outstanding stock options	990,063	996,798	258,315

Diluted weighted-average number of common and potential common shares outstanding	24,593,998	20,306,842	11,978,610

Potential common shares excluded from the per share calculation because the effect of their inclusion would be anti-dilutive	—	1,014,000	—

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, A Replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date SFAS No. 154 is issued. The Company is required to adopt the provisions of SFAS 154, as applicable, beginning in fiscal 2007.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment: An Amendment of FASB Statements No. 123 and 95”. This statement requires that the cost resulting from all share-based payment transactions be recognized in the Company’s consolidated financial statements. In March 2005, the Securities and Exchange Commission (“SEC”) released SEC Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB No. 107”). SAB No. 107 provides the SEC’s staff’s position regarding the application of SFAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. The Company adopted SFAS 123R, utilizing the modified prospective method, in the first quarter of fiscal 2006 and will continue to evaluate the impact of SFAS 123R on its operating results and financial condition. The Company’s assessment of the estimated compensation charges is affected by its stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. These variables include, but are not limited to, the Company’s stock price volatility and employee stock option exercise behaviors. The Company expects to use the Black Scholes model to calculate the fair value of the options. During fiscal 2006, the Company expects to reduce net income related to options outstanding under the 1994 and 2004 Stock Option Plans as of September 30, 2005 (Note 12) of approximately $800 to $1,000 as a result of the adoption of SFAS 123R.

APP12-13

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

In November 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets—An Amendment of APB No. 29.” The provisions of this statement are effective for asset exchanges occurring in fiscal periods beginning after June 15, 2005. This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance—that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The Company does not believe that the adoption of SFAS 153 will have a significant effect on its future consolidated financial statements.

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS 151 amends ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. The provision of SFAS 151 became effective for the Company beginning on October 1, 2004. The Company does not believe that the adoption of SFAS 151 will have a significant effect on its future consolidated financial statements.

In September 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” EITF 04-8 requires that all issued securities that have embedded conversion features that are contingently exercisable upon the occurrence of a market-price condition should be in the calculation of diluted earnings per share (“EPS”), regardless of whether the market price trigger has been met. The Company adopted EITF 04-8 on December 30, 2004. The adoption of EITF 04-8 did not have an impact on the Company’s calculation of diluted EPS.

Reclassification

The Company has reclassified certain auction rate securities from cash equivalents to short-term investments. Auction rate securities are variable rate bonds tied to short-term interest rates with maturities on the face of the underlying security in excess of 90 days. Auction rate securities have interest rate resets through a modified Dutch auction at predetermined short-term intervals, typically every 7, 28 or 35 days. Interest paid during a given period is based upon the interest rate determined during the prior auction.

Although these securities are issued and rated as long-term bonds, they are priced and traded as short-term instruments because of the liquidity provided through the interest rate reset. The Company had historically classified these instruments as cash equivalents if the period between interest rate resets was 90 days or less, which was based on the Company’s ability to either liquidate its holdings or roll the investment over to the next reset period. The Company’s re-evaluation of the maturity dates and other provisions associated with the underlying bonds resulted in a reclassification from cash and equivalents to short-term investments of $21,565 on the September 30, 2004 balance sheet. A corresponding adjustment has also been made to the Company’s Consolidated Statements of Cash Flows for the year ended September 30, 2004, to reflect the gross purchases of $21,565 and sales of $0 of these securities as investing activities rather than as a component of cash and cash equivalents. This change in classification does not affect previously reported cash flows from operating or financing activities in the Company’s previously reported Consolidated Statements of Cash Flows, or the Company’s previously reported Consolidated Statements of Income for any period.

2. Restricted Cash

Restricted cash consists of funds held in short-term deposits that are legally restricted as to withdrawal. Restricted cash of $2,008 and $181 as of September 30, 2005 and 2004, respectively, was required in relation to the on-going value added tax audit in China and to secure a letter of credit at Shanghai Pudong Development Bank (“SPDB”).

APP12-14

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

The Company also had restricted cash of $125 and $122 as of September 30, 2005 and 2004, respectively, held at the direction of the County of Orange, California, to finance environmental clean-up costs, estimated by the Company and approved by the County, in the event the Company vacates its Anaheim, California manufacturing facilities. The Company is not a party to any environmental claims. As of September 30, 2005, the Company believes the amount held as restricted cash is sufficient to pay environmental clean-up costs that may exist, if any, should the Company vacate its facilities.

3. Related Party Transactions

During the years ended September 30, 2005, 2004 and 2003, the Company has recognized revenue and recorded purchases from the following affiliated companies: (a) Wearnes Hollingsworth Corporation; (b) MFS Technology Ltd. and its subsidiaries, Wearnes Greatwall Circuits and MFS Technologies (M) Sdn. Bhd.; (c) Suzhou Wearnes-Xirlink Electric Co. Ltd., a subsidiary of Wearnes; and (d) Wearnes. As discussed in Note 1, Wearnes owns 61% and 64% of the Company’s common stock as of September 30, 2005 and 2004, respectively. MFS Technology Ltd. is a subsidiary of Wearnes

Net amounts due from/to affiliated companies comprise the following:

	September 30,
	2005	2004
Due from affiliates
MFS Technologies (M) Sdn. Bhd.	$346	$—
Wearnes Greatwall Circuits	—	1
Suzhou Wearnes-Xirlink Electric Co. Ltd.	43	42
Wearnes	32	—

	$421	$43

	September 30,
	2005	2004
Due to affiliates
MFS Technology Ltd.	$—	$5,063
Wearnes	—	84
Suzhou Wearnes-Xirlink Electric Co. Ltd.	10	—
Wearnes Hollingsworth Corporation	324	324

	$334	$5,471

APP12-15

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Sales to and purchases from affiliates comprise the following:

	Years Ended September 30,
	2005	2004	2003
Sales to affiliates
MFS Technology Ltd.	$368	$517	$32
Wearnes Greatwall Circuits	—	1	26
MFS Technologies (M) Sdn. Bhd.	—	2	4

	$368	$520	$62

Purchases from affiliates
MFS Technology Ltd.	$1,543	$9,577	$474
Wearnes Greatwall Circuits	—	—	677

	$1,543	$9,577	$1,151

Management fees are charged to the Company by Wearnes and are based on the amount of time spent on Company-related matters. Historically, these fees were determined at the discretion of Wearnes and totaled $0, $194 and $375 for the years ended September 30, 2005, 2004 and 2003, respectively. In June 2004, the Company formalized an agreement with Wearnes whereby the Company is billed for corporate services on a time and materials basis. For the year ended September 30, 2005, no services were provided under this agreement. During the year ended September 30, 2003, the Company recorded $72 for the purchase of software and maintenance and $40 for internal audit fees from Wearnes. Rental fees charged by the Company to Wearnes Hollingsworth Corporation for the years ended September 30, 2005, 2004 and 2003 were $0, $0 and $15, respectively, as consideration for the storage of certain assets at the Company’s facilities.

The Company files a combined California income tax return with Wearnes Hollingsworth Corporation pursuant to a tax sharing agreement. The tax sharing agreement provides that the Company will pay Wearnes Hollingsworth Corporation for the California state income tax benefit realized by filing the combined California tax return. During the years ended September 30, 2005, 2004 and 2003, the Company paid $0, $339 and $387, respectively to Wearnes Hollingsworth Corporation.

In connection with the Company’s initial public offering in June 2004 (the “IPO”), the Company terminated a consulting relationship with an independent director on the Company’s board of directors, and entered into a consulting relationship with a former member of the Company’s board of directors. Under the new consulting agreement, the Company agreed to pay the former board member $9 per month until June 2006. The Company paid $0, $99 and $141 for consulting services during each of the years ended September 30, 2005, 2004 and 2003, respectively, to two separate individuals, who were, at the time of the payments, members of the Company’s board of directors.

During the year ended September 30, 2003, the Company received $15,000 of deposits from Wearnes, which were used to purchase common stock of the Company upon completion of the rights offering (Note 11). The Company paid interest at the rate of LIBOR (1.13% at September 30, 2003) plus 1.5% on these deposits. Accrued interest as of September 30, 2003 was $65. In October 2003, the Company issued 6,472,515 shares of common stock to Wearnes (Note 11).

In November 2003, the Company executed a $25,000 credit facility with Norddeutsche Landesbank Girozentrale (“NLG”). In connection with the Company’s IPO, the parties agreed to reduce the facility to $15,000

APP12-16

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

and to reduce WBL Corporation’s guarantee to an amount equal to the percentage of the Company’s outstanding stock owned by WBL Corporation, which was 64% as of the completion of the Company’s IPO. However, at no time could WBL Corporation’s guarantee be reduced to below 40% of the outstanding balance of the credit facility, even if it owns less than 40% of the Company’s outstanding common stock (the “NLG Amendment”). In fiscal 2005, the Company renegotiated the line of credit with NLG, eliminating WBL’s guarantee provision (Note 7). As of September 30, 2005, the Company had no outstanding balance on the NLG line of credit.

4. Composition of Certain Balance Sheet Components

Inventories comprise the following:

	September 30,
	2005	2004
Raw materials and supplies	$18,821	$23,796
Work-in-progress	12,323	9,788
Finished goods	13,831	5,633

	$44,975	$39,217

Property, plant, and equipment, net, comprise the following:

	September 30,
	2005	2004
Land	$3,730	$3,730
Building	18,187	17,347
Machinery and equipment	74,277	52,189
Furniture and fixtures	3,003	2,342
Leasehold improvements	2,805	2,783

	102,002	78,391
Accumulated depreciation and amortization	(28,350)	(18,477)

	$73,652	$59,914

Depreciation expense for the years ended September 30, 2005, 2004 and 2003, was $10,901, $6,372 and $4,232, respectively.

Included in other assets as of September 30, 2005 and 2004 is $617 and $984, respectively, of capitalized purchased software and internally developed software costs, net of accumulated depreciation of $1,143 and $667, respectively. The Company capitalized $110, $563 and $652 of purchased software costs during the year ended September 30, 2005, 2004 and 2003. Amortization of software costs for the years ended September 31, 2005, 2004 and 2003, was $477, $329 and $146, respectively.

In addition, included in other assets as of September 30, 2005 and 2004 is $1,523 and $321, respectively, of deposits on equipment to be purchased.

APP12-17

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Accrued liabilities comprise the following:

	September 30,
	2005	2004
Wages and compensation	$5,202	$3,509
Warranty accrual	1,439	1,549
Other taxes	1,401	(119)
Other	2,980	1,051

	$11,022	$5,990

5. Investment—Cornerstone

In June 2004, the Company entered into a definitive agreement with Cornerstone Equipment Management, Inc. (“Cornerstone”), in which the Company agreed to invest $450 in exchange for shares equal to approximately 14% of the ownership of Cornerstone. In addition, the Company agreed to provide certain services to Cornerstone at the Company’s standard terms and conditions. The investment balance as of September 30, 2005 is $450 and is included in other assets in the consolidated balance sheets. The Company accounts for its investment in Cornerstone using the cost method of accounting.

The Company periodically reviews this investment for other-than-temporary declines in fair value. Fair value for this investment is estimated based on several factors including; recent financial information and estimated market prices for comparable companies and pricing models using historical and forecasted financial information. To date, there has been no impairment of the investment in Cornerstone.

6. Income Taxes

United States and foreign income before taxes are as follows:

	Years Ended September 30,
	2005	2004	2003
United States	$38,474	$25,107	$5,150
Foreign	15,053	10,744	1,722

	$53,527	$35,851	$6,872

APP12-18

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

The provision for income taxes consisted of the following components:

	Years Ended September 30,
	2005	2004	2003
Current
Federal	$10,767	$8,240	$1,720
State	1,295	2,214	518
Foreign	3,622	2,635	263

	15,684	13,089	2,501

Deferred
Federal	(94)	(1,154)	(93)
State	62	(221)	(99)
Foreign	709	(1,569)	(14)

	677	(2,944)	(206)

	$16,361	$10,145	$2,295

Deferred tax assets and (liabilities) comprise the following:

	September 30,
	2005	2004
Deferred tax assets
Inventory	$1,475	$1,096
Depreciation	640	1,166
Stock-based compensation	173	286
Accrued expenses	432	356
Allowance for doubtful accounts	181	103
Warranty reserve	577	673
Capital loss carryforward	63	—
Royalty payment	—	360
Investments	314	338
State taxes	321	698
Other	30	57

Subtotal deferred tax assets	4,206	5,133
Valuation allowance	(377)	—

Total deferred tax assets	3,829	5,133

Deferred tax liabilities
Depreciation	(800)	(1,232)
Other	81	(113)

Total deferred tax liabilities	(719)	(1,345)

Net deferred tax assets	$3,110	$3,788

The Company established a valuation allowance of approximately $377 as of September 30, 2005. The valuation allowance relates to capital loss carryforwards generated amounting to $63 generated in fiscal 2005 for which there is an uncertainty regarding the future realization and management has determined that it is will more likely than not these carryforwards will expire unused. The valuation allowance also includes the deferred income tax benefits of the book losses attributable to the Company’s investment in a partnership amounting to $314 for which it is more likely than not that it will not receive future tax benefits.

APP12-19

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

The provision for income taxes differs from the amount obtained by applying the statutory tax rate as follows:

	Years Ended September 30,
	2005	2004	2003
Provision for income taxes at statutory rate	35.0%	35.0%	35.0%
Increase (decrease) in taxes resulting from:
State taxes, net of federal benefit	2.7%	3.4%	4.0%
Foreign tax credit	(3.4)%	(1.2)%	—
Foreign rate variance	(3.9)%	(8.0)%	(5.2)%
Nondeductible expenses	0.1%	0.1%	0.8%
Other	0.0%	(1.0)%	(1.2)%

	30.5%	28.3%	33.4%

The Company operates under a tax holiday in China, which had a zero percent tax rate for MFC1 until December 31, 2001. Beginning January 1, 2002, the zero percent tax rate expired for MFC1 and the Company became subject to a tax rate equal to 12% (versus the applicable Chinese tax rate of approximately 27%). This change in the tax holiday is similar to a change in enacted tax rates and has been reflected in the Company’s deferred tax computation as of September 30, 2005 and 2004. MFC1 will continue to be subject to taxes equal to 12% until December 31, 2007. After this time, MFC1 will be subject to the statutory rate of 27%. The Company has also obtained a tax holiday for MFC2 that allows for a zero percent tax rate for the first two years (beginning in the first year of profitability) followed by three years of operation at a reduced income tax equal to 12% (versus the applicable Chinese tax rate of approximately 27%). MFC2 is subject to a 12% rate beginning January 1, 2006.

Had the Company not received the tax holiday for its operations in China, net income for the years ended September 30, 2005, 2004 and 2003 would have been decreased to the pro forma amounts below:

	Years Ended September 30,
	2005	2004	2003
Net income, as reported	$37,166	$25,706	$4,577
Additional tax in China	(3,532)	(2,750)	(258)

Pro forma net income	$33,634	$22,956	$4,319

Net income per share
Basic, as reported	1.57	1.33	0.39
Basic, pro forma	1.42	1.23	0.37
Diluted, as reported	1.51	1.27	0.38
Diluted, pro forma	1.37	1.17	0.36

Undistributed earnings of the Company’s foreign subsidiaries amounted to approximately $28,595, $14,264 and $4,175 for the years ended September 30, 2005, 2004 and 2003, respectively. Those earnings are considered to be permanently reinvested and, accordingly, no provision for U.S. federal and state taxes has been provided thereon. Upon repatriation of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes and withholding taxes payable to the foreign country. It is not practical to estimate the amount of unrecognized deferred U.S. taxes on those undistributed earnings.

APP12-20

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

During the year ended September 30, 2005, the Chinese Tax Authority completed its audit of MFC1’s income tax returns for fiscal years 1999 through 2004. The audit resulted in approximately $1,100 of foreign withholding tax expense that is fully creditable on the United States federal tax return, resulting in no additional tax on a consolidated basis.

The Company establishes reserves when it believes that certain positions are likely to be challenged by the tax authorities and that the Company may not succeed, despite its belief that the tax return positions are fully supportable. The Company adjusts these reserves in light of changing facts and circumstances, including the progress of a tax audit. The Company’s effective tax rate includes the impact of these estimates.

The IRS has begun its audit of fiscal year ended September 30, 2003. While it is difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes the results of these audits are not expected to have a material impact on the Company’s financial position or results of operations. Unfavorable settlement of any particular issue would require the use of cash. Favorable resolution would be recognized as a reduction to the effective tax rate in the year of resolution. The Company’s tax reserves are included in the balance sheet with income taxes receivable.

7. Lines of Credit and Note Payable

In February 2003, the Company established a line of credit with Bank of China (“BC”) denominated in Chinese currency (“RMB”) of RMB 60,000. The line of credit was increased by RMB 40,000 to RMB 100,000 in October 2004 ($12,358 at September 30, 2005). The line of credit will mature in October 2005, and bears interest at LIBOR (3.95% and 1.91% at September 30, 2005 and 2004, respectively) plus 0.4%, which is payable quarterly (Note 15). During the year ended September 30, 2005, the Company had borrowings of $3,000 and made repayments of $3,000. As of September 30, 2005, the Company had no borrowings outstanding under this line of credit.

The Company also maintains a $20,000 line of credit with SPDB. The line of credit will mature in July 2006 and bears interest at LIBOR (3.95% and 1.91% at September 30, 2005 and 2004,) plus 0.4%, which is payable quarterly. As of September 30, 2004, the Company had borrowings outstanding of $3,369. During the year ended September 30, 2005, the Company borrowed $1,950 and made payments of $5,319. As of September 30, 2005, the Company had no borrowings outstanding under this line of credit.

In November 2003, the Company entered into a $25,000 unsecured revolving line of credit with NLG. Borrowings bear interest at SIBOR plus 1.4% correlating to the time period of the borrowing. In connection with the IPO, the parties agreed to reduce the facility to $15,000. In July 2005, the Company terminated the $15,000 credit facility and entered into a new $15,000 credit facility with NLG. Borrowings under the new facility will bear interest at LIBOR plus 2.5% correlating with the time period of the borrowing. The facility matures six months after the first borrowing date. As of September 30, 2005, the Company had no borrowings outstanding under this line of credit.

The Company is required under the line of credit with NLG to maintain certain financial ratios and the facility must be equal as to priority with all other obligations, with certain limited exceptions. In the event the Company defaults under its representations, warranties and covenants in the facility, including the covenants described above, NLG could require the Company to immediately repay all amounts outstanding under the facility and, if the Company were unable to make such payments, could seize the Company’s assets and property. In addition, if the Company defaults under its credit agreements with any other party, the Company will be

APP12-21

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

considered in default under the agreement with NLG. As of September 30, 2005, the Company was in compliance with these covenants with NLG.

In October 2002, the Company entered into a note payable with General Electric Capital Business Funding Corporation (“GE Capital”) providing for financing of a building purchased by the Company in December 2002. The total amount of the note was $4,800, which represented an amount equal to 75% of the property’s appraised market value, and was collateralized by the related building. The note bore interest at LIBOR (1.13% at September 30, 2003) plus 2.35% and was payable over 15 years in equal monthly principal and interest payments of $34. In February 2004, the Company repaid the outstanding loan balance of $4,531. As a result of the early repayment of the loan, the Company incurred a prepayment penalty of $181.

A summary of the lines of credit follows:

	Amounts Available at September 30, 2005	Amounts Outstanding at September 30,
		2005	2004
Line of credit (BC)	$12,358	$—	$—
Line of credit (SPDB)	20,000	—	3,369
Line of credit (NLG)	15,000	—	—

	$47,358	$—	$3,369

8. Segment Information

Based on the evaluation of the Company’s internal financial information, management believes that the Company operates in one reportable segment which is primarily engaged in the engineering, design and manufacture of flexible circuit boards along with related component assemblies. The Company operates in two geographical areas: domestic (U.S.) and international (China). Net sales are presented based on the country in which the sales originate (i.e., where the legal entity is domiciled). The financial results of the Company’s geographic segments are presented on a basis consistent with the consolidated financial statements.

APP12-22

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Financial information by geographic segment is as follows:

	Years Ended September 30,
	2005	2004	2003
Net sales
United States	$271,393	$185,422	$113,742
China	205,109	119,751	35,361
Eliminations	(119,412)	(52,124)	(19,688)

Total	$357,090	$253,049	$129,415

Operating income
United States	19,048	22,331	5,844
China	33,587	14,088	1,863

Total	$52,635	$36,419	$7,707

Depreciation and amortization
United States	$2,873	2,491	1,747
China	8,561	4,213	2,631

Total	$11,434	$6,704	$4,378

	September 30,
	2005	2004
Total assets
United States	$196,912	$161,797
China	142,779	69,766
Eliminations	(80,091)	(41,565)

Total	$259,600	$189,998

Long-lived assets
United States	$18,712	$17,879
China	59,358	45,950

Total	$78,070	$63,829

	Years Ended September 30,
	2005	2004
Capital Expenditures
United States	$810	$2,247
China	22,084	18,116

Total	$22,894	$20,363

APP12-23

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

9. Significant Concentrations

Customers and Vendors

Net sales to the Company’s customers, which account for more than 10% of the Company’s net sales are presented below. The Company’s customers consist principally of major U.S. based electronic companies and their subcontractors. In addition, purchases from the Company’s vendors, which account for more than 10% of the Company’s purchases, are presented below.

	Years Ended September 30,
	2005	2004	2003
Net sales
Customer—A	55%	29%	7%
Customer—B	4%	11%	14%
Customer—C	1%	7%	21%
Customer—D	2%	10%	12%

	September 30,
	2005	2004	2003
Accounts Receivable
Customer—A	66%	31%	10%
Customer—B	4%	4%	19%
Customer—C	0%	5%	18%
Customer—D	0%	6%	14%

Customers B, C and D are subcontractors of Customer A. In addition, during the years ended September 30, 2005, 2004 and 2003, 81%, 80% and 71% of the Company’s net sales were realized from Customer A and its subcontractors.

	Years Ended September 30,
	2005	2004	2003
Purchases
Vendor—A	16%	18%	18%
Vendor—B	10%	8%	11%
Vendor—C	3%	10%	2%
Vendor—D	11%	8%	6%

	September 30,
	2005	2004	2003
Accounts payable
Vendor—A	10%	9%	12%

The Company’s customers require the use of materials that have been pre-qualified by them. Any interruption in pre-qualified sources of materials may result in the Company’s inability to timely deliver products to customers.

APP12-24

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Geographic

Information regarding net sales by geographical area based on the location of the customer is summarized below:

	Years Ended September 30,
	2005	2004	2003
North America	$44,047	$33,819	$28,275
China	231,393	116,713	42,103
Hong Kong	45,786	39,925	22,785
Japan	5,585	27,487	16,945
Other Asia-Pacific	23,925	20,144	11,104
Europe	3,777	14,418	8,113
Other foreign	2,577	543	90

	$357,090	$253,049	$129,415

Sales to customers in North America include the United States, Canada, Mexico and Puerto Rico. Sales to customers in other Asia-Pacific countries include Singapore, Malaysia, Thailand, Taiwan, the Philippines and Korea. Sales to customers in Europe include the Netherlands, Sweden, Hungary, Poland, Ireland, Belgium, Denmark, Finland, Scotland, Germany, France and the United Kingdom.

Industry

In the years ended September 30, 2005, 2004 and 2003, 84%, 83% and 75% of net sales were derived from sales to companies that provide products or services to the wireless telecommunications industry. The wireless telecommunications industry is subject to economic cycles and has experienced period of slowdown in the past.

10. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain assets under noncancelable operating leases which expire at various dates through 2006. Future minimum lease payments under noncancelable operating leases at September 30, 2005 are as follows:

Year Ending September 30,	Operating Leases
2006	$991
2007	561
2008	533
2009	458
2010 and after	3,052

Total	$5,595

Total rent expense was $899, $692 and $761 for the years ended September 30, 2005, 2004 and 2003, respectively.

APP12-25

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

Capital Leases

During the year ended September 30, 2004, the Company recorded a capital lease obligation of $318 related to the acquisition of a new phone system. The Company is obligated to pay $69, $69, $69 and $40 during the years ended September 30, 2006 through 2009, respectively. During the year ended September 30, 2005, the Company recorded a capital lease obligation of $108 related to the assumption of an equipment lease that was held by Aurora Optical prior to the acquisition. The Company is obligated to pay $68 and $17 during the years ended September 30, 2006 and 2007, respectively.

Other Commitments

As of September 30, 2005 and 2004, the Company had outstanding purchase commitments related to MFC2 capital projects which totaled $4,573 and $18,002, respectively.

Pursuant to the laws applicable to the Peoples’ Republic of China’s Foreign Investment Enterprises, the Company’s two wholly owned subsidiaries in China, MFC1 and MFC2, are restricted from paying cash dividends on 10% of after-tax profit, subject to certain cumulative limits. The amount of net income restricted by the foregoing for the years ended September 30, 2005, 2004 and 2003 are equal to $166, $111 and $116, respectively.

Litigation

The Company is involved in litigation from time to time in the ordinary course of business, the outcome of which the Company’s management believes will not have a material adverse affect on the Company’s financial position, results of operations or cash flows.

Indemnifications

In the normal course of business the Company provides indemnification and guarantee of varying scope to customers and others. These indemnities include among other things, intellectual property indemnities to customers in connection with sale of the Company’s products, warranty guarantees to customers related to products sold and indemnities to the Company’s directors and officers to the maximum extent permitted by Delaware law. The duration of these indemnities and guarantees varies, and, in certain cases, is indeterminate. Historically, costs related to these indemnification provision have not been significant and with the exception of the warranty accrual (Note 1) no liabilities have been recorded for these indemnification provisions.

11. Rights Offering

In September 2003, the Company initiated a rights offering whereby existing stockholders were given the opportunity to purchase additional shares of the Company’s common stock at a price of $3.86 per share through October 15, 2003. As of September 30, 2003, no shares had been issued.

In October 2003, the Company issued 6,472,515 shares of common stock to Wearnes upon exercise of their rights for $10,000 in cash and $15,000 in deposits received from Wearnes during the year ended September 30, 2003 (Note 3). In addition, the Company issued 65,025 shares of common stock for total proceeds of $251 to other existing stockholders upon exercise of their rights. Total proceeds from the rights offering were $25,171, net of $80 in issuance costs.

In connection with the issuance of the common stock, the Company recorded the $10,874 difference between the estimated fair value of the common stock on the issuance date ($5.53 per share) and the purchase price ($3.86 per share) as a deemed dividend, resulting in a reduction in retained earnings.

APP12-26

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

12. Stock Option Plans

1994 Stock Option Plan

In December 1994, the Company adopted the 1994 Stock Plan (the “1994 Plan”) that is administered by the Company’s board of directors. The 1994 Plan provides for the granting of stock options, stock appreciation rights and restricted common stock to employees, nonemployee advisors, consultants, and directors that generally expire ten years after the grant date. Options granted under the 1994 Plan vest based on periods determined by the Company’s board of directors, which has been one year for employees with greater than one year of service with the Company and two years for employees with less than one year of service with the Company. A total of 2,049,750 shares of common stock have been authorized for issuance and reserved under the 1994 Plan. During the year ended September 30, 2005, the Company did not issue any options under the 1994 Plan. Effective with the adoption of the 2004 Stock Incentive Plan, the Company ceased granting options under the 1994 Plan. The 1994 Plan officially terminated on December 9, 2004.

2004 Stock Incentive Plan

In June 2004, the Company adopted the 2004 Stock Incentive Plan (the “2004 Plan”) that is administered by the Company’s board of directors. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted common stock and restricted common stock units to employees, non-employee advisors, consultants, and directors. Options granted under the Plan vest and will expire based on periods determined by the Company’s board of directors, but in no event can the expiration date be later than ten years from the date of grant. Options may be either incentive stock options or nonqualified stock options. The per share exercise price on an incentive stock option shall not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted. The per share exercise price of a nonqualified stock option shall not be less than 85% of the fair market value of the Company’s common stock on the date the option is granted. A total of 2,876,400 shares of common stock have been authorized for issuance and reserved under the 2004 Plan.

Stock option activity under the plans is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price
Options outstanding at September 30, 2003	1,783,305	$3.02
Granted	1,034,000	9.98
Exercised	(7,000)	3.73
Forfeited	(11,900)	3.73

Options outstanding at September 30, 2004	2,798,405	5.58
Granted	177,000	18.37
Exercised	(915,049)	3.28
Forfeited	(78,651)	11.64

Options outstanding at September 30, 2005	1,981,705	7.65

APP12-27

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

The following table summarizes information about stock options outstanding and exercisable as of September 30, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price	Number of Shares Exercisable	Weighted- Average Exercise Price
$2.00—$2.07	352,530	3.3	$2.05	352,530	$2.05
$3.73—$4.00	560,120	4.3	3.94	560,120	3.94
$8.75	20,000	8.9	8.75	5,416	8.75
$10.00	872,055	8.8	10.00	242,153	10.00
$16.80—$18.08	102,000	9.4	17.55	—	—
$20.18—$20.81	75,000	9.2	20.56	—	—

	1,981,705		$7.65	1,160,219	$4.65

Options exercisable at September 30, 2004 and 2003 were 2,798,405 and 1,768,305, with a weighted-average exercise price of $3.03 and $2.94, respectively.

At September 30, 2005, the number of shares available for issuance under the 2004 Plan was 1,736,051.

In June 2003, the Company granted 300,000 stock options at exercise prices below the estimated fair value of the Company’s common stock at the date of grant. In accordance with APB 25, the Company recorded stock-based compensation totaling $57, which equaled the intrinsic value on the date of grant that was amortized over the related vesting period of one year. The Company recorded $14 and $43 of compensation expense during the years ended September 30, 2004 and 2003, respectively.

In March and May 2003, the Company extended the exercise period to ten years from the grant date for fully vested options for certain employees who had resigned from the Company. The extension of the exercise period resulted in a new measurement date under the provisions of FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation—an interpretation of APB Opinion No. 25 (“FIN 44”). For stock options with respect to 45,000 shares of common stock, the Company recorded compensation expense of $87 related to this modification, which was based on the difference between the estimated fair value of the Company’s common stock on the date of modification and the related exercise price.

In January 2005, the Company fully vested a portion of unvested options for two Board members who resigned from the Company. The acceleration of the vesting resulted in a new measurement date under FIN 44. The Company recorded compensation expense of $99 related to this modification, which was based on the difference between the estimated fair value of the options before and after the modification.

Pro Forma Effect of Stock-Based Compensation

In calculating pro forma information as required by SFAS 123, the fair value of stock options granted was estimated at the date of grant using the minimum value method for each option grant preceding the Company’s initial public offering and the Black-Scholes model for each option grant subsequent to the Company’s initial public offering, with the following weighted-average assumptions: a risk-free interest rate of 3.95% and 3.84% for the years ended September 30, 2005 and 2004, respectively, no dividend yield, expected life of five years and

APP12-28

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Per Share and Share Data)

volatility of 67% and 73% for the years ended September 30, 2005 and 2004, respectively. The weighted average fair value of options granted during the year ended September 30, 2005 and 2004 was $18.78 and $6.19, respectively.

13. Employee Benefit Plan

The Company maintains a 401(k) defined contribution plan (the “Benefit Plan”). The Benefit Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions are determined at the discretion of the Company’s board of directors. Contributions to the Benefit Plan were $127, $120 and $106 for the years ended September 30, 2005, 2004 and 2003, respectively.

14. Acquisition

In June 2005, the Company completed an acquisition of the assets of Applied Optics, Inc. to add design and manufacturing capabilities of complete camera modules, including the lens, used in cell phones. The Company operates the business as a wholly owned subsidiary under the name Aurora Optical, Inc.

The subsidiary hired certain employees of Applied Optics, Inc. and assumed its facility lease in Tucson, Arizona. In accordance with SFAS No. 141, Business Combinations, this acquisition was accounted for using the purchase method of accounting. The acquisition purchase price and related purchase price allocation was as follows:

Cash paid	$6,300
Direct transaction costs	106

Total consideration paid and direct transaction costs	$6,406
Less:
Fair value of tangible asset acquired	(3,026)
Add:
Fair value of tangible liabilities assumed	567

Total fair value step-up	$3,947

The total purchase price was allocated to the intangible assets and goodwill based on their fair values determined by the Company with the assistance of an independent third party appraisal as follows:

Identifiable intangible assets	$318
Goodwill	3,629

Total goodwill and intangible assets	$3,947

The useful lives of the intangible assets were determined to be between two and twenty-four months. During the year ended September 30, 2005, $56 of amortization expense was recognized. During the years ending September 30, 2006 and 2007, amortization expense of $153 and $108 will be recognized related to these intangible assets, respectively. The consolidated financial statements include the results of the subsidiary from the date of the acquisition.

APP12-29

MULTI-FINELINE ELECTRONIX, INC.

SCHEDULE II—

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FOR THE YEARS ENDED SEPTEMBER 30, 2005, 2004 AND 2003

(U.S. Dollars in Thousands)

Accounts Receivable
Reserves
Balances at September 30, 2002	$267
Charged to operations	112
Write-offs	—

Balances at September 30, 2003	379
Charged to operations	26
Write-offs	(155)

Balances at September 30, 2004	250
Charged to operations	2,064
Write-offs	(1,713)

Balances at September 30, 2005	$601

APP12-30

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Multi-Fineline Electronix, Inc.:

We have reviewed the accompanying condensed consolidated balance sheet of Multi-Fineline Electronix, Inc and subsidiaries as of March 31, 2006, and the related condensed consolidated statements of income for each of the three-month and six-month periods ended March 31, 2006 and 2005 and the condensed consolidated statements of cash flows for the six month periods ended March 31, 2006 and 2005. These condensed consolidated interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of September 30, 2005, and the related consolidated statements of income, stockholders equity and cash flows for the year then ended, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2005 and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2005; and in our report dated December 5, 2005, we expressed unqualified opinions thereon. The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting referred to above are not presented herein. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 2005, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California

May 8, 2006

APP12-31

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

	March 31, 2006	September 30, 2005
ASSETS
Cash and cash equivalents	$28,989	$38,253
Short term investments	22,090	16,090
Restricted cash	13	2,008
Accounts receivable, net of allowances of $246 and $601	100,467	71,488
Inventories	50,343	44,975
Due from affiliates	365	421
Deferred taxes	3,168	3,168
Income taxes receivable	—	254
Other current assets	1,172	925

Total current assets	206,607	177,582
Property, plant and equipment, net	83,151	73,652
Restricted cash	127	125
Deferred taxes	661	661
Goodwill	3,629	3,686
Other assets	5,591	3,894

Total assets	$299,766	$259,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$62,570	$57,970
Accrued liabilities	9,773	11,022
Due to affiliates	355	334
Other current liabilities	114	130
Income taxes payable	2,871	—

Total current liabilities	75,683	69,456

Other liabilities	350	384
Deferred taxes	719	719

Total liabilities	76,752	70,559

Commitments and contingencies (Note 2)
Stockholders’ equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 24,411,492 and 24,179,884 shares issued and outstanding	2	2
Additional paid-in capital	101,865	98,564
Retained earnings	119,015	89,137
Accumulated other comprehensive income	2,132	1,338

Total stockholders’ equity	223,014	189,041

Total liabilities and stockholders’ equity	$299,766	$259,600

The accompanying notes are an integral part of these consolidated financial statements.

APP12-32

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Net sales	$123,804	$77,392	$263,537	$161,804
Cost of sales (includes stock-based compensation expense of $110, $0, $194 and $0 for the three and six months ended March 31, 2006 and 2005, respectively)	97,783	58,873	204,144	123,442

Gross profit	26,021	18,519	59,393	38,362

Operating expenses
Research and development (includes stock-based compensation expense of $11, $0, $21 and $0 for the three and six months ended March 31, 2006 and 2005, respectively)	491	264	951	444
Sales and marketing	2,257	2,263	4,704	4,429
General and administrative (includes stock-based compensation expense of $372, $99, $687 and $99 for the three and six months ended March 31, 2006 and 2005, respectively)	5,188	3,921	10,517	7,572

Total operating expenses	7,936	6,448	16,172	12,445

Operating income	18,085	12,071	43,221	25,917

Other (income), net
Interest (income), net	(447)	(103)	(728)	(173)
Other (income), net	(13)	(91)	(54)	(62)

Income before provision for income taxes	18,545	12,265	44,003	26,152
Provision for income taxes	(5,999)	(4,370)	(14,125)	(8,787)

Net income	$12,546	$7,895	$29,878	$17,365

Net income per share
Basic	$0.52	$0.34	$1.23	$0.74

Diluted	$0.49	$0.32	$1.18	$0.70

Shares used in computing net income per share
Basic	24,340,350	23,468,084	24,272,902	23,368,087

Diluted	25,498,995	24,894,249	25,332,917	24,698,791

The accompanying notes are an integral part of these consolidated financial statements.

APP12-33

MULTI-FINELINE ELECTRONIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. Dollars in Thousands)

(unaudited)

	Six Months Ended March 31,
	2006	2005
Cash flows from operating activities
Net income	$29,878	$17,365
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	6,906	5,098
Provision for doubtful accounts	(4)	269
Deferred taxes	—	670
Stock-based compensation expense	902	99
Excess tax benefits from stock-based compensation under FAS 123R	(1,070)	—
Loss on disposal of equipment	70	105
Changes in operating assets and liabilities
Accounts receivable	(28,975)	(7,417)
Inventories	(5,368)	2,099
Due to/from affiliates, net	77	(3,954)
Other current assets	(247)	117
Other assets	(1,235)	(1,715)
Accounts payable	4,600	19
Accrued liabilities	(1,249)	2,900
Income tax payable	4,195	(1,439)
Other current liabilities	(16)	—
Other liabilities	(34)	10

Net cash provided by operating activities	8,430	14,226

Cash flows from investing activities
Sale/(Purchase) of short term investments	(6,000)	4,100
Cash paid for property and equipment	(15,027)	(10,512)
Purchases of software and capitalized internal-use software	(366)	(84)
Deposits on property and equipment	(1,956)	(410)
Proceeds from sale of equipment	469	22
Decrease/(increase) in restricted cash, net	1,993	(433)

Net cash used in investing activities	(20,887)	(7,317)

Cash flows from financing activities
Borrowings on line of credit	—	4,950
Payments on line of credit	—	(3,369)
Proceeds from exercise of stock options	1,329	1,226
Excess tax benefit related to stock option exercise	1,070	—

Net cash provided by financing activities	2,399	2,807

Effect of exchange rate changes on cash and cash equivalents	794	2

Net decrease in cash	(9,264)	9,718
Cash and cash equivalents at beginning of period	38,253	16,631

Cash and cash equivalents at end of period	$28,989	$26,349

The accompanying notes are an integral part of these consolidated financial statements.

APP12-34

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

1. DESCRIPTION OF BUSINESS

Multi-Fineline Electronix, Inc. (the “Company”) was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. The Company is primarily engaged in the engineering, design and manufacture of flexible printed circuit boards along with related component assemblies.

Affiliates and subsidiaries of WBL Corporation Limited (collectively “Wearnes”), a Singapore company, owned approximately 61% of the Company’s outstanding common stock as of March 31, 2006 and September 30, 2005, allowing Wearnes to exercise operating control over the Company.

2. BASIS OF PRESENTATION

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company has two wholly owned subsidiaries located in China: Multi-Fineline Electronix (Suzhou) Co., Ltd. (“MFC1”) and Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. (“MFC2”); and one located in Arizona, Aurora Optical, Inc. (“Aurora Optical”). All significant intercompany transactions and balances have been eliminated.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s 2005 Annual Report on Form 10-K. The financial information presented in the accompanying statements reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the periods indicated. All such adjustments are of a normal recurring nature.

Short-Term Investments

Short-term investments consist of certain marketable debt securities, which consist primarily of auction rate obligation securities of short to intermediate term and fixed income securities issued by U.S. government agencies and municipalities. The Company only invests in marketable securities with active secondary or resale markets to ensure portfolio liquidity and the ability to readily convert investments to cash to fund current operations, or satisfy other cash requirements as needed. Short-term investments are classified as available for sale and are carried at fair value which approximates amortized cost.

Inventories

Inventories comprise the following:

	March 31, 2006	September 30, 2005
Raw materials and supplies	$21,911	$18,821
Work-in-progress	19,507	12,323
Finished goods	8,925	13,831

	$50,343	$44,975

APP12-35

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

Property, Plant and Equipment

Property, plant and equipment comprise the following:

	March 31, 2006	September 30, 2005
Land	$4,054	$3,730
Building	24,774	18,187
Machinery and equipment	82,473	74,277
Furniture and fixtures	3,372	3,003
Leasehold improvements	2,819	2,805

	117,492	102,002
Accumulated depreciation	(34,341)	(28,350)

	$83,151	$73,652

Depreciation expense for the six months ended March 31, 2006 and 2005 was $6,619 and $4,861, respectively.

Included in other assets as of March 31, 2006 and September 30, 2005 is capitalized purchased software and internally developed software costs. Amortization of software costs and intangibles for the six months ended March 31, 2006 and 2005 was $287 and $237, respectively.

Warranty

The Company warrants its products from 60 to 730 days. The standard warranty requires the Company to replace defective products returned to the Company at no cost to the customer. The Company records an estimate for warranty related costs at the time revenue is recognized based on historical amounts incurred for warranty expense and historical return rates. The warranty accrual is included in accrued liabilities in the consolidated balance sheets.

Changes in product warranty accrual for the three months ended March 31, 2006 and 2005 were as follows:

	Warranty Accrual Balance at December 31	Warranty Expenditures	Provision for Estimated Warranty Cost	Warranty Accrual Balance at March 31
2006	$1,313	$(898)	$722	$1,137
2005	1,538	(770)	639	1,407

Changes in product warranty accrual for the six months ended March 31, 2006 and 2005 were as follows:

	Warranty Accrual Balance at September 30	Warranty Expenditures	Provision for Estimated Warranty Cost	Warranty Accrual Balance at March 31
2006	$1,439	$(1,190)	$888	$1,137
2005	1,549	(1,692)	1,550	1,407

APP12-36

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

Comprehensive Income

Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The difference between net income and comprehensive income for the three and six months ended March 31, 2006 and 2005 was comprised entirely of the Company’s foreign currency translation adjustment. For the three and six months ended March 31, 2006 and 2005, the comprehensive income was $13,173, $30,672, $7,895 and $17,365, respectively.

Foreign Currency

The functional currency of the Company’s foreign subsidiaries is the local currency. Balances are translated into U.S. Dollars using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for statement of income amounts. Currency translation adjustments are recorded in other comprehensive income, a component of stockholders’ equity.

Foreign currency transactions occur when there is a receivable or payable denominated in other than the respective entity’s functional currency. The Company records the changes in the exchange rate for these transactions in the consolidated statements of income. For the three and six months ended March 31, 2006 and 2005, foreign exchange transaction gains and losses were included in other expenses and were net losses of $130, $91, a net gain of $37 and a net loss of $8, respectively.

Accounting for Stock-Based Compensation

Through the end of fiscal 2005, the Company measured compensation expense for stock-based incentive programs utilizing the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. Under this method, the Company did not record compensation expense when stock options were granted to eligible participants as long as the exercise price was not less than the fair market value of the stock when the option was granted. In accordance with Statement of Financial Accounting Standards (“FAS”) No. 123, Accounting for Stock-Based Compensation (“FAS 123”) and FAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, the Company disclosed the pro forma net income per share as if the fair value-based method had been applied in measuring compensation expense for stock-based incentive awards. No stock-based compensation was recognized in the Consolidated Statement of Income for the three and six months ended March 31, 2005 for options granted under the Company’s 1994 Stock Plan (the “1994 Plan”), as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Stock-based compensation cost of $99 and $99 was recognized in the Consolidated Statement of Income for the three and six months ended March 31, 2005, respectively, due to the acceleration of the vesting period for certain options granted under the 2004 Stock Incentive Plan (the “2004 Plan”).

In December 2004, the Financial Accounting Standards Board (“FASB”) issued FAS No. 123R, Share Based Payment: An Amendment of FASB Statements No. 123 and 95 (“FAS 123R”). This statement requires that the cost resulting from all share-based payment transactions be recognized in the Company’s consolidated financial statements. In addition, in March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, Share-Based Payment (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of FAS 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. Generally, the approach in FAS 123R is similar to the approach described in FAS 123; however, FAS 123R requires all share-based payments to employees, including

APP12-37

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

grants of employee stock options, to be recognized in the statement of operations based on their fair values. Pro forma disclosure of fair value recognition, as allowed under FAS 123, is no longer an alternative.

In the first quarter of fiscal 2006, the Company adopted the fair value recognition provisions of FAS 123R utilizing the modified-prospective-transition method, as prescribed by FAS 123R. Under that transition method, compensation cost recognized during the three and six months ended March 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of October 1, 2005, based on the grant date fair value estimated in accordance with FAS 123, adjusted for an estimated future forfeiture rate, and (b) compensation cost for all share-based payments granted subsequent to October 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of FAS 123R. Under the modified-prospective-transition method, results for the prior periods have not been restated. No stock options were granted during the six months ended March 31, 2006. For the three and six months ended March 31, 2006, the Company recognized compensation costs of $493 and $902, respectively, as a result of the adoption of FAS 123R. The adoption of FAS 123R resulted in a decrease to the Company’s income tax expense of $100 and $182 for the three and six months ended March 31, 2006, respectively. See Note 7 for further discussion of stock-based compensation.

Net Income Per Share-Basic and Diluted

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. In computing diluted earnings per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities. The impact of potentially dilutive securities is determined using the treasury stock method.

The following table presents a reconciliation of basic and diluted income per share:

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Basic weighted-average number of common shares outstanding	24,340,350	23,468,084	24,272,902	23,368,087
Dilutive effect of outstanding stock options	1,158,645	1,426,165	1,060,015	1,330,704

Diluted weighted-average number of common and potential common shares outstanding	25,498,995	24,894,249	25,332,917	24,698,791

Potential common shares excluded from the per share calculation because the effect of their inclusion would be anti-dilutive	—	—	—	—

Commitments and Contingencies

As of March 31, 2006 and September 30, 2005, the Company had outstanding purchase commitments related to MFC2 capital projects which totaled $8,628 and $4,573, respectively.

Pursuant to the laws applicable to the Peoples’ Republic of China’s Foreign Investment Enterprises, the Company’s two wholly owned subsidiaries in China, MFC1 and MFC2, are restricted from paying cash dividends on 10% of net income, subject to certain cumulative limits. These restrictions on net income for the six months ended March 31, 2006 and for the year ended September 30, 2005 are equal to $193 and $166, respectively.

APP12-38

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

The Company is involved in litigation from time to time in the ordinary course of business, the outcome of which the Company’s management believes will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Recent Accounting Pronouncements

On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act provides a deduction for income from qualified domestic production activities which will be phased in from 2006 through 2011. On December 21, 2004, the Financial Accounting Standards Board Staff Position (“FSP”) No. FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, was issued. FSP No. FAS 109-1 clarifies that this tax deduction should be accounted for as a special deduction in accordance with FAS No. 109, Accounting for Income Taxes (“FAS 109”). As such, the special deduction has no effect on deferred tax assets and liabilities existing at the date of enactment. Rather, the impact of this deduction will be reported in the period in which the deduction is claimed on the Company’s tax return beginning in 2006. The Company is currently evaluating the impact this deduction will have, if any, but currently does not believe it will have any material impact on the results of financial operations.

On December 21, 2004, FSP No. FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004, was issued. FSP No. FAS 109-2 provides companies additional time, beyond the financial reporting period during which the Act took effect, to evaluate the Act’s impact on a company’s plan for reinvestment or repatriation of certain foreign earnings for purposes of applying FAS No. 109. FSP No. FAS 109-2 was effective upon issuance. As of March 31, 2006, the Company was evaluating and had not decided on whether and to what extent it might repatriate foreign earnings under the Act, and accordingly, the financial statements do not reflect any provision for taxes on unremitted foreign earnings. The Company expects to finalize its analysis during the fourth quarter ending September 30, 2006.

On June 7, 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Accounting Changes in Interim Financial Statements (“SFAS No. 154”). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principles. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The Company believes that the adoption of SFAS No. 154 will not have a material effect on its financial position, results of operations or cash flows.

Significant Concentrations

For the three and six months ended March 31, 2006, 85% and 86%, respectively, of the Company’s net sales were realized from one customer and its subcontractors.

Reclassification

The Company has reclassified research and development expenses from general and administrative expenses for the three and six months ended March 31, 2005.

APP12-39

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

3. RELATED PARTY TRANSACTIONS

During the three and six months ended March 31, 2006 and 2005, and the year ended September 30, 2005, the Company has recorded transactions with the following affiliated companies: (a) WBL Corporation Limited (“WBL”); (b) Wearnes Hollingsworth Corporation; (c) MFS Technology Ltd., a subsidiary of WBL; (d) MFS Technologies (M) Sdn. Bhd.; a subsidiary of WBL; (e) Suzhou Wearnes-Xirlink Electric Co. Ltd., a subsidiary of WBL and (f) Wearnes Technology Pte. Ltd, a subsidiary of WBL. As discussed in Note 1, Wearnes owned approximately 61% of the Company’s outstanding common stock as of March 31, 2006 and September 30, 2005.

Net amounts due from/to affiliated companies comprise the following:

	March 31, 2006	September 30, 2005
Due from affiliates
MFS Technologies (M) Sdn. Bhd.	$321	$346
Suzhou Wearnes-Xirlink Electric Co. Ltd.	44	43
WBL	—	32

	$365	$421

	March 31, 2006	September 30, 2005
Due to affiliates
Suzhou Wearnes-Xirlink Electric Co. Ltd.	$18	$10
Wearnes Hollingsworth Corporation	324	324
Wearnes Technology Pte. Ltd.	13	—

	$355	$334

Purchases from affiliates comprise the following:

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Sales to affiliates
MFS Technology Ltd.	$—	$—	$—	$2

Purchases from affiliates
MFS Technology Ltd.	$—	$162	$—	$1,397

In connection with the Company’s initial public offering in June 2004 (the “IPO”), the Company entered into a consulting relationship with a former member of the Company’s board of directors. Under the new consulting agreement, the Company agreed to pay the former Board member $9 per month until June 2006.

4. EQUITY INVESTMENT

In June 2004, the Company entered into a definitive agreement with Cornerstone Equipment Management, Inc. (“Cornerstone”), in which the Company agreed to invest $450 in exchange for shares equal to approximately 14% of the ownership of Cornerstone. In addition, the Company agreed to provide certain services to Cornerstone at the Company’s standard terms and conditions. The investment balance as of March 31, 2006 is $450 and is included in other assets in the consolidated balance sheets. The Company accounts for its investment in Cornerstone using the cost method of accounting.

APP12-40

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

5. LINES OF CREDIT

In January 2006, the Company entered into credit line agreements with Bank of China (“BC”) providing for two lines of credit in an aggregate of 100,000 RMB ($12,463 at April 18, 2006). The lines of credit will mature in January 2007 and bear interest at LIBOR (5.30% at April 7, 2006) plus 0.85%. As of March 31, 2006, the Company had no borrowings outstanding under these lines of credit.

The Company maintains a line of credit with Shanghai Pudong Development Bank (“SPDB”). The line of credit has two borrowing facilities, one for 80,000 RMB ($9,970 at April 18, 2006) and the other for $10,000. The line of credit will mature in July 2006 and bears interest at 5.02% for the RMB facility and LIBOR (5.30% at April 7, 2006) plus 0.75% for the USD facility. As of March 31, 2006 and September 30, 2005, the Company had no borrowings outstanding under this line of credit.

In July 2005, the Company entered into a $15,000 credit facility with Norddeutsche Landesbank Girozentrale (“NLG”). Borrowings under this facility will bear interest at SIBOR plus 1.5% correlating with the time period of the borrowing. The facility matures six months after the first borrowing date. As of March 31, 2006, and September 30, 2005, the Company had no borrowings outstanding under this line of credit.

The Company is required under the line of credit with NLG to maintain certain financial ratios, and the facility must be equal as to priority with all other obligations, with certain limited exceptions. In the event the Company defaults under its representations, warranties or covenants in the facility, including the covenants described above, NLG could require the Company to immediately repay all amounts outstanding under the facility and, if the Company were unable to make such payments, could seize the Company’s assets and property. In addition, if the Company defaults under its credit agreements with any other party, the Company will be considered in default under the agreement with NLG. As of March 31, 2006 and September 30, 2005, the Company was in compliance with these covenants with NLG.

A summary of the lines of credit follows:

	Amounts Available at		Amounts Outstanding at
	March 31, 2006	September 30, 2005	March 31, 2006	September 30, 2005
Line of credit (BC)	$12,463	$12,358	$—	$—
Line of credit (SPDB)	19,970	20,000	—	—
Line of credit (NLG)	15,000	15,000	—	—

	$47,433	$47,358	$—	$—

6. SEGMENT INFORMATION

Based on the evaluation of the Company’s internal financial information, management believes that the Company operates in one reportable segment which is primarily engaged in the engineering, design and manufacture of flexible printed circuits along with related component assemblies. The Company operates in two geographical areas: domestic (U.S.) and international (China). Net sales are presented based on the country in which the sales originate (i.e., where the legal entity is domiciled). The financial results of the Company’s geographic segments are presented on a basis consistent with the consolidated financial statements.

APP12-41

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

Financial information by geographic segment is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Net sales
United States	$119,260	$47,762	$248,991	$106,259
China	58,409	42,489	135,258	86,610
Eliminations	(53,865)	(12,859)	(120,712)	(31,065)

Total	$123,804	$77,392	$263,537	$161,804

Operating income
United States	13,267	5,340	22,105	16,584
China	4,818	6,731	21,116	9,333

Total	$18,085	$12,071	$43,221	$25,917

Depreciation and amortization
United States	991	625	1,862	1,286
China	2,630	1,991	5,044	3,812

Total	$3,621	$2,616	$6,906	$5,098

Capital expenditures
United States	5,929	57	6,282	502
China	4,116	4,137	11,067	10,504

Total	$10,045	$4,194	$17,349	$11,006

	March 31, 2006	September 30, 2005
Total assets
United States	$250,532	$196,912
China	158,568	142,779
Eliminations	(109,334)	(80,091)

Total	$299,766	$259,600

Long-lived assets
United States	$24,647	$18,313
China	64,222	59,358

Total	$88,869	$77,671

APP12-42

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

7. STOCK PLANS

1994 Stock Plan

In December 1994, the Company adopted the 1994 Plan, which is administered by the Company’s board of directors or a committee thereof (the “administrator”). The 1994 Plan provides for the granting of stock options and stock purchase rights to employees, officers, directors (including non-employee directors) and consultants. The administrator determined the term of the options, which was prohibited from exceeding ten years from the grant date. Options granted under the 1994 Plan vest based on periods determined by the administrator, which has been one year for employees with greater than one year of service with the Company and two years for employees with less than one year of service with the Company. A total of 2,049,750 shares of common stock have been authorized for issuance and reserved under the 1994 Plan. During the year ended September 30, 2005, the Company did not issue any options under the 1994 Plan. Effective with the adoption of the 2004 Plan, the Company ceased granting options under the 1994 Plan. The 1994 Plan officially terminated on December 9, 2004.

2004 Stock Incentive Plan

In June 2004, the Company adopted the 2004 Plan, which is also administered by the administrator. The 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted share awards and restricted stock units to employees, directors (including non-employee directors), advisors and consultants. Options granted under the 2004 Plan vest and expire based on periods determined by the administrator, but in no event can the expiration date be later than ten years from the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock (a “10% owner”)). Options may be either incentive stock options or nonqualified stock options. The per share exercise price on an incentive stock option shall not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted (110% of the fair market value if the grant is to a 10% owner). The per share exercise price of a nonqualified stock option shall not be less than 85% of the fair market value of the Company’s common stock on the date the option is granted. A total of 2,876,400 shares of common stock have been authorized for issuance and reserved under the 2004 Plan.

The Company’s assessment of the estimated fair value of the stock options granted is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables and the related tax impact. The Company utilizes the Black-Scholes model to estimate the fair value of stock options granted. Generally, the Company’s calculation of the fair value for options granted under FAS 123R is similar to the calculation of fair value under FAS 123 with the exception of the treatment of forfeitures. The fair value of restricted stock units granted is based on the grate date price of the Company’s common stock.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. This model also requires the input of highly subjective assumptions including:

(a) The expected volatility of the Company’s common stock price, which the Company determines based on historical volatility of M-Flex’s common stock since the date of M-Flex’s initial public offering on June 30, 2004 (“IPO”);

(b) Expected dividends, which are nil, as the Company does not currently anticipate issuing dividends;

APP12-43

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

(c) Expected life of the stock option, which is estimated based on the historical stock option exercise behavior of the Company’s employees; and

(d) Expected forfeitures of stock options, which is estimated based on the historical turnover of the Company’s employees. Prior to adoption of FAS 123R, the Company recognized forfeitures under FAS 123 as they occurred.

The Company uses the minimum value method for each option grant prior to the Company’s IPO and the Black-Scholes model for each option grant on the date of and subsequent to the Company’s IPO. No stock options were granted during the six months ended March 31, 2006.

Restricted Stock Units

In December 2005 and March 2006, the Company made restricted stock unit grants equal to 59,990 and 10,800 shares, respectively, under the 2004 Plan to certain employees, including executive officers, at no cost to the employee. In March 2006, the Company also made restricted stock unit grants equal to 8,000 shares under the 2004 Plan to certain members of the board of directors. Each restricted stock unit represents one hypothetical share of the Company’s common stock, without voting or dividend rights. The restricted stock units granted to employees vest over a period of 4 years with 25% vested on each of the anniversary dates of the vesting commencement date. The restricted stock units granted to directors vest upon the earlier of one year after the date of grant or the next regularly scheduled annual meeting of stockholders. No shares are delivered until the employee or director satisfies the vesting schedule. Unearned compensation related to the restricted stock units is determined based on the fair value of the Company’s stock on the date of grant and is amortized to expense over the vesting period. Unearned compensation of $2,151 and $1,117 was recorded in relation to the December 2005 and March 2006 grants, respectively, which will be recognized into expense over a weighted average vesting period of 3.7 years. During the three and six months ended March 31, 2006, the Company recognized compensation expense of $170 and $215, respectively, related to the restricted stock units. The Company anticipates making future grants of restricted stock units in lieu of stock options.

APP12-44

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

Effect on Prior Periods

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FAS 123 to options granted under the 1994 Plan and the 2004 Plan in all 2005 periods presented.

	Three Months Ended March 31, 2005	Six Months Ended March 31, 2005

Net income, as reported	$7,895	$17,365
Stock-based compensation, intrinsic value method, net of tax	70	70
Total stock-based employee compensation expense determined under fair value-based method for all options	(74)	(74)

Pro forma net income	$7,891	$17,361

Net income per share
Basic, as reported	$0.34	$0.74
Basic, pro forma	$0.34	$0.74
Diluted, as reported	$0.32	$0.70
Diluted, pro forma	$0.32	$0.70
Shares used in computing net income per share
Basic	23,468,084	23,368,087
Diluted	24,894,249	24,698,791

Pro Forma Effect of Stock-Based Compensation

In calculating pro forma information as required by SFAS 123, the fair value of stock options granted was estimated at the date of grant using the minimum value method for each option grant preceding the Company’s IPO and the Black-Scholes model for each option grant on the date of and subsequent to the Company’s IPO, with the following weighted-average assumptions: a risk-free interest rate of 3.84% for the three and six months ended March 31, 2005, respectively, no dividend yield and expected life of five years. Volatility of 73% was used for the three and six months ended March 31, 2005.

Stock Options

Stock option activity for the six months ended March 31, 2006 under the 1994 and 2004 Plans is summarized as follows:

	Number of Shares	Weighted- Average Exercise Price
Options outstanding at September 30, 2005	1,981,705	$7.65
Granted	—	—
Exercised	(231,608)	5.74
Forfeited	(8,722)	10.00

Options outstanding at March 31, 2006	1,741,375	$7.87

APP12-45

MULTI-FINELINE ELECTRONIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(U.S. Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

The intrinsic value of options exercised during the three and six months ended March 31, 2006 was $7,210 and $9,650, respectively. Unearned compensation of $2,749 existed at March 31, 2006, related to non-vested stock options which will be recognized into expense over a weighted average period of 2.6 years.

The following table summarizes information about stock options outstanding and exercisable as of March 31, 2006:

	Fully vested and expected to vest				Fully vested options
Range of Exercise Prices	Outstanding	Weighted- Average Remaining Contractual Life (in years	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Number of Shares Exercisable	Weighted- Average Exercise Price	Aggregate Intrinsic Value (000’s)	Weighted- Average Remaining Contractual Life (in years
$2.00—$2.07	315,030	2.8	$2.04	—	315,030	$2.04	—	2.8
$3.73—$4.00	448,120	3.9	3.87	—	448,120	3.87	—	3.9
$8.75	20,000	8.4	8.75	936	7,916	8.75	394	8.4
$10.00	781,225	8.2	10.00	35,712	273,364	10.00	13,255	8.2
$16.80—$18.08	102,000	9.2	17.55	3,883	—	—	—	—
$20.18—$20.81	75,000	8.9	20.56	2,609	52,500	20.72	1,696	8.9

	1,741,375		$7.87	$43,140	1,096,930	$4.65	$15,345

Restricted Stock Units

Restricted stock unit activity for the six months ended March 31, 2006 under the 1994 and 2004 Plans is summarized as follows:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Non-vested shares outstanding at September 30, 2005	—	$—
Granted	70,790	44.92
Vested	—	—
Forfeited	(600)	38.65

Non-vested shares outstanding at March 31, 2006	70,190	$44.96

8. SUBSEQUENT EVENTS

In March 2006, the Company announced its intention to acquire the outstanding shares of MFS Technology LTD, or MFS.

In April 2006, the Company borrowed $3,000 against its SPDB line of credit. The amount is due in full in June 2006.

In April 2006, the Company borrowed $5,000 against its NLG credit facility. The amount is due in full in May 2006.

APP12-46

APPENDIX 13

FINANCIAL STATEMENTS OF MFS

Audited Financial Statements of MFS for the Years Ended September 30, 2005, 2004 and 2003 and Unaudited Interim Financial Statements of MFS for the Three and Six Months Ended March 31, 2006

CONSOLIDATED FINANCIAL STATEMENTS OF MFS TECHNOLOGY LTD

Contents

Page
For the financial years ended September 30, 2005, 2004 and 2003 and as of September 30, 2005 and 2004

Statement by Directors	APP13-1

Report of Independent Auditors	APP13-2

Consolidated Income Statements	APP13-3

Consolidated Balance Sheets	APP13-4

Consolidated Statements of Changes in Equity	APP13-5

Consolidated Cash Flow Statements	APP13-6

Notes to the Consolidated Financial Statements	APP13-7

Condensed Interim Consolidated Financial Statements for the six months ended March 31, 2006 and 2005 and as of March 31, 2006 and September 30, 2005

Condensed Consolidated Income Statements	APP13-42

Condensed Consolidated Balance Sheets	APP13-43

Condensed Consolidated Statements of Changes in Equity	APP13-44

Condensed Consolidated Cash Flow Statements	APP13-45

Notes to the Condensed Interim Consolidated Financial Statements	APP13-46

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

STATEMENT BY DIRECTORS

In the opinion of the directors,

(a) the consolidated financial statements of the Group as set out on pages APP13-1 to APP13-41 are drawn up so as to present fairly, in all material respects, of the state of affairs of the Group at 30 September 2005 and 2004 and of the results of the business, changes in equity and cash flows of the Group for the financial year ended 30 September 2005, 2004 and 2003; and

(b) at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

CHRIS YONG YOON KWONG Director	PANG TAK LIM Director

15 June 2006

APP13-1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MFS Technology Ltd

We have audited the accompanying consolidated financial statements of MFS Technology Ltd set out on pages APP13-1 to APP13-41 for the financial years ended 30 September 2005, 2004 and 2003. These financial statements are the responsibility of the Company’s directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform our audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the directors, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at 30 September 2005 and 2004, and the results of its operations, changes in its equity and its cash flows for each of the three financial years ended 30 September 2005, 2004 and 2003 in accordance with Singapore Financial Reporting Standards (“SFRS”).

SFRS vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 30 to the consolidated financial statements.

/s/    PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

Certified Public Accountants

Singapore

15 June 2006

APP13-2

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

	Note	2005	2004	2003
		$’000	$’000	$’000
Sales	3	379,521	432,252	281,761
Cost of sales		(320,017)	(359,546)	(237,147)

Gross profit		59,504	72,706	44,614

Other operating income	3	3,162	2,144	1,653
Distribution expenses		(6,420)	(7,802)	(5,952)
Administrative expenses		(9,726)	(10,043)	(6,144)
Other operating expenses	4	(3,077)	(2,446)	(3,105)

Profit from operations	5	43,443	54,559	31,066

Finance costs	6	(1,106)	(536)	(493)

Profit before tax		42,337	54,023	30,573
Income tax expense	8	(7,037)	(11,078)	(6,304)

Profit from ordinary activities after tax		35,300	42,945	24,269

Minority interest	19	(277)	149	(1,185)

Net profit for the financial year		35,023	43,094	23,084

Earnings per share	9
Basic		5.36 cents	6.62 cents	3.55* cents (restated )
Diluted		5.36 cents	6.60 cents	3.55* cents (restated )

*	Adjusted for the effects of bonus issue completed in the financial year ended 30 September 2004.

The accompanying notes form an integral part of these financial statements.

APP13-3

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at 30 September 2005 and 2004

	Note		2005	2004
			$’000	$’000
ASSETS
Current assets
Cash and cash equivalents	10		71,885	52,518
Trade and other receivables	11		93,202	114,016
Inventories	12		38,044	31,853
Tax recoverable	8	(b)	519	521
Other current assets	13		2,828	7,018

			206,478	205,926

Non-current assets
Other investments	14		2,989	—
Property, plant and equipment	15		87,313	81,978
Deferred income tax assets	8	(c)	—	2,628

			90,302	84,606

Total assets			296,780	290,532

LIABILITIES
Current liabilities
Trade and other payables	16		90,727	113,589
Current income tax liabilities	8	(b)	3,248	7,337
Borrowings	17		11,358	3,430

			105,333	124,356

Non-current liabilities
Deferred income tax liabilities	8	(c)	3,294	2,739
Borrowings	17		15,003	11,848

			18,297	14,587

Total liabilities			123,630	138,943

			173,150	151,589

EQUITY
Share capital	18(	b)	65,367	65,160
Share premium			668	45
Foreign currency translation reserve			(935)	(1,627)
Retained earnings			92,855	71,228

Shareholders’ equity			157,955	134,806
Minority interests	19		15,195	16,783

			173,150	151,589

The accompanying notes form an integral part of these financial statements.

APP13-4

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the financial years ended 30 September 2005, 2004 and 2003

	Note		Share capital	Share premium	Foreign currency translation reserve	Retained earnings	Total
			$’000	$’000	$’000	$’000	$’000
Balance at 1 October 2004			65,160	45	(1,627)	71,228	134,806

Currency translation differences			—	—	692	—	692

Net gains recognised directly in equity			—	—	692	—	692
Net profit for the financial year			—	—	—	35,023	35,023

Total recognised gains for the financial year			—	—	692	35,023	35,715
Exercise of options under the MFS Share Option Scheme	18	(b)	207	623	—	—	830
Dividend for 2004	20		—	—	—	(10,128)	(10,128)
Dividend for 2005	20		—	—	—	(3,268)	(3,268)

Balance at 30 September 2005			65,367	668	(935)	92,855	157,955

Balance at 1 October 2003			43,332	8,071	(625)	44,632	95,410
Currency translation differences			—	—	(1,002)	—	(1,002)

Net loss recognised directly in equity			—	—	(1,002)	—	(1,002)
Net profit for the financial year			—	—	—	43,094	43,094

Total recognised gains and losses for the financial year			—	—	(1,002)	43,094	42,092
Exercise of options under the MFS Share Option Scheme	18	(b)	125	216	—	—	341
Bonus issue	18	(b)	21,703	(8,242)	—	(13,461)	—
Dividend for 2003	20		—	—	—	(1,084)	(1,084)
Dividend for 2004	20		—	—	—	(1,953)	(1,953)

Balance at 30 September 2004			65,160	45	(1,627)	71,228	134,806

Balance at 1 October 2002			43,300	8,006	186	23,668	75,160
Currency translation differences			—	—	(811)	—	(811)

Net loss recognised directly in equity			—	—	(811)	—	(811)
Net profit for the financial year			—	—	—	23,084	23,084

Total recognised gains and losses for the financial year			—	—	(811)	23,084	22,273
Exercise of options under the MFS Share Option Scheme	18	(b)	32	65	—	—	97
Dividend for 2002	20		—	—	—	(1,013)	(1,013)
Dividend for 2003	20		—	—	—	(1,107)	(1,107)

Balance at 30 September 2003			43,332	8,071	(625)	44,632	95,410

The accompanying notes form an integral part of these financial statements.

APP13-5

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONSOLIDATED CASH FLOW STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

	Note		2005	2004	2003
			$’000	$’000	$’000
Cash flows from operating activities
Profit before tax			42,337	54,023	30,573
Adjustments for:
Depreciation			9,700	8,040	7,573
Interest income			(474)	(46)	(65)
Interest expense			1,106	536	493
Net loss/(gain) on disposal of property, plant and equipment			87	(98)	1
Write-off of property, plant and equipment			76	36	99

Operating cash flow before working capital changes			52,832	62,491	38,674

Changes in operating assets and liabilities
Trade and other receivables			21,518	(38,318)	(27,841)
Inventories			(6,055)	(10,331)	(6,711)
Other current assets			4,468	(3,143)	(2,695)
Bank balance subject to restriction			409	(409)	—
Trade and other payables			(23,883)	29,253	35,679

Cash generated from operations			49,289	39,543	37,106
Income tax paid	8	(b)	(7,947)	(3,324)	(562)

Net cash from operating activities			41,342	36,219	36,544

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment			409	170	124
Purchase of property, plant and equipment			(14,504)	(26,559)	(5,689)
Purchase of other investments			(2,989)	—	—
Interest received			474	46	65

Net cash used in investing activities			(16,610)	(26,343)	(5,500)

Cash flows from financing activities
Proceeds from issuance of ordinary shares			830	341	97
Capital injection by minority interest in a new subsidiary	19		—	3,024	—
Proceeds from bank borrowings			10,812	14,364	(10,645)
Dividends paid			(13,396)	(3,037)	(2,120)
Dividends paid to minority interest	19		(2,109)	—	—
Interest paid			(1,106)	(536)	(493)

Net cash (used in)/from financing activities			(4,969)	14,156	(13,161)

Net increase in cash and cash equivalents			19,763	24,032	17,883
Cash and cash equivalents at the beginning of the financial year			52,109	28,508	10,843
Effects of exchange rate changes on cash and cash equivalents			13	(431)	(218)

Cash and cash equivalents at the end of the financial year	10		71,885	52,109	28,508

The accompanying notes form an integral part of these financial statements.

APP13-6

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the financial years ended 30 September 2005, 2004 and 2003

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1. General

MFS Technology Ltd (the “Company”) is incorporated and domiciled in Singapore and is publicly traded on the Singapore Exchange. The address of its registered office is 22 Tuas Avenue 8, Singapore 639237.

The principal activity of the Company is that of an investment holding company. The subsidiaries are principally engaged in the design, manufacture and distribution of flexible printed circuits and printed circuit boards. The subsidiaries also provide turnkey component assembly services for flexible printed circuits and value-added services.

2. Significant accounting policies

(a) Basis of preparation

The consolidated financial statements of MFS Technology Ltd and its subsidiaries (“Group”) have been prepared in accordance with Singapore Financial Reporting Standards (“FRS”). The financial statements have been prepared under the historical cost convention.

The preparation of the consolidated financial statements in conformity with FRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the financial year. Although these estimates are based on management’s best knowledge of current events and actions, actual results may ultimately differ from those estimates.

In 2005, the Group adopted the following new or revised FRS that are applicable in the current financial year:

FRS 36 (revised)	Impairment of Assets
FRS 103	Business Combinations

The adoption of the above FRS has no impact on the consolidated financial statements for the financial year ended 30 September 2005.

Effect of changes in Singapore Companies Legislation in 2004

In 2004, pursuant to the Singapore Companies (Amendment) Act 2002, with effect from financial year commencing on or after 1 January 2003, Singapore-incorporated companies are required to prepare and present their statutory accounts in accordance with the Singapore Financial Reporting Standards (“FRS”). Hence, these financial statements of the Group for the financial year ended 30 September 2004, including the comparative figures, have been prepared in accordance with FRS.

Prior to 1 October 2003, the Group prepared its consolidated financial statements in accordance with Singapore Statements of Accounting Standard. The adoption of FRS does not have material impact on the accounting policies and figures presented in the consolidated financial statements for the financial year ended 30 September 2003.

APP13-7

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Revenue recognition

Sale of goods comprises revenue earned from the sale of the Group’s products net of goods and services tax and sales returns.

Revenue from the sale of goods is recognised upon delivery to customers.

Dividend income is recorded when the right to receive payment is established.

Interest income is recognised on a time proportion basis using the effective interest method.

(c) Group accounting

Subsidiaries are entities over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity.

The purchase method of accounting is used to account for the acquisition of subsidiaries, except for the subsidiaries acquired as part of a restructuring exercise on 28 December 2001. Under the restructuring exercise, the Company acquired its interest in MFS Technology (S) Pte Ltd and its subsidiaries, namely Flex Solutions (Singapore) Pte Ltd, MFS Technology (M) Sdn. Bhd. and MFS Technology (PCB) Co., Ltd. (formerly known as WGC Circuits Co. Ltd). These subsidiaries are consolidated using the “pooling of interest” method. Under the pooling of interest method, the results and balance sheets of the Group were presented as if the Group had been in existence prior to 28 December 2001 and the assets and liabilities were brought into the consolidated financial statements at their existing carrying amounts.

Under the purchase method of accounting, the cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest.

Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated; unrealised losses are also eliminated unless cost cannot be recovered. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group.

Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the holding company. It is measured at the minorities’ share of post-acquisition fair values of the subsidiaries’ identifiable assets and liabilities, except when the losses applicable to the minority in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are taken to the consolidated income statement, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are taken to the consolidated income statement until the minority’s share of losses previously taken to the consolidated income statement is fully recovered.

APP13-8

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(d) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses [note 2 (f)]. Depreciation is calculated using a straight-line basis to allocate the depreciable amounts of property, plant and equipment over their estimated useful lives. The estimated useful lives are as follows:

Leasehold land and buildings	50 years or lease period whichever is shorter
Leasehold improvements	3 years
Plant and machinery	3 to 10 years
Furniture and fittings	10 years
Office equipment	5 years

No depreciation is provided on property, plant and equipment in the course of construction.

Repair and maintenance expenses are recognised as expenses as incurred.

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset when it is probable that future economic benefits, in excess of the originally assessed standard of performance of the existing asset, will flow to the Group and the cost can be reliably measured. Other subsequent expenditure is recognised as an expense during the financial year in which it is incurred.

On disposal of a property, plant and equipment, the difference between the net disposal proceeds and its carrying amount is taken to the consolidated income statement.

(e) Investments

Other investments comprise long-term quoted equity securities. They are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

On disposal of an investment, the difference between net disposal proceeds and its carrying amount is taken to the consolidated income statement.

(f) Impairment of assets

Property, plant and equipment are reviewed for impairment whenever there is any indication that these assets may be impaired. If any such indication exists, the recoverable amount (i.e. the higher of the fair value less cost to sell and value in use) of the asset is estimated to determine the amount of impairment loss.

For the purpose of impairment testing of these assets, recoverable amount is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, recoverable amount is determined for the cash generating units (“CGU”) to which the asset belongs.

APP13-9

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount. The impairment loss is recognised in the income statement unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

An impairment loss for an asset is reversed if, and only if, there has been a change in the estimates used to determine the assets’ recoverable amount since the last impairment loss was recognised. The carrying amount of an asset other than goodwill is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of amortisation or depreciation) had no impairment loss been recognised for the asset in prior years. A reversal of impairment loss for an asset other than goodwill is recognised in the consolidated income statement, unless the asset is carried at revalued amount, in which case, such reversal is treated as a revaluation increase.

(g) Trade receivables

Trade receivables are stated at cost less allowance for doubtful receivables based on a review of outstanding amounts at the balance sheet date. An allowance for doubtful receivables is made when there is objective evidence that the Group will not be able to collect amounts due according to the original terms of the receivables. Bad debts are written off when identified.

(h) Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is taken to the consolidated income statement over the period of borrowings using the effective interest method.

(i) Financial instruments

Forward foreign exchange contracts are used to hedge the Group’s exposure to foreign currency risks. The notional principal amounts of the forward foreign exchange contracts are recorded as off-balance sheet items. The fair values of outstanding forward foreign exchange contracts are not recognised in the financial statements.

(j) Accounting for leases

Leases of assets in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are taken to the income statement on a straight-line basis over the period of the lease.

When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which termination takes place.

(k) Research and development costs

Research and development costs are recognised as an expense when incurred.

(l) Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined on a first-in, first-out basis. The cost of finished goods and work in progress comprises raw materials, direct labour, other direct costs

APP13-10

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003 and related production overheads (based on normal operating capacity) but excludes borrowing costs. Net realisable value is the estimated selling price in the ordinary course of business, less the costs of completion and selling expenses.

(m) Deferred income taxes

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, if the deferred income tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss, it is not accounted for. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

(n) Provisions for other liabilities and charges

Provisions are recognised when the Group has a legal or constructive obligation as a result of past events, that it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made.

(o) Employee benefits

(1) Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities such as Central Provident Fund, and will have no legal or constructive obligation to pay further contributions if any of the funds does not hold sufficient assets to pay all employee benefits relating to employee service in the current and preceding financial years. The Group’s contribution to defined contribution plans are recognised in the financial year to which they relate.

(2) Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

(3) Equity compensation benefits

MFS Share Option Scheme (“MFS Scheme”)

Share options are granted to directors and to employees with more than one year of service. When the options are exercised, the proceeds received net of any transaction costs are credited to share capital (nominal value) and share premium.

APP13-11

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(4) Staff welfare and incentives

The Group has a legal obligation to provide for staff welfare and incentives in China. The rate used for the calculation of the provision is determined by the local regulation.

(p) Foreign currency translation

(1) Measurement currency

Items included in the financial statements of each entity in the Group are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the measurement currency”). The consolidated financial statements of the Group are presented in Singapore Dollars, which is the measurement currency of the Company.

(2) Transactions and balances

Foreign currency transactions are translated into the measurement currency using the exchange rates prevailing at the date of transactions. Foreign currency monetary assets and liabilities are translated into the measurement currency at the rates of exchange prevailing at the balance sheet date. Foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated in foreign currencies, are taken to the income statement.

(3) Translation of Group entities’ financial statements

The results and financial position of Group entities (none of which has the currency of a hyperinflationary economy) that are in measurement currencies other than Singapore Dollars are translated into Singapore Dollars as follows:

(i) Assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(ii) Income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

(iii) All resulting exchange differences are taken to the foreign currency translation reserve.

When a foreign operation is disposed of, such exchange differences are taken to the consolidated income statement as part of the gain or loss on disposal.

(q) Segment reporting

A business segment is a group of assets and operations engaged in providing products or services that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment that is subject to risks and returns that are different from those of segments operating in other economic environments.

(r) Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits with financial institutions.

APP13-12

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(s) Share capital

Ordinary shares are classified as equity.

(t) Dividend

Interim dividends are recorded during the financial year in which they are declared payable. Final dividends are recorded during the financial year in which the dividends are approved by the shareholders.

3. Revenue

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Sale of goods	379,521	432,252	281,761
Other operating income:
—sale of scraps	1,514	1,315	593
—compensation claims	1,031	414	418
—sundry income	143	369	577
—interest income from fixed deposits	474	46	65
Total other operating income	3,162	2,144	1,653

	382,683	434,396	283,414

4. Other operating expenses
	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Foreign exchange losses, net	1,265	374	573
Research and development costs	975	629	450
Other	837	1,443	2,082

	3,077	2,446	3,105

APP13-13

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

5. Profit from operations

The following items have been included in arriving at profit from operations:

		Consolidated
	Notes	2005	2004	2003
		$’000	$’000	$’000
Charging/(Crediting):
Auditors’ remuneration paid/payable to:
—auditors of the Company		120	103	80
—other auditors*		84	66	49
Other fees paid/payable to auditors of the Company		88	54	39
Depreciation of property, plant and equipment:	15
—leasehold land and buildings		956	906	767
—leasehold improvements		195	251	241
—plant and machinery		7,839	6,387	6,140
—furniture and fittings		273	126	109
—office equipment		437	370	316
Net loss/(gain) on disposal of property, plant and equipment		87	(98)	1
Write-off of property, plant and equipment		76	36	99
Rental expense—operating leases		260	168	139
Inventories:
—costs of inventories recognised as an expense (included in costs of sales)		312,774	338,549	215,377
—write down of inventories to net realisable value		943	1,192	20

*	includes PricewaterhouseCoopers firms outside Singapore.

6. Finance costs

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Interest expense
—Holding company	275	252	248
—Bank borrowings	831	284	245

	1,106	536	493

7. Staff costs

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Wages and salaries	25,218	23,941	18,296
Employer’s contribution to defined contribution plans including Central Provident Fund	3,236	2,502	2,047
Other employment benefits	3,047	1,191	1,012

	31,501	27,634	21,355

Key management remuneration is disclosed in note 27.

APP13-14

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The number of persons employed at the end of the financial year:

	Consolidated
	2005	2004	2003
Full time	2,380	2,338	1,606

8. Income tax

(a) Income tax expense

	Consolidated
	2005		2004	2003
	$’000		$’000	$’000
Tax expense attributable to profit is made up of:
Current income tax
—Singapore	2,653		6,041	2,995
—Foreign	2,293		1,243	505

	4,946		7,284	3,500
Deferred income tax	3,159		4,022	2,050

	8,105		11,306	5,550
(Over)/under provision with respect to preceding financial years
—Current income tax	(1,083	)*	(404)	(13)
—Deferred income tax	15		176	767

	7,037		11,078	6,304

*	The adjustment to the over-provision with respect to preceding financial years arose mainly due to approval of a subsidiary’s application for the Development and Expansion Incentive by the Economic Development Board of Singapore (“EDB”) in the financial year ended 30 September 2005.

The subsidiary has been granted the Development and Expansion Incentive under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act, Chapter 86 (the “Act”) by the EDB for the expansion of flexible printed circuit manufacturing, for a five-year period commencing retrospectively from 1 April 2004. During the five-year period, the subsidiary’s qualifying income, subject to compliance with the conditions stated in the Development and Expansion Certificate and the Act, will be taxed at a concessionary rate.

As the incentive covers the period from 1 April 2004 to 31 March 2009, this resulted in an over-provision of tax with respect to the financial year ended 30 September 2004 of $1,330,000.

APP13-15

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The tax expense on profit differs from the amount that would arise using the Singapore standard rate of income tax due to the following:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Profit before tax	42,337	54,023	30,573

Tax calculated at a tax rate of 20% (2004: 20%)	8,467	10,805	6,726
Effects of changes in tax rate	—	455	—
Effect of different tax rates in other countries	806	714	(326)
Income taxed at concessionary rate pursuant to tax incentive	(673)	(156)	—
Income not subject to tax	(115)	(201)	(507)
Expenses not deductible for tax purposes	123	159	143
Tax incentive and rebate	(618)	(638)	(532)
Singapore statutory stepped income exemption	(24)	(11)	(12)
Current year tax loss of a subsidiary not recognised	139	179	—
Withholding tax	—	—	33
Other	—	—	25

	8,105	11,306	5,550

(b) Movements in current income tax liabilities/(tax recoverable)

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of the financial year	6,816	3,269	347
Exchange differences	(3)	(9)	(3)
Income tax paid	(7,947)	(3,324)	(562)
Current financial year’s tax expense on profit	4,946	7,284	3,500
Over provision in preceding financial years	(1,083)	(404)	(13)

At end of the financial year	2,729	6,816	3,269

Represented by:
Current income tax liabilities	3,248	7,337	3,554
Income tax recoverable	(519)	(521)	(285)

At end of the financial year	2,729	6,816	3,269

(c) Deferred income tax

The movements in the deferred tax liability/ (asset) account (net) are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of financial year	111	(4,063)	(6,870)
Exchange differences	9	(24)	(10)
Charged to Income Statement	3,174	4,198	2,817

At end of financial year	3,294	111	(4,063)

APP13-16

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Deferred tax assets are recognised for tax losses carried forward to the extent that realization of the related tax benefits through future taxable profit is probable. A subsidiary has unrecognised tax losses of $4,328,000 (2004: $2,406,000; 2003: Nil), which can be carried forward and used to offset against future taxable profits, subject to meeting certain statutory requirements by the subsidiary in its country of incorporation. Tax loss of $2,406,000 (2004: $2,406,000) [unrecognised deferred tax benefit of $179,000 [2004: $179,000] will expire by 2009 and tax loss of $1,922,000 (2004: Nil) [unrecognised deferred tax benefit of $139,000 (2004: Nil)] will expire by 2010.

The movements in the Group’s deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) during the years are as follows:

Deferred income tax liabilities

	Consolidated
	Accelerated tax depreciation	Total
	$’000	$’000
At 1 October 2004	3,864	3,864
Exchange differences	13	13
Charged to Income Statement	113	113

At 30 September 2005	3,990	3,990

At 1 October 2003	3,670	3,670
Exchange differences	(27)	(27)
Charged to Income Statement	221	221

At 30 September 2004	3,864	3,864

At 1 October 2002	2,166	2,166
Exchange differences	(10)	(10)
Charged to Income Statement	1,514	1,514

At 30 September 2003	3,670	3,670

Deferred income tax assets

	Consolidated
	Tax losses	Provisions	Others	Total
	$’000	$’000	$’000	$’000
At 1 October 2004	(2,616)	(929)	(208)	(3,753)
Exchange differences	—	(4)	—	(4)
Charged to Income Statement	2,616	443	2	3,061

At 30 September 2005	—	(490)	(206)	(696)

At 1 October 2003	(6,782)	(739)	(212)	(7,733)
Exchange differences	—	3	—	3
Charged/(credited) to Income Statement	4,166	(193)	4	3,977

At 30 September 2004	(2,616)	(929)	(208)	(3,753)

At 1 October 2002	(8,816)	(214)	(6)	(9,036)
Exchange differences	—	—	—	—
Charged/(credited) to Income Statement	2,034	(525)	(206)	1,303

At 30 September 2003	(6,782)	(739)	(212)	(7,733)

APP13-17

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority. The amounts, determined after appropriate offsetting, are shown on the balance sheet as follows:

The amounts shown in the consolidated balance sheets include the following:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Deferred tax asset	—	(2,628)	(6,782)
Deferred tax liability	3,294	2,739	2,719

Deferred tax liabilities
—to be settled after 12 months	3,607	3,658	3,115
Deferred tax assets
—to be recovered after 12 months	—	—	(4,334)

9. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Consolidated
	2005	2004	2003
Net profit attributable to members of MFS Technology Ltd ($’000)	35,023	43,094	23,084

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	652,889	650,744	650,061	*

Basic earnings per share	5.36 cents	6.62 cents	3.55 cents	*

APP13-18

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares are adjusted for the effects of all dilutive potential ordinary shares arising from share options. A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options. The difference is added to the denominator as an issuance of ordinary shares for no consideration. No adjustment is made to earnings (numerator).

	Consolidated
	2005	2004	2003
Net profit attributable to members of MFS Technology Ltd ($’000)	35,023	43,094	23,084

Weighted average number of ordinary shares in issue for basic earnings per share (‘000)	652,889	650,744	650,061
Adjustment for assumed conversion of share options (‘000)	1,004	2,573	876

Weighted average number of ordinary shares for diluted earnings per share (‘000)	653,893	653,317	650,937

Diluted earnings per share	5.36 cents	6.60 cents	3.55 cents	*

*	Adjusted for the effects of bonus issue completed in the financial year ended 30 September 2004 [Note 18(c)]. The basis earnings per share and diluted earnings per share for the financial year ended 30 September 2003 as reflected in the 2003 consolidated financial statements were 5.3 cents and 5.3 cents respectively.

10. Cash and cash equivalents

	Consolidated
	2005	2004
	$’000	$’000
Cash at bank and on hand	71,885	52,518

The carrying amounts of cash and cash equivalents approximate their fair values.

Cash and bank balances are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	48,901	7,320
United States Dollar	18,785	29,700
European Euro	101	1,877
Japanese Yen	832	9,372
Malaysian Ringgit	1,790	2,552
Renminbi	1,443	1,689
Other	33	8

	71,885	52,518

APP13-19

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

For the purpose of the consolidated cash flow statement, the financial year end consolidated cash and cash equivalents comprise the following:

	Consolidated
	2005	2004
	$’000	$’000
Cash and bank balances (as above)	71,885	52,518
Less: Bank balance subject to restriction	—	(409)

Cash and cash equivalents per consolidated cash flow statement	71,885	52,109

At 30 September 2004, bank balances of $409,098 of a subsidiary are pledged to a bank as collateral for the issue of letters of credit.

11. Trade and other receivables

	Consolidated
	2005	2004
	$’000	$’000
Trade receivables	95,947	110,622
Less: Allowance for doubtful receivables	(1,816)	(1,867)

	94,131	108,755
Less: Allowance for sales returns	(1,002)	(3,668)

	93,129	105,087
Receivable from related corporations (trade)	73	8,929

	93,202	114,016

Please refer to Note 25 for financial risk management with respect to credit risk.

The movements in the Group’s allowance for sales returns are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At the beginning of the financial year	3,668	2,414	422
Allowance made during the financial year	2,389	8,991	6,367
Allowance utilised during the financial year	(5,055)	(7,737)	(4,375)

At the end of the financial year	1,002	3,668	2,414

The carrying amounts of trade and other receivables approximate their fair values.

Receivables are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	4,621	3,135
United States Dollar	86,279	106,782
European Euro	1,436	3,202
Renminbi	866	895
Other	—	2

	93,202	114,016

APP13-20

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

12. Inventories

	Consolidated
	2005	2004
	$’000	$’000
At cost
Finished goods	13,187	5,521
Work in progress	16,160	12,399
Raw materials	6,178	11,760

	35,525	29,680

At net realisable value
Finished goods	1,423	1,533
Work in progress	15	640
Raw materials	1,081	—

	2,519	2,173

	38,044	31,853

13. Other current assets

	Consolidated
	2005	2004
	$’000	$’000
Deposits for purchase of property, plant and equipment	992	5,091
Deposits and prepayment	992	287
Other debtors	98	1,174
Value added tax recoverable	746	466

	2,828	7,018

The carrying amounts of deposits and other debtors approximate their fair values.

14. Other investments

	Consolidated
	2005	2004
	$’000	$’000
Quoted equity securities:
At cost	2,989	—

Fair value:
Quoted equity securities, at market value	5,145	—

The market value of the quoted equity securities is determined by reference to stock exchange quoted bid prices.

APP13-21

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

15. Property, plant and equipment

	Consolidated
	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2004	32,623	3,521	76,582	1,280	2,692	116,698
Reclassification	—	—	1	216	(217)	—
Currency translation adjustments	464	—	1,018	31	25	1,538
Additions, at cost	2,211	105	10,871	807	510	14,504
Disposals, at cost	(84)	(110)	(1,038)	(9)	(49)	(1,290)

At 30 September 2005	35,214	3,516	87,434	2,325	2,961	131,450

Accumulated depreciation
At 1 October 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)
Reclassification	—	—	—	(152)	152	—
Currency translation adjustments	(74)	—	(335)	(9)	(17)	(435)
Depreciation charge	(956)	(195)	(7,839)	(273)	(437)	(9,700)
Disposals, at cost	7	110	545	7	49	718

At 30 September 2005	(5,085)	(3,199)	(33,076)	(1,011)	(1,766)	(44,137)

Net book value
At 30 September 2005	30,129	317	54,358	1,314	1,195	87,313

	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2003	27,706	3,153	58,738	872	2,158	92,627
Currency translation adjustments	(489)	—	(877)	(10)	(23)	(1,399)
Additions, at cost	5,406	368	19,784	418	583	26,559
Disposals, at cost	—	—	(433)	—	(7)	(440)
Write off	—	—	(630)	—	(19)	(649)

At 30 September 2004	32,623	3,521	76,582	1,280	2,692	116,698

Accumulated depreciation
At 1 October 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	(27,992)
Currency translation adjustments	51	—	263	5	12	331
Depreciation charge	(906)	(251)	(6,387)	(126)	(370)	(8,040)
Disposals, at cost	—	—	361	—	7	368
Write off	—	—	596	—	17	613

At 30 September 2004	(4,062)	(3,114)	(25,447)	(584)	(1,513)	(34,720)

Net book value
At 30 September 2004	28,561	407	51,135	696	1,179	81,978

APP13-22

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

	Leasehold land and buildings	Leasehold improvements	Plant and machinery	Furniture and fittings	Office equipment	Construction in progress	Total
	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Cost
At 1 October 2002	26,657	3,290	59,211	853	1,870	230	92,111
Currency translation adjustments	(442)	—	(782)	(8)	(21)	—	(1,253)
Additions, at cost	1,500	143	3,506	135	405	—	5,689
Disposals, at cost	—	—	(139)	—	(5)	—	(144)
Write off	(9)	(280)	(3,288)	(108)	(91)	—	(3,776)
Reclassification	—	—	230	—	—	(230)	—

At 30 September 2003	27,706	3,153	58,738	872	2,158	—	92,627

Accumulated depreciation
At 1 October 2002	(2,486)	(2,902)	(17,574)	(466)	(963)	—	(24,391)
Currency translation adjustments	38	—	224	5	9	—	276
Depreciation charge	(767)	(241)	(6,140)	(109)	(316)	—	(7,573)
Disposals, at cost	—	—	18	—	1	—	19
Write off	8	280	3,192	107	90	—	3,677

At 30 September 2003	(3,207)	(2,863)	(20,280)	(463)	(1,179)	—	(27,992)

Net book value
At 30 September 2003	24,499	290	38,458	409	979	—	64,635

16. Trade and other payables

	Consolidated
	2005	2004
	$’000	$’000
Trade creditors	67,397	91,768
Amounts payable to holding company—non-trade	6,816	10,499
Amounts payable to related corporations—trade	1,004	2,689
Amounts payable to related corporations—non-trade	189	263
Accrued operating expenses	15,321	8,370

	90,727	113,589

The carrying amounts of trade and other payables approximate their fair values.

The non-trade amount payable to the holding company is unsecured, repayable on demand and bears interest at 3% per annum (2004: 2.77% per annum) at balance sheet date, except for an amount of $nil (2004: nil) which is interest free.

The non-trade amounts payable to related corporations are unsecured, interest-free and repayable on demand.

APP13-23

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Trade and other payables are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
Singapore Dollar	15,655	25,242
United States Dollar	57,551	71,843
European Euro	641	562
Japanese Yen	4,463	4,099
Malaysian Ringgit	2,086	1,888
Renminbi	10,296	9,936
Other	35	19

	90,727	113,589

17. Borrowings (unsecured)

	Consolidated
	2005	2004
	$’000	$’000
Current
Bank borrowings	11,358	3,430

Non-current
Bank borrowings	15,003	11,848

Total borrowings	26,361	15,278

The non-current bank borrowings of $15,003,000 (2004: $11,848,000) granted to a subsidiary are secured by a corporate guarantee of a fellow subsidiary.

(a) Maturity of borrowings

The current borrowings are due for repayment within 12 months (2004: 10 months) from the balance sheet date.

The non-current borrowings at 30 September 2005 are due for repayment in 2007.

(b) Interest rate risks

The weighted average effective interest rates of total borrowings at the balance sheet date are as follows:

	Consolidated
	2005	2004
Bank borrowings	4.91%	3.46%

APP13-24

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The table below sets out the Group’s exposure to interest rate risks. Included in the table are the borrowings at carrying amounts, categorised by the earlier of contractual repricing or maturity dates.

	Consolidated
	Variable rate		Fixed rate
	Less than 6 months	Less than 6 months	More than 6 months	Total
	$’000	$’000	$’000	$’000
At 30 September 2005
Borrowings
—Current	4,214	895	6,249	11,358
—Non-current	15,003	—	—	15,003

Total borrowings	19,217	895	6,249	26,361

At 30 September 2004
Borrowings
—Current	2,539	891	—	3,430
—Non-current	11,848	—	—	11,848

Total borrowings	14,387	891	—	15,278

(c) Currency risks

The carrying amounts of total borrowings are denominated in the following currencies:

	Consolidated
	2005	2004
	$’000	$’000
United States Dollar	19,217	14,387
Malaysian Ringgit	895	891
Renminbi	6,249	—

	26,361	15,278

(d) Carrying amounts and fair values

The carrying amounts of current borrowings approximate their fair values. The carrying amounts and fair values of non-current borrowings are as follows:

	Consolidated
	Carrying amounts		Fair Values
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000
Bank borrowings	15,003	11,848	15,003	11,848

18. Share capital of MFS Technology Ltd

(a) Authorised ordinary share capital

The total authorised number of ordinary shares is 1,000,000,000 ordinary shares (2004: 1,000,000,000 ordinary shares) with a par value of $0.10 per share (2004: $0.10 per share).

APP13-25

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Issued ordinary share capital

	2005 Shares	2004 Shares	2003 Shares	2005	2004	2003
	‘000	‘000	‘000	$’000	$’000	$’000
Balance at the beginning of the financial year	651,600	433,324	433,000	65,160	43,332	43,300
Exercise of options under the MFS Share Options Scheme (“MFS Scheme”)	2,067	1,251	324	207	125	32
Issue of bonus shares	—	217,025	—	—	21,703	—

Balance at the end of the financial year	653,667	651,600	433,324	65,367	65,160	43,332

(i) During the financial year ended 30 September 2005, the Company issued 2,067,000 (2004: 1,251,250) ordinary shares of $0.10 each for cash at the respective price per share, upon the exercise of options granted by the Company under the MFS Scheme:

	2005		2004
Date of grant	Number of options exercised	Price per ordinary share	Number of options exercised	Price per ordinary share
8 August 2002	—	—	218,000	0.30
13 March 2003	—	—	507,500	0.35
8 August 2002	405,750	0.18	439,500	0.18	*
13 March 2003	918,750	0.21	86,250	0.21	*
18 November 2003	742,500	0.76	—	—

	2,067,000		1,251,250

*	based on revised subscription prices adjusted for the effects of the bonus issue on 16 July 2004.

(ii) During the financial year ended 30 September 2004, the Company issued 217,024,747 bonus ordinary shares to members on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company on 16 July 2004. The ordinary shares were issued by way of capitalisation of share premium of $8,241,753 and revenue reserve of $13,460,724. The newly issued shares rank pari passu in all respects with the previously issued shares.

The movements in the share premium account are set out in the Consolidated Statement of Changes in Equity.

(c) Share options

The MFS Scheme in respect of unissued ordinary shares of $0.10 each in the capital of the Company was approved by the members of the Company at an Extraordinary General Meeting on 28 December 2001. Share options are granted to directors and employees under the MFS Scheme.

The MFS Scheme shall continue to be in force at the discretion of the Committee, subject to maximum of 10 years commencing with the year in which the first date of grant of an option that is accepted by a participant falls, provided always that the MFS Scheme may be continued for any further period or periods thereafter with the approval of the Company’s shareholders by ordinary resolution in general meeting and of any relevant authorities which may then be required.

APP13-26

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Under the MFS Scheme, share options are granted to full-time confirmed employees of the Company or its subsidiaries who have been employed for at least 12 months prior to the date of grant of options (the “Date of Grant”) and who have attained the age of 21 years on or before the Date of Grant, and who are executives, and eligible directors. An eligible director is either a Director who has been a full-time employee of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant and who performs an executive function, or a non-executive Director (including an Independent Director) of the Company or any of its subsidiaries for at least 12 months prior to the Date of Grant.

The exercise price of the granted options is equal to the average of the last dealt prices of the Company’s ordinary shares on the Singapore Exchange for the three consecutive market days immediately preceding the Date of Grant.

The options are vested one year after the Date of Grant. Once the options are vested, they are exercisable for a contractual term of 9 years in the case of an executive (excluding non-executive Directors of the Company or any of its subsidiaries), and 4 years in the case of a non-executive Director of the Company or any of its subsidiaries.

The persons to whom the options have been issued are not eligible to participate in other share option schemes implemented by the Company, its ultimate holding company, their respective subsidiaries or associated companies, except with the prior approval of the Committee in its absolute discretion.

(i) During the financial year, 8,246,000 (2004: 3,161,000; 2003: 1,466,000) share options were granted to a director and employees at the average of the last dealt price for the 3 consecutive market days immediately preceding that date of $0.585 (2004: $1.23; 2003: $0.35) per share.

(ii) Details of share options exercised during the financial year:

	2005	2004
	$’000	$’000
Proceeds from shares issued:
Ordinary share capital—at par	207	125
Share premium	623	216

	830	341

Fair value, at exercise date, of shares issued	1,638	1,284

(iii) Fair value of the Company’s ordinary shares

—at beginning of the financial year	0.84 cents per share	0.81 cents per share

—at end of the financial year	0.605 cents per share	0.84 cents per share

APP13-27

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(iv) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows:

Financial year ended 30 September 2005

Date of grant	Exercise period	Exercise price	Balance as at 01.10.2004	Option granted during the financial year	Share under option exercised	Share under option lapsed	Balance as at 30.09.2005
08.08.2002	08.08.2003 to 07.08.2012	$0.18	559,500	—	(405,750)	(3,750)	150,000

13.03.2003	08.08.2004 to 12.03.2013	$0.21	1,311,000	—	(918,750)	(5,250)	387,000

18.11.2003	18.11.2004 to 17.11.2013	$0.76	4,614,000	—	(742,500)	(290,500)	3,581,000

19.05.2005	19.05.2006 to 18.05.2015	$0.585	—	8,246,000	—	(115,000)	8,131,000

			6,484,500	8,246,000	(2,067,000)	(414,500)	12,249,000

Financial year ended 30 September 2004

Movements for period from 1 October 2004 to 16 July 2004 (prior to bonus issue):

Date of grant	Exercise period	Balance as at 01.10.2003/ (Exercise Price)	Option granted from 01.10.2003 to 16.07.2004	Share under option exercised from 01.10.2003 to 16.07.2004	Share under option lapsed from 01.10.2003 to 16.07.2004	Balance as at 16.07.2004/ (Exercise Price)
08.08.2002	08.08.2003 to 07.08.2012	894,000 ($0.30)	—	(218,000)	(10,000)	666,000 ($0.30)

13.03.2003	13.03.2004 to 12.03.2013	1,466,000 ($0.35)	—	(507,500)	(22,000)	936,500 ($0.35)

18.11.2003	18.11.2004 to 17.11.2013	—	3,161,000	—	(70,000)	3,091,000 ($1.23)

		2,360,000	3,161,000	(725,500)	(102,000)	4,693,500

APP13-28

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(iv) Movements in the number of share options on ordinary shares outstanding at the end of the financial year and their exercise prices are as follows (continued):

Movements for period from 16 July 2004 to 30 September 2004 (after bonus issue):

Date of grant	Exercise period	Revised number of shares comprised in the share options at 16.07.2004/ (Revised Exercise Price)*	Share under option exercised from 17.07.2004 to 30.09.2004	Share under option lapsed from 17.07.2004 to 30.09.2004	Balance as at 30.09.2004/ (Revised Exercise Price)*
08.08.2002	08.08.2003 to 07.08.2012	999,000 ($0.18)	(439,500)	—	559,500 ($0.18)

13.03.2003	13.03.2004 to 12.03.2013	1,404,750 ($0.21)	(86,250)	(7,500)	1,311,000 ($0.21)

18.11.2003	18.11.2004 to 17.11.2013	4,636,500 ($0.76)	—	(22,500)	4,614,000 ($0.76)

		7,040,250	(525,750)	(30,000)	6,484,500

*	On 16 July 2004, the Company issued bonus shares on the basis of one new ordinary share for every two ordinary shares of $0.10 each held in the capital of the Company. Pursuant to the terms of the MFS Scheme, certain adjustments were made to the exercise prices for the shares and the number of shares comprised in the outstanding share options of the Company.

Financial year ended 30 September 2003

Date of grant	Exercise period	Exercise price	Balance as at 01.10.2002	Option granted during the financial year	Share under option exercised	Share under option exercised	Balance as at 30.09.2003
08.08.2002	08.08.2003 to 07.08.2012	$0.30	1,239,000	—	(324,000)	(21,000)	894,000

13.03.2003	13.03.2004 to 12.03.2013	$0.35	—	1,466,000	—	—	1,466,000

			1,239,000	1,466,000	(324,000)	(21,000)	2,360,000

APP13-29

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

19. Minority interests

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
At beginning of the financial year	16,783	14,282	13,415
Share of results of subsidiaries	277	(149)	1,185
Share of currency translation differences	244	(374)	(318)
Share of dividend	(2,109)	—	—
Capital injection by minority interest in a new subsidiary	—	3,024	—

At end of the financial year	15,195	16,783	14,282

20. Dividends

Ordinary dividends paid

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Final dividend of 0.30 cent per share in respect of the financial year ended 30 September 2002 paid net of tax at 22%	—	—	1,013
Interim dividend comprising of 0.20114 cent per ordinary share less 22% tax and an exempt 1-tier dividend of 0.09886 cent per ordinary share in respect of the financial year ended 30 September 2003	—	—	1,107
Final exempt (1-tier ) dividend of 0.25 cent per share in respect of the financial year ended 30 September 2003	—	1,084	—
Interim exempt (1-tier) dividend of 0.45 cent per share in respect of the financial year ended 30 September 2004	—	1,953	—
Final exempt (1-tier) dividend of 0.55 cent per share in respect of the financial year ended 30 September 2004	3,594	—	—
Special exempt (1-tier) dividend of 1.0 cent per share in respect of the financial year ended 30 September 2004	6,534	—	—
Interim exempt (1-tier) dividend of 0.50 cent per share in respect of the financial year ended 30 September 2005	3,268	—	—

Ordinary dividends proposed

The Directors have proposed the following dividends in respect of the financial year ended 30 September 2005:

(i) a final exempt (1-tier) dividend of 1.5 cents (2004: 0.55 cents) per share amounting to $9,805,155 (2004: $3,583,800); and

(ii) a special exempt (1-tier) dividend of 2.5 cents (2004: 1.0 cents) per share amounting to $16,341,925 (2004: $6,515,900).

These financial statements for the financial year ended 30 September 2005 do not reflect these dividends payable, which will be accounted for in the shareholders’ equity as an appropriation of retained earnings in the financial year ending 30 September 2006, subject to shareholders’ approval at the annual general meeting which was held subsequent to the date of the financial statements.

APP13-30

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

21. Holding and ultimate holding companies

The Company’s holding company is Wearnes Technology (Private) Limited, incorporated in Singapore. The ultimate holding company is WBL Corporation Limited, also incorporated in Singapore.

22. Investments in subsidiaries

Details of the subsidiaries are as follows:

Name of subsidiary	Principal activities	Country of incorporation and place of business	Equity holding
			2005	2004
			%	%
Held by the Company:
MFS Technology (S) Pte Ltd	Manufacture and marketing of flexible printed circuits and associated assembly	Singapore	100%	100%

Held by a subsidiary:
Flex Solutions (Singapore) Pte Ltd	Marketing of flexible printed circuits	Singapore	100%	100%

MFS Technology (M) Sdn. Bhd. *	Manufacture of flexible printed circuits and associated assembly	Malaysia	100%	100%

MFS Technology (PCB) Co., Ltd (formerly known as WGC Circuits Co., Ltd) + @	Manufacture and marketing of printed circuit boards	People’s Republic of China	65%	65%

MFS Technology (Hunan) Co., Ltd + @	Manufacture of flexible printed circuits and associated assembly	People’s Republic of China	65%	65%

*	Audited by PricewaterhouseCoopers firms outside Singapore.
+	The auditors are Hunan Kai Yuan Certified Public Accountants for local statutory audit purposes. For the purpose of the consolidated financial statements of the Group, the financial statements of these companies were audited by PricewaterhouseCoopers Shanghai, a PricewaterhouseCoopers firm outside Singapore.
@	Statutory year end is 31 December

23. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	Consolidated
	2005	2004
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	370	330

APP13-31

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

24. Commitments for expenditure

(a) Capital commitments

	Consolidated
	2005	2004
	$’000	$’000
Expenditure for property, plant and equipment:
Contracted for	565	462
Approved by the directors but not contracted for	10,247	10,172

	10,812	10,634

(b) Lease commitments

The Group leases land under non-cancellable operating lease agreement. The future aggregate minimum lease payments under non-cancellable operating leases contracted for at the reporting date but not recognised as liabilities, are as follows:

	Consolidated
	2005	2004
	$’000	$’000
Not later than one financial year	259	259
Later than one financial year but not later than five financial years	665	645
Later than five financial years	6,327	6,472

	7,251	7,376

25. Financial risk management

The Group’s activities expose it to a variety of financial risks, including the effects of changes in foreign currency exchange rates and interest rates. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Group. The Group uses derivative financial instruments such as foreign exchange contracts to hedge certain exposures. Financial management is carried out in accordance with the policies approved by the Board of Directors.

Where practicable, the Group will use forward contracts transacted with financial institutions, to reduce the Group’s exposure to foreign currency fluctuations arising from sales and purchases and other commitments. The Group aims to reduce the exposure of the net position in each currency by using foreign currency borrowings and external forward foreign currency contracts where appropriate.

The Group monitors the interest rate on borrowings closely to ensure that the borrowings are maintained at favourable rates. Where necessary, the Group will use derivative financial instruments to hedge the interest rate risks or to convert borrowings from variable rates to fixed rates.

A concentration of credit risk may exist with respect to trade receivables as the Group is exposed to a few major customers. The Group performs on-going credit evaluations of customers worldwide and has not experienced significant losses on receivables.

The Group’s policy on liquidity risk management is to maintain sufficient cash and the availability of funding.

APP13-32

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

26. Financial instruments

In order to manage the risks arising from fluctuations in currency exchange rates, the Group makes use of forward foreign exchange contracts contracted with financial institutions when appropriate.

At 30 September 2005, the settlement dates of open forward contracts are within 1 month (2004: 1 to 3 months) from the balance sheet date.

The local currency amounts to be received and contractual exchange rates of the Group’s outstanding contracts were:

	Consolidated
	2005	2004
	$’000	$’000
U.S. dollars [at rates averaging U.S.$1 = S$1.68395 (2004: $1.7098)]	1,684	6,839

The fair values of the Group’s financial instruments at the balance sheet date were:

	Consolidated
	2005	2004
	$’000	$’000
Fair value of unfavourable foreign exchange contracts	(2)	(9)
Fair value of favourable foreign exchange contracts	—	84

The fair values of forward foreign exchange contracts have been calculated using rates quoted by the Group’s bankers to terminate the contracts at the balance sheet date.

27. Related party transactions

In addition to the related party information shown elsewhere in the financial statements, the following significant transactions took place between the Group and related parties during the financial year on terms agreed by the parties concerned:

(a) Sales and purchases of goods and services

The aggregate value of the transactions conducted during the financial year is as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Sales to related corporations	4,785	27,019	2,600
Purchase of inventories from a related corporation	700	1,787	100
Subcontract services rendered by related corporation	14,700	13,071	7,333
Management fees charged by a related corporation	180	250	250
Interest expense charged by the holding company	275	252	248
Commission expenses charged by a related corporation	72	1,002	—

APP13-33

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

(b) Shares issued to directors

During the financial year ended 30 September 2005, the Company issued the following ordinary shares for cash to an executive director pursuant to the exercise of share options previously granted:

—	90,000 ordinary shares at a premium of $0.08

—	90,000 ordinary shares at a premium of $0.11

During the financial year ended 30 September 2004, the Company issued 60,000 (2003: 60,000) ordinary shares of $0.10 each at a premium of $0.25 (2003: $0.20) per share for cash to an executive director pursuant to the exercise of share options previously granted.

(c) Share options granted to key management

The aggregate number of share options granted to an executive director of the Company during the financial year ended 30 September 2005 was 400,000 (2004: 456,000; 2003: 180,000). The share options were given on the same terms and conditions as those offered to other employees of the Company (note 18). The outstanding number of share options granted to the director of the Company at the end of the financial year was 796,000 (2004: 576,000; 2003: 180,000).

(d) Key management’s remuneration

The key management’s remuneration include fees, salary, bonus, commission and other emoluments (including benefits-in-kind) computed based on the cost incurred by the Group and the Company, and where the Group or Company did not incur any costs, the value of the benefit. The key management’s remuneration is as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Directors’ fees	192	287	218
Key management’s remuneration
—Directors of the Company	743	837	586
—Other key management	520	488	399

APP13-34

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

28. Segment information

Primary reporting format—business segments

	Consolidated
	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2005
Sales	339,658	39,863	379,521

Segment results	40,200	2,949	43,149
Management fee			(180)
Finance income			474
Finance costs			(1,106)

Profit before tax			42,337
Tax			(7,037)

Group profit from ordinary activities			35,300
Minority interest			(277)

Net profit			35,023

Segment assets	238,361	54,911	293,272
Unallocated assets			3,508

Consolidated total assets			296,780

Segment liabilities	(74,435)	(9,476)	(83,911)
Unallocated liabilities			(39,719)

Consolidated total liabilities			(123,630)

Capital expenditure	11,506	2,998	14,504
Depreciation	6,363	3,337	9,700

APP13-35

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

	Consolidated
	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2004
Sales	397,341	34,911	432,252

Segment results	52,684	2,079	54,763
Management fee			(250)
Finance income			46
Finance costs			(536)

Profit before tax			54,023
Tax			(11,078)

Group profit from ordinary activities			42,945
Minority interest			149

Net profit			43,094

Segment assets	234,882	52,501	287,383
Unallocated assets			3,149

Consolidated total assets			290,532

Segment liabilities	(92,139)	(10,951)	(103,090)
Unallocated liabilities			(35,853)

Consolidated total liabilities			(138,943)

Capital expenditure	18,492	8,067	26,559
Depreciation	4,992	3,048	8,040

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Year ended 30 September 2003
Sales	252,768	28,993	281,761

Segment results	27,376	3,625	31,001
Finance income			65
Finance costs			(493)

Profit before tax			30,573
Tax			(6,304)

Group profit from ordinary activities			24,269
Minority interest			(1,185)

Net profit			23,084

Segment assets	145,702	48,791	194,493
Unallocated assets			6,782

Consolidated total assets			201,275

Segment liabilities	(66,451)	(7,984)	(74,435)
Unallocated liabilities			(17,148)

Consolidated total liabilities			(91,583)

Capital expenditure	3,557	2,132	5,689
Depreciation	4,263	3,310	7,573

APP13-36

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The Group is organised into two main business segments:

—	Flexible printed circuits

—	Printed circuit boards

There are no sales or other transactions between the business segments. Segment assets consist primarily property, plant and equipment, inventories, receivables and operating cash, and exclude deferred tax asset, tax recoverable and other investments. Segment liabilities comprise operating liabilities and exclude items such as current tax, deferred tax liabilities, borrowings and non-trade amounts payable to immediate holding company. Capital expenditure comprises additions to property, plant and equipment.

Secondary reporting format—geographical segments

The Group’s two business segments operate in three main geographical areas:

The Group is headquartered in Singapore and it is an investment holding company. The areas of operation are principally investment holding, design, manufacture and distribution of flexible printed circuits, and other operations of the Group.

Malaysia—the areas of operation are mainly design, manufacture and distribution of flexible printed circuits activities and sale.

China—the main activities are design, manufacture and distribution of printed circuit boards.

Sales revenue is based on the country in which the customer is located. Total assets and capital expenditure are shown by the geographical area in which the assets are located.

	Consolidated
	Sales			Total assets			Capital expenditure
	2005	2004	2003	2005	2004	2003	2005	2004	2003
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
United States of America	9,624	6,765	9,361	—	—	—	—	—	—
Europe	16,191	21,025	20,477	—	—	—	—	—	—
Singapore	29,550	18,900	5,575	198,069	193,939	130,584	3,156	5,189	2,434
Malaysia	14,317	10,786	10,459	22,201	18,828	21,900	3,563	1,360	1,123
China	197,959	328,517	218,461	76,510	77,765	48,791	7,785	20,010	2,132
Taiwan	106,249	38,641	—	—	—	—	—	—	—
Other Asia Pacific	5,631	7,618	17,428	—	—	—	—	—	—

	379,521	432,252	281,761	296,780	290,532	201,275	14,504	26,559	5,689

Sales revenue based on geographical area in which the assets are located are as follows:

	Consolidated
	2005	2004	2003
	$’000	$’000	$’000
Singapore	339,658	397,441	252,768
China	39,863	34,911	28,993

	379,521	432,352	281,761

APP13-37

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

29. Event occurring after balance sheet date

On 30 March 2006, Multi-Fineline Electronix, Inc. (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value of the deal is expected to be approximately U.S.$500 million, with the exact amount depending upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.

30. Significant differences between SFRS and United States generally accepted accounting principles (U.S. GAAP)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“SFRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”). Differences between SFRS and U.S. GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

		Consolidated
	Note	2005	2004
		$’000	$’000
Net profit under SFRS		35,023	43,094
Impact of U.S. GAAP adjustments:
Share-based compensation	30.1	249	(1,741)
Financial instruments	30.2	(61)	156

Net profit under U.S. GAAP		35,211	41,509

Basic earnings per share under U.S. GAAP		5.39 cents	6.38 cents

Diluted earnings per share under U.S. GAAP		5.38 cents	6.35 cents

		Consolidated
	Note	2005	2004
		$’000	$’000
Shareholders’ equity under SFRS		157,955	134,806
Impact of U.S. GAAP adjustments:
Financial instruments	30.2	(2)	59
Available-for-sale fair value reserve	30.4	2,156	—

Shareholders’ equity under U.S. GAAP		160,109	134,865

APP13-38

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

The notes explaining the significant differences between SFRS and U.S. GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

30.1 Share-based Compensation

Under SFRS, there is no requirement for recognizing and measuring employee share compensation, although specific disclosure rules apply. No expense has been recorded for share options granted to employees.

Under U.S. GAAP, SFAS No. 123 “Accounting for Stock-Based Compensation” establishes the fair value method of accounting for stock-based compensation plans, resulting in the recognition of compensation expense equal to the fair value of the instruments issued on the date of grant. However, SFAS No. 123 allows entities the option of calculating compensation expense related to stock options granted to employees under the intrinsic value method of APB 25, “Accounting for Stock Issued to Employees”, and related interpretations. Should the entity choose to use APB 25 to calculate compensation expense, the impact of applying SFAS No. 123 is required to be disclosed in the notes to the financial statements. Under APB 25 and related interpretations, options granted to employees with an exercise price lower than the estimated market value of the underlying common stock at the grant date must be recognised as an expense over the option vesting period. For the purpose of the reconciliation, the Group has elected to measure stock-based compensation expense using the intrinsic value method prescribed by APB 25.

The amounts included in the reconciliation show the differences between SFRS and U.S. GAAP as described above.

30.2 Financial Instruments—Forward Contracts

There are no requirements under SFRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

The effect of this GAAP difference is to decrease the net profit in 2005 by $61,000 (2004: increase the net profit by $156,000) and to reduce the shareholders’ equity by $2,000 (2004: increase by $59,000).

30.3 Inventory Impairment Reversal

Under SFRS, inventories are carried at the lower of cost or net realizable value. Reversal (limited to the amount of the original write-down) is required for a subsequent increase in value of inventory previously written down.

APP13-39

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003

Under U.S. GAAP, inventories are carried at the lower of cost or market value. Reversal of a write-down is prohibited, as a write-down creates a new cost basis.

There is no significant effect arising from this difference.

30.4. Long-Term Quoted Equity Securities

Under SFRS, long-term equity quoted securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Under U.S. GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

The amounts included in the reconciliation show the differences between SFRS and U.S. GAAP as described above.

30.5 Segment Reporting

Under SFRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under U.S. GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to SFRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

30.6 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the

APP13-40

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the financial years ended 30 September 2005, 2004 and 2003 accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

31. Authorisation of financial statements

The consolidated financial statements were authorised for issue with a resolution of the Board of MFS Technology Ltd on June 15, 2006.

APP13-41

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS

For the six months ended 31 March 2006 and 2005

		Unaudited
		Six months ended 31 March
	Note	2006	2005
		$’000	$’000
Sales	3	221,481	207,728
Cost of sales		(177,734)	(172,793)

Gross profit		43,747	34,935
Other operating income		2,024	978
Distribution expenses		(5,467)	(3,347)
Administrative expenses		(5,420)	(5,135)
Other operating expenses		(4,158)	(1,360)

Profit from operations		30,726	26,071
Finance costs		(764)	(465)

Profit before tax		29,962	25,606
Income tax expense		(2,941)	(5,953)

Net profit for the period		27,021	19,653
Attributable to:
Equity holders of the Company		24,055	19,666
Minority interest		2,966	(13)

		27,021	19,653

Earnings per share	5
Basic		3.68 cents	3.01 cents
Diluted		3.67 cents	3.01 cents

APP13-42

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As at 31 March 2006 and 30 September 2005

		Unaudited
		31 March 2006	30 September 2005
	Note	$’000	$’000
ASSETS
Current assets
Cash and cash equivalents		57,600	71,885
Trade and other receivables		80,748	93,202
Inventories		49,701	38,044
Tax recoverable		241	519
Other current assets		2,335	2,828

		190,625	206,478

Non-current assets
Other investments		6,384	2,989
Property, plant and equipment	6	83,328	87,313

		89,712	90,302

Total assets		280,337	296,780

LIABILITIES
Current liabilities
Trade and other payables		73,148	90,727
Current income tax liabilities		3,081	3,248
Borrowings	7	9,351	11,358
Provisions		1,669	—

		87,249	105,333

Non-current liabilities
Deferred income tax liabilities		2,361	3,294
Borrowings	7	14,398	15,003

		16,759	18,297

Total liabilities		104,008	123,630

		176,329	173,150

EQUITY
Share capital and premium		66,583	66,035
Foreign currency translation reserve		(2,449)	(935)
Other reserves		4,801	—
Retained earnings		89,762	92,855

Shareholders’ equity		158,697	157,955
Minority interests		17,632	15,195

Total equity		176,329	173,150

APP13-43

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the six months ended 31 March 2006 and 2005

	Attributable to equity holders of the Company
	Share Capital and Premium	Foreign Currency Translation Reserve	Revaluation and Other Reserves*	Retained Earnings	Total	Minority Interest	Total Equity
	S$’000	S$’000	S$’000	S$’000	S$’000	S$’000	S$’000
The Group
Balance at 1.10.05 as previously reported	66,035	(935)	—	92,855	157,955	15,195	173,150
Effect of changes in accounting policies
—Adjusted retrospectively	—	—	987	(987)	—	—	—

	66,035	(935)	987	91,868	157,955	15,195	173,150
—Adjusted prospectively	—	—	2,156	—	2,156	—	2,156

Balance at 1.10.05 restated	66,035	(935)	3,143	91,868	160,111	15,195	175,306
Currency translation difference	—	(1,514)	—	—	(1,514)	(545)	(2,059)
Fair value gains on available for sale financial assets	—	—	1,239	—	1,239	—	1,239

Net gains and losses recognised directly in equity	—	(1,514)	1,239	—	(275)	(545)	(820)
Net profits	—	—	—	24,055	24,055	2,966	27,021

Total recognised gains and losses for the period	—	(1,514)	1,239	24,055	23,780	2,421	26,201
Employee share option scheme:
—Value of employee services	—	—	419	—	419	16	435
—Proceeds from shares issued	548	—	—	—	548	—	548
Dividend relating to FY 2005 paid	—	—	—	(26,161)	(26,161)	—	(26,161)

Balance at 31.03.06	66,583	(2,449)	4,801	89,762	158,697	17,632	176,329

Balance at 1.10.04 as previously reported	65,205	(1,627)	—	71,228	134,806	16,783	151,589
Effect of changes in accounting policies
—Adjusted retrospectively	—	—	333	(333)	—	—	—

Balance at 1.10.04 restated	65,205	(1,627)	333	70,895	134,806	16,783	151,589
Currency translation difference	—	(1,249)	—	—	(1,249)	(452)	(1,701)

Net loss recognised directly in equity	—	(1,249)	—	—	(1,249)	(452)	(1,701)
Net profits	—	—	—	19,666	19,666	(13)	19,653

Total recognised gains and losses for the period	—	(1,249)	—	19,666	18,417	(465)	17,952
Employee share option scheme:
—Value of employee services	—	—	185	—	185	12	197
—Proceeds from shares issued	780	—	—	—	780	—	780
Dividend relating to FY 2004 paid	—	—	—	(10,128)	(10,128)		(10,128)

Balance at 31.03.05	65,985	(2,876)	518	80,433	144,060	16,330	160,390

*	Include available for sale reserve and share option reserve.

APP13-44

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

For the six months ended 31 March 2006 and 2005

	Unaudited
	Six months ended 31 March
	2006	2005
	$’000	$’000
Cash flows from operating activities
Profit before tax	29,962	25,606
Adjustments for:
Depreciation	5,418	4,475
Interest income	(281)	(136)
Interest expense	764	465
Net loss/(gain) on disposal of property, plant and equipment	6	(15)
Write-off of property, plant and equipment	—	3
Share-based payment expenses	419	185

Operating cash flow before working capital changes	36,288	30,583
Changes in operating assets and liabilities
Trade and other receivables	12,157	19,541
Inventories	(11,972)	2,911
Other current assets	421	(4,850)
Trade and other payables	(16,810)	(24,740)
Provisions	1,576	(79)
Translation adjustment	(75)	698

Cash generated from operations	21,585	24,064
Income tax paid	(3,730)	(4,254)

Net cash from operating activities	17,855	19,810

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	19	15
Purchase of property, plant and equipment	(3,355)	(6,876)
Purchase of other investments	—	(2,989)
Interest received	281	136

Net cash used in investing activities	(3,055)	(9,714)

Cash flows from financing activities
Proceeds from issuance of ordinary shares	548	780
(Repayment)/proceeds from bank borrowings	(1,652)	4,776
Dividends paid	(26,161)	(10,128)
Interest paid	(764)	(465)

Net cash used in financing activities	(28,029)	(5,037)

Net (decrease)/increase in cash and cash equivalents	(13,229)	5,059
Cash and cash equivalents at the beginning of the financial period	71,885	52,518
Effects of exchange rate changes on cash and cash equivalents	(1,056)	(1,344)

Cash and cash equivalents at the end of the financial period	57,600	56,233

APP13-45

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 31 March 2006 and 2005

1. Basis of preparation and significant accounting policies

These unaudited condensed interim consolidated financial statements of MFS Technology Ltd and its subsidiaries (“the Group”), presented in Singapore Dollar, are prepared in accordance with Singapore Financial Reporting Standard (“FRS”). The accounting policies and methods of computation applied by the Group are consistent with those used in its recently audited financial statements for the financial year ended 30 September 2005, except for changes made to comply with the following FRS that became effective in this financial year:

FRS 1 (revised 2004)—Presentation of Financial Statements

FRS 2 (revised 2004)—Inventories

FRS 8 (revised 2004)—Accounting Policies, Changes in Accounting Estimates and Errors

FRS 10 (revised 2004)—Events after the Balance Sheet Date

FRS 16 (revised 2004)—Property, Plant and Equipment

FRS 17 (revised 2004)—Leases

FRS 21 (revised 2004)—The Effects of Changes in Foreign Exchange Rates

FRS 24 (revised 2004)—Related Party Disclosure

FRS 27 (revised 2004)—Consolidated and Separate

FRS 32 (revised 2004)—Financial Instruments: Disclosure and Presentation

FRS 33 (revised 2004)—Earnings per Share

FRS 36 (revised 2004)—Impairment of Assets

FRS 39 (revised 2004)—Financial Instruments: Recognition and Measurement

FRS 102—Share-based Payment

The adoption of the above FRS did not result in substantial changes to the Group’s accounting policies except as disclosed below:

FRS 39—Financial Instruments: Recognition and Measurement

Under FRS 39 (revised 2004), the investments in equity interests of other companies are classified as “available-for-sale financial assets” and are initially recognized at fair value and subsequently measured at fair value at the balance sheet date with all gains and losses other than impairment taken to equity. Impairment losses are taken to the income statement in the period it arises. On disposal, gains and losses previously taken to equity are included in the income statement. This change was effected prospectively from 1 October 2005 and consequently affected the following balance sheet items as at 1 October 2005.

Group
S$’000
Increase in:
Available-for-sale financial assets
—Non-current assets	2,156
Fair value reserve	2,156

The effects of adopting FRS 39 also resulted in a further increase on the Group’s equity of $1.2 million for the six months ended 31 March 2006.

APP13-46

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

FRS 102—Share-based Payment

Previously, the provision of share options to employees did not result in any charge in the income statement. The Group recognized an increase in share capital and share premium when the options are exercised. On adoption of FRS 102, an expense is recognized in the income statement for share options issued with a corresponding increase in the share option reserve.

This change was effected retrospectively for share options granted after 22 November 2002 and not yet vested by 1 October 2005. Consequently, the following previously reported balances as at/for the year ended 30 September 2005 were adjusted.

Group
S$’000
Increase/(decrease) in:
Retained earnings	(987)
Share option reserve	987
Investment in subsidiaries	Nil
Administrative expenses	677
Minority interest	(23)

The impact of FRS 102 on the Group’s income statement for six months ended 31 March 2006 is $0.4 million.

These unaudited interim consolidated financial statements should be read in conjunction with the annual financial statements for the financial year ended 30 September 2005.

2. Seasonality

The Group’s sales are generally higher during the first half of the financial year as the Group’s Flexible printed circuits (“FPC”) and Printed circuit boards (“PCB”) products are used in consumer products manufactured by its customers. Sales generally increase in tandem with the customers’ increase in their production levels to stock up for the year-end festive period. Subsequently, the Group usually observe a decline in sales as its customers adjust their inventory levels and reduce their production level.

APP13-47

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

3. Segment information

Primary reporting format—business segments

	Flexible printed circuits	Printed circuit boards	Total
	$’000	$’000	$’000
Six months ended 31 March 2006
Sales	199,632	21,849	221,481
Segment results	28,728	1,717	30,445
Finance income			281
Finance costs			(764)

Profit before tax			29,962
Tax			(2,941)

Group profit from ordinary activities			27,021
Minority interest			(2,966)

Net profit			24,055

Six months ended 31 March 2005
Sales	189,326	18,402	207,728
Segment results	24,495	1,440	25,935
Finance income			136
Finance costs			(465)

Profit before tax			25,606
Tax			(5,953)

Group profit from ordinary activities			19,653
Minority interest			13

Net profit			19,666

4. Profit from operations

The following items have been included in arriving at profit from operations:

	Six months ended 31 March
	2006	2005
	$’000	$’000
(Loss)/profit on sale of property, plant and equipment	(6)	15
Inventory written down/write off	(1,270)	(403)
(Provision)/writeback of allowance of doubtful debts, net	(176)	819
Writedown/(reversal) of writedown in value of inventories—net	428	(230)
Professional fees incurred for due diligence exercise	(745)	—

APP13-48

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

5. Earnings per share

(a) Basic earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to members of MFS Technology Ltd by the weighted average number of ordinary shares in issue during the financial year.

	Six months ended 31 March
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	24,055	19,666

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	653,899	652,212

Basic earnings per share	3.68 cents	3.01 cents

(b) Diluted earnings per share

For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares are adjusted for the effects of all dilutive potential ordinary shares arising from share options. A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding share options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the share options. The difference is added to the denominator as an issuance of ordinary shares for no consideration. No adjustment is made to earnings (numerator).

	Six months ended 31 March
	2006	2005
Net profit attributable to members of MFS Technology Ltd ($’000)	24,055	19,666

Weighted average number of ordinary shares in issue for basic earnings per share (’000)	653,899	652,212
Adjustment for assumed conversion of share options (’000)	2,191	971

Weighted average number of ordinary shares for diluted earnings per share (’000)	656,090	652,183

Diluted earnings per share	3.67 cents	3.01 cents

APP13-49

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

6. Capital expenditure and commitments

(a) Capital expenditure

Property, Plant and Equipment
$’000
Six months ended 31 March 2006
Balance at 1 October 2005	87,313
Additions	3,355
Disposals	(25)
Depreciation	(5,418)
Translation adjustment	(1,897)

Balance at 31 March 2006	83,328

(b) Capital commitments

	Property, Plant and Equipment
	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Capital commitments	5,750	10,812

7. Borrowings (unsecured)

	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Current
Bank borrowings	9,351	11,358

Non-current
Bank borrowings	14,398	15,003

Total borrowings	23,749	26,361

The movement in the borrowings can be analysed as follows:

$’000
Six months ended 31 March 2006
Balance at 1 October 2005	26,361
Repayment of borrowings	(1,652)
Translation gain	(960)

Balance at 31 March 2006	23,749

APP13-50

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

8. Contingent liabilities

Details and estimates of maximum amounts of contingent liabilities are as follows:

	As at 31.3.2006	As at 30.9.2005
	$’000	$’000
Guarantees:
Security bond for recruitment of foreign workers	365	370

9. Related party transactions

The following significant transactions took place between the Group and related parties during the financial year on terms agreed by the parties concerned:

The aggregate value of the transactions conducted during the six months period ended 31 March 2006 and 31 March 2005 are as follows:

	Six months ended 31 March
	2006	2005
	$’000	$’000
Sales to Multi-Fineline Electronix, Inc.	—	3,805
Sales to other related corporations	30	735
Purchases from Multi-Fineline Electronix, Inc.	2	—
Interest expense charged by holding corporation	100	152
Subcontract services rendered by a related corporations	6,991	7,931

10. Other significant balance sheet items

As of 31 March 2006, provisions made for product warranties amounted to $1.67 million (as at 30 September 2005: nil). Provision for product warranties were made on 1% of sales based on past historical trends.

11. Share capital of MFS Technology Ltd

	Share Capital	Share Premium	Total
	$’000	$’000	$’000
Six months ended 31 March 2006
Balance at 1 October 2005	65,367	668	66,035
Issuance of shares under employee share option scheme	435	113	548
Transfer of share premium*	781	(781)	—

Balance at 31 March 2006	66,583	—	66,583

*	As a result of the Companies (Amendment) Act 2005 which came into effect on 30 January 2006, the concept of the authorized share capital and par value has been abolished. The amount standing to the credit of the share premium account has been transferred to the Company’s share capital account in the current period.

APP13-51

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

During the financial period ended 31 March 2006, the Group issued 988,500 (2005: 2,067,000) ordinary shares of $0.10 each for cash at the respective price per share.

A final and special dividend in respect of the financial year ended 30 September 2005 of 1.5 cents per share and 2.5 cents per share respectively (amounting to a total of $26,161,270) was paid in February 2006 to all shares outstanding.

12. Voluntary Conditional offer by a related corporation—Multi-Fineline Electronix, Inc

On 30 March 2006, Multi-Fineline Electronix, Inc. (M-Flex, SEC registrant), a related corporation, has announced, that, subject to the satisfaction or waiver of certain specified conditions, it intends to make a voluntary conditional offer for all the issued shares in the capital of MFS Technology Ltd (“MFS”) (“the Proposed Offer”). The total value will be depend upon the extent of participation and the number of MFS shareholder electing the cash or stock consideration.

The Company is not certain at the date of this report as to how the completion of the proposed acquisition would impact its continuing operations and the carrying value of its assets and liabilities as shown in the accompanying financial statements. Accordingly, the accompanying financial statements and notes thereto do not provide for any adjustments that might rise from the completion of the proposed acquisition, including when the Group’s operations were to be discontinued, non-current assets and liabilities might need to be reclassified as current assets and liabilities and their values adjusted to reflect realisable values.
13. Summary of differences between Singapore Financial Reporting Standards (“FRS”) and United States generally accepted accounting principles (“U.S. GAAP”)

The Group’s consolidated financial statements are prepared in accordance with Singapore Financial Reporting Standards (“FRS”), which differ in certain significant respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”). Differences between FRS and U.S. GAAP which have significant effects on the net profit and the shareholders’ equity of the Group are summarised as follows:

	Note	6 months ended 31 March 2006
		$’000
Net profit under FRS		27,021
Impact of U.S. GAAP adjustments:
Financial instruments	13.1	2
Minority interests	13.3	(2,966)
Net profit under U.S. GAAP		24,057
Basic earnings per share under U.S. GAAP		3.68 cents
Diluted earnings per share under U.S. GAAP		3.67 cents

	Note	As at 31 March 2006
		$’000
Shareholders’ equity under SFRS		176,329
Impact of U.S. GAAP adjustments:
Minority interests	13.3	(17,632)
Shareholders’ equity under U.S. GAAP		158,697

APP13-52

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

The notes explaining the significant differences between FRS and U.S. GAAP that impact the net profit and the shareholders’ equity of the Group are as follows:

13.1 Financial Instruments—Forward Contracts

Prior to 1 October 2005, there are no requirements under FRS for forward contracts to be recognized at fair value, nor are gains or losses relating to the fair value changes in these forward contracts recorded.

Beginning 1 October 2005, FRS 39 requires forward contracts to be recognized at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative instrument may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign operation. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative instrument to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of such derivative instruments must be recognized through income.

Under U.S. GAAP, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (and related amendments and interpretations) became effective 1 January 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. If certain specified criteria related to designation, documentation and effectiveness are met, a derivative may be accounted for as one of three types of hedges. Those types of hedges include fair value, cash flow and net investment in a foreign subsidiary company. Hedge accounting treatment, which is different for each type of hedge, permits the change in fair value of the derivative to be “matched” with the effect of the risk being hedged. If the certain specified criteria are not met, changes in the fair value of the derivative must be recognized through income.

Subsequent to the adoption of FRS 39, FRS and U.S. GAAP are substantially similar with respect to the accounting of forward contracts that affects the Group.

13.2 Inventory Impairment Reversal

Under FRS, inventories are carried at the lower of cost or net realizable value. Reversal (limited to the amount of the original write-down) is required for a subsequent increase in value of inventory previously written down.

Under U.S. GAAP, inventories are carried at the lower of cost or market value. Reversal of a write-down is prohibited, as a write-down creates a new cost basis.

There is no significant effect arising from this difference.

13.3 Minority Interests

Prior to 1 October 2005, under FRS, minority interests are presented as a separate component from equity. Amounts attributable to the minority interest are presented as a component of net profit.

APP13-53

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

Beginning 1 October 2005, under FRS, minority interests are presented as a component of equity. Minority interest is presented as an allocation of net profit.

Under U.S. GAAP, minority interests are presented as a component of liabilities. Amounts attributable to the minority interest are presented as a component of net profit.

13.4 Long-Term Marketable Equity Securities

Prior to 1 October 2005, under FRS, long-term equity securities are stated at cost less allowance for diminution in value based on a review at the balance sheet date. An allowance for diminution is made where, in the opinion of the Directors, there is a decline other than temporary in the value of such investments; such reduction being determined and made for each investment individually. Where there has been a decline other than temporary in the value of an investment, such a decline is recognised as an expense in the period in which the decline is identified.

Beginning 1 October 2005, under FRS 39, such long-term equity securities are classified as available-for-sale and carried at fair value. Any unrealised gains and losses arising from the change in fair value are recognized in the fair value reserve within shareholders’ equity unless the available-for-sale equity securities are impaired and the cumulative losses is removed from the fair value reserve and recognised in income statement.

Under U.S. GAAP, equity securities that are classified as available-for-sale are carried at current market value. Any unrealised gains and losses arising from the change in fair value are recognized in other comprehensive income in shareholders’ equity unless the decline in the fair value of the available-for-sale equity securities are other than temporary at which time they are recognised through income statement.

Subsequent to the adoption of FRS 39, FRS and U.S. GAAP are substantially similar with respect to the accounting of long-term equity securities that affect the Group.

13.5 Segment Reporting

Under FRS, primary and secondary (business and geographic) segments are reported based on risks and returns and internal reporting structure. Group accounting policies apply for the purpose of segment reporting. Disclosures for primary segment include revenues, results, capital expenditures (capex), total assets, total liabilities and other items. For secondary segment, revenues, total assets and capex are reported.

Under U.S. GAAP, segments reported are based on operating segments, which are based on a manner in which the chief operating decision-maker evaluates financial information for purposes of allocating resources and assessing performance. Internal financial reporting policies apply (even if accounting policies differ from group accounting policies) for the purpose of segment reporting. Similar disclosures to FRS (primary segment) except liabilities and geographical capex are not required. Depreciation, amortization, tax, interest and exceptional/extraordinary items are disclosed if reported internally. Disclosure of factors used to identify segments is also required.

13.6 Effect of New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151 ‘Inventory Costs—an amendment of ARB 43’ (FAS 151). The standard clarifies that abnormal amounts of idle

APP13-54

MFS TECHNOLOGY LTD AND ITS SUBSIDIARIES

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the six months ended 31 March 2006 and 2005

facility expense, freight, handling costs, and wasted materials (spoilage) should be recognised as current-period charges. In addition, FAS 151 requires that the allocation of fixed production overheads to inventory values be based on the normal capacity of the production facilities. The provisions of FAS 151 will be effective for inventory costs incurred during reporting periods beginning after 15 June 2005. The adoption of FAS 151 is not expected to have a material effect on results or financial position of the Group.

In May 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3,” or (“SFAS No. 154”). SFAS No. 154 changes the accounting for and reporting of a change in accounting principle. The provisions of SFAS No. 154 require, unless impracticable, retrospective application to prior periods’ financial statements of (I) all voluntary changes in accounting principles and (II) changes required by a new accounting pronouncement, if a specific transition is not provided. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate, which requires prospective application of the new method. SFAS No. 154 is effective for all accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have a material effect on the results or financial position of the Group.

APP13-55

APPENDIX 14

INTERESTS IN M-FLEX STOCK AND MFS SHARES

1. Disclosure of Holdings and Dealings in MFS Shares.

(a) Based on the information available to M-Flex as at the Latest Practicable Date, WBL Corporation through one of its subsidiaries owns, or controls, an aggregate of 364,506,000 MFS Shares representing approximately 55% of the issued share capital of MFS.

Except as disclosed herein and based on information available to the Offeror as at the Latest Practicable Date, neither the Offeror nor its Concert Parties (including M-Flex’s directors and executive officers) owned, controlled or has agreed to acquire any MFS Shares as at the Latest Practicable Date. As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

(b) Based on the information available to M-Flex as at the Latest Practicable Date, the directors of WBL owned the following shares of MFS:

Name	Ordinary Shares
Wong Hein Jee	750,000
Lew Chee Fai	837,000
Koh Kim Seng	4,618,500
Jackson Yap	75,000
Jessie Peh	49,500
Chris Yong	75,000

(c) Based on the information available to M-Flex as at the Latest Practicable Date, except as disclosed herein neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) has dealt for value in any MFS Shares during the period commencing 6 months prior to the First Announcement Date and ending on the Latest Practicable Date (the “Reference Period”). As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

2. Disclosure of Holdings and Dealings in M-Flex Shares

(a) Based on information available to M-Flex as at the Latest Practicable Date, the number of M-Flex Stock owned or controlled by M-Flex’s Concert Parties (including M-Flex’s directors and executive officers) are set forth below:

Shares in M-Flex common stock

Beneficial Ownership of Officers, Directors and 5% Stockholders of M-Flex

The following table sets forth certain information as of May 31, 2006 as to shares of the common stock beneficially owned by: (i) each person who is known by M-Flex to own beneficially more than 5% of its Common Stock, (ii) each of M-Flex’s executive officers, (iii) each of M-Flex’s current Directors, (iv) all of M-Flex’s Directors and executive officers as a group. Ownership information is based upon information

APP14-1

furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. Except as indicated in the footnotes to this table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of common stock beneficially owned is based on 24,430,708 shares outstanding as of May 31, 2006. In addition, shares issuable pursuant to options which may be exercised within 60 days of May 31, 2006 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of the Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,817,052	61%
Directors and Executive Officers:
Philip A. Harding(2)	689,884	2.8%
Reza Meshgin(3)	102,626	*
Craig Riedel(4)	151,210	*
Thomas Lee(5)	99,210	*
Charles Tapscott(6)	32,248	*
Peter Blackmore(7)	8,749	*
Richard J. Dadamo(8)	51,873	*
Sanford L. Kane(9)	31,963	*
Huat Seng Lim, Ph.D.(10)	14,373	*
Tan Choon Seng	0	*
Sam Yau(11)	29,373	*
All current directors and executive officers as a group (11 persons)(12)	1,211,509	5.0%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL Corporation. Huat Seng Lim, Ph.D., one of M-Flex’s directors, is the Group General Manager (WearnesTech Solutions & Special Projects) for WBL Corporation and Choon Seng Tan, one of M-Flex’s directors, is the Chief Executive Officer and a director of WBL Corporation. The principal business address for United Wearnes and Wearnes Technology is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319.
(2)	Includes 221,085 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994 and 468,799 shares subject to options held by Mr. Harding that are exercisable within 60 days of May 31, 2006.
(3)	Consists of 102,626 shares subject to options that are exercisable within 60 days of May 31, 2006.
(4)	Includes 149,210 shares subject to options that are exercisable within 60 days of May 31, 2006 and 2,000 shares held of record.
(5)	Includes 89,210 shares subject to options that are exercisable within 60 days of May 31, 2006 and 10,000 shares held of record.
(6)	Includes 17,248 shares subject to options that are exercisable within 60 days of May 31, 2006 and 15,000 shares held of record.
(7)	Consists of 8,749 shares subject to options that are exercisable within 60 days of May 31, 2006.
(8)	Consists of 51,873 shares subject to options that are exercisable within 60 days of May 31, 2006.
(9)	Includes 29,373 shares subject to options that are exercisable within 60 days of May 31, 2006 and 2,590 shares held of record.
(10)	Consists of 14,373 shares subject to options that are exercisable within 60 days of May 31, 2006.

APP14-2

(11)	Consists of 29,373 shares subject to options that are exercisable within 60 days of May 31, 2006.
(12)	Includes 250,675 shares held of record and 960,834 shares subject to options that are exercisable within 60 days of May 31, 2006.

Beneficial Ownership of WBL’s Directors

One director of WBL, Y.A. Bhg Jen (B) Tun Ibrahim Bin Ismail, owns 1,000 shares of M-Flex common stock. Another director of WBL, Wong Hein Jee, owns 1,500 shares of M-Flex common stock.

Interests of M-Flex’s Directors and executive officers in options and restricted stock units in M-Flex

As of May 31, 2006 (the date as of which the following information is most practically available), options or restricted stock units outstanding under M-Flex’s 2004 Stock Incentive Plan, as amended (the “2004 Plan”) and under M-Flex’s 1994 Stock Plan, as amended (the “1994 Plan”) for the following persons are as shown in the table below. Each option had an exercise price per share equal to the fair market value on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in certain instances, in cash.

Name and Position	Shares Subject to Options	Option Exercise Price		Option Expiration Date	Shares Subject to Restricted Stock Units
Philip A. Harding,
Chairman and Chief Executive Officer	87,090	U.S.$	2.00	Dec-14-2008
	81,075	U.S.$	2.07	Jan-31-2009
	223,035	U.S.$	4.00	Jul-11-2009
	22,500	U.S.$	3.733	May-31-2013
	115,000	U.S.$	10.00	Jun-24-2014
					12,000

Total	528,700				12,000

Reza A. Meshgin,
President and Chief Operating Officer	10,000	U.S.$	2.07	Jan-31-2009
	51,900	U.S.$	4.00	Jul-11-2009
	85,000	U.S.$	10.00	Jun-24-2014
					10,000

Total	146,900				10,000

Craig Riedel,
Chief Financial Officer	12,355	U.S.$	2.00	Dec-14-2008
	81,075	U.S.$	2.07	Jan-31-2009
	28,470	U.S.$	4.00	Jul-11-2009
	57,000	U.S.$	10.00	Jun-24-2014
					4,000

Total	178,900				4,000

Thomas Lee,
Executive VP Operations	38,435	U.S.$	2.07	Jan-31-2009
	33,465	U.S.$	4.00	Jul-11-2009
	47,000	U.S.$	10.00	Jun-24-2014
					5,000

Total	118,900				5,000

APP14-3

Name and Position	Shares Subject to Options	Option Exercise Price		Option Expiration Date	Shares Subject to Restricted Stock Units

Charles Tapscott,
Executive VP and Chief Technology Officer	36,000	U.S.$	10.00	Jun-24-2014
					1,600

Total	36,000				1,600

Peter Blackmore, Director	30,000	U.S.$	20.18	Mar-2-2015	2,000

Total	30,000				2,000

Richard J. Dadamo,
Director	22,500	U.S.$	3.73	May-31-2013
	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	2,000

Total	67,500				2,000

Sanford L. Kane, Director	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	2,000

Total	45,000				2,000

Lim Huat Seng, Ph.D.,
Director	30,000	U.S.$	10.00	Jun-24-2014

Total	30,000				—

Tan Choon Seng, Director	0

Total	0				—

Sam Yau, Director	30,000	U.S.$	10.00	Jun-24-2014
	15,000	U.S.$	20.81	Mar-3-2015	2,000

Total	45,000				2,000

All current executive officers as a group (5 persons)	1,009,400				32,600

All current directors who are not executive officers as a group (6 persons)	217,500				8,000

All grantees, including all current officers who are not executive officers, as a group	545,133				37,590

Since May 31, 2006, there has not been an exercise of any of the options by the individuals listed above nor has there been any further grant of options under the 2004 Plan and under the 1994 Plan; however, pursuant to the terms of the 2004 Plan, each of Messrs Blackmore, Dadamo, Kane and Yau automatically received a restricted stock unit award with respect to 2,000 shares on March 22, 2006 in connection with M-Flex’s annual stockholder meeting and on March 23, 2006, seven employees of M-Flex received restricted stock unit grants equal to an aggregate of 10,800 shares of M-Flex Common Stock.

Other than as set out above, no stock options or stock appreciation rights or restricted stock units were granted to the named directors and executive officers since May 31, 2006.

APP14-4

Stock Options Held by Executive Officers of M-Flex

The following table sets forth certain information with respect to the stock options exercised by the named executive officers during the fiscal year ended September 30, 2005, and the number and value of the options held by each such individual as of September 30, 2005. No stock options or stock appreciation rights were granted to the named executive officers during the fiscal year ended September 30, 2005.

Aggregated Option Exercises in Fiscal Year 2005 and 2005 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Options at September 30, 2005 (#)		Value of Unexercised In-the-Money Options at September 30, 2005 ($)(1)
Name				Exercisable	Unexercisable	Exercisable		Unexercisable
Philip A. Harding	3,000	U.S.$	61,320	449,636	79,064	U.S.$	11,483,415	U.S.$	1,523,563
Reza Meshgin	80,000		1,574,177	88,461	58,439		2,095,343		1,126,120
Craig Riedel	20,000		429,300	139,711	39,189		3,604,816		755,172
Thomas Lee	70,000		1,110,846	89,711	39,189		2,234,311		755,172
Charles Tapscott	141,900		3,612,241	11,249	24,751		216,768		476,952

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2005 (U.S.$29.27 per share) minus the exercise price.

In addition, on December 5, 2005, the above officers received restricted stock units grant as follows:

(i) Philip A. Harding	12,000 shares of M-Flex common stock

(ii) Reza Meshgin	10,000 shares of M-Flex common stock

(iii) Craig Riedel	4,000 shares of M-Flex common stock

(iv) Thomas Lee	5,000 shares of M-Flex common stock

(v) Charles Tapscott	1,600 shares of M-Flex common stock

In addition, each of Peter Blackmore, Richard J. Dadamo, Sanford L. Kane and Sam Yau received restricted stock units grants for 2,000 shares of M-Flex common stock on March 22, 2006.

Other than as set out above, no stock options or stock appreciation rights or restricted stock units were granted to the named directors and executive officers since September 30, 2005.

The following directors and executive officers of M-Flex have dealt for value in shares of M-Flex Common Stock during the Reference Period: (i) Mr. Lee, Executive Vice President of Operations of M-Flex exercised an option to buy 10,000 shares of M-Flex Common Stock on December 16, 2005, at a per share price of U.S. $10.00; (ii) Mr. Kane, one of the directors of M-Flex purchased an aggregate amount of 100 shares of M-Flex Common Stock on November 23, 2005, for an aggregate purchase price of approximately U.S. $3,550, and thereafter immediately gifted such shares; and (iii) Mr. Tapscott, Executive Vice President and Chief Technology Officer of M-Flex exercised options to buy 53,430 shares and 28,470 shares of M-Flex Common Stock on September 30, 2005, at a per share price of U.S. $2.066 and U.S. $4.00, respectively, and sold all 81,900 shares at prices ranging from U.S. $28.02 to U.S. $29.1805 per share on September 30, 2005.

Except as disclosed herein and based on information available to M-Flex as at the Latest Practicable Date, neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) owned, controlled or has agreed to acquire any M-Flex Shares as at the Latest Practicable Date. As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may

APP14-5

be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

Based on the information available to M-Flex as at the Latest Practicable Date, except as disclosed herein, neither M-Flex nor its Concert Parties (including M-Flex’s directors and executive officers) has dealt for value in any M-Flex Shares during the Reference Period. As of the date hereof, the Offeror and DBS Bank have not determined such disclosures (if applicable) in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries and determinations will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the final Offer Document/Prospectus if and when the Offer is made.

3. Except as disclosed herein, none of the Directors of M-Flex are interested (as interpreted in accordance with Section 164 of the Act), directly or indirectly, in any M-Flex common stock and/or MFS Shares as at the Latest Practicable Date.

4. Except as disclosed herein, as at the Latest Practicable Date, neither M-Flex nor any of its Concert Parties (including M-Flex’s directors and executive officers) has received any irrevocable undertaking from any MFS Shareholder to accept the Offer. Save as disclosed below, none of WBL, Pang Tak Lim or PTL and Lester Wong or LW who have given the irrevocable undertakings has any interest in the shares of M-Flex or MFS or in any MFS Options. None of WBL, Pang Tak Lim and Lester Wong has dealt for value in any shares of M-Flex or MFS or exercised any of the MFS Options during the Reference Period.

Name	Number of MFS Shares		As a percentage of the entire issued share capital of MFS(2)
WBL	364,506,000	(1)	55.4%
PTL	8,113,500		1.2%
LW	750,000		0.1%

Notes:

(1)	WBL is deemed to own or control these MFS Shares through its subsidiary, Wearnes Technology (Private) Limited (“WT”).
(2)	Based on the total issued share capital of 657,519,497 MFS Shares as of May 31, 2006.

Name	Number of MFS Options	Options Exercise Price		Option Expiration Date
PTL	396,000	S$	0.760	Nov-17-2013
	400,000	S$	0.585	May-18-2015	(1)
LW	—		—	—

Note:

(1)	The 400,000 MFS Options comprise 200,000 MFS Options exercisable with effect from May 19, 2006 and 200,000 MFS Options exercisable with effect from May 19, 2007, subject to the rules of the MFS ESOS in the event of a take-over offer being made for MFS, details of which are set out in page APP10-3 under “Acceleration of Options.”

Name	Number of M-Flex Stock		As a percentage of the outstanding stock of M-Flex
WBL	14,817,052	(1)	61.0%
PTL	—		—
LW	—		—

Notes:

(1)	Represents 3,000,000 shares of M-Flex common stock held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares of M-Flex common stock held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL.
(2)	Based on the total shares of M-Flex common stock of 24,430,708 outstanding as of May 31, 2006.

APP14-6

5. To the best knowledge of the Directors as at the Latest Practicable Date, except as disclosed herein, neither M-Flex nor any of its Concert Parties (including M-Flex’s directors and executive officers) has entered into any arrangement of the kind referred to in Note 7 on Rule 12 of the Code, including indemnity or option arrangements, nor any agreement or understanding, formal or informal, of whatever nature, relating to the M-Flex Stock and/or MFS Shares which may be an inducement to deal or refrain from dealing in M-Flex Stock and/or MFS Shares.

6. Save for the undertaking agreements contained in Appendix 17 of this Offer Document/Prospectus, as at the Latest Practicable Date, except as disclosed herein, there is no agreement, arrangement or understanding between M-Flex or any of its Concert Parties (including M-Flex’s directors and executive officers) and any of the present or recent directors of MFS or the present or recent MFS Shareholders having any connection with or dependence upon the Offer.

7. The Offer Shares may be held by subsidiaries of M-Flex or a nominee company on behalf of such subsidiaries. M-Flex and its subsidiaries reserve the right to transfer any of the Offer Shares to any of their related corporations (within the meaning of Section 6 of the Act). As at the Latest Practicable Date, except as disclosed herein, there is no agreement, arrangement or understanding whereby any Offer Shares will or may be transferred to any other person.

8. No payment or other benefit will be made or given to any director of MFS or any corporation which is by virtue of Section 6 of the Act deemed to be related to MFS, as compensation for loss of office or otherwise in connection with the Offer.

9. Except as disclosed on page APP7-5 of Appendix 7 of this Offer Document/Prospectus, there is no agreement or arrangement made between M-Flex and any of the directors of MFS or any other person in connection with or conditional upon the outcome of the Offer or otherwise connected with the Offer.

10. There is no agreement, arrangement or understanding between M-Flex or any of its Concert Parties and any Director whereby the total emoluments received by the Directors will be affected or varied as a consequence of the Offer.

11. There is no restriction in the Memorandum or Articles of Association of MFS on the right to transfer any Offer Shares, which has the effect of requiring the holders of such Offer Shares, before transferring them, to offer them for purchase to members of MFS or to any person.

APP14-7

APPENDIX 15

OTHER GENERAL INFORMATION

1. INCORPORATION

M-Flex was incorporated as Multi-Fineline Electronix, Inc. in California in October 1984. In connection with M-Flex’s initial public offering, the company reincorporated as Multi-Fineline Electronix, Inc. in Delaware on June 4, 2004.

2. REGISTERED OFFICE

The registered office of M-Flex is at 3140 East Coronado Street, Anaheim, CA 92806.

3. DIRECTORS

The names, addresses and descriptions of the Directors as at the Latest Practicable Date are set out below:

Name	Address	Description
Philip Harding	c/o 3140 East Coronado Street Anaheim, CA 92806	Chairman of the Board of Directors

Peter Blackmore	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Richard J. Dadamo	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Sanford L. Kane	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Huat-Seng Lim, Ph.D.	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Tan Choon Seng	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

Sam Yau	c/o 3140 East Coronado Street Anaheim, CA 92806	Director

4. MARKET QUOTATION OF THE OFFEROR SHARES

M-Flex is listed on The Nasdaq National Market. The closing prices of M-Flex Shares on The Nasdaq National Market at the end of each of the six calendar months preceding the First Announcement Date, at the end of February 2006, and as of the latest Business Day immediately preceding the First Announcement Date, the First Announcement Date and the Latest Practicable Date, are as follows:

Closing price of M-Flex Shares

September 2005	U.S.$29.27

October 2005	U.S.$26.62

November 2005	U.S.$37.00

December 2005	U.S.$48.17

January 2006	U.S.$53.76

February 2006	U.S.$56.94

March 28, 2006	U.S.$63.82

Latest business day immediately preceding the First Announcement Date (being March 29, 2006)	U.S.$66.28

Latest Practicable Date	[ ]

APP15-1

During the period commencing six months before the First Announcement Date and ending on the Latest Practicable Date:

(a)	The highest closing price of M-Flex Shares on The Nasdaq National Market was U.S.$[ ], which price was transacted on [ ], 2006 (U.S. time).

(b)	The lowest closing price of M-Flex Shares on The Nasdaq National Market was $[ ], which price was transacted on [ ] 2006 (U.S. time).

Source: Bloomberg

5. MARKET QUOTATION OF MFS SHARES

MFS is listed on the Main Board of the SGX-ST. The following table sets out the closing price of MFS Shares on the SGX-ST as at the end of each of the six calendar months preceding the First Announcement Date as reported in Bloomberg and up to July 2006, and as of the latest Business Day immediately preceding the First Announcement Date and as of the Latest Practicable Date, are as follows:

	Closing price of MFS Shares
September 2005	S$	0.605
October 2005	S$	0.560
November 2005	S$	0.680
December 2005	S$	0.720
January 2006	S$	0.815
February 2006	S$	1.000
March 2006	S$	1.240
April 2006	S$	1.240
May 2006	S$	1.140
Latest business day immediately preceding the First Announcement Date (being March 29, 2006)	S$	1.150
Latest Practicable Date		[	]

During the period commencing six months before the First Announcement Date and ending on the Latest Practicable Date:

(A)	The highest closing price of MFS Shares on the SGX-ST was S$[ ], which price was transacted on [ ] 2006.

(B)	The lowest closing price of MFS Shares on the SGX-ST was S$[ ], which price was transacted on [ ] 2006.

Source: Bloomberg

6. SHARE CAPITAL

6.1 As at the Latest Practicable Date, the authorized share capital of M-Flex is 100,000,000 shares of common stock, U.S.$0.0001 par value per share, and 5,000,000 shares of preferred stock, U.S.$0.0001 par value per share excluding any newly issued shares of M-Flex Stock.

6.2 There is only one class of M-Flex common stock. The holders of M-Flex common stock are entitled to all of the rights and privileges under M-Flex’s restated Certificate of Incorporation and amended and restated Bylaws and under Delaware law.

6.3 As of the Latest Practicable Date, there were [            ] shares of M-Flex common stock outstanding held by approximately 22 stockholders of record.

APP15-2

6.4 Since September 30, 2005 and up to the Latest Practicable Date, [                    ] shares of M-Flex common stock have been issued.

6.5 Other than as disclosed in paragraph 2 of Appendix 14 of this Offer Document/Prospectus, as at the Latest Practicable Date, M-Flex did not have any outstanding instruments convertible into, rights to subscribe for and options in respect of M-Flex Stock.

6.6 Other than as disclosed below, in the last three financial years preceding the First Announcement Date, and up to the Latest Practicable Date, there has been no re-organization of the share capital of M-Flex.

M-Flex was incorporated in 1984 in the State of California and reincorporated in the State of Delaware in June 2004. In connection with its initial public offering in 2004, M-Flex effected a 15 for 1 forward stock split where for each outstanding share prior to the initial public offering, 15 shares were issued resulting in an increase of the outstanding number of shares from 1,217,189 shares to 18,257,835 shares and M-Flex issued an additional 5,000,000 shares pursuant to the initial public offering and 566,508 shares were issued pursuant to the exercise of the over-allotment option; the authorized number of shares of common stock was decreased to 100,000,000, and 5,000,000 shares of preferred stock, par value $0.0001, were authorized. In connection with this Offer, it is contemplated that M-Flex will undertake the re-organisation as described in Section 2.1 of this Offer Document/Prospectus immediately prior to the closing of the Offer.

7. STATEMENT OF ASSETS AND LIABILITIES

The audited consolidated balance sheet of M-Flex as at September 30, 2005 and the unaudited consolidated balance sheet of M-Flex as at March 31, 2006 are set out in Appendix 12 of this Offer Document/Prospectus.

8. CHANGE IN ACCOUNTING POLICY

Please see the sections from M-Flex’s Management’s Discussion and Analysis “Critical Accounting Policies and Estimates” and “Recent Accounting Pronouncements” found in Appendix 5 of this Offer Document/Prospectus.

9. INDEBTEDNESS

Details of bank overdrafts or loans, or other similar indebtedness, mortgages, charges, or guarantees or other material contingent liabilities of the M-Flex Group (collectively, the “Indebtedness”) are set out in Notes 2, 3, 7 and 10 of the [Condensed Consolidated Financial Information of the M-Flex Group for the six-month period ended March 31, 2006] as set out in Appendix 12 of this Offer Document/Prospectus. Except as aforesaid and except for the lending arrangement which has been arranged with [________] in connection with this Offer, there are no other material Indebtedness of the M-Flex Group as of the Latest Practicable Date.

10. MATERIAL CHANGES IN FINANCIAL POSITION OF M-FLEX

Other than as disclosed in this Offer Document/Prospectus (including the sections from M-Flex’s Management’s Discussion and Analysis “Comparison of the Six Months Ended March 31, 2006 and 2005,” “Comparison of Year Ended September 30, 2005 Compared to Year Ended September 30, 2004” and “Comparison of Year Ended September 30, 2004 Compared to Year Ended September 30, 2003,” found in Appendix 5 of this Offer Document/Prospectus) and except for information on M-Flex and its subsidiaries which is publicly available, there are no publicly known material changes in the financial position of the M-Flex Group since September 30, 2005, being the date of M-Flex’s last published audited financial statements.

APP15-3

11. INFORMATION ON NEW M-FLEX HOLDING CORPORATION

11.1 New M-Flex Holding Corporation is a new entity which is being formed solely for the purpose of effecting the Offer. In connection with the closing of the Offer, the following transactions will occur with respect to New M-Flex Holding Corporation: (i) a wholly owned subsidiary of New M-Flex Holding Corporation and M-Flex will engage in a merger transaction pursuant to which the wholly owned subsidiary of New M-Flex Holding Corporation will merge with M-Flex and M-Flex will remain as the surviving corporation and New M-Flex Holding Corporation will be the holding company of M-Flex, (ii) a wholly owned subsidiary of New M-Flex Holding Corporation will acquire all of the MFS Shares that are tendered in the Offer pursuant to the Offer and (iii) such subsidiary will purchase the MFS Shares that are tendered in the Offer pursuant to an assumption by such subsidiary of New M-Flex Holding Corporation’s obligation to pay the Cash Consideration. Immediately following these transactions, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on Nasdaq under the symbol “MFLX.” Thereafter, stockholders of M-Flex prior to the close of the Offer will be stockholders of New M-Flex Holding Corporation and MFS Shareholders who elect to receive the Stock Consideration will receive shares of New M-Flex Holding Corporation (to be renamed Multi-Fineline Electronix, Inc. in connection with the close of the Offer).

11.2 Incorporation

New M-Flex Holding Corporation was incorporated in Delaware on [            ] 2006.

11.3 Registered Office

The registered office of New M-Flex Holding Corporation is at 3140 East Coronado Street, Anaheim, CA 92806.

11.4 Directors

The names, addresses and descriptions of all the directors of New M-Flex Holding Corporation are the same as the Directors of M-Flex as stated in paragraph 3 of this Appendix 15.

11.5 Principal Activities and Share Capital

As described in paragraph 11.1 above, New M-Flex Holding Corporation is being incorporated for the purposes of effecting the Offer and the transactions as described and will be a holding company.

As of the Latest Practicable Date, the authorized share capital of New M-Flex Holding Corporation is [            ] shares of common stock, U.S.$[            ] par value per shares and there were [            ] shares of common stock outstanding held by approximately [            ] stockholders of record.

11.6 Financial Statements

New M-Flex Holding Corporation is being incorporated on [            ] 2006. Upon the close of the Offer, the financial statements of M-Flex will become the financial statements of New M-Flex Holding Corporation.

11.7 Listing on Nasdaq

Immediately following the transactions as described in paragraph 11.1 above, New M-Flex Holding Corporation will change its name to Multi-Fineline Electronix, Inc. and cause its common stock to be listed on Nasdaq under the symbol “MFLX.”

12. MATERIAL CONTRACTS WITH INTERESTED PERSONS/RELATED TRANSACTIONS

Please refer to Appendix 10, “Disclosure of Interests in the Transaction—Interests of M-Flex, its Directors, Officers and Stockholders,” on page APP10-1 of this Offer Document/Prospectus.

APP15-4

13. LEGAL PROCEEDINGS

From time to time, M-Flex may be party to lawsuits in the ordinary course of business. M-Flex is currently not a party to any material legal proceeding.

14. GENERAL

14.1 Except as disclosed in this Offer Document/Prospectus and publicly available information relating to the MFS Group (including the Annual Report of MFS for FY 2005 and all announcements and financial information relating to the MFS Group released by MFS on the SGX-ST), there has not been, within the knowledge of M-Flex, any material change in the financial position or prospects of the MFS Group since September 30, 2005, being the date of the last audited balance sheet of MFS laid before its shareholders in general meeting held on January 26, 2006.

14.2 All costs and expenses incidental to the Offer including the preparation and circulation of this Offer Document/Prospectus (other than professional fees and other costs relating to the Offer or any revision thereof incurred or to be incurred by MFS) and stamp duty and transfer fees resulting from acceptances of the Offer will be paid by the Offeror or assignee purchaser.

14.3 DBS Bank has given and has not withdrawn its written consent to the issue of this Offer Document/Prospectus with the inclusion herein of its name and letters and all references thereto in the form and context in which they respectively appear.

14.4 PricewaterhouseCoopers LLP has given and has not withdrawn its written consent to the issue of this Offer Document/Prospectus with the inclusion herein of its name and letter and all references thereto in the form and context in which they respectively appear.

15. STATEMENT BY DBS BANK

[DBS Bank acknowledges that, to the best of its knowledge and belief, having made all reasonable enquiries and based on information made available to it, the facts stated and all opinions expressed in this Offer Document/Prospectus about the Offer are fair and accurate and no material facts have been omitted about the Offer.] [This acknowledgment will only be provided by DBS Bank at the time of the issue of the Offer Document/Prospectus, if and when the Offer is made.]

Where any information has been extracted from published or publicly available sources (including, without limitation, information relating to the MFS Group), the sole responsibility of DBS Bank has been to ensure through reasonable enquiries that such information has been accurately extracted and reflected in this Offer Document/Prospectus.

APP15-5

APPENDIX 16

DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents are available for inspection at M-Flex’s principal executive office at 3140 East Coronado Street, Suite A, Anaheim, CA 92806 and 4 Battery Road, #26-01 Bank of China Building, Singapore 049908 during normal business hours, while the Offer remains open for acceptance:

(i) the Amended and Restated Certificate of Incorporation and Bylaws of the Offeror;

(ii) the annual reports of M-Flex for FY2003, FY2004 and FY2005;

(iii) the Pre-Conditional Offer Announcement and the Formal Announcement;

(iv) the letters of consent of DBS Bank and PricewaterhouseCoopers LLP; and

(v) The irrevocable undertakings given by WBL Corporation Limited, Pang Tak Lim and Lester Wong referred to in section 2.6 of this Offer Document/Prospectus.

APP16-1

APPENDIX 17

WBL UNDERTAKING AGREEMENT

[LETTERHEAD OF WBL CORPORATION LIMITED]

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street
Suite A, Anaheim, California 92806

The Board of Directors
MFS Technology Ltd
22 Tuas Avenue 8
Singapore 639237

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any shares of common stock of M-Flex or ordinary shares of MFS, shall mean the power, directly or indirectly through one or more subsidiaries or nominees (as the case may be), to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares. For the avoidance of doubt, WBL shall be deemed to Beneficially Own all shares that are Beneficially Owned by a subsidiary of WBL.

1.2.	The term “Competing Transaction” shall mean any action, proposal, agreement or transaction, including, but not limited to, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially and adversely affect the Proposed Transaction (as defined in paragraph 2.2 below) and/or any matters related to or in connection therewith.

1.3.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California 92806.

1.4.	The term “M-Flex Controlled Shares” means the shares of common stock of M-Flex that are Beneficially Owned by WBL from time to time.

1.5.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore 639237.

1.6.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by WBL from time to time and any other shares in MFS that are entered against the name of WBL or any of its subsidiaries in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.7.	The term “Parties” shall mean, collectively, WBL, M-Flex and MFS.

1.8.	The term “Subsidiary” shall have the meaning ascribed to it in Section 5 of the Companies Act (Chapter 50) of Singapore, and the term “subsidiaries” shall mean any one of them.

APP17-1

1.9.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.9.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected (and such failure is not a result of a default by WBL of its obligations hereunder);

1.9.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.9.3.	the withdrawal or lapsing of the voluntary general offer as further described in paragraph 4.1.1 below;

1.9.4.	the date on which WBL tenders or accepts the voluntary general offer made by M-Flex as described in paragraph 4.1.1 below;

1.9.5.	the closing of the Proposed Transaction; or

1.9.6.	the closing of the Proposed Transaction has not occurred by 31 December 31, 2006.

1.10.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

2.1.	WBL, as at the date hereof, Beneficially Owns (i) a majority of the outstanding ordinary shares of MFS and (ii) a majority of the outstanding common stock of M-Flex.

2.2.	WBL understands that M-Flex has agreed to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of MFS at a consideration per share equal to, in the alternative (to be determined at the election of each tendering shareholder) (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer). As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock (the “M-Flex Common Stock”) for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

2.3.	The Parties understand and agree that, as a pre-condition to effecting the Proposed Transaction, the approval of the shareholders of WBL and/or one or more of its subsidiaries or nominees may be required to be obtained by WBL and/or its relevant subsidiaries or nominees (as the case may be) pursuant to the provisions of the Singapore Companies Act, the Singapore Exchange Securities Trading Limited or otherwise may be required.

3.	Shareholder Approval Undertakings.

3.1.	In the event that WBL determines that approval of its shareholders is required in order to implement or effect the Proposed Transaction, WBL hereby irrevocably undertakes that it shall promptly take all required action to seek the approval of its shareholders to the Proposed Transaction, including, without limitation, convening a shareholders’ meeting as soon as practicable to seek its shareholders’ approval for the Proposed Transaction and for all other matters related to or in connection therewith.

4.	General Undertaking to Support Proposed Transaction.

4.1.	Subject to obtaining its shareholders’ approvals (if required), as contemplated by paragraph 3 above, WBL irrevocably agrees and undertakes that it shall, and shall cause each of its subsidiaries or nominees, to take each of the following actions, to the extent allowed under applicable laws and regulations:

4.1.1.	to tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the

APP17-2

Proposed Transaction and to elect to receive, as consideration for such tender, shares of M-Flex in accordance with the terms of the Proposed Transaction in lieu of cash (in connection with such tender, WBL agrees to hold harmless M-Flex and its officers, directors and subsidiaries, against any potential tax liability WBL or its subsidiaries (other than M-Flex and M-Flex’s subsidiaries) may incur in connection with such tender); and

4.1.2.	appear at any meeting of the stockholders of M-Flex (in person or by proxy) to cause the M-Flex Controlled Shares to be counted as present thereat for purposes of establishing a quorum; and shall vote (or cause to be voted) all M-Flex Controlled Shares (i) in favor of and to approve the Proposed Transaction and all such matters related to or in connection therewith and otherwise in such manner as may be necessary to implement or effect the Proposed Transaction; and (ii) against any Competing Transaction. In connection herewith, WBL shall, and shall cause each of its subsidiaries to, deliver, within two (2) business days of the request of the Special Committee of the Board of Directors of M-Flex, an irrevocable proxy in a form to be agreed by WBL and M-Flex, with respect to all M-Flex Controlled Shares, and hereby irrevocably appoints Philip A. Harding, with full power of substitution, as its attorney, agent and proxy to vote or consent (or cause to be voted or consented) all such M-Flex Controlled Shares in favor of the Proposed Transaction and in favor of all such matters related to or in connection therewith and otherwise in such manner as may be necessary to implement or effect the Proposed Transaction at any special or general meeting of the stockholders of M-Flex held to obtain such approval. WBL acknowledges that the proxy to be executed and delivered by it and the proxy granted hereby, shall be coupled with an interest, shall constitute, among other things, an inducement for M-Flex to enter into the Proposed Transaction, shall be irrevocable and binding on any successor in interest of WBL and shall not be terminated by operation of law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any of the M-Flex Controlled Shares heretofore granted by the Stockholder.

5.	Additional Undertakings.

5.1.	WBL hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not, and shall cause each of its subsidiaries, not to:

5.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares or the M-Flex Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

5.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

5.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

5.2.	WBL hereby agrees and undertakes that from the date of this Letter it shall not sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in any subsidiary that Beneficially Owns any of the MFS Controlled Shares or the M-Flex Controlled Shares (or agree or consent to, or offer to do, any of the foregoing).

5.3.	WBL undertakes to do, and to cause each of its subsidiaries, to do, all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

5.4.	Representations and Warranties of WBL

WBL hereby represents and warrants to M-Flex and MFS as follows:

5.4.1.	its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by

APP17-3

(i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which it is subject or (ii) any agreement to which it is a party or which is binding on it or its assets; and

5.4.2.	as at the date hereof, WBL is (i) the Beneficial Owner of the MFS Controlled Shares (which comprise 364,506,000 ordinary shares of MFS), (ii) the beneficial holder of 61% of the outstanding common stock of M-Flex, and such shares in MFS and M-Flex (as the case may be) are now and at all times during the term hereof be, all the securities in MFS and M-Flex (as the case may be) owned either of record or beneficially by WBL.

5.5.	WBL acknowledges and accepts that no representation or warranty is given by M-Flex or MFS or their respective directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. WBL further acknowledge that neither M-Flex nor MFS is obliged to proceed with the Proposed Transaction.

6.	Lapsing of Undertakings.

6.1.	This Letter shall come into force and be binding upon WBL from the date hereof.

6.2.	The undertakings of WBL set out in paragraphs 3, 4 and 5 above shall lapse on the Termination Date.

7.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and WBL agrees to submit to the non-exclusive jurisdiction of the courts of Singapore; provided, however, that the obligations of WBL set forth in paragraph 4.1.2 above shall be governed by the laws of the state of Delaware, and WBL agrees to submit to the exclusive jurisdiction of the courts of Delaware with respect to any controversy with respect thereto.

8.	Third Party Rights.

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

)
)
)

/s/    TAN CHOON SENG

Signed by Tan Choon Seng

for and on behalf of

WBL Corporation Limited

In the presence of Jane Lim:-

APP17-4

FORM OF EXECUTED UNDERTAKING AGREEMENTS OF PANG TAK LIM AND LESTER WONG

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street, Suite A
Anaheim, CA 92806
United States of America

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any ordinary shares of MFS, shall mean the power, directly or indirectly, to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares.

1.2.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California, 92806, U.S.A.

1.3.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore, 639237.

1.4.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by the undersigned from time to time and any other shares in MFS that are entered against the name of the undersigned in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.5.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.5.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected;

1.5.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.5.3.	the withdrawal or lapsing of the voluntary general offer;

1.5.4.	closing of the Proposed Transaction (as defined in Section 2 below); or

1.5.5.	the Proposed Transaction not occurring by 31 December 2006.

1.6.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

M-Flex intends to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of MFS at a consideration per share equal to, in the alternative (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of

APP17-5

the voluntary general offer) . As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

3.	General Undertaking to Support Proposed Transaction.

The undersigned irrevocably agrees and undertakes that it shall , to the extent allowed under applicable laws and regulations, tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the Proposed Transaction.

4.	Additional Undertakings.

4.1.	The undersigned hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not:

4.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

4.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

4.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Notwithstanding the above, the undertakings in Sections 4.1.2 and 4.1.3 shall not apply to any act or omission which the undersigned in his reasonable opinion is required to do or undertake by virtue of his legal duties and responsibilities as a director or which is required by law or the rules and regulations of any stock exchange on which MFS’ shares are listed or quoted or any other regulatory body.

4.2.	The undersigned undertakes to do all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

4.3.	Representations and Warranties of the Undersigned.

The undersigned hereby represents and warrants to M-Flex as follows:

4.3.1.	his entry into, exercise of his rights and/or performance of or compliance with his obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which he is subject or (ii) any agreement to which he is a party or which is binding on him or his assets; and

4.3.2.	as at the date hereof, the undersigned is the Beneficial Owner of 8,113,500 MFS Controlled Shares and such shares are now and at all times during the term hereof will be, owned either of record or beneficially by the undersigned.

4.4.	The undersigned acknowledges and accepts that no representation or warranty is given by M-Flex or its directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. The undersigned further acknowledges that M-Flex is not obliged to proceed with the Proposed Transaction.

5.	Lapsing of Undertakings

5.1.	This Letter shall come into force and be binding upon the undersigned from the date hereof.

APP17-6

5.2.	The undertakings of the undersigned set out in paragraphs 3 and 4 above shall lapse on the Termination Date.

6.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

7.	Third Party Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

Signed by	)
/s/ Pang Tak Lim	)

In the presence of:

APP17-7

To:	The Board of Directors
Multi-Fineline Electronix, Inc.
3140 East Coronado Street, Suite A
Anaheim, CA 92806
United States of America

March 29, 2006

Ladies and Gentlemen,

LETTER OF UNDERTAKING

1.	Definitions. For purposes of this Letter of Undertaking (this “Letter”), capitalized terms that are not otherwise defined shall have their respective meanings set forth below:

1.1.	The terms “Beneficial Ownership,” “Beneficially Owns” or any derivative thereof, when used in reference to any ordinary shares of MFS, shall mean the power, directly or indirectly, to vote such shares at an ordinary or special or extraordinary general meeting of shareholders, in person or by proxy or representative or by written consent or otherwise, or to dispose of the economic ownership interest of such shares.

1.2.	The term “M-Flex” shall mean Multi-Fineline Electronix, Inc., a Delaware corporation with its principal place of business located at 3140 East Coronado Street, Suite A, Anaheim, California, 92806, U.S.A.

1.3.	The term “MFS” shall mean MFS Technology Ltd, a Singapore company with its principal address located at 22 Tuas Avenue 8, Singapore, 639237.

1.4.	The term “MFS Controlled Shares” means the ordinary shares of MFS that are Beneficially Owned by the undersigned from time to time and any other shares in MFS that are entered against the name of the undersigned in the Depositary Register (as defined in Section 130A of the Singapore Companies Act) or in the register of members of MFS, whichever is applicable.

1.5.	The term “Termination Date” shall mean the earliest to occur of the following events:

1.5.1.	WBL (or any of its subsidiaries, if applicable) fails to obtain its or its subsidiaries’ shareholders’ approval(s), if required, for the Proposed Transaction to be implemented or effected;

1.5.2.	M-Flex makes a public announcement that, or otherwise notifies MFS in writing that, it does not intend to proceed with the Proposed Transaction;

1.5.3.	the withdrawal or lapsing of the voluntary general offer;

1.5.4.	closing of the Proposed Transaction (as defined in Section 2 below); or

1.5.5.	the Proposed Transaction not occurring by 31 December 2006.

1.6.	The term “WBL” shall mean WBL Corporation Limited, a Singapore company with its principal address located at 65 Chulia Street #31-00, OCBC Centre, Singapore 049513.

2.	Background.

M-Flex intends to acquire, through a voluntary general offer conducted in accordance with the Singapore Code on Take-Overs and Mergers, the rules of the Singapore Exchange Securities Trading Limited and the U.S. Securities and Exchange Commission, as applicable, not less than 64% of the outstanding ordinary shares of MFS at a consideration per share equal to, in the alternative (i) S$1.15 per share if M-Flex receives valid acceptances in respect of less than 90% of the MFS Shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer) or, as the case may be, (ii) S$1.20 per share if M-Flex receives valid acceptances in respect of not less than 90% of the MFS shares (other than those already held by M-Flex, its related corporations or their respective nominees as at the date of the voluntary general offer). As an alternative to cash, each holder of MFS Shares also will be offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock for each outstanding MFS Share tendered (the foregoing described transaction, the “Proposed Transaction”).

APP17-8

3.	General Undertaking to Support Proposed Transaction.

The undersigned irrevocably agrees and undertakes that it shall , to the extent allowed under applicable laws and regulations, tender the MFS Controlled Shares to M-Flex pursuant to a voluntary general offer made by M-Flex (i.e., accept the offer in respect of the MFS Controlled Shares) on the terms set forth in the Proposed Transaction.

4.	Additional Undertakings.

4.1.	The undersigned hereby agrees and undertakes that from the date of this Letter, except as contemplated by this Letter and the terms of the Proposed Transaction, it shall not:

4.1.1.	sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any liens of any nature whatsoever with respect to, any of its interests in the MFS Controlled Shares (or agree or consent to, or offer to do, any of the foregoing);

4.1.2.	take any action that would have the effect of preventing or adversely affecting it from performing its obligations hereunder; or

4.1.3.	directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

Notwithstanding the above, the undertakings in Sections 4.1.2 and 4.1.3 shall not apply to any act or omission which the undersigned in his reasonable opinion is required to do or undertake by virtue of his legal duties and responsibilities as a director or which is required by law or the rules and regulations of any stock exchange on which MFS’ shares are listed or quoted or any other regulatory body.

4.2.	The undersigned undertakes to do all such acts and things and to execute all such documents as may be required to give full effect to the undertakings contained in this Letter.

4.3.	Representations and Warranties of the Undersigned.

The undersigned hereby represents and warrants to M-Flex as follows:

4.3.1.	his entry into, exercise of his rights and/or performance of or compliance with his obligations under this Letter do not and will not violate or exceed any power or restriction granted or imposed by (i) any law, regulation, authorization, directive or order (whether or not being the force of law) to which he is subject or (ii) any agreement to which he is a party or which is binding on him or his assets; and

4.3.2.	as at the date hereof, the undersigned is the Beneficial Owner of 750,000 MFS Controlled Shares and such shares are now and at all times during the term hereof will be, owned either of record or beneficially by the undersigned.

4.4.	The undersigned acknowledges and accepts that no representation or warranty is given by M-Flex or its directors, officers, employees, investment bankers, financial advisors, legal advisors, accountants and other representatives in relation to, or in connection with the merits or otherwise of the Proposed Transaction or the timing thereof. The undersigned further acknowledges that M-Flex is not obliged to proceed with the Proposed Transaction.

5.	Lapsing of Undertakings

5.1.	This Letter shall come into force and be binding upon the undersigned from the date hereof.

5.2.	The undertakings of the undersigned set out in paragraphs 3 and 4 above shall lapse on the Termination Date.

6.	Governing Law. This Letter is governed by, and shall be construed in accordance with, Singapore law, and the parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

APP17-9

7.	Third Party Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of this Letter.

Dated this 29th day of March 2006

Signed by	)
/s/ Lester Wong	)

In the presence of:

APP17-10

APPENDIX 18

FORM OF LOCK-UP AGREEMENT

[                    ], 2006

Multi-Fineline Electronix, Inc.

Attn: General Counsel

3140 East Coronado Street, Suite A

Anaheim, CA 92806

Ladies and Gentlemen:

On [                    ], 2006, Multi-Fineline Electronix, Inc. (the “Company”) initiated a voluntary conditional general offer (the “Offer”) to acquire all of the issued ordinary shares (the “MFS Shares”) in the capital of MFS Technology Ltd (“MFS”). As a condition to your election to receive 0.0145 new shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in exchange (the “Exchange”) for each outstanding MFS ordinary share that you own (the “MFS Shares”), you hereby agree to enter into this lock-up agreement (the “Lock-Up Agreement”) and be bound by the terms and conditions set forth herein. The Lock-Up Agreement applies only to Common Stock issued and exchanged for MFS Shares and does not apply to Common Stock held or acquired by you in any transaction unrelated to the Exchange. The shares of Common Stock you receive in the Exchange shall be referred to herein as the “Subject Shares.”

The undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, from the date hereof until [                    ], 2007 (the “Lock-Up Period”), which is the six-month anniversary of the closing of the Offer (each of the following to be referred to as a “Disposition”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Subject Shares or any securities convertible into or exercisable or exchangeable for the Subject Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether or not any such transaction described in clause (1) or (2) above is to be settled by delivery of the Subject Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.

The undersigned agrees that the Company may, (1) with respect to any Subject Shares, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (2) with respect to any Subject Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

Notwithstanding the foregoing, without the prior written consent of the Company, the undersigned may sell or otherwise transfer Subject Shares: (1) as a bona fide gift or gifts or pledge; and (2) either during the undersigned’s lifetime or on death by will or intestacy to the undersigned’s immediate family or to any trust or similar entity for estate planning purposes and for the direct or indirect benefit of the undersigned or any member of his or her immediate family; provided, however, that with respect to the transfers set forth under sections (1) and (2) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

APP18-1

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that the MFS Shares being tendered by the undersigned are owned by the undersigned free and clear of all liens and encumbrances. The undersigned further understands that this Lock-Up Agreement is irrevocable, and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed in all respects by the laws of the state of Delaware.

IF YOU FAIL TO SIGN AND RETURN THIS LOCK-UP AGREEMENT, YOU SHALL BE DEEMED TO HAVE ELECTED TO TAKE CASH CONSIDERATION AND NOT THE STOCK CONSIDERATION REGARDLESS OF WHAT YOU HAVE INDICATED ON YOUR FORM OF ACCEPTANCE AND AUTHORIZATION OR FORM OF ACCEPTANCE AND TRANSFER, AS THE CASE MAY BE.

Signature:

Print Name:

Number of MFS Shares owned:

Certificate Numbers (if applicable):

APP18-2

[BACK COVER PAGE OF OFFER DOCUMENT/PROSPECTUS]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Provisions in our restated certificate of incorporation limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under Delaware law. Under Delaware law, our directors have a fiduciary duty to us which will not be eliminated by this provision in our restated certificate of incorporation. In addition, each of our directors will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to us for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or knowing violations of law for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision does not affect the directors’ responsibilities under any other laws, such as the federal securities laws.

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions requires the approval of the holders of shares representing at least two-thirds of our shares entitled to vote in the election of directors, voting as one class.

Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise. Our restated certificate of incorporation and amended and restated bylaws eliminate the personal liability of directors to the maximum extent permitted by Delaware law. In addition, our restated certificate of incorporation and amended and restated bylaws provide that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was one of our directors, officers, employees or other agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased liability insurance for our officers and directors.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under our restated certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company as set forth above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Merger Agreement between M-Flex, New M-Flex Holding Corporation and Transco [3]

3.2	Restated Certificate of Incorporation of M-Flex [1]

3.4	Amended and Restated Bylaws of M-Flex [2]

3.5	Form of Certificate of Incorporation of New M-Flex Holding Corporation [3]

3.6	Form of Bylaws of New M-Flex Holding Corporation [3]

4.1	Form of Certificate of Common Stock of M-Flex [1]

4.2	Form of Certificate of Common Stock of New M-Flex Holding Corporation [3]

5	Opinion of Morrison & Foerster LLP regarding the validity of the securities being registered [3]

8.1	Opinion of Morrison & Foerster LLP regarding material federal income tax consequences relating to the Transaction [3]

8.2	Opinion of Allen & Gledhill regarding the material tax consequences relating to the Transaction under Singapore Law [3]

10.1	Form of Indemnification Agreement between M-Flex and its officers and directors [1]

10.2	1994 Stock Plan of M-Flex, as amended [1]

10.3	2004 Stock Incentive Plan of M-Flex, as amended and restated [4]

10.4	Corporate Services Agreement dated as of June 4, 2004 by and between M-Flex and Wearnes Brothers Services (Private) Limited [1]

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and M-Flex dated July 14, 2005 [5]

10.19	Revolving Credit Note dated July 14, 2005 with M-Flex as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender [5]

10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between M-Flex, Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd. and WBL Corporation Limited [6]

10.21	Form of Restricted Stock Unit Agreement of M-Flex [7]

10.22	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

10.23	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

10.24	Contract of Suretyship of Maximum Amount by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

Exhibit No.	Description
10.25	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2005 [9]

10.26	Bank and Enterprise Cooperation Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2005 [9]

21.1	List of Subsidiaries of the Registrant [10]

23.1	Consent of PricewaterhouseCoopers LLP (for M-Flex)

23.2	Consent of PricewaterhouseCoopers (for MFS)

23.3	Consent of Morrison & Foerster LLP (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement) [3]

23.4	Consent of Allen & Gledhill (included in the opinion filed as Exhibit 8.2 to this Registration Statement) [3]

23.5	Consent of Needham & Company, LLC [3]

23.6	Consent of DBS Bank Ltd [3]

24	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Form of M-Flex Proxy Card [3]

(1)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.
(2)	Incorporated by reference to an exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on May 24, 2005.
(3)	To be filed by amendment.
(4)	Incorporated by reference to exhibit (as Appendix A) to M-Flex’s Proxy Statement for its 2006 Annual Meeting of Stockholders on Form DEF 14A filed with the SEC on January 26, 2006.
(5)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on July 20, 2005.
(6)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on October 25, 2005.
(7)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on December 9, 2005.
(8)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on January 31, 2006.
(9)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2006.
(10)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2005.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is included in the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 27th day of June, 2006.

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ PHILIP A. HARDING
Philip A. Harding Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip A. Harding and Craig Riedel and each of them, his true and lawful attorneys in fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, (including post-effective amendments), to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ PHILIP A. HARDING Philip A. Harding	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 27, 2006

/s/ CRAIG RIEDEL Craig Riedel	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2006

/s/ PETER BLACKMORE Peter Blackmore	Director	June 27, 2006

/s/ RICHARD J. DADAMO Richard J. Dadamo	Director	June 27, 2006

/s/ SANFORD L. KANE Sanford L. Kane	Director	June 27, 2006

/s/ HUAT-SENG LIM Huat-Seng Lim, Ph.D.	Director	June 27, 2006

/s/ CHOON SENG TAN Choon Seng Tan	Director	June 27, 2006

/s/ SAM YAU Sam Yau	Director	June 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement between M-Flex, New M-Flex Holding Corporation and Transco [3]

3.2	Restated Certificate of Incorporation of M-Flex [1]

3.4	Amended and Restated Bylaws of M-Flex [2]

3.5	Form of Certificate of Incorporation of New M-Flex Holding Corporation [3]

3.6	Form of Bylaws of New M-Flex Holding Corporation [3]

4.1	Form of Certificate of Common Stock of M-Flex [1]

4.2	Form of Certificate of Common Stock of New M-Flex Holding Corporation [3]

5	Opinion of Morrison & Foerster LLP regarding the validity of the securities being registered [3]

8.1	Opinion of Morrison & Foerster LLP regarding material federal income tax consequences relating to the Transaction [3]

8.2	Opinion of Allen & Gledhill regarding the material tax consequences relating to the Transaction under Singapore Law [3]

10.1	Form of Indemnification Agreement between M-Flex and its officers and directors [1]

10.2	1994 Stock Plan of M-Flex, as amended [1]

10.3	2004 Stock Incentive Plan of M-Flex, as amended and restated [4]

10.4	Corporate Services Agreement dated as of June 4, 2004 by and between M-Flex and Wearnes Brothers Services (Private) Limited [1]

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and M-Flex dated July 14, 2005 [5]

10.19	Revolving Credit Note dated July 14, 2005 with M-Flex as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender [5]

10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between M-Flex, Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd. and WBL Corporation Limited [6]

10.21	Form of Restricted Stock Unit Agreement of M-Flex [7]

10.22	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

10.23	Agreement on Amount of Credit Line by and between Multi-Fineline Electronix (Suzhou No. 2) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

10.24	Contract of Suretyship of Maximum Amount by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Bank of China Limited Suzhou Wuzhong Branch dated January 25, 2006 [8]

10.25	Comprehensive Credit Line Agreement by and between Multi-Fineline Electronix (Suzhou) Co., Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2005 [9]

10.26	Bank and Enterprise Cooperation Agreement by and between Multi-Fineline Electronix (Suzhou No. 2) Co. Ltd. and Shanghai Pudong Development Bank Suzhou Branch dated July 31, 2005 [9]

21.1	List of Subsidiaries of the Registrant [10]

23.1	Consent of PricewaterhouseCoopers LLP (for M-Flex)

23.2	Consent of PricewaterhouseCoopers (for MFS)

Exhibit No.	Description
23.3	Consent of Morrison & Foerster LLP (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement) [3]

23.4	Consent of Allen & Gledhill (included in the opinion filed as Exhibit 8.2 to this Registration Statement) [3]

23.5	Consent of Needham & Company, LLC [3]

23.6	Consent of DBS Bank Ltd [3]

24	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Form of M-Flex Proxy Card [3]

(1)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Registration Statement on Form S-1, as amended (File No. 333-114510) declared effective by the Securities and Exchange Commission (“SEC”), on June 24, 2004.
(2)	Incorporated by reference to an exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on May 24, 2005.
(3)	To be filed by amendment.
(4)	Incorporated by reference to exhibit (as Appendix A) to M-Flex’s Proxy Statement for its 2006 Annual Meeting of Stockholders on Form DEF 14A filed with the SEC on January 26, 2006.
(5)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on July 20, 2005.
(6)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on October 25, 2005.
(7)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Current Report on Form 8-K filed with the SEC on December 9, 2005.
(8)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Current Report on Form 8-K filed with the SEC on January 31, 2006.
(9)	Incorporated by reference to exhibits (with same exhibit numbers) to M-Flex’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2006.
(10)	Incorporated by reference to exhibit (with same exhibit number) to M-Flex’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2005.